SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Hess Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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TRANSACTION PROPOSED-YOUR VOTE IS VERY IMPORTANT

Dear Stockholders of Hess Corporation:

On October 22, 2023, Hess Corporation (“Hess”), Chevron Corporation (“Chevron”) and Yankee Merger Sub Inc., a direct, wholly-owned subsidiary of Chevron (“Merger Subsidiary”), entered into a merger agreement under which, upon the terms and subject to the conditions set forth therein, Merger Subsidiary will merge with and into Hess, with Hess surviving as a direct, wholly-owned subsidiary of Chevron (the “merger”). If the merger is completed, Hess stockholders will receive, in exchange for each share of Hess common stock held immediately prior to the merger, 1.025 shares of Chevron common stock. The Hess Board of Directors (the “Hess Board”) has unanimously approved the merger agreement and recommends that Hess stockholders vote in favor of adopting the merger agreement.

The transaction price represents a premium of approximately 10.3% on a 20-day average based on closing stock prices on October 20, 2023, the last trading day before the public announcement of the execution of the merger agreement with Chevron. The value of the merger consideration to be received in exchange for each share of Hess common stock will fluctuate with the market value of Chevron common stock until the transaction is complete. The common stock of Hess is listed on the New York Stock Exchange under the symbol “HES”. The common stock of Chevron is listed on the New York Stock Exchange under the symbol “CVX”. Upon completion of the merger, former Hess stockholders are expected to own approximately 14.7% of the then outstanding Chevron common stock, based on Chevron’s outstanding equity as of April 19, 2024.

The merger cannot be completed without approval of the proposal to adopt the merger agreement by the affirmative vote of holders of a majority of the outstanding shares of Hess common stock entitled to vote thereon. Because of this, Hess is holding a special meeting of its stockholders on May 28, 2024 to vote on the proposal necessary to complete the merger. Information about the meeting, the merger, the merger agreement, and the other business to be considered by stockholders at the special meeting is contained in this proxy statement/prospectus. The Hess Board has fixed the close of business on April 12, 2024 as the record date for the determination of Hess stockholders entitled to notice of, and to vote at, the special meeting. Any stockholder entitled to attend and vote at the special meeting is entitled to appoint a proxy to attend and vote on such stockholder’s behalf. Such proxy need not be a holder of Hess common stock. We urge you to read this proxy statement/prospectus (including the annexes hereto) and documents incorporated by reference carefully. You should also carefully consider the risks that are described in the “Risk Factors” section beginning on page 32.

The Hess Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Hess stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Hess stockholders for adoption at a meeting of such stockholders, and unanimously recommends that Hess stockholders vote “FOR” the proposal to approve and adopt the merger agreement and the transactions contemplated thereby, including the merger, “FOR” the non-binding, advisory proposal to approve the compensation that may be paid or become payable to Hess’ named executive officers in connection with the merger and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate.

Your vote is very important regardless of the number of shares of Hess common stock that you own.

Whether or not you plan to attend the special meeting, please submit your proxy as soon as possible by following the instructions on the accompanying proxy card to make sure that your shares are represented at the meeting. If your shares are held in the name of a broker, bank or other nominee, please follow the instructions on the voting instruction form furnished by the broker, bank or other nominee. You must provide voting instructions by filling out the voting instruction form in order for your shares to be voted.

The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person.

The proxy statement for the special meeting, which both summarizes the merger agreement and attaches a copy thereto, is attached to this notice, and incorporated by reference into this notice.

Thank you for your continued support.

Sincerely,

Independent Chair of the Board of Directors	Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the merger or the other transactions described in this proxy statement/prospectus or the securities to be issued in connection with the merger or determined if this proxy statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated April 26, 2024, and is first being mailed to stockholders of Hess on or about April 26, 2024.

1185 Avenue of the Americas

New York, New York 10036

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To be held on May 28, 2024

To the Stockholders of Hess Corporation:

We are pleased to invite you to attend the special meeting of stockholders of Hess Corporation, a Delaware corporation (“Hess”), which will be held at 1:00 p.m., Central Time, on May 28, 2024 virtually at www.virtualshareholdermeeting.com/HES2024SPECIAL, for the following purposes:

•

to vote on a proposal to adopt the Agreement and Plan of Merger, dated as of October 22, 2023, by and among Chevron Corporation, a Delaware corporation (“Chevron”), Yankee Merger Sub Inc., a direct, wholly-owned subsidiary of Chevron (“Merger Subsidiary”) and Hess (as it may be amended from time to time, the “merger agreement”), which is further described in the sections titled “The Merger” and “The Merger Agreement”, beginning on pages 42 and 89, respectively, and a copy of which is attached as Annex A to the proxy statement/prospectus of which this notice is a part (the “merger proposal”);

•

to vote on an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Hess’ named executive officers that is based on or otherwise related to the merger (the “merger-related compensation proposal”); and

•

to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement (the “adjournment proposal”).

Hess will transact no other business at the special meeting except such business as may properly be brought before the special meeting or any adjournment or postponement thereof by or at the direction of the Hess Board of Directors (the “Hess Board”). Please refer to the proxy statement/prospectus of which this notice is a part for further information with respect to the business to be transacted at the special meeting.

The special meeting will be held in a virtual meeting format only. You will not be able to attend the special meeting physically in person.

Hess fixed the close of business on April 12, 2024 as the record date for the special meeting. Only Hess stockholders of record at the record date are entitled to receive notice of, and to vote at, the special meeting or any adjournment or postponement thereof. A complete list of Hess stockholders entitled to vote at the special meeting will be available for inspection at Hess’ principal office at 1185 Avenue of the Americas, New York, New York 10036 during regular business hours for a period of at least 10 days prior to the special meeting. If you would like to inspect the list of Hess stockholders of record, please call the Investor Relations department at 212-536-8940 to schedule an appointment or request access. A certified list of eligible Hess stockholders will be available for inspection during the special meeting at www.virtualshareholdermeeting.com/HES2024SPECIAL by entering the control number provided on your proxy card or voting instruction form.

Completion of the merger is conditioned on adoption of the merger agreement by the Hess stockholders, which requires the affirmative vote of holders of a majority of the outstanding shares of Hess common stock entitled to vote thereon.

The Hess Board has unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Hess stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Hess stockholders for adoption at a meeting of such stockholders and unanimously recommends that Hess stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.

Your vote is very important regardless of the number of shares of Hess common stock that you own. If you plan to attend the special meeting virtually, please follow the instructions as outlined in this proxy statement/prospectus. Whether or not you expect to attend the special meeting virtually, we urge you to submit your vote in advance of the meeting. If your shares are held in the name of a broker, bank or other nominee, please vote by following the instructions on the voting instruction form furnished by the broker, bank or other nominee. If you hold your shares in your own name, submit a proxy to vote your shares as promptly as possible by (i) visiting the internet site listed on the accompanying proxy card, (ii) calling the toll-free number listed on the proxy card or (iii) submitting your proxy card by mail by using the self-addressed, stamped envelope provided. Submitting a proxy will not prevent you from voting virtually at the meeting, but it will help to secure a quorum and avoid added solicitation costs if you decide not to or become unable to attend the meeting. Any eligible holder of Hess common stock may vote virtually at the special meeting, thereby revoking any previous proxy. In addition, a proxy may also be revoked in writing before the special meeting in the manner described in the proxy statement/prospectus of which this notice is a part.

The proxy statement/prospectus of which this notice is a part provides a detailed description of the merger and the merger agreement and the other matters to be considered at the special meeting. We urge you to carefully read this proxy statement/prospectus (including the annexes hereto) and any documents incorporated by reference herein in their entirety. In particular, we urge you to carefully read the section entitled “Risk Factors” beginning on page 32.

This proxy statement/prospectus relates only to the special meeting in connection with the merger. We will separately be holding an annual meeting of stockholders, which is unrelated to the proposed merger.

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies or need help voting your shares of Hess common stock, please contact Hess’ proxy solicitor:

MacKenzie Partners, Inc.

1407 Broadway

New York, New York 10018

Call (212) 929-5500 / Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

By Order of the Hess Board of Directors,
Timothy B. Goodell
Executive Vice President, General Counsel and
Corporate Secretary

April 26, 2024
New York, NY

REFERENCES TO ADDITIONAL INFORMATION

Important business and financial information about Chevron are included in the annexes to this proxy statement/prospectus. In addition, this proxy statement/prospectus incorporates by reference important business and financial information about Hess from other documents that are not included in or delivered with this proxy statement/prospectus. For a listing of the documents incorporated by reference into / included as annexes to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 153.

You can obtain any of the documents incorporated by reference into or included as annexes to this proxy statement/prospectus without charge by requesting them in writing or by telephone as follows:

For information related to Chevron:

Chevron Corporation

6001 Bollinger Canyon Rd., Building A

San Ramon, California 94583

Attention: Investor Relations

Telephone: (925) 842-5690

For information related to Hess:

Hess Corporation

1185 Avenue of the Americas

New York, NY 10036

Attention: Investor Relations

Telephone: (212) 536-8940

To receive timely delivery of the documents in advance of the special meeting of Hess stockholders, you should make your request no later than May 20, 2024, which is five business days before the meeting.

You may also obtain any of the documents incorporated by reference into this proxy statement/prospectus without charge through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov. In addition, you may obtain copies of documents filed by Chevron with the SEC by accessing Chevron’s website at www.chevron.com under the tab “Investors” and then under the heading “SEC Filings.” You may also obtain copies of documents filed by Hess with the SEC by accessing Hess’ website at www.hess.com under the tab “Investors” and then under the heading “Financial Information” and then under the sub-heading “SEC Filings.”

We are not incorporating the contents of the websites of the SEC, Chevron, Hess or any other entity into this proxy statement/prospectus. We are providing the information about how you can obtain certain documents that are incorporated by reference into this proxy statement/prospectus at these websites only for your convenience.

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Chevron (File No. 333-277356), constitutes a prospectus of Chevron under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock, par value $0.75 per share, of Chevron (“Chevron common stock”) to be issued to Hess stockholders pursuant to the merger agreement. This document also constitutes a proxy statement of Hess under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). It also constitutes a notice of meeting with respect to the special meeting, at which Hess stockholders will be asked to consider and vote on the adoption of the merger agreement and other related proposals.

Chevron has supplied all information contained in this proxy statement/prospectus (including the annexes hereto), relating to Chevron and Merger Subsidiary, and Hess has supplied all such information relating to Hess contained in this proxy statement/prospectus or incorporated by reference herein.

You should rely only on the information contained in this proxy statement/prospectus, the annexes hereto and the information incorporated by reference into this proxy statement/prospectus. Chevron and Hess have not authorized anyone to provide you with information other than the information that is contained in this proxy statement/prospectus (including the annexes hereto) or incorporated by reference into this proxy statement/prospectus. Chevron and Hess take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This proxy statement/prospectus is dated April 26, 2024, and you should not assume that the information contained in this proxy statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information included as annexes to this proxy statement/prospectus or incorporated by reference herein is accurate as of any date other than the date of such document. Neither Chevron nor Hess assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law. Neither the mailing of this proxy statement/prospectus to Hess stockholders nor the issuance by Chevron of shares of Chevron common stock pursuant to the merger agreement will create any implication to the contrary.

ii

iii

Annex A: Agreement and Plan of Merger

Exhibit A - Form of Voting Agreement

Exhibit B - Form of Certificate of Incorporation of Surviving Corporation

Annex B: Voting and Support Agreement

Annex C: Opinion of Goldman Sachs & Co. LLC

Annex D: Annual Report of Chevron Corporation on Form 10-K for the fiscal year ended December 31, 2023

Annex E: Excerpts of Definitive Proxy Statement of Chevron Corporation on Schedule  14A, filed with the SEC on April 10, 2024, as supplemented on April 23, 2024, and incorporated into Part III of Annual Report of Chevron Corporation on Form 10-K for the year ended December 31, 2023

Annex F: Current Report of Chevron Corporation on Form 8-K filed with the SEC on February 2, 2024

iv

QUESTIONS AND ANSWERS ABOUT THE MERGER AND THE SPECIAL MEETING

The following questions and answers briefly address some commonly asked questions about the merger and the special meeting of Hess stockholders (the “special meeting”). They may not include all of the information that is important to Hess stockholders. Hess stockholders should carefully read this entire proxy statement/prospectus (including the annexes hereto) and the other documents referred to or incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 153 of this proxy statement/prospectus.

Q: What is the merger?

Chevron Corporation (“Chevron”), Yankee Merger Sub Inc., a direct, wholly-owned subsidiary of Chevron (“Merger Subsidiary”), and Hess Corporation (“Hess”) have entered into an Agreement and Plan of Merger, dated as of October 22, 2023 (as it may be amended from time to time, the “merger agreement”). A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus. The merger agreement contains the terms and conditions of the proposed acquisition of Hess by Chevron. Under the merger agreement, subject to satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of the conditions to the merger set forth in the merger agreement and described in this proxy statement/prospectus, Merger Subsidiary will merge with and into Hess, with Hess continuing as the surviving corporation and a direct, wholly-owned subsidiary of Chevron (the “merger” or the “transaction”).

As a result of the merger, Hess will become a direct, wholly-owned subsidiary of Chevron and will no longer be a publicly held company. Following the merger, the shares of common stock, par value $1.00 per share, of Hess (“Hess common stock”) will be delisted from the New York Stock Exchange (“NYSE”) and will be deregistered under the Exchange Act, after which Hess will no longer be required under SEC rules and regulations to file periodic reports with the SEC in respect of Hess common stock.

Q: Why am I receiving these materials?

Chevron and Hess are sending these materials to Hess stockholders to help them decide how to vote their shares of Hess common stock with respect to the merger and other matters to be considered at the special meeting.

Hess is holding a special meeting of its stockholders to vote on the proposal to adopt the merger agreement and other related proposals. Information about the special meeting, the merger and the other business to be considered by Hess stockholders at the special meeting is contained in this proxy statement/prospectus. The merger cannot be completed unless Hess stockholders adopt the merger agreement with the affirmative vote of the holders of a majority of the outstanding shares of Hess common stock entitled to vote thereon.

This proxy statement/prospectus constitutes both a prospectus of Chevron and a proxy statement of Hess. It is a prospectus because Chevron will issue shares of its common stock in exchange for outstanding shares of Hess common stock in the merger. It is a proxy statement because the board of directors of Hess (the “Hess Board”) is soliciting proxies from its stockholders.

Q: What will Hess stockholders receive in the merger?

In the merger, Hess stockholders will receive 1.025 (the “exchange ratio”) validly issued, fully paid and non-assessable shares of Chevron common stock (the “merger consideration”) for each share of

Hess common stock other than cancelled shares (as defined below). This exchange ratio is fixed and will not be adjusted to reflect changes in the stock price of either company before the merger is complete. The exchange ratio will, however, be adjusted appropriately to fully reflect the effect of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon, with respect to outstanding shares of capital stock of either Chevron or Hess with a record date between the date of the merger agreement and the completion of the merger. No fractional shares of Chevron common stock will be issued in connection with the merger. Each holder of Hess common stock that otherwise would have been entitled to receive a fractional share of Chevron common stock immediately prior to the effective time of the merger will have the right to receive an amount in cash (without interest and rounded to the nearest cent) in lieu of such fractional share. The value of such cash payment will be calculated by the exchange agent and will represent the holder’s proportionate interest in a trust of proceeds established from the open-market sale of that number of shares of Chevron common stock equal to the excess of (x) the aggregate number of shares of Chevron common stock to be delivered to the exchange agent by Chevron pursuant to the terms of the merger agreement over (y) the aggregate number of whole shares of Chevron common stock to be distributed to Hess stockholders pursuant to the terms of the merger agreement. Chevron stockholders will continue to own their existing shares of Chevron common stock, the form of which will not be changed by the transaction. For more details on the merger consideration, see “The Merger Agreement—Merger Consideration” beginning on page 90.

Q: What equity stake will Hess stockholders hold in Chevron immediately following the merger?

Upon the completion of the merger, based on the exchange ratio, the estimated number of shares of Chevron common stock issuable as the merger consideration is approximately 318.6 million shares, which will result in former Hess stockholders holding approximately 14.7% of the outstanding fully diluted Chevron common stock following closing of the merger based on the number of outstanding shares of common stock and outstanding stock-based awards of Chevron and Hess as of April 19, 2024, the most recent practicable date for which such information was available.

For more details on the merger consideration and the treatment of Hess equity awards, see “The Merger Agreement—Merger Consideration” beginning on page 90 and “The Merger Agreement—Merger Consideration—Treatment of Hess Equity Awards” beginning on page 93, respectively.

Q: When do Hess and Chevron expect to complete the merger?

Chevron and Hess are working to complete the merger as soon as practicable and continue to anticipate obtaining all requisite stockholder and regulatory approvals by the middle of 2024. The filing of the arbitration relating to the Stabroek ROFR, however, may cause the transaction to be completed at a later time or to fail to be completed. Hess is seeking to have the merits of the arbitration heard by the third quarter of 2024 and to complete the arbitration by the end of 2024. Neither Chevron nor Hess can predict the actual date on which the transaction will be completed because it is subject to conditions beyond each company’s control. See “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 117.

Q: Is Chevron’s obligation to complete the merger subject to Chevron receiving financing?

No. Chevron’s obligations under the merger agreement are not subject to any condition regarding its ability to finance, or obtain financing for, the merger.

Q: What happens if the merger is not completed?

If the merger agreement is not adopted by Hess stockholders or if the merger is not completed for any other reason, Hess stockholders will not receive any consideration for their shares of Hess common stock. Instead, Hess will remain an independent public company, Hess common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act and Hess will continue to file periodic reports with the SEC. Under specific circumstances, Hess may be required to pay Chevron a termination fee of $1,715,000,000. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 119.

Q: Will the shares of Chevron common stock I acquire in the merger receive a dividend?

After the closing of the merger, as a holder of Chevron common stock, you will receive the same dividends on shares of Chevron common stock that all other holders of shares of Chevron common stock will receive with any dividend record date that occurs after the closing of the merger.

Q: Will I continue to receive dividends in respect of my shares of Hess common stock?

Prior to the closing of the merger, Hess and Chevron will coordinate regarding the declaration and payment of dividends in respect of their common stock and the record dates and payment dates relating thereto, so as to ensure that you do not receive two dividends, or fail to receive one dividend, in any quarter with respect to your shares of Hess common stock and the shares of Chevron common stock that you receive in exchange therefor in the merger.

After the closing of the merger, former Hess stockholders who hold Hess share certificates will not be entitled to be paid dividends otherwise payable on the shares of Chevron common stock into which their shares of Hess common stock are exchangeable until they surrender their Hess share certificates according to the instructions provided to them. Dividends will be accrued for those stockholders and they will receive such accrued dividends when they surrender their Hess share certificates.

After the closing of the merger, all Chevron dividends will remain subject to approval by Chevron’s board of directors (the “Chevron Board”).

Q: Who can vote at the special meeting?

Hess stockholders of record at the close of business on April 12, 2024 (which we refer to as the “Hess record date”) will be entitled to vote at the special meeting. Each share of Hess common stock will be entitled to one vote on all matters properly brought before the special meeting. As of the Hess record date, there were 308,109,019 shares of Hess common stock outstanding and entitled to vote at the special meeting. There are no other voting securities of Hess outstanding.

Q: What am I being asked to vote on, and why is this approval necessary?

Hess stockholders are being asked to vote on the following proposals:

1.

a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, which is further described in the sections titled “The Merger” and “The Merger Agreement”, beginning on pages 42 and 89, respectively (the “merger proposal”);

2.

an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Hess’ named executive officers that is based on or otherwise related to the merger (the “merger-related compensation proposal”); and

3.

a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement (the “adjournment proposal”).

Approval of the merger proposal by the affirmative vote of holders of a majority of the outstanding shares of Hess common stock entitled to vote thereon is required for completion of the merger. The completion of the merger is not conditioned on the approval of the merger-related compensation proposal or the adjournment proposal.

Q: What vote is required to approve each proposal at the special meeting?

The merger proposal: The affirmative vote of holders of a majority of the outstanding shares of Hess common stock entitled to vote thereon is required to approve the merger proposal (the “Hess stockholder approval”).

The merger-related compensation proposal: The affirmative vote of holders of a majority of the shares of Hess common stock present in person or represented by proxy at the special meeting and entitled to vote thereon is required to approve the advisory (non-binding) merger-related compensation proposal. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Hess or Chevron. Accordingly, if the merger agreement is adopted and the merger is completed, the merger-related compensation will be payable to Hess’ named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Hess’ stockholders.

The adjournment proposal: The affirmative vote of the holders of a majority of the shares of Hess common stock present in person or represented by proxy at the special meeting and entitled to vote thereon is required to approve the adjournment proposal. If Hess stockholders approve the adjournment proposal, subject to the terms of the merger agreement, Hess could adjourn the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from Hess stockholders who have previously voted. Hess does not intend to call a vote on the adjournment proposal if the merger proposal is approved at the special meeting.

Q: What happens if the non-binding, advisory merger-related compensation proposal is not approved?

Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Hess or Chevron. Accordingly, if the merger agreement is adopted and the merger is completed, the merger-related compensation will be payable to Hess’ named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the non-binding, advisory vote of Hess’ stockholders.

Q: What constitutes a quorum?

The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Hess common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business at the special meeting. Virtual attendance at the special meeting will constitute presence in person for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Brokers, banks or other nominees that hold shares for beneficial owners do not have discretionary authority to vote the shares as to any matter at the meeting without receiving voting instructions from the beneficial owners. Such shares will be considered to be broker non-votes and will not be counted as present for quorum purposes.

A quorum is necessary to transact business at the special meeting. Hess’ by-laws provide that if a quorum fails to attend any meeting, the stockholders entitled to vote thereat, present in person or by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until the requisite amount of voting stock shall be present. If the adjournment is for more than 30 days or if after the adjournment, a new record date is fixed for the adjourned meeting, Hess will provide a notice of the adjourned meeting to each stockholder of record entitled to vote at the meeting.

Q: How does the Hess Board recommend that I vote?

The Hess Board unanimously recommends that Hess stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.

Q: What do I need to do now?

After carefully reading and considering the information contained in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference herein, please vote your shares as soon as possible so that your shares will be represented at the special meeting. Please follow the instructions set forth on the accompanying proxy card or on the voting instruction form provided by the record holder if your shares are held in the name of your broker, bank or other nominee.

Please do not submit your Hess stock certificates or other evidence of ownership at this time. If the merger is completed, you will receive instructions for surrendering your Hess stock certificates in exchange for shares of Chevron common stock from the exchange agent.

Please carefully consider the information contained in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference herein. Whether or not you plan to attend the special meeting, Hess encourages you to submit your proxy to vote via the internet, by telephone or by mail so that your shares will be voted in accordance with your wishes even if you later decide not to attend the special meeting.

Q: How can I attend the special meeting?

Hess stockholders as of the close of business on the Hess record date may attend and vote virtually at the special meeting by logging in at www.virtualshareholdermeeting.com/HES2024SPECIAL. To log in, Hess stockholders (or their authorized representatives) will need the control number provided on their proxy card or voting instruction form.

Q: How do I vote?

If you are a stockholder of record of Hess as of the close of business on the Hess record date, you may submit your proxy before the special meeting in one of the following ways:

•	Telephone: use the toll-free number shown on your proxy card;

•	Internet: visit the website shown on your proxy card to vote via the internet; or

•	Mail: complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

If you are a stockholder of record of Hess, you may also cast your vote virtually at the special meeting by following the instructions at www.virtualshareholdermeeting.com/HES2024SPECIAL. If you decide to attend the special meeting virtually and vote at the meeting, your vote will revoke any proxy previously submitted.

If your shares are held in “street name” through a broker, bank or other nominee, that institution will send you separate instructions describing the procedure for voting your shares. Please follow the voting instructions provided by your broker, bank or other nominee.

The special meeting will begin promptly at 1:00 p.m., Central Time, on May 28, 2024. Hess encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus.

Even if you plan to attend the special meeting, Hess recommends that you vote your shares in advance as described below so that your vote will be counted even if you later decide not to or become unable to attend the special meeting.

Q: When and where is the special meeting of stockholders? What must I bring to attend the special meeting?

The special meeting of Hess stockholders will be held virtually at www.virtualshareholdermeeting.com/HES2024SPECIAL, at 1:00 p.m., Central Time, on May 28, 2024. Online access will begin at 12:45 p.m., Central Time, and Hess encourages its stockholders to access the meeting prior to the start time. Even if you plan to attend the special meeting, Hess recommends that you vote your shares in advance as described above so that your vote will be counted if you later decide not to or become unable to attend the special meeting.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares of Hess common stock are registered directly in your name with the transfer agent of Hess, Computershare Inc., you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to vote or to grant a proxy for your vote directly to Hess or to a third party to vote at the special meeting. If your shares are held by a broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name”, and your broker, bank or other nominee is considered the stockholder of record with respect to those shares. Your broker, bank or other nominee will send you, as the beneficial owner, voting instruction forms for you to use in directing the broker, bank or other nominee in how to vote your shares. You should follow the instructions provided by them to vote your shares.

Q: If my shares are held in “street name” by a broker, bank or other nominee, will my broker, bank or other nominee vote my shares for me?

If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in street name by returning a proxy card or voting instruction form directly to Hess. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use.

Applicable stock exchange rules permit brokers to vote their customers’ stock held in street name on routine matters when the brokers have not received voting instructions from their customers. Those rules do not, however, allow brokers to vote their customers’ stock held in street name on non-routine matters unless they have received voting instructions from their customers. In such cases, the uninstructed shares for which the broker is unable to vote are called broker non-votes. The merger proposal, the merger-related compensation proposal and the adjournment proposal are non-routine matters on which brokers are not allowed to vote unless they have received voting instructions from their customers. You must provide voting instructions to your broker for your shares to be voted.

If you are a Hess “street name” stockholder and you do not instruct your broker, bank or other nominee on how to vote your shares:

•	your broker, bank or other nominee may not vote your shares on the merger proposal, which broker non-votes will have the same effect as votes cast “AGAINST” this proposal;

•

your broker, bank or other nominee may not vote your shares on the merger-related compensation proposal, which broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present); and

•	your broker, bank or other nominee may not vote your shares on the adjournment proposal, which broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present).

Q: What if I fail to vote or abstain?

For purposes of the special meeting, an abstention occurs when a stockholder attends the special meeting virtually and does not vote or returns a proxy with an “abstain” instruction.

Merger proposal: An abstention or failure to vote will have the same effect as a vote cast “AGAINST” the merger proposal.

Merger-related compensation proposal: An abstention will have the same effect as a vote cast “AGAINST” the merger-related compensation proposal. If a Hess stockholder is not present virtually at the special meeting and does not respond by proxy, it will have no effect on the vote for the merger-related compensation proposal (assuming a quorum is present).

Adjournment proposal: An abstention will have the same effect as a vote cast “AGAINST” the adjournment proposal. If a Hess stockholder is not present virtually at the special meeting and does not respond by proxy, it will have no effect on the vote for the adjournment proposal (assuming a quorum is present).

Q: What will happen if I return my proxy card or voting instruction form without indicating how to vote?

If you sign and return your proxy card or voting instruction form without indicating how to vote on any particular proposal, the Hess common stock represented by your proxy will be voted as recommended by the Hess Board with respect to that proposal.

Q: May I change or revoke my vote after I have delivered my proxy card or voting instruction form?

Yes. If you are a record holder, you may change or revoke your vote before your proxy is voted at the special meeting as described herein. You may do this in one of four ways:

(1)

submitting a proxy at a later time by internet or telephone until 11:59 p.m. Eastern Time on May 27, 2024 for shares held directly and 11:59 p.m. Eastern Time on May 22, 2024 for shares held in the Hess Corporation Savings Plan;

(2)	signing and returning a new proxy card with a later date;

(3)	voting virtually at the special meeting; or

(4)

delivering, before 6:00 p.m. Eastern Time on May 27, 2024 for shares held directly and 6:00 p.m. Eastern Time on May 22, 2024 for shares held in the Hess Corporation Savings Plan, to Hess’ Corporate Secretary at Hess’ executive offices at 1185 Avenue of the Americas, New York, New York 10036, written revocation of your most recent proxy.

If you are a street name stockholder and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Q: What are the material U.S. federal income tax consequences of the merger?

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and Chevron and Hess intend to report the merger consistent with such qualification. It is a condition to Hess’ obligation to complete the merger that Hess receive an opinion from outside counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided the merger so qualifies, a U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences”) of Hess common stock generally would not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Hess common stock for Chevron common stock (except for any gain or loss, if any, recognized with respect to any cash received in lieu of a fractional share of Chevron common stock).

An opinion of counsel represents such counsel’s judgment and is not binding on the Internal Revenue Service (the “IRS”) or any court and the IRS or a court may disagree with the conclusion in the opinion of counsel. Chevron and Hess have not sought, and will not seek, any ruling from the IRS regarding any matters related to the transactions, and as a result, there can be no assurance that the IRS would not assert that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or that a court would not sustain such a position.

All holders of Hess common stock should consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the merger to them. See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 84 for additional information.

Q: Am I entitled to exercise appraisal rights in connection with the merger instead of receiving the merger consideration for my shares of Hess common stock?

Hess stockholders are not entitled to appraisal rights in connection with the merger. For additional information, see “The Merger—No Appraisal Rights” beginning on page 83.

Q: What will happen to Hess equity awards?

At the effective time of the merger, each outstanding option with respect to shares of Hess common stock (each, a “Hess option”), whether or not vested, will be converted into an option with respect to shares of Chevron common stock (each, a “Chevron option”), on the same terms and conditions as were applicable under such Hess option immediately prior to the effective time of the merger (including any provisions for acceleration) with respect to the number (rounded down to the nearest whole number) of shares of Chevron common stock underlying each such new Chevron option determined by multiplying (i) the number of shares of Hess common stock subject to such Hess option immediately prior to the effective time of the merger by (ii) the exchange ratio. The exercise price applicable to any such Chevron option at and after the effective time of the merger will be an amount (rounded up to the nearest one hundredth of a cent) equal to (i) the exercise price applicable to such Hess option immediately prior to the effective time of the merger divided by (ii) the exchange ratio.

At the effective time of the merger, each award of restricted stock that corresponds to shares of Hess common stock (each, a “Hess RS award”), whether or not vested, will be converted into an award of restricted stock that corresponds to shares of Chevron common stock (each, a “Chevron RS award”), on the same terms and conditions as were applicable under such Hess RS award immediately prior to the effective time of the merger (including any provisions for acceleration) with respect to the number (rounded down to the nearest whole number) of shares of Chevron common stock underlying each such new Chevron RS award determined by multiplying (i) the number of shares of Hess common stock subject to such Hess RS award immediately prior to the effective time of the merger by (ii) the exchange ratio. In lieu of any fractional shares of Chevron common stock, the holder will become entitled to receive an amount in cash (without interest and rounded to the nearest cent) on the applicable vesting date based on the closing trading price of Chevron common stock as reported by Bloomberg, L.P. on such date. Any accrued but unpaid dividends or distributions, if any, with respect to any Hess RS award will carry over to a Chevron RS award and be paid in accordance with the terms and conditions as were applicable to such Hess RS award.

At the effective time of the merger, each award of performance share units that corresponds to shares of Hess common stock for which vesting is conditioned in full or in part based on achievement of performance goals or metrics (each, a “Hess PSU award”) will be treated as follows:

•

Each Hess PSU award granted prior to October 22, 2023 will be converted into the right to receive a cash payment (rounded to the nearest cent), on the same terms and conditions applicable under such award immediately prior to the effective time of the merger (other than any performance-based conditions), in an amount equal to the sum of the PSU cash amount (as defined below) and any dividend equivalent rights (assuming any applicable performance-based vesting conditions are achieved at the maximum level (which is 200% for Hess PSU awards granted prior to 2023 or 210% for Hess PSU awards granted in 2023 prior to October 22, 2023)) credited with respect to such award, without interest and less applicable withholding taxes.

○

With respect to any outstanding Hess PSU award granted prior to January 1, 2023, the PSU cash amount for such award will vest on the last day of the original performance cycle for such award, subject to the holder’s continued employment through such date (unless the service condition for such award lapsed prior to the closing, in which case there is no continued employment requirement and the PSU cash amount will be prorated as set forth in the applicable award agreement). Such PSU cash amount will be paid no later than March 15 of the year following the end of the original performance cycle.

○

With respect to any Hess PSU award granted in 2023 but prior to October 22, 2023, the PSU cash amount for such award will vest on the earlier of (i) the last day of the original performance cycle for such award and (ii) March 15 of the year following the year in which the effective time of the merger occurs, subject to the holder’s continued employment through the applicable vesting date (unless the service condition for such award lapsed prior to the closing, in which case there is no continued employment requirement and the applicable PSU cash amount will be prorated as set forth in the applicable award agreement). Such PSU cash amount will be paid no later than March 15 of the year following the year in which the effective time of the merger occurs.

○

The vesting and payment of such PSU cash amounts may be accelerated upon certain terminations of employment, as set forth in the applicable award agreement immediately prior to the effective time of the merger.

○

The “PSU cash amount” in respect of any Hess PSU award granted prior to October 22, 2023 is equal to (i) the number of shares of Hess common stock earned with respect to such award, assuming that any performance-based vesting conditions are achieved at the maximum level (which is 200% for Hess PSU awards granted prior to 2023 or 210% for Hess PSU awards granted in 2023 prior to October 22, 2023), multiplied by (ii) the change of control price. The “change of control price” is equal to (i) the average closing trading price of Chevron common stock as reported by Bloomberg, L.P. for the twenty business days ending on and including the second to last business day prior to the effective time of the merger multiplied by (ii) the exchange ratio.

•

Each Hess PSU award granted on or following October 22, 2023 will cease to represent a Hess PSU award and be converted into an award of restricted stock units corresponding to shares of Chevron common stock (each, a “Chevron RSU award”) on the same terms and conditions applicable to such Hess PSU award immediately prior to the effective time of the merger (other than any performance-based conditions). The number of shares of Chevron common stock subject to each Chevron RSU award will be determined by multiplying (i) the target number of shares of Hess common stock subject to such Hess PSU award immediately prior to the effective time of the merger by (ii) the exchange ratio.

•

Any amounts relating to any dividend equivalent rights credited with respect to any Hess PSU award that are accrued or accumulated but unpaid as of the effective time of the merger will carry over and will be paid in accordance with the terms and conditions as were applicable to such Hess PSU award immediately prior to the effective time of the merger.

For additional information on certain other compensation-related matters covered in the merger agreement that affect Hess’ directors and executive officers, please see the section entitled “The Merger—Interests of Directors and Executive Officers of Hess in the Merger” beginning on page 67.

Q: What happens if I sell my shares of Hess common stock after the Hess record date but before the special meeting?

The Hess record date (the close of business on April 12, 2024) is earlier than the date of the special meeting and earlier than the date that the merger is expected to be completed. If you sell or otherwise transfer your shares of Hess common stock after the Hess record date but before the date of the special meeting, you will retain your right to vote at the special meeting. However, you will not have the right to receive the merger consideration in respect of such transferred shares to be received by Hess stockholders in the merger. In order to receive the merger consideration, you must hold your shares through completion of the merger.

Q: Are there any risks that I should consider in deciding whether to vote in favor of the merger proposal?

Yes. You should read and carefully consider the risk factors set forth in the section entitled “Risk Factors” beginning on page 32. You also should read and carefully consider the risk factors of Chevron and Hess contained in the documents included as annexes to this proxy statement/prospectus and incorporated by reference herein.

Q: What should I do if I receive more than one set of voting materials?

If you hold shares of Hess common stock in “street name” and also directly as a record holder or otherwise or if you hold shares of Hess common stock in more than one brokerage account, you may receive more than one set of voting materials relating to the special meeting. Please complete, sign, date and return each proxy card (or cast your vote by telephone or internet as provided on your proxy card) or otherwise follow the voting instructions provided in this proxy statement/prospectus in order to ensure that all of your shares of Hess common stock are voted. If you hold your shares in “street name” through a broker, bank or other nominee, you should follow the procedures provided by your broker, bank or other nominee to vote your shares.

Q: Who will tabulate and certify the vote?

Representatives of Broadridge Financial Solutions will tabulate the votes cast at the special meeting, and representatives of American Election Services, LLC will act as the Independent Inspector of Election.

Q: Where can I find the voting results of the special meeting?

The preliminary voting results will be announced at the special meeting. In addition, within four business days following certification of the final voting results, Hess intends to file the final voting results with the SEC on a Current Report on Form 8-K.

Q: Whom should I contact if I have any questions about the proxy materials or voting?

If you have any questions about the proxy materials, or if you need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitation agent for Hess, at:

MacKenzie Partners, Inc.

1407 Broadway

New York, New York 10018

Call (212) 929-5500 / Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

SUMMARY

This summary highlights selected information contained in this proxy statement/prospectus and does not contain all the information that may be important to you. Chevron and Hess urge you to read carefully this proxy statement/prospectus in its entirety, including the annexes and exhibits hereto. Additional important information, which Chevron and Hess also urge you to read, is contained in the documents included as annexes to, and incorporated by reference into, this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 153. Unless stated otherwise, all references in this proxy statement/prospectus to Chevron are to Chevron Corporation, all references to Hess are to Hess Corporation and all references to the merger agreement are to the Agreement and Plan of Merger, dated as of October 22, 2023, by and among Chevron Corporation, Yankee Merger Sub Inc. and Hess Corporation, a copy of which is attached as Annex A to this proxy statement/prospectus.

Information about the Companies

Chevron

Chevron Corporation is a global energy company with substantial business activities in the following countries: Angola, Argentina, Australia, Bangladesh, Brazil, Canada, China, Colombia, Egypt, Equatorial Guinea, Israel, Kazakhstan, Mexico, Nigeria, the Partitioned Zone between Saudi Arabia and Kuwait, the Philippines, Republic of Congo, Singapore, South Korea, Thailand, the United Kingdom, the United States, and Venezuela.

Chevron manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in integrated energy and chemicals operations. Upstream operations consist primarily of exploring for, developing, producing and transporting crude oil and natural gas; processing, liquefaction, transportation and regasification associated with liquefied natural gas; transporting crude oil by major international oil export pipelines; transporting, storage and marketing of natural gas; and a gas-to-liquids plant. Downstream operations consist primarily of refining crude oil into petroleum products; marketing of crude oil, refined products, and lubricants; manufacturing and marketing of renewable fuels; transporting crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses and fuel and lubricant additives.

Chevron is incorporated in Delaware. Its principal executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324, and its telephone number is (925) 842-1000. Chevron’s website address is www.chevron.com. Information contained on Chevron’s website does not constitute part of this proxy statement/prospectus. Chevron’s common stock is publicly traded on the NYSE, under the ticker symbol “CVX.”

Additional information about Chevron and its business and operations is included in Annexes D through F to this proxy statement/prospectus, which are incorporated by reference herein. Chevron’s consolidated balance sheet as of December 31, 2023 and 2022 and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2023 are contained in Chevron’s Annual Report for the year ended December 31, 2023, previously filed with the SEC on February 26, 2024 on Form 10-K, which is attached as Annex D to this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 153.

Hess

Hess Corporation is a global independent energy company engaged in exploration, development, production, transportation, purchase and sale of crude oil, natural gas liquids, and natural gas with production operations located in the U.S., Guyana, the Malaysia/Thailand Joint Development Area and Malaysia. Hess conducts exploration activities primarily offshore Guyana, in the U.S. Gulf of Mexico, and offshore Suriname. Hess’ Midstream operating segment, which is comprised of Hess Corporation’s approximate 38% consolidated ownership interest in Hess Midstream LP at December 31, 2023, provides fee-based services, including gathering, compressing and processing natural gas and fractionating natural gas liquid (“NGL”); gathering, terminaling, loading and transporting crude oil and NGL; storing and terminaling propane; and water handling services primarily in the Bakken shale play in the Williston Basin area of North Dakota.

Hess is incorporated in Delaware. Its principal executive offices are located at 1185 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 997-8500. Hess’ website address is www.hess.com. Information contained on Hess’ website does not constitute part of this proxy statement/prospectus. Hess’ common stock is publicly traded on the NYSE, under the ticker symbol “HES.” Additional information about Hess is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 153.

Merger Subsidiary

Merger Subsidiary, a direct, wholly-owned subsidiary of Chevron, is a Delaware corporation incorporated on October 16, 2023 for the purpose of effecting the merger. Merger Subsidiary has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger. The principal executive offices of Merger Subsidiary are located at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324.

The Merger

On October 22, 2023, Chevron, Hess and Merger Subsidiary entered into the merger agreement, which provides that, upon the terms and subject to the conditions set forth therein and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), Merger Subsidiary will merge with and into Hess, with Hess continuing as the surviving corporation and a direct, wholly-owned subsidiary of Chevron.

Merger Consideration

In the merger, each share of Hess common stock that is issued and outstanding immediately prior to the effective time of the merger (other than cancelled shares) will be converted into the right to receive the merger consideration, consisting of 1.025 validly issued, fully paid and non-assessable shares of Chevron common stock. The exchange ratio is fixed and will not be adjusted to reflect changes in the stock price of either company prior to the closing of the merger. The exchange ratio will, however, be adjusted appropriately to fully reflect the effect of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon, with respect to outstanding shares of capital stock of either Chevron or Hess with a record date between the date of the merger agreement and the completion of the merger. No fractional shares of Chevron common stock will be issued in connection with the merger. Each holder of Hess common stock that otherwise would have been entitled to receive a fractional share of Chevron common stock immediately prior to the effective time of the merger will have the right to receive an amount in cash (without interest and rounded to the nearest cent) in lieu of such fractional share. The value of such cash payment will be calculated by the exchange agent and will represent the holder’s proportionate interest in a trust of proceeds established from the open-market sale of that number of shares of Chevron common stock equal to the excess of (i) the aggregate number of shares of Chevron common stock to be delivered to the exchange agent by Chevron pursuant to the terms of the merger agreement over (ii) the aggregate number of whole shares of Chevron common stock to be distributed to the holders of certificates or book-entry shares previously representing any such shares of Hess common stock pursuant to the merger agreement.

Chevron stockholders will continue to own their existing shares of Chevron common stock, the form of which will not be changed by the transaction.

Treatment of Hess Equity Awards

At the effective time of the merger, each outstanding Hess option, whether or not vested, will be converted into a Chevron option on the same terms and conditions as were applicable under such Hess option immediately prior to the effective time of the merger (including any provisions for acceleration) with respect to the number (rounded down to the nearest whole number) of shares of Chevron common stock underlying each such new Chevron option determined by multiplying (i) the number of shares of Hess common stock subject to such Hess option immediately prior to the effective time of the merger by (ii) the exchange ratio. The exercise price applicable to any such Chevron option at and after the effective time of the merger will be an amount (rounded up to the nearest one hundredth of a cent) equal to (i) the exercise price applicable to such Hess option immediately prior to the effective time of the merger divided by (ii) the exchange ratio.

At the effective time of the merger, each Hess RS award, whether or not vested, will be converted into a Chevron RS award, on the same terms and conditions as were applicable under such Hess RS award immediately prior to the effective time of the merger (including any provisions for acceleration) with respect to the number (rounded down to the nearest whole number) of shares of Chevron common stock underlying each such new Chevron RS award determined by multiplying (i) the number of shares of Hess common stock subject to such Hess RS award immediately prior to the effective time of the merger by (ii) the exchange ratio. In lieu of any fractional shares of Chevron common stock, the holder will become entitled to receive an amount in cash (without interest and rounded to the nearest cent) on the applicable vesting date based on the closing trading price of Chevron common stock as reported by Bloomberg, L.P. on such date. Any accrued but unpaid dividends or distributions, if any, with respect to any Hess RS award will carry over to a Chevron RS award and be paid in accordance with the terms and conditions as were applicable to such Hess RS award.

At the effective time of the merger, each Hess PSU award will be treated as follows:

•

Each Hess PSU award granted prior to October 22, 2023 will be converted into the right to receive an amount in cash (without interest and rounded to the nearest cent), on the same terms and conditions applicable under such award immediately prior to the effective time of the merger (other than any performance-based conditions), in an amount equal to the sum of the PSU cash amount (as defined below) and any dividend equivalent rights (assuming any applicable performance-based vesting conditions are achieved at the maximum level (which is 200% for Hess PSU awards granted prior to 2023 or 210% for Hess PSU awards granted in 2023 prior to October 22, 2023)) credited with respect to such award, without interest and less applicable withholding taxes.

○

With respect to any outstanding Hess PSU award granted prior to January 1, 2023, the PSU cash amount for such award will vest on the last day of the original performance cycle for such award, subject to the holder’s continued employment through such date (unless the service condition for such award lapsed prior to the closing, in which case there is no continued employment requirement and the PSU cash amount will be prorated as set forth in the applicable award agreement). Such PSU cash amount will be paid no later than March 15 of the year following the end of the original performance cycle.

○

With respect to any Hess PSU award granted in 2023 but prior to October 22, 2023, the PSU cash amount for such award will vest on the earlier of (i) the last day of the original performance cycle for such award and (ii) March 15 of the year following the year in which the effective time of the merger occurs, subject to the holder’s continued employment through the applicable vesting date (unless the service condition for such award lapsed prior to the closing, in which case there is no continued employment requirement and the applicable PSU cash amount will be prorated as set forth in the applicable award agreement). Such PSU cash amount will be paid no later than March 15 of the year following the year in which the effective time of the merger occurs.

○

The vesting and payment of such PSU cash amounts may be accelerated upon certain terminations of employment, as set forth in the applicable award agreement immediately prior to the effective time of the merger.

○

The “PSU cash amount” in respect of any Hess PSU award granted prior to October 22, 2023 is equal to (i) the number of shares of Hess common stock earned with respect to such award, assuming that any performance-based vesting conditions are achieved at the maximum level (which is 200% for Hess PSU awards granted prior to 2023 or 210% for Hess PSU awards granted in 2023 prior to October 22, 2023) multiplied by (ii) the change of control price. The “change of control price” is equal to (i) the average closing trading price of Chevron common stock as reported by Bloomberg, L.P. for the twenty business days ending on and including the second to last business day prior to the effective time of the merger multiplied by (ii) the exchange ratio.

•

Each Hess PSU award granted on or following October 22, 2023 will cease to represent a Hess PSU award and be converted into a Chevron RSU award on the same terms and conditions applicable to such Hess PSU award immediately prior to the effective time of the merger (other than any performance-based conditions). The number of shares of Chevron common stock subject to each Chevron RSU award will be determined by multiplying (i) the target number of shares of Hess common stock subject to such Hess PSU award immediately prior to the effective time of the merger by (ii) the exchange ratio.

•

Any amounts relating to any dividend equivalent rights credited with respect to any Hess PSU award that are accrued or accumulated but unpaid as of the effective time of the merger will carry over and will be paid in accordance with the terms and conditions as were applicable to such Hess PSU award immediately prior to the effective time of the merger.

For a more complete discussion of the treatment of Hess options, Hess RS awards and/or Hess PSU awards, see “The Merger Agreement—Merger Consideration—Treatment of Hess Equity Awards” beginning on page  80.

Recommendations of the Hess Board

The Hess Board unanimously recommends that you vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal. For the factors considered by the Hess Board in reaching this decision and additional information on the recommendation of the Hess Board, see the section entitled “The Merger—Hess Board’s Recommendation and Its Reasons for the Merger” beginning on page 48.

Opinion of Hess’ Financial Advisor

Goldman Sachs & Co. LLC (“Goldman Sachs”) rendered its oral opinion, subsequently confirmed in writing, to the Hess Board that, as of October 22, 2023 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than Chevron and its affiliates) of Hess common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated October 22, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. The summary of Goldman Sachs’ opinion contained in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Hess Board in connection with its consideration of the merger and such opinion does not constitute a recommendation as to how any holder of Hess common stock should vote with respect to the merger or any other matter. Pursuant to an engagement letter between Hess and Goldman Sachs, Hess has agreed to pay Goldman Sachs a transaction fee of $80 million, $4 million of which became payable upon the announcement of the merger, and the remainder of which is contingent upon consummation of the merger.

For more information, see “The Merger—Opinion of Hess’ Financial Advisor” beginning on page 55 and the full text of the written opinion of Goldman Sachs attached as Annex C to this proxy statement/prospectus.

Interests of Directors and Executive Officers of Hess in the Merger

In considering the recommendation of the Hess Board with respect to the merger, Hess stockholders should be aware that the directors and executive officers of Hess may have certain interests in the merger that are different from, or in addition to, the interests of Hess stockholders generally. The Hess Board was aware of these interests and considered them, among other matters, in making its recommendation that Hess stockholders vote to approve the merger proposal, the merger-related compensation proposal and the adjournment proposal. These interests include, among others, the following:

•

Each of Hess’ executive officers holds outstanding Hess stock options, RS awards and PSU awards that will be converted into Chevron equity awards or restricted cash awards, in the case of PSU awards assuming the performance-based vesting conditions are achieved at the maximum level. All such converted Chevron equity awards and restricted cash awards will remain subject to “double-trigger” vesting upon a termination without cause or for good reason following the effective time of the merger. The Hess non-employee directors do not hold any Hess equity awards;

•

Hess’ executive officers are party to change-in-control agreements that provide for severance payments and benefits in connection with a termination of employment without cause or for good reason following the effective time of the merger;

•	Pursuant to the merger agreement, Mr. Hess will be appointed as a member of the Chevron Board as of the effective time of the merger; and

•	Hess’ directors and executive officers are entitled to continued indemnification and directors’ and officers’ liability insurance and fiduciary liability insurance coverage under the merger agreement.

For more information, see “The Merger—Background of the Merger” beginning on page 42 and “The Merger—Hess Board’s Recommendations and Its Reasons for the Merger” beginning on page 48. These interests are described in more detail below, and certain of them are quantified in the narrative and in the section entitled “The Merger—Interests of Directors and Executive Officers of Hess in the Merger” beginning on page 67.

Material U.S. Federal Income Tax Consequences of the Merger

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Chevron and Hess intend to report the merger consistent with such qualification. It is a condition to Hess’ obligation to complete the merger that Hess receive an opinion from outside counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Provided the merger so qualifies, a U.S. holder (as defined in “The Merger—Material U.S. Federal Income Tax Consequences”) of Hess common stock generally would not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of Hess common stock for Chevron common stock (except for any gain or loss, if any, recognized with respect to any cash received in lieu of a fractional share of Chevron common stock).

An opinion of counsel represents such counsel’s judgment and is not binding on the IRS or any court and the IRS or a court may disagree with the conclusion in the opinion of counsel. Chevron and Hess have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the transactions, and as a result, there can be no assurance that the IRS would not assert that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, or that a court would not sustain such a position.

All holders of Hess common stock should consult with a tax advisor to determine the particular U.S. federal, state or local or non-U.S. income or other tax consequences of the merger to them. See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 84 for additional information.

Board of Directors of Chevron Following the Merger

Upon the effective time of the merger, the Chevron Board will expand from its current size of twelve members to thirteen members. All twelve members of the Chevron Board as of immediately prior to the effective time of the merger will remain on the Chevron Board following completion of the merger, and John B. Hess will be appointed to the Chevron Board at the effective time of the merger.

Accounting Treatment of the Merger

The merger will be accounted for as an acquisition of Hess by Chevron under the acquisition method of accounting in accordance with accounting principles generally accepted in the U.S. (“GAAP”). For additional information, see “The Merger—Accounting Treatment of the Merger” beginning on page 78.

No Appraisal Rights

Hess stockholders are not entitled to appraisal rights in connection with the merger. For additional information, see “The Merger—No Appraisal Rights” beginning on page 83.

Regulatory Approvals Required for the Merger

The merger is subject to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which provide that certain transactions may not be completed until notification and report forms are furnished to the Antitrust Division of the U.S. Department of Justice (“DOJ”) and the U.S. Federal Trade Commission (“FTC”) and the HSR Act waiting period is terminated or expires. On November 3, 2023, Chevron and Hess filed their respective requisite notifications and report forms under the HSR Act. The HSR waiting period commenced on November 7, 2023. On December 7, 2023, Chevron and Hess each received a request for additional information and documentary materials (a “second request”) from the FTC in connection with the FTC’s review of the merger. Chevron and Hess are in the process of responding to the FTC’s second request. Issuance of the second request extends the HSR waiting period until 30 days after Chevron and Hess have substantially complied with the second request, unless that period is terminated earlier by the FTC or Chevron and Hess agree to extend the FTC’s time to review the merger. Additionally, if any Guyanese governmental body, agency or authority of competent jurisdiction asserts that its approval is required as a result of the consequences of the merger in Guyana on Hess’ assets in Guyana

(which has not occurred as of the date of this proxy statement/prospectus), approval of such governmental body, agency or authority will become a condition to each party’s obligation to complete the merger. As of the date of this proxy statement/prospectus, the parties do not anticipate that any such approval will be required from any Guyanese governmental body, agency or authority.

Conditions to Completion of the Merger

The parties expect to complete the merger after all of the conditions to the merger in the merger agreement are satisfied or waived, including after the merger agreement has been adopted by the Hess stockholders. The parties continue to anticipate obtaining all requisite stockholder and regulatory approvals by the middle of 2024. The filing of the arbitration relating to the Stabroek ROFR, however, may cause the transaction to be completed at a later time or to fail to be completed. Hess is seeking to have the merits of the arbitration heard by the third quarter of 2024 and to complete the arbitration by the end of 2024. It is possible that factors outside of each party’s control could require them to complete the transaction at a later time or not to complete it at all.

In addition to the approval of the merger proposal by Hess stockholders and the expiration or termination of any applicable waiting period under the HSR Act related to the merger and, if applicable, the approval of any Guyanese governmental body, agency or authority that asserts its approval is required in connection with the transaction, each party’s obligation to complete the merger is also subject to the satisfaction (or, to the extent permitted by law and in accordance with the merger agreement, waiver) of other conditions, including: (i) the effectiveness of the registration statement on Form S-4 of which this proxy statement/prospectus forms a part (and the absence of any stop order by the SEC); (ii) approval for the listing on the NYSE of the Chevron common stock to be issued in the merger (subject to official notice of issuance); (iii) the absence of any provision of any applicable law or regulation, and of any judgment, injunction, order or decree, that prohibits or enjoins the completion of the merger; (iv) the accuracy of the representations and warranties of the other party under the merger agreement (subject to the materiality standards set forth in the merger agreement); (v) the performance by the other party of its respective obligations under the merger agreement in all material respects; (vi) delivery of an officer’s certificate by the other party certifying satisfaction of the two preceding conditions; and (vii) the receipt by Hess of a written opinion of Wachtell, Lipton, Rosen & Katz (or of such other tax counsel of nationally recognized standing as Chevron and Hess may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed), it being mutually agreed that Paul, Weiss, Rifkind, Wharton & Garrison LLP is such acceptable tax counsel) to the effect that, on the basis of the facts, representations and assumptions set forth in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

Neither Chevron nor Hess can be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed. For a more complete summary of the conditions that must be satisfied or waived prior to completion of the merger, see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 117.

Treatment of Existing Debt

In connection with the merger, Chevron expects to terminate Hess’ $3.25 billion revolving credit facility, under which no borrowings were outstanding as of December 31, 2023. Chevron currently expects that Hess’ (i) 7.875% Notes due 2029, (ii) 7.30% Notes due 2031, (iii) 7.125% Notes due

2033, (iv) 6.00% Notes due 2040, (v) 5.60% Notes due 2041, (vi) 3.50% Notes due 2024, (vii) 4.30% Notes due 2027, and (viii) 5.80% Notes due 2047 will remain outstanding after the merger. Chevron also expects for Hess’ existing lease obligations to remain outstanding following the merger.

For more information regarding the treatment of existing debt, see “The Merger—Treatment of Existing Debt” beginning on page 79.

No Solicitation

In the merger agreement, Hess has agreed that it and its subsidiaries will not, and that it will direct and use its reasonable best efforts to cause its and its subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly:

•	take any action to solicit, initiate or knowingly encourage or knowingly facilitate the making of any acquisition proposal involving Hess or any inquiry with respect to an acquisition proposal;

•

engage in discussions or negotiations with any person with respect to an acquisition proposal (except to notify them of the existence of the applicable non-solicitation provisions of the merger agreement);

•	disclose any nonpublic information or afford access to properties, books or records to any person that has made, or to Hess’ knowledge is considering making, an acquisition proposal;

•

approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an acquisition proposal; or

•	propose publicly or agree to do any of the foregoing relating to an acquisition proposal.

Subject to the exceptions contained in the merger agreement, Hess has also agreed that Hess and its subsidiaries will not (i) make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any acquisition proposal or (ii) seek any third-party consents in connection with any transactions contemplated by any acquisition proposal.

The merger agreement includes customary exceptions such that, prior to obtaining the Hess stockholder approval, Hess may furnish information and access, and may engage in discussions and negotiations regarding an acquisition proposal, if (i) the Hess Board concludes in good faith, after (x) receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal and (y) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Hess stockholders under applicable law and (ii) Hess receives from the person making such an acquisition proposal an executed confidentiality agreement and complies with certain specified procedures. For a discussion of what constitutes an acquisition proposal or a superior proposal and the limitations on solicitation of acquisition proposals, see “The Merger Agreement—Covenants and Agreements—No Solicitation” beginning on page 101.

Termination of the Merger Agreement; Termination Fees

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger:

•	By the mutual written consent of Chevron and Hess.

•	By either Chevron or Hess:

•	if the merger has not been completed by:

•

October 22, 2024 (which is referred to as the “end date”) (the merger agreement provided for an initial end date of April 18, 2024, but the parties have each waived the right to exercise any termination right available to it with respect to the initial April 18, 2024 end date); or

•

if the reason for not closing by October 22, 2024 is that the condition specified in the merger agreement regarding either (i) the expiration or termination of any applicable HSR Act waiting period relating to the merger has not been satisfied by that date or (ii) if applicable, the approval of any Guyanese governmental body, agency or authority required in connection with the transaction has not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) waived, April 22, 2025 (in which case the “end date” will be extended to April 22, 2025);

•

if the reason for not closing by April 22, 2025 is that the condition specified in the merger agreement regarding either (i) the expiration or termination of any applicable HSR Act waiting period relating to the merger has not been satisfied by that date or (ii) if applicable, the approval of any Guyanese governmental body, agency or authority required in connection with the transaction has not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) waived, October 22, 2025 (or such later date as the parties may mutually agree) (in which case the “end date” will be extended to October 22, 2025 (or such later date as the parties may mutually agree));

provided that neither Chevron nor Hess may terminate the merger agreement due to the occurrence of the end date if its failure to fulfill any obligati on under the merger agreement has principally caused or resulted in the failure to complete the merger on or before such end date. The parties have also agreed that in the event there is ongoing arbitration relating to the Stabroek ROFR at any time when the end date would otherwise occur, the end date will be automatically extended until the earlier of (x) the third business day following the determination of such arbitration and (y) October 22, 2025 (or such later date as the parties may mutually agree); or

•	if the Hess stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof; or

•

if there is any law or regulation that makes completion of the merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Chevron or Hess from completing the merger is entered and such judgment, injunction, order or decree becomes final and non-appealable; provided that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the covenant to use reasonable best efforts has principally caused or resulted in the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted; or

•

if there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach results in the failure to satisfy certain conditions to the obligations of Chevron and Merger Subsidiary to complete the merger (in the case of a breach by Hess) or certain conditions to the obligations of Hess to complete the merger (in the case of a breach by Chevron), and such breach is incapable of being cured or, if capable of being cured, has not been cured within thirty days after written notice thereof to the party alleged to be in breach.

•	By Chevron:

•

prior to receipt of the Hess stockholder approval, if there has been a change in the Hess Board recommendation (as defined below under the heading “The Merger Agreement—Covenants and Agreements—Hess Board Recommendation” beginning on page 104), whether or not permitted by the terms of the merger agreement (or the Hess Board or any committee thereof resolves to effect a change in the Hess Board recommendation).

•	By Hess:

•

at any time prior to receipt of the Hess stockholder approval in order to enter into a definitive written agreement providing for a superior proposal; provided that (i) Hess has received a superior proposal after the date of the merger agreement that did not result from a breach of certain provisions of the merger agreement, (ii) Hess has complied in all material respects with certain provisions of the merger agreement with respect to such superior proposal, (iii) concurrently with, and as a condition to, any such termination Hess pays or causes to be paid to Chevron (or its designee) the termination fee (as defined below) pursuant to the merger agreement and (iv) the Hess Board has authorized Hess to enter into, and Hess substantially concurrently enters into, a definitive written agreement providing for such superior proposal (it being agreed that Hess may enter into such definitive written agreement concurrently with any such termination).

If the merger agreement is terminated as described above, the merger agreement will be void and have no effect, and there will be no liability or obligation on the part of any party, except that:

•

certain provisions contained in the merger agreement with respect to debt cooperation, effect of termination, the allocation of costs and expenses and the termination fee will survive the termination of the merger agreement;

•	the agreements contained in the confidentiality agreement between Chevron and Hess will survive the termination of the merger agreement; and

•	no termination will relieve any party of any liability or damages resulting from any material and intentional breach by that party of the merger agreement.

Termination Fees

The merger agreement further provides that Hess will pay or cause to be paid to Chevron a fee of $1,715,000,000 (the “termination fee”) in connection with a termination of the merger agreement under the following circumstances:

•

if Chevron terminates the merger agreement, prior to receipt of the Hess stockholder approval, due to a change in the Hess Board recommendation, then Hess will pay or cause to be paid the termination fee to Chevron not later than the date of termination of the merger agreement;

•

if (i) the merger agreement is terminated by Hess or Chevron due to the Hess stockholder approval not having been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the Hess stockholder meeting, then Hess will pay or cause to be paid to Chevron the termination fee not later than the earlier of (i) the date an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 102) being replaced with “50%”) is completed and (ii) a definitive agreement is entered into by Hess providing for any such acquisition proposal, as long as, in either case, such acquisition proposal is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement;

•

if (i) the merger agreement is terminated by Hess or Chevron due to the failure to complete the merger by the end date and the Hess stockholder approval has not theretofore been obtained and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then Hess will pay or cause to be paid to Chevron the termination fee not later than the earlier of: (i) the date an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 102) being replaced with “50%”) is completed and (ii) a definitive agreement is entered into by Hess providing for any such acquisition proposal, as long as, in either case, such acquisition proposal is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement;

•

if (i) the merger agreement is terminated by Chevron due to a breach by Hess of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach resulted in the failure to satisfy one or more of certain conditions to the obligations of Chevron and Merger Subsidiary to complete the merger, and the Hess stockholder approval has not theretofore been obtained and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then Hess will pay or cause to be paid to Chevron the termination fee not later than the earlier of: (i) the date an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal being (found on page 102) replaced with “50%”) is completed and (ii) a definitive agreement is entered into by Hess providing for any acquisition proposal, as long as, in either case, any such acquisition proposal is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement; or

•

if the merger agreement is terminated by Hess due to its entry into a definitive agreement with respect to a superior proposal, then Hess will pay or cause to be paid to Chevron the termination fee not later than the date of termination of the merger agreement.

For a more detailed discussion of each party’s termination rights and the related termination fee obligations, see “The Merger Agreement—Termination of the Merger Agreement” beginning on page 119.

Voting Agreement

On October 22, 2023, concurrently with the execution and delivery of the merger agreement, Chevron, Hess and John B. Hess entered into a Voting and Support Agreement (the “voting agreement”), pursuant to which and on the terms and subject to the conditions thereof, among other things, Mr. Hess has agreed to vote (or cause to be voted) all of the Hess common stock which he is the sole or shared record and/or beneficial owner (the “covered shares”): (i) in favor of the adoption of the merger agreement; (ii) in favor of the approval of any proposal to adjourn the special meeting to a later date if there are not sufficient affirmative votes to obtain the adoption of the merger agreement by Hess stockholders; and (iii) against any acquisition proposal or proposal made in opposition to or in competition with, or that would reasonably be expected to prevent, materially delay or materially impede the consummation of the merger or any other transactions contemplated by the merger agreement. As of the Hess record date, Mr. Hess beneficially owned approximately 9.3% of the outstanding shares of Hess common stock.

The voting agreement also imposes certain restrictions on the transfer of such covered shares without the prior written consent of Chevron, subject to certain limited exceptions.

The voting agreement will terminate on the earliest to occur of (i) the time that the merger agreement is adopted by Hess stockholders, (ii) such date and time as the merger agreement is terminated, (iii) the effective time of the merger and (iv) any change in the Hess Board recommendation (the “expiration time”).

For a more detailed discussion of the voting agreement, see “The Voting Agreement” beginning on page 124.

Special Meeting

Date, Time, Place and Purpose of the Special Meeting

The special meeting will be held virtually at www.virtualshareholdermeeting.com/HES2024SPECIAL, on May 28, 2024 at 1:00 p.m., Central Time. The purpose of the special meeting is to consider and vote on the merger proposal and other related proposals. Adoption and approval of the merger proposal by Hess stockholders is a condition to the obligation of Hess and Chevron to complete the merger.

Record Date and Outstanding Shares of Hess Common Stock

Only stockholders of record of issued and outstanding shares of Hess common stock as of the close of business on April 12, 2024 (which we refer to as the “Hess record date”) are entitled to notice of, and to vote at, the special meeting or any subsequent reconvening of the special meeting following any adjournments and postponements of the special meeting.

As of the close of business on the Hess record date, there were 308,109,019 shares of Hess common stock issued and outstanding and entitled to vote at the special meeting. You may cast one vote for each share of Hess common stock that you held as of the close of business on the Hess record date.

A complete list of Hess stockholders of record entitled to vote at the special meeting will be available for inspection at Hess’ principal office at 1185 Avenue of the Americas, New York, New York 10036 during regular business hours for a period of no less than 10 days before the special meeting. If you would like to inspect the list of Hess stockholders of record, please call the Investor Relations department at 212-536-8940 to schedule an appointment or request access. A certified list of eligible Hess stockholders will be available for inspection during the special meeting at www.virtualshareholdermeeting.com/HES2024SPECIAL by entering the control number provided on your proxy card or voting instruction form.

Quorum; Abstentions and Broker Non-Votes

A quorum of Hess stockholders is necessary for Hess to hold a valid meeting. The presence at the special meeting, in person or by proxy, of the holders of a majority of the outstanding shares of Hess common stock entitled to vote at the special meeting constitutes a quorum.

If you submit a properly executed proxy card, even if you do not vote for the proposal or vote to “abstain” in respect of the proposal, your shares of Hess common stock will be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting. Broker non-votes will not be considered present and entitled to vote at the special meeting for the purpose of determining the presence of a quorum.

Executed but unvoted proxies will be voted in accordance with the recommendation of the Hess Board.

Required Vote to Adopt and Approve the Merger Proposal

Adoption and approval of the merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Hess common stock entitled to vote thereon and approval of the merger-related compensation proposal and the adjournment proposal require the affirmative vote of holders of a majority of the shares of Hess common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Abstentions will have the same effect as votes “AGAINST” each proposal. Broker non-votes and failures to vote will have the same effect as votes “AGAINST” the merger proposal but will not have any effect on the outcome of the vote on the merger-related compensation proposal and the adjournment proposal.

The merger proposal, merger-related compensation proposal, and the adjournment proposal are described in the section entitled “Hess Proposals” beginning on page 133.

Voting by Hess Directors and Executive Officers

As of the Hess record date, Hess directors and executive officers, and their affiliates, as a group, owned and were entitled to vote 30,166,193 shares of Hess common stock, or approximately 9.8% of the total outstanding shares of Hess common stock as of the Hess record date.

Hess currently expects that all of its directors and executive officers will vote their shares “FOR” the merger proposal, merger-related compensation proposal and adjournment proposal.

Additionally, John B. Hess has agreed, on the terms and subject to the conditions in the voting agreement, to vote (or cause to be voted) all of the covered shares in favor of the adoption of the merger proposal. For a more detailed discussion of the voting agreement, see “The Voting Agreement” beginning on page 124.

Adjournment

If a quorum is not present or if there are not sufficient votes for the approval of the merger proposal, the special meeting may be adjourned if the adjournment proposal is approved. At any subsequent reconvening of the special meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been validly revoked or withdrawn prior to the subsequent meeting.

Comparative Market Price Data

The following table sets forth the closing sales prices per share of Chevron and Hess, respectively, on the NYSE on October 20, 2023, the last trading day prior to the public announcement of the merger, and on April 19, 2024, the last practicable trading day prior to the mailing of this proxy statement/prospectus. The table also shows the estimated implied value of the merger consideration proposed for each share of Hess common stock as of the same two dates. The implied value for the merger consideration was calculated by multiplying the closing sales price of a share of Chevron common stock on the relevant date by the exchange ratio of 1.025 shares of Chevron common stock for each share of Hess common stock.

The value of the merger consideration to be received in exchange for each share of Hess common stock will fluctuate with the market value of Hess common stock until the transaction is complete.

	Chevron Common Stock	Hess Common Stock	Implied Per Share Value of Merger Consideration
October 20, 2023	$166.83	$163.02	$171.00
April 19, 2024	$160.00	$154.35	$164.00

Risk Factors

You should consider all the information contained in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors described under “Risk Factors” beginning on page 32.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements with respect to the merger between Chevron and Hess, including any statements regarding the expected timetable for completing the merger, the ability to complete the merger, the expected benefits of the merger (including, but not limited to, anticipated accretion to cash flow per share) and projected operational and capital synergies, projected financial information, future opportunities, and any other statements regarding Chevron’s and Hess’ future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. These statements are often, but not always, made through the use of words such as “expects,” “focus,” “intends,” “anticipates,” “plans,” “targets,” “poised,” “advances,” “drives,” “aims,” “forecasts,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “commits,” “on track,” “objectives,” “goals,” “projects,” “strategies,” “opportunities,” “potential,” “ambitions,” “aspires” and similar expressions, and variations or negatives of these words, but not all forward-looking statements include such words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the potential transaction, including the expected time period to consummate the potential transaction, and the anticipated benefits (including synergies) of the potential transaction. All such forward-looking statements are based upon current plans, estimates, expectations and ambitions that are subject to risks, uncertainties and assumptions, many of which are beyond the control of Chevron and Hess, that could cause actual results to differ materially from those expressed in such forward-looking statements. Key factors that could cause actual results to differ materially include, but are not limited to:

•	the risk that Hess stockholders may not approve the merger agreement;

•	the uncertainty of the value of the merger consideration due to the fixed exchange ratio and potential fluctuation in the market price of Chevron common stock;

•	the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by Chevron and Hess;

•

potential delays in consummating the potential transaction, including as a result of regulatory proceedings and the request for additional information and documentary material from the Federal Trade Commission;

•

the ongoing arbitration proceedings regarding preemptive rights in the Stabroek Block joint operating agreement, including risks that such ongoing arbitration is not satisfactorily resolved and the Merger fails to be consummated;

•	Chevron’s ability to integrate Hess’ operations in a successful manner and in the expected time period;

•	the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period;

•

the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including under circumstances that might require Hess to pay or cause to be paid a termination fee of $1,715,000,000 to Chevron;

•	the risk that a condition to closing the merger may not be satisfied in a timely manner or at all;

•	risks that the anticipated tax treatment of the potential transaction is not obtained;

•	unforeseen or unknown liabilities;

•	customer, shareholder, regulatory and other stakeholder approvals and support;

•	unexpected future capital expenditures;

•	potential litigation relating to the potential transaction that could be instituted against Chevron and Hess or their respective directors;

•	the possibility that the potential transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events;

•	the effect of the announcement, pendency or completion of the potential transaction on the parties’ business relationships and business generally;

•

risks that the potential transaction disrupts current plans and operations of Chevron or Hess and potential difficulties in Hess employee retention as a result of the potential transaction, as well as the risk of disruption of Chevron’s or Hess’ management and business disruption during the pendency of, or following, the potential transaction;

•	changes to Chevron’s capital allocation strategies;

•

uncertainties as to whether the potential transaction will be consummated on the anticipated timing or at all, or if consummated, will achieve its anticipated economic benefits, including as a result of risks associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the potential transaction that are not waived or otherwise satisfactorily resolved;

•	changes in commodity prices;

•

negative effects of the announcement of Chevron’s proposal to acquire Hess and the pendency or completion of the proposed acquisition on the market price of Chevron’s or Hess’ common stock and/or operating results and their respective ability to maintain relationships with suppliers and customers;

•	changing crude oil and natural gas prices and demand for Chevron’s and Hess’ products, and production curtailments due to market conditions;

•	crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries;

•	the inability or failure of Chevron’s joint-venture partners to fund their share of operations and development activities;

•	the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects;

•	the competitiveness of alternate-energy sources or product substitutes;

•	development of large carbon capture and offset markets;

•	Chevron’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions;

•	the potential for gains and losses from asset dispositions or impairments;

•

general domestic and international economic and political conditions, including the military conflict between Russia and Ukraine, the war between Israel and Hamas, and the global response to such conflicts;

•	rating agency actions and Chevron’s and Hess’ ability to access short- and long-term debt markets on a timely and affordable basis;

•

various events that could disrupt operations, including severe weather, such as droughts, floods, avalanches and earthquakes, and cybersecurity attacks, as well as security threats and governmental response to them, and technological changes;

•	labor disputes;

•	changes in labor costs and labor difficulties;

•

the effects of industry, market, economic, political or regulatory conditions outside of Chevron’s or Hess’ control; legislative, regulatory and economic developments targeting public companies in the oil and gas industry; and

•

the risks described in Part I, Item 1A “Risk Factors” of (i) Chevron’s Annual Report on Form 10-K for the year ended December 31, 2023 and (ii) Hess’ Annual Report on Form 10-K for the year ended December 31, 2023, and, in each case, in subsequent filings with the SEC, including the risks and uncertainties set forth in or incorporated by reference into this proxy statement/prospectus in the section entitled “Risk Factors” beginning on page 32 and the annexes to this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 153 of this proxy statement/prospectus.

These forward-looking statements reflect Chevron’s and Hess’ current views with respect to future events and are based on numerous assumptions and assessments made by Chevron and Hess in light of their experience and perception of historical trends, current conditions, business strategies, operating environments, future developments and other factors they believe appropriate. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. The factors described in the context of such forward-looking statements in this document could cause Chevron’s and Hess’ plans with respect to the merger, actual results, performance or achievements, industry results and developments to differ materially from those expressed in or implied by such forward-looking statements. Although it is believed that the expectations reflected in such forward-looking statements are reasonable, no assurance can be given that such expectations will prove to have been correct and persons reading this document are therefore cautioned not to place undue reliance on these forward-looking statements which speak only as of the date of this proxy statement/prospectus or, in the case of the information included as annexes to this proxy statement/prospectus or incorporated by reference herein, as of the date of such document. Neither Chevron nor Hess assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

RISK FACTORS

In addition to the other information included in this proxy statement/prospectus (including the annexes hereto) and the information incorporated by reference herein, including, among others, the matters addressed in the section entitled “Cautionary Note Regarding Forward-Looking Statements,” Hess stockholders should carefully consider the following risk factors before deciding whether to vote for the proposal to adopt the merger agreement. In addition, you should read and consider the risks associated with each of the businesses of Hess and Chevron because these risks will relate to Chevron following the completion of the merger. Descriptions of some of these risks can be found in the respective Annual Reports of Chevron and Hess on Form 10-K for the fiscal year ended December 31, 2023 (which in the case of Chevron is included as Annex D to this proxy statement/prospectus), as such risks may be updated or supplemented in each company’s subsequently filed Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. You should also consider the other information in this proxy statement/prospectus (including the annexes hereto) and the other documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 153.

Risks Related to the Merger

The merger is subject to conditions, some or all of which may not be satisfied, or completed on a timely basis, if at all. Failure to complete the merger in a timely manner or at all could have adverse effects on Hess.

The completion of the merger is subject to a number of conditions, including, among others, (i) the approval by Hess stockholders of the merger proposal and (ii) the expiration or termination of the waiting period under the HSR Act or approval of any Guyanese governmental body, agency or authority that asserts its approval is required in connection with the transaction, which make the completion and timing of the completion of the merger uncertain. With respect to the Stabroek ROFR (as defined in the section entitled “The Merger—Stabroek JOA”), if the arbitration does not result in a confirmation that the Stabroek ROFR is inapplicable to the merger, and if Chevron, Hess, Exxon and/or CNOOC do not otherwise agree upon an acceptable resolution, then there would be a failure of a closing condition under the merger agreement, in which case the merger would not close. Some of these conditions are not in Hess’ or Chevron’s control. For a more detailed discussion regarding conditions to the merger, see “The Merger Agreement—Conditions to Completion of the Merger” beginning on page 117.

Further, subject to any then ongoing arbitration relating to the Stabroek JOA, either Chevron or Hess may terminate the merger agreement if the merger has not been completed by October 22, 2024, (or April 22, 2025 or October 22, 2025, if the applicable end date is extended pursuant to the merger agreement) or by such later date as the parties may mutually agree. The merger agreement provided for an initial end date of April 18, 2024, but the parties have each waived the right to exercise any termination right available to it with respect to the initial April 18, 2024 end date. However, this right to terminate the merger agreement will not be available to any party whose failure to perform any obligation under the merger agreement has principally caused or resulted in the failure of the merger to be consummated on or before that date.

If the merger is not completed, Hess’ ongoing business, financial condition, financial results and stock price may be materially adversely affected. Without realizing any of the benefits of having completed the merger, Chevron and Hess will be subject to a number of risks, including the following:

•	the market price of Chevron common stock and/or Hess common stock could decline to the extent that the current market price reflects a market assumption that the transaction will be completed;

•	Hess could owe a termination fee of $1,715,000,000 to Chevron under certain circumstances;

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if the merger agreement is terminated and the Chevron Board or the Hess Board seeks another business combination, Chevron stockholders and Hess stockholders cannot be certain that Chevron or Hess will be able to find a party willing to enter into a transaction on terms equivalent to or more attractive than the terms that the other party has agreed to in the merger agreement;

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time and resources committed by Chevron’s and Hess’ respective management to matters relating to the merger could otherwise have been devoted to pursuing other beneficial opportunities for their respective companies;

•	Chevron and/or Hess may experience negative reactions from the financial markets or from their respective customers, suppliers, business partners or employees;

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Chevron and Hess will be required to pay their respective costs relating to the merger, such as legal, accounting, financial advisory and printing fees, whether or not the merger is completed, except as described in “The Merger Agreement—Expenses” beginning on page 122; and

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litigation related to any failure to complete the merger or related to any enforcement proceeding commenced against Chevron or Hess to perform their respective obligations pursuant to the merger agreement.

The materialization of any of these risks could adversely impact Chevron’s and Hess’ respective ongoing businesses, financial condition, financial results and stock price. Similarly, delays in the completion of the merger could, among other things, result in additional transaction costs, loss of revenue or other negative effects associated with uncertainty about completion of the merger.

If the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, the Hess stockholders may be required to pay substantial U.S. federal income taxes.

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Chevron and Hess intend to report the merger consistent with such qualification. It is a condition to Hess’ obligation to complete the merger that Hess receive an opinion from outside counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. However, an opinion of counsel represents such counsel’s judgment and is not binding on the IRS or any court and the IRS or a court may disagree with the conclusion in the opinion of counsel. Chevron and Hess have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the transactions, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to the treatment of the merger as a “reorganization” within the meaning of Section 368(a) of the Code. If the IRS or a court determines that the merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder of Hess common stock generally would recognize gain or loss in an amount equal to the difference, if any, between the fair market value of the Chevron common stock received in the merger, and such U.S. holder’s aggregate tax basis in the corresponding Hess common stock surrendered in the merger. See “The Merger—Material U.S. Federal Income Tax Consequences” beginning on page 84.

The merger agreement contains provisions that limit Hess’ ability to pursue alternatives to the merger, could discourage a potential competing acquiror of Hess from making a favorable alternative transaction proposal and, in specified circumstances, could require Hess to pay a termination fee to Chevron.

The merger agreement contains certain provisions that restrict Hess’ ability to initiate, solicit, knowingly encourage or knowingly facilitate or, subject to certain exceptions, engage in discussions or negotiations with respect to, or approve or recommend, any third-party acquisition proposal. Further, even if the Hess Board withdraws or qualifies its recommendation with respect to the adoption of the merger agreement, unless the merger agreement has been terminated in accordance with its terms, Hess will still be required to submit each of its merger-related proposals to a vote at the special meeting. In addition, Chevron generally has an opportunity to offer to modify the terms of the transactions contemplated by the merger agreement in response to any third-party acquisition proposal before the Hess Board may withdraw or qualify its recommendation with respect to the merger-related proposal or otherwise terminate the merger agreement.

In some circumstances, upon termination of the merger agreement, Hess will be required to pay a termination fee of $1,715,000,000 to Chevron. See the sections titled “The Merger Agreement—Covenants and Agreements—No Solicitation” and “The Merger Agreement—Termination of the Merger Agreement” beginning on pages 101 and 119, respectively.

These provisions could discourage a potential third-party acquiror or merger partner that might have an interest in acquiring all or a significant portion of Hess or pursuing an alternative transaction from considering or proposing such a transaction, even if such third-party acquiror or merger partner were prepared to pay consideration with a higher per share cash or market value than the per share cash or market value proposed to be received or realized in the merger. In particular, the termination fee, if applicable, could result in a potential third-party acquiror or merger partner proposing to pay consideration with a lower per share cash or market value to the Hess stockholders than it might otherwise have proposed to pay absent such termination fee.

If the merger agreement is terminated and Hess determines to seek another business combination, Hess may not be able to negotiate a transaction with another party on terms comparable to, or better than, the terms of the merger agreement.

The merger is subject to the requirements of the HSR Act, and regulatory authorities may impose conditions that could have an adverse effect on Hess and/or Chevron following the transaction or that could delay, prevent or increase the costs associated with completion of the merger.

Before the merger may be completed, any waiting period (or extension thereof) under the provisions of the HSR Act must have expired or been terminated. In deciding whether to grant the required approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations, the relevant governmental entities may impose requirements, limitations or costs or place restrictions on the conduct of the business of Chevron following the transaction. Under the merger agreement, Chevron and Hess have agreed to use their respective reasonable best efforts to obtain as soon as practicable all approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations required to be obtained from any third party or governmental body, agency, authority or official which are necessary, proper or advisable to consummate the merger. However, notwithstanding the foregoing, Chevron and its subsidiaries are not required to take (or to request or authorize Hess or any of its subsidiaries to undertake) any action if it would, or would reasonably be expected to, result in a substantial detriment. For this purpose, “substantial detriment” will mean any one of the following:

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a change or effect which would, individually or in the aggregate (and after giving effect to any reasonably expected proceeds of any divestiture or sale of assets, if applicable), result in, or be reasonably likely to result in, a material adverse effect on the financial condition, business, assets or continuing results of operations of Hess and its subsidiaries, taken as a whole, at or after the effective time of the merger; provided that any requirement to divest or hold separate, or limit the operation of, any division, subsidiary, interest, business, product line, asset or property relating to the operations conducted by Chevron and its subsidiaries prior to the effective time of the merger will be deemed to constitute a substantial detriment if such action with respect to a comparable amount of assets or businesses of Hess and its subsidiaries (taken together with all other actions taken pursuant to the merger agreement) would be reasonably likely, in the aggregate, to have a material adverse effect on the financial condition, business, assets or continuing results of operations of Hess and its subsidiaries, taken as a whole; or

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a requirement for Chevron or any of its subsidiaries (including at or after the completion of the merger, Hess and any of its subsidiaries) to provide prior notice to, or to obtain prior approval from any governmental agency, body, authority or entity, except that Chevron will if required by an applicable governmental agency, body, authority or entity, agree to any requirement to provide prior notice to, or to obtain prior approval from, any governmental agency, body, authority or entity to the extent such requirement is immaterial to Chevron.

In addition, if any Guyanese governmental body, agency or authority of competent jurisdiction asserts that its approval is required as a result of the consequences of the merger in Guyana on Hess’ assets in Guyana (which has not occurred as of the date of this proxy statement/prospectus), approval of such governmental body, agency or authority will become a condition to each party’s obligation to complete the merger. Other governmental agencies, bodies, authorities or entities may also impose conditions, terms, obligations or restrictions in connection with their approval of or consent to the merger, and such conditions, terms, obligations or restrictions may delay completion of the merger or impose additional material costs on or materially limit Chevron’s revenues following the completion of the merger. There can be no assurance that governmental agencies, bodies, authorities or entities will choose not to impose such conditions, terms, obligations or restrictions, and, if imposed, such conditions, terms, obligations or restrictions may delay or lead to the abandonment of the merger. At any time before or after consummation of the merger, notwithstanding the early termination of the applicable waiting period under the HSR Act, the FTC, the DOJ or any state could take such action under antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking the divestiture of substantial assets of Chevron or Hess or their respective subsidiaries. For a more detailed description of the regulatory review process, see the section entitled “The Merger—Regulatory Approvals Required for the Merger” beginning on page 78.

The exchange ratio is fixed and will not be adjusted in the event of any change in either Chevron’s or Hess’ stock price.

Upon completion of the merger, each share of Hess common stock will be converted into the right to receive 1.025 validly issued, fully paid and non-assessable shares of Chevron common stock (other than cancelled shares). This exchange ratio was fixed in the merger agreement and will not be adjusted for changes in the market price of either Chevron common stock or Hess common stock between the date the merger agreement was signed and completion of the merger. Due to the fixed exchange ratio, fluctuations in the price of Chevron common stock will drive corresponding changes in the value of the merger consideration payable to each Hess stockholder. As a result, changes in the price of Chevron common stock prior to the completion of the merger will affect the market value that Hess stockholders will become entitled to receive on the date of the closing. Stock price changes may result from a variety of factors (many of which are beyond Chevron’s or Hess’ control), such as changes in Chevron’s or Hess’ respective business, operations and prospects; changing crude oil and natural gas prices, as well as crude oil production quotas; overall demand for crude oil and natural gas commodities; the continued effects of the COVID-19 pandemic and governmental and business responses to the pandemic; and changes in government rules and regulations in the countries in which each of Chevron and Hess operate.

The price of Chevron common stock has fluctuated during the period between the date the merger agreement was executed and the date of this proxy statement/prospectus, and may continue to change through the date of the special meeting and the date the merger is completed. For example, based on the range of closing prices of Chevron common stock during the period from October 20, 2023, the last full trading day before the public announcement of the merger, through April 19, 2024, the latest practicable trading date before the date of this proxy statement/prospectus, the exchange ratio represented the market value of the merger consideration ranging from a high of $171.00 to a low of $145.31 for each share of Hess common stock. The actual market value of the Chevron common stock received by holders of Hess common stock upon completion of the merger may be outside this range.

These variations could result from changes in the business, operations or prospects of Chevron or Hess prior to or following the completion of the merger, regulatory considerations, general market and economic conditions and other factors both within and beyond the control of Chevron or Hess. At the time of the special meeting, Hess stockholders will not know with certainty the value of the shares of Chevron common stock that they will receive upon completion of the merger.

Members of the Hess Board and management have interests in the merger that are different from, or in addition to, those of other stockholders.

In considering whether to adopt the merger agreement and approve the transactions contemplated thereby, Hess stockholders should recognize that members of management and the Hess Board have interests in the merger that differ from, or are in addition to, their interests as stockholders of Hess.

The executive officers of Hess have arrangements with Hess that provide for certain severance payments or benefits, accelerated vesting of certain equity-based awards and other rights and other payments or benefits upon completion of the merger and/or if their employment or service is terminated under certain circumstances following the completion of the merger. In addition, the executive officers and directors of Hess also have rights to indemnification, advancement of expenses and directors’ and officers’ liability insurance that will survive the completion of the merger. The Hess Board was aware of these interests and considered them, among other matters, in approving the merger agreement and making its recommendation that the Hess stockholders vote “FOR” the merger proposal and “FOR” the merger-related compensation proposal.

These interests are further described in “The Merger—Interests of Directors and Executive Officers of Hess in the Merger” beginning on page 67.

Each party is subject to business uncertainties and contractual restrictions while the proposed merger is pending, which could adversely affect each party’s business and operations.

In connection with the pendency of the merger, it is possible that some customers, suppliers and other persons with whom Chevron or Hess has a business relationship may delay or defer certain business decisions or might decide to seek to terminate, change or renegotiate their relationships with Chevron or Hess, as the case may be, as a result of the merger. Under the terms of the merger agreement, each of Chevron and Hess is subject to certain restrictions on the conduct of its respective business prior to completing the merger, which may restrict Chevron’s ability to acquire assets or Hess’ ability to execute certain of its business strategies, including, with respect to Hess, the ability in certain cases to enter into or amend contracts, acquire or dispose of assets, incur indebtedness or incur capital expenditures. Such limitations could adversely affect each party’s respective businesses and operations prior to the completion of the merger. See “The Merger Agreement—Covenants and Agreements—Conduct of Business” beginning on page 94.

Each of the risks described above may be exacerbated by delays or other adverse developments with respect to the completion of the merger.

The opinion of Hess’ financial advisor will not reflect changes in circumstances between the signing of the merger agreement and the completion of the merger.

Hess has received an opinion from its financial advisor in connection with the signing of the merger agreement, but has not obtained any updated opinion from its financial advisor as of the date of this proxy statement/prospectus. Changes in the operations and prospects of Chevron or Hess, general market and economic conditions and other factors that may be beyond the control of Chevron or Hess, and on which Hess’ financial advisor’s opinion was based, may significantly alter the value of Chevron or Hess or the prices of the shares of Chevron common stock or Hess common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because Hess does not currently anticipate asking its financial advisor to update its opinion, the opinion will not address the fairness of the merger consideration from a financial point of view at the time the merger is completed. The Hess Board’s recommendation that Hess stockholders vote “FOR” approval of the merger proposal, “FOR” the non-binding merger-related compensation proposal and “FOR” the adjournment proposal, however, is made as of the date of this proxy statement/prospectus.

For a description of the opinion that Hess received from its financial advisor, see the section entitled “The Merger—Opinion of Hess’ Financial Advisor” beginning on page 55. A copy of the opinion of Goldman Sachs, Hess’ financial advisor, is attached as Annex C to this proxy statement/prospectus.

Hess may be unable to attract or retain key employees during the pendency of the merger.

In connection with the pending merger, Hess’ current and prospective employees may experience uncertainty about their future roles with Chevron following the merger, which may materially adversely affect Hess’ ability to attract and retain key personnel during the pendency of the merger. Key employees may depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with Chevron following the merger. Accordingly, no assurance can be given that Hess will be able to retain key employees to the same extent that Hess has been able to in the past.

Potential litigation against Chevron and Hess could result in substantial costs, an injunction preventing the completion of the merger and/or a judgment resulting in the payment of damages.

Securities class action lawsuits and derivative lawsuits are often brought against public companies that have entered into merger agreements. Even if such a lawsuit is unsuccessful, defending against these claims can result in substantial costs. An adverse judgment could result in monetary damages, which could have a negative impact on Chevron’s and Hess’ respective liquidity and financial condition. See “The Merger—Litigation Relating to the Merger” beginning on page 83 for a description of the lawsuit that has been filed in connection with the merger as of the date of this proxy statement/prospectus.

Stockholders of Hess may file lawsuits against Chevron, Hess and/or the directors and officers of either company in connection with the merger. These lawsuits could prevent or delay the completion of the merger and result in significant costs to Hess and/or Chevron, including any costs associated with the indemnification of directors and officers. There can be no assurance that any of the defendants will be successful in the outcome of any potential lawsuits.

Completion of the merger may trigger change in control or other provisions in certain agreements to which Hess is a party, which may have an adverse impact on Chevron’s business and results of operations after the merger.

The completion of the merger may trigger change in control and other provisions in certain agreements to which Hess is a party. If Chevron and Hess are unable to negotiate waivers of those provisions, the counterparties may exercise their rights and remedies under the agreements, potentially terminating the agreements or seeking monetary damages. Even if Chevron and Hess are able to negotiate waivers, the counterparties may require a fee for such waivers or seek to renegotiate the agreements on terms less favorable to Hess or Chevron following the transaction.

Hess stockholders are not entitled to appraisal rights in connection with the merger.

Appraisal rights are statutory rights that enable stockholders to dissent from certain extraordinary transactions, such as certain mergers, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the applicable transaction. Under the DGCL, holders of shares of Hess common stock will not have rights to an appraisal of the fair value of their shares in connection with the merger. See “The Merger—No Appraisal Rights” beginning on page 83 for additional information.

The shares of Chevron common stock to be received by Hess stockholders upon completion of the merger will have different rights from shares of Hess common stock.

Upon completion of the merger, Hess stockholders will no longer be stockholders of Hess but will instead become stockholders of Chevron, and their rights as Chevron stockholders will be governed by the terms of Chevron’s certificate of incorporation, as amended (“Chevron’s certificate of incorporation”), and Chevron’s by-laws, as amended (“Chevron’s by-laws”). The terms of Chevron’s certificate of incorporation and Chevron’s by-laws are in some respects materially different than the terms of Hess’ certificate of incorporation, as amended (“Hess’ certificate of incorporation”), and Hess’ by-laws, which currently govern the rights of Hess stockholders. See “Comparison of Rights of Stockholders of Chevron and Hess” beginning on page 138 for a discussion of the different rights associated with shares of Hess common stock and shares of Chevron common stock.

Hess stockholders will have a significantly reduced ownership and voting interest after the merger and will exercise less influence over the policies of Chevron following the transaction than they now have on the policies of Hess.

Chevron stockholders currently have the right to vote in the election of the Chevron Board and on other matters affecting Chevron. Hess stockholders currently have the right to vote in the election of the Hess Board and on other matters affecting Hess. Immediately after the merger is completed, it is expected that current Chevron stockholders will own approximately 85.3% of the shares of outstanding common stock of Chevron following the transaction, and current Hess stockholders will own approximately 14.7% of the common stock outstanding of Chevron following the transaction. As a result, current Hess stockholders will have significantly less influence on the policies of Chevron than they now have on the policies of Hess.

Risks Related to Chevron After Completion of the Merger

Chevron may not achieve the intended benefits and the merger may disrupt its current plans or operations.

There can be no assurance that Chevron will be able to successfully integrate Hess’ assets or otherwise realize the expected benefits of the potential transaction (including capital expenditures efficiencies and operational synergies). Difficulties in integrating Hess into Chevron may result in Chevron performing differently than expected, in operational challenges or in the failure to realize anticipated synergies and efficiencies in the expected timeframe or at all, including run-rate cost synergies of approximately $1 billion before tax within a year of closing the merger, in which case the merger may not be accretive to Chevron’s cash flow per share in 2025. The integration of the two companies may result in material challenges, including the diversion of management’s attention from ongoing business concerns; retaining key management and other employees; retaining or attracting business and operational relationships; the possibility of faulty assumptions underlying expectations regarding the integration process and associated expenses; consolidating corporate and administrative infrastructures and eliminating duplicative operations; coordinating geographically separate organizations; unanticipated issues in integrating information technology, communications and other systems; as well as potential unknown liabilities, unforeseen expenses relating to integration, or delays associated with the acquisition.

The market price of Chevron common stock after the merger may be affected by factors different from those affecting the price of Chevron common stock or Hess common stock before the merger.

Upon completion of the merger, holders of Chevron common stock and Hess common stock will be holders of Chevron common stock. As the businesses of Chevron and Hess are different, the results of operations as well as the price of Chevron common stock may in the future be affected by factors different from those factors affecting Chevron and Hess as independent standalone companies. Chevron following the transaction will face additional risks and uncertainties that Chevron or Hess may currently not be exposed to as independent companies.

The market price of Chevron common stock may decline as a result of the merger.

The market price of Chevron common stock may decline as a result of the merger if, among other things, it is unable to achieve the expected benefits and synergies of the merger, if the merger is not completed within the anticipated timeframe or if the transaction costs related to the merger are greater than expected. The market price of Chevron common stock also may decline if Chevron does not achieve the perceived benefits and expected synergies of the merger as rapidly or to the extent anticipated by financial or industry analysts or if the effect of the merger on Chevron’s financial position, results of operations or cash flows is not consistent with the expectations of financial or industry analysts.

The merger may result in a loss of customers, distributors, suppliers, vendors, landlords and other business partners and may result in the termination of existing contracts.

Following the merger, some of the customers, distributors, suppliers, vendors, landlords and other business partners of Hess may terminate or scale back their current or prospective business relationships with Chevron. Some customers may not wish to source a larger percentage of their needs from a single company or may feel that Chevron is too closely allied with one of their competitors. In addition, Hess has contracts with customers, distributors, suppliers, vendors, landlords and other business partners that may require it to obtain consents from these other parties in connection with the merger, which may not be obtained on favorable terms or at all. If relationships with customers, distributors, suppliers, vendors, landlords and other business partners are adversely affected by the merger, or if Chevron, following the merger, loses the benefits of the contracts of Hess, Chevron’s business and financial performance could suffer.

Following the completion of the merger, Chevron may incorporate Hess’ hedging activities into Chevron’s business, and Chevron may be exposed to additional commodity price risks arising from such hedges.

To mitigate its exposure to changes in commodity prices, Hess hedges oil, natural gas and NGL prices from time to time, primarily through the use of certain derivative instruments. If Chevron assumes any existing hedges of Hess, then Chevron will bear the economic impact of all of Hess’ hedges following the completion of the merger. Actual crude oil, natural gas and NGL prices may differ from Chevron’s expectations and, as a result, such hedges may or may not have a negative impact on Chevron’s business.

Chevron’s by-laws will continue to govern Chevron following the merger and provide that a state or federal court located within the State of Delaware will be the exclusive forum for substantially all disputes between Chevron and its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with Chevron or its directors, officers or other employees.

Chevron’s by-laws provide that, unless Chevron consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Chevron, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Chevron to Chevron or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine will be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Chevron reserves the right to assert that this exclusive forum provision applies to any derivative action or proceeding brought by a stockholder to procure a judgment in Chevron’s favor, including derivative actions purporting to assert on Chevron’s behalf any claims it possesses against third parties that arise under the federal securities laws (e.g., the Securities Act and the Exchange Act). It is, however, uncertain whether a court would enforce this exclusive forum provision with respect to a derivative action or proceeding brought by a stockholder to enforce Chevron’s rights under the Securities Act or Exchange Act. In addition, stockholders cannot waive, and this exclusive forum provision does not purport to waive, Chevron’s own compliance with the federal securities laws and the rules and regulations thereunder.

This exclusive forum provision may limit the ability of a stockholder, including a former Hess stockholder who becomes a Chevron stockholder after the merger is completed, to bring a claim in a judicial forum of its choosing for disputes with Chevron or its directors, officers or other employees, which may discourage lawsuits against Chevron and its directors, officers and other employees. In addition, stockholders who do bring a claim in a state or federal court located within the State of Delaware could face additional litigation costs in pursuing any such claim, particularly if they do not reside in or near Delaware. In addition, the court located in the State of Delaware may reach different judgments or results than would other courts, including courts where a stockholder would otherwise choose to bring the action, and such judgments or results may be more favorable to Chevron than to its stockholders.

Other Risk Factors of Chevron and Hess

Chevron’s and Hess’ businesses are and will be subject to all the risks described above. In addition, Chevron and Hess are and will continue to be subject to all the risks described in Chevron’s and Hess’ respective Annual Reports on Form 10-K for the fiscal year ended December 31, 2023 as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, all of which are filed with the SEC and attached as annexes to, or incorporated by reference into, this proxy statement/prospectus. For the location of information incorporated by reference into this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 153.

THE MERGER

The following is a discussion of the transaction and the material terms of the merger agreement between Chevron and Hess. You are urged to read the merger agreement carefully and in its entirety. A copy of the merger agreement is attached as Annex A to this proxy statement/prospectus and incorporated by reference in this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. This section is not intended to provide you with any factual information about Chevron or Hess. Such information can be found elsewhere in this proxy statement/prospectus (including the annexes hereto) and in the public filings Chevron and Hess make with the SEC, some of which are incorporated by reference into this proxy statement/prospectus, as described in “Where You Can Find More Information” beginning on page 153.

Background of the Merger

The Hess Board and Hess management regularly review and assess Hess’ performance, strategy, financial position, leverage, opportunities and risks in light of current business and economic conditions, developments in the oil and gas exploration and production sector, and potential future industry developments. These regular reviews have, from time to time, included evaluation of potential strategic combination and acquisition opportunities.

From time to time, John Hess, the Chief Executive Officer of Hess, has met with Michael Wirth, Chairman of the Chevron Board and Chevron’s Chief Executive Officer, including at industry conferences and meetings of industry executives, to discuss the oil and gas exploration and production sector, their respective businesses and other matters of mutual interest.

These discussions included a private dinner in July 2021 where, among other things, Messrs. Hess and Wirth discussed the possibility of a business combination transaction between Chevron and Hess but concluded that it was not appropriate to engage in further discussions at that time due to differences in views regarding the premium to the trading price of Hess common stock that an offer for Hess should contain. Following these discussions, from time to time, Chevron senior management and the Chevron Board considered the possibility of a business combination transaction with Hess and the potential terms for such a transaction.

There were no other discussions between Messrs. Hess and Wirth regarding a potential business combination transaction until March 7, 2023, when Messrs. Hess and Wirth had an in-person meeting in Houston, Texas in connection with an industry conference that both were attending. At this meeting, Mr. Wirth expressed Chevron’s interest in engaging in further discussions regarding a combination of the two companies and discussed with Mr. Hess the potential exchange ratio and premium to be offered to Hess stockholders. Based on such discussion, as next steps, Messrs. Hess and Wirth agreed to brief and obtain feedback from their respective boards, and Mr. Wirth suggested that the chief financial officers of the two companies meet to assess the financial aspects of the potential business combination transaction.

In 2023, Hess did not engage in any discussions or negotiations with any third party, other than Chevron, regarding a potential acquisition of Hess by such party.

On April 14, 2023, John Rielly, the Chief Financial Officer of Hess, met with Pierre Breber, the Chief Financial Officer of Chevron. Messrs. Rielly and Breber discussed various financial and other related considerations with respect to a potential business combination transaction between Hess and Chevron, including timing, strategic fit, valuation, potential synergies and Hess’ Guyana assets.

On May 12, 2023, Messrs. Hess and Wirth had a telephone conversation. Mr. Wirth reiterated Chevron’s interest in a potential business combination transaction, but informed Mr. Hess that because Chevron was currently focusing on pursuing a different strategic transaction, Chevron was not in position to pursue negotiations with Hess at that time, but he anticipated that Chevron would be interested in moving forward with such negotiations in the second half of 2023.

On May 17, 2023, at a regularly scheduled meeting of the Hess Board, Messrs. Hess and Rielly reported to the Hess Board on their recent conversations with their respective counterparts at Chevron regarding a potential business combination transaction between Hess and Chevron, including the potential exchange ratio, premium and timeline indicated by Mr. Wirth.

On May 22, 2023, Chevron announced that it had entered into a definitive agreement to acquire all of the outstanding shares of PDC Energy, Inc. in an all-stock transaction (the “PDC Transaction”).

On September 18, 2023, Messrs. Hess and Wirth met in-person in New York, and Mr. Wirth advised Mr. Hess that, having completed the PDC Transaction (which closed on August 7, 2023), Chevron was interested in moving forward with negotiations with respect to a potential business combination transaction between Chevron and Hess, with a view toward completing due diligence and determining whether the parties could reach a definitive merger agreement in the fourth quarter of 2023. At this meeting, Messrs. Hess and Wirth also discussed Hess’ oil and gas asset portfolio, potential synergies and the exchange ratio/valuation proposal that Hess would require from Chevron to continue negotiations with Chevron. On September 24, 2023, Mr. Hess called Mr. Wirth to further discuss the potential exchange ratio, and Messrs. Hess and Wirth agreed to discuss with their respective boards whether an exchange ratio of one share of Chevron for each share of Hess would provide an acceptable basis for each company to continue discussions regarding a potential business combination transaction.

On October 1, 2023, Mr. Wirth called Mr. Hess to inform him that Chevron would be sending Hess a transaction proposal letter and to preview the proposal set forth in the letter. During this discussion on October 1, 2023, Messrs. Hess and Wirth also discussed, among other matters, potential timelines for due diligence and negotiation of transaction documentation should Chevron’s transaction proposal provide a basis acceptable to the Hess Board for further discussions between the parties. Also on October 1, 2023, Chevron’s General Counsel sent to Hess’ General Counsel a draft mutual confidentiality agreement to facilitate discussions and the disclosure of information between Chevron and Hess. The parties and their respective outside counsel negotiated, and the parties executed, a mutual confidentiality agreement on October 2, 2023 (which was effective as of October 1, 2023). The confidentiality agreement contained customary standstill restrictions on Chevron with a customary “fall-away” provision that rendered the standstill inapplicable following Hess’ entry into a definitive agreement relating to, among other things, a merger or other business combination transaction with a third-party.

On October 2, 2023, representatives of Paul, Weiss, Rifkind, Wharton & Garrison LLP (“Paul, Weiss”), counsel to Chevron, delivered on behalf of Mr. Wirth a transaction proposal letter (the “October 2 Letter”) addressed to Mr. Hess. In the October 2 Letter, Chevron proposed to acquire Hess in an all-stock transaction at a fixed exchange ratio of one share of Chevron common stock for each outstanding share of Hess common stock. The exchange ratio set forth in the October 2 Letter equated to an implied value for Hess stockholders of $168.62 per share (based on Chevron’s closing share price on September 29, 2023), and an approximately 10.2% premium to Hess’ closing stock price on

September 29, 2023, the last completed trading day immediately preceding the date of the October 2 Letter. The October 2 Letter also indicated that Chevron desired that Mr. Hess join the Chevron Board upon the closing of the potential business combination transaction.

Also on October 2, 2023, Frank Mount, Chevron’s Vice President, Corporate Business Development, sent a due diligence request list and proposed transaction timeline to Mr. Rielly.

Beginning on October 5, 2023, Hess provided Chevron, Morgan Stanley & Co. LLC (“Morgan Stanley”), financial advisor to Chevron, and Paul, Weiss, with access to a virtual data room containing documents responsive to Chevron’s due diligence request list. The virtual data room was iteratively updated with additional due diligence information throughout the ensuing transaction negotiations.

On October 6, 2023, the Hess Board met with members of Hess management and representatives of Goldman Sachs, Hess’ financial advisor, and Wachtell, Lipton, Rosen & Katz (“Wachtell Lipton”), Hess’ legal advisor, in attendance. At the meeting, Mr. Hess provided the Hess Board with an overview of the October 2 Letter from Chevron, communications with Chevron to date and his perspectives on the merits and risks of a potential business combination transaction with Chevron as compared to Hess continuing as a stand-alone company. Members of Hess management reviewed a potential transaction timeline provided by Chevron, which indicated a targeted transaction announcement date of on or about October 23, 2023. Mr. Hess also emphasized that maintaining confidentiality around the potential business combination transaction was critical for both Hess and Chevron to be able to arrive at a mutually acceptable deal. Representatives of Goldman Sachs provided the Hess Board with a preliminary review, based on publicly available information, of the financial aspects of the proposal from Chevron described in the October 2 Letter, including, among other things, the exchange ratio and valuation multiples over time of Hess and Chevron, the recent share price performance of Hess and Chevron and the premium and ownership in Chevron implied by the exchange ratio proposed by Chevron. Representatives of Wachtell Lipton discussed the Hess Board’s fiduciary duties in the context of the potential business combination transaction, as well as certain other legal considerations. The Hess Board discussed with members of Hess management and representatives of Goldman Sachs the merits and risks of an all-stock business combination transaction with Chevron, in which Hess stockholders would become stockholders of Chevron. Among other things, it was noted that Chevron offered a more diversified portfolio of assets, stronger balance sheet and faster cash return profile to Hess’ stockholders than could reasonably be anticipated on a standalone basis. The Hess Board also discussed with management and representatives of Goldman Sachs and Wachtell Lipton considerations relating to contacting other potential transaction counterparties and preliminarily determined that any such outreach was subject to risks, particularly in terms of confidentiality and the possibility of losing the opportunity to transact with Chevron on attractive terms, that would likely outweigh any potential benefits. The Hess Board authorized management to continue negotiations with Chevron on the basis of at least a one-for-one exchange ratio.

On October 7, 2023, Mr. Wirth called Mr. Hess to discuss certain matters relating to the potential business combination transaction, including diligence priorities for Chevron.

On October 8, 2023, certain members of Hess management met in person with certain members of Chevron management at the offices of Paul, Weiss in New York, with some parties attending by virtual means. During this meeting on October 8, 2023, Messrs. Hess, Rielly and other members of Hess management gave a presentation to Eimear Bonner, Chevron’s Vice President and Chief Technology

Officer, Mr. Mount, Mark Nelson, Chevron’s Vice Chairman, Bruce Niemeyer, Chevron’s President, Americas Exploration and Production, and other members of Chevron management, with representatives of Morgan Stanley, Paul, Weiss, Goldman Sachs and Wachtell Lipton in attendance for parts of the meeting. The presentation and ensuing discussion focused on Hess’ history, culture, assets, operations, financial results, reserves, Stabroek JOA, carbon credits agreement, commitment to sustainability, business plans, employees and human resource matters, as well as due diligence processes, transaction timeline and investor communications for the proposed merger.

During the period from October 9, 2023 through October 21, 2023, members of Hess management engaged in several due diligence discussions with members of Chevron management. These discussions focused on Hess’ operations, financial results, oil and gas assets, legal and compliance matters, human resources matters, and long-range business plans.

On October 9, 2023, Paul, Weiss sent a draft merger agreement to Wachtell Lipton. The draft merger agreement, among other things, contemplated Mr. Hess entering into a voting agreement to vote for the proposal to approve the transaction at the special meeting of Hess stockholders.

On October 13, 2023, Wachtell Lipton provided a revised draft of the merger agreement to Paul, Weiss, along with a draft of the voting agreement. The revised draft of the merger agreement reflected a number of proposed changes, including a reduction in the break-up fee payable by Hess if the agreement were to be terminated in certain circumstances, a stronger commitment on the part of Chevron to obtain the necessary regulatory approvals and the addition of the receipt of a tax opinion as a condition to Hess’ obligation to close the merger.

Also on October 13, 2023, Goldman Sachs delivered a disclosure letter to Hess regarding certain of its relationships with Hess and Chevron, which letter was made available to the Hess Board.

On October 15, 2023, Hess management provided a draft budget and plan (the “initial Hess projections”) to representatives of Goldman Sachs, as Hess’ representative, and to Chevron and Morgan Stanley, as Chevron’s representative.

On October 16, 2023, Paul Weiss sent a revised draft of the merger agreement to Wachtell Lipton. Among other things, the revised draft generally accepted a stronger regulatory efforts framework but removed the tax opinion closing condition and increased the break-up fee payable by Hess if the agreement were to be terminated in certain circumstances.

On October 17, 2023, Messrs. Hess and Wirth spoke on a call in which, among other things, Mr. Hess proposed an increase to the one-for-one exchange ratio, noting that recent trading price movements in Hess and Chevron stock had reduced the implied deal premium from the time of the October 2 Letter. The one-for-one exchange ratio represented an approximately 2.2% premium to the closing price of Hess common stock as of October 17, 2023, the last completed trading day immediately preceding the discussion between Messrs. Wirth and Hess on October 17, 2023. Mr. Wirth indicated that Chevron was open to considering an increase in the exchange ratio, but suggested that the discussion be tabled until after the close of trading on October 20, 2023, the final trading day prior to the potential signing of the merger agreement. At the suggestion of Messrs. Hess and Wirth, respectively, in the days that followed and up until the signing of the merger agreement on October 22, 2023, representatives of Goldman Sachs and Morgan Stanley discussed their respective points of view on the exchange ratio and the implied premium as a result of the narrowing gap between the stock prices of Hess and Chevron.

On October 18, 2023, Hess management provided an updated draft of the initial Hess projections (the “Hess projections”, as discussed in further detail in the section entitled “—Hess Unaudited Prospective Financial Information” beginning on page 64) to representatives of Goldman Sachs, as Hess’ representative, and to Chevron and Morgan Stanley, as Chevron’s representative. The Hess projections contained immaterial adjustments and amendments to the initial Hess projections relating to non-cash expenses and net working capital.

Also on October 18, 2023, at a virtual meeting attended by members of Chevron management, including Mr. Breber, and representatives of Morgan Stanley, representatives of Chevron answered due diligence questions from representatives of Hess, with the assistance of representatives of Goldman Sachs, regarding Chevron’s businesses, developments, outlook, operations, properties, financial results and condition and environmental matters.

On October 19, 2023, the Hess Board held a special meeting to discuss the proposed business combination transaction with Chevron, with Hess management and representatives of Goldman Sachs and Wachtell Lipton in attendance. Mr. Hess provided the Hess Board with an update on the status of negotiations with Chevron, including his conversation with Mr. Wirth regarding a potential increase to the exchange ratio. Mr. Rielly reviewed the Hess projections with the Hess Board. Members of Hess management and representatives of Goldman Sachs and Wachtell Lipton provided the Hess Board with an overview of the due diligence conducted on Chevron and the status of ongoing negotiations with Chevron (including with respect to the size of the break-up fee potentially payable by Hess in certain circumstances, the regulatory commitment from Chevron, the Stabroek ROFR, the voting agreement to be entered into by Mr. Hess, and certain interim operating covenants, termination rights and employee-related matters). Members of Hess management offered the Hess Board their perspectives on the benefits and risks of a potential business combination transaction with Chevron. Representatives of Goldman Sachs presented a preliminary financial analysis regarding Chevron and Hess and the proposed one-for-one exchange ratio, based on, among other factors, the Hess projections. The Hess Board also revisited its prior discussion during its October 6, 2023 meeting concerning the potential benefits and risks of contacting other potential transaction counterparties, and confirmed its view that it would not be in the best interests of Hess and its stockholders to initiate any such outreach. At this meeting, representatives of Wachtell Lipton also provided the Hess Board with a summary of certain terms of the merger agreement. The Hess Board then went into executive session to further discuss the proposed business combination transaction, with all members of Hess management (other than Mr. Hess) and representatives of Goldman Sachs and Wachtell Lipton leaving the meeting.

On October 20, 2023, after the close of business, Mr. Wirth called Mr. Hess and they discussed the exchange ratio for the proposed business combination transaction in the context of the relative changes in the stock price of Hess and Chevron since the October 2 Letter. Following negotiation, Messrs. Hess and Wirth agreed that they would recommend to their respective boards a proposed exchange ratio of 1.025 shares of Chevron for each share of Hess. The revised exchange ratio represented an approximately 4.9% premium to the closing share price of Hess on October 20, 2023 and a 10.3% premium to the twenty-day average price of Hess common stock as of October 20, 2023, the last completed trading day immediately preceding the discussion on October 20, 2023.

Also on October 20, 2023, Hess executed an engagement letter pursuant to which it formally retained Goldman Sachs as its lead financial advisor in connection with a potential business combination transaction with Chevron. On the same day, Hess formally engaged J.P. Morgan Securities LLC to provide supplementary financial advisory services to Hess in connection with the potential business combination transaction with Chevron.

Representatives of Wachtell Lipton and Hess management continued to negotiate the terms of the merger agreement with representatives of Paul, Weiss and Chevron management on October 19 through October 21, 2023. The parties reached agreement on the size of the break-up fee potentially payable by Hess in certain circumstances, the regulatory commitment from Chevron, the Stabroek ROFR, the tax-opinion closing condition, Hess’ interim operating covenants, the parties’ representations and warranties, the parties’ termination rights and employee-related matters.

Throughout the period of negotiations between Chevron and Hess, the Chevron Board met on several occasions to consider and discuss the potential business combination transaction and were briefed in those meetings by Chevron management. On October 21, 2023, the Chevron Board convened a meeting with Chevron management to review and consider the potential business combination transaction, with representatives of Morgan Stanley and Paul, Weiss in attendance for parts of the meeting. The Chevron Board received updates from Chevron management on the proposed increase in the exchange ratio to 1.025 and the completed commercial and legal due diligence with respect to the proposed business combination transaction. Following discussion and asking questions of Chevron management, the Chevron Board unanimously approved the proposed business combination transaction and the issuance of Chevron common stock at an exchange ratio of 1.025.

On October 21, 2023, Mr. Wirth called Mr. Hess to inform him that the Chevron Board had approved the proposed business combination transaction.

The merger agreement was in substantially final form by the morning of October 22, 2023, when the Hess Board met to consider approval of the proposed business combination transaction, with representatives of Wachtell Lipton and Goldman Sachs in attendance. Mr. Hess advised the Hess Board that Chevron had agreed to an increased exchange ratio of 1.025 and that the Chevron Board had approved the transaction on the basis of this revised exchange ratio. Representatives of Wachtell Lipton discussed the Hess Board’s fiduciary duties in the context of the proposed business combination and reviewed with the Hess Board the terms of the merger agreement, including conditions to the closing of the merger, no-shop restrictions, the Stabroek ROFR, termination rights, the termination fee and the regulatory commitment from Chevron. Representatives of Goldman Sachs then reviewed with the Hess Board Goldman Sachs’ financial analysis of the proposed business combination transaction at the 1.025 exchange ratio. Following discussion, Goldman Sachs rendered its oral opinion to the Hess Board, which was subsequently confirmed by delivery of a written opinion, that, as of October 22, 2023 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than Chevron and its affiliates) of Hess common stock pursuant to the merger agreement was fair from a financial point of view to such holders. See the section entitled “—Opinion of Hess’ Financial Advisor” for more information beginning on page 55.

After considering the terms of the proposed business combination transaction with Chevron, and taking into consideration the matters discussed during that meeting and prior meetings of the Hess Board, including the factors described above and under the section entitled “—Hess Board’s Recommendations and Its Reasons for the Merger” beginning on page 48, the Hess Board unanimously (1) declared that the merger agreement and the transactions contemplated thereby (including the merger), are fair to, and in the best interests of, Hess’ stockholders, (2) approved and declared advisable the merger agreement and the transactions contemplated thereby (including the merger), (3) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the Hess stockholders and (4) resolved (subject to certain exceptions set forth in the merger agreement) to recommend the approval and adoption of the merger agreement and the transactions contemplated thereby (including the merger) by Hess stockholders.

On October 22, 2023, following the Hess Board meeting, Hess and Chevron executed the merger agreement.

Prior to the opening of trading on October 23, 2023, Chevron and Hess issued a joint press release announcing entry into the merger agreement.

On October 26, 2023, the Vice President of Guyana indicated Guyana’s support for the merger, stating:

We are pleased that there are two major U.S. oil companies here – these are major oil companies. We believe they have deep pockets, and they can fund the investment programs necessary to move us to peak production at the earliest point in time. Other smaller companies that are investing in other parts of the world and other countries have to go to raise capital and the market is still not that friendly raising capital. We have examined Chevron carefully—and we believe Chevron would be a good partner too in Guyana.

Chevron’s Rationale for the Transaction

Chevron believes that the merger with Hess presents Chevron with the opportunity to:

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diversify its portfolio by acquiring Hess’ interest in operations in Guyana, which has industry leading cash margins, a strong production growth outlook, potential exploration upside and low carbon intensity;

•	strengthen its domestic portfolio by adding Hess’ Bakken assets to Chevron’s advantaged U.S. shale and tight position;

•	complement its portfolio by adding Hess’ assets in the Gulf of Mexico and Southeast Asia natural gas business to its portfolio;

•	achieve run-rate cost synergies around $1 billion before tax within a year after completion of the merger through the integration of Hess into Chevron’s existing development operations;

•	be accretive to cash flow per share in 2025 after achieving synergies and start-up of the fourth floating production storage and offloading vessel in Guyana;

•	strengthen its long-term outlook by increasing its estimated five-year production and free cash flow growth rates; and

•	maintain its financial priorities, including growing the dividend consistently, investing capital efficiently, maintaining a strong balance sheet and returning surplus cash to stockholders.

Hess Board’s Recommendations and Its Reasons for the Merger

By unanimous vote, the Hess Board, at a meeting held on October 22, 2023, (a) declared that the merger agreement and the transactions contemplated thereby (including the merger), are fair to, and in the best interests of, Hess’ stockholders, (b) approved and declared advisable the merger agreement and the transactions contemplated thereby (including the merger), (c) directed that the adoption of the merger agreement be submitted to a vote at a meeting of the Hess stockholders and (d) resolved (subject to certain exceptions set forth in the merger agreement) to recommend the adoption of the merger agreement by the Hess stockholders. The Hess Board unanimously recommends that Hess stockholders vote “FOR” the merger proposal, “FOR” the non-binding merger-related compensation proposal and “FOR” the adjournment proposal.

In reaching its determinations and recommendations, the Hess Board consulted with company management and financial and legal advisors and considered a range of factors and scenarios, as discussed below. Factors that weighed in favor of the merger include:

•	Greater Stockholder Value and Return Potential. The Hess Board assessed the value and nature of the consideration to be received in the merger by Hess stockholders, including:

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The stock-for-stock merger enables Hess stockholders to fully participate in the value and opportunities of Chevron, including its worldwide asset portfolio, dividends, share repurchases, and expected future growth;

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Chevron has a 37-year history of increasing its dividend per share annually, has a publicly-stated financial priority to maintain and grow its dividend and is expected to recommend an increase to its first quarter dividend per share of 8% to $1.63;

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Based on the closing trading price of Chevron common stock of $166.83 on October 20, 2023, the last trading day prior to public announcement of the merger, the merger consideration represented an implied value of $171.00 per share of Hess common stock, which would represent an all-time high price for Hess common stock;

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The consideration to be paid to holders of Hess common stock represented a 10.3% premium to the average price over the 20-day period ended October 20, 2023 (the last trading day prior to public announcement of the merger);

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The consideration to be paid to holders of Hess common stock comes with a large and growing dividend that currently represents a significant increase in dividends per share to Hess stockholders relative to Hess’ current regular dividend;

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The consideration to be paid to holders of Hess common stock comes with Chevron’s announced intention to increase share repurchases of Chevron common stock by $2.5 billion to the top end of its guidance range of $20 billion per year in a continued upside oil price scenario; and

○	The merger is structured as a stock-for-stock transaction and is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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Benefits of Chevron After the Merger: Greater Scale and Financial Strength. The Hess Board believed that the combined company resulting from the acquisition of Hess by Chevron would be extremely well positioned, with a top tier market capitalization, global footprint and strong balance sheet with the ability to invest on a strategic timeline less susceptible to various commodity price cycles.

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The global scale of Chevron, with its diversified portfolio of upstream, midstream, downstream, and new energies assets across a range of geographies, will be expected to reduce cash flow volatility and better support future strategic investments;

○	A larger, diversified asset portfolio would de-risk the Hess portfolio and lessen any potential future impact from regulatory or other changes in Hess’ key jurisdictions (including Guyana);

○	Chevron has a greater ability to fund major projects while maximizing cash returns than Hess on a standalone basis;

○	Chevron has maintained a leading position in the industry in terms of reserve replacement and the combined company is expected to extend Chevron’s growth profile into the next decade; and

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The merger significantly improves a number of key financial metrics to Hess shareholders on a pro forma basis, including increasing dividends per share and share repurchases, providing more stable cash flow and a stronger, more stable AA- / Aa2 balance sheet (as rated by Standard and Poor’s Long-Term Foreign Currency Credit Rating and Moody’s Issuer Rating as of the date of the merger agreement) that is better able to weather commodity and financial headwinds and provide greater ability to withstand global economic uncertainty.

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Ability to Protect Opportunity While Mitigating Downside Risk of Portfolio; Superior Alternative to Continuing Hess as an Independent, Standalone Company. The Hess Board determined that entering into the merger agreement with Chevron provided the best alternative to create stockholder value from the Hess assets on a short-, intermediate- and long-term basis, including as compared to continued operations on a standalone basis in light of the compelling value proposition of the Chevron transaction.

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Risks Associated with Operating as a Standalone Business. The Hess Board also considered the following risks inherent in maintaining the assets within the current or a somewhat larger standalone exploration and production company, and determined that the Chevron transaction eliminated, or significantly reduced, key risks including:

○	Commodity price fluctuations and regulatory risks that can challenge the long-term competitiveness and sustainability of future cash flows from Hess’ assets in a standalone business;

○	Concentration risk associated with Guyana;

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The risk that Hess may become less competitive, on a relative basis, compared with larger producers, given scale-related advantages available to larger companies, including with respect to cost savings achieved by larger companies through economies of scale;

○	The risks related to the ongoing trend of investors seeking to allocate capital to the largest and most financially stable and flexible producers, which has contributed to accelerating consolidation of the U.S. upstream oil and gas industry and reduced valuations for small-and mid-cap companies; and

○	Financial and operating risks associated with environmental and other regulatory considerations, and growing pressure to diversify away from fossil fuels.

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Superior to Other Alternatives Potentially Available to Hess. After detailed consideration of the opportunities and risks of various potential strategic alternatives available to Hess, including the transaction with Chevron, other potentially available strategic transactions (such as an acquisition of Hess by another of the industry participants large enough to execute such an acquisition) and continuing as an independent publicly traded company, the Hess Board determined that entering into the merger agreement with Chevron provided a superior path for sustaining and enhancing stockholder value and mitigating risk, in light of factors including:

○	After the merger with Chevron, Hess stockholders would benefit from:

◾	a significant increase in the amount, longevity and sustainability of dividends;

◾	a significant board authorization to repurchase stock;

◾	a reduced concentration risk from Guyana;

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Chevron’s greater ability to invest across the energy value chain, optimize capital allocation across its diversified asset portfolio, invest in technological innovation to enhance future opportunities; and

◾	increased scale and capacity to address growing environmental and climate considerations and potential regulatory changes.

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The superior value offered by the merger with Chevron compared with other potential alternative transactions, including the determination by the Hess Board, based on its analysis and discussion with its financial advisors and Hess management, its review of the financial and other prospects of Hess as a stand-alone entity and of Chevron following the closing of the Merger, and its deep experience in and knowledge of the oil and gas industry (including knowledge of and experience with industry peers who could acquire Hess), that:

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after considering the circumstances of the limited number of counterparties who could potentially acquire Hess, including oil and gas companies of both smaller and larger size than Chevron, none was considered likely to be willing or able to offer more attractive value on a risk-adjusted basis to Hess’ stockholders than Chevron due to, among other factors, the attractiveness of the exchange ratio and the consideration offered by Chevron in the form of Chevron common stock, and execution risk inherent in such other companies’ ability to complete a potential acquisition of Hess, including (depending on the potential counterparty) the likely need for the counterparty to obtain a vote from their stockholders, contractual restrictions on pursuing acquisitions and/or potential delays in obtaining the necessary regulatory approvals;

◾	Hess stockholders are likely to benefit from Chevron’s publicly-stated financial priority to maintain and grow dividends and repurchase common stock through commodity price cycles; and

◾	a combination with Chevron offered Hess stockholders the greatest risk-adjusted long-term value, financial flexibility and sustainability.

•	Synergies and Complementary Businesses. The complementary nature, quality and scale of assets of Chevron and Hess, including:

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Hess’ assets in (i) Guyana would add significant resource inventory to Chevron’s existing deepwater assets, (ii) the Bakken would add Hess’ strong acreage position to Chevron’s leading global shale and tight oil portfolio, (iii) the Gulf of Mexico are complementary to those of Chevron and would allow the combined company to engage in capital-efficient development, and (iv) Southeast Asia would provide predictable financial performance for Chevron from natural gas contracts with oil-linked pricing. These synergies are expected to benefit Hess stockholders by:

◾	enhancing the combined company’s position globally;

◾	optimizing the combined company’s development plans to deliver greater economic efficiencies;

◾	generating greater free cash flow; and

◾	supporting further growth opportunities globally.

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That the transaction is expected to become accretive to cash flow per share in 2025 after achieving synergies (which are not achievable by Hess as a standalone entity) and start-up of the fourth floating production storage and offloading vessel in Guyana.

○	The transaction is expected to increase Chevron’s estimated five-year production and free cash flow growth rates and is expected to extend such growth into the next decade.

○	The larger enterprise will have a more diversified asset portfolio and improved ability to withstand commodity supply and demand and price volatility.

○	Post-closing, Chevron expects the combined company to conduct asset divestments generating $10 to $15 billion in before-tax proceeds through 2028.

○	The transaction is expected to achieve run-rate cost synergies around $1 billion before tax within a year of closing.

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Shared Goals of Lower Emissions and Core Values. Chevron and Hess share similar philosophies in regard to a lower carbon energy future, the importance of Environmental, Social and Governance (“ESG”) matters, and core values, including:

○	Hess’ assets are expected to help propel Chevron toward the companies’ shared goal of a lower carbon energy future while also safely delivering higher returns;

○	While Hess and Chevron are both industry leaders on ESG matters, Chevron after the merger will have greater scale and resources to respond to increasing regulatory and other ESG matters; and

○

Chevron and Hess share core values of integrity, collaboration, accountability and caring for people and the environment, and the combined workforce is expected to continue to increase efficiency and deliver stockholder value. The merger agreement includes provisions that should facilitate the retention of Hess employees and enhance their ability to provide value for shareholders of the combined company.

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Opportunity to Receive Alternative Acquisition Proposals and to Terminate the Merger in Order to Accept a Superior Proposal. The Hess Board considered the terms of the merger agreement related to Hess’ ability to respond to unsolicited acquisition proposals and determined that the provisions of the merger agreement would not deter or preclude any third party from making a competing proposal and that the Hess Board would be able, under certain circumstances, to furnish information and enter into discussions and negotiations in connection with a competing proposal. In this regard, the Hess Board considered that:

○	experience demonstrates that an executed merger agreement is not a deterrent to potential alternative proposals;

○

subject to compliance with the applicable provisions of the merger agreement, the Hess Board may, before approval of the merger with Chevron by Hess stockholders, change its recommendation to Hess stockholders with respect to approval of the merger if the Hess Board determines in good faith, after consultation with its legal advisors, that failing to make a change in its recommendation would reasonably likely be inconsistent with the Hess Board’s fiduciary duties;

○	subject to its compliance with the applicable provisions of the merger agreement, the Hess Board may terminate the merger agreement in order to enter into a superior proposal; and

○

the termination fee of $1,715,000,000 is reasonable in light of the circumstances and the overall terms of the merger agreement, consistent with fees in comparable transactions, and would not discourage alternative acquisition proposals from credible third parties willing and able to make such proposals. Hess would be required to pay the termination fee to Chevron in certain circumstances, including if (i) Chevron terminates the merger agreement in connection with a change in the Hess Board’s recommendation to its stockholders with respect to approval of the merger or (ii) Hess terminates the merger agreement in order to enter into a definitive agreement with respect to a superior proposal.

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Receipt of Fairness Opinion from Goldman Sachs. The Hess Board considered the oral opinion of Goldman Sachs, subsequently confirmed in writing, that, as of October 22, 2023 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than Chevron and its affiliates) of Hess common stock pursuant to the merger agreement was fair from a financial point of view to such holders, as more fully described below under the heading “—Opinion of Hess’ Financial Advisor” beginning on page 55.

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Terms of the Merger Agreement. The Hess Board reviewed and considered the terms of the merger agreement, taken as a whole, including the parties’ representations, warranties and covenants, and the circumstances under which the merger agreement may be terminated, and concluded that such terms are reasonable and fair to Hess. The Hess Board also reviewed and considered the conditions to the completion of the merger, including regulatory approvals, which it believes are likely to be satisfied on a timely basis. The Hess Board noted in particular that the completion of the merger is not subject to any financing condition or any condition based upon Chevron stockholder approval, which enhances the likelihood that the merger will be completed.

In the course of its deliberations, the Hess Board also considered a variety of risks and other potentially negative factors, including the following:

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Fixed Exchange Ratio. The Hess Board considered that because the merger consideration is based on a fixed exchange ratio rather than a fixed value, Hess stockholders will bear the risk of a decrease in the trading price of Chevron common stock during the pendency of the merger and the merger agreement does not provide Hess with a collar or a value-based termination right.

•

Risks Associated with the Pendency of the Merger. The risks and contingencies relating to the announcement and pendency of the merger, including the potential for diversion of management and employee attention and the potential effect of the combination on the businesses of both companies and the restrictions on the conduct of Hess’ business during the period between the execution of the merger agreement and the completion of the merger.

•

Risks Related to Satisfaction of Closing Conditions. The risk that one or more of the conditions to the closing of the merger may not be satisfied on a timely basis, if at all, including risks related to receipt of regulatory approvals and the Stabroek ROFR, and that the failure to complete the merger in a timely manner or at all could have adverse effects on Hess.

•

Possible Failure to Achieve Synergies. The potential challenges and difficulties in integrating the operations of Hess and Chevron and the risk that anticipated cost savings and operational efficiencies between the two companies, or other anticipated benefits of the merger, might not be realized or might take longer to realize than expected.

•

Termination Fee. The Hess Board considered that Hess would be required to pay to Chevron a termination fee of $1.715 billion in the event Hess were to terminate the merger agreement in order for Hess to enter into a superior proposal, should one be made, or if the merger agreement were to be terminated by Chevron in connection with a change in the Hess Board’s recommendation to its stockholders with respect to adoption of the merger agreement.

•

Restrictions on Third-Party Discussions. The Hess Board considered that the merger agreement required Hess to terminate all discussions with potential alternative transaction counterparties while noting that Hess would only have the right to respond to alternative proposals that might be made by such parties pursuant to and in accordance with the applicable terms of the merger agreement.

•

Minority Pro Forma Ownership. The Hess Board considered that, based on the implied value of the merger consideration as of October 20, 2023, Hess stockholders would own approximately 14% of Chevron after the merger.

•

Risk Related to Chevron’s Dividend and Share Repurchases. Given the importance of Chevron’s dividend to the Hess Board’s recommendation, the Hess Board considered the risk that Chevron could reduce its dividend and/or share repurchases.

•

Other Risks. The Hess Board considered risks of the type and nature described under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors” beginning on pages 29 and 32, respectively.

The Hess Board believed that, overall, the potential benefits of the merger to Hess stockholders outweighed the potential risks and uncertainties of the merger.

In addition, the Hess Board was aware of and considered that Hess’ directors and executive officers may have interests in the merger that may be different from, or in addition to, their interests as stockholders of Hess generally, as described below under the heading “—Interests of Directors and Executive Officers of Hess in the Merger” beginning on page 67.

The foregoing discussion of factors considered by the Hess Board is not intended to be exhaustive, but it includes material factors considered by the Hess Board. In light of the variety of factors considered in connection with its evaluation of the merger, the Hess Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determinations and recommendations. Moreover, each member of the Hess Board applied his or her own personal business judgment to the process and may have given different weight to different factors. The Hess Board did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Hess Board based its recommendation on the entirety of the information presented.

Opinion of Hess’ Financial Advisor

Goldman Sachs rendered its oral opinion, subsequently confirmed in writing, to the Hess Board that, as of October 22, 2023 and based upon and subject to the factors and assumptions set forth therein, the merger consideration to be paid to the holders (other than Chevron and its affiliates) of Hess common stock pursuant to the merger agreement was fair from a financial point of view to such holders.

The full text of the written opinion of Goldman Sachs, dated October 22, 2023, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C. The summary of Goldman Sachs’ opinion contained in this proxy statement/prospectus is qualified in its entirety by reference to the full text of Goldman Sachs’ written opinion. Goldman Sachs’ advisory services and its opinion were provided for the information and assistance of the Hess Board in connection with its consideration of the merger and such opinion does not constitute a recommendation as to how any holder of Hess common stock should vote with respect to the merger, or any other matter.

In connection with rendering the opinion described above and performing its related financial analyses, Goldman Sachs reviewed, among other things:

•	the merger agreement;

•	annual reports to stockholders and Annual Reports on Form 10-K of Hess and Chevron for the five years ended December 31, 2022;

•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Hess and Chevron;

•	certain other communications from Hess and Chevron to their respective stockholders;

•	certain publicly available research analyst reports for Hess and Chevron; and

•

certain internal financial analyses and forecasts for Hess prepared by its management (referred to in this section as the “Hess projections” and which are summarized in the section entitled “—Hess Unaudited Prospective Financial Information” beginning on page 64) and certain internal forecasts related to the expected utilization by Hess of certain net operating loss carryforwards and tax credits (referred to in this section as the “Hess tax attributes forecast”), in each case as approved for Goldman Sachs’ use by Hess.

Goldman Sachs also held discussions with members of the senior management of Hess regarding their assessment of the past and current business operations, financial condition and future prospects of Hess; reviewed the reported price and trading activity for Hess common stock and Chevron common stock; compared certain financial and stock market information for Hess and Chevron with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the exploration and production industry; and performed such other studies and analyses, and considered such other factors, as it deemed appropriate.

For purposes of rendering its opinion, Goldman Sachs, with the Hess Board’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, it, without assuming any responsibility for independent verification thereof. In that regard, Goldman Sachs assumed with the Hess Board’s consent that the Hess projections and the Hess tax attributes forecast was reasonably prepared on a basis reflecting the best then available estimates and judgments of the management of Hess. Goldman Sachs did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of Hess and Chevron or any of their respective subsidiaries and it was not furnished with any such evaluation or appraisal. Goldman Sachs assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on Hess or Chevron or on the expected benefits of the merger in any way meaningful to its analysis. Goldman Sachs also assumed that the merger will be consummated on the terms set forth in the merger agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to its analysis.

Goldman Sachs’ opinion does not address the underlying business decision of Hess to engage in the merger or the relative merits of the merger as compared to any strategic alternatives that may be available to Hess; nor does it address any legal, regulatory, tax or accounting matters. Goldman Sachs was not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, Hess or any other alternative transaction. Goldman Sachs’ opinion addresses only the fairness from a financial point of view to the holders (other than Chevron and its affiliates) of Hess common stock, as of the date of its opinion, of the merger consideration to be paid to such holders pursuant to the merger agreement. Goldman Sachs does not express any view on, and its opinion does not address, any other term or aspect of the merger agreement or the merger or any term or aspect of any other agreement or instrument contemplated by the merger agreement or entered into or amended in connection with the merger, including the fairness of the merger to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of Hess; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of Hess, or class of such persons, in connection with the merger, whether relative to the merger consideration to be paid to the holders (other than Chevron and its affiliates) of Hess common stock pursuant to the merger agreement or otherwise. Goldman Sachs does not express any opinion as to the prices at which Chevron common stock or Hess common stock will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on Hess, Chevron or the merger, or as to the impact of the merger on the solvency or viability of Hess or Chevron or the ability of Hess or Chevron to pay their respective obligations when they come due. Goldman Sachs’ opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Goldman Sachs as of, the date of its opinion and Goldman Sachs assumes no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Goldman Sachs’ opinion was approved by a fairness committee of Goldman Sachs.

Summary of Financial Analyses

The following is a summary of the material financial analyses delivered by Goldman Sachs to the Hess Board in connection with rendering the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Goldman Sachs, nor does the order of analyses described represent relative importance or weight given to those analyses by Goldman Sachs. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Goldman Sachs’ financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before October 20, 2023, the last trading day before the date on which the Hess Board approved the merger and is not necessarily indicative of current market conditions.

Implied Premia

Goldman Sachs calculated and compared certain premia using various prices per share of Hess common stock and Chevron common stock and the implied value of the merger consideration to be paid by Chevron for each share of Hess common stock pursuant to the merger agreement.

For purposes of its analysis, Goldman Sachs calculated an implied value for the merger consideration of $171.00 by multiplying 1.025, the exchange ratio pursuant to the merger agreement, by $166.83, the closing price of Chevron common stock on October 20, 2023.

Goldman Sachs calculated the premium represented by the implied value of the merger consideration of $171.00 per share of Hess common stock (calculated as described above) relative to:

•	$163.02, the closing price of Hess common stock on October 20, 2023 (the “Hess Last Trading Day Closing Price”), the last completed trading day prior to the announcement of the merger;

•	$159.65, the volume weighted average price (“VWAP”) of Hess common stock over the 10-trading-day period ended October 20, 2023 (the “Hess 10-Day VWAP”);

•	$154.43, the VWAP of Hess common stock over the 20-trading-day period ended October 20, 2023 (the “Hess 20-Day VWAP”);

•	$142.61, the average price of Hess common stock over the 52-week period ended October 20, 2023 (the “Hess 52-Week Average”);

•

$166.08, the highest closing price of Hess common stock over the 52-week period ended October 20, 2023 and the all-time highest closing price of Hess common stock (the “Hess 52-Week High / All-Time High”); and

•	$116.80, the lowest closing price of Hess common stock over the 52-week period ended October 20, 2023 (the “Hess 52-Week Low”).

The results of these calculations are as follows:

Period	Implied Consideration Premium to the Implied Merger Consideration Value
Hess Last Trading Day Closing Price	4.9%
Hess 10-Day VWAP	7.1%
Hess 20-Day VWAP	10.7%
Hess 52-Week Average	19.9%
Hess 52-Week High / All-Time High	3.0%
Hess 52-Week Low	46.4%

Goldman Sachs calculated the premium represented by the exchange ratio of 1.025 shares of Chevron common stock for each share of Hess common stock pursuant to the merger agreement relative to:

•

0.977x, the exchange ratio calculated by dividing the closing price per share of Hess common stock on October 20, 2023 by the closing price per share of Chevron common stock as of such date (the “Last Trading Day Exchange Ratio”);

•

0.930x, the average of the exchange ratios over the 30-day period ended October 20, 2023 calculated by dividing the daily closing price per share of Hess common stock by the daily closing price per share of Chevron common stock over the 30-day period ended October 20, 2023 (the “30-Day Average Exchange Ratio”);

•

0.944x, the average of the exchange ratios over the 60-day period ended October 20, 2023 calculated by dividing the daily closing price per share of Hess common stock by the daily closing price per share of Chevron common stock over the 60-day period ended October 20, 2023 (the “60-Day Average Exchange Ratio”);

•

0.945x, the average of the exchange ratios over the 90-day period ended October 20, 2023 calculated by dividing the daily closing price per share of Hess common stock by the daily closing price per share of Chevron common stock over the 90-day period ended October 20, 2023 (the “90-Day Average Exchange Ratio”);

•

0.858x, the average of the exchange ratios over the one-year period ended October 20, 2023 calculated by dividing the daily closing price per share of Hess common stock by the daily closing price per share of Chevron common stock over the one-year period ended October 20, 2023 (the “LTM Average Exchange Ratio”);

•

0.749x, the average of the exchange ratios over the three-year period ended October 20, 2023 calculated by dividing the daily closing price per share of Hess common stock by the daily closing price per share of Chevron common stock over the three-year period ended October 20, 2023 (the “L3Y Average Exchange Ratio”); and

•

0.657x, the average of the exchange ratios over the five-year period ended October 20, 2023 calculated by dividing the daily closing price per share of Hess common stock by the daily closing price per share of Chevron common stock over the five-year period ended October 20, 2023 (the “L5Y Average Exchange Ratio”).

The results of these calculations are as follows:

Period	Implied Premium to the Exchange Ratio Pursuant to the Merger Agreement
Last Trading Day Exchange Ratio	4.9%
30-Day Average Exchange Ratio	10.2%
60-Day Average Exchange Ratio	8.6%
90-Day Average Exchange Ratio	8.5%
LTM Average Exchange Ratio	19.4%
L3Y Average Exchange Ratio	36.8%
L5Y Average Exchange Ratio	56.1%

Illustrative Discounted Cash Flow Analysis

Using the Hess projections and the Hess tax attributes forecast, Goldman Sachs performed an illustrative discounted cash flow analysis on Hess to derive a range of illustrative equity values per share of Hess common stock. Using the mid-year convention for discounting cash flows and discount rates ranging from 8.5% to 10.5%, reflecting estimates of Hess’ weighted average cost of capital, Goldman Sachs discounted to present value as of June 30, 2023 (i) estimates of unlevered free cash flow for Hess for the period from July 1, 2023 to December 31, 2028, as reflected in the Hess projections and (ii) a range of illustrative terminal values for Hess, which were calculated by applying a range of earnings before interest, taxes, depletion, depreciation, amortization and exploration (“EBITDAX”) multiples ranging from 6.0x to 7.0x, to an estimate of adjusted EBITDAX to be generated by Hess in calendar year 2028, as reflected in the Hess projections (which analysis implied perpetuity growth rates ranging from 2.4% to 5.1%). The range of EBITDAX multiples was estimated by Goldman Sachs utilizing its professional judgment and experience, taking into account historical trading multiples of Hess, Chevron and certain publicly traded companies, as described below in the section captioned “Selected Publicly Traded Companies Trading Multiples”. Goldman Sachs derived such discount rates by application of the Capital Asset Pricing Model (“CAPM”), which requires certain company-specific inputs, including Hess’ target capital structure weightings, the cost of long-term debt, after-tax yield on permanent excess cash, if any, future applicable marginal cash tax rate and a beta for Hess, as well as certain financial metrics for the United States financial markets generally.

Goldman Sachs derived a range of illustrative enterprise values for Hess by adding the ranges of present values it derived above. Goldman Sachs then calculated the present value, as of June 30, 2023, of the estimated cash tax savings resulting from Hess’ net operating losses (“NOLs”) for the period from July 1, 2023 to December 31, 2043 as reflected in the Hess tax attributes forecast, using the mid-year convention for discounting cash flows and discount rates ranging from 8.5% to 10.5%, reflecting estimates of Hess’ weighted average cost of capital. Goldman Sachs then added the present value of the estimated cash tax savings resulting from Hess’ NOLs to the range of illustrative enterprise values it derived for Hess. Goldman Sachs then subtracted from the range of illustrative enterprise values it derived for Hess the amount of Hess’ net debt, as provided by the management of Hess and approved for Goldman Sachs’ use by Hess, to derive a range of illustrative equity values for Hess. Goldman Sachs then divided the range of illustrative equity values it derived by the number of fully diluted outstanding shares of Hess common stock, as provided by the management of Hess and approved for Goldman Sachs’ use by Hess, using the treasury stock method, to derive a range of illustrative equity values per share of Hess common stock, rounded to the nearest dollar, of $135 to $172.

Illustrative Present Value of Future Share Price Analysis

Using the Hess projections, Goldman Sachs performed an illustrative analysis of the implied present value of an illustrative future value per share of Hess common stock. For this analysis, Goldman Sachs first calculated the implied equity value for Hess as of December 31 for each of the calendar years 2025 and 2026, by applying a range of illustrative price to next twelve month (“NTM”) cash flow multiples (referred to in this section as “P/NTM CF”) of 6.5x to 8.0x to estimates of Hess’ NTM adjusted cash flow from operations (adjusted to reflect Hess’ proportional interest in the assumed cash flow from operations of Hess Midstream) for each of the calendar years 2026 and 2027, respectively. This illustrative range of P/NTM CF multiple estimates was derived by Goldman Sachs utilizing its professional judgment and experience, taking into account current and historical P/NTM CF multiples for Hess, Chevron and certain publicly traded companies, as described below in the section captioned “Selected Publicly Traded Companies Trading Multiples”.

Goldman Sachs then divided these implied equity values by the projected year-end number of fully diluted outstanding shares of Hess common stock for each of the calendar years 2025 and 2026, calculated using information provided by the management of Hess and approved for Goldman Sachs’ use by Hess, to derive a range of implied future values per share of Hess common stock (excluding dividends). Goldman Sachs then added the cumulative dividends per Hess common stock expected to be paid to holders of Hess common stock through the end of each of calendar years 2025 and 2026, using the Hess projections, to derive a range of implied future values per Hess common stock (including dividends). By applying an illustrative discount rate of 10.1%, reflecting an estimate of Hess’ cost of equity, and, for the dividends only, using a mid-year convention, Goldman Sachs discounted to present value as of June 30, 2023 both the theoretical future values per share it derived for Hess and the estimated dividends to be paid per share of Hess common stock. Goldman Sachs derived such discount rate by application of the CAPM, which requires certain company-specific inputs, including a beta for Hess, as well as certain financial metrics for the United States financial markets generally. This analysis resulted in a range of implied equity values per share of Hess common stock, rounded to the nearest dollar, of $129 to $171.

Selected Precedent Transactions Premia Analysis

Goldman Sachs reviewed and analyzed, using publicly available information, the acquisition premia paid in certain acquisition transactions listed below announced since December 31, 2019 involving U.S. publicly traded target companies in the oil and gas exploration and production industry with a transaction value of greater than $3 billion. With respect to each of these transactions, Goldman Sachs calculated the implied premium of the price paid in the transaction relative to the VWAP of the target company’s shares over the 20-trading-day period (the “20-Day VWAP”) ended as of the date of the last undisturbed closing price prior to the announcement of the transaction. The following table presents the results of this analysis:

Announcement Date	Acquiror	Target	Premium to Undisturbed 20-Day VWAP

8/21/23	Permian Resources Corporation	Earthstone Energy, Inc.	17.5%

5/22/23	Chevron	PDC Energy, Inc.	13.8%

3/7/22	Oasis Petroleum Inc.	Whiting Petroleum Corporation	13.3%

7/20/20	Chevron	Noble Energy, Inc.	12.4%

10/20/20	Pioneer Natural Resources Company	Parsley Energy, Inc.	12.0%

10/11/23	Exxon Mobil Corporation	Pioneer Natural Resources Company	10.4%

10/19/20	ConocoPhillips	Concho Resources Inc.	9.7%

5/24/21	Coterra Energy, Inc. (f/k/a Cabot Oil and Gas Corporation)	Cimarex Energy Co.	3.2%

9/28/20	Devon Energy Corporation	WPX Energy, Inc.	(4.3)%

Although none of the selected transactions is directly comparable to the merger, the target companies in the selected transactions were companies with certain operations or financial characteristics that, for the purposes of analysis, may be considered similar to certain of Hess’ operations or financial characteristics, and as such, for purposes of analysis, the selected transactions may be considered similar to the merger.

Based on Goldman Sachs’ review of the foregoing data and its professional judgment and experience, Goldman Sachs applied a reference range of illustrative premia of (4.3)% to 17.5% to the 20-Day VWAP of Hess common stock on October 20, 2023 of $154.43. This analysis resulted in a range of implied equity values per share of Hess common stock, rounded to the nearest dollar, of $148 to $181.

Selected Publicly Traded Companies Trading Multiples

Goldman Sachs reviewed and compared certain financial information of Hess to corresponding publicly available financial information and valuation multiples for Chevron and Exxon Mobil Corporation (referred to in this section as the “super majors”) and the following publicly traded companies in the oil and gas exploration and production industry, which are referred to in this section as the “Large Cap E&P Companies” and together with the super majors, the “selected companies”:

•	ConocoPhillips;

•	EOG Resources, Inc.;

•	Occidental Petroleum Corporation; and

•	Pioneer Natural Resources Company.

Although none of the selected companies are directly comparable to Hess, the selected companies were chosen because they are publicly traded companies in the oil and gas exploration and production industry with certain operations or financial characteristics that, for purposes of analysis, may be considered similar to certain operations or financial characteristics of Hess.

For each of Hess and, using publicly available information, the selected companies, Goldman Sachs calculated and compared:

•

the average of enterprise value to NTM earnings before interest, taxes, depreciation and amortization (“EV/NTM EBITDA”) multiples for the period from January 1, 2021 through October 20, 2023 (which is referred to in the table below as “Average EV/NTM EBITDA—L3Y”);

•	the average of EV/NTM EBITDA multiples for calendar years 2021 and 2022 (which is referred to in the table below as “Average EV/NTM EBITDA—CY21” and “Average EV/NTM EBITDA—CY 22” respectively);

•

the average of EV/NTM EBITDA multiples for the year to date and three-month periods ended October 20, 2023 (which is referred to in the table below as “Average EV/NTM EBITDA—YTD” and “Average EV/NTM EBITDA—L3M” respectively);

•

the average of each company’s historical market capitalization to NTM cash flow from operations (“NTM CF”) multiples for the periods from January 1, 2021 through October 20, 2023 and January 1 2022 through October 20, 2023 (which is referred to in the table below as “Average NTM CF—L3Y” and “Average NTM CF—L2Y” respectively);

•	the average of NTM CF multiples for calendar years 2021 and 2022 (which is referred to in the table below as “Average NTM CF—CY21” and “Average NTM CF—CY 22” respectively); and

•

the average of NTM CF multiples for the three-month and year to date periods ended October 20, 2023 (which is referred to in the table below as “Average NTM CF—YTD” and “NTM CF Average—L3M” respectively).

The results of these calculations are summarized as follows:

Average EV/NTM EBITDA
	L3Y	CY21	CY22	YTD	L3M
Hess	9.6x	11.4x	7.5x	9.9x	10.3x
Super Majors Median	5.9x	6.8x	5.2x	5.9x	6.3x
Large Cap E&P Companies Median	5.3x	5.7x	4.6x	5.5x	6.0x

Average NTM CF
	L3Y	CY21	L2Y	CY22	YTD	L3M
Hess	10.0x	11.6x	9.2x	7.9x	10.7x	11.5x
Super Majors Median	6.7x	6.8x	6.6x	6.2x	7.2x	7.5x
Large Cap E&P Companies Median	5.5x	5.5x	5.5x	5.3x	5.9x	6.4x

General

The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Goldman Sachs’ opinion. In arriving at its fairness determination, Goldman Sachs considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Goldman Sachs made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to Hess or Chevron or the merger.

Goldman Sachs prepared these analyses for purposes of Goldman Sachs’ providing its opinion to the Hess Board as to the fairness from a financial point of view of the merger consideration to be paid to the holders (other than Chevron and its affiliates) of Hess common stock. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Hess, Chevron, Goldman Sachs or any other person assumes responsibility if future results are materially different from those forecast.

The merger consideration was determined through arm’s-length negotiations between Hess and Chevron and was approved by the Hess Board. Goldman Sachs provided advice to Hess during these negotiations. Goldman Sachs did not, however, recommend any specific amount of consideration to Hess or the Hess Board or that any specific amount of consideration constituted the only appropriate consideration for the merger.

As described above, Goldman Sachs’ opinion to the Hess Board was one of many factors taken into consideration by the Hess Board in making its determination to approve the merger agreement.

The foregoing summary does not purport to be a complete description of the analyses performed by Goldman Sachs in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Goldman Sachs attached as Annex C.

Goldman Sachs and its affiliates are engaged in advisory, underwriting, lending and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of Hess, Chevron, any of their respective affiliates and third parties or any currency or commodity that may be involved in the merger. Goldman Sachs acted as financial advisor to Hess in connection with, and participated in certain of the negotiations leading to, the merger. Goldman Sachs has provided certain financial advisory and/or underwriting services to Hess and its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as joint bookrunner with respect to a public offering of shares of Hess Midstream in March 2022; as joint bookrunner with respect to a private offering of Hess Midstream’s senior unsecured notes in April 2022; and as joint bookrunner with respect to a public offering of shares of Hess Midstream in May 2023. During the two-year period ended October 22, 2023, Goldman Sachs has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Hess, and/or its affiliates of approximately $3.35 million. Goldman Sachs has also provided certain financial advisory and/or underwriting services to Chevron and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as Chevron’s exclusive financial advisor with respect to its acquisition of Renewable Energy Group, Inc. in June 2022. During the two-year period ended October 22, 2023, Goldman Sachs Investment Banking has recognized compensation for financial advisory and/or underwriting services provided by Goldman Sachs Investment Banking to Chevron and/or its affiliates of approximately $13.2 million. Goldman Sachs may also in the future provide financial advisory and/or underwriting services to Hess, Chevron and their respective affiliates, for which Goldman Sachs Investment Banking may receive compensation.

The Hess Board selected Goldman Sachs as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the merger. Pursuant to a letter agreement dated October 20, 2023, Hess engaged Goldman Sachs to act as its financial advisor in connection with the merger. The engagement letter between Hess and Goldman Sachs provides for a transaction fee of $80 million, $4 million of which became payable upon the announcement of the merger, and the remainder of which is contingent upon consummation of the merger. In addition, Hess has agreed to reimburse Goldman Sachs for certain of its expenses, including attorneys’ fees and disbursements, and to indemnify Goldman Sachs and related persons against various liabilities, including certain liabilities under the federal securities laws.

Hess Unaudited Prospective Financial Information

Hess does not, as a matter of course, publicly disclose long-term consolidated forecasts as to future performance, earnings or other results given, among other reasons, the uncertainty, unpredictability and subjectivity of the underlying assumptions and estimates. In connection with the Hess Board’s consideration of the transaction, Hess’ management prepared certain unaudited financial projections regarding Hess’ future performance for the years 2023 through 2028 on a standalone basis without giving effect to the merger (the “Hess projections”), and provided the Hess projections to the Hess Board in connection with its evaluation of the proposed merger and to Hess’ financial advisor, Goldman Sachs, as approved by Hess for its use and reliance in connection with its financial analyses and opinion (see the section described above in this proxy statement/prospectus entitled “The Merger—Opinion of Hess’ Financial Advisor” beginning on page 55 of this proxy statement/prospectus). The Hess projections are based upon the internal financial model that Hess has historically used in connection with strategic planning. See also the section entitled “The Merger—Background” beginning on page 42.

The summaries of these projections are being included in this proxy statement/prospectus to give Hess’ stockholders access to non-public information that was provided to the Hess Board and Hess’ financial advisor, Goldman Sachs, for the purposes described above, and are not intended to influence your decision whether to vote in favor of the merger proposal or any other proposal at the special meeting. The inclusion of this information should not be regarded as an indication that any of Hess or its advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future performance or events, or that it should be construed as financial guidance, and such summary projections set forth below should not be relied on as such.

While presented with numeric specificity, the Hess projections reflect numerous estimates and assumptions that are inherently uncertain and may be beyond the control of Hess, including, among others, Hess’ assumptions about energy markets, production and sales volume levels, levels of oil, natural-gas and NGL reserves, operating results, competitive conditions, technology, availability of capital resources, levels of capital expenditures, contractual obligations, supply and demand for, the price of, and the commercialization and transporting of oil, natural gas, NGLs and other products or services, geopolitical and regulatory risks, and other matters described in the sections entitled “Cautionary Note Regarding Forward-Looking Statements”, “Where You Can Find More Information”, and “Risk Factors”, beginning on pages 29, 153 and 32, respectively. The Hess projections reflect both assumptions as to certain business decisions that are subject to change and, in many respects, subjective judgment, and thus is susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. Hess can give no assurance that the Hess projections and the underlying estimates and assumptions will be realized. In addition, since the Hess projections cover multiple years, such information by its nature becomes more speculative with each successive year. This information constitutes “forward-looking statements” and actual results may differ materially and adversely from those projected.

The Hess projections were not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation or presentation of prospective financial information. The prospective financial information included in this document has been prepared by, and is the responsibility of, Hess’ management. Ernst & Young LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and accordingly, Ernst & Young LLP does not express an opinion or any other form of assurance with respect thereto. The reports of Ernst & Young LLP incorporated by reference into this proxy statement/prospectus relate to Hess’ previously issued financial statements. They do not extend to the prospective financial information and should not be read to do so. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the accompanying prospective financial information and accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report included in this proxy statement/prospectus relates to Chevron’s previously issued financial statements. It does not extend to the prospective financial information and should not be read to do so.

Furthermore, the Hess projections do not take into account any circumstances or events occurring after the date they were prepared. Hess can give no assurance that, had the Hess projections been prepared as of the date of this proxy statement/prospectus, similar estimates and assumptions would be used. Except as required by applicable securities laws, Hess does not intend to, and disclaims any obligation to, make publicly available any update or other revision to the Hess management forecast to reflect circumstances existing since its preparation or to reflect the occurrence of unanticipated events, even in the event that any or all of the underlying assumptions are shown to be in error or to reflect changes in general economic or industry conditions. The Hess projections do not take into account all the possible financial and other effects on Hess of the merger, the effect on Hess of any business or strategic decision or action that has been or will be taken as a result of the merger agreement having been executed, or the effect of any business or strategic decisions or actions that would likely have been taken if the merger agreement had not been executed, but which were instead altered, accelerated, postponed or not taken in anticipation of the merger. Further, the Hess projections do not take into account the effect on Hess of any possible failure of the merger to occur. None of Hess or its affiliates, officers, directors, advisors or other representatives has made, makes or is authorized in the future to make any representation to any Hess stockholder or other person regarding Hess’ ultimate performance compared to the information contained in the Hess projections or to the effect that the forecasted results will be achieved. The inclusion of the Hess projections herein should not be deemed an admission or representation by Hess or its advisors or any other person that they are viewed as material information of Hess, particularly in light of the inherent risks and uncertainties associated with such forecasts.

In light of the foregoing, and considering that the special meeting will be held several months after the Hess projections were prepared, as well as the uncertainties inherent in any forecasted information, Hess stockholders are cautioned not to place undue reliance on such information, and Hess urges all Hess stockholders to review Hess’ most recent SEC filings for a description of Hess’ reported financial results. See “Where You Can Find More Information” beginning on page 153.

Certain Assumptions

In preparing the prospective financial and operating information for Hess described below, the management team of Hess used the following commodity pricing assumptions.

	2023E	2024E	2025E	2026E	2027E	2028E
Commodity Prices
Brent ($/Bbl)	$85.00	$83.00	$75.00	$75.00	$75.00	$75.00
WTI oil ($/Bbl)	$80.00	$80.00	$72.00	$72.00	$72.00	$72.00
Henry Hub gas ($/Mcf)	$2.77	$3.50	$3.50	$3.50	$3.50	$3.50

Our commodity price projections are influenced by various factors including estimates of global and regional demand and supply, the level of oil and gas inventories, both globally and regionally, as inventory levels correlate to prices, as well as conflicts, sanctions or changes in government policies which can affect production or distribution. In addition to certain assumptions with respect to commodity prices, the Hess projections are based on various other assumptions, including, but not limited to, assumptions regarding the continuing nature of ordinary course operations that may be subject to change.

Prospective Financial and Operating Information

The following table summarizes the Hess projections for the fiscal years 2023 through 2028 ($ in millions):

	2023E	2024E	2025E	2026E	2027E	2028E
Net Production (Mboe/d)	389	486	536	590	627	655
Consolidated Cash Flow from Operating Activities	$3,923	$6,481	$6,938	$8,237	$9,493	$9,798
E&P Adjusted EBITDAX(1)	$5,065	$7,953	$7,880	$8,895	$9,651	$10,446
E&P Capital Expenditures	$3,917	$3,885	$4,697	$5,426	$5,552	$5,320

(1) For purposes of the unaudited forecasted financial information presented above, E&P Adjusted EBITDAX is defined as net income (loss) attributable to Hess adjusted for net income (loss) attributable to noncontrolling interests; provision (benefit) for income taxes; impairment and other; depreciation, depletion and amortization; interest expense; exploration expenses, including dry holes and lease impairment; (gains) losses on asset sales, net; noncash (gains) losses on commodity derivatives, net; and stock compensation expense, less items affecting comparability of EBITDAX between periods, less Midstream EBITDA (which is defined as Hess’ Midstream segment results of operations before income taxes, plus interest expense and depreciation, depletion and amortization), plus distributions from Hess Midstream LP to Hess. E&P Adjusted EBITDAX is a non-GAAP financial measure as it excludes amounts included in net income (loss), the most directly comparable measure calculated in accordance with GAAP. This measure should not be considered as an alternative to net income (loss) or other measures derived in accordance with GAAP.

Hess does not intend to update or otherwise revise the above unaudited financial and operating forecasts (including the Hess projections) to reflect circumstances existing after the date when made or to reflect the occurrence of future events, even in the event that any or all of the assumptions underlying such unaudited financial and operating forecasts (including the Hess projections) are no longer appropriate, except as may be required by applicable law.

Interests of Directors and Executive Officers of Hess in the Merger

In considering the recommendation of the Hess Board to vote in favor of the approval of the merger agreement, Hess stockholders should be aware that Hess’ directors and executive officers have interests in the merger that may be different from, or in addition to, the interests of Hess stockholders generally. The Hess Board was aware of these interests and considered them, among other matters, in evaluating and negotiating the merger agreement, in reaching its decision to approve and adopt the merger agreement and the transactions contemplated by the merger agreement (including the merger), and in recommending to Hess stockholders that the merger agreement be approved. Such interests are described below. The merger will be a “change in control” for purposes of the Hess executive compensation and benefit plans and agreements described below.

Hess’ executive officers who are named executive officers for purposes of the discussion below are John B. Hess (Chief Executive Officer), Gregory P. Hill (President and Chief Operating Officer), Timothy B. Goodell (Executive Vice President, General Counsel, Corporate Secretary and Chief Compliance Officer), John P. Rielly (Executive Vice President and Chief Financial Officer) and Barbara Lowery-Yilmaz (Senior Vice President and Chief Exploration Officer). Hess’ executive officers who are not named executive officers for purposes of the discussion below are Richard Lynch (Senior Vice President, Technology and Services), Gerbert Schoonman (Senior Vice President, Global Production) and Andrew Slentz (Senior Vice President, Human Resources and Office Management).

Certain Assumptions

Except as otherwise specifically noted, for purposes of quantifying the potential payments and benefits described in this section, the following assumptions were used:

•

The relevant price per share of Hess common stock is $150.25, which is the average closing price per share of Hess common stock as reported on the New York Stock Exchange over the first five business days following the first public announcement of the merger on October 23, 2023;

•

Unless otherwise indicated, the effective time of the merger as referenced in this section occurs on December 31, 2024, which is the assumed date of the effective time of the merger solely for purposes of the disclosure in this section (the “Assumed Closing Date”); and

•

The employment of each executive officer of Hess was terminated by Chevron without “cause” or due to the executive officer’s resignation for “good reason” (as such terms are defined in the relevant plans and agreements), in either case immediately following the merger and on the Assumed Closing Date, unless otherwise indicated in this section.

The amounts indicated below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above, and do not reflect or attempt to forecast certain compensation actions that may occur before completion of the merger, including any additional equity award grants, issuances or forfeitures that may occur prior to the effective time of the merger following the date of this proxy statement/prospectus. The Assumed Closing Date is an illustrative date, which is subject to factors outside the parties’ control and is not necessarily indicative of the expected effective time of the merger. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, the actual amounts to be received by the executive officers of Hess may materially differ from the amounts set forth below.

Treatment of Outstanding Hess Equity Awards

The Hess equity awards held by Hess’ executive officers immediately prior to the effective time of the merger will be treated in the same manner as the Hess equity awards held by other employees generally. At the effective time of the merger, outstanding Hess equity awards will be treated as follows:

•

Stock Options. Each outstanding Hess option, whether or not vested, will be converted into a Chevron option to acquire the number of shares of Chevron common stock (rounded down to the nearest whole number) determined by multiplying (i) the number of shares of Hess common stock subject to such Hess option by (ii) the exchange ratio, and with an exercise price equal to (x) the exercise price of the Hess option divided by (y) the exchange ratio (with such amount rounded up to the nearest one hundredth of a cent).

•

Restricted Stock Awards. Each outstanding Hess RS award, whether or not vested, will be converted into a Chevron RS award based on the exchange ratio, with any fractional shares of Chevron common stock to be payable in cash (without interest and rounded to the nearest cent) upon the applicable vesting date (based on the closing trading price of Chevron common stock as of such date).

•	PSU Awards.

○

Each outstanding Hess PSU award granted prior to October 22, 2023 will be converted into a restricted cash award in an amount equal to the sum of the PSU cash amount and the amount of any dividend equivalent rights (calculated assuming any performance-based vesting conditions are achieved at the maximum level), without interest and less applicable withholding. Each such Hess PSU award granted prior to January 1, 2023 shall vest on the last day of the original performance cycle for such Hess PSU award and each such Hess PSU award granted on or after January 1, 2023 but prior to October 22, 2023 shall vest on the earlier of (x) the last day of the original performance cycle for such Hess PSU award and (y) March 15 of the year following the year of the closing of the merger, subject, in all cases, to the holder’s continued employment through the vesting date (unless the service condition of such Hess PSU award lapsed prior to the effective date of the merger).

○

Each outstanding Hess PSU award granted on or following October 22, 2023 will be converted into a Chevron RSU award (assuming target level performance and rounded to the nearest whole number), based on the exchange ratio. Hess has not granted, and does not expect to grant, any Hess PSU awards on or after October 22, 2023.

○

The PSU cash amount is equal to the number of shares of Hess common stock subject to the applicable Hess PSU Award (calculated assuming any performance-based vesting conditions are achieved at the maximum level) multiplied by the product of (x) the average closing trading price of Chevron common stock for the 20 business days ending on and including the second to last business day prior to the effective time of the merger and (y) the exchange ratio.

The converted Chevron equity awards and restricted cash awards will otherwise continue on the same terms and conditions as were applicable under the applicable Hess equity awards, including any provisions for acceleration of vesting (other than the performance-based vesting conditions).

Pursuant to the Hess equity incentive plan and/or the award agreements thereunder (and the change in control agreements (each, a “CIC Agreement”) Hess entered into with each executive officer

(as described in more detail in the section entitled “Officer Change-in-Control Agreements” below)), upon an executive officer’s termination of employment without cause or for good reason, in each case, within 24 months following a change in control or within 180 days prior to a change in control if the termination occurs in connection with such change in control, all Hess equity awards then held by such executive officer would fully vest upon such termination of employment. These “double trigger” vesting provisions applicable to Hess equity awards held by executive officers will continue to apply after such awards are converted to Chevron equity awards and restricted cash awards, as applicable, at the effective time of the merger. In the case of Messrs. Hess, Goodell and Lynch and Ms. Lowery-Yilmaz (who are retirement eligible under the applicable Hess equity plans), unvested Hess equity awards (including, following the closing of the merger, the unvested Chevron equity or restricted cash awards) would also vest and become non-forfeitable (in the case of Hess PSU awards based on the level of performance applicable to active Hess PSU award holders) upon their retirement at any time.

For an estimate of the amounts that would be realized by each of Hess’ named executive officers upon a termination without “cause” or for “good reason” on the Assumed Closing Date in respect of their Hess options, Hess RS awards and Hess PSU awards that are outstanding and unvested on such date, see the section entitled “Quantification of Potential Payments and Benefits to Hess’ Named Executive Officers in Connection with the Merger” below. The estimated aggregate value of the Hess options, Hess RS awards and Hess PSU awards (and the accrued dividend equivalents with respect to such Hess RS awards and Hess PSU awards) held by Hess’ three executive officers who are not named executive officers that are outstanding and unvested on the Assumed Closing Date is $22,847,890 (assuming the maximum level of achievement for the outstanding Hess PSU awards).

Officer Change-in-Control Agreements

Hess has entered into CIC Agreements with each of its executive officers. Under the CIC Agreements, each Hess executive officer will be eligible for the following change-in-control severance benefits upon a termination of employment without cause or for good reason, in either case, on or within 24 months following a change in control or within 180 days prior to a change in control if the termination occurs in connection with such change in control:

•

a lump sum cash payment equal to two times (or three times for Mr. Hess) the sum of the executive officer’s annual base salary as of the date of termination (or as of immediately prior to the change in control, if higher) and the highest bonus earned in the three years preceding the change in control (or target bonus for the year in which the change in control occurs, if higher);

•	a prorated target bonus for the year in which the termination occurs (since the Assumed Closing Date is December 31, 2024, 100% target bonus for 2024 is included in this section);

•	full accelerated vesting of all outstanding equity awards;

•	outplacement benefits with a cost not to exceed $30,000;

•	continuation of medical, dental and other welfare benefits for 24 months (or 36 months for Mr. Hess); and

•	an additional two years (or three years for Mr. Hess) of service and age credit for purposes of determining the executive officer’s benefits under Hess’ qualified defined benefit pension plan and nonqualified defined benefit pension plan, in addition to full vesting of the benefits under such plans (although, as of the date of this proxy statement/prospectus, all of the executive officers are fully vested in their benefits under such plans). The estimated value of such enhanced pension benefits included in this section for each executive officer is calculated assuming that the effective time of the merger and the termination of employment occured on February 1, 2024. Such value is not expected to materially change between February 1, 2024 and the Assumed Closing Date of December 31, 2024.

In addition, the CIC Agreements for Messrs. Hess, Hill, Goodell and Rielly provide for a make-whole payment in the event that any payments or benefits provided to such executive officers in connection with a change in control become subject to the excise tax pursuant to Section 4999 of the Code. The payments would generally place the executive officers in the same after-tax position that they would have been in if the excise tax did not apply to them, and do not cover ordinary income taxes due on the payments and benefits giving rise to the excise tax. The CIC Agreements for all other executive officers do not provide for such make-whole payment and instead provide that if the executive officer would be subject to an excise tax under Section 4999 of the Code, the benefits to the executive officer will be reduced to the amount that does not trigger the excise tax, unless the executive officer would retain greater value (on an after-tax basis) by receiving all benefits and paying the applicable excise, income and payroll taxes.

See the section entitled “Quantification of Potential Payments and Benefits to Hess’ Named Executive Officers in Connection with the Merger” below for the estimated amounts that each of Hess’ named executive officers would receive under their CIC Agreements upon a qualifying termination of employment following a change in control. Based on the assumptions described above under “—Certain Assumptions,” the estimated aggregate value of the change-in-control severance benefits (excluding the accelerated vesting of Hess equity awards, which is separately described in the section entitled “Treatment of Hess Outstanding Equity Awards” above) that Hess’ three executive officers who are not named executive officers would receive under their CIC Agreements upon a qualifying termination of employment following a change in control is $13,779,646 (assuming no reduction in payments or benefits for purposes of the excise tax under Section 4999 of the Code).

Board Seat on the Chevron Board

Pursuant to the merger agreement, Mr. Hess will be appointed as a member of the Chevron Board as of the effective time of the merger.

Potential Employment Arrangements with Chevron

Any of Hess’ executive officers (other than Mr. Hess) who become officers or employees or who otherwise are retained to provide services to Chevron or the surviving corporation may, prior to, on, or following the closing, enter into new individualized compensation arrangements with Chevron or the surviving corporation and may participate in cash or equity incentive or other benefit plans maintained by Chevron or the surviving corporation. As of the date of this proxy statement, no new individualized compensation arrangements between Hess’ executive officers and Chevron or the surviving corporation have been established.

Indemnification and Insurance

Pursuant to the terms of the merger agreement, Hess’ non-employee directors and executive officers will be entitled to certain ongoing indemnification and coverage under directors’ and officers’ liability insurance policies following the merger. Such indemnification and insurance coverage is further described in the section entitled “The Merger Agreement—Covenants and Agreements—Indemnification and Insurance of Hess Directors and Officers” beginning on page 110 of this proxy statement.

Quantification of Potential Payments and Benefits to Hess’ Named Executive Officers in Connection with the Merger

The information set forth in the table below is intended to comply with Item 402(t) of the SEC’s Regulation S-K, which requires disclosure of information about certain compensation for each named executive officer of Hess that is based on, or otherwise relates to, the merger. For additional details regarding the terms of the payments and benefits described below, see the discussion under the caption “Interests of Directors and Executive Officers of Hess in the Merger” above.

The amounts shown in the table below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including the assumptions described above under “—Certain Assumptions” and in the footnotes to the table, do not reflect certain compensation actions that may occur before completion of the merger and assume no reduction in payments or benefits for purposes of the excise tax under Section 4999 of the Code.

Named Executive Officer (1)	Cash ($)(1)	Equity($)(2)	Pension ($)(3)	Perquisite/ Benefits($)(4)	Tax Reimbursement ($)(5)	Total ($)

John B. Hess	18,261,400	43,628,159	4,700,000	98,955	34,513,867	101,202,381
Gregory P. Hill	8,543,400	27,815,391	2,940,000	91,090	0	39,389,881
Timothy B. Goodell	5,165,200	11,326,336	1,600,000	94,061	0	18,185,597
John P. Rielly	5,378,000	11,796,084	3,730,000	75,970	10,436,209	31,416,263
Barbara Lowery- Yilmaz	3,760,000	8,547,980	1,080,000	75,970	0	13,463,950

(1)

Cash. Consists of (i) a cash severance equal to two times (or three times for Mr. Hess) the sum of the named executive officer’s (a) annual base salary as of the date of termination (or as of immediately prior to the change in control, if higher) and (b) highest bonus earned in the three years preceding the change in control (or target bonus for the year in which the change in control occurs, if higher); and (ii) a prorated target bonus for the year in which the termination occurs. The cash severance described in clause (i) and prorated bonus payments described in clause (ii) are “double trigger” and become payable only upon a qualifying termination of employment in connection with a change in control under the terms of the applicable CIC Agreement (as described in more detail in the section entitled “Officer Change-in-Control Agreements” above). The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Severance ($)	Prorated Bonus ($)	Total ($)

John B. Hess	15,896,400	2,365,000	18,261,400
Gregory P. Hill	7,043,400	1,500,000	8,543,400
Timothy B. Goodell	4,355,200	810,000	5,165,200
John P. Rielly	4,538,000	840,000	5,378,000
Barbara Lowery-Yilmaz	3,235,000	525,000	3,760,000

(2)

Equity. Consists of the value of the Hess options, Hess RS awards and Hess PSU awards (which awards will be converted to Chevron equity or restricted cash awards upon the effective time of the merger) and the accrued dividend equivalents with respect to such Hess RS awards and Hess PSU awards that would vest upon a qualifying termination of employment following the closing. All of the Hess PSU awards were granted prior to October 22, 2023 and will be converted into restricted cash awards based on the maximum level of achievement. Such accelerated vesting is a “double trigger” benefit and is triggered only upon a qualifying termination of employment in connection with a change in control (as described in more detail in the section entitled “Treatment of Hess Outstanding Equity Awards” above), except that, in the case of Messrs. Hess and Goodell and Ms. Lowery-Yilmaz (who are retirement eligible under the applicable Hess equity plans), unvested Hess equity awards (including, following the closing of the merger, the unvested Chevron equity or restricted cash awards) would also vest and become non-forfeitable (in the case of Hess PSU awards based on the level of performance applicable to active Hess PSU award holders) upon their retirement at any time.

Named Executive Officer	Hess Options ($)	Hess RS Awards ($)	Hess PSU Awards ($)	Total ($)

John B. Hess	2,076,791	12,833,208	28,718,160	43,628,159
Gregory P. Hill	634,984	9,570,217	17,610,190	27,815,391
Timothy B. Goodell	259,634	3,887,159	7,179,543	11,326,336
John P. Rielly	270,159	4,048,396	7,477,530	11,796,084
Barbara Lowery-Yilmaz	193,457	2,962,924	5,391,600	8,547,980

(3)

Pension. Consists of estimated value (as of February 1, 2024, as described above in the section entitled “Officer Change-in-Control Agreements”) of an additional two years (or three years for Mr. Hess) of service and age credit for purposes of determining the named executive officer’s benefit under Hess’ tax qualified and nonqualified defined benefit pension plans, under which all of the named executive officers are fully vested as of the date of this proxy statement/prospectus. Such benefits are “double trigger” and are provided only upon a qualifying termination of employment in connection with a change in control (as described in more detail in the section entitled “Officer Change-in-Control Agreements” above).

(4)

Perquisites/Benefits. Consists of (i) the estimated value of continuation of medical, dental and other welfare benefits for 24 months (or 36 months for Mr. Hess); and (ii) $30,000 value of outplacement benefits. Such benefits are “double trigger” and are provided only upon a qualifying termination of employment in connection with a change in control (as described in more detail in the section entitled “Officer Change-in-Control Agreements” above). The estimated value of such benefits is shown in the following table:

Named Executive Officer	Welfare Benefits ($)	Outplacement Benefits ($)	Total ($)

John B. Hess	68,955	30,000	98,955

Gregory P. Hill	61,090	30,000	91,090

Timothy B. Goodell	64,061	30,000	94,061

John P. Rielly	45,970	30,000	75,970

Barbara Lowery-Yilmaz	45,970	30,000	75,970

(5)

Tax Reimbursements. Includes the estimated amount of the make-whole payment to be paid to the applicable tax authority for the excise tax imposed on the payments and benefits to the applicable named executive officer in connection with a change of control by reason of Section 4999 of the Internal Revenue Code.

Share Ownership of Directors, Executive Officers and Certain Beneficial Owners of Hess

Hess’ Directors and Executive Officers

The following table sets forth the number of shares and percentage of Hess common stock beneficially owned by Hess’ named executive officers, each of its directors, and all of its executive officers and directors as a group as of March 27, 2024, the most recent practicable date for which such information was available. Except as otherwise indicated, the address for each of the named security holders is c/o Hess Corporation, 1185 Avenue of the Americas, New York, New York 10036.

	Hess Common Stock Beneficially Owned

Name	Total Number of Shares(1)		Percent of Class	Of Total Number of Shares, Number of Option Shares

Checki, Terrence J.	30,629		*

Coleman, Leonard S.	18,729		*

Glatch, Lisa	3,686		*

Goodell, Timothy B.	193,060		*	30,916

Hess, John B.	28,788,472	(2)	9.32%	700,458

Hill, Gregory P.	211,582		*	85,912

Holiday, Edith E.	63,672		*

Lipschultz, Marc S.	20,725		*

Lowery-Yilmaz, Barbara	152,697		*	19,006

McGuire, Raymond J.	4,541		*

McManus, David	40,071		*

Meyers, Kevin O.	37,202		*

Ovelmen, Karyn F.	7,630		*

Quigley, James H.	20,014		*

Rielly, John P.	394,808		*	54,649

Schrader, William G.	32,579		*

All directors and executive officers as a group (19 persons)	30,166,193		9.76%	917,434

*	Represents less than one percent.

(1)

These figures include 72,503 shares vested in the name of Mr. Hess, 4,959 shares vested in the name of Mr. Rielly and 77,462 shares vested for all executive officers and directors as a group under the employees’ savings plan as to which these individuals and the group have voting and dispositive power. These amounts also include 84,429 shares held in escrow under Hess Corporation’s long-term incentive plans for Mr. Hess, 25,507 shares held in escrow under these plans for Mr. Goodell, 62,799 shares held in escrow under these plans for Mr. Hill, 26,565 shares held in escrow under these plans for Mr. Rielly, and 270,117 shares held in escrow under these plans for all executive officers and directors as a group. As to these shares, these individuals and the group have voting power but not dispositive power. Holders of stock options do not have the right to vote or any other right of a stockholder with respect to shares of common stock underlying such options until they are exercised.

(2)	See footnotes (2), (3), (4) and (5) to the table under the caption “Certain Beneficial Owners of Hess Common Stock.”

Certain Beneficial Owners of Hess Common Stock

Unless otherwise indicated in the footnotes, the following table shows certain information regarding the beneficial ownership of Hess common stock as of March 27, 2024, the most recent practicable date for which such information was available, by each person who is known by Hess to beneficially own more than five percent of the outstanding Hess common stock.

Name and Address of Beneficial Owner(1)	Number of Shares of Common Stock Beneficially Owned	Percent of Class(2)
John B. Hess	28,788,472	9.34%(3)(4)(5)(6)

Nicholas F. Brady	16,634,757	5.40%(3)(4)(7)

Thomas H. Kean	16,616,297	5.39%(3)(4)(8)
c/o Hess Corporation 1185 Avenue of the Americas New York, NY 10036

The Vanguard Group
100 Vanguard Blvd
Malvern, PA 19355	31,832,380	10.36%(9)

BlackRock, Inc.
55 East 52nd Street
New York, NY 10055	21,615,092	7.0%(10)

State Street Corporation
State Street Financial Center
One Lincoln Street
Boston, MA 02111	17,003,073	5.54%(11)

(1)

The ownership of FMR LLC is not reported herein as, based on information set forth in a Schedule 13G/A filed on April 10, 2024, FMR LLC owns less than five percent of the outstanding Hess common stock.

(2)	Based on 308,102,605 shares of Hess common stock outstanding as of March 27, 2024.

(3)

This amount includes 7,779,037 shares held by a charitable lead annuity trust established under the will of Leon Hess. Mr. John B. Hess has sole voting power over the stock held by this trust and shares dispositive power over such stock with Messrs. Brady and Kean.

(4)

This amount includes 8,817,802 shares held by a limited partnership. Messrs. Hess, Brady and Kean serve on the management committee of the general partner of this limited partnership and share, inter alia, voting and dispositive power with respect to shares held by the limited partnership.

(5)	This amount includes 6,436,881 shares held by the Hess Foundation, Inc. of which Mr. Hess is a director and as to which Mr. Hess has sole voting power and dispositive power.

(6)	This amount includes:

•	138,718 shares owned directly by Mr. Hess;
•	84,429 shares held in escrow under the company’s long-term incentive plans, as to which Mr. Hess has voting but not dispositive power;
•	700,458 shares underlying options to purchase common stock, as to which Mr. Hess has no voting or dispositive power until they are acquired upon exercise of the options;
•	72,503 shares vested in the name of Mr. Hess under the employees’ savings plan as to which he has sole voting and dispositive power;
•	653,203 shares held by a limited liability company, for which Mr. Hess serves as investment manager and has sole voting power and dispositive power;
•

1,209,280 shares held by Mr. Hess’ siblings or their children, or by trusts for the benefit of Mr. Hess’ siblings or their children, as to which Mr. Hess has sole voting power pursuant to shareholders agreements among Mr. Hess and his siblings or their children and as to 706,273 shares of which he shares dispositive power pursuant to a shareholder’s agreement among Mr. Hess and a sibling and others. 631,702 of these shares (representing approximately 0.2% of Hess common stock outstanding) have been pledged by certain of the trusts. Mr. Hess has no financial or economic interest in the shares pledged by the trusts;

•	1,008,402 shares held by a trust for the benefit of Mr. Hess’ sibling, of which Mr. Hess has sole voting and shared dispositive power;
•	28,753 shares held by a family limited liability company controlled by Mr. Hess, as to which Mr. Hess has sole voting and dispositive power; and
•

1,859,006 shares held by two limited liability companies as to which Mr. Hess has sole voting power. These shares (representing approximately 0.6% of Hess common stock outstanding) have been pledged. Mr. Hess has no financial or economic interest in the shares pledged by these entities.

(7)	This amount includes 37,918 shares held directly by Mr. Brady, as to which he has sole voting and dispositive power.

(8)	This amount includes 19,458 shares held directly by Mr. Kean, as to which he has sole voting and dispositive power.

(9)

This amount is based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024 and includes (x) 30,694,071 shares over which The Vanguard Group has sole dispositive power, (y) 350,049 shares over which The Vanguard Group has shared voting power and (z) 1,138,309 shares over which The Vanguard Group has shared dispositive power.

(10)

This amount is based on information set forth in a Schedule 13G/A filed with the SEC on January 26, 2024 and includes (y) 19,801,029 shares over which Blackrock, Inc. has sole voting power and (z) 21,615,092 shares over which BlackRock, Inc. has sole dispositive power. The shares are held by subsidiaries of Blackrock, Inc.

(11)

This amount is based on information set forth in a Schedule 13G/A filed with the SEC on January 25, 2024 and includes (y) 12,580,779 shares over which State Street Corporation has shared voting power and (z) 16,992,612 shares over which State Street Corporation has shared dispositive power. The shares are held by subsidiaries of State Street Corporation.

Director and Officer Indemnification

Under the merger agreement, certain indemnification and insurance rights exist in favor of Hess and its subsidiaries’ current and former directors and officers. For more information about these rights, see “The Merger Agreement—Covenants and Agreements—Indemnification and Insurance of Hess Directors and Officers” beginning on page 110.

Accounting Treatment of the Merger

In accordance with current accounting guidance, the merger will be accounted for using the acquisition method. As a result, the recorded assets and liabilities of Chevron will be carried forward at their recorded amounts, the historical operating results of Chevron will be unchanged for the prior periods being reported on, and the assets and liabilities of Hess will be adjusted to their respective estimated fair values at the closing date of the merger. In addition, all identified intangible assets of Hess will be recorded at estimated fair value and included as part of the net assets acquired. Any excess of the purchase price, consisting of (a) the number of shares of Chevron common stock to be issued to former Hess stockholders, option holders and holders of restricted stock units awards, performance share awards or restricted stock awards, as applicable, at fair value, over (b) the fair value of the net assets acquired including identified intangible assets of Hess on the closing date of the merger, will be accounted for as goodwill. In accordance with current accounting guidance, goodwill will not be amortized but will be evaluated for impairment annually. Identified finite life intangible assets will be amortized over their estimated lives. Further, the acquisition method of accounting will result in the operating results of Hess being included in the operating results of Chevron beginning from the closing date of the merger.

Regulatory Approvals Required for the Merger

Chevron and Hess are not currently aware of any other material governmental approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations that are required prior to the parties’ completion of the transaction other than those described below. If additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations are required to complete the transaction, Chevron and Hess intend to seek such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations.

Chevron and Hess continue to anticipate obtaining all requisite stockholder and regulatory approvals by the middle of 2024. The filing of the arbitration relating to the Stabroek ROFR, however, may cause the transaction to be completed at a later time or to fail to be completed. Hess is seeking to have the merits of the arbitration heard by the third quarter of 2024 and to complete the arbitration by the end of 2024.

Although Chevron and Hess believe that they will receive the required approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations to complete the transaction, neither can give any assurance as to the timing of these approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations as to Chevron’s and Hess’ ultimate ability to obtain such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations (or any additional approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations which may otherwise become necessary) or that such approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations or other confirmations will be obtained on terms and subject to conditions satisfactory to Chevron and Hess. The receipt of the regulatory approvals (as described herein) is a condition to the obligation of each of Chevron and Hess to complete the merger.

The merger is subject to the requirements of the HSR Act and the related rules and regulations, which provide that certain transactions may not be completed until notification and report forms have been furnished to the DOJ and the FTC and until certain waiting periods have been terminated or have expired. The HSR Act requires Chevron and Hess to observe a 30-calendar-day waiting period after the submission of their respective HSR notification and report forms before consummating their transactions. The waiting period may be shortened if the reviewing agency grants “early termination” of the waiting period (although the practice of granting early termination has been temporarily suspended by the FTC and DOJ), or lengthened if the acquiring person (here Chevron) voluntarily withdraws and refiles to allow a second 30-calendar-day waiting period, or if the reviewing agency issues a request for additional information or documentary material (the “second request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which begins to run only after each of the parties has substantially complied with the Second Request. It is also possible that Chevron and Hess could enter into a timing agreement with the FTC or DOJ that could affect the timing of the consummation of the merger.

On November 3, 2023, Chevron and Hess filed their respective requisite notifications and report forms under the HSR Act. The HSR waiting period commenced on November 7, 2023. On December 7, 2023, Chevron and Hess each received a second request from the FTC in connection with the FTC’s review of the merger. Issuance of the second request extends the HSR waiting period until 30 days after Chevron and Hess have substantially complied with the second request, unless that period is terminated earlier by the FTC or Chevron and Hess agree to extend the FTC’s time to review the merger. Chevron and Hess are in the process of responding to the FTC’s second request.

In addition, if any Guyanese governmental body, agency or authority of competent jurisdiction asserts that its approval is required as a result of the consequences of the merger in Guyana on Hess’ assets in Guyana (which has not occurred as of the date of this proxy statement/prospectus), approval of such governmental body, agency or authority will become a condition to each party’s obligation to complete the merger.

As of the date of this proxy statement/prospectus, the government of Guyana has indicated its support for the merger. On October 26, 2023, the Vice President of Guyana stated:

We are pleased that there are two major U.S. oil companies here – these are major oil companies. We believe they have deep pockets, and they can fund the investment programs necessary to move us to peak production at the earliest point in time. Other smaller companies that are investing in other parts of the world and other countries have to go to raise capital and the market is still not that friendly raising capital. We have examined Chevron carefully—and we believe Chevron would be a good partner too in Guyana.

As of the date of this proxy statement/prospectus, the parties do not anticipate that any such approval will be required from any Guyanese governmental body, agency or authority.

Treatment of Existing Debt

In connection with the merger, Chevron expects to terminate Hess’ $3.25 billion revolving credit facility, under which no borrowings were outstanding as of December 31, 2023. Chevron currently expects that Hess’ (i) 7.875% Notes due 2029, (ii) 7.30% Notes due 2031, (iii) 7.125% Notes due 2033, (iv) 6.00% Notes due 2040, (v) 5.60% Notes due 2041, (vi) 3.50% Notes due 2024, (vii) 4.30% Notes due 2027, and (viii) 5.80% Notes due 2047 will remain outstanding after the merger. Chevron also expects for Hess’ existing lease obligations to remain outstanding following the merger.

Treatment of Hess Equity Awards

At the effective time of the merger, each outstanding Hess option, whether or not vested, will be converted into a Chevron option on the same terms and conditions as were applicable under such Hess option immediately prior to the effective time of the merger (including any provisions for acceleration) with respect to the number (rounded down to the nearest whole number) of shares of Chevron common stock underlying each such new Chevron option determined by multiplying (i) the number of shares of Hess common stock subject to such Hess option immediately prior to the effective time of the merger by (ii) the exchange ratio. The exercise price applicable to any such Chevron option at and after the effective time of the merger will be an amount (rounded up to the nearest one hundredth of a cent) equal to (i) the exercise price applicable to such Hess option immediately prior to the effective time of the merger divided by (ii) the exchange ratio.

At the effective time of the merger, each Hess RS award, whether or not vested, will be converted into a Chevron RS award, on the same terms and conditions as were applicable under such Hess RS award immediately prior to the effective time of the merger (including any provisions for acceleration) with respect to the number (rounded down to the nearest whole number) of shares of Chevron common stock underlying each such new Chevron RS award determined by multiplying (i) the number of shares of Hess common stock subject to such Hess RS award immediately prior to the effective time of the merger by (ii) the exchange ratio. In lieu of any fractional shares of Chevron common stock, the holder will become entitled to receive an amount in cash (without interest and rounded to the nearest cent) on the applicable vesting date based on the closing trading price of Chevron common stock as reported by Bloomberg, L.P. on such date. Any accrued but unpaid dividends or distributions, if any, with respect to any Hess RS award will carry over to a Chevron RS award and be paid in accordance with the terms and conditions as were applicable to such Hess RS award.

At the effective time of the merger, each Hess PSU award will be treated as follows:

•

Each Hess PSU award granted prior to October 22, 2023 will be converted into the right to receive a cash payment (rounded to the nearest cent), on the same terms and conditions applicable under such award immediately prior to the effective time of the merger (other than any performance-based conditions), in an amount equal to the sum of the PSU cash amount (as defined below) and any dividend equivalent rights (assuming any applicable performance-based vesting conditions are achieved at the maximum level (which is 200% for Hess PSU awards granted prior to 2023 or 210% for Hess PSU awards granted in 2023 prior to October 22, 2023)) credited with respect to such award, without interest and less applicable withholding taxes.

○

With respect to any outstanding Hess PSU award granted prior to January 1, 2023, the PSU cash amount for such award will vest on the last day of the original performance cycle for such award, subject to the holder’s continued employment through such date (unless the service condition for such award lapsed prior to the closing, in which case there is no continued employment requirement and the PSU cash amount will be prorated as set forth in the applicable award agreement). Such PSU cash amount will be paid no later than March 15 of the year following the end of the original performance cycle.

○

With respect to any Hess PSU award granted in 2023 but prior to October 22, 2023, the PSU cash amount for such award will vest on the earlier of (i) the last day of the original performance cycle for such award and (ii) March 15 of the year following the year in which the effective time of the merger occurs, subject to the holder’s continued employment through the applicable vesting date (unless the service condition for such award lapsed prior to the closing, in which case there is no continued employment requirement and the applicable PSU cash amount will be prorated as set forth in the applicable award agreement). Such PSU cash amount will be paid no later than March 15 of the year following the year in which the effective time of the merger occurs.

○

The vesting and payment of such PSU cash amounts may be accelerated upon certain terminations of employment, as set forth in the applicable award agreement immediately prior to the effective time of the merger.

○

The “PSU cash amount” in respect of any Hess PSU award granted prior to October 22, 2023 is equal to (i) the number of shares of Hess common stock earned with respect to such award, assuming that any performance-based vesting conditions are achieved at the maximum level (which is 200% for Hess PSU awards granted prior to 2023 or 210% for Hess PSU awards granted in 2023 prior to October 22, 2023), multiplied by (ii) the change of control price. The “change of control price” is equal to (i) the average closing trading price of Chevron common stock as reported by Bloomberg, L.P. for the twenty business days ending on and including the second to last business day prior to the effective time of the merger multiplied by (ii) the exchange ratio.

•	Each Hess PSU award granted on or following October 22, 2023 will cease to represent a Hess PSU award and be converted into a Chevron RSU award on the same terms and conditions applicable to such Hess PSU award immediately prior to the effective time of the merger (other than any performance-based conditions). The number of shares of Chevron common stock subject to each Chevron RSU award will be determined by multiplying (i) the target number of shares of Hess common stock subject to such Hess PSU award immediately prior to the effective time of the merger by (ii) the exchange ratio.

•

Any amounts relating to any dividend equivalent rights credited with respect to any Hess PSU award that are accrued or accumulated but unpaid as of the effective time of the merger will carry over and will be paid in accordance with the terms and conditions as were applicable to such Hess PSU award immediately prior to the effective time of the merger.

For additional information on Hess’ equity awards, see “The Merger—Interests of Directors and Executive Officers of Hess in the Merger” beginning on page 67.

Stabroek JOA

Hess Guyana Exploration Limited (“HGEL”), a wholly owned subsidiary of Hess, is party to an operating agreement (the “Stabroek JOA”) with affiliates of Exxon Mobil Corporation (“Exxon”) and China National Offshore Oil Corporation (“CNOOC”), which governs the rights and obligations of such parties (each, a “Stabroek Party” and, collectively, the “Stabroek Parties”) with respect to the exploration and development of their respective interests in the Stabroek Block offshore Guyana (the “Stabroek Block”).

The Stabroek JOA contains a right of first refusal (the “Stabroek ROFR”) provision that, if applicable to a change of control transaction and properly exercised, provides the Stabroek Parties with a right to acquire the participating interest in the Stabroek Block held by the Stabroek Party subject to such transaction (at a value that is based on the portion of the value of the change of control transaction that reasonably should be allocated to such participating interest and is increased to reflect a tax gross-up) only after, and conditioned on, the closing of such transaction.

Chevron and Hess believe that the Stabroek ROFR does not apply to the merger due to the structure of the merger and the language of the Stabroek ROFR provisions.

On October 24, 2023, shortly after the merger was announced, Exxon issued the following statement, indicating its support for the merger:

“Hess has been a valued partner in Guyana since 2014 and we look forward to continuing our successful operations in the Stabroek block with Chevron, pending the deal closing.”

However, Exxon and CNOOC subsequently informed Chevron and Hess that they believe the Stabroek ROFR applies to the merger. Hess, Chevron, Exxon and CNOOC subsequently engaged in discussions regarding the applicability of the Stabroek ROFR to the merger.

On March 6, 2024, an affiliate of Exxon commenced arbitration proceedings regarding the applicability of the Stabroek ROFR to the merger pursuant to the dispute resolution requirements of the Stabroek JOA. On March 11, 2024 and March 15, 2024, HGEL and an affiliate of CNOOC, respectively, commenced parallel arbitration proceedings regarding the applicability of the Stabroek ROFR to the merger pursuant to the dispute resolution requirements of the Stabroek JOA. On March 26, 2024, following a joint application by the parties, the authority administering the arbitration consolidated the three arbitration proceedings.

HGEL has asserted in these arbitration proceedings that the Stabroek ROFR does not apply to the merger due to the structure of the merger and the language of the Stabroek ROFR provisions. The Exxon affiliate and the CNOOC affiliate have asserted in these arbitration proceedings that the Stabroek ROFR applies to the merger. Chevron and Hess believe that ExxonMobil’s and CNOOC’s asserted claims are without merit. HGEL intends to vigorously defend its position in the arbitration proceedings and expects the arbitration tribunal will confirm that the Stabroek ROFR does not apply to the merger. However, the outcome of any arbitration proceedings regarding the applicability of the Stabroek ROFR to the merger is uncertain. For a more detailed discussion of risks regarding the closing of the merger, see “Risk Factors—Risks Related to the Merger” beginning on page 32.

If the arbitration does not result in a confirmation that the Stabroek ROFR is inapplicable to the merger, and if Chevron, Hess, Exxon and/or CNOOC do not otherwise agree upon an acceptable resolution, then there would be a failure of a closing condition under the merger agreement, in which case the merger would not close, and, pursuant to the terms of the Stabroek JOA, the Exxon affiliate and the CNOOC affiliate would cease to have rights under the Stabroek ROFR with respect to the merger. In that event, Hess would remain an independent public company and would continue to own its participating interest in the Stabroek Block. Based on the express terms of the Stabroek JOA, Chevron and Hess do not believe there is any material likelihood that the circumstances described in this paragraph will occur.

No Appraisal Rights

Hess stockholders are not entitled to appraisal rights in connection with the merger.

Appraisal rights are statutory rights that enable stockholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to stockholders in connection with the transaction.

Holders of shares of Hess common stock will not have rights to an appraisal of the fair value of their shares. Under the DGCL, appraisal rights are not available for the shares of any class or series if the shares of the class or series are listed on a national securities exchange or held of record by more than 2,000 holders on the record date, unless the stockholders are required to receive in exchange for their shares anything other than shares of stock of the surviving or resulting corporation, shares of stock or depository receipts in respect thereof of any other corporation that will be either listed on a national securities exchange or held of record by more than 2,000 holders at the effective time of the merger, cash in lieu of fractional shares or fractional depositary receipts or any combination of the foregoing. Shares of Hess common stock are listed on the NYSE as of the Hess record date, and Hess stockholders will receive Chevron common stock pursuant to the merger agreement and cash in lieu of fractional shares. Approval for the listing of the shares of Chevron common stock on the NYSE is a condition to completion of the merger.

NYSE Listing of Chevron Common Stock; Delisting and Deregistration of Hess Common Stock

Prior to the completion of the merger, Chevron has agreed to take all necessary action to cause the shares of Chevron common stock to be issued in connection with the merger to be approved for listing on the NYSE subject to official notice of issuance. The listing on the NYSE of the shares of Chevron common stock to be issued in connection with the merger is also a condition to completion of the merger.

Prior to the effective time of the merger, Hess will cooperate with Chevron and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of the NYSE to cause (i) the delisting of Hess common stock from the NYSE as promptly as practicable after the effective time of the merger and (ii) the deregistration of Hess common stock pursuant to the Exchange Act as promptly as practicable after such delisting. If the merger is completed, Hess common stock will cease to be listed on the NYSE and Hess common stock will be deregistered under the Exchange Act, after which Hess will no longer be required under SEC rules and regulations to file periodic reports with the SEC in respect of Hess common stock.

Litigation Relating to the Merger

In connection with the merger agreement, a complaint has been filed in federal court as an individual action. The complaint is captioned as Globokar v. Hess Corporation, et al., 24-cv-01723 (filed March 6, 2024 in the Southern District of New York) (the “Complaint”).

The Complaint alleges that the preliminary proxy statement filed on February 26, 2024 in connection with the merger agreement (the “Preliminary Proxy”) misrepresents and/or omits certain purportedly material information. The Complaint asserts violations of Sections 14(a) and 20(a) of the Exchange Act and Rule 14a-9 promulgated thereunder against Hess and the members of the Hess Board of Directors. The Complaint seeks, among other things: (i) an injunction enjoining the consummation of the merger and the other transactions contemplated by the merger agreement; (ii) rescission or rescissory damages in the event the merger and the other transactions contemplated by the merger agreement are consummated; (iii) direction that defendants cause a revised proxy statement to be disseminated; (iv) costs of the action, including plaintiffs’ attorneys’ fees and experts’ fees; and (v) other relief the court may deem just and proper. In addition to the Complaint, several purported stockholders of Hess sent demand letters (the “Demands,” and together with the Complaint, the “Matters”) alleging similar deficiencies regarding the disclosures made in the Preliminary Proxy.

Hess cannot predict the outcomes of the Matters. Hess believes that the Matters are without merit and intends to defend against the Matters and any subsequent demands or filed actions. If additional similar complaints are filed or demands sent, absent new or significantly different allegations, Hess will not necessarily disclose such additional filings or demands.

Material U.S. Federal Income Tax Consequences

The following is a general discussion of the material U.S. federal income tax consequences of the merger to U.S. holders (as defined below) of Hess common stock that exchange their Hess common stock for Chevron common stock in the merger.

This discussion is based upon the Code, its legislative history, U.S. Treasury regulations promulgated under the Code and judicial and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly retroactively, or be subject to differing interpretations, and any such change or differing interpretation could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those U.S. holders (as defined below) of Hess common stock that hold their Hess common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the

U.S. federal income tax consequences of the merger and, in particular, does not address any tax consequences arising under the Medicare contribution tax on net investment income or the Foreign Account Tax Compliance Act of 2010 (including the U.S. Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith), nor does it address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax (such as estate or gift tax laws). Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your individual circumstances or that may be applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including if you are:

•	a bank, thrift, mutual fund or other financial institution;

•	a tax-exempt organization or government organization;

•	a real estate investment trust or real estate mortgage investment conduit;

•	a partnership, S corporation or other pass-through entity (or an investor in a partnership, S corporation or other pass-through entity);

•	an insurance company;

•	a regulated investment company;

•	a dealer or broker in stocks and securities, commodities or currencies;

•	a trader in securities that elects mark-to-market treatment;

•	a holder of shares of Hess common stock subject to the alternative minimum tax provisions of the Code;

•	an individual retirement or other tax deferred account;

•

a holder of shares of Hess common stock that received Hess common stock through the exercise of an employee stock option, as a restricted stock award, through a tax qualified retirement plan or otherwise as compensation;

•	a holder of shares of Hess common stock that has a functional currency other than the U.S. dollar;

•

a holder of shares of Hess common stock that is required to accelerate the recognition of any item of gross income with respect to Hess common stock as a result of such income being recognized on an applicable financial statement;

•	a holder of shares of Hess common stock that holds Hess common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction;

•	a former citizen or long-term resident of the United States; or

•	a holder who directly, indirectly or constructively owns (or at any time during the five-year period ending on the date of the merger owned) 5% or more Hess common stock.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of shares of Hess common stock that is, for U.S. federal income tax purposes, (1) an individual who is a citizen or resident of the United States, (2) a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia, (3) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes, or (4) an estate the income of which is subject to U.S. federal income taxation regardless of its source. Beneficial owners of Hess common stock that are not U.S. holders should consult their own tax advisors as to the U.S. federal income tax consequences of the merger.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Hess common stock, the U.S. federal income tax consequences to a partner in such partnership (or owner of such entity) generally will depend on the status of the partner (or member) and the activities of the partnership (or entity). Any entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds shares of Hess common stock, and any persons that, for U.S. federal income tax purposes, are treated as partners in such partnership, should consult their own tax advisors with respect to the tax consequences of the merger in their specific circumstances.

This discussion is not tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the merger. The tax consequences of the merger may be complex and will depend on your specific situation and factors not within Chevron’s or Hess’ control. You should consult your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.

In General

The merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and Chevron and Hess intend to report the merger consistent with such qualification. In the merger agreement, each of Chevron and Hess represents that it has not taken or agreed to take any action, and is not aware, after reasonable diligence, of the existence of any fact or circumstance that could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. In addition, each of Chevron and Hess agree not to (and not to permit their subsidiaries to) take any action that would prevent or impede, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and to use (and to cause their respective subsidiaries to use) its reasonable best efforts to cause the merger to so qualify.

It is a condition to Hess’ obligation to complete the merger that Hess receive an opinion from counsel to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In the event Hess were to waive its opinion condition and the change in tax consequences were material, the parties would recirculate this document to resolicit stockholder approval. This opinion will be based upon and rely on, among other things, various facts, assumptions, representations and warranties and covenants, including (i) those contained in the merger agreement and in representation letters provided by Chevron (on behalf of itself and Merger Sub) and Hess and (ii) the assumption that HGEL will not be required to divest its participating interest in the Stabroek Block pursuant to any successful exercise of the Stabroek ROFR. If any of these facts, assumptions, representations and warranties or covenants underlying the tax opinion described above is or becomes incorrect, incomplete, inaccurate or is violated, the validity of, and the conclusions reached in, such tax opinion may be affected or jeopardized. In addition, the opinion will be subject to certain qualifications and limitations as set forth therein. Moreover, an opinion of counsel represents such counsel’s judgment and is not binding on the IRS or any court and the IRS or a court may disagree with the conclusion in an opinion of counsel. Hess and Chevron have not sought, and will not seek, any ruling from the IRS regarding any matters relating to the merger. As a result, notwithstanding receipt by Hess of the opinion of counsel, there can be no assurance that the IRS would not assert that the merger fails to qualify as a “reorganization” within the meaning of Section 368(a) of the Code or that a court would not sustain such a position.

Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders

Unless otherwise noted, the legal conclusions set forth under this section (“—Material U.S. Federal Income Tax Consequences of the Merger to U.S. Holders”), relating to the material U.S. federal income tax consequences of the merger to U.S. holders of Hess common stock, and subject to the limitations, assumptions and qualifications described herein and in the opinion filed as Exhibit 8.1, are the opinion of Wachtell, Lipton, Rosen & Katz, special counsel to Hess.

•

A U.S. holder will not recognize any gain or loss, and no amount will be includible in the income of such U.S. holder, as a result of the exchange of Hess common stock for Chevron common stock in the merger (except for any gain or loss recognized with respect to cash received in lieu of a fractional share of Chevron common stock, as described below).

•

The aggregate tax basis of the Chevron common stock received in exchange for Hess common stock by a U.S. holder in the merger (including any fractional share of Chevron common stock deemed received and exchanged for cash, as discussed below) will equal the aggregate adjusted tax basis of such U.S. holder’s Hess common stock exchanged therefor.

•

A U.S. holder’s holding period in the Chevron common stock received in exchange for Hess common stock in the merger (including a fractional share of Chevron common stock deemed to be received and exchanged for cash, as discussed below) will include the holding period in such U.S. holder’s Hess common stock exchanged therefor.

If a U.S. holder of Hess common stock acquired different blocks of Hess common stock at different times or at different prices, such U.S. holder’s basis and holding period in its shares of Chevron common stock may be determined separately with reference to each block of Hess common stock. Any such U.S. holder should consult its tax advisor regarding the determination of the tax basis and/or holding periods of the particular shares of Chevron common stock received in the merger.

A U.S. holder of Hess common stock who receives cash instead of a fractional share of Chevron common stock generally will be treated as having received such fractional share pursuant to the merger, and then as having sold such fractional share for cash. As a result, such U.S. holder generally will recognize gain or loss based on the difference, if any, between the amount of such cash received and the U.S. holder’s tax basis in such fractional share of Chevron common stock (determined as described above). Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder’s holding period in the fractional share of Chevron common stock deemed to be received exceeds one year at the effective time of the merger. The deductibility of capital losses is subject to limitation.

Backup Withholding

Payments of cash to U.S. holders in lieu of a fractional share of Chevron common stock in connection with the merger generally will be subject to information reporting and may be subject to backup withholding (currently at a rate of 24%). To prevent backup withholding, U.S. holders should:

•

furnish a properly completed IRS Form W-9 or successor form (or appropriate substitute) certifying such U.S. holder’s correct taxpayer identification number and that such U.S. holder is not subject to backup withholding and otherwise complying with all the applicable requirements of the backup withholding rules; or

•	otherwise establish an exemption from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and will generally be allowed as a refund or credit against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS.

The preceding discussion is intended only as a summary of the material U.S. federal income tax consequences of the merger and is not tax advice. It is not a complete analysis or discussion of all potential tax considerations that may be important to a holder of Hess common stock. Holders of Hess common stock should consult their own tax advisors with respect to the tax consequences of the merger in their particular circumstances, including the applicability and effect of the alternative minimum tax and any U.S. federal, U.S. state or local, non-U.S. or other tax laws and of changes in such laws.

Restrictions on Sales of Shares of Chevron Common Stock Received in the Merger

All shares of Chevron common stock received by Hess stockholders in the merger will be freely tradable for purposes of the Securities Act and the Exchange Act except for shares of Chevron common stock received by any Hess stockholder who becomes an “affiliate” of Chevron after completion of the merger. This proxy statement/prospectus does not cover resales of shares of Chevron common stock received by any person upon completion of the merger, and no person is authorized to make any use of this proxy statement/prospectus in connection with any resale.

Certain Contracts between Chevron and Hess

Chevron and Hess are party to commercial arrangements with one another, which are not material, individually or in the aggregate to either company.

THE MERGER AGREEMENT

Explanatory Note Regarding the Merger Agreement

This section of this proxy statement/prospectus describes the material provisions of the merger agreement, but does not describe all of the terms of the merger agreement and may not contain all of the information about the merger agreement that is important to you. The following summary is qualified by reference to the complete text of the merger agreement, which is attached as Annex A to this proxy statement/prospectus and incorporated by reference in this proxy statement/prospectus. The rights and obligations of Chevron, Hess and Merger Subsidiary, are governed by the express terms and conditions of the merger agreement and not by this summary or any of the other information contained in this proxy statement/prospectus. You are urged to read the full text of the merger agreement because it is the legal document that governs the merger.

The merger agreement contains representations, warranties and covenants by each of the parties to the agreement, which were made only for purposes of the agreement, as of specified dates. The representations, warranties and covenants in the merger agreement were made solely for the benefit of the parties to the merger agreement; may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Chevron, Merger Subsidiary, Hess or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants contained in the merger agreement or any other agreement between such parties may change after the date of each such agreement, which subsequent information may or may not be fully reflected in Chevron’s or Hess’ public disclosures or the public disclosures of any of their respective subsidiaries or affiliates. Each such agreement should not be read alone, but should instead be read in conjunction with the other information regarding the respective agreement, the merger, Chevron, Hess and their respective affiliates and businesses, which is contained in, or incorporated by reference into, this proxy statement/prospectus (including the annexes hereto), as well as in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings that each of Chevron and Hess has made or will make with the SEC. See “Where You Can Find More Information” beginning on page 153.

Structure of the Merger

The merger agreement provides, upon the terms and subject to the conditions set forth in this proxy statement/prospectus and in accordance with the DGCL, that Merger Subsidiary will merge with and into Hess, with Hess continuing as the surviving corporation and a direct, wholly-owned subsidiary of Chevron. As used in this proxy statement/prospectus, the surviving corporation means Hess following the merger.

At the effective time of the merger, by virtue of the merger, the certificate of incorporation of Hess will be amended and restated in its entirety as set forth in Exhibit B to the merger agreement, and as so amended and restated, will be the certificate of incorporation of the surviving corporation. At the effective time of the merger, the by-laws of Hess will be amended and restated in its entirety as set forth in the by-laws of Merger Subsidiary, as in effect immediately prior to the effective time of the merger, except that all references therein to Merger Subsidiary will be automatically amended and will become references to Hess, and as so amended and restated, will be the by-laws of the surviving corporation. The directors of Merger Subsidiary immediately prior to the effective time of the merger will be the initial directors of the surviving corporation, each to hold office in accordance with the certificate of incorporation and the by-laws of the surviving corporation, and the officers of Merger Subsidiary immediately prior to the effective time of the merger will be the initial officers of the surviving corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal. As used in this proxy statement/prospectus, the “effective time” of the merger means the time at which the certificate of merger with respect to the merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Chevron and Hess may agree and specify in such certificate of merger.

Timing of Closing

Unless another place and time is agreed to in writing by Chevron and Hess, the closing of the merger will occur on the second business day following the day on which the last of the conditions (other than those conditions that by their nature are to be fulfilled at the closing, but subject to the waiver or fulfillment of such conditions) set forth in the merger agreement has been fulfilled or waived, but no later than the end date (as defined below under the heading “—Termination of the Merger Agreement”).

Merger Consideration

Conversion of Shares

At the effective time of the merger, each outstanding share of Hess common stock (other than the cancelled shares and certain shares of Hess common stock subject to Hess equity awards that will be treated in the manner described below under the heading “—Treatment of Hess Equity Awards”) will automatically be cancelled and retired and will cease to exist and each holder thereof will thereafter have no rights with respect to such securities except the right to receive:

•	1.025 validly issued, fully paid and non-assessable shares of Chevron common stock;

•

any dividends or other distributions with a record date prior to the effective time of the merger which are declared by Hess in accordance with the merger agreement and which remain unpaid at the effective time of the merger;

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following the surrender of such holder’s shares of Hess common stock (i) at the time of such surrender, all dividends or other distributions payable with respect to the shares of Chevron common stock with a record date after the effective time of the merger and a payment date on or before the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to the shares of Chevron common stock with a record date after the effective time of the merger but with a payment date subsequent to such surrender, in each case on the understanding that all shares of Chevron common stock to be issued pursuant to the merger will be entitled to dividends or other distributions as if issued and outstanding as of the effective time of the merger; and

•	any cash to be paid in lieu of any fractional share of Chevron common stock as described under the heading “—Treatment of Fractional Shares.”

Shares of Hess common stock owned by Hess, Chevron or Merger Subsidiary or any of their respective direct or indirect wholly-owned subsidiaries, will be cancelled in the merger without payment of any consideration, as described below under the heading “—Cancelled Shares.”

Chevron will make available to the exchange agent, as needed, the merger consideration to be delivered in respect of certificates and book-entry shares formerly representing shares of Hess common stock.

Cancelled Shares

At the effective time of the merger, all shares of Hess common stock that are owned directly by Chevron, Merger Subsidiary or Hess, or any of their respective direct or indirect wholly-owned subsidiaries, will be cancelled and retired and will cease to exist and no stock of Chevron, cash or other consideration will be delivered in exchange therefor. Such shares are referred to as “cancelled shares” in this proxy statement/prospectus. For the avoidance of doubt, the foregoing two sentences will not apply to shares of Hess common stock held in trust or otherwise set aside from shares held in Hess’ treasury pursuant to any Hess benefit plan.

Treatment of Fractional Shares

Hess stockholders will not receive any fractional shares of Chevron common stock pursuant to the merger. Each holder of Hess common stock that otherwise would have been entitled to receive a fractional share of Chevron common stock at the effective time of the merger will receive an amount in cash, without interest, rounded to the nearest cent, in lieu of such fractional share. The value of such cash payment will be calculated by the exchange agent and will represent the holder’s proportionate interest in a trust of proceeds established from the open-market sale of that number of shares of Chevron common stock equal to the excess of (i) the aggregate number of shares of Chevron common stock delivered to the exchange agent by Chevron pursuant to the terms of the merger agreement over (ii) the aggregate number of whole shares of Chevron common stock to be distributed to Hess stockholders pursuant to the terms of the merger agreement.

Exchange of Hess Stock Certificates and Book-Entry Shares

Prior to the effective time of the merger, Chevron will appoint a bank, trust company or nationally recognized stockholder services provider or other person reasonably acceptable to Hess as the exchange agent for the purpose of exchanging certificates and book-entry shares representing shares of Hess common stock with shares of Chevron common stock. Promptly after the effective time of the merger, Chevron will send, or will cause the exchange agent to send, to each holder of record of Hess common stock converted into the right to receive the merger consideration, a letter of transmittal for use in the exchange and instructions explaining how to surrender Hess shares to the exchange agent.

Holders of Hess common stock who surrender certificates or book-entry shares that formerly represented outstanding shares of Hess common stock to the exchange agent, together with a properly completed letter of transmittal, will be entitled to receive (i) the merger consideration and (ii) a check in the amount equal to any cash payable (x) in lieu of fractional shares which such holder has the right to receive pursuant to the terms of the merger agreement, and (y) in respect of any dividends and other distributions which such holder has the right to receive pursuant to the terms of the merger agreement. Hess stockholders should not return stock certificates with the enclosed proxy card. Exchange of any book-entry shares of Hess common stock will be effected in accordance with Chevron’s customary procedures with respect to securities represented by book entry. Until so surrendered, certificates and book-entry shares will, after the effective time of the merger, represent for all purposes only the right to receive the merger consideration. No interest will be paid or will accrue for the benefit of holders of the certificates or book-entry shares that formerly represented outstanding shares of Hess common stock on the merger consideration payable pursuant to the merger agreement, any cash in lieu of fractional shares or any unpaid dividends and distributions payable pursuant to the merger agreement to such holders of certificates or book-entry shares that formerly represented outstanding shares of Hess common stock.

Withholding

Each of Chevron, Hess, Merger Subsidiary, the surviving corporation and the exchange agent will be entitled to deduct and withhold from the consideration otherwise payable to any person pursuant to the merger agreement such amounts as it is required to deduct or withhold (or cause to be deducted or withheld) with respect to the making of such payment under any provision of federal, state, local or foreign tax law (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Chevron common stock). To the extent that amounts are so deducted or withheld by Chevron, Hess, Merger Subsidiary, the surviving corporation or the exchange agent and paid over to the applicable governmental body, agency, authority or entity in accordance with applicable law, such deducted or withheld amounts will be treated for all purposes of the merger agreement as having been paid to the person in respect of which such deduction or withholding was made and, if withholding is taken in Chevron common stock, the relevant withholding party will be treated as having sold such Chevron common stock on behalf of such person for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

Lost Certificates

If a certificate representing shares of Hess common stock has been lost, stolen or destroyed, then, before a Hess stockholder will be entitled to receive the merger consideration to be paid in respect of the shares of Hess common stock represented by such lost, stolen or destroyed certificate, the holder will need to deliver an affidavit of that fact and, if required by Chevron or the surviving corporation, post a bond, in such reasonable amount as the surviving corporation may direct, as indemnity against any claim that may be made against it with respect to such certificate in addition to such holder providing a properly completed and duly executed letter of transmittal.

Potential Adjustment to Merger Consideration

In the event that, before the completion of the merger, any change in the outstanding shares of capital stock of Chevron or Hess occurs as a result of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the merger consideration, the exchange ratio and any other similarly dependent item, as the case may be, will be appropriately adjusted in order to provide Hess stockholders with the same economic effect contemplated by the merger agreement prior to such event. No such adjustment will be made for cash dividends or grants of equity compensation not prohibited by the merger agreement.

Treatment of Hess Equity Awards

At the effective time of the merger, each outstanding Hess option, whether or not vested, will be converted into a Chevron option on the same terms and conditions as were applicable under such Hess option immediately prior to the effective time of the merger (including any provisions for acceleration) with respect to the number (rounded down to the nearest whole number) of shares of Chevron common stock underlying each such new Chevron option determined by multiplying (i) the number of shares of Hess common stock subject to such Hess option immediately prior to the effective time of the merger by (ii) the exchange ratio. The exercise price applicable to any such Chevron option at and after the effective time of the merger will be an amount (rounded up to the nearest one hundredth of a cent) equal to (i) the exercise price applicable to such Hess option immediately prior to the effective time of the merger divided by (ii) the exchange ratio.

At the effective time of the merger, each Hess RS award, whether or not vested, will be converted into a Chevron RS award, on the same terms and conditions as were applicable under such Hess RS award immediately prior to the effective time of the merger (including any provisions for acceleration) with respect to the number (rounded down to the nearest whole number) of shares of Chevron common stock underlying each such new Chevron RS award determined by multiplying (i) the number of shares of Hess common stock subject to such Hess RS award immediately prior to the effective time of the merger by (ii) the exchange ratio. In lieu of any fractional shares of Chevron common stock, the holder will become entitled to receive an amount in cash (without interest and rounded to the nearest cent) on the applicable vesting date based on the closing trading price of Chevron common stock as reported by Bloomberg, L.P. on such date. Any accrued but unpaid dividends or distributions, if any, with respect to any Hess RS award will carry over to a Chevron RS award and be paid in accordance with the terms and conditions as were applicable to such Hess RS award.

At the effective time of the merger, each Hess PSU award will be treated as follows:

•

Each Hess PSU award granted prior to October 22, 2023 will be converted into the right to receive a cash payment (rounded to the nearest cent), on the same terms and conditions applicable under such award immediately prior to the effective time of the merger (other than any performance-based conditions), in an amount equal to the sum of the PSU cash amount (as defined below) and any dividend equivalent rights (assuming any applicable performance-based vesting conditions are achieved at the maximum level (which is 200% for Hess PSU awards granted prior to 2023 or 210% for Hess PSU awards granted in 2023 prior to October 22, 2023)) credited with respect to such award, without interest and less applicable withholding taxes.

○

With respect to any outstanding Hess PSU award granted prior to January 1, 2023, the PSU cash amount for such award will vest on the last day of the original performance cycle for such award, subject to the holder’s continued employment through such date (unless the service condition for such award lapsed prior to the closing, in which case there is no continued employment requirement and the PSU cash amount will be prorated as set forth in the applicable award agreement). Such PSU cash amount will be paid no later than March 15 of the year following the end of the original performance cycle.

○

With respect to any Hess PSU award granted in 2023 but prior to October 22, 2023, the PSU cash amount for such award will vest on the earlier of (i) the last day of the original performance cycle for such award and (ii) March 15 of the year following the year in which the effective time of the merger occurs, subject to the holder’s continued employment through the applicable vesting date (unless the service condition for such award lapsed prior to the closing, in which case there is no continued employment requirement and the applicable PSU cash amount will be prorated as set forth in the applicable award agreement). Such PSU cash amount will be paid no later than March 15 of the year following the year in which the effective time of the merger occurs.

○

The vesting and payment of such PSU cash amounts may be accelerated upon certain terminations of employment, as set forth in the applicable award agreement immediately prior to the effective time of the merger.

○

The “PSU cash amount” in respect of any Hess PSU award granted prior to October 22, 2023 is equal to (i) the number of shares of Hess common stock earned with respect to such award, assuming that any performance-based vesting conditions are achieved at the maximum level (which is 200% for Hess PSU awards granted prior to 2023 or 210% for Hess PSU awards granted in 2023 prior to October 22, 2023), multiplied by (ii) the change of control price. The “change of control price” is equal to (i) the average closing trading price of Chevron common stock as reported by Bloomberg, L.P. for the twenty business days ending on and including the second to last business day prior to the effective time of the merger multiplied by (ii) the exchange ratio.

•

Each Hess PSU award granted on or following October 22, 2023 will cease to represent a Hess PSU award and be converted into a Chevron RSU award on the same terms and conditions applicable to such Hess PSU award immediately prior to the effective time of the merger (other than any performance-based conditions). The number of shares of Chevron common stock subject to each Chevron RSU award will be determined by multiplying (i) the target number of shares of Hess common stock subject to such Hess PSU award immediately prior to the effective time of the merger by (ii) the exchange ratio.

•

Any amounts relating to any dividend equivalent rights credited with respect to any Hess PSU award that are accrued or accumulated but unpaid as of the effective time of the merger will carry over and will be paid in accordance with the terms and conditions as were applicable to such Hess PSU award immediately prior to the effective time of the merger.

For additional information on Hess’ equity awards, see “The Merger—Interests of Directors and Executive Officers of Hess in the Merger” beginning on page 67.

Covenants and Agreements

Conduct of Business

Each of Chevron and Hess has agreed to certain covenants in the merger agreement restricting the conduct of its respective business between October 22, 2023 and the earlier of the completion of the merger and the termination of the merger agreement.

Interim Operations of Hess. The merger agreement provides that until the effective time of the merger, except (x) with the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed), (y) as expressly permitted or required by the merger agreement, (z) as may be required by applicable law or any COVID-19 measures required by applicable law, Hess and its subsidiaries will (i) use all reasonable best efforts to conduct their business in the ordinary course consistent of business with past practice and (ii) use their commercially reasonable efforts to preserve intact their business organizations and material relationships with third parties; provided that Hess and its subsidiaries may take commercially reasonable actions (taking into account the reasonableness perspective of each of Chevron and Hess) actions outside of the ordinary course or not consistent with past practice in response to external unforeseen events, changes or developments of the following type in a manner consistent with those generally undertaken by businesses similarly situated to Hess:

•	changes or conditions in the U.S. or any other national or regional economy, any global economic changes or conditions or securities, credit, financial or other capital markets conditions;

•

changes or conditions affecting the oil and gas industry in general (including changes to the prices of commodities or of the raw material inputs or value of the outputs of Hess’ products, general market prices and regulatory changes affecting the industry);

•	weather-related or other force majeure event or outbreak (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters);

•

pandemics, epidemics, COVID-19 measures, acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism or cyber-attack, and any escalation or general worsening of any of the foregoing or other response to any governmental bodies, agencies, officials or authorities (including requirements for business closures, restrictions on operations or “sheltering-in-place”); or

•

changes in applicable law, regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, including any effects arising out of, in connection with, or as a result of, any “shut-down” of the U.S. federal government (including its agencies).

Hess has also agreed that during this period it and its subsidiaries will use all reasonable best efforts to conduct their business in a manner not involving entry into businesses that are materially different from the businesses of Hess and its subsidiaries on the date of the merger agreement.

In addition, Hess has agreed that during this period, except (i) with the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as may be required by applicable law, (iii) pursuant to COVID-19 measures required by applicable law and (iv) certain other agreed upon exceptions, it will not, and will not permit any of its subsidiaries to:

•

(i) adopt or propose any change in its certificate of incorporation or by-laws or (ii) permit any of its significant subsidiaries to adopt or propose any change in such significant subsidiary’s certificate of incorporation, by-laws or similar organizational or governing documents;

•	adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

•

issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of Hess or its subsidiaries, other than (i) issuances of Hess common stock or class A shares of Hess Midstream LP (the “MLP”) pursuant to the exercise or settlement of Hess options, Hess RS awards, Hess PSU awards or phantom units that are outstanding on the date of the merger agreement or granted thereafter not in violation of terms of the merger agreement, (ii) pledges or encumbrances with respect to subsidiaries of Hess securing indebtedness under Opco’s existing credit facilities or (iii) issuances made by any subsidiary of Hess to Hess or any wholly-owned subsidiary of Hess;

•

(1) split, combine, subdivide or reclassify its outstanding shares of capital stock, (2) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock, other than (A) in the case of Hess, regular quarterly cash dividends or distributions payable by Hess to its shareholders (which may not exceed $0.4375 per share per fiscal quarter) consistent with past practice, including with respect to timing of declaration and payment (and in any event will not include any special dividend), (B) in the case of the MLP, regular cash distributions solely from available cash and which are otherwise consistent with past practice, including with respect to timing of declaration or payment (and in any event will not include any special dividend), (C) dividends or distributions paid by any subsidiary of Hess to Hess or any wholly-owned subsidiary or (D) dividends or distributions from Hess Midstream Operations LP (“Opco”) to the MLP or dividends or distributions paid by any subsidiary of Opco to Opco or any wholly-owned subsidiary of Opco, so long as such dividends or distributions do not result in any adverse tax cost that is material to Hess and its subsidiaries (taken as a whole) (except that Hess will not declare, set aside or pay any dividend except in accordance with the terms of the merger agreement described below under the heading “—Coordination of Dividends”);

•

redeem, purchase or otherwise acquire directly or indirectly any of its capital stock, with certain exceptions for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding as of the date of the merger agreement, (ii) required by or in connection with the respective terms, as of the date of the merger agreement, of any benefit plan or any dividend reinvestment plan in the ordinary course of the operations of such plan and consistent with past practice and only to the extent consistent with the terms of the merger agreement, (iii) with respect to the forfeiture, exercise, vesting, settlement or satisfaction of applicable tax withholding and/or exercise prices of Hess options, Hess RS awards, Hess PSU awards or phantom units outstanding as of the date of the merger agreement or granted thereafter not in violation of the merger agreement or (iv) involving only wholly-owned subsidiaries of Hess;

•

amend the material terms of any outstanding Hess options, Hess RS awards, Hess PSU awards (so long as such covenant will not limit the administration of the relevant plans governing such awards in accordance with past practices and interpretations of the Hess Board and the compensation and Management Development Committee of the Hess Board);

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excluding the MLP, Opco and their subsidiaries, make or authorize any capital expenditures except in amounts that are not in excess of (i) during fiscal year 2023, 110% of the aggregate budgeted amount for each geographic region and category indicated in the capital budget for fiscal year 2023 provided to Chevron, (ii) during fiscal year 2024, 110% of the aggregate budgeted amount for each geographic region and category indicated in the draft capital budget for fiscal year 2024 provided to Chevron and (iii) during fiscal year 2025, 110% of the aggregate budgeted amount for each geographic region and category indicated in the draft capital budget for the fiscal year 2025 provided to Chevron, except in each case, for capital expenditures, not to exceed $50 million in the aggregate, to repair damage resulting from insured casualty events or required on an emergency basis for the safety of individuals, assets or the environment (so long as Hess provides Chevron prior notice of any such capital expenditures together with the estimate of the proposed scope of repairs and related costs to the extent that it is reasonably practical under the circumstances), provided, however, that neither the MLP nor any of its subsidiaries will make or authorize capital expenditures in a fiscal year in excess of 110% of the amount for such fiscal year set forth in the capital budget provided to Chevron;

•

except as required under any Hess benefit plan (i) increase the compensation or benefits of any employee with a title of vice president or above (except for increases in the ordinary course of business consistent with past practice), (ii) enter into, adopt, extend or renew (or waive or amend any performance or vesting criteria or accelerate funding under) any employment, change in control, severance, bonus, profit sharing, retirement, restricted stock, stock option, deferred compensation or other director, consultant, executive or employee benefit plan, policy, agreement or arrangement (except as required by the terms of an agreement or arrangement existing on the date of the merger agreement), (iii) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, (iv) take any action to accelerate the vesting, payment or funding of any compensation or benefits to any employee with a title of vice president or above, (v) implement any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the Worker Adjustment and Retraining Notification Act and any similar state or local law, or (vi) terminate any employee with a title of vice president or above, other than a termination of employment for “cause,” or hire any employee with a title of vice president or above (other than to replace any employee who has terminated his or her employment voluntarily or whose employment has terminated as permitted by the merger agreement);

•

acquire or agree to acquire any business or person or division thereof (whether by merger or consolidation, by purchase of all or a substantial portion of the assets or equity or voting interest in such persons, businesses or divisions or by any other manner) or any other assets (except “E&P assets”, which refers to land and mineral interests or rights therein used for the exploration, development or production of oil and gas and other hydrocarbons) ), except that Hess and its subsidiaries will be permitted to make (i) acquisitions pursuant to an agreement of Hess or any of its subsidiaries in effect on the date of the merger agreement that was provided to Chevron, (ii) acquisitions (including of E&P Assets) for which the consideration is less than $50 million individually or $100 million in the aggregate, including by lease, license or entry into joint ventures or partnership arrangements, (iii) acquisitions of assets solely among Hess and its wholly-owned subsidiaries, or among the wholly-owned subsidiaries of Hess or (iv) acquisitions of assets solely among Opco and its wholly-owned subsidiaries, or among the wholly-owned subsidiaries of Opco (so long as in the case of clauses (iii) and (iv), such acquisitions do not result in any adverse tax cost that is material to Hess and its subsidiaries (taken as a whole), so long as any acquisitions included in the capital budgets provided to Chevron will not be subject to such restrictions;

•

sell, lease, license, encumber (other than by certain permitted liens) or otherwise dispose of any material assets or material property, except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course of business consistent with past practice, (iii) sales or disposals of obsolete or worthless assets at the end of their scheduled retirement, (iv) transfers among Hess and its wholly-owned subsidiaries, or among Hess’ wholly-owned subsidiaries, (v) transfers among Opco and its wholly-owned subsidiaries, or among Opco’s wholly-owned subsidiaries (so long as in the case of clauses (iv) and (v), such transfers do not result in any adverse tax cost that is material to Hess and its subsidiaries (taken as a whole), or (vi) any such disposals (including exchanges or swaps of E&P Assets) of assets in an amount not exceeding $75 million individually or $150 million in the aggregate;

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incur any indebtedness for borrowed money, guarantee or assume any such indebtedness of another person, issue or sell warrants or other rights to acquire any debt securities of Hess or any of its subsidiaries, enter into any “keep well” or other agreement to maintain any financial condition of another person, or enter into any arrangement having the economic effect of any of the foregoing (other than (i) any such indebtedness among any person and its wholly-owned subsidiaries, among any person’s wholly-owned subsidiaries, and guarantees thereof, (ii) borrowings under Hess’ existing credit facility, Opco’s existing credit facilities or other existing credit facilities of Hess or its subsidiaries, in each case in accordance with the terms thereof as in effect on the date of the merger agreement or as amended, modified or supplemented in compliance with the terms of the merger agreement, (iii) any such indebtedness incurred to replace, renew, extend, refinance or refund any indebtedness of Hess or any of its subsidiaries or (iv) any such other indebtedness or other obligations incurred in the ordinary course of business consistent with past practice, that is not in excess of $100 million in the aggregate, and in the case of clauses (ii), (iii) and (iv), subject to certain limitations;

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modify, amend, terminate or waive any material rights under any material contract or enter into an agreement that would constitute a material contract, other than as expressly contemplated in the merger agreement or in the ordinary course of business consistent with past practice (except Hess and its subsidiaries may not extend the duration of certain contracts by twelve months or otherwise modify, amend, terminate or waive any material rights under, or enter into, certain material agreements);

•

settle or compromise any claim, demand, lawsuit or regulatory proceeding (excluding any tax proceeding, which will be governed as described below), or waive, release or assign any rights or claims, in any such case (i) in an amount in excess of $50 million or (ii) that imposes (1) any material non-monetary obligation to be performed by, or (2) material restriction imposed against, Hess or its subsidiaries after the closing date (so long as Hess may not settle or propose to settle or compromise any transaction litigation except as permitted by the terms of the merger agreement);

•	change any method of financial accounting or financial accounting practice (except for changes that are not material or are required by concurrent changes in GAAP or applicable law);

•

(i) enter into any joint venture, partnership, participation or other similar arrangement that would be material to Hess (other than in connection with acquisitions of E&P Assets that are permitted by the merger agreement) or (ii) make any loan, capital contribution or advance to or investment in any other person (other than Hess or any wholly-owned subsidiary of Hess and other than pursuant to capital calls required pursuant to the terms of existing equity investments) that would be material to Hess, except for advances for reimbursable employee expenses in the ordinary course of business consistent with past practice or advancements of expenses to directors and officers of Hess or any of its subsidiaries pursuant to a bona fide advancement provisions that are, in size and terms, consistent with past practice and otherwise not in violation of the merger agreement or under Hess’ certificate of incorporation, Hess’ by-laws, equivalent governing documents of any subsidiary of Hess or any indemnification agreement with any such director or officer;

•	take any action that would limit Chevron’s or Hess’ freedom to license, cross-license or otherwise dispose of any of Hess’ material intellectual property;

•

except as required by law, (i) make (other than in the ordinary course of business consistent with past practice), revoke or amend any material election relating to taxes or change any of its tax accounting methods currently in effect, (ii) settle any tax proceeding or (iii) file any amended tax return, in each case, if such action is reasonably likely to result in an increase to a tax liability of Hess and/or its subsidiaries that is material to Hess and its subsidiaries, taken as a whole;

•

except as contemplated by Hess’ covenant in the merger agreement to use reasonable best efforts as described below under the subheading “—Reasonable Best Efforts Covenant,” enter into any agreement that limits in any material respect the ability of Hess or its subsidiaries or would (or would reasonably be expected to) limit in any material respect the ability of Chevron or its subsidiaries after the effective time of the merger to compete in or conduct any line of business or compete with any person in any geographic area or during any period;

•

enter into (or agree to enter into) any acquisition, joint venture, exclusive arrangement or other similar arrangement, or any agreement to effect, or any letter of intent or similar document contemplating, any acquisition (including by merger, consolidation or acquisition), joint venture, exclusive arrangement or other similar arrangement, that would reasonably be expected to prevent, materially delay, materially interfere with or materially impede the completion of the merger, including any such action that would reasonably be expected to prevent, materially impede or materially delay the ability of the parties to (i) obtain the expiration or termination of the waiting period under the HSR Act or any other applicable antitrust laws or (ii) obtain any authorizations, consents, orders and approvals of any governmental body, agency or authority, in each case, necessary for the completion of the merger;

•	enter into any new derivatives or hedging instruments intended to reduce the risk of fluctuations in the price of hydrocarbons;

•	decline to incur any capital commitment proposed by an operator with respect to any well or other E&P asset in excess of $25 million pursuant to any authorization for expenditure (or AFE); and

•	agree or commit to do any of the foregoing.

The obligations of Hess and its subsidiaries described above will not apply to the marketing and sale of hydrocarbons in the ordinary course of business consistent with past practice.

Interim Operations of Chevron. The merger agreement provides that until the effective time of the merger, except (i) with the prior written consent of Hess (such consent not to be unreasonably withheld, conditioned or delayed), (ii) as expressly permitted or required by the merger agreement or (iii) as may be required by applicable law, Chevron and its subsidiaries will conduct their business in a manner not involving the entry by Chevron or its subsidiaries into lines of business that are materially different from the lines of business of Chevron and its subsidiaries as of the date of the merger agreement. In addition, Chevron has agreed that during this period, except with the prior written consent of Hess (such consent not to be unreasonably withheld, conditioned or delayed), it will not, and will not permit any of its subsidiaries to:

•	adopt or propose any change in the certificate of incorporation or by-laws of Chevron;

•	adopt a plan of liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Chevron;

•

split, combine, subdivide or reclassify Chevron’s outstanding shares of capital stock, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to Chevron’s capital stock, other than regular quarterly cash dividends (including any increases thereof consistent with past practice or changes thereto as described to Hess), and in any case not including any special dividend (provided, however, that Chevron will not declare, set aside or pay any dividend except in accordance with the terms of the merger agreement described below under the heading “—Coordination of Dividends”);

•

enter into (or agree to enter into) any acquisition, joint venture, exclusive arrangement or other similar arrangement, or any agreement to effect, or any letter of intent or similar document contemplating, any acquisition (including by merger, consolidation or acquisition), joint venture, exclusive arrangement or other similar arrangement, that would reasonably be expected to prevent, materially delay, materially interfere with or materially impede the completion of the merger, including any such action that would reasonably be expected to prevent, materially impede or materially delay the ability of the parties to (i) obtain the expiration or termination of the waiting period under the HSR Act or any other applicable antitrust laws or (ii) obtain any authorizations, consents, orders and approvals of any governmental body, agency or authority, in each case, necessary for the completion of the merger; or

•	agree or commit to do any of the foregoing.

Hess Stockholder Meeting. The merger agreement requires Hess, within 40 days after the commencement of the mailing of the Hess proxy statement (or, if Hess’ nationally recognized proxy solicitation firm advises forty days from the after the commencement of the mailing of the Hess proxy is insufficient time to submit and obtain the Hess stockholder approval, such later date to which Chevron consents (such consent not to be unreasonably withheld, conditioned or delayed)), to duly call, give notice of, convene and hold a meeting of its stockholders (the “Hess stockholder meeting”), for the purpose of obtaining the Hess stockholder approval.

Without the prior written consent of Chevron, matters contemplated by the Hess stockholder approval are the only matters (other than matters of procedure and matters required by law to be voted on by Hess stockholders in connection therewith) that Hess may propose to be voted on by the Hess stockholders at the Hess stockholder meeting.

Hess may not adjourn, postpone or otherwise delay the Hess stockholder meeting without the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed) unless (i) after consultation with Chevron, Hess believes in good faith that such adjournment or postponement is reasonably necessary to allow additional time to (x) solicit additional proxies necessary to obtain the Hess stockholder approval or (y) distribute any necessary supplement or amendment to the Hess proxy statement or (ii) for an absence of a quorum, in which case Hess will use its reasonable best efforts to obtain a quorum as promptly as practicable.

Notwithstanding the foregoing, Hess may not, without the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed), postpone the Hess stockholder meeting more than a total of three times pursuant to clause (i)(x) or (ii) of the immediately preceding sentence, and no such postponement will be, without the prior written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten business days and in no event may Hess postpone the Hess stockholder meeting without the written consent of Chevron (such consent not to be unreasonably withheld, conditioned or delayed) if doing so would require the setting of a new record date.

Notwithstanding the foregoing, if the Hess stockholder meeting is postponed, Hess will reconvene the Hess stockholder meeting at the earliest practicable date on which the Hess Board reasonably expects to have sufficient affirmative votes to obtain the Hess stockholder approval. Hess will otherwise coordinate and cooperate with Chevron with respect to the timing of the Hess stockholder meeting and will otherwise comply with all legal requirements applicable to the Hess stockholder meeting. Hess will provide updates to Chevron with respect to the proxy solicitation for the Hess stockholders meeting (including interim results) as reasonably requested by Chevron.

No Solicitation. Hess has agreed that it and its subsidiaries will not, and that it will direct and use its reasonable best efforts to cause its and its subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly:

•	take any action to solicit, initiate or knowingly encourage or knowingly facilitate the making of any acquisition proposal involving Hess or any inquiry with respect to an acquisition proposal;

•

engage in discussions or negotiations with any person with respect to an acquisition proposal (except to notify them of the existence of the applicable non-solicitation provisions of the merger agreement);

•	disclose any nonpublic information or afford access to properties, books or records to any person that has made, or to Hess’ knowledge is considering making, an acquisition proposal;

•

approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an acquisition proposal; or

•	propose publicly or agree to do any of the foregoing relating to an acquisition proposal.

An “acquisition proposal” is any bona fide written offer or proposal for, or bona fide written indication of interest in, any:

•

direct or indirect acquisition or purchase of any business or assets of Hess or any of its subsidiaries that, individually or in the aggregate, constitutes 20% or more of the net revenues, net income, EBITDA or assets of Hess and its subsidiaries, taken as a whole;

•

direct or indirect acquisition or purchase of 20% or more of any class of equity securities of Hess or of any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of Hess and its subsidiaries, taken as a whole;

•

tender offer or exchange offer that, if completed, would result in any person beneficially owning 20% or more of any class of equity securities of Hess or any of its subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of Hess and its subsidiaries, taken as a whole; or

•

merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving Hess or any of its subsidiaries whose business constitutes 20% or more of the net revenue, net income, EBITDA or assets of Hess and its subsidiaries, taken as a whole, other than the transactions contemplated by the merger agreement.

The Hess Board may, however, (i) comply with Rule 14e-2 under the Exchange Act with respect to an acquisition proposal or (ii) make any disclosure if, in the good faith judgment of the Hess Board, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to Hess stockholders under applicable law. If the disclosure relates to an acquisition proposal, it will be deemed to constitute a change in the Hess Board recommendation unless the Hess Board reaffirms its recommendation in that disclosure. Additionally, Hess may make any “stop, look and listen” communication to Hess stockholders pursuant to Rule 14d-9(f) under the Exchange Act or complying with disclosure obligations under Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an acquisition proposal, and such communication will not be deemed to constitute a change in the Hess Board recommendation so long as any such communication is consistent with the terms of the merger agreement described in this heading. In addition, but subject to the terms and conditions contained in the merger agreement, prior to the adoption of the merger agreement by the Hess stockholders, Hess may:

•	furnish information and access, but only in response to a request, to any person, and its representatives (including sources of financing), making a bona fide, written acquisition proposal to the Hess Board after the date of the merger agreement that was not obtained as a result of a breach of the non-solicitation provisions or certain other deal-protection provisions of the merger agreement; and

•	participate in discussions and negotiate with the person or its representatives making such unsolicited acquisition proposal.

Hess may only furnish information and participate in discussions as described above, however, if Hess first delivers to Chevron written notice advising Chevron that Hess intends to take such action, and:

•

the Hess Board concludes in good faith, (i) after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that such acquisition proposal constitutes or could reasonably be expected to result in a superior proposal (as defined below) and (ii) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to Hess stockholders under applicable law; and

•

prior to any engagement or disclosure otherwise permitted by the merger agreement, Hess receives from the person making the acquisition proposal an executed confidentiality agreement whose material confidentiality terms are, in all material respects, no less favorable to Hess and no less restrictive to the person making the acquisition proposal than those contained in the existing confidentiality agreement between Hess and Chevron.

Hess also agrees that any material non-public information provided to such person described in the immediately preceding bullet that has not previously been provided to Chevron will be provided to Chevron prior to or substantially concurrently with the time it is provided to such person.

In the event that on or after the date of the merger agreement Hess receives an acquisition proposal or any request for nonpublic information relating to Hess or any of its subsidiaries or for access to the properties, books or records of Hess or any of its subsidiaries by any person that has made, or has informed Hess that it is considering making, an acquisition proposal, Hess will:

•

promptly (and in no event later than 24 hours after a director or senior executive officer of Hess becomes aware of such an acquisition proposal or request) notify (which notice will be provided orally and in writing and will identify the person making such acquisition proposal or request and set forth the material terms thereof) Chevron thereof;

•	keep Chevron reasonably and promptly informed of the status and material terms of (including changes to the status or material terms of) any such acquisition proposal or request; and

•

as promptly as practicable (but in no event later than 24 hours after a director or senior executive officer of Hess becomes aware of receipt) provide Chevron unredacted copies of all material correspondence and material written materials sent or provided to Hess or any of its subsidiaries that describes any terms or conditions thereof (including any proposed transaction agreements and schedules and exhibits thereto and any financing commitments related thereto as well as written summaries of any material oral communications relating to the terms and conditions thereof).

A “superior proposal” is a bona fide written acquisition proposal for or in respect of at least a majority of the outstanding shares of Hess common stock or Hess’ and its subsidiaries’ assets on terms that the Hess Board determines, in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel), taking into account all the terms and conditions of such acquisition proposal, including likelihood of consummation on the terms proposed, all legal, financial, regulatory and other aspects of such proposal and any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the merger or the merger agreement proposed by Chevron, is more favorable to Hess stockholders than the merger and other transactions contemplated by the merger agreement.

Hess Board Recommendation. Hess has agreed that the Hess Board will recommend the adoption of the merger agreement to Hess stockholders and to include such recommendation in this proxy statement/prospectus. The merger agreement provides that, subject to the exceptions described below, neither the Hess Board nor any committee thereof will (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Chevron, the approval of the merger agreement, the merger or the recommendation of the Hess Board (any action referred to in this clause (i), a “change in the Hess Board recommendation”), or (ii) approve or recommend, or propose publicly to approve or recommend, any acquisition proposal. For purposes of the merger agreement, a change in the Hess Board recommendation includes any approval or recommendation (or public proposal to approve or recommend) of an acquisition proposal by the Hess Board or any committee thereof, or any failure by Hess to include the Hess Board recommendation in this proxy statement/prospectus. Notwithstanding the foregoing restrictions, prior to obtaining the Hess stockholder approval, the Hess Board is permitted to make or change the Hess Board recommendation in response to a superior proposal or intervening event as discussed below.

The Hess Board is permitted, in response to a superior proposal received after the date of the merger agreement and not resulting from a breach of the non-solicitation provisions or certain other deal-protection provisions of the merger agreement, to not make the Hess Board recommendation or to withdraw or modify, in a manner adverse to Chevron, the Hess Board recommendation, or to cause Hess to terminate the merger agreement in accordance with its terms to enter into a definitive agreement providing for a superior proposal, if:

•	the Hess stockholder approval has not been obtained;

•

the Hess Board determines in good faith, after consulting with outside legal counsel, that making the Hess Board recommendation or failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law;

•

before taking any such action, Hess promptly gives Chevron written notice advising Chevron of the decision of the Hess Board to take such action, including the reasons for such action and specifying the material terms and conditions of the applicable acquisition proposal and the identity of the person making the proposal (and Hess promptly gives Chevron such a notice with respect to any subsequent change in such proposal);

•	for a period of four business days following the notice delivered pursuant to the immediately preceding bullet (the “superior proposal match period”), Chevron is given the opportunity to propose revisions to the terms of the merger agreement (or to make another proposal) in response to such acquisition proposal and during such period Hess has made its representatives reasonably available to negotiate with Chevron (to the extent Chevron wishes to negotiate) with respect to such proposed revisions or other proposal, if any (provided that any amendment or modification (other than immaterial amendments or modifications) of such acquisition proposal will require a new notice period with a new superior proposal match period of three business days); and

•

the Hess Board determines in good faith that the acquisition proposal is a superior proposal at the end of the superior proposal match period (as may be extended) and after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, as well as any revisions to the terms of the merger or the merger agreement proposed by Chevron in a manner that would form a binding contract if accepted by Hess.

The Hess Board is permitted, in response to an intervening event (as defined below) occurring after the date of the merger agreement, to not make the Hess Board recommendation or to withdraw or modify, in a manner adverse to Chevron, the Hess Board recommendation, if:

•	the Hess stockholder approval has not been obtained;

•

the Hess Board determines in good faith, as a result of the intervening event, after consulting with outside legal counsel, that making the Hess Board recommendation or failing to so withdraw or modify the Hess Board recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to stockholders under applicable law;

•

before taking any such action, Hess promptly gives Chevron written notice advising Chevron of the decision of the Hess Board to take such action, which notice will describe the intervening event in reasonable detail;

•

for a period of four business days (the “intervening event match period”) after delivery of such notice, Chevron is given the opportunity to propose revisions to the terms of the merger agreement (or to make another proposal) in response to such intervening event and during such period Hess has made its representatives reasonably available to negotiate with Chevron (to the extent Chevron wishes to negotiate) with respect to such proposed revisions or other proposal, if any (provided that any change in fact (other than an immaterial change) relating to such intervening event will require a new notice period with a new intervening event match period of three business days); and

•

Chevron does not make, within the intervening event match period (as may be extended) a proposal in a manner that would form a binding contract if accepted by Hess that the Hess Board determines, in good faith after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, would obviate the need to not make or withdraw or modify the Hess Board recommendation.

An “intervening event” means any event, development or change in circumstances that was not known to the Hess Board, or the consequences of which were not reasonably foreseeable as of the date of the merger agreement, which event, change or development becomes known to the Hess Board prior to obtaining the approval of the Hess stockholders. However, the following events, changes or developments will not constitute an intervening event:

•	the receipt, existence or terms of an acquisition proposal or any matter relating to, or consequences of, such acquisition proposal; or

•

any change in the price or trading volume of Hess’ common stock, Chevron’s common stock or any other securities of Hess, Chevron or any of their respective subsidiaries (so long as the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an intervening event).

Except as permitted under the non-solicitation provisions of the merger agreement, notwithstanding (i) any change in the Hess Board recommendation, or (ii) the making of any acquisition proposal, until termination of the merger agreement (x) in no event will Hess or any of its subsidiaries (1) enter into, or approve or recommend, or, except as set forth in the merger agreement, propose to approve or recommend, any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other agreement constituting or relating to an acquisition proposal, (2) except as required by applicable law or the provision of the merger agreement with respect to public announcements, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any acquisition proposal or (3) seek any third-party consents in connection with any transactions contemplated by any acquisition proposal and (y) Hess will otherwise remain subject to the terms of the merger agreement; provided, however, even if the Hess Board changes its recommendation in favor of the merger agreement in a manner adverse to Chevron, Hess must still call a stockholder meeting as otherwise required by the merger agreement and submit the merger agreement and the merger to the vote of Hess stockholders (unless Hess terminates the merger agreement in order to accept a superior proposal).

Reasonable Best Efforts Covenant. Chevron and Hess have agreed to cooperate with each other and use their reasonable best efforts to promptly:

•

take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under the merger agreement and applicable laws to complete and make effective the merger and the other transactions contemplated by the merger agreement as soon as practicable, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents; and

•

obtain as soon as practicable all approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations required to be obtained from any third party or governmental body, agency, authority or official which are necessary, proper or advisable to complete the merger and the other transactions contemplated by the merger agreement.

On November 3, 2023, Chevron and Hess filed their respective requisite notifications and report forms under the HSR Act. The HSR waiting period commenced on November 7, 2023. On December 7, 2023, Chevron and Hess each received a request for additional information and documentary materials (a “second request”) from the FTC in connection with the FTC’s review of the merger. Issuance of the second request extends the HSR waiting period until 30 days after Chevron and Hess have substantially complied with the second request, unless that period is terminated earlier by the FTC or Chevron and Hess agree to extend the FTC’s time to review the merger. Chevron and Hess are in the process of responding to the FTC’s second request.

Chevron and Hess will, if required, prepare and file such other materials as may be required in connection with any approval of any Guyanese governmental body, agency or authority required in connection with the transaction. Prior to closing, Chevron and Hess have agreed to each keep the other apprised of the status of matters relating to the completion of the merger and work cooperatively in connection with obtaining all required approvals or consents of any governmental agency, body, authority or entity in connection with the merger. Chevron and Hess have certain rights to review in advance and be informed of filings or written materials made or submitted by the other party to any third party and/or governmental agency, body, authority or entity in connection with the transactions contemplated by the merger agreement, and are required to provide the other party with the opportunity to participate in any meeting, teleconference or videoconference with any governmental agency, body, authority or entity in respect of any filing, investigation or other inquiry in connection with the transactions contemplated by the merger agreement, except Chevron will have the principal responsibility, in consultation with Hess, for determining and implementing the strategy for obtaining any necessary clearance, consents, approvals or waiting period expirations or terminations pursuant to any antitrust, competition, trade regulation or any other applicable law that may be asserted by any governmental agency, body, authority or entity with respect to the merger, and will do so in a manner reasonably designed to obtain any such clearance, consents, approvals or waiting period expirations or terminations as promptly as reasonably practicable and, in any event prior to the end date.

Without limiting the foregoing, Chevron and Hess have also agreed to use their reasonable best efforts to:

•

avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the closing, on or before the end date, including without limitation defending through litigation on the merits (including appeal) any claim asserted in any court by any person; and

•

avoid or eliminate each and every impediment under any antitrust, competition, trade regulation or any other applicable law that may be asserted by any governmental agency, body, authority or entity with respect to the merger so as to enable the closing of the merger to occur as soon as reasonably possible (and in any event no later than the end date), including (i) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Chevron, Hess and their respective subsidiaries and (ii) otherwise taking or committing to take actions that after the closing date would limit Chevron or its subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Chevron, Hess and their respective subsidiaries, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any lawsuit or proceeding, which would otherwise have the effect of preventing or materially delaying the closing of the merger.

Chevron and, if requested by Chevron, Hess will agree to divest, sell, dispose of, hold separate or otherwise take or commit to take any action that limits its freedom of action with respect to, or Chevron or Chevron’s subsidiaries’ ability to retain, any of the businesses, product lines or assets of Chevron, Hess or any of their respective subsidiaries, but only if such action is conditioned upon the completion of the merger. Neither Hess nor any of its subsidiaries may, in connection with any filing or submission required, action to be taken or commitment to be made by Chevron, Hess or any of their respective subsidiaries to complete the merger or other transactions contemplated by the merger agreement, without Chevron’s prior written consent, sell, divest or dispose of any assets, exclusively license any of Hess’ material owned intellectual property, commit to any sale, divestiture or disposal of businesses, product lines or assets of Hess and its subsidiaries or any exclusive license of Hess’ material owned intellectual property or take any other action or commit to take any action that would limit Hess’, Chevron’s or any of their respective subsidiaries’ freedom of action with respect to, or their ability to retain any of, their businesses, product lines or assets or Hess’ material owned intellectual property.

However, notwithstanding the foregoing, Chevron and its subsidiaries are not required to take (or to request or authorize Hess or any of its subsidiaries to undertake and Hess will not, and will not permit any of its subsidiaries to take, without Chevron’s prior written consent) any action if it would, or would reasonably be expected to, result in a substantial detriment. For this purpose, “substantial detriment” means any one of the following:

•

a change or effect which would, individually or in the aggregate (and after giving effect to any reasonably expected proceeds of any divestiture or sale of assets, if applicable), result in, or be reasonably likely to result in, a material adverse effect on the financial condition, business, assets or continuing results of operations of Hess and its subsidiaries, taken as a whole, at or after the effective time of the merger; provided that any requirement to divest or hold separate, or limit the operation of, any division, subsidiary, interest, business, product line, asset or property relating to the operations conducted by Chevron and its subsidiaries prior to the effective time of the merger will be deemed to constitute a substantial detriment if such action with respect to a comparable amount of assets or businesses of Hess and its subsidiaries (taken together with all other actions taken pursuant to the merger agreement) would be reasonably likely, in the aggregate, to have a material adverse effect on the financial condition, business, assets or continuing results of operations of Hess and its subsidiaries, taken as a whole; or

•

a requirement for Chevron or any of its subsidiaries (including at or after the completion of the merger, Hess and any of its subsidiaries) to provide prior notice to, or to obtain prior approval from, any governmental agency, body, authority or entity.

Chevron will, however, if required by an applicable governmental agency, body, authority or entity, agree to any requirement to provide prior notice to, or to obtain prior approval from, any governmental agency, body, authority or entity to the extent such requirement is immaterial to Chevron.

Certain Employee Benefits Matters. For a period of one year following the effective time of the merger, Chevron will continue to provide to individuals who are employed by Hess and its subsidiaries as of the effective time of the merger who remain employed with Chevron or any of its subsidiaries (each an “affected employee”), for so long as such affected employee remains employed by Chevron or any of its subsidiaries, compensation and employee benefits:

•	pursuant to Hess’ or its subsidiaries’ compensation (including, equity incentive compensation, so long as Chevron may provide cash-based compensation in lieu of the grant date value of equity incentive compensation) and employee benefit plans, programs, policies and arrangements as provided to such affected employees immediately prior to the effective time of the merger, or

•

pursuant to compensation and employee benefit plans, programs, policies or arrangements maintained by Chevron or any subsidiary of Chevron providing coverage and benefits, which, in the aggregate, are no less favorable than those provided to employees of Chevron in positions comparable to positions held by affected employees of Chevron and its subsidiaries from time to time after the effective time of the merger.

Without limiting the foregoing, during such period, each affected employee’s (i) base salary or wage rate, as applicable, and short-term cash incentive compensation opportunity will be, in each case, no less favorable than those provided to the affected employee immediately prior to the effective time of the merger, (ii) target long-term incentive compensation opportunities will be no less favorable in the aggregate than those provided to the affected employee immediately prior to the effective time of the merger (and Chevron may provide cash-based compensation in lieu of the grant date value of equity incentive compensation), (iii) all other compensation and employee benefits (including any defined benefit pension and post-retirement welfare benefits) will be no less favorable in the aggregate than those provided to the affected employee immediately prior to the effective time of the merger and (iv) severance payments and benefits will be provided under the plans specifically identified by Hess.

Chevron will, or will cause the surviving corporation to, (i) honor the terms of Hess’ specified post-retirement benefit plans for each affected employee or (ii) allow each affected employee to participate in, and receive benefits from, Chevron’s applicable post-retirement benefit plans (as they may be in effect from time to time) upon their eligibility to enroll (without regard to whether such plans are frozen as to eligibility or participation) taking into account the service crediting provisions described below and the affected employee’s service with Chevron for all purposes, including for purposes of any employer subsidy. If, as of the effective time of the Merger, an affected employee satisfies the eligibility requirements under the applicable Hess post-retirement benefit plans, such affected employee will automatically satisfy the eligibility requirements under Chevron’s post-retirement benefit plans. Once a participant in Chevron’s post-retirement benefit plans, such affected employee will be subject to the terms and conditions of such plan in the same manner as the other similarly situated employees of Chevron.

Chevron will, or will cause the surviving corporation to, give affected employees full credit for purposes of eligibility, vesting and benefit accruals (including Chevron post-retirement benefit plans, but excluding benefit accruals under any defined benefit pension plan that is not a Hess benefit plan) under any employee benefit plans or arrangements maintained by Chevron or any subsidiary of Chevron for such affected employees’ service with Hess or any of its subsidiaries to the same extent recognized by Hess immediately prior to the effective time of the merger, except to the extent (i) that such credit would result in a duplication of benefits or compensation for the same period of service or (ii) such employee benefit plan or arrangement is closed to new participants.

Chevron will, or will cause the surviving corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to the affected employees under any welfare benefit plans that such employees may be eligible to participate in after the effective time of the merger, other than limitations or waiting periods that are already in effect with respect to such affected employees and that have not been satisfied as of the effective time of the merger under any welfare plan maintained for the affected employees immediately prior to the effective time of the merger, and (ii) for the first plan year of eligibility, provide each affected employee with credit for any co-payments and deductibles paid prior to the commencement of participation in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such affected employees are eligible to participate in after the effective time of the merger. For this purpose, references to “affected employees” also refer to the applicable affected employee’s eligible dependents.

If requested by Chevron in writing delivered to Hess not less than twenty business days prior to the closing date, Hess and each of its subsidiaries will adopt resolutions and take all such corporate action as is necessary to terminate each 401(k) plan maintained, sponsored or contributed to by Hess or any of its subsidiaries, in each case, contingent upon the occurrence of the closing of the merger and effective as of the day immediately prior to the closing date, and Hess will provide Chevron with evidence that such Hess 401(k) plans have been properly terminated, with the form of such termination documents subject to the prior review of Chevron. To the extent such Hess 401(k) plans are terminated pursuant to Chevron’s request, the affected employees will be eligible to participate in a 401(k) plan maintained by Chevron or one of its subsidiaries immediately following the closing date, and such affected employees will be entitled to effect a direct rollover of any eligible rollover distributions, including any outstanding loans, to such 401(k) plan maintained by Chevron or its subsidiaries.

To the extent applicable and practicable, Hess will use commercially reasonable efforts to provide Chevron with a list of employees of Hess or its subsidiaries who would be affected by any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the notice requirements under the Worker Adjustment and Retraining Notification Act and any similar state or local law (collectively, the “WARN Act”) and that would occur prior to the effective time of the merger.

For additional information on certain other compensation-related matters covered in the merger agreement that affect Hess’ directors and executive officers, please see the section entitled “The Merger—Interests of Directors and Executive Officers of Hess in the Merger” beginning on page 67.

Indemnification and Insurance of Hess Directors and Officers. Chevron has agreed that:

•

for six years after the effective time of the merger, it will cause the surviving corporation and each of its subsidiaries (other than the MLP, Opco and their subsidiaries) to indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date of the merger agreement or who becomes, prior to the effective time of the merger, a director, officer or employee of Hess or of such subsidiary, as applicable, or who acts as a fiduciary under any Hess benefit plan or is or was serving at the request of Hess or of such subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (including the MLP, Opco and their subsidiaries) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of, or incurred in connection with, any threatened or actual claim (including a claim of a violation of applicable law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case, whether civil, criminal, administrative, investigative or otherwise and whether or not such claim or proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action to which such person is a party or is otherwise involved based, in whole or in part, on or arising, in whole or in part, out of or in connection with the fact such person is or was a director, officer or employee of Hess or of such subsidiary, a fiduciary under any Hess benefit plan or is or was serving at the request of Hess or such subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (including the MLP, Opco and their subsidiaries), or by reason of anything done or not done by such person in or in connection with any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the effective time of the merger and whether asserted or claimed prior to, at or after the effective time of the merger, in each case to the fullest extent permitted by applicable law; and

•

it will cause the surviving corporation to put and keep in place for a period of at least six years from the effective time of the merger, and Chevron will fully prepay no later than immediately prior to the closing of the merger, “tail” insurance policies with a claims reporting or discovery period of at least six years from the effective time of the merger with insurance companies having the same or better AM Best Financial rating as Hess’ current directors’ and officers’ liability and fiduciary liability insurance companies with terms and conditions no less favorable than the current directors’ and officers’ liability insurance policies and fiduciary liability insurance policies maintained by Hess with respect to matters, acts or omissions existing or occurring at or prior to the effective time of the merger; provided that Chevron may elect in its sole discretion, but will not be required, to spend more than a mutually agreed cap amount for the six years of coverage under such “tail” policy; provided that the cost of such insurance exceeds such cap amount, and Chevron elects not to spend more than the cap amount for such purpose, then Chevron will purchase as much coverage as is reasonably available for the cap amount.

Coordination of Dividends. Chevron and Hess have agreed to coordinate their record and payment dates for their regular quarterly dividends to ensure that (i) Hess stockholders will not receive two dividends, or fail to receive one dividend, in any quarter with respect to their Hess common stock and Chevron common stock that such holders receive in exchange therefor in the merger and (ii) without limiting clause (i), Hess will ensure that the date on which any quarterly dividend is declared and the record date with respect to any quarterly dividend is no later than five business days following the one-year anniversary of such dates for the corresponding quarter of the preceding year (so long as in the quarter in which the closing of the merger occurs, if the record date of Chevron’s quarterly dividend has been declared and is a date prior to the effective time of the merger, then such quarterly dividend declaration date and record date of Hess will occur no later than such date as is necessary to ensure that holders of Hess common stock receive a quarterly dividend in accordance with clause (i)).

Other Covenants. The merger agreement contains certain other covenants and agreements, including covenants relating to, among other matters:

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the resignations of Hess directors at the effective time of the merger and the filling of the resulting vacancies by persons who are directors of Merger Subsidiary immediately prior to the effective time of the merger;

•	Chevron taking all necessary actions to cause the shares of Chevron common stock issuable in connection with the merger to be listed on the NYSE (subject to official notice of issuance);

•	Chevron causing Merger Subsidiary to comply with its obligations under the merger agreement;

•	cooperation between Hess and Chevron regarding additional filings with governmental entities;

•	cooperation between Hess and Chevron in the preparation of this proxy statement/prospectus;

•	confidentiality and access by each party to certain information about the other party during the period before the effective time of the merger;

•

not taking (or permitting any subsidiaries to take) any action that would prevent or impede, or could reasonably be expected to prevent or impede, the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, using (and causing subsidiaries to use) reasonable best efforts to cause the merger to so qualify and intending to report (and to cause subsidiaries to report) the merger for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code; provided that none of Chevron, Hess or any subsidiary of either will have any liability to any Hess stockholder should the merger fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code;

•	cooperation between Hess and Chevron in connection with public announcements;

•

further assurances regarding actions necessary to vest, perfect or confirm of record in the surviving corporation any and all right, title and interest in the rights, properties or assets of Hess as a result of the merger;

•	notification to the other party of any notices from governmental entities or any actions commenced or threatened in connection with the merger;

•	taking all actions as are legally permissible to eliminate or minimize the effects of takeover laws on the merger and the transactions contemplated thereby;

•

causing any dispositions of Hess common stock resulting from the merger and any acquisitions of Chevron common stock resulting from the merger by each individual who is a director or officer of Hess or at the effective time of the merger will become a director or officer of Chevron to be exempt under Rule 16b-3 promulgated under the Exchange Act;

•

cooperation between the parties and the use of Hess’ reasonable best efforts to cause (i) the delisting of the Hess common stock from the NYSE as promptly as practicable after the effective time of the merger and (ii) deregistration of the Hess common stock pursuant to the Exchange Act as promptly as practicable after such delisting;

•	cooperation between the parties with respect to the treatment of certain indebtedness of Hess;

•	cooperation between Hess and Chevron in the defense or settlement of any stockholder litigation relating to the merger;

•	the execution and delivery by Chevron, in its capacity as the sole stockholder of Merger Subsidiary, of a written consent adopting the merger agreement; and

•

Chevron and the Chevron Board will take all actions necessary such that, at the effective time of the merger, John B. Hess will be appointed as a member of the Chevron Board, subject to his acceptance of such appointment at or prior to the effective time of the merger.

Applicability of Obligations to MLP. The obligations of Hess and its subsidiaries under the merger agreement mentioned above only apply to the MLP, Opco and their subsidiaries to the extent (i) permitted by the organizational documents of MLP, Opco and their subsidiaries, (ii) Hess is authorized and empowered to bind the MLP, Opco and their subsidiaries or has the contractual or other legal authority to cause the MLP, Opco and their subsidiaries to fulfil the obligation and (iii) such obligation would not breach any contractual obligation or fiduciary duty to the MLP, Opco or their subsidiaries, including any contractual obligations in respect of debt for borrowed money of the MLP, Opco or their subsidiaries.

Representations and Warranties

Hess makes various representations and warranties to Chevron in the merger agreement that are subject in some cases to exceptions and qualifications set forth in the merger agreement. These representations and warranties relate to, among other things:

•	corporate authorization to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•	the stockholder vote and governmental approvals required in connection with the contemplated transactions;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;

•	capitalization;

•	ownership of subsidiaries, including the MLP;

•	filings with the SEC;

•	financial statements;

•	accuracy of information provided for inclusion in this proxy statement/prospectus;

•	disclosure controls and procedures and internal controls over financial reporting;

•	absence of material changes since June 30, 2023;

•	absence of undisclosed material liabilities;

•	litigation;

•	tax matters;

•	employee benefits and employment matters;

•	compliance with laws;

•

regulatory matters, including compliance with (i) anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, (ii) money laundering related laws, such as the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986 and the USA PATRIOT Act of 2011 and (iii) economic sanctions/trade laws;

•	environmental matters;

•	title to properties;

•	hydrocarbon contracts;

•	material contracts and confidentiality or standstill agreements;

•	intellectual property;

•	brokers’ or advisors’ fees;

•

receipt by Hess of the opinion of Hess’ financial advisor as to the fairness, from a financial view, of the consideration to be paid in the merger to the Hess stockholders pursuant to the merger agreement;

•	inapplicability of the Delaware anti-takeover statute; and

•	absence of action or circumstance that could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

In addition, Chevron and Merger Subsidiary make representations and warranties to Hess. These representations and warranties relate to, among other things:

•	corporate authorization to enter into the merger agreement and to complete the transactions contemplated by the merger agreement;

•	the governmental approvals required in connection with the contemplated transactions;

•	absence of any breach of organizational documents, law or certain material agreements as a result of the contemplated transactions;

•	capitalization;

•	filings with the SEC;

•	financial statements;

•	accuracy of information provided for inclusion in this proxy statement/prospectus;

•	disclosure controls and procedures and internal controls over financial reporting;

•	absence of material changes since June 30, 2023;

•	absence of undisclosed material liabilities;

•	litigation;

•	compliance with laws;

•

regulatory matters, including compliance with (i) anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act of 1977 and the U.K. Bribery Act 2010, (ii) money laundering related laws, such as the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986 and the USA PATRIOT Act of 2011 and (iii) economic sanctions/trade laws;

•	capitalization of Merger Subsidiary;

•	absence of action or circumstance that could reasonably be expected to prevent or impede the merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code; and

•	ownership of Hess common stock.

The representations and warranties in the merger agreement do not survive the effective time of the merger or any termination of the merger agreement.

Certain of the representations and warranties made by the parties are qualified as to “knowledge”, “materiality”, “impairment effect” or “material adverse effect.” For purposes of the merger agreement, “impairment effect” means, with respect to either Chevron or Hess, as applicable, any matter that would prevent or materially delay completion by the relevant party of the merger or the other transactions contemplated by the merger agreement beyond April 18, 2024. For purposes of the merger agreement, “material adverse effect” means, with respect to either Chevron or Hess, as applicable, any state of facts, change, development, event, effect, condition or occurrence (each, an “effect”) that, individually or in the aggregate, results in a material adverse effect on the financial condition, business, assets or continuing results of operations of the relevant company and its subsidiaries, taken as a whole. However, in no event will any of the following effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a material adverse effect:

•	any changes or conditions in the U.S. or any other national or regional economy, any global economic changes or conditions or securities, credit, financial or other capital markets conditions;

•

any changes or conditions affecting the oil and gas industry in general (including changes to the prices of commodities or of the raw material inputs or value of the outputs of the relevant company’s products, general market prices and regulatory changes affecting the industry);

•	any weather-related or other force majeure event or outbreak (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters);

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pandemics, epidemics, COVID-19 measures, acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism or cyber-attack, and any escalation or general worsening of any of the foregoing or other response to any governmental bodies, agencies, officials or authorities (including requirements for business closures, restrictions on operations or “sheltering-in-place”);

•

effects resulting from the negotiation, execution, announcement, pendency, compliance with or performance of the merger agreement, the transactions contemplated thereby or the terms thereof or the consummation of the transactions contemplated thereby, including the impact thereof on the relationships of the relevant company and its subsidiaries with customers, suppliers, partners, employees or governmental bodies, agencies, officials or authorities (provided that this clause will not apply to any representation or warranty made by the relevant company in the section titled “Non-Contravention” of the merger agreement (and solely with respect to a Hess material adverse effect, certain representations and warranties set forth in the merger agreement related to, as a result of the consummation of the transactions contemplated by the merger agreement (either alone or in combination with another event), (i) the entitlement of any current or former employee, individual independent contractor, director or officer of Hess or any of its subsidiaries to severance pay, unemployment compensation or any other payment (except as provided in the merger agreement), (ii) the acceleration of the time of payment or vesting or the increase in the amount of compensation due to any such current or former employee, individual independent contractor, director or officer or the triggering of any other material obligation pursuant to any Hess benefit plan (except as provided in the merger agreement), (iii) the requirement of any funding of any compensation or benefit owed to any such current or former employee, individual independent contractor, director or officer (except as provided in the merger agreement) or (iv) the treatment of any payment to any disqualified individual (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an excess parachute payment (within the meaning of Section 280G of the Code) (or any condition to any party’s obligation to complete the merger relating to such representation and warranty) to the extent that such representation and warranty addresses the consequences of any effect arising out of, relating to or resulting from the execution and delivery of the merger agreement or the consummation of the merger);

•

any action taken or failure to take action which the other party has requested in writing (or, solely with respect to a Hess material adverse effect, any action not consented to when reasonably (taking into account the reasonableness perspectives of each of Chevron and Hess) asked by Hess under the provisions of the merger agreement governing the conduct of its business prior to the effective time of the merger);

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changes in applicable law or regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, including any effects arising out of, in connection with, or as a result of, any “shut-down” of the U.S. federal government (including its agencies);

•	any decline in the market price, or change in trading volume, of the relevant company’s capital stock;

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any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position (it being understood that the exceptions in this clause and the clause immediately prior to this clause (and, solely with respect to a Hess material adverse effect, the clause immediately following this clause), will not prevent or otherwise affect a determination that the underlying cause of any such effect referred to therein (if not otherwise falling within any of the exceptions provided in the merger agreement) is a material adverse effect);

•	any downgrade in Hess’ or Chevron’s credit rating (as applicable); or

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any demands, litigations or similar actions brought by Hess stockholders alleging breach of fiduciary duty or inadequate disclosure in connection with the merger agreement or any of the transactions contemplated thereby (except this exception does not apply to the effects arising out of, relating to or resulting from the bringing of such litigation only);

provided that, in the case of the first four clauses listed above, to the extent the impact on the relevant company and its subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on similarly situated entities, the incrementally disproportionate impact or impacts will be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect.

Conditions to Completion of the Merger

The obligations of each of Chevron, Hess and Merger Subsidiary to complete the merger are subject to the satisfaction or, to the extent permitted by law and in accordance with the merger agreement, waiver of the following conditions:

•	adoption by the Hess stockholders of the merger agreement;

•	expiration or termination of any applicable HSR Act waiting period related to the merger;

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if any Guyanese governmental body, agency or authority of competent jurisdiction asserts that its approval is required as a result of the consequences of the merger in Guyana on Hess’ assets in Guyana (which has not occurred as of the date of this proxy statement/prospectus), approval of such governmental body, agency or authority;

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absence of any provision of any applicable law or regulation, and of any judgment, injunction, order or decree that (i) prohibits or enjoins the completion of the merger or (ii) is reasonably expected to result in a substantial detriment solely to the extent arising from or relating to any change in law or regulation, or judgment, injunction, order or decree, in Guyana;

•	Chevron’s registration statement on Form S-4, which includes this proxy statement/prospectus, being effective and not subject to any stop order by the SEC; and

•	approval for the listing on the NYSE of the shares of Chevron common stock to be issued in the merger, subject to official notice of issuance.

In addition, the obligations of each of Chevron and Merger Subsidiary to complete the merger are subject to the satisfaction or, to the extent permitted by law and in accordance with the merger agreement, waiver of the following conditions:

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the representations and warranties of Hess relating to the absence of a Hess material adverse effect being true and correct in all respects at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the date of the merger agreement and at and as of the closing date (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•	the representations and warranties of Hess relating to the authorized and outstanding capital stock of Hess being true and correct at and as of the closing date as though made at and as of the closing date except for any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of Hess (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•

the other representations and warranties of Hess relating to capitalization being true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Hess material adverse effect”) in all material respects at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•

all other representations and warranties of Hess being true and correct at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date except where the failure to be so true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Hess material adverse effect”) would not, individually or in the aggregate, reasonably be expected to have a material adverse effect (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•	performance in all material respects of all of the obligations of Hess required to be performed by it in the merger agreement as of or prior to the closing date; and

•	receipt of a certificate executed by an authorized officer of Hess certifying that the conditions above have been satisfied.

In addition, with respect to the Stabroek ROFR, if the arbitration does not result in a confirmation that the Stabroek ROFR does not apply to the merger, and if Chevron, Hess, Exxon and/or CNOOC do not otherwise agree upon an acceptable resolution, then there would be a failure of a closing condition under the merger agreement, in which case the merger would not close.

In addition, the obligations of Hess to complete the merger are subject to the satisfaction or, to the extent permitted by law and in accordance with the merger agreement, waiver of the following conditions:

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the representations and warranties of Chevron and Merger Subsidiary relating to the absence of a Chevron material adverse effect being true and correct in all respects at and as of the closing date as though made at and as of the date of the merger agreement and at and as of the closing date (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•

the representations and warranties of Chevron and Merger Subsidiary relating to the authorized and outstanding capital stock of Chevron being true and correct at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date except for any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of Chevron (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•

the other representations and warranties of Chevron and Merger Subsidiary relating to capitalization being true and correct in all material respects at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•

all other representations and warranties of Chevron and Merger Subsidiary being true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Chevron material adverse effect”) at and as of the date of the merger agreement and at and as of the closing date as though made at and as of the closing date, except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Chevron material adverse effect (except representations and warranties that are made as of a particular date or period, in which case only as of such date or period);

•	performance in all material respects of all of the obligations of Chevron required to be performed by it in the merger agreement as of or prior to the closing date;

•	receipt of a certificate executed by an authorized officer of Chevron certifying that the conditions above have been satisfied; and

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receipt of a written opinion of Wachtell, Lipton, Rosen & Katz, or, if Wachtell, Lipton, Rosen & Katz is unable, or declines, to deliver such opinion, of such other tax counsel of nationally recognized standing as Chevron and Hess may mutually agree, such agreement not to be unreasonably withheld, conditioned or delayed (it being understood that Paul, Weiss, Rifkind, Wharton & Garrison LLP is mutually agreed to be acceptable other tax counsel) dated as of the closing date, and in form and substance reasonably satisfactory to Hess, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement

Right to Terminate. The merger agreement may be terminated at any time prior to the effective time of the merger, even if the Hess stockholders have previously approved the merger, in any of the following ways:

•	By the mutual written consent of Chevron and Hess.

•	By either Chevron or Hess:

•	if the merger has not been completed by:

•

October 22, 2024 (which is referred to as the “end date”) (the merger agreement provided for an initial end date of April 18, 2024, but the parties have each waived the right to exercise any termination right available to it with respect to the initial April 18, 2024 end date); or

•

if the reason for not closing by October 22, 2024 is that the condition specified in the merger agreement regarding either (i) the expiration or termination of any applicable HSR Act waiting period relating to the merger has not been satisfied by that date or (ii) if applicable, the approval of any Guyanese governmental body, agency or authority required in connection with the transaction has not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) waived, April 22, 2025 (in which case the “end date” will be extended to April 22, 2025);

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if the reason for not closing by April 22, 2025 is that the condition specified in the merger agreement regarding either (i) the expiration or termination of any applicable HSR Act waiting period relating to the merger has not been satisfied by that date or (ii) if applicable, the approval of any Guyanese governmental body, agency or authority required in connection with the transaction has not been satisfied by that date, and all other closing conditions of the parties have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing), or (to the extent permitted by law) waived, October 22, 2025 (or such later date as the parties may mutually agree) (in which case the “end date” will be extended to October 22, 2025 (or such later date as the parties may mutually agree));

provided that neither Chevron nor Hess may terminate the merger agreement due to the occurrence of the end date if its failure to fulfill any obligation under the merger agreement has principally caused or resulted in the failure to complete the merger on or before such end date. The parties have also agreed that in the event there is ongoing arbitration relating to the Stabroek ROFR at any time when the end date would otherwise occur, the end date will be automatically extended until the earlier of (x) the third business day following the determination of such arbitration and (y) October 22, 2025 (or such later date as the parties may mutually agree); or

•	if the Hess stockholder approval has not been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof; or

•

if there is any law or regulation that makes completion of the merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Chevron or Hess from completing the merger is entered and such judgment, injunction, order or decree becomes final and non-appealable; provided that this right to terminate the merger agreement will not be available to any party whose failure to fulfill any obligation under the covenant to use reasonable best efforts has principally caused or resulted in the imposition of such legal restraint or the failure of such legal restraint to be resisted, resolved or lifted; or

•

if there has been a breach by the other party of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach results in the failure to satisfy certain conditions to the obligations of Chevron and Merger Subsidiary to complete the merger (in the case of a breach by Hess) or certain conditions to the obligations of Hess to complete the merger (in the case of a breach by Chevron), and such breach is incapable of being cured or, if capable of being cured, has not been cured within thirty days after written notice thereof to the party alleged to be in breach.

•	By Chevron:

•

prior to receipt of the Hess stockholder approval, if there has been a change in the Hess Board recommendation, whether or not permitted by the terms of the merger agreement (or the Hess Board or any committee thereof resolves to effect a change in the Hess Board recommendation).

•	By Hess:

•

at any time prior to receipt of the Hess stockholder approval in order to enter into a definitive written agreement providing for a superior proposal, so long as (i) Hess has received a superior proposal after the date of the merger agreement that did not result from a breach of certain provisions of the merger agreement, (ii) Hess has complied in all material respects with certain provisions of the merger agreement with respect to such superior proposal, (iii) concurrently with, and as a condition to, any such termination Hess pays or causes to be paid to Chevron (or its designee) the termination fee (as defined below) pursuant to the merger agreement and (iv) the Hess Board has authorized Hess to enter into, and Hess substantially concurrently enters into, a definitive written agreement providing for such superior proposal (it being agreed that Hess may enter into such definitive written agreement concurrently with any such termination).

Effect of Termination. If the merger agreement is terminated as described above, the merger agreement will be void and have no effect, and there will be no liability or obligation on the part of any party, except that:

•

certain provisions contained in the merger agreement with respect to debt cooperation, effect of termination, the allocation of costs and expenses and the termination fee will survive the termination of the merger agreement;

•	the agreements contained in the confidentiality agreement between Chevron and Hess will survive the termination of the merger agreement; and

•	no termination will relieve any party of any liability or damages resulting from any material and intentional breach by that party of the merger agreement.

Termination Fee Payable by Hess. Hess has agreed to pay or cause to be paid to Chevron a fee of $1,715,000,000 (the “termination fee”) in connection with a termination of the merger agreement under the following circumstances:

•

if Chevron terminates the merger agreement, prior to receipt of the Hess stockholder approval, due to a change in the Hess Board recommendation, then Hess will pay or cause to be paid the termination fee to Chevron not later than the date of termination of the merger agreement;

•

if (i) the merger agreement is terminated by Hess or Chevron due to the Hess stockholder approval not having been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the Hess stockholder meeting, then Hess will pay or cause to be paid to Chevron the termination fee not later than the date an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 102) being replaced with “50%”) is completed or a definitive agreement is entered into by Hess providing for any such acquisition proposal, as long as, in either case, such acquisition proposal is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement;

•

if (i) the merger agreement is terminated by Hess or Chevron due to the failure to complete the merger by the end date and the Hess stockholder approval has not theretofore been obtained and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then Hess will pay or cause to be paid to Chevron the termination fee not later than the date an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal (found on page 102) being replaced with “50%”) is completed or a definitive agreement is entered into by Hess providing for any such acquisition proposal, as long as, in either case, such acquisition proposal is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement;

•

if (i) the merger agreement is terminated by Chevron due to a breach by Hess of any of its representations, warranties, covenants or agreements contained in the merger agreement, which breach resulted in the failure to satisfy one or more of certain conditions to the obligations of Chevron and Merger Subsidiary to complete the merger, and the Hess stockholder approval has not theretofore been obtained and (ii) after the date of the merger agreement but on or before the date of such termination an acquisition proposal has been made and become publicly known, whether or not withdrawn, prior to the date of such termination, then Hess will pay or cause to be paid to Chevron the termination fee not later than the date an acquisition proposal (defined for this purpose with all references to 20% in the definition of acquisition proposal being (found on page 102) replaced with “50%”) is completed or a definitive agreement is entered into by Hess providing for any acquisition proposal, as long as, in either case, any such acquisition proposal is completed or such definitive agreement is executed within twelve months after the date of termination of the merger agreement; or

•

if the merger agreement is terminated by Hess due to its entry into a definitive agreement with respect to a superior proposal, then Hess will pay or cause to be paid to Chevron the termination fee not later than the date of termination of the merger agreement.

Expenses

Except as described above, all costs and expenses incurred in connection with the merger agreement and related transactions will be paid by the party incurring such costs or expenses, except that Chevron will pay expenses incurred in connection with printing, mailing and filing this proxy statement/prospectus, filing fees paid in respect of the filings under the HSR Act in connection with the merger, and all reasonable and documented fees, costs and expenses incurred in connection with any cooperation provided or action taken in connection with the treatment of Hess’ indebtedness or in connection with any financing to be obtained by Chevron relating to the repayment or refinancing of any outstanding indebtedness of Hess.

Amendments; Waivers

Any provision of the merger agreement may be amended or waived prior to the effective time of the merger if the amendment or waiver is in writing and signed, in the case of an amendment, by Chevron, Hess and Merger Subsidiary or, in the case of a waiver, by the party against whom the waiver is to be effective. After the adoption of the merger agreement by the Hess stockholders, no amendment or waiver may, without the further approval of the Hess stockholders, alter or change the amount or kind of merger consideration or any term of Chevron’s certificate of incorporation.

Governing Law; Jurisdiction; Waiver of Jury Trial

The merger agreement is constructed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of laws. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, the merger agreement or the transactions contemplated thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court of the State of Delaware sitting in New Castle County) and any appellate court from any of such courts (the “Delaware Courts”) and each party irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Each of the parties to the merger agreement irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to the merger agreement or the transactions contemplated thereby.

Specific Performance

The parties will be entitled to an injunction or injunctions to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement in addition to any other remedy to which they are entitled at law or in equity.

Third-Party Beneficiaries

Neither the merger agreement nor any other agreement contemplated thereby is intended to confer on any person other than the parties thereto any rights or remedies, except for:

•	the provisions of the merger agreement relating to indemnification and exculpation from liability for the directors and officers of Hess;

•

from and after the completion of the merger, the holders of Hess common stock and Hess equity awards (solely with respect to the provisions governing such holders’ rights to receive the merger consideration or related payments in respect of Hess common stock and Hess equity awards).

THE VOTING AGREEMENT

On October 22, 2023, concurrently with the execution and delivery of the merger agreement, Chevron, Hess and John B. Hess entered into a Voting and Support Agreement. The following summary is qualified by reference to the complete text of the voting agreement, which is attached as Annex B to this proxy statement/prospectus and incorporated by reference in this proxy statement/prospectus. You are urged to read the voting agreement carefully and in its entirety. This summary does not purport to be complete and may not contain all of the information about the voting agreement that is important to you.

Voting

On the terms and subject to the conditions of the voting agreement, Mr. Hess has agreed to vote (or cause to be voted) all of the Hess common stock which he is the sole or shared record and/or beneficial owner (the “covered shares”):

•	in favor of the adoption of the merger agreement;

•

in favor of the approval of any proposal to adjourn the special meeting to a later date if there are not sufficient affirmative votes to obtain the adoption of the merger agreement by Hess stockholders; and

•

against any acquisition proposal or proposal made in opposition to or in competition with, or that would reasonably be expected to prevent, materially delay or materially impede the consummation of the merger or any other transactions contemplated by the merger agreement.

As of the Hess record date, Mr. Hess beneficially owned approximately 9.3% of the outstanding shares of Hess common stock.

Restrictions on Transfers

Until the expiration time (as defined below), Mr. Hess will not transfer or cause the transfer any covered shares, without the prior written consent of Chevron, except Mr. Hess may transfer any covered shares:

•	obtained upon the exercise of Hess options that are expiring on a date that is no later than ninety days after the exercise date of such Hess options;

•	in connection with the settlement or satisfaction of applicable tax withholding of Hess PSU awards;

•	to third parties, in one or more transactions, with aggregate fair value not to exceed $20,000,000; and

•	to any of his affiliates or family members.

Termination

The voting agreement will terminate on the earliest to occur of (i) the time that the merger agreement is adopted by Hess stockholders, (ii) such date and time as the merger agreement is terminated, (iii) the effective time of the merger and (iv) any change in the Hess Board recommendation (the “expiration time”).

INFORMATION ABOUT THE COMPANIES

Chevron

Chevron Corporation is a global energy company with substantial business activities in the following countries: Angola, Argentina, Australia, Bangladesh, Brazil, Canada, China, Colombia, Egypt, Equatorial Guinea, Israel, Kazakhstan, Mexico, Nigeria, the Partitioned Zone between Saudi Arabia and Kuwait, the Philippines, Republic of Congo, Singapore, South Korea, Thailand, the United Kingdom, the United States, and Venezuela.

Chevron manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in integrated energy and chemicals operations. Upstream operations consist primarily of exploring for, developing, producing and transporting crude oil and natural gas; processing, liquefaction, transportation and regasification associated with liquefied natural gas; transporting crude oil by major international oil export pipelines; transporting, storage and marketing of natural gas; and a gas-to-liquids plant. Downstream operations consist primarily of refining crude oil into petroleum products; marketing of crude oil, refined products, and lubricants; manufacturing and marketing of renewable fuels; transporting crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses and fuel and lubricant additives.

Chevron is incorporated in Delaware. Its principal executive offices are located at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324, and its telephone number is (925) 842-1000. Chevron’s website address is www.chevron.com. Information contained on Chevron’s website does not constitute part of this proxy statement/prospectus. Chevron’s common stock is publicly traded on the NYSE, under the ticker symbol “CVX.”

Additional information about Chevron and its business and operations is included in Annexes D through F to this proxy statement/prospectus, which are incorporated by reference herein. Chevron’s consolidated balance sheet as of December 31, 2023 and 2022 and the related consolidated statements of income, comprehensive income, equity and cash flows for each of the three years in the period ended December 31, 2023 are contained in Chevron’s Annual Report for the year ended December 31, 2023, previously filed with the SEC on February 26, 2024, which is attached as Annex D to this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 153.

Hess

Hess Corporation is a global independent energy company engaged in exploration, development, production, transportation, purchase and sale of crude oil, natural gas liquids, and natural gas with production operations located in the U.S., Guyana, the Malaysia/Thailand Joint Development Area and Malaysia. Hess conducts exploration activities primarily offshore Guyana, in the U.S. Gulf of Mexico, and offshore Suriname. Hess’ Midstream operating segment, which is comprised of Hess Corporation’s approximate 38% consolidated ownership interest in Hess Midstream LP at December 31, 2023, provides fee-based services, including gathering, compressing and processing natural gas and fractionating NGL; gathering, terminaling, loading and transporting crude oil and NGL; storing and terminaling propane; and water handling services primarily in the Bakken shale play in the Williston Basin area of North Dakota.

Hess is incorporated in Delaware. Its principal executive offices are located at 1185 Avenue of the Americas, New York, New York 10036, and its telephone number is (212) 997-8500. Hess’ website address is www.hess.com. Information contained on Hess’ website does not constitute part of this proxy statement/prospectus. Hess’ common stock is publicly traded on the NYSE, under the ticker symbol “HES.” Additional information about Hess is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 153.

Merger Subsidiary

Merger Subsidiary, a direct, wholly-owned subsidiary of Chevron, is a Delaware corporation incorporated on October 16, 2023 for the purpose of effecting the merger. Merger Subsidiary has not conducted any activities other than those incidental to its formation and the matters contemplated by the merger agreement, including the preparation of applicable regulatory filings in connection with the merger. The principal executive offices of Merger Subsidiary are located at 6001 Bollinger Canyon Road, San Ramon, California 94583-2324.

SPECIAL MEETING

This proxy statement/prospectus is being provided to the Hess stockholders as part of a solicitation of proxies by the Hess Board for use at the special meeting to be held at the time and place specified below and at any properly convened meeting following an adjournment or postponement thereof. This proxy statement/prospectus provides Hess stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of Hess stockholders will be held virtually at www.virtualshareholdermeeting.com/HES2024SPECIAL, on May 28, 2024 at 1:00 p.m., Central Time. On or about April 26, 2024, Hess commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the special meeting.

The special meeting can be accessed by visiting www.virtualshareholdermeeting.com/HES2024SPECIAL, where Hess stockholders will be able to participate and vote online. Hess encourages its stockholders to access the meeting prior to the start time leaving ample time for check-in. Please follow the instructions as outlined in this proxy statement/prospectus. This proxy statement/prospectus is first being furnished to Hess’ stockholders on or about April 26, 2024.

Hess has chosen to hold the special meeting solely via live webcast and not in a physical location.

Purpose of the Special Meeting

At the special meeting, Hess stockholders will be asked to consider and vote on the following:

•

the merger proposal—a proposal to adopt the merger agreement, a copy of which is attached as Annex A to this proxy statement/prospectus, which is further described in the sections titled “The Merger” and “The Merger Agreement”, beginning on pages 42 and 89, respectively;

•

the merger-related compensation proposal—an advisory (non-binding) proposal to approve the compensation that may be paid or become payable to Hess’ named executive officers that is based on or otherwise related to the merger; and

•

the adjournment proposal—a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.

Completion of the merger is conditioned on the approval of the merger proposal.

Recommendation of the Hess Board

At a special meeting held on October 22, 2023, the Hess Board unanimously determined that the merger agreement and the transactions contemplated thereby, including the merger, are fair to and in the best interests of the Hess stockholders, approved and declared advisable the merger agreement and the transactions contemplated thereby, including the merger, and directed that the merger agreement be submitted to the Hess stockholders for adoption at a meeting of such stockholders. The Hess Board unanimously recommends that Hess stockholders vote “FOR” the merger proposal, “FOR” the merger-related compensation proposal and “FOR” the adjournment proposal.

Hess stockholders should carefully read this proxy statement/prospectus (including the annexes hereto) and any documents incorporated by reference in their entirety for more detailed information concerning the merger and the transactions contemplated by the merger agreement.

Record Date; Stockholders Entitled to Vote

Only holders of record of Hess common stock at the close of business on April 12, 2024, the Hess record date, will be entitled to notice of, and to vote at, the special meeting or any adjournment or postponement thereof.

On the Hess record date, there were 308,109,019 shares of Hess common stock outstanding and entitled to vote at the special meeting. Each share of Hess common stock outstanding on the Hess record date entitles the holder thereof to one vote on each proposal to be considered at the special meeting. Hess stockholders may vote virtually at the meeting or by proxy through the internet or by telephone or by a properly executed and delivered proxy card with respect to the special meeting.

A complete list of Hess stockholders entitled to vote at the special meeting will be available for inspection at Hess’ principal office at 1185 Avenue of the Americas, New York, New York 10036 during regular business hours for a period of no less than 10 days before the special meeting. If you would like to inspect the list of Hess stockholders of record, please call the Investor Relations department at 212-536-8940 to schedule an appointment or request access. A certified list of eligible Hess stockholders will be available for inspection during the special meeting at www.virtualshareholdermeeting.com/HES2024SPECIAL by entering the control number provided on your proxy card, voting instruction form or notice.

Voting by Hess’ Directors and Executive Officers

At the close of business on April 12, 2024, the Hess record date, directors and executive officers of Hess and their respective affiliates owned and were entitled to vote 30,166,193 shares of Hess common stock, representing approximately 9.8% of the shares of Hess common stock outstanding on that date. Hess currently expects its directors and executive officers to vote their shares of Hess common stock in favor of each of the proposals to be voted on at the special meeting. Additionally, John B. Hess has agreed, on the terms and subject to the conditions in the voting agreement, to vote (or cause to be voted) all of the covered shares in favor of the adoption of the merger proposal. For a more detailed discussion of the voting agreement, see “The Voting Agreement” beginning on page 124.

Quorum; Adjournment

The special meeting may be adjourned or postponed, in the absence of a quorum, by the chairman of the meeting or the affirmative vote of holders of a majority of the shares of Hess common stock present in person or represented by proxy and entitled to vote at the special meeting. Even if a quorum is present, the special meeting may also be adjourned in order to provide more time to solicit additional proxies in favor of adoption of the merger agreement by the chairman of the meeting or if sufficient votes are cast in favor of the adjournment proposal. If a sufficient number of shares of Hess common stock is present in person or represented by proxy and votes in favor of the merger proposal at the special meeting such that the merger proposal is approved, Hess does not anticipate that it will adjourn or postpone the special meeting.

Notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken unless:

•	the adjournment is for more than 30 days, in which case a notice of the adjourned meeting will be given to each stockholder of record entitled to vote at the meeting; or

•

a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, in which case a notice of the adjourned meeting must be given to each stockholder of record entitled to vote at the meeting.

At any adjourned meeting, all proxies will be voted in the same manner as they would have been voted at the original convening of the special meeting, except for any proxies that have been effectively revoked or withdrawn prior to the adjourned meeting. Any adjournment or postponement of the special meeting will allow Hess stockholders who have already submitted their proxies to revoke them at any time before their use at the special meeting that was adjourned or postponed.

Abstentions will count as votes present and entitled to vote for the purpose of determining the presence of a quorum for the transaction of business at the special meeting. Broker non-votes will not be counted as present for the purpose of determining the presence of a quorum.

Required Vote; Broker Non-Votes and Abstentions

Each share of Hess common stock outstanding on the Hess record date is entitled to one vote on each of the merger proposal, the merger-related compensation proposal and the adjournment proposal. The required votes to approve the proposals at the special meeting are as follows:

•

The merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Hess common stock entitled to vote thereon. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

•

The merger-related compensation proposal requires the affirmative vote of holders of a majority of the shares of Hess common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on Hess. Accordingly, if the merger proposal is approved and the merger is completed, the merger-related compensation will be payable to Hess’ named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the merger-related compensation proposal.

•

The adjournment proposal requires the affirmative vote of holders of a majority of the shares of Hess common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal. The approval of the adjournment proposal is not a condition precedent to the approval of the merger proposal or the closing of the merger.

Voting of Proxies by Holders of Record

How to Vote by Proxy if You are the Record Holder of Your Shares

If you were the record holder of your shares as of the Hess record date, you may submit your proxy to vote by mail, by telephone or via the internet.

Voting via the Internet or by Telephone

•

Internet— To submit your proxy via the internet, go to www.proxyvote.com. Have your proxy card in hand when you access the website and follow the instructions to vote your shares. If you vote via the internet, you must do so no later than 11:59 p.m. Eastern Time on May 27, 2024 for shares held directly and 11:59 p.m. Eastern Time on May 22, 2024 for shares held in the Hess Corporation Savings Plan.

•

Telephone— To submit your proxy by telephone, call 1-800-690-6903. Have your proxy card in hand when you call and then follow the instructions to vote your shares. If you vote by telephone, you must do so no later than 11:59 p.m. Eastern Time on May 27, 2024 for shares held directly and 11:59 p.m. Eastern Time on May 22, 2024 for shares held in the Hess Corporation Savings Plan.

Voting by Mail

As an alternative to submitting your proxy via the internet or by telephone, you may submit your proxy by mail.

•

Mail— To submit your proxy by mail, simply mark your proxy card, date and sign it and return it in the postage-paid envelope. If you do not have the postage-paid envelope, please mail your completed proxy card to the following address: Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. If you vote by mail, your proxy card must be received no later than 6:00 p.m. Eastern Time on May 27, 2024 for shares held directly and 6:00 p.m. Eastern Time on May 22, 2024 for shares held in the Hess Corporation Savings Plan.

How to Vote Your Shares if You are a “Street Name” Holder

If you hold your shares through a broker, bank or other nominee, also referred to as a “street name” holder, check the instructions provided by that entity to determine which options are available to you with respect to voting your shares.

General

Please be aware that any costs related to voting via the internet, such as internet access charges, will be your responsibility.

All properly signed proxies that are timely received and that are not revoked will be voted at the special meeting according to the instructions indicated on the proxies or, if no direction is indicated, they will be voted as recommended by the Hess Board. The proxy holders may use their discretion to vote on other matters that properly come before the special meeting.

Attendance at the Special Meeting and Voting Virtually

The special meeting will be a completely virtual meeting. There will be no physical meeting location and the meeting will only be conducted via live webcast. The virtual special meeting will be held on May 28, 2024 at 1:00 p.m., Central Time. To attend the special meeting, visit www.virtualshareholdermeeting.com/HES2024SPECIAL and enter the 16-digit control number on the proxy card or voting instruction form you received. Stockholders of record of Hess who wish to vote at the special meeting should follow the instructions at www.virtualshareholdermeeting.com/HES2024SPECIAL. Online check-in will begin at 12:45 p.m., Central Time. Please allow time for online check-in procedures.

The virtual stockholder meeting format uses technology designed to increase stockholder access, save Hess and Hess stockholders time and money, and provide Hess stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, we will provide Hess stockholders with an opportunity to hear all portions of the official meeting and vote online during the meeting.

Revocability of Proxies

Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted at the special meeting. If you are a stockholder of record, you may revoke your proxy in any of the following ways:

(1)

submitting a proxy at a later time by internet or telephone until 11:59 p.m. Eastern Time on May 27, 2024 for shares held directly and 11:59 p.m. Eastern Time on May 22, 2024 for shares held in the Hess Corporation Savings Plan;

(2)	signing and returning a new proxy card with a later date;

(3)	voting virtually at the special meeting; or

(4)

delivering, before 6:00 p.m. Eastern Time on May 27, 2024 for shares held directly and 6:00 p.m. Eastern Time on May 22, 2024 for shares held in the Hess Corporation Savings Plan, to Hess’ Corporate Secretary at Hess’ executive offices at 1185 Avenue of the Americas, New York, New York 10036, a written revocation of your most recent proxy.

If you are a street name stockholder (for example, if your shares are held in the name of a bank, broker or other holder of record) and you vote by proxy, you may later revoke your proxy by informing the holder of record in accordance with that entity’s procedures.

Solicitation

The Hess Board is soliciting proxies for the special meeting from its stockholders. Hess will bear the entire cost of the solicitation of proxies, including preparation, assembly and delivery, as applicable, of this proxy statement, the proxy card and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of Hess’ regular employees personally or by mail, telephone or facsimile, but such persons will not be specially compensated for such service. Hess has retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for an estimated fee of approximately $40,000 plus reasonable out-of-pocket costs and expenses for the services of the firm. As appropriate, copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Hess common stock of record for beneficial owners for forwarding to such beneficial owners. Hess may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

Assistance

If you need assistance with voting via the internet, voting by telephone or completing your proxy card, or have questions regarding the special meeting, please contact Hess’ proxy solicitor at the following address and telephone number:

MacKenzie Partners, Inc.

1407 Broadway

New York, New York 10018

Call (212) 929-5500 / Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

You may also contact Hess’ Investor Relations department at (212) 536-8940 or investorrelations@hess.com.

Your vote is very important regardless of the number of shares of Hess common stock that you own. Please submit a proxy to vote your shares via the internet, vote by telephone or sign, date and return a proxy card promptly so your shares can be represented, even if you plan to attend the special meeting.

Tabulation of Votes

Representatives of Broadridge Financial Solutions will tabulate the votes cast at the special meeting, and representatives of American Election Services, LLC will act as the Independent Inspector of Election.

HESS PROPOSALS

Item 1. The Merger Proposal

(Item 1 on Hess Proxy Card)

In the merger proposal, Hess is asking its stockholders to adopt the merger agreement. Approval of the merger proposal by Hess stockholders is required for completion of the merger. The merger proposal requires the affirmative vote of holders of a majority of the outstanding shares of Hess common stock entitled to vote thereon. Each share of Hess common stock outstanding on the Hess record date of the special meeting is entitled to one vote on this proposal. Failures to vote, broker non-votes and abstentions will have the same effect as votes cast “AGAINST” this proposal.

The Hess Board unanimously recommends a vote “FOR” the merger proposal (Item 1).

Item 2. The Merger-Related Compensation Proposal

(Item 2 on Hess Proxy Card)

In the merger-related compensation proposal, Hess is asking its stockholders to approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Hess’ named executive officers that is based on or otherwise relates to the merger. The merger-related compensation proposal requires the affirmative vote of holders of a majority of the shares of Hess common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal.

Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on either Hess or Chevron. Accordingly, if the merger proposal is approved and the merger is completed, the merger-related compensation will be payable to Hess’ named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the approval of the merger-related compensation proposal.

The Hess Board unanimously recommends a vote “FOR” the merger-related compensation proposal (Item 2).

Item 3. The Adjournment Proposal

(Item 3 on Hess Proxy Card)

In the adjournment proposal, Hess is asking its stockholders to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement. If Hess stockholders approve the adjournment proposal, subject to the terms of the merger agreement, Hess could adjourn the special meeting and use the additional time to solicit additional proxies, including soliciting proxies from Hess stockholders who have previously voted. Hess does not intend to call a vote on the adjournment proposal if the merger proposal is approved at the special meeting.

The adjournment proposal requires the affirmative vote of holders of a majority of the shares of Hess common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Failures to be present virtually or by proxy, including broker non-votes, will have no effect on the vote for this proposal (assuming a quorum is present). Abstentions will have the same effect as votes cast “AGAINST” this proposal.

The Hess Board unanimously recommends a vote “FOR” the adjournment proposal (Item 3).

NON-BINDING, ADVISORY VOTE ON MERGER-RELATED COMPENSATION FOR HESS’ NAMED EXECUTIVE OFFICERS

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Rule 14a-21(c) promulgated under the Exchange Act require that Hess seek a non-binding, advisory vote from its stockholders to approve the merger-related compensation described in this proxy statement/prospectus under “The Merger—Interests of Directors and Executive Officers of Hess in the Merger” beginning on page 67. The approval, on a non-binding, advisory basis, of the merger-related compensation proposal requires the affirmative vote of holders of a majority of the shares of Hess common stock present in person or represented by proxy at the special meeting and entitled to vote thereon. Each share of Hess common stock outstanding on the Hess record date is entitled to one vote on this proposal. Failures to vote and broker non-votes will have no effect on the vote for this proposal (assuming a quorum is present); abstentions will have the same effect as a vote cast “AGAINST” this proposal. Accordingly, Hess is asking its stockholders to vote in favor of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that may be paid or become payable to Hess’ named executive officers that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, in each case as disclosed pursuant to Item 402(t) of Regulation S-K in ‘The Merger—Interests of Directors and Executive Officers of Hess in the Merger,’ including the section ‘Quantification of Potential Payments and Benefits to Hess’ Named Executive Officers in Connection with the Merger’ and the table titled ‘Golden Parachute Compensation’ (including the accompanying footnotes) are hereby APPROVED.”

The Hess Board recommends that its stockholders approve, on a non-binding, advisory basis, the merger-related compensation described in this proxy statement/prospectus by voting “FOR” the above proposal.

Approval of this proposal is not a condition to completion of the merger, and the vote with respect to this proposal is advisory only and will not be binding on Hess or Chevron. If the merger proposal is adopted by the Hess stockholders and the merger is completed, the merger-related compensation will be payable to Hess’ named executive officers, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the merger-related compensation proposal.

DESCRIPTION OF CHEVRON COMMON STOCK

The following describes the material terms of the capital stock of Chevron. This description is qualified in its entirety by reference to Chevron’s certificate of incorporation, dated May 30, 2008 (which was filed as exhibit 3.1 to Chevron’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008 filed with the SEC on August 7, 2008 and is included as Exhibit 3.1 to this proxy statement/prospectus), and Chevron’s by-laws, as amended on December 7, 2022 (which were filed as exhibit 3.2 to Chevron’s Current Report on Form 8-K filed with the SEC on December 7, 2022 and are included as Exhibit 3.2 to this proxy statement/prospectus). See “Where You Can Find More Information” on page 153.

Chevron Common Stock

The holders of Chevron common stock are entitled to receive such dividends or distributions as are lawfully declared on Chevron common stock, to have notice of any authorized meeting of stockholders, and to one vote for each share of Chevron common stock on all matters which are properly submitted to a vote of Chevron stockholders. As a Delaware corporation, Chevron is subject to statutory limitations on the declaration and payment of dividends. In the event of a liquidation, dissolution or winding up of Chevron, holders of Chevron common stock have the right to a ratable portion of assets remaining after satisfaction in full of the prior rights of creditors, including holders of Chevron’s indebtedness, all liabilities and the aggregate liquidation preferences of any outstanding shares of Chevron preferred stock. The holders of Chevron common stock have no sinking fund or redemption provisions or preemptive, conversion or exchange rights, or cumulative voting rights. All outstanding shares of Chevron common stock are, and the shares of Chevron common stock to be issued in the merger will be, duly authorized, validly issued, fully paid and non-assessable.

Special meetings of stockholders may be called by stockholders owning 15% of the shares of Chevron common stock then outstanding and entitled to vote at the meeting. Any action which may be taken by Chevron’s stockholders at an annual or special meeting and which requires the approval of at least a majority of the voting power of the Chevron securities present at such meeting and entitled to vote on such action, or the shares of Chevron common stock present at such meeting, may not be effected except at such an annual or special meeting by the vote required for the taking of such action. Under this provision, stockholders are prohibited from taking certain actions by unanimous written consent in lieu of a meeting, including amending the by-laws and removing directors, unless the Board of Directors waives this requirement.

Certain Anti-Takeover Effects

Certain provisions of Chevron’s certificate of incorporation and by-laws may be deemed to have an anti-takeover effect.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Chevron’s by-laws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders or to nominate candidates for election as directors at our annual meeting of stockholders and specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude Chevron’s stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders if the proper procedures are not followed.

Proxy Access for Director Nominations. Chevron’s by-laws permit a stockholder or group of stockholders (up to 20) who have owned at least three percent of Chevron common stock for at least three years to submit director nominees (up to the greater of two nominees or 20 percent of the Board of Directors) for inclusion in Chevron’s Proxy Statement; provided that the nominating stockholder(s) have satisfied the requirements specified in Chevron’s by-laws.

Additional Authorized Shares of Capital Stock. The additional shares of authorized common stock and preferred stock available for issuance under Chevron’s certificate of incorporation, including shares of Chevron’s Series A Participating Preferred Stock, could be issued at such times, under such circumstances, and with such terms and conditions as to impede a change in control.

Change in Control Benefit Protection. Chevron’s by-laws provide that Chevron and one or more of its subsidiaries may maintain benefit plans that provide for payments or other benefits or protections conditioned party or solely upon the occurrence of a change in control, that Chevron shall cause any surviving corporation to assume any such obligations of such benefit plans and make effective provision therefore, and that such benefit plans shall not be amended except in accordance with their terms.

Prohibition on Actions by Unanimous Written Consent. As described above, Chevron’s certificate of incorporation provides that certain stockholder actions may not be effected except at an annual or special meeting by the vote required for the taking of such action.

The authorized capital stock of Chevron currently consists of six billion shares of common stock, par value $0.75 per share, and one hundred million shares of preferred stock, par value $1.00 per share. As of April 19, 2024, there were 1,842,966,118 shares of Chevron common stock outstanding.

Chevron Preferred Stock

Chevron’s certificate of incorporation expressly authorizes the Chevron Board to issue preferred stock in one or more series, to establish the number of shares in any series and to set the designation and preferences of any series and the powers, rights, qualifications, limitations or restrictions on each series of preferred stock.

Transfer Agent and Registrar

Computershare is the transfer agent and registrar for Chevron common stock.

Listing

Chevron common stock is traded on the NYSE under the trading symbol “CVX.”

COMPARISON OF RIGHTS OF STOCKHOLDERS OF CHEVRON AND HESS

Both Chevron and Hess are incorporated under the laws of the State of Delaware and, accordingly, the rights of the stockholders of each are governed by the DGCL. Chevron will continue to be a Delaware corporation following completion of the merger and will be governed by the DGCL.

Upon completion of the merger, the Hess stockholders immediately prior to the effective time of the merger will become Chevron common stockholders. The rights of the former Hess stockholders and the Chevron stockholders will thereafter be governed by the DGCL and by Chevron’s certificate of incorporation and by-laws.

The following description summarizes certain of the material terms and differences between the rights of the stockholders of Chevron and Hess, but is not a complete statement of all such terms or differences, or a complete description of the specific provisions referred to in this summary. Investors should read carefully the relevant provisions of the DGCL and the respective certificates of incorporation and by-laws of Chevron and Hess. For more information on how to obtain the documents that are not attached to this proxy statement/prospectus, see “Where You Can Find More Information” beginning on page 153.

	Rights of Chevron Stockholders	Rights of Hess Stockholders
Authorized Capital Stock	The authorized capital stock of Chevron consists of 6,000,000,000 shares of common stock, par value $0.75 per share, and 100,000,000 shares of preferred stock, par value $1.00 per share.	The authorized capital stock of Hess consists of 600,000,000 shares of common stock, par value $1.00 per share, and 20,000,000 shares of preferred stock, par value $1.00 per share.

Special Meetings of Stockholders; Action by Written Consent	Under the DGCL, a special meeting of stockholders may be called by the board of directors or by any other person authorized to do so in the certificate of incorporation or by-laws.

Chevron’s by-laws provide that a special meeting of Chevron stockholders (i) may be called by the Chevron Board or the chairman of the Chevron Board and (ii) must be called by the chairman of the Chevron Board or the Chevron secretary at the request in writing of (a) at least one-third of the members of the Chevron Board or (b) holders of 15% of the Chevron common stock then outstanding and entitled to vote at such meeting. However, a special meeting will not be held if either

Hess’ certificate of incorporation provides that any action required or permitted to be taken by Hess stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders.

Hess’ certificate of incorporation and by-laws specify that special meetings of stockholders may be called only by the chairman of the Hess Board or the President, and will be called by the secretary at

	Rights of Chevron Stockholders	Rights of Hess Stockholders
	(i) the Chevron Board has called or calls for an annual meeting of stockholders and the purpose of such annual meeting includes the purpose specified in the request or (ii) an annual or special meeting was held not more than 12 months before the request to call the special meeting was received which included the purpose specified in the request.	the request of the Hess Board pursuant to a resolution approved by a majority of the entire Hess Board.

Stockholder Proposals and Nominations of Candidates for Election to the Board of Directors

Chevron’s by-laws generally allow stockholders who are record holders at the time the notice described below is given and are entitled to vote at such annual meeting to nominate candidates for election to the Chevron Board and propose other business to be brought before an annual meeting.

Such proposals (other than proposals included in the notice of meeting pursuant to Rule 14a-8 promulgated under the Exchange Act) and nominations, however, may only be brought by a stockholder who has given timely notice in proper written form to Chevron’s secretary prior to the meeting.

In connection with an annual meeting, to be timely, notice of such proposals and nominations must be delivered to Chevron’s secretary at the principal executive office of Chevron not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the

Hess’ by-laws provide that the proposal of business, other than director nominations, to be considered by the stockholders at an annual meeting of stockholders may be (i) pursuant to Hess’ notice of meeting, (ii) by or at the direction of the Hess Board or (iii) by any Hess stockholder entitled to vote in the election of directors generally who was a stockholder of record at the time of giving of notice, who is entitled to vote at the meeting and who complies with the notice and other procedures.

For a business to be properly brought before an annual meeting by a Hess stockholder, the stockholder must have given a written notice of such intent to the secretary no later than ninety days prior to prior to the anniversary date of the immediately preceding annual meeting.

Hess’ by-laws state that nominations for the election of directors may be made by (i) the Hess Board, (ii) a committee appointed by the Hess Board or

Rights of Chevron Stockholders	Rights of Hess Stockholders

event that the date of the annual meeting is not within 30 days of such date, or if no annual meeting was held in the preceding year, notice by the stockholder must be delivered (i) not earlier than the close of business on the 120th day prior to such annual meeting and (ii) not later than the close of business on the later of (a) the 90th day prior to such annual meeting or (b) the 10th day following the date on which disclosure of the date of such annual meeting was first made by Chevron. The stockholder notice must also include specific information regarding the stockholder and the director nominee or business to be brought before the annual meeting, as described in Chevron’s by-laws.

In addition, Chevron’s by-laws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of Chevron’s outstanding common stock entitled to vote in the election of directors for at least three years as of the date of the stockholder’s notice to include up to a specified number of director nominees in Chevron’s proxy materials for an annual meeting, subject to satisfying notice requirements and other conditions set forth in the by-laws.

The maximum number of stockholder nominees permitted under such proxy access provisions of Chevron’s by-laws is the greater of two or 20% of the number (or

(iii) any Hess stockholder entitled to vote in the election of directors generally.

Any Hess stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination has been given to the secretary not later than (i) with respect to an election to be held at an annual meeting of Hess stockholders, ninety days prior to the anniversary date of the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders.

	Rights of Chevron Stockholders	Rights of Hess Stockholders
the closest whole number below 20% if such amount is not a whole number) of Chevron’s directors on the last day a notice of nomination may be submitted. Notice of a nomination under Chevron’s proxy access by-law provisions must be delivered by a stockholder to the secretary of Chevron at its principal executive offices not later than the close of business on the 120th day, nor earlier than the close of business on the 150th day, prior to the first anniversary of the date the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders. If the date of the annual meeting is more than 30 days before or after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder must be so delivered (i) not earlier than the close of business on the 150th day prior to such annual meeting and (ii) not later than the close of business on the later of (a) the 120th day prior to such annual meeting or (b) the 10th day following the day on which Chevron publicly announced the date of the annual meeting.

Number of Directors	The DGCL provides that the board of directors of a Delaware corporation must consist of one or more directors, with the number of directors fixed by or in the manner provided in the corporation’s by-laws unless the certificate of incorporation fixes the number of directors.

	Chevron’s by-laws provide that the number of directors will be fixed from time to time pursuant to a resolution adopted by at least a majority of the directors then in	Hess’ by-laws provide that the number of directors will be fixed from time to time by the Board of Directors but will not be less than three.

	Rights of Chevron Stockholders	Rights of Hess Stockholders

office, provided that no such resolution other than a resolution to take effect as of the next election of directors by the stockholders will have the effect of reducing the number of directors to less than the number of directors in office as of the effective time of the resolution.

There are currently twelve positions authorized and twelve directors serving on the Chevron Board.

There are currently twelve directors serving on the Hess board.

The DGCL provides that, unless the certificate of incorporation or by-laws provide otherwise, directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Election of Directors

Chevron’s by-laws provide that a director nominee is elected if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election, excluding abstentions; provided, however, that in any meeting of the stockholders for which the number of nominees exceeds the number of directors to be elected, director nominees will be elected by a plurality of votes cast.

Holders of Chevron common stock do not have cumulative voting rights in the election of directors or otherwise.

Chevron does not have a classified board. Chevron’s by-laws require that all directors be elected at each annual meeting of stockholders for a term of one year and until his or her successor is elected.

Hess’ by-laws provide that election of directors at all meetings of the stockholders at which directors are to be elected will be by ballot. Directors are elected by a majority of votes cast at any meeting for the election of directors at which a quorum is present.

Hess stockholders do not have cumulative voting rights in the election of directors or otherwise.

Hess does not have a classified board. Hess’ by-laws require that all directors be elected at each annual meeting of stockholders for a term of one year and until his or her successor is elected.

	Rights of Chevron Stockholders	Rights of Hess Stockholders
Removal of Directors; Vacancies

Chevron stockholders may remove directors with or without cause by the affirmative vote of the holders of a majority of the shares then entitled to vote at an election of directors.

Whenever there are fewer than the authorized number of directors in office, the Chevron Board may choose one or more additional directors by a resolution approved by a majority of the directors then in office, each of whom will hold office until the next annual meeting of stockholders and until a successor is elected.

Hess stockholders may remove any director from office, with or without cause, but only by the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Limitation on Liability of Directors and Officers	Chevron’s certificate of incorporation provides that no director will be liable to Chevron or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to Chevron to its stockholders, (2) for acts and omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) pursuant to Section 174 of DGCL, which addresses liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption or (4) for any transaction from which the director derived an improper personal benefit.	Hess’ certificate of incorporation provides that no director will be personally liable to Hess or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability that would otherwise exist under applicable law (1) for any breach of the director’s duty of loyalty to Hess or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit.

In August 2022, the DGCL was amended to permit Delaware corporations to exculpate officers from monetary damages for breach of fiduciary duty in certain circumstances, if so provided in the corporation’s certificate of incorporation. As of the date hereof, neither

	Rights of Chevron Stockholders	Rights of Hess Stockholders
Chevron’s nor Hess’ certificate of incorporation contains a provision exculpating officers from such liability.

Indemnification of Directors and Officers; Expenses

Under the DGCL, a Delaware corporation must indemnify its present and former directors and officers against expenses (including attorneys’ fees) actually and reasonably incurred to the extent that the officer or director has been successful on the merits or otherwise in defense of any action, suit or proceeding brought against him or her by reason of the fact that he or she is or was a director or officer of the corporation.

Delaware law provides that a corporation may indemnify its present and former directors, officers, employees and agents, as well as any individual serving with another corporation in that capacity at the corporation’s request against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement of actions taken, if the individual acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of a criminal proceeding, the individual had no reasonable cause to believe the individual’s conduct was unlawful; except that no indemnification may be paid for judgments, fines and amounts paid in settlement in actions by or in the right of the corporation to procure a judgment in its favor.

A corporation may not indemnify a current or former director or officer of the corporation against expenses to the extent the person is adjudged to be liable to the corporation unless a court approves the indemnity.

	The Chevron certificate of incorporation and by-laws require Chevron to indemnify any corporate servant who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative by reason of the fact that such person is or was a director, officer, employee or agent of Chevron, or is or was serving at the request of Chevron as a director, officer, manager, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust or other	The Hess by-laws require Hess to indemnify every person who is or was a director, officer or employee of Hess, or of any other corporation that he serves or served as such at the request of Hess, against reasonable expense and any liability paid or incurred by him in connection with or resulting from any threatened or actual claim, action, suit or proceeding (whether brought by or in the right of Hess or such other corporation or otherwise), civil, criminal, administrative or investigative, in which he may be involved, as a party or otherwise,

	Rights of Chevron Stockholders	Rights of Hess Stockholders

organization or enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such corporate servant in connection with such action, suit or proceeding to the fullest extent permitted by applicable law.

Chevron is required under its by-laws to advance expenses incurred by such person who is a current or former director, officer, or employee of Chevron in connection with any such action, suit or proceeding prior to its final disposition so long as the person undertakes to repay any advanced amounts if it is ultimately determined that he or she is not entitled to be indemnified.

by reason of his being or having been a director, officer or employee of Hess or such other corporation, or by reason of any action taken or not taken in his capacity as such director, officer or employee, whether or not he continues to be such at the time such expense or liability will have been paid or incurred.

Amendments to Certificate of Incorporation

As provided under the DGCL, any amendment to Chevron’s certificate of incorporation requires (i) the approval of the Chevron Board, (ii) the approval of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, if any.

Additionally, any proposed amendment to Chevron’s certificate of incorporation that would materially and adversely alter or change the powers, preferences or special rights of the Chevron Series A Participating Preferred Stock requires approval

As provided under the DGCL, any amendment to Hess’ certificate of incorporation requires (i) the approval of the Hess Board, (ii) the approval of a majority of the voting power of the outstanding stock entitled to vote upon the proposed amendment and (iii) the approval of the holders of a majority of the outstanding stock of each class entitled to vote thereon as a class, if any.

Altering, amending, adopting any provision inconsistent with or repealing Article FIFTH of the certificate of incorporation requires the affirmative vote of the holders of at least 80% of the combined voting power of all the then outstanding shares of capital stock

	Rights of Chevron Stockholders	Rights of Hess Stockholders
	by the holders of a majority of the outstanding shares of Series A Participating Preferred Stock voting separately as a class.	of Hess entitled to vote generally in the election of directors, voting together as a single class.

Amendments to By-Laws

Chevron’s by-laws may be amended or repealed by the affirmative vote of the holders of a majority of the outstanding shares of Chevron common stock at any annual or special meeting of stockholders, or by a resolution of the Chevron Board approved by at least a majority of the directors then in office. However, special restrictions apply to the amendment of provisions of the by-laws governing change in control benefit protection.

Additionally, any proposed amendment to Chevron’s by-laws that would materially and adversely alter or change the powers, preferences or special rights of the Chevron series A participating preferred stock requires approval by the holders of a majority of the outstanding shares of series A participating preferred stock voting separately as a class.

Hess’ by-laws may be altered, amended or repealed by Hess stockholders at any special meeting of the stockholders if duly called for that purpose (so long as in the notice of such special meeting, notice of such purpose will be given), or at any annual meeting, by the affirmative vote of a majority of the stock represented and entitled to vote.

Hess’ by-laws may also be altered, amended or repealed by the Hess Board at any meeting of the Hess Board.

Certain sections of the by-laws cannot be altered, amended or repealed without the affirmative vote of the holders of at least 80% of the combined voting power of all the then outstanding shares of capital stock of Hess entitled to vote generally in the election of directors, voting together as a single class.

Certain Business Combinations	Section 203 of the DGCL prohibits a Delaware corporation from engaging in a business combination with an “interested stockholder” (generally defined by the DGCL as a person who owns 15% or more of the corporation’s outstanding voting stock, together with such person’s affiliates and associates) for three years following the time that person became an interested stockholder, unless (1) prior to the time the person became an interested stockholder the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder, (2) upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the corporation’s

	Rights of Chevron Stockholders	Rights of Hess Stockholders
outstanding voting stock or (3) the business combination is approved by the board of directors and by the affirmative vote of at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder or (4) certain other exceptions specified in Section 203(b) of the DGCL are met. The DGCL allows a corporation’s certificate of incorporation to contain a provision expressly electing not to be governed by Section 203 of the DGCL.

	Chevron’s certificate of incorporation does not contain a provision electing not to be governed by Section 203, and so Chevron is subject to such provision.	Hess’ certificate of incorporation does not contain a provision electing not to be governed by Section 203 of the DGCL, and so Hess is subject to such provision.

Stockholder Rights Plan	Chevron currently does not have a stockholder rights plan.	Hess currently does not have a stockholder rights plan.

Forum Selection	Chevron’s by-laws provide that, unless Chevron consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Chevron, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Chevron to Chevron or its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine shall be a state or federal court located within the state of Delaware, in all cases subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity purchasing or otherwise acquiring any interest in shares of Chevron’s capital stock will be deemed to have notice of and consented to the	Hess’ by-laws provide that, unless Hess consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of Hess; (ii) any action asserting a breach of a fiduciary duty owed by any current or former director or officer or other employee of Hess to Hess or to its stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or Hess’ by-laws, (iv) any action to interpret, apply, enforce or determine the validity of Hess’ governing documents, (v) any action asserting a claim governed by the internal affairs doctrine or (vi) any action asserting an internal corporate claim will be the Delaware Court of Chancery (or if the Delaware Court of Chancery does not have subject matter jurisdiction, a state court located within the State of

Rights of Chevron Stockholders	Rights of Hess Stockholders

exclusive forum provision described in the prior sentence.

Chevron reserves the right to assert that this exclusive forum provision applies to any derivative action or proceeding brought by a stockholder to procure a judgment in Chevron’s favor, including derivative actions purporting to assert on Chevron’s behalf any claims it possesses against third parties that arise under the federal securities laws (e.g., the Securities Act and the Exchange Act). It is, however, uncertain whether a court would enforce this exclusive forum provision with respect to a derivative action or proceeding brought by a stockholder to enforce Chevron’s rights under the Securities Act or Exchange Act. In addition, Chevron’s stockholders cannot waive, and this exclusive forum provision does not purport to waive, Chevron’s own compliance with the federal securities laws and the rules and regulations thereunder.

Delaware or, if no state court located within the State of Delaware has jurisdiction, the federal court for the District of Delaware).

Unless Hess consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act against Hess or any director or officer of Hess. It is, however, uncertain whether a court would enforce this exclusive forum provision with respect to a derivative action or proceeding brought by a stockholder to enforce Hess’ rights under the Securities Act or Exchange Act. In addition, Hess’ stockholders cannot waive, and this exclusive forum provision does not purport to waive, Hess’ own compliance with the federal securities laws and the rules and regulations thereunder.

VALIDITY OF COMMON STOCK

The validity of the Chevron common stock to be issued in the merger will be passed upon for Chevron by Paul, Weiss, Rifkind, Wharton & Garrison LLP.

EXPERTS

The financial statements of Chevron Corporation as of December 31, 2023 and 2022 and for each of the three years in the period ended December 31, 2023 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2023 included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Hess Corporation appearing in Hess Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2023, and the effectiveness of Hess Corporation’s internal control over financial reporting as of December 31, 2023 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Certain information contained in the documents Hess includes and incorporates by reference into this prospectus with respect to the oil and gas reserves associated with Hess’ oil and gas reserves is derived from the reports of DeGolyer and MacNaughton, an independent petroleum engineering consulting firm, and has been incorporated by reference into this joint proxy statement/prospectus upon the authority of said firm as experts with respect to the matters covered by such reports and in giving such reports. With respect to Hess’ Annual Report on Form 10-K for the year ended December 31, 2023, the information derived from the reports of DeGolyer and MacNaughton is included under “Supplementary Oil and Gas Data (Unaudited)”.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR HESS’ 2024 ANNUAL MEETING OF STOCKHOLDERS

If the merger is completed, Hess will become a direct, wholly-owned subsidiary of Chevron and, consequently, there will be no future meetings of Hess stockholders. Hess will hold an annual meeting of its stockholders in 2025 (the “Hess 2025 annual meeting”) only if the merger has not already been completed. If the merger is not completed before the 2025 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for the Hess 2025 annual meeting in accordance with Rule 14a-8 under the Exchange Act and the Hess by-laws, as described below.

Stockholder proposals submitted for inclusion in Hess’ proxy statement and proxy card for the Hess 2025 annual meeting pursuant to Rule 14a-8 promulgated under the Exchange Act must be received by Hess’ corporate secretary no later than December 6, 2024. Proposals should be addressed to:

Hess Corporation

1185 Avenue of the Americas

New York, New York 10036

Attn: Corporate Secretary

Stockholder nominations for candidates for election at the Hess 2025 annual meeting that the stockholders wish to include in the company’s proxy materials relating to the Hess 2025 annual meeting pursuant to the Hess by-laws must be received by Hess at the above address on or prior to February 14, 2025 (90 days prior to the one-year anniversary of the Hess 2024 annual meeting), together with the information required by the Hess by-laws.

Any stockholder proposal for, or nominations for candidates for election at, the Hess 2025 annual meeting that the proponent does not wish to include in the company’s proxy materials for that meeting must be received on or prior to February 14, 2025 (90 days prior to the one-year anniversary of the Hess 2024 annual meeting) together with the information required by the Hess by-laws. In order for stockholders to give timely notice of nominations for directors for inclusion on a universal proxy card in connection with the Hess 2025 annual meeting, notice must be submitted by the same deadline as disclosed above under the advance notice provisions of the Hess by-laws and must include the information in the notice required by the Hess by-laws and by Rule 14a-19(b)(2) and Rule 14a-19(b)(3) under the Exchange Act. If the notice of such proposal or nomination is received by Hess at the above address after February 14, 2025, the proposal or nomination will be considered untimely, and if voted at the 2025 annual meeting, will be subject to the discretionary authority of proxies solicited by the Hess board of directors. However, Hess’ by-laws also provide that if the meeting is held more than 30 days before the anniversary of the prior year’s annual meeting or 60 days after such anniversary, notice can generally be given for stockholder proposals not later than the tenth day following the day on which public announcement of the date of the annual meeting is first made by Hess.

HOUSEHOLDING OF PROXY STATEMENT/PROSPECTUS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. As permitted by the Exchange Act, only one copy of this proxy statement/prospectus is being delivered to stockholders residing at the same address, unless stockholders have notified Hess of their desire to receive multiple copies of the proxy statement/prospectus. This process, which is commonly referred to as “householding”, potentially provides extra convenience for stockholders and cost savings for companies. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement/prospectus, or if you are receiving multiple copies of this proxy statement/prospectus and wish to receive only one, please contact Hess at its address identified below. Hess will promptly deliver, upon oral or written request, a separate copy of this proxy statement/prospectus to any stockholder residing at an address to which only one copy was mailed. Oral or written requests for additional copies should be directed to Hess at its phone number or address appearing on the cover of this proxy statement/prospectus, to the attention of the Corporate Secretary.

WHERE YOU CAN FIND MORE INFORMATION

Chevron and Hess file annual, quarterly and current reports, proxy statements and other information with the SEC. You may access this information at the SEC’s internet website that contains reports, proxy statements and other information regarding issuers, including Chevron and Hess, who file electronically with the SEC. The address of that site is www.sec.gov. The information contained on the SEC’s website is expressly not incorporated by reference into this proxy statement/prospectus.

Chevron has filed with the SEC a registration statement on Form S-4 of which this proxy statement/ prospectus forms a part. The registration statement registers the shares of Chevron common stock to be issued to Hess stockholders in connection with the merger. The registration statement, including the attached exhibits and annexes, contains additional relevant information about Chevron and Hess, respectively. The rules and regulations of the SEC allow Hess to omit certain information included in the registration statement from this proxy statement/prospectus.

In addition, the SEC allows Hess to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information included directly in this proxy statement/prospectus or incorporated by reference subsequent to the date of this proxy statement/prospectus as described below.

This proxy statement/prospectus includes as annexes or incorporates by reference the documents listed below that Chevron and Hess have previously filed with the SEC. They contain important information about the companies and their financial condition.

Chevron SEC Filings

•	Annual report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 26, 2024 (included as Annex D);

•

Excerpts of the Definitive proxy statement on Schedule 14A filed with the SEC on April 10, 2024, as supplemented on April 23, 2024, and incorporated into Part III of the Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (included as Annex E); and

•	Current report on Form 8-K filed with the SEC on February 2, 2024 (included as Annex F).

Hess SEC Filings

•	Annual report on Form 10-K for the year ended December 31, 2023;

•	The Definitive proxy statement on Schedule 14A filed on April 5, 2024 for the 2024 annual meeting of stockholders;

•

Current reports on Form 8-K filed on February 27, 2024 and March 8, 2024 (other than the portions of those documents not deemed to be filed pursuant to the rules promulgated under the Exchange Act); and

•	The description of Hess common stock, filed as Exhibit 4(12) of in Hess’ annual report on Form 10-K filed with the SEC on February 20, 2020.

To the extent that any information contained in any report on Form 8-K, or any exhibit thereto, was furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference.

In addition, Hess incorporates by reference any future filings it makes with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this proxy statement/prospectus and before the date of the special meeting (excluding any current reports on Form 8-K to the extent disclosure is furnished and not filed). Those documents are considered to be a part of this proxy statement/prospectus, effective as of the date they are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct. You can obtain any of the other documents listed above from the SEC, through the SEC’s website at the address indicated above, or from Chevron or Hess, as applicable, by requesting them in writing or by telephone as follows:

Chevron Corporation 6001 Bollinger Canyon Rd., Building A San Ramon, California 94583 Attention: Investor Relations Telephone: (925) 842-5690	Hess Corporation 1185 Avenue of the Americas New York, NY 10036 Attention: Corporate Secretary Telephone: (212) 997-8500

These documents are available from Chevron or Hess, as the case may be, without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You can also find information about Chevron and Hess at their internet websites at www.chevron.com and www.hess.com, respectively. Information contained on these websites does not constitute part of this proxy statement/prospectus.

You may also obtain documents incorporated by reference into this proxy statement/prospectus by requesting them in writing or by telephone from MacKenzie Partners, Hess’ proxy solicitor, at the following address and telephone number:

MacKenzie Partners, Inc.

1407 Broadway

New York, New York 10018

Call (212) 929-5500 / Toll-Free: (800) 322-2885

Email: proxy@mackenziepartners.com

If you are a stockholder of Hess and would like to request documents, please do so by May 20, 2024, which is five business days before the special meeting, to receive them before the meeting. If you request any documents from Chevron or Hess, Chevron or Hess, as applicable, will mail them to you by first class mail, or another equally prompt means, within one business day after Chevron or Hess, as the case may be, receives your request.

This proxy statement/prospectus is a prospectus of Chevron and a proxy statement of Hess for the special meeting. Neither Chevron nor Hess has authorized anyone to give any information or make any representation about the merger or Chevron or Hess that is different from, or in addition to, that contained in this proxy statement/prospectus, the annexes hereto or in any of the materials that Chevron or Hess has incorporated by reference into this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. This proxy statement/prospectus is dated April 26, 2024. You should not assume that the information is accurate as of any date other than that date, and neither its mailing to Hess stockholders nor the issuance of shares of Chevron common stock in the merger will create any implication to the contrary. Neither Chevron nor Hess assumes any obligation to update the information contained in this document (whether as a result of new information, future events or otherwise), except as required by applicable law.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

dated as of

October 22, 2023

among

CHEVRON CORPORATION,

YANKEE MERGER SUB INC.

and

HESS CORPORATION

i

DEFINED TERMS

Term	Section
1999 Base Indenture	Section 7.13(e)(i)
1999 Base Indenture Trustee	Section 7.13(e)(i)
2006 Base Indenture	Section 7.13(e)(i)
2006 Base Indenture Trustee	Section 7.13(e)(i)
2023 Pre-Signing PSU Award	Section 1.5(c)(i)(2)
2024 Notes	Section 7.13(e)(i)
2027 Notes	Section 7.13(e)(i)
2029 Notes	Section 7.13(e)(i)
2031 Notes	Section 7.13(e)(i)
2033 Notes	Section 7.13(e)(i)
2040 Notes	Section 7.13(e)(i)
2041 Notes	Section 7.13(e)(i)
2047 Notes	Section 7.13(e)(i)
Acquisition Proposal	Section 7.8(b)
Affected Employees	Section 6.6(b)
Agreement	Preamble
Anti-Corruption Laws	Section 3.17(d)(i)
Anti-Discrimination Laws	Section 3.15(h)
Antitrust Laws	Section 7.1(a)
Book-Entry Shares	Section 1.4(b)
Cap Amount	Section 6.3(d)
CERCLA	Section 3.18(b)
Certificate	Section 1.4(b)
Certificate of Merger	Section 1.1(b)
Change in Control	Section 6.6(a)
Change in the Company Recommendation	Section 5.2(a)
Change of Control Price	Section 1.5(c)(iv)
Closing	Section 1.1(d)
Closing Date	Section 1.1(d)
Code	Recitals
Common Shares Trust	Section 2.2(b)
Company	Preamble
Company 10-K	Section 3.7(a)
Company 10-Q	Section 3.7(a)
Company 401(k) Plans	Section 6.6(f)
Company Balance Sheet	Section 3.8
Company Balance Sheet Date	Section 3.8
Company Benefit Plans	Section 3.15(a)
Company By-Laws	Section 3.1
Company Capital Stock	Section 3.5
Company Charter	Section 3.1
Company Common Stock	Recitals
Company Credit Agreement	Section 5.1(k)
Company Disclosure Schedules	Article III
Company Environmental Permits	Section 3.18(a)
Company Intellectual Property	Section 3.22(a)
Company Material Adverse Effect	Section 3.1
Company Measurement Date	Section 3.5
Company Option	Section 1.5(a)

Term	Section
Company Owned Intellectual Property	Section 3.22(a)
Company Pension Plan	Section 3.15(e)
Company Preferred Stock	Section 3.5
Company Proxy Statement	Section 3.9(a)
Company Recommendation	Section 5.2(f)
Company Retiree Plans	Section 6.6(c)
Company RS Award
Company SEC Documents	Section 3.7(a)
Company Securities	Section 3.5
Company Stockholder Approval	Section 3.2(a)
Company Stockholder Meeting	Section 5.2(f)
Company Subsidiary Securities	Section 3.6(b)
Company Termination Fee	Section 10.5(a)(iii)
Confidentiality Agreement	Section 7.3
Consent Solicitation	Section 7.13(b)
Contract	Section 3.21(a)
COVID-19	Section 5.1
COVID-19 Measures	Section 5.1
Creditors’ Rights	Section 3.2(a)
De Minimis Inaccuracies	Section 8.2(a)
Debt Offer	Section 7.13(b)
Debt Offer Documents	Section 7.13(b)
Debt Offers	Section 7.13(b)
Delaware Court	Section 10.8
DGCL	Recitals
E&P Assets	Section 5.1(i)
Economic Sanctions/Trade Laws	Section 3.17(d)(ii)
Effect	Section 3.1
Effective Time	Section 1.1(b)
End Date	Section 9.1(b)(i)
Environmental Laws	Section 3.18(b)
ERISA	Section 3.15(a)
ERISA Affiliate	Section 3.15(d)
Excess Shares	Section 2.2(a)
Exchange Act	Section 3.3
Exchange Agent	Section 2.1(a)
Exchange Ratio	Section 1.4(a)
FCC	Section 3.3
Foreign Company Benefit Plan	Section 3.15(a)
Form S 4	Section 4.8(a)
GAAP	Section 3.8
Goldman Sachs	37
Government Official	Section 3.17(a)
GP	Section 3.6(c)
Hazardous Substance	Section 3.18(b)
Hess GP Interest	Section 3.6(c)
HINDL	Section 3.6(c)
HSR Act	Section 3.3
Hydrocarbon Contract	Section 3.20(a)
Hydrocarbons	Section 3.20(a)
Indemnified Liabilities	Section 6.3(a)

v

Term	Section
Indemnified Persons	Section 6.3(a)
Indentures	Section 7.13(e)(ii)
Initial End Date	Section 9.1(b)(i)
Intellectual Property	Section 3.22(a)
Intervening Event	Section 5.2(b)(ii)
Intervening Event Match Period	Section 5.2(b)(ii)
Intervening Event Notice	Section 5.2(b)(ii)
knowledge	Section 3.10(e)
Legal Restraint	Section 9.1(c)
Letter of Credit Documents	Section 7.13(e)(iv)
Lien	Section 3.4
Material Contract	Section 3.21(b)
Merger	Recitals
Merger Consideration	Section 1.4(a)
Merger Subsidiary	Preamble
MLP	Section 3.6(a)
MLP 10-K	Section 3.7(b)
MLP 10-Q	Section 3.7(b)
MLP Balance Sheet	Section 3.8
MLP Class A Shares	Section 3.6(c)
MLP Class B Shares	Section 3.6(c)
MLP Credit Agreement	Section 5.1(k)
MLP Partnership Agreement	Section 3.6(c)
MLP Partnership Interests	Section 3.6(c)
MLP SEC Documents	Section 3.7(b)
MLP Securities	Section 3.6(c)
Money Laundering Laws	Section 3.17(d)(iii)
Notes	Section 7.13(e)(i)
NYSE	Section 3.3, Section 2.2(a)
OFAC	Section 3.17(d)(ii)
Opco	Section 3.6(a)
Opco Class A Units	Section 3.6(c)
Opco Class B Units	Section 3.6(c)
Opco Partnership Agreement	Section 3.6(c)
Opco Partnership Interests	Section 3.6(c)
Parent	Preamble
Parent 10-K	Section 4.6(a)
Parent 10-Q	Section 4.6(a)
Parent Balance Sheet	Section 4.7
Parent Balance Sheet Date	Section 4.7
Parent Common Stock	Recitals
Parent Common Stock Issuance	Recitals
Parent Disclosure Schedules
Parent Material Adverse Effect	Section 4.1
Parent Measurement Date	Section 4.5
Parent Preferred Stock	Section 4.5
Parent Retiree Plans	Section 6.6(c)
Parent SEC Documents	Section 4.6(a)
Parent Securities	Section 4.5
Partnership Interests	Section 3.6(c)
Payoff Amount	Section 7.13(a)

Term	Section
Permitted Arrangement	Section 3.4
Permitted Lien	Section 3.4
person	Section 2.1(c)
Person	Section 2.1(c)
Personal Data	37
Pre-2023 PSU Award	Section 1.5(c)(i)(1)
Pre-Signing PSU Award	Section 1.5(c)(i)
Privacy Policies	Section 3.22(c)
Proceeding	Section 6.3(a)
PSU Cash Amount	Section 1.5(c)(iv)
RCRA	Section 3.18(b)
Release	Section 3.18(b)
Reorganization Treatment	Section 7.4(a)
Sanctions Target	Section 3.17(d)(iv)
Sarbanes-Oxley Act	Section 3.10(a)
SEC	Section 1.5(e)(ii)
Section 3.10(b) Disclosures	Section 3.10(b)
Securities Act	Section 3.3
Significant Stockholder	Recitals
Significant Subsidiaries	Section 3.6(a)
Specified Contracts	Section 3.21(a)(xi)
Subject Indebtedness	Section 7.13(a)
Subsidiary	Section 3.6(a)
Substantial Detriment	Section 7.1(c)
Superior Proposal	Section 7.8(b)
Superior Proposal Match Period	Section 5.2(b)(i)
Superior Proposal Notice	Section 5.2(b)(i)
Support Agreement	Recitals
Surviving Corporation	Section 1.1(a)
Tax Proceeding	Section 3.14(b)
Tax Returns	Section 3.14
Taxes	Section 3.14
Transaction Litigation	Section 7.14
Transactions	Recitals
Trustees	Section 7.13(e)(iii)
WARN Act	Section 5.1(h)

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of October 22, 2023 is by and among Chevron Corporation, a Delaware corporation (“Parent”), Yankee Merger Sub Inc., a newly formed Delaware corporation and a wholly-owned Subsidiary of Parent (“Merger Subsidiary”), and Hess Corporation, a Delaware corporation (the “Company”).

W I T N E S S E T H:

WHEREAS, it is proposed that, upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Merger Subsidiary will be merged with and into the Company (the “Merger”) in accordance with the applicable provisions of the Delaware General Corporation Law (the “DGCL”), with the Company surviving the Merger as the Surviving Corporation (as defined below) and a direct, wholly-owned subsidiary of Parent;

WHEREAS, the Board of Directors of Parent, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (a) determined that this Agreement and the issuance of the shares of common stock of Parent, par value $0.75 per share (“Parent Common Stock”), pursuant to this Agreement (the “Parent Common Stock Issuance”) and the other transactions contemplated hereby (the “Transactions”), are fair to, and in the best interests of, Parent and Parent’s stockholders and (b) approved and declared advisable this Agreement and the Transactions;

WHEREAS, the Board of Directors of the Company, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (a) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the Company’s stockholders, (b) approved and declared advisable this Agreement and the transactions contemplated hereby (including the Merger), (c) directed that the adoption of this Agreement be submitted to a vote at a meeting of the holders of shares of common stock, par value $1.00 per share, of the Company (the “Company Common Stock”) and (d) resolved (subject to Section 5.2 and Section 7.8) to recommend the adoption of this Agreement by the holders of Company Common Stock;

WHEREAS, the Board of Directors of Merger Subsidiary has by unanimous vote (a) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Subsidiary’s sole stockholder, (b) approved and declared advisable this Agreement and the Transactions and (c) submitted this Agreement to the sole stockholder of Merger Subsidiary, for adoption thereby and recommended that the sole stockholder approve and adopt this Agreement and the Transactions;

WHEREAS, concurrently with the execution of this Agreement and as a condition to Parent’s willingness to enter into this Agreement, John B. Hess (the “Significant Stockholder”) has entered into a Voting and Support Agreement, dated as of the date of this Agreement (the “Support Agreement”) in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, the Significant Stockholder has agreed to vote all shares of Company Common Stock of which he is the sole or shared record and/or beneficial owner in favor of the adoption of this Agreement and to take certain other actions in furtherance of the Transactions, in each case, on the terms and subject to the conditions provided for in the Support Agreement; and

WHEREAS, for U.S. federal income tax purposes, it is intended that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and this Agreement is hereby adopted as a “plan of reorganization” within the meaning of Treasury Regulations sections 1.368-2(g) and 1.368-3(a).

NOW, THEREFORE, in consideration of the promises and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

Section 1.1 The Merger.

(a) Upon the terms and subject to the conditions set forth in this Agreement, (i) at the Effective Time (as defined below), Merger Subsidiary shall be merged with and into the Company in accordance with the requirements of the DGCL, whereupon the separate existence of Merger Subsidiary shall cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”), such that following the Merger, the Surviving Corporation will be a direct, wholly-owned subsidiary of Parent.

(b) On the Closing Date, immediately after the Closing, the Company will file a certificate of merger with respect to the Merger with the Secretary of State of the State of Delaware (the “Certificate of Merger”) and the parties shall make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware or at such later time as Parent and the Company may agree and is specified in the Certificate of Merger (the “Effective Time”).

(c) From and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of the Company and Merger Subsidiary, all as provided under the DGCL.

(d) The closing of the Merger (the “Closing”) shall take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York, 10019 or remotely by exchange of documents and signatures (or their electronic counterparts) on the second (2nd) Business Day following the day on which the last to be fulfilled or waived of the conditions set forth in Article VIII (other than those conditions that by their nature are to be fulfilled at the Closing, but subject to the fulfillment or waiver of such conditions) shall be fulfilled or waived in accordance with this Agreement (but no later than the End Date) (or at such other place and time as the Company and Parent may agree in writing). The date on which the Closing occurs is referred to in this Agreement as the “Closing Date”.

Section 1.2 Certificate of Incorporation and By-Laws of the Surviving Corporation . Subject to Section 6.3:

(a) At the Effective Time, by virtue of the Merger, the certificate of incorporation of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated in its entirety as set forth in Exhibit B, and as so amended and restated, shall be the certificate of incorporation of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with its terms and the DGCL.

(b) At the Effective Time, the by-laws of the Company, as in effect immediately prior to the Effective Time, shall be amended and restated to read in its entirety as set forth in the by-laws of the Merger Subsidiary, as in effect immediately prior to the Effective Time, except that all references therein to Merger Subsidiary shall be automatically amended and shall become references to the Surviving Corporation, and as so amended and restated, shall be the by-laws of the Surviving Corporation from and after the Effective Time, until thereafter amended in accordance with their terms, the DGCL and the certificate of incorporation of the Surviving Corporation.

Section 1.3 Governance Matters; Directors and Officers of the Surviving Corporation.

(a) Parent and the Board of Directors of Parent shall take all actions necessary such that, effective as of the Effective Time, John B. Hess shall be appointed as a member of the Board of Directors of Parent, subject to such individual’s acceptance of such appointment at or prior to (and which acceptance remains effective as of) the Effective Time.

(b) The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of Merger Subsidiary immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified or until their earlier death, resignation or removal.

Section 1.4 Effect on Capital Stock.

(a) At the Effective Time, subject to the other provisions of Articles I and II, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock to be canceled pursuant to Section 1.4(d) and any shares of Company Common Stock covered under Section 1.5) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into and shall thereafter represent the right to receive 1.025 (the “Exchange Ratio”) share of validly issued, fully paid and non-assessable shares of Parent Common Stock (the “Merger Consideration”).

(b) From and after the Effective Time, all of the shares of Company Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of (x) a certificate (each a “Certificate”) or (y) non-certificated shares represented by book-entry (“Book-Entry Shares”) previously representing any such shares of Company Common Stock shall thereafter cease to have any rights with respect thereto, except the right to receive (i) the Merger Consideration, (ii) any dividends or other distributions with a record date prior to the Effective Time which have been declared by the Company in accordance with this Agreement and which remain unpaid at the Effective Time, and any dividends and other distributions in accordance with Section 2.1(f), and (iii) any cash to be paid in lieu of any fractional share of Parent Common Stock in accordance with Section 2.2.

(c) If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur by reason of any reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, or any stock dividend thereon with a record date during such period, the Merger Consideration, the Exchange Ratio and any other similarly dependent items, as the case may be, shall be appropriately adjusted to provide the holders of shares of Company Common Stock the same economic effect as contemplated by this Agreement prior to such event; provided that (i) nothing in this Section 1.4 shall be construed to permit the Company or Parent to take any action with respect to its securities that is otherwise prohibited by the terms of this Agreement and (ii) cash dividends and grants of equity compensation not prohibited by the terms hereof shall not result in any adjustment to the Exchange Ratio.

(d) At the Effective Time, all shares of Company Common Stock that are owned directly by Parent, Merger Subsidiary or the Company shall, by virtue of the Merger and without any action on the part of the holder thereof or any of their respective direct or indirect wholly-owned Subsidiaries, be cancelled and retired and shall cease to exist and no stock of Parent, cash or other consideration shall be delivered in exchange therefor. For the avoidance of doubt, this Section 1.4(d) shall not apply to shares of Company Common Stock held in trust or otherwise set aside from shares held in the Company’s treasury pursuant to a Company Benefit Plan (as such term is defined in Section 3.15).

(e) At the Effective Time, each issued and outstanding share of common stock, par value $0.01 per share, of Merger Subsidiary issued and outstanding immediately prior to the Effective Time shall remain outstanding as one fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation.

Section 1.5 Equity Awards.

(a) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each outstanding stock option with respect to shares of Company Common Stock (each, a “Company Option”), whether or not vested, shall cease to represent a Company Option, and shall thereafter constitute a stock option, on the same terms and conditions as were applicable under such Company Option immediately prior to the Effective Time, including any provisions for acceleration (which includes those provided in Section 9.01(a) of the Company 2017 Long Term Incentive Plan), with respect to the number of shares of Parent Common Stock (rounded down to the nearest whole number) determined by multiplying (x) the number of shares of Company Common Stock subject to such Company Option immediately prior to the Effective Time by (y) the Exchange Ratio. The exercise price per share of Parent Common Stock subject to any such Company Option at and after the Effective Time shall be an amount (rounded up to the nearest one hundredth of a cent) equal to (A) the exercise price per share of Company Common Stock subject to such Company Option immediately prior to the Effective Time divided by (B) the Exchange Ratio.

(b) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each award of restricted stock (each, a “Company RS Award”) that corresponds to shares of Company Common Stock that is outstanding as of the Effective Time, whether or not vested, shall cease to represent a Company RS Award with respect to Company Common Stock and shall thereafter constitute a restricted stock award, on the same terms and conditions as were applicable under such Company RS Award immediately prior to the Effective Time, including any provisions for acceleration (which includes those provided in Section 9.01(a) of the Company 2017 Long Term Incentive Plan), with respect to the number of shares of Parent Common Stock determined by multiplying (x) the number of shares of Company Common Stock subject to such Company RS Award immediately prior to the Effective Time by (y) the Exchange Ratio; provided, that no fractional shares of Parent Common Stock shall be delivered, and in lieu thereof, on the applicable vesting date, the holder shall become entitled to receive a cash payment (without interest and rounded to the nearest cent) based on the closing trading price of Parent Common Stock as reported by Bloomberg, L.P. on such date. For the avoidance of doubt, any amounts relating to dividends and other distributions, if any, with respect to such Company RS Award that are accrued or accumulated but unpaid as of the Effective Time will carry over and will be paid in accordance with the terms and conditions as were applicable to such Company RS Award immediately prior to the Effective Time.

(c) At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each award of performance share units for which vesting is conditioned in full or in part based on achievement of performance goals or metrics (each, a “Company PSU Award”) that corresponds to shares of Company Common Stock that is outstanding of the Effective Time shall be treated as follows:

(i) Each Company PSU Award granted prior to the date hereof (each, a “Pre-Signing PSU Award”) shall cease to represent a Company PSU Award with respect to Company Common Stock and shall thereafter constitute a right to receive a cash payment (rounded to the nearest cent), on the same terms and conditions as were applicable under such Company PSU Award immediately prior to the Effective Time (other than any performance-based conditions), in an amount equal to the sum of the PSU Cash Amount (as defined below) and any dividend equivalent rights (calculated assuming that any performance-based vesting conditions applicable to such Company PSU Award are achieved at the maximum level) credited with respect to such Company PSU Award, without interest and less applicable withholding Taxes. The Surviving Corporation shall pay the applicable PSU Cash Amount through the Surviving Corporation’s payroll systems, subject in all events to compliance with Section 409A of the Code, if applicable.

(1) With respect to any outstanding Pre-Signing PSU Award that was granted prior to January 1, 2023 (a “Pre-2023 PSU Award”), the PSU Cash Amount in respect of such Pre-2023 PSU Award shall vest on the last day of the original performance cycle for such Pre-2023 PSU Award, subject to the holder’s continued employment through such date (unless the service condition of such Pre-Signing PSU Award has previously lapsed prior to the Closing, in which case there is no continued employment requirement and the applicable PSU Cash Amount shall be subject to proration (if any) to the same extent as set forth in the applicable award agreement based on the reason for the separation from service), and be paid as soon as reasonably practicable (but not later than March 15 of the year) following the end of the original performance cycle; provided that the vesting and payment of such PSU Cash Amount shall be accelerated upon certain qualifying terminations of employment in accordance with the applicable award agreement as in effect immediately prior to the Closing Date, subject to any delay in payment with respect to any Pre-2023 PSU Award that constitutes nonqualified deferred compensation under Section 409A of the Code.

(2) With respect to any outstanding Pre-Signing PSU Award that was granted on or after January 1, 2023 but prior to the date hereof (a “2023 Pre-Signing PSU Award”), the PSU Cash Amount in respect of such 2023 Pre-Signing PSU Award shall vest on the earlier of (x) the last day of the original performance cycle for such 2023 Pre-Signing PSU Award and (y) March 15 of the year following the year in which the Effective Time occurs, subject to the holder’s continued employment through the applicable vesting date (unless the service condition of such 2023 Pre-Signing PSU Award has previously lapsed prior to the Closing, in which case there is no continued employment requirement and the applicable PSU Cash Amount shall be subject to proration (if any) to the same extent as set forth in the applicable award agreement based on the reason for the separation from service), and be paid as soon as reasonably practicable after the applicable vesting date but no later than March 15 of the year following the year in which the Effective Time occurs; provided, that the vesting and payment of such PSU Cash Amount shall be accelerated upon certain qualifying terminations of employment in accordance with the applicable award agreement as in effect as of immediately prior to the Closing Date.

(ii) Each Company PSU Award granted on or following the date hereof shall cease to represent a Company PSU Award with respect to Company Common Stock and shall thereafter constitute a restricted stock unit award, on the same terms and conditions as were applicable under such Company PSU Award immediately prior to the Effective Time (other than any performance-based conditions), including any provisions for acceleration, with respect to the number of shares of Parent Common Stock (rounded to the nearest whole number) determined by multiplying (x) the target number of shares of Company Common Stock subject to such Company PSU Award immediately prior to the Effective Time by (y) the Exchange Ratio.

(iii) For the avoidance of doubt, any amounts relating to any dividend equivalent rights credited with respect to any Company PSU Award that are accrued or accumulated but unpaid as of the Effective Time will carry over and will be paid in accordance with the terms and conditions as were applicable to such Company PSU Award immediately prior to the Effective Time.

(iv) The “PSU Cash Amount” in respect of a Company PSU Award is equal to (x) the number of shares of Company Common Stock earned with respect to such Company PSU Award determined assuming that any performance-based vesting conditions applicable to such Company PSU Award are achieved at the maximum level, multiplied by (y) the Change of Control Price. The “Change of Control Price” is the average closing trading price of Parent Common Stock as reported by Bloomberg, L.P. for the twenty (20) Business Days ending on and including the second to last Business Day prior to the Effective Time multiplied by the Exchange Ratio.

(d) Prior to the Effective Time, the Board of Directors of the Company and/or the Compensation Committee of the Board of Directors of the Company shall adopt resolutions approving the treatment of the Company equity awards pursuant to the terms of this Section 1.5.

(e) Parent Actions.

(i) Parent shall take all corporate action necessary to assume as of the Effective Time the Company’s obligations under the Company Options and Company RS Awards and reserve for issuance a sufficient number of shares of Parent Common Stock for delivery pursuant to the terms set forth in this Section 1.5.

(ii) As soon as practicable after the Effective Time and in any event no later than five days after the Effective Time, Parent shall file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on an appropriate form or a post-effective amendment to a previously filed registration statement under the Securities Act with respect to the Parent Common Stock subject to equity-based awards described in this Section 1.5 and shall use its reasonable best efforts to maintain the current status of the prospectus contained therein, as well as comply with any applicable state securities or “blue sky” laws, for so long as such equity-based awards remain outstanding. From and after the date of this Agreement, the Company and its Subsidiaries shall reasonably cooperate with Parent in preparing such registration statement(s) or post-effective amendment(s).

ARTICLE II

EXCHANGE OF CERTIFICATES

Section 2.1 Surrender and Payment.

(a) Prior to the Effective Time, Parent shall appoint a bank, trust company or nationally recognized stockholder services provider or such other Person reasonably acceptable to the Company as the exchange agent (the “Exchange Agent”) for the purpose of exchanging Certificates and Book-Entry Shares representing shares of Company Common Stock. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be delivered in respect of the shares of Company Common Stock. Promptly after the Effective Time, Parent will send, or will cause the Exchange Agent to send, to each holder of record of shares of Company Common Stock as of the Effective Time, a letter of transmittal for use in such exchange (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) in such form as the Company and Parent may reasonably agree, for use in effecting delivery of shares of Company Common Stock to the Exchange Agent. Exchange of any Book-Entry Shares shall be effected in accordance with Parent’s customary procedures with respect to securities represented by book entry.

(b) Each holder of shares of Company Common Stock that have been converted into a right to receive the Merger Consideration, upon surrender to the Exchange Agent of a Certificate or Book-Entry Share, together with a properly completed letter of transmittal, will be entitled to receive (i) one or more shares of Parent Common Stock (which shall be in non-certificated book-entry form unless a physical certificate is requested or required by applicable law) representing, in the aggregate, the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.4 and (ii) a check in the amount equal to any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2 and in respect of any dividends and other distributions which such holder has the right to receive pursuant to Section 2.1(f). No interest shall be paid or accrued on any Merger Consideration, cash payable in lieu of fractional shares or cash payable in respect of dividends and distributions payable to holders of Certificates or Book-Entry Shares pursuant to Section 2.1(f). Until so surrendered, each such Certificate or Book-Entry Share shall, after the Effective Time, represent for all purposes only the right to receive such Merger Consideration.

(c) If any portion of the Merger Consideration is to be registered in the name of a Person other than the Person in whose name the applicable surrendered Certificate is registered, it shall be a condition to the registration thereof that the surrendered Certificate shall be properly endorsed or otherwise be in proper form for transfer and that the Person requesting such delivery of the Merger Consideration shall pay to the Exchange Agent any transfer or other similar Taxes required as a result of such registration in the name of a Person other than the registered holder of such Certificate or establish to the satisfaction of the Exchange Agent that such Tax has been paid or is not payable. Delivery of the aggregate Merger Consideration, as applicable, with respect to Book-Entry Shares shall only be made to the Person in whose name such Book-Entry Shares are registered. For purposes of this Agreement, “Person” or “person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

(d) After the Effective Time, there shall be no further registration of transfers of shares of Company Common Stock. If, after the Effective Time, Certificates or Book-Entry Shares are presented to the Exchange Agent, the Surviving Corporation or the Parent, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth, in this Article II.

(e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.1(a) that remains unclaimed by the holders of shares of Company Common Stock one year after the Effective Time shall be returned to Parent, or transferred as otherwise directed by Parent, upon demand, and any such holder who has not exchanged his shares of Company Common Stock for the Merger Consideration in accordance with this Section 2.1 prior to that time shall thereafter look only to Parent for delivery of the Merger Consideration (and any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2 and any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(f)) in respect of such holder’s shares. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares for any Merger Consideration (and any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2 and any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(f)) delivered to a public official pursuant to applicable abandoned property laws. Any Merger Consideration (and any cash payable in lieu of fractional shares which such holder has the right to receive pursuant to Section 2.2 and any dividends and distributions which such holder has the right to receive pursuant to Section 2.1(f)) remaining unclaimed by holders of shares of Company Common Stock three (3) years after the Effective Time (or such earlier date immediately prior to such time as such amounts would otherwise escheat to or become property of any governmental body, agency, authority or entity) shall, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

(f) No dividends or other distributions with respect to shares of Parent Common Stock issued in the Merger shall be paid to the holder of any unsurrendered Certificates or Book-Entry Shares until such Certificates or Book-Entry Shares are surrendered as provided in this Section 2.1. Following such surrender, there shall be paid, without interest, to the record holder of the shares of Parent Common Stock issued in exchange therefor (i) at the time of such surrender, all dividends and other distributions payable in respect of such shares of Parent Common Stock with a record date after the Effective Time and a payment date on or prior to the date of such surrender and not previously paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to such surrender. For purposes of dividends or other distributions in respect of shares of Parent Common Stock, all shares of Parent Common Stock to be issued pursuant to the Merger shall be entitled to dividends or other distributions pursuant to the immediately preceding sentence as if issued and outstanding as of the Effective Time.

(g) The Exchange Agent shall invest any cash delivered by Parent pursuant to Section 2.1(a) as directed by Parent; provided that no losses on such investments shall affect the cash payable to former holders of shares of Company Common Stock pursuant to this Article II. Any interest and other income resulting from such investments shall be paid promptly to Parent.

Section 2.2 Fractional Shares.

(a) No fractional shares of Parent Common Stock shall be issued in the Merger, but in lieu thereof each holder of shares of Company Common Stock otherwise entitled to a fractional share of Parent Common Stock will be entitled to receive, from the Exchange Agent in accordance with the provisions of this Section 2.2 and subject to the provisions of Section 2.1, a cash payment (without interest and rounded to the nearest cent) in lieu of such fractional shares of Parent Common Stock representing such holder’s proportionate interest, if any, in the proceeds from the sale by the Exchange Agent in one or more transactions of shares of Parent Common Stock equal to the excess of (x) the aggregate number of shares of Parent Common Stock to be delivered to the Exchange Agent by Parent pursuant to Section 2.1(a) over (y) the aggregate number of whole shares of Parent Common Stock to be distributed to the holders of Certificates or Book-Entry Shares pursuant to Section 2.1(b) (such excess being herein called the “Excess Shares”). The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained-for consideration but merely represents a mechanical rounding off for purposes of avoiding the expense and inconvenience to Parent that would otherwise be caused by the issuance of fractional shares. As soon as practicable after the Effective Time, the Exchange Agent, as agent for the holders of the Certificates and Book-Entry Shares representing shares of Company Common Stock, shall sell the Excess Shares at then prevailing prices on the New York Stock Exchange (“NYSE”) in the manner provided in the following paragraph.

(b) The sale of the Excess Shares by the Exchange Agent, as agent for the holders that would otherwise receive fractional shares, shall be executed on the NYSE through one or more member firms of the NYSE and shall be executed in round lots to the extent practicable. Until the proceeds of such sale or sales have been distributed to the holders of shares of Company Common Stock, the Exchange Agent shall hold such proceeds in trust for the holders of shares of Company Common Stock (the “Common Shares Trust”). The Exchange Agent shall determine the portion of the Common Shares Trust to which each holder of shares of Company Common Stock shall be entitled, if any, by multiplying the amount of the aggregate proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of shares of Company Common Stock would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all holders of shares of Company Common Stock would otherwise be entitled.

(c) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of shares of Company Common Stock in lieu of any fractional shares of Parent Common Stock, the Exchange Agent shall make available such amounts to such holders of shares of Company Common Stock without interest, subject to and in accordance with Section 2.1.

Section 2.3 Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent or the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will, if such holder has otherwise delivered a properly completed and duly executed letter of transmittal, issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration to be paid in respect of the shares of Company Common Stock represented by such Certificate as contemplated by this Article II.

Section 2.4 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, each of the Surviving Corporation, Parent, the Company, Merger Subsidiary and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to Articles I and II such amounts as it is required to deduct or withhold (or cause to be deducted and withheld) with respect to the making of such payment under any provision of federal, state, local or foreign Tax law (and to the extent deduction and withholding is required, such deduction and withholding may be taken in Parent Common Stock). To the extent that amounts are so deducted or withheld by the Surviving Corporation, Parent, the Company, Merger Subsidiary

or the Exchange Agent, as the case may be, and paid over to the applicable governmental body, agency, authority or entity in accordance with applicable law, such deducted or withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction or withholding was made by the Surviving Corporation, Parent, the Company, Merger Subsidiary or the Exchange Agent, as the case may be, and, if withholding is taken in Parent Common Stock, the relevant withholding party shall be treated as having sold such Parent Common Stock on behalf of such Person for an amount of cash equal to the fair market value thereof at the time of such deemed sale and paid such cash proceeds to the appropriate taxing authority.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent that, except as disclosed (i) in the Company SEC Documents or, solely with respect to any representations made regarding Hess Midstream LP (the “MLP”) and its Subsidiaries, the MLP SEC Documents (as hereinafter defined), in each case filed or furnished on or after January 1, 2021 and prior to the date of this Agreement (excluding any disclosures in such Company SEC Documents or the MLP SEC Documents in any risk factors section, in any section related to forward looking statements and other disclosures that are predictive or forward-looking in nature, in each case other than any description of historic facts or events included therein) or (ii) in the correspondingly numbered section of the disclosure schedules delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedules shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent, notwithstanding the omission of a cross-reference to such other section or subsection):

Section 3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental franchises, licenses, permits, authorizations, consents and approvals required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect (as defined below). The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities or the ownership or leasing of its properties make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Company Material Adverse Effect” means any state of facts, change, development, event, effect, condition or occurrence (each, an “Effect”) that, individually or in the aggregate, results in a material adverse effect on the financial condition, business, assets or continuing results of operations of the Company and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Company Material Adverse Effect: (A) any changes or conditions in the U.S. or any other national or regional economy, any global economic changes or conditions or securities, credit, financial or other capital markets conditions, (B) any changes or conditions affecting the oil and gas industry in general (including changes to the prices of commodities or of the raw material inputs or value of the outputs of the Company’s products, general market prices and regulatory changes affecting the industry), (C) any weather-related or other force majeure event or outbreak (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters), (D) pandemics, epidemics, COVID-19 Measures, acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism or cyber-attack, and any escalation or general worsening of any of the foregoing or other response to any governmental bodies, agencies, officials or authorities (including requirements for business closures, restrictions on operations or “sheltering-in-place”), (E) Effects resulting from the negotiation, execution, announcement, pendency, compliance with or performance of this Agreement, the transactions contemplated hereby or the terms hereof or the consummation of the transactions contemplated hereby, including the impact thereof on the relationships of the Company and its Subsidiaries with customers, suppliers, partners, employees or governmental bodies, agencies, officials or authorities; provided that this clause (E) shall not apply to any representation or warranty set forth in Section 3.4 or Section 3.15(g) (or any condition to any party’s obligation to consummate the Merger relating to such representation and warranty) to the extent that such representation and warranty addresses the consequences of any Effect arising out of, relating to or resulting from the execution and delivery of this Agreement or the consummation of the Merger, (F) any action taken or failure to take action which Parent has requested in writing or not consented to when reasonably (taking into account the reasonableness perspectives of each of Parent and the Company) asked under Section 5.1, (G) changes in applicable law, regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, including any Effects arising out of, in connection with, or as a result of, any “shut-down” of the U.S. federal government (including its agencies), (H) any decline in the market price, or change in trading volume, of the Company’s capital stock, (I) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position, (J) any downgrade in the Company’s credit rating (it being understood that the exceptions in clauses (H), (I) and (J) shall not prevent or otherwise affect a determination that the underlying cause of any such Effect referred to therein (if not otherwise falling within any of the exceptions provided hereof) is a Company Material Adverse Effect) or (K) any demands, litigations or similar actions brought by stockholders of the Company alleging breach of fiduciary duty or inadequate disclosure in connection with this Agreement or any of the transactions contemplated hereby (it being understood and agreed that the exception in this clause (K) shall apply to the Effects arising out of, relating to or resulting from the bringing of such litigation and not those arising out, relating to or resulting from an actual breach or inadequate disclosure); provided that, in the case of clauses (A), (B), (C) and (D), to the extent the impact on the Company and its Subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on similarly situated entities, the incrementally disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect. The Company has heretofore made available to Parent true and complete copies of the Certificate of Incorporation of the Company, as amended to the date of this Agreement (as so amended, the “Company Charter”), and the By-Laws of the Company, as amended to the date of this Agreement (as so amended, the “Company By-Laws”).

Section 3.2 Corporate Authorization.

(a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company’s corporate powers and, except for any required approval by the Company’s stockholders (the “Company Stockholder Approval”) in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action. Assuming the accuracy of the representations and warranties set forth in Section 4.17, the affirmative vote of holders of a majority of the outstanding shares of Company Common Stock in favor of the adoption of this Agreement is the only vote of the holders of any of the Company’s capital stock or the capital stock of any of its Subsidiaries necessary in connection with consummation of the Merger. Assuming due authorization, execution and delivery of this Agreement by Parent and Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles (whether considered in a proceeding in equity or at law) (collectively, “Creditors’ Rights”).

(b) The Board of Directors of the Company, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (i) determined that this Agreement and the transactions contemplated hereby (including the Merger) are fair to and in the best interests of the Company’s stockholders, (ii) approved this Agreement and the transactions contemplated hereby (including the Merger), (iii) directed that the adoption of this Agreement be submitted to a vote of the holders of Company Common Stock, and (iv) resolved (subject to Section 5.2 and Section  7.8) to recommend the adoption of this Agreement by the holders of Company Common Stock.

Section  3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with the DGCL, (b) compliance with any applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (c) compliance with any applicable requirements of laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters, (d) compliance with any applicable requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”), (e) compliance with any applicable requirements of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), (f) the appropriate filings and approvals under the rules of the New York Stock Exchange (“NYSE”), (g) (if any) filings required to be made with the Federal Communications Commission (the “FCC”) and (h) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably likely to have (i) a Company Material Adverse Effect or (ii) prevent or materially delay consummation by the Company of the Merger beyond the Initial End Date (this clause (ii), a “Company Impairment Effect”).

Section 3.4 Non-Contravention. The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Sections 3.2 and 3.3 and the accuracy of the representations and warranties set forth in Section 4.17, (a) contravene or conflict with the Company Charter or the Company By-Laws or the organizational documents of any Subsidiaries of the Company, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to the Company or any of its Subsidiaries, (c) constitute a default (or an event which with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or any of its Subsidiaries or to a loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by the Company or any of its Subsidiaries or (d) result in the creation or imposition of any Lien (other than Permitted Liens) on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, be reasonably likely to have (i) a Company Material Adverse Effect or (ii) a Company Impairment Effect. For purposes of this Agreement, (x) “Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset and (y) “Permitted Lien” means (i) Liens for Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Parent Balance Sheet or the Company Balance Sheet, as the case may be), (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like lien arising in the ordinary course of business, (iii) applicable zoning, planning, entitlement, conservation restrictions, land use restrictions, building codes and other governmental rules and regulations imposed by a governmental authority having jurisdiction over the real property, none of which would reasonably be expected to have an adverse impact on the Company’s or its Subsidiaries’ conduct of their respective businesses, (iv) non-exclusive licenses to Intellectual Property granted in the ordinary course of business, (v) Liens arising in the ordinary course of business under operating agreements, joint venture agreements, partnership agreements, oil and gas leases, farm-out agreements, division orders, Contracts for the sale, purchase, transportation, processing or exchange of oil, gas or other Hydrocarbons, unitization and pooling declarations and agreements, area of mutual interest agreements, development agreements, joint ownership arrangements and other agreements that are customary in the oil and gas business (collectively, the “Permitted Arrangements”); provided that, notwithstanding anything herein to the contrary, this clause (v) shall only apply with respect to Permitted Arrangements to the extent, and solely to the extent, related to operations in the United States and that are not Material Contracts), (vi) any Liens discharged at or prior to the

Effective Time without any material liability to the Company or Parent or their respective Subsidiaries, (vii) any Liens securing indebtedness under that certain Amendment and Restatement Agreement, dated as of July 14, 2022, by and among the MLP, Hess Midstream Operations LP (“Opco”), the other loan parties and lenders party thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (as amended or modified from time to time, the “MLP Credit Agreement”), (viii) Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights of way, covenants, restrictions and other similar matters that (a) would be accepted by a reasonably prudent purchaser of oil and gas interests in the geographic area where such oil and gas interests are located, and (b) would not be reasonably expected to materially affect the value, use or operation of the property encumbered thereby (provided that, notwithstanding anything herein to the contrary, this clause (viii) shall only apply with respect to any such Liens, exceptions, defects or irregularities in title, easements, imperfections of title, claims, charges, security interests, rights of way, covenants, restrictions and other similar matters to the extent, and solely to the extent, related to operations in the United States), and (ix) Liens arising under securities laws. To the Company’s knowledge as of the date of this Agreement, there is no Effect that would reasonably be expected to prevent, materially impede or materially interfere with the consummation by the Company of the Merger and the Transactions.

Section 3.5 Capitalization. The authorized capital stock of the Company consists of 600,000,000 shares of Company Common Stock and 20,000,000 shares of preferred stock, par value $1.00 per share (“Company Preferred Stock”, and together with the Company Common Stock, the “Company Capital Stock”). As of the close of business on October 19, 2023 (the “Company Measurement Date”), there were outstanding (i) 307,158,815 shares of Company Common Stock (for the avoidance of doubt, excludes shares of Company Common Stock held in treasury and includes 1,026,764 shares of Company Common Stock with respect to Company RS Awards), (ii) no shares of Company Preferred Stock, (iii) no shares of Company Common Stock held in treasury and (iv) no other shares of capital stock or other voting securities of the Company. All outstanding shares of Company Capital Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the Company Measurement Date, there were outstanding (A) Company Options with respect to 1,511,817 shares of Company Common Stock, (B) Company RS Awards with respect to 1,026,764 shares of Company Common Stock and (C) Company PSU Awards with respect to (1) 511,781 shares of Company Common Stock (assuming such Company PSU Awards were earned at target level of performance) and (2) 1,036,589 shares of Company Common Stock (assuming such Company PSU Awards were earned at maximum level of performance). Except as set forth in this Section 3.5 and except for changes since the close of business on the Company Measurement Date resulting from the exercise, vesting or settlement of Company Stock Options, Company RS Awards or Company PSU Awards outstanding on such date, or the payment or redemption of other stock-based awards outstanding on such date or other securities issued as permitted by Section 5.1, there are outstanding (x) no shares of capital stock or other voting securities of the Company and (y) (1) no options, warrants or other rights to acquire from the Company any capital stock or voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company, (2) no bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries (excluding the MLP and its Subsidiaries), in each case, that are linked to, or calculated based on, the value of the Company or any of its Subsidiaries or otherwise based upon or derived from any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries may vote and (3) no preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character, relating to the capital stock of the Company, obligating the Company to issue, transfer or sell any capital stock, voting securities of the Company or securities convertible into or exchangeable for capital stock or voting securities of the Company or obligating the Company to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (x) and (y) being referred to collectively as “Company Securities”). Except as permitted by Section 5.1(e) with respect to any Company Options, Company RS Awards and Company PSU Awards, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Company Securities.

Section 3.6 Subsidiaries.

(a) Each Subsidiary of the Company is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and has all powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. For purposes of this Agreement, the term “Subsidiary,” when used with respect to any Person, means any other Person, whether incorporated or unincorporated, of which (i) more than fifty percent of the voting securities or other ownership interests is owned by such Person or one or more of its Subsidiaries, (ii) such Person or one or more of its Subsidiaries is a general partner or holds a majority of the voting interests of a partnership or (iii) securities or other interests having by their terms ordinary voting power to elect more than fifty percent of the board of directors or others performing similar functions with respect to such corporation or other organization, are directly owned or controlled by such Person or by any one or more of its Subsidiaries. For the avoidance of doubt, for all purposes of this Agreement, the MLP and its Subsidiaries shall be deemed to be Subsidiaries of the Company. The MLP consummated the transactions contemplated by that certain Partnership Restructuring Agreement, dated as of October 3, 2019, by and among the MLP, Opco and the other parties thereto in accordance in all material respects with the terms thereof as disclosed in the Company SEC Documents and the MLP SEC Documents. Each Subsidiary of the Company is duly qualified to do business and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities makes such qualification necessary, except for those jurisdictions where failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect. All “significant subsidiaries” (as such term is defined in Section 1-02 of Regulation S-X under the Exchange Act) of the Company and all entities listed on Exhibit 21 to the Company 10-K (collectively, and including for the avoidance of doubt the MLP, the “Significant Subsidiaries”) and their respective jurisdictions of organization are identified in Section 3.6(a) of the Company Disclosure Schedules.

(b) All of the outstanding capital stock of, or other ownership interests in, each Significant Subsidiary of the Company (other than the MLP and its Subsidiaries) is wholly-owned by the Company, directly or indirectly, free and clear of any material Lien (other than Liens arising under securities laws) and free of any other material limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests). There are no outstanding (i) securities of the Company or any of its Significant Subsidiaries (other than the MLP and its Subsidiaries) convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Significant Subsidiary of the Company (other than the MLP and its Subsidiaries) or (ii) (A) options, warrants or other rights to acquire from the Company or any of its Significant Subsidiaries (other than the MLP and its Subsidiaries) any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company (other than the MLP and its Subsidiaries), (B) bonds, debentures, notes or other indebtedness of any Significant Subsidiary of the Company (other than the MLP and its Subsidiaries) that are linked to, or calculated based on, the value of the Company or any of its Subsidiaries or otherwise based upon or derived from any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, the Company or any of its Subsidiaries (other than the MLP and its Subsidiaries), or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its Subsidiaries (other than the MLP and its Subsidiaries) may vote or (C) preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character relating to the capital stock of any Significant Subsidiary of the Company (other than the MLP and its Subsidiaries), obligating the Company or any of its Significant Subsidiaries (other than the MLP and its Subsidiaries) to issue, transfer or sell any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable for any capital stock, voting securities or ownership interests in, any Significant Subsidiary of the Company (other than the MLP and its Subsidiaries) or obligating the Company or any Significant Subsidiary of the Company (other than the MLP and its Subsidiaries) to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (i) and (ii) being referred to collectively as “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries (other than the MLP and its Subsidiaries) to repurchase, redeem or otherwise acquire any outstanding Company Subsidiary Securities. Other than the MLP, no Subsidiary of the Company is, or since January 1, 2021 has been, subject to any requirement to file periodic reports under the Exchange Act. No Subsidiary of the Company owns any shares of Company Common Stock.

(c) As of the Company Measurement Date, the issued and outstanding limited partner interests and general partner interests of (i) the MLP consisted solely of (A) 68,358,493 “Class A Shares” (as defined in the Amended and Restated Agreement of Limited Partnership dated as of December 16, 2019 of the MLP (the “MLP Partnership Agreement”)) (the “MLP Class A Shares”), of which 898,000 are held by Hess Midstream GP LP (the “GP”) (B) 161,311,848 “Class B Shares” (as defined in the MLP Partnership Agreement) (the “MLP Class B Shares”), of which 149,811,848 are held by the GP and 11,500,000 are held by Hess Investments North Dakota LLC (“HINDL”), and (C) a 0.0% non-economic general partner interest held by the GP (the “Hess GP Interest”); and (ii) the Opco consisted solely of (A) 68,358,493 “Class A Units” (as defined in the Third Amended and Restated Agreement of Limited Partnership of OpCo (the “Opco Partnership Agreement”) (the “Opco Class A Units”), all of which were held by the MLP, (B) 161,311,848 “Class B Units” (as defined in the Opco Partnership Agreement) (the “Opco Class B Units”), of which 86,405,924 were held by HINDL, and (C) incentive distribution right and “General Partner Interest” (as defined in the Opco Partnership Agreement), all of which are held by Hess Midstream Partners GP LP. All of the issued and outstanding MLP Class A Shares, MLP Class B Shares, Opco Class A Units and Opco Class B Units have been duly authorized and validly issued and are fully paid (to the extent required by the MLP Partnership Agreement or Opco Partnership Agreement, as applicable) and nonassessable (except as such non-assessability may be affected by Sections 17-303(a), 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act) and, except as set forth in the MLP Partnership Agreement or Opco Partnership Agreement, as applicable, free of preemptive rights. As of the Company Measurement Date, each of HINDL and Affiliate(s) of Global Infrastructure Partners are the record and beneficial owners of 50% of the limited liability company interests of Hess Infrastructure Partners GP LLC, which entity owns 100% of the limited partnership interests of the GP and 100% of the limited liability company interests of Hess Midstream GP LLC, which entity is the sole general partner of the GP. The GP is the sole general partner of the MLP. The Hess GP Interest has been duly authorized and validly issued in accordance with applicable law and the MLP Partnership Agreement. The GP owns the Hess GP Interest and its Class A Shares and Class B Shares free and clear of any Liens (other than Liens arising under securities laws). HINDL owns its Class B Units free and clear of any Liens (other than Liens arising under securities laws). Except (x) as set forth above in this Section 3.6(c), (y) for the Phantom Units (as defined in the Hess Midstream LP 2017 Long-Term Incentive Plan) or (z) as otherwise expressly permitted by this Agreement, as of the Company Measurement Date, there are no outstanding, (A) “Shares” (as defined in the MLP Partnership Agreement) or other equity or voting securities or ownership interests of the MLP (the “MLP Partnership Interests”), (B) “Units” (as defined in the Opco Partnership Agreement) or other equity or voting securities or ownership interests of the Opco (the “Opco Partnership Interests”, together with the MLP Partnership Interests, the “Partnership Interests”), (C) (1) options, warrants or other rights to acquire from the MLP or Opco any Partnership Interests, equity or voting securities or other ownership interests in, or any securities convertible into or exchangeable for Partnership Interests, voting securities or ownership interests in, the MLP or the Opco or (2) preemptive or similar rights, subscription or other rights, convertible securities, or other agreements, arrangements or commitments of any character relating to Partnership Interests or other equity or voting securities or other ownership interests of the MLP or the Opco, obligating the MLP or the Opco to issue, transfer or sell any Partnership Interests or any securities convertible into or exchangeable for Partnership Interests, or obligating the MLP or the Opco to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, or other agreement, arrangement or commitment or (D) bonds, debentures, notes or other debt of the MLP or the Opco that are linked to, or the value of which is in any way based upon or derived from, the value of the MLP or the Opco or any part thereof, or any dividends or other distributions declared or paid on any Partnership Interests, capital stock of, or other equity or voting interests in, the MLP or the Opco, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which unitholders of the MLP or the Opco may vote (the items in the foregoing subclauses (A), (B), (C) and (D) being referred to collectively as “MLP/Opco Securities”). Except as required by the terms of the MLP Partnership Agreement or the Opco Partnership Agreement in effect as of the date hereof or amended as to the extent permitted by Section 5.1, there are no outstanding obligations of the MLP or the Opco, as applicable, or any of their Subsidiaries to repurchase, redeem or otherwise acquire any MLP/Opco Securities. Each Subsidiary of Opco is wholly-owned by OpCo. The Company has heretofore made available to Parent true and complete copies of the Certificates of Limited Partnership of the MLP and the OpCo, the MLP Partnership Agreement and the Opco Partnership Agreement, in each case as amended to the date of this Agreement.

Section 3.7 SEC Filings.

(a) The Company has made available to Parent (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2021 and 2022, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of the Company held since December 31, 2021 and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2021 (the documents referred to in this Section 3.7(a) being referred to collectively as the “Company SEC Documents”). The Company’s annual report on Form 10-K for its fiscal year ended December 31, 2022 is referred to herein as the “Company 10-K.” The Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023 is referred to herein as the “Company 10-Q.”

(b) The Company has made available to Parent (i) the annual reports on Form 10-K for the MLP for the fiscal years ended December 31, 2021 and 2022, (ii) the proxy or information statements relating to meetings of, or actions taken without a meeting by, the unitholders of the MLP held since December 31, 2021 and (iii) all of the other reports, statements, schedules and registration statements filed by the MLP with the SEC since December 31, 2021 (the documents referred to in this Section 3.7(b) being referred to collectively as the “MLP SEC Documents”). The MLP’s annual report on Form 10-K for its fiscal year ended December 31, 2022 is referred to herein as the “MLP 10-K.” The MLP’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023 is referred to herein as the “MLP 10-Q.”

(c) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document and MLP SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act and the rules and regulations thereunder.

(d) As of its filing date (or, if amended or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Company SEC Document and MLP SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(e) Each registration statement, as amended or supplemented, if applicable, filed by the Company or the MLP since January 1, 2021, pursuant to the Securities Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(f) Each of the Company and the MLP has timely filed with or furnished to the SEC all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with or furnished to the SEC by the Company or the MLP, as applicable, since January 1, 2021.

Section 3.8 Financial Statements. The audited consolidated financial statements of the Company and the MLP (including any related notes and schedules) included in their respective annual reports on Form 10-K referred to in Section 3.7 present fairly, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries and the MLP and its consolidated Subsidiaries, respectively, as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended, in each case, in conformity with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, “Company Balance Sheet” means the consolidated balance sheet of the Company, as of June 30, 2023, set forth in the Company 10-Q and “Company Balance Sheet Date” means June 30, 2023. For purposes of this Agreement, “MLP Balance Sheet” means the consolidated balance sheet of the MLP, as of June  30, 2023, set forth in the MLP 10-Q.

Section  3.9 Disclosure Documents.

(a) Neither the proxy statement of the Company (the “Company Proxy Statement”) to be filed with the SEC in connection with the Merger, nor any amendment or supplement thereto, will, at the date the Company Proxy Statement or any such amendment or supplement thereto is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Proxy Statement, including all amendments or supplements thereto, will, when filed, comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, no representation or warranty is made by the Company in this Section 3.9 with respect to statements made or incorporated by reference therein based on information supplied by Parent or Merger Subsidiary for inclusion or incorporation by reference in the Company Proxy Statement.

(b) None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Form S-4 (as defined in Section 4.8(a)) or any amendment or supplement thereto will, at the time the Form S-4 or any such amendment or supplement becomes effective under the Securities Act or at the Effective Time, as the case may be, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 3.10 Controls and Procedures.

(a) Each of the principal executive officer and the principal financial officer of the Company and the MLP, as applicable (or each former principal executive officer and former principal financial officer of the Company and the MLP, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act of 2002 and the related rules and regulations promulgated thereunder and under the Exchange Act (collectively, the “Sarbanes-Oxley Act”) with respect to Company SEC Documents and the MLP SEC Documents, as applicable. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) Each of the Company and the MLP has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by the Company and the MLP, as applicable, in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for the Company’s or the MLP’s, as applicable, auditors any material weaknesses in internal controls over financial reporting (any such disclosures referred to in clauses (ii) or (iii), the “Section 3.10(b) Disclosures”). The Company has provided to Parent true and correct copies of any Section 3.10(b) Disclosures to the auditors or audit committee of the Company and of the MLP that have been made in writing from January 1, 2021 through the date of this Agreement.

(c) The Company has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on the Company’s financial statements or the MLP’s financial statements. The Company’s management and the MLP’s management (as applicable), with the participation of the Company’s (or the MLP’s, as applicable) principal executive and financial officers, has completed an assessment of the effectiveness of the Company’s or the MLP’s, as applicable, internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2022, and such assessment concluded that such internal controls were effective using the framework specified in the Company 10-K or the MLP 10-K, as applicable.

(d) No personal loan or other extension of credit by the Company or any Subsidiary to any of its or their executive officers or directors has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act since January 1, 2021.

(e) Since January 1, 2021, neither the Company nor any of its Subsidiaries nor, to the Company’s knowledge, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that the Company or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls. For purposes of this Agreement, “knowledge” means, with respect to the Company or Parent, the actual knowledge of any individual identified as an executive officer of such party in the Form 10-K filed most recently by such party with the SEC.

Section 3.11 Absence of Certain Changes.

(a) From the Company Balance Sheet Date to the date of this Agreement, the Company and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects.

(b) From the Company Balance Sheet Date, there has not been any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Company Material Adverse Effect.

Section 3.12 No Undisclosed Material Liabilities. As of the date of this Agreement, there are no liabilities of the Company or any Subsidiary of the Company of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that are, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, other than:

(a) liabilities disclosed or provided for in the Company Balance Sheet, the MLP Balance Sheet or the notes thereto;

(b) liabilities incurred since the Company Balance Sheet Date in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not be reasonably likely to have a Company Material Adverse Effect;

(c) liabilities disclosed in the Company SEC Documents or the MLP SEC Documents filed prior to the date of this Agreement;

(d) liabilities or obligations that have been discharged or paid in full in the ordinary course of business consistent with past practice; and

(e) liabilities under this Agreement or in connection with the Transactions.

Section 3.13 Litigation. As of the date of this Agreement, there is no action, arbitration, mediation, suit, litigation, audit, hearing, investigation or proceeding pending against or affecting, or, to the knowledge of the Company, threatened against or affecting, the Company, any of its Subsidiaries, any of their respective assets or properties or any of their respective officers or directors before any court, arbitrator or any governmental body, agency, authority or official (whether local, state, federal or foreign) which would, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect.

Section 3.14 Taxes. Except as set forth in the Company Balance Sheet or the MLP Balance Sheet (in each case including the notes thereto) and except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect:

(a) (i) all Tax Returns required to be filed with any taxing authority by, or with respect to, the Company and its Subsidiaries have been filed in accordance with all applicable laws; (ii) the Company and its Subsidiaries have timely paid, or caused to be paid, all Taxes shown as due and payable on the Tax Returns that have been so filed, and, as of the time of filing, such Tax Returns were true and complete in all respects (other than, in the case of clause (i) or clause (ii) hereof, with respect to Taxes and Tax Returns for which the position has been taken in good faith and for which adequate reserves are reflected on the Company Balance Sheet or the MLP Balance Sheet, as applicable, as adjusted for operations in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet or the MLP Balance Sheet, as applicable); and (iii) the Company and its Subsidiaries have made provision for all Taxes payable by the Company and its Subsidiaries for which no Tax Return has yet been filed;

(b) there is no action, suit, proceeding, audit or claim in respect of any Tax or Tax Return (each, a “Tax Proceeding”) now proposed in writing or pending against or with respect to the Company or any of its Subsidiaries;

(c) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is liable for any Tax imposed on any Person (other than the Company or any of its Subsidiaries) as the result of the application of Treasury Regulations section 1.1502-6 (and any comparable provision of the Tax laws of any state, local or foreign jurisdiction) or as a transferee or successor;

(d) neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying or intended to qualify for tax-free treatment, in whole or in part, under Section 355 or Section 361(a) of the Code in the two years prior to the date of this Agreement;

(e) neither the Company nor any of its Subsidiaries has granted any currently effective requests, agreements, consents or waivers to extend the statutory period of limitations applicable to the assessment or collection of any Taxes with respect to any Tax Returns of the Company or any of its Subsidiaries;

(f) neither the Company nor any of its Subsidiaries is a party to any closing agreement described in Section 7121 of the Code or any predecessor provision thereof or any similar agreement under the Tax laws of any state, local or foreign jurisdiction, in each case, which agreement would be binding on the Company or such Subsidiary after the Closing;

(g) neither the Company nor any of its Subsidiaries is a party to, is bound by or has any obligation under, any Tax sharing, allocation or indemnity agreement or any similar agreement or arrangement, except for (i) any such agreement or arrangement solely between or among any of the Company and/or its Subsidiaries or (ii) any commercial agreement entered into in the ordinary course of business the primary purpose of which does not relate to Taxes;

(h) neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations section 1.6011-4(b)(2);

(i) there are no Liens for Taxes other than Taxes not yet due or being contested in good faith (and for which adequate accruals or reserves have been established on the Company Balance Sheet) upon any of the assets of the Company or any of its Subsidiaries; and

(j) no written claim has been made in the last three years by an authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that the Company or any of its Subsidiaries is or may be subject to taxation in that jurisdiction.

For purposes of this Agreement, “Taxes” shall mean any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, excise, stamp, real or personal property, ad valorem, withholding, social security (or similar), unemployment, occupation, use, production, service, service use, license, net worth, payroll, franchise, severance, transfer, recording, employment, premium, windfall profits, environmental, customs duties, capital stock, profits, disability, sales, registration, value added, alternative or add-on minimum, estimated or other taxes, assessments or charges in the nature of a tax imposed by any federal, state, local or foreign governmental body, agency, authority or entity and any interest, penalties or additions to tax attributable thereto. For purposes of this Agreement, “Tax Returns” shall mean any return, report, form or similar statement filed or required to be filed with respect to any Tax (including any attached schedules), including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

Section 3.15 Employee Benefit Plans; Employment.

(a) The Company has provided Parent with a list (set forth in Section 3.15(a) of the Company Disclosure Schedules) identifying each material “employee benefit plan,” as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), each material employment, consulting, severance, change in control or similar contract, plan, funding arrangement or policy applicable to any director, former director, employee or former employee of the Company or any of its Subsidiaries, and each material plan, funding vehicle or arrangement (written or oral), providing for compensation, bonuses, profit-sharing, stock option or other stock-related rights or other forms of incentive or deferred compensation, vacation benefits, insurance coverage (including any self-insured arrangements), health or medical benefits, death benefits, disability benefits, workers’ compensation, supplemental unemployment benefits, severance benefits, change in control benefits and post-employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by the Company or its Subsidiaries and covers any employee or director or former employee or director of the Company or any of its Subsidiaries and any material amendment thereto; provided, however, that such list need not include any Company Benefit Plan that constitutes a Foreign Company Benefit Plan (as defined below); provided, further, that such list shall be updated within thirty (30) Business Days following the date hereof to include any material Company Benefit Plan that constitutes a Foreign Company Benefit Plan. The plans, agreements or arrangements of the Company and its Subsidiaries referred to in the first sentence of this Section 3.15(a) (excluding any such plan that is a “multiemployer plan,” as defined in section 3(37) of ERISA or any contract, plan, funding arrangement or policy that is sponsored, maintained or administered by any governmental body, agency, authority or entity) are referred to collectively herein as the “Company Benefit Plans.” “Foreign Company Benefit Plan” means any Company Benefit Plan primarily maintained for the benefit of employees and former employees in jurisdictions other than the United States (excluding any statutory benefits under applicable Law).

(b) The Company has made available to Parent true, complete and correct copies of (i) each Company Benefit Plan (or, in the case of any unwritten Company Benefit Plan, a description thereof) and any amendments thereto (other than any Foreign Company Benefit Plan), (ii) the most recent annual report on Form 5500 thereto (including any related actuarial valuation report) filed with the Internal Revenue Service with respect to each Company Benefit Plan (if any such report was required) and (iii) the most recent summary plan description for each Company Benefit Plan for which such summary plan description is required. The Company shall have made available to Parent no later than thirty (30) Business Days following the date hereof true, complete and correct copies of each Foreign Company Benefit Plan (or, in the case of any unwritten Foreign Company Benefit Plan, a description thereof) and any amendments thereto.

(c) Each Company Benefit Plan has been established and maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations (including, but not limited to, the extent applicable, ERISA and the Code) which are applicable to such plan.

(d) (i) Neither the Company nor any other entity which is a member of a controlled group of entities (within the meaning of Sections 414(b), (c), (m) or (o) of the Code) of which the Company is a member (each, an “ERISA Affiliate”) has incurred a material liability under Title IV of ERISA or Section 412 of the Code that has not been satisfied in full, and no reasonably foreseeable condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability; and (ii) all material insurance premiums with respect to Company Benefit Plans, including premiums to the Pension Benefit Guaranty Corporation, have been paid when due.

(e) All “employee pension benefit plans” (as defined in Section 3(2) of ERISA) that are Company Benefit Plans (“Company Pension Plan”) intended to be qualified under Section 401(a) of the Code have received a favorable determination letter or opinion letter, if applicable, from the Internal Revenue Service to the effect that such Company Pension Plans are qualified and exempt from federal income Taxes under Sections 401(a) and 501(a), respectively, of the Code. Neither the Company nor any of its ERISA Affiliates contributes to a “multiemployer plan,” as defined in Section 3(37) of ERISA.

(f) No Company Benefit Plan provides for retiree health benefits or retiree life benefits (other than such benefits required by Section 4980B of the Code or Section 601 of ERISA or similar state law).

(g) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, except as expressly provided in this Agreement, (i) entitle any current or former employee, individual independent contractor, director or officer of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any other payment or (ii) accelerate the time of payment or vesting, increase the amount of compensation due any such employee, individual independent contractor, director or officer or trigger any other material obligation pursuant to any Company Benefit Plan, (iii) require any funding (through a grantor trust or otherwise) of any compensation or benefit owed to any such current or former employee, individual independent contractor, director or officer, or (iv) result in any payment (whether in cash or property or the vesting of property) to any “disqualified individual” (within the meaning of Section 280G of the Code) that would reasonably be expected to, individually or in combination with any other such payment, constitute an “excess parachute payment” (within the meaning of Section 280G(b)(1) of the Code).

(h) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, the Company and its Subsidiaries are in compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, labor, occupational safety and health, and wages and hours, including Section 8 of the National Labor Relations Act and all civil rights and anti-discrimination laws, rules and regulations (collectively, “Anti-Discrimination Laws”). Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, no work stoppage, slowdown or labor strike against the Company or any of its Subsidiaries is pending or, to the Company’s knowledge, threatened, nor is the Company or any of its Subsidiaries involved in or, to the Company’s knowledge, threatened with material labor disputes, grievances or litigation relating to labor matters, including with respect to Anti-Discrimination Laws.

(i) As of the date of this Agreement, neither the Company nor any Subsidiary is a party to or bound by any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative and no such agreement is being negotiated by the Company or any of its Subsidiaries.

(j) Since January 1, 2021, to the knowledge of the Company, (i), no allegations of sexual harassment or other sexual misconduct or race discrimination have been made by any current or former employee or independent contractor of the Company or any of its Subsidiaries against any employee of the Company or its Subsidiaries with the title of senior vice president or above through any formal human resources communication channels at the Company (including an anonymous employee hotline, if any), (ii) there are no actions, suits, investigations or proceedings pending or, to the Company’s knowledge, threatened related to any allegations made by any current or former employee or independent contractor of the Company or any of its Subsidiaries of sexual harassment or other sexual misconduct or race discrimination against any employee of the Company or its Subsidiaries with the title of senior vice president or above and (iii) neither the Company nor any of its Subsidiaries have entered into any settlement agreements related to allegations of sexual harassment or other sexual misconduct or race discrimination made by any current or former employee or independent contractor of the Company or any of its Subsidiaries against any employee of the Company with the title of senior vice president or above.

(k) No Company Benefit Plan provides a gross-up for any Taxes which may be imposed (i) for failure to comply with the requirements of Section 409A of the Code or (ii) under Section 4999 of the Code.

Section 3.16 Compliance with Laws. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in violation of, or has since January 1, 2021, violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Company Material Adverse Effect.

Section 3.17 Regulatory Matters.

(a) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, since January 1, 2018, (i) none of the Company, any of its Subsidiaries, nor any Company or Subsidiary director, officer, employee, nor, to the knowledge of the Company, any representative, agent, or other person acting on behalf of the Company or any of its Subsidiaries, has violated any Anti-Corruption Law, and (ii) none of the Company, any of its Subsidiaries nor any Company or Subsidiary director, officer, employee, nor, to the knowledge of the Company, any representative, agent or any other person acting on behalf of the Company or any of its Subsidiaries, has offered, paid, given, promised, or authorized the payment of, anything of value (including, but not limited to, money, checks, wire transfers, tangible and intangible gifts, favors, services, employment or entertainment and travel) directly or indirectly to any employee, officer, or representative of, or any person otherwise acting in an official capacity for or on behalf of a governmental body, agency, authority or entity, whether elected or appointed, including an officer or employee of a state-owned or state-controlled enterprise, a political party, political party official or employee, candidate for public office, or an officer or employee of a public international organization (such as the World Bank, United Nations, International Monetary Fund, or Organization for Economic Cooperation and Development) (any such person, a “Government Official”) (A) for the purpose of (1) influencing any act or decision of a Government Official or any other person in his or her official capacity, (2) inducing a Government Official or any other person to do or omit to do any act in violation of his or her lawful duties, (3) securing any improper advantage, (4) inducing a Government Official or any other person to influence or affect any act or decision of any governmental body, agency, authority or entity or (5) assisting the Company, any Subsidiary of the Company, or any Company or Subsidiary director, officer employee, agent, representative, or any other person acting on behalf of the Company or any of its Subsidiaries in obtaining or retaining business, or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business or any improper advantage.

(b) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (i) the Company, each of its Subsidiaries and their respective directors, officers, employees, and, to the knowledge of the Company, agents, representatives and other persons acting for or on behalf of any of the foregoing persons, are, and at all times since January 1, 2018 have been, in compliance with all applicable Economic Sanctions/Trade Laws and all applicable Money Laundering Laws and (ii) neither the Company nor any of its Subsidiaries carries on, or has carried on since January 1, 2018, any business, directly or knowingly indirectly, involving Cuba, Iran, Syria, North Korea, the Crimea region, or the so-called Donetsk or Luhansk People’s Republics or any Sanctions Target in violation of applicable Economic Sanctions/Trade Laws.

(c) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, since January 1, 2018 (i) neither the Company nor any of its Subsidiaries has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any governmental body, agency, authority or entity or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law, or Money Laundering Law, (ii) neither the Company nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the knowledge of the Company, any agents, employees (other than officers) representatives, or any other person acting at the direction of the Company or any of its Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law, (iii) the Company and its Subsidiaries have implemented and have maintained internal controls, policies and procedures designed to detect and prevent violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money Laundering Laws, and (iv) the Company and each of its Subsidiaries have at all times made and maintained accurate books and records in material compliance with all applicable Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money Laundering Laws.

(d) For purposes of this Agreement:

(i) “Anti-Corruption Laws” means any applicable law for the prevention or punishment of public or commercial corruption or bribery, including the U.S. Foreign Corrupt Practices Act, U.K. Bribery Act 2010 and any other applicable anti-corruption or anti-bribery law of any other applicable jurisdiction.

(ii) “Economic Sanctions/Trade Laws” means all applicable laws relating to anti-terrorism, the importation of goods, export controls, antiboycott, and Sanctions Targets, including prohibited or restricted international trade and financial transactions and lists maintained by any governmental body, agency, authority or entity targeting countries, territories, entities or persons, including the United States, Canada, the United Nations Security Council, the European Union, any European Union member state, or Her Majesty’s Treasury of the United Kingdom. For the avoidance of doubt, the applicable laws referenced in the foregoing sentence include (1) any of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Syria Accountability and Lebanese Sovereignty Act, or any regulations of the U.S. Treasury Department Office of Foreign Assets Controls (“OFAC”), or any export control law applicable to U.S.-origin goods, technology, or software, or any enabling legislation or executive order relating to any of the above, as collectively interpreted and applied by the U.S. Government at the prevailing point in time, (2) any U.S. sanctions related to or administered by the U.S. Department of State and (3) any sanctions measures or embargoes imposed by the United Nations Security Council, Her Majesty’s Treasury or the European Union.

(iii) “Money Laundering Laws” means any law or regulation governing financial recordkeeping and reporting requirements, including the U.S. Currency and Foreign Transaction Reporting Act of 1970, the U.S. Money Laundering Control Act of 1986, the USA PATRIOT Act of 2011, and any applicable money laundering-related laws of other jurisdictions where the Company and its Subsidiaries conduct business, conduct financial transactions or own assets.

(iv) “Sanctions Target” means: (1) any country or territory that is the target of country-wide or territory-wide Economic Sanctions/Trade Laws, which, as of the date of this Agreement, are Iran, Cuba, Syria, North Korea, the Crimea region or the so-called Donetsk or Luhansk People’s Republics; (2) a person that is on the list of Specially Designated Nationals and Blocked Persons or any of the other sanctioned persons lists published by OFAC, or any equivalent list of sanctioned persons issued by the U.S. Department of State; (3) a person that is located or resident in or organized under the laws of a country or territory that is identified as the subject of country-wide or territory-wide Economic Sanctions/Trade Laws; or (4) an entity owned fifty percent (50%) or more or, where relevant under applicable Economic Sanctions/Trade Laws, controlled by, a country or territory identified in clause (1) or person in clause (2) above.

Section 3.18 Environmental Matters.

(a) Except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, (i) no written notice, notification, demand, request for information, citation, summons, complaint or order has been received by, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, threatened by any Person against the Company or any of its Subsidiaries, and no penalty has been assessed or outstanding consent decree or order issued by a court, governmental body, agency, authority or tribunal against the Company or any of its Subsidiaries, in each case, with respect to any matters arising out of any Environmental Law; (ii) the Company and its Subsidiaries are, and since January 1, 2021 have been, in compliance with all Environmental Laws; (iii) (x) the Company and each of its Subsidiaries have obtained and have been and are in compliance with all permits, licenses, certifications, variations, exemptions, orders, franchises and approvals of all governmental bodies, agencies and authorities required under Environmental Laws for the conduct of their respective businesses as currently conducted (the “Company Environmental Permits”) and (y) all Company Environmental Permits are in full force and effect, and the Company has no written notice or knowledge that such Company Environmental Permits will not be renewed in the ordinary course after the Effective Time; (iv) no governmental body, agency or authority has begun, or to the knowledge of the Company, threatened in writing to begin, any action to terminate, cancel or reform any Company Environmental Permit; (v) to the knowledge of the Company, there are no Hazardous Substances at, in, under or migrating to or from (x) properties owned or leased by the Company or any Subsidiary that require investigation, control, monitoring, removal or remediation under Environmental Laws or (y) any other properties that require investigation, control, monitoring, removal or remediation by the Company or any of its Subsidiaries under Environmental Laws; and (vi) there has been no material environmental investigation, study, audit, test, review or other analysis conducted since January 1, 2021 of which the Company has knowledge in relation to any current or prior business of the Company or any of its Subsidiaries or any property or facility now or previously owned, leased or operated by the Company or any of its Subsidiaries which has not been made available to Parent prior to the date of this Agreement, excluding routine environmental monitoring conducted by the Company in the ordinary course of operations. Except with respect to Section 3.7(d), Section 3.8, Section 3.9, Section 3.11, Section 3.12 and Section 3.21, this Section 3.18 contains the sole and exclusive representations and warranties of the Company with respect to environmental matters, including with respect to Hazardous Substances, Company Environmental Permits, and any other matter relating to compliance with, or liabilities under, Environmental Laws.

(b) For purposes of this Section 3.18, the term “Environmental Laws” means federal, state, provincial, local and foreign statutes, laws (including, without limitation, common law), judicial decisions, regulations, ordinances, rules, judgments, orders, codes, injunctions, permits, governmental agreements or governmental restrictions relating to: (A) the protection, investigation or restoration of the environment or natural resources, (B) the handling, use, storage, presence, disposal, transport, Release or threatened Release of any Hazardous Substance or (C) noise, odor, indoor air, employee exposure, electromagnetic fields, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance. As used herein, the term “Hazardous Substance” means any “hazardous substance” and any “pollutant or contaminant” as those terms are defined in the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (“CERCLA”); any “hazardous waste” as that term is defined in the Resource Conservation and Recovery Act (“RCRA”); and any “hazardous material” as that term is defined in the Hazardous Materials Transportation Act (49 U.S.C. § 1801 et seq.), as amended (including as those terms are further defined, construed, or otherwise used in rules, regulations, standards, orders, guidelines, directives, and publications issued pursuant to, or otherwise in implementation of, said laws); and including, without limitation, any other substance defined, listed, classified or regulated as “hazardous”, “toxic”, a “waste”, a “pollutant”, or a “contaminant,” including petroleum product or byproduct, per-or polyfluorinated alkyl substances, explosive material, radioactive material, asbestos, lead paint, polychlorinated biphenyls (or PCBs), dioxins, dibenzofurans, heavy metals, radon gas, mold, mold spores, and mycotoxins. As used herein, the term “Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, placing, discarding, abandonment, or disposing into the environment.

Section 3.19 Title to Properties. Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each of the Company and its Subsidiaries has good title to, or valid leasehold or other ownership interests or rights in, all its material properties and assets except: (i) for such interest or rights as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business consistent with past practice, and (ii) for defects in title, burdens, easements, restrictive covenants and similar encumbrances or impediments that, in the aggregate, do not and will not interfere with its ability to conduct its business as currently conducted. As of the date of this Agreement, none of the properties and assets of the Company or any of its Subsidiaries are subject to any Liens (other than Permitted Liens) that, in the aggregate, interfere with the ability of the Company and the Company Subsidiaries to conduct business as currently conducted to an extent that have had or would reasonably be expected to have a Company Material Adverse Effect.

Section 3.20 Hydrocarbon Contracts.

(a) Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (i) the Hydrocarbon Contracts are in full force and effect in accordance with their respective terms; (ii) all royalties, rentals and other payments due thereunder have been properly and timely paid or contested in good faith in the ordinary course of business (other than royalties, rentals or other payments which are being held in suspense by the Company or any of its Subsidiaries in accordance with applicable laws); (iii) neither the Company nor any of its Subsidiaries has received any written requests or demands for payments or adjustments of payments under the Hydrocarbon Contracts (excluding payment adjustments contested in good faith in the ordinary course of business) or performance pursuant thereto that remain pending; (iv) none of the Company or any of its Subsidiaries is in breach of any of its obligations under any Hydrocarbon Contracts; and (v) to the knowledge of the Company, no other party to any Hydrocarbon Contract is in breach of any of its obligations thereunder. The term “Hydrocarbon Contract” means a material Hydrocarbon production sharing contract (excluding any production sharing contract customarily used in the U.S. for drilling allocation wells), lease or license or other similar agreement or right binding on the Company or any of its Subsidiaries to explore for, develop, use, produce, sever, process and operate Hydrocarbon interests and associated fixtures or structures for a specified period of time. The term “Hydrocarbon Contract” also includes any material farm-out or farm-in agreement, operating agreement, unit agreement, pooling or communitization agreement, declaration or order, joint venture, option or acquisition agreement, any material oil and gas production, sales, marketing, transportation, exchange and processing contract and agreement, or any other material contract held for exploration or production of Hydrocarbons, or the disposition of the Hydrocarbons produced therefrom, in each case to which the Company or any of its Subsidiaries is a party. The term “Hydrocarbons” means any of oil, bitumen and products derived therefrom, synthetic crude oil, petroleum, natural gas, natural gas liquids, coal bed methane, and any and all other substances produced in association with any of the foregoing, whether liquid, solid or gaseous.

(b) Except in each case as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company and its Subsidiaries have filed with the applicable government authorities all applications and obtained all licenses, permits and other authorizations required for operations under the Hydrocarbon Contracts as currently being conducted by the Company and its Subsidiaries, and (ii) the Company and its Subsidiaries have complied with all rules and regulations of any applicable government authority with respect to operations under the Hydrocarbon Contracts.

Section 3.21 Material Contracts.

(a) Except for this Agreement, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any agreement, lease, easement, license, contract, note, mortgage, indenture or other legally binding obligation (excluding (i) any Hydrocarbon Contract (as defined above but disregarding any materiality qualifiers in such definition) that is a lease, easement or other instrument constituting the chain of title to the properties and assets onshore in the United States owned or held by the Company or any of its Subsidiaries and (ii) any Company Benefit Plan) (each, a “Contract”) that:

(i) would be required to be filed by the Company as a “material contract” (as such term is defined in item 601(b)(10) of Regulation S-K of the SEC);

(ii) includes any contingent payment obligations or similar payment obligations (including any “earn-out” obligations) that would require payments to any person (other than the Company, a wholly-owned Subsidiary of the Company, Parent, or any wholly-owned Subsidiary of the Parent) arising in connection with the acquisition or disposition by the Company or any of its Subsidiaries of any business which payment obligations would reasonably be expected to result in future payments by the Company or its Subsidiaries that exceed, individually or in the aggregate, $100 million;

(iii) (A) limits in any material respect either the type of business in which the Company or its Subsidiaries (or in which Parent or any of its Subsidiaries after the Effective Time) may engage or the manner or locations in which any of them may so engage in any business (including through “non-competition” or “exclusivity” provisions), (B) would require the disposition of any material assets or line of business of the Company or its Subsidiaries or, after the Effective Time, Parent or its Subsidiaries or (C) grants “most favored nation” status with respect to any material obligations that, after the Effective Time, would apply to Parent or any of its Subsidiaries, including the Company and its Subsidiaries, and would run in favor of any Person (other than the Company, a wholly-owned Subsidiary of the Company, Parent, or any wholly-owned Subsidiary of Parent);

(iv) (A) is an indenture, loan or credit Contract, loan note, mortgage Contract, or other Contract representing, or any guarantee of, indebtedness for borrowed money of the Company or any Subsidiary of the Company in excess of $100 million (excluding any government-mandated or state-wide bonds or guarantees) or (B) is a guarantee by the Company or any of its Subsidiaries of such indebtedness of any person other than the Company or a wholly-owned Subsidiary of the Company in excess of $100 million (excluding any government-mandated or state-wide bonds or guarantees);

(v) grants (A) rights of first refusal, rights of first negotiation or similar rights, or (B) puts, calls or similar rights, to any person (other than the Company or a wholly-owned Subsidiary of the Company) with respect to any asset that is material to the Company; provided that, in each case of (A) and (B), with respect to any Hydrocarbon Contract (as defined above but disregarding any materiality qualifiers in such definition) related to any properties or assets owned or held by the Company or any of its Subsidiaries, only to the extent that such rights would be triggered by the Transactions;

(vi) was entered into to settle any material litigation and which imposes material ongoing obligations on the Company or any of its Subsidiaries;

(vii) limits or restricts the ability of the Company or any of its Subsidiaries to declare or pay dividends or make distributions in respect of their capital stock, partner interests, membership interests or other equity interests;

(viii) is a partnership, limited liability company, joint venture or other similar agreement or arrangement, in each case that is material to the Company, relating to the formation, creation, operation, management or control of any partnership, limited liability company or joint venture in which the Company owns, directly or indirectly, any voting or economic interest of 15% or more and has invested or is contractually required to invest capital in excess of $100 million, other than with respect to any wholly-owned Subsidiary of the Company;

(ix) relates to the acquisition or disposition of any business or assets (other than the purchase and sale of Hydrocarbons and products in the ordinary course of business consistent with past practice) pursuant to which the Company or any of its Subsidiaries has any liability in excess of $100 million in any transaction or series of related transactions;

(x) is a material joint operating agreement (JOA) in each of the geographic regions set forth in Section 3.21(a)(x) of the Company Disclosure Schedules (provided that, for these purposes, “material” shall mean material to the Company and its Subsidiaries with respect to their operations in such geographic region);

(xi) is a Contract required to be set forth on Section 3.21(a)(xi) of the Company Disclosure Schedules (such Contracts, the “Specified Contracts”);

(xii) is a Contract providing for indemnification of any officer or director of (A) the Company or (B) any of its Significant Subsidiaries (excluding the MLP and its Subsidiaries); or

(xiii) is any confidentiality agreement or standstill agreement the Company has entered into with any third party (or any agent thereof) that is in effect on the date of this Agreement containing any exclusivity or standstill provisions that are or will be binding on the Company, any of its Subsidiaries or, after the Effective Time, Parent or any of its Subsidiaries, including, after the Effective Time, the Company or any of its Subsidiaries.

(b) Each such Contract described in clauses (i) through (xii) and not (xiii) above is referred to herein as a “Material Contract.” Each Material Contract is a valid and binding obligation of the Company and its Subsidiaries as applicable and, to the knowledge of the Company, each other party thereto, and is in full force and effect and enforceable by the Company or the applicable Subsidiary, in each case, subject to Creditors’ Rights, except as would not, individually or in the aggregate, be reasonably likely to have a Company Material Adverse Effect, and neither the Company nor any of its Subsidiaries, nor, to the knowledge of the Company, any other party to a Material Contract is in breach or violation of any provision of, or in default under, any Material

Contract, and no event has occurred that, with or without notice, lapse of time or both, would constitute such a breach, violation or default, except for breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. A copy of each Material Contract has previously been made available to Parent.

Section 3.22 Intellectual Property.

(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries possess the valid right to use, license and enforce all patents, patent rights, trademarks, trade names, trade dress, service marks, Internet domain names, copyrights, applications for any of the foregoing, computer software programs or applications, geophysical data, trade secrets, know-how, data and other proprietary rights (collectively, “Intellectual Property”) that are necessary for the conduct of the business of the Company and its Subsidiaries as currently conducted (collectively, the “Company Intellectual Property” and to the extent owned by the Company and its Subsidiaries the “Company Owned Intellectual Property”).

(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, since January 1, 2021, the conduct of the business of the Company and its Subsidiaries and use of the Company Intellectual Property does not and has not infringed upon or otherwise violated any Intellectual Property rights of any other Person; (ii) to the knowledge of the Company, no third party is challenging, infringing or otherwise violating any right of the Company and its Subsidiaries in the Company Intellectual Property; (iii) neither the Company nor any of its Subsidiaries has received written notice of any pending claim, order or proceeding with respect to any alleged or potential infringement or other violation of Intellectual Property rights of any other Person or with respect to any Company Intellectual Property; and (iv) to the knowledge of the Company, no Company Intellectual Property is being used or enforced by the Company or any of its Subsidiaries in a manner that would reasonably be expected to result in the abandonment, cancellation or unenforceability of any Company Intellectual Property. The Company and its Subsidiaries have taken commercially reasonable measures to maintain the confidentiality of any material proprietary information or trade secrets included in their respective rights in Company Intellectual Property.

(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the knowledge of the Company, the Company and its Subsidiaries have not, since January 1, 2021, experienced any unauthorized access to or other breach of security with respect to the information technology systems that are material to the Company and its Subsidiaries or to any Personal Data in the custody or control of the Company; (ii) the Company and its Subsidiaries have complied in all material respects with all applicable laws and with their own respective privacy policies (“Privacy Policies”) relating to the collection, storage, use, disclosure and transfer of any information held by the Company or its Subsidiaries that can reasonably be used to identify an individual natural person, including name, street address, telephone number, email address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or biometric identifiers or any other piece of information, or any other information defined as “personal data,” “personally identifiable information,” “individually identifiable health information,” “protected health information” or “personal information” under any applicable law and that is regulated by such applicable law (collectively, “Personal Data”) and neither the Company nor any of its Subsidiaries has received a written complaint from, or to the knowledge of the Company, is subject to an investigation by, any governmental body, agency, authority or entity or any other third party regarding its collection, storage, use, disclosure or transfer of Personal Data that is pending or unresolved and, to the knowledge of the Company, there are no facts or circumstances that would give rise to any such complaints; (iii) there has not been any unauthorized access to, use of, or processing of Personal Data collected or processed by the Company or any of the Company’s Subsidiaries or by third parties having authorized access to such information; and (iv) the Company and its Subsidiaries have commercially reasonable security measures in place designed to protect any Personal Data stored in their respective information technology systems from unlawful use or access by any third party or any other access or use that would violate applicable law.

Section 3.23 Brokers; Financial Advisor. No broker, investment banker, financial advisor or other Person, other than Goldman Sachs & Co., LLC (“Goldman Sachs”) and J.P. Morgan Securities LLC, the fees and expenses of which will be paid by the Company, is entitled to any broker’s, finder’s, financial advisor’s or other similar based fee or commission in connection with the Merger as a result of being engaged by the Company or any Subsidiary or affiliate of the Company. The Company has made available to Parent complete and correct copies of all agreements under which such fee, commission, or other like payment is payable and all indemnification and other agreements under which any such fee or commission is payable.

Section 3.24 Opinion of Financial Advisor. The Company has received the oral opinion of Goldman Sachs, to be subsequently confirmed by delivery of a written opinion, to the effect that, as of the date of such opinion and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Company Common Stock is fair from a financial point of view to such holders.

Section 3.25 Takeover Statutes. Assuming the accuracy of the representations and warranties set forth in Section 4.17, the Board of Directors of the Company has taken the necessary action to render Section 203 of the DGCL and no other antitakeover or similar statute or regulation is applicable to this Agreement, the Merger and the other Transactions.

Section 3.26 Reorganization. The Company has not taken or agreed to take any action, and is not aware, after reasonable diligence, of the existence of any fact or circumstance that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 3.27 No Additional Representations.

(a) Except for the representations and warranties made in (i) this Article III, as qualified by the Company Disclosure Schedules, or (ii) any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Merger or the other Transactions, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations or warranties expressly provided in this Article III, as qualified by the Company Disclosure Schedules or in any certificate delivered pursuant to this Agreement, neither the Company nor any other Person makes or has made any representation or warranty to Parent or any of its affiliates or representatives with respect to (x) any financial projection, forecast, estimate, budget or prospect information relating to the Company or any of its Subsidiaries or their respective businesses; or (y) except for the representations or warranties expressly made in this Article III, as qualified by the Company Disclosure Schedules, or in any certificate delivered pursuant to this Agreement, any oral or written information presented to Parent or any of its affiliates or representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or in the course of the Merger or the other Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, the Company acknowledges and agrees that neither Parent nor any other Person has made or is making, and the Company expressly disclaims reliance upon, any representations, warranties or statements relating to Parent or its Subsidiaries whatsoever, express or implied, beyond those expressly given by Parent and Merger Subsidiary in Article IV, as qualified by the Parent Disclosure Schedules, or in any certificate delivered pursuant to this Agreement or in the Support Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding Parent furnished or made available to the Company, or any of its representatives. Without limiting the generality of the foregoing, the Company acknowledges that, except for the representations and warranties expressly provided in Article IV, as qualified by the Parent Disclosure Schedules, or in any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to the Company or any of its representatives.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUBSIDIARY

Parent and Merger Subsidiary represent and warrant to the Company that, except as disclosed (i) in the Parent SEC Documents (as hereinafter defined) filed or furnished on or after January 1, 2021 and prior to the date of this Agreement (excluding any disclosures in such Parent SEC Documents in any risk factors section, in any section related to forward looking statements and other disclosures that are predictive or forward-looking in nature, in each case other than any description of historic facts or events included therein) or (ii) in the correspondingly numbered section of the disclosure schedules delivered by Parent to the Company simultaneously with the execution of this Agreement (the “Parent Disclosure Schedules”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Schedules shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such item is reasonably apparent, notwithstanding the omission of a cross-reference to such other section or subsection):

Section 4.1 Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all governmental franchises, licenses, permits, authorizations, consents and approvals required to enable it to own, lease or otherwise hold its properties and assets and to carry on its business as now conducted, except for those the absence of which would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect (as defined below). Parent is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the property owned or leased by it or the nature of its activities or the ownership or leasing of its properties make such qualification necessary, except for those jurisdictions where the failure to be so qualified would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect. For purposes of this Agreement, the term “Parent Material Adverse Effect” means any Effect that, individually or in the aggregate, results in a material adverse effect on the financial condition, business, assets or continuing results of operations of Parent and its Subsidiaries, taken as a whole; provided, however, that in no event shall any of the following Effects, alone or in combination, be deemed to constitute, or be taken into account, in determining whether there has been, or would be, a Parent Material Adverse Effect: (A) any changes or conditions in the U.S. or any other national or regional economy, any global economic changes or conditions or securities, credit, financial or other capital markets conditions, (B) any changes or conditions affecting the oil and gas industry in general (including changes to the prices of commodities or of the raw material inputs or value of the outputs of Parent’s products, general market prices and regulatory changes affecting the industry), (C) any weather-related or other force majeure event or outbreak (including earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters), (D) pandemics, epidemics, COVID-19 Measures, acts of war (whether or not declared), armed hostility (by recognized governmental forces or otherwise), sabotage, terrorism or cyber-attack, and any escalation or general worsening of any of the foregoing or other response to any governmental bodies, agencies, officials or authorities (including requirements for business closures, restrictions on operations or “sheltering-in-place”), (E) Effects resulting from the negotiation, execution, announcement, pendency, compliance with or performance of this Agreement, the transactions contemplated hereby or the terms hereof or the consummation of the transactions contemplated hereby, including the impact thereof on the relationships of Parent and its Subsidiaries with customers, suppliers, partners, employees or governmental bodies, agencies, officials or authorities; provided that this clause (E) shall not apply to any representation or warranty set forth in Section 4.4 (or any condition to any party’s obligation to consummate the Merger relating to such representation and warranty) to the extent that such representation and warranty addresses the consequences of any Effect arising out of, relating to or resulting from the execution and delivery of this Agreement or the consummation of the Merger, (F) any action taken or failure to take action which the Company has requested in writing, (G) changes in applicable law, regulation or government policy or in GAAP or in accounting standards, or any changes in the interpretation or enforcement of any of the foregoing, or any changes in general legal, regulatory or political conditions, including any Effects arising out of, in connection with, or as a result of, any “shut-down” of the U.S. federal government (including its agencies), (H) any decline in the market price, or change in trading volume, of Parent’s capital stock, (I) any failure to meet any internal or public projections, forecasts, guidance, estimates, milestones, or budgets or internal or published financial or operating predictions of revenue, earnings, cash flow or cash position or (J) any downgrade in Parent’s credit rating (it being understood that the exceptions in clauses (H), (I) and (J) shall not prevent or otherwise affect a determination that the underlying cause of any such Effect referred to therein (if not otherwise falling within any of the exceptions provided hereof) is a Parent Material Adverse Effect); provided that, in the case of clauses (A), (B), (C) and (D), to the extent the impact on Parent and its Subsidiaries, taken as a whole, is disproportionately adverse compared to the impact on similarly situated entities, the incrementally disproportionate impact or impacts shall be taken into account in determining whether there has been, or would reasonably be expected to be, a Parent Material Adverse Effect. Merger Subsidiary is a direct, wholly-owned subsidiary of Parent that was formed solely for the purpose of engaging in the Merger. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Parent has heretofore made available to the Company true and complete copies of Parent’s and Merger Subsidiary’s certificate of incorporation and by-laws as currently in effect.

Section 4.2 Corporate Authorization.

(a) The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against such party in accordance with its terms, subject to Creditors’ Rights. The shares of Parent Common Stock issued pursuant to the Merger, when issued in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

(b) The Board of Directors of Parent, at a meeting duly called and held on or prior to the date of this Agreement, has unanimously (i) determined that this Agreement and the issuance of Parent Common Stock pursuant to this Agreement and the other Transactions are fair to, and in the best interests of, Parent and Parent’s stockholders and (ii) approved and declared advisable this Agreement and the Transactions.

(c) The Board of Directors of Merger Subsidiary has unanimously (i) determined that this Agreement and the Transactions are fair to, and in the best interests of, Merger Subsidiary’s sole stockholder, (ii) approved and declared advisable this Agreement and the Transactions and (iii) submitted this Agreement to Parent, as sole stockholder of Merger Subsidiary, for adoption thereby and recommended that Parent approve and adopt this Agreement and the Transactions.

Section 4.3 Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority other than (a) the filing of a certificate of merger in accordance with the DGCL, (b) compliance with any applicable requirements of the HSR Act, (c) compliance with any applicable requirements of laws, rules and regulations in foreign jurisdictions governing antitrust or merger control matters, (d) compliance with any applicable requirements of the Exchange Act, (e) compliance with any applicable requirements of the Securities Act, (f) the appropriate filings and approvals under the rules of the NYSE, (g) (if any) filings required to be made with the FCC and (h) other actions or filings the absence or omission of which would not, individually or in the aggregate, be reasonably likely to have (i) a Parent Material Adverse Effect or (ii) prevent or materially delay consummation by Parent of the Merger beyond the Initial End Date (this clause (ii), a “Parent Impairment Effect”).

Section 4.4 Non-Contravention. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Sections 4.2 and 4.3, (a) contravene or conflict with the certificate of incorporation or by-laws of Parent or Merger Subsidiary, (b) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to Parent or any of its Subsidiaries, (c) constitute a default (or an event which with notice or the passage of time would become a default) under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of Parent or any of its Subsidiaries or to a loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of, any agreement, contract or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit or other similar authorization held by Parent or any of its Subsidiaries or (d) result in the creation or imposition of any Lien (other than Liens arising under securities laws) on any asset of Parent or any of its Subsidiaries, except for such contraventions, conflicts or violations referred to in clause (b) or defaults, rights of termination, cancellation or acceleration or losses or Liens referred to in clause (c) or (d) that would not, individually or in the aggregate, be reasonably likely to have (i) a Parent Material Adverse Effect or (ii) a Parent Impairment Effect. The approval of the stockholders of Parent is not required by applicable law or the rules of the NYSE to effect the transactions contemplated by this Agreement. To Parent’s knowledge as of the date of this Agreement, there is no Effect that would reasonably be expected to prevent, materially impede or materially interfere with the consummation by Parent or Merger Subsidiary of the Merger and the Transactions.

Section 4.5 Capitalization. The authorized capital stock of Parent consists of 6,000,000,000 shares of Parent Common Stock, and 100,000,000 shares of preferred stock, par value $1.00 per share (“Parent Preferred Stock”). As of the close of business on October 19, 2023 (the “Parent Measurement Date”), there were outstanding (i) 1,882,048,423 shares of Parent Common Stock (for the avoidance of doubt, excluding shares of Parent Common Stock held in treasury), (ii) no shares of Parent Preferred Stock, (iii) 560,628,157 shares of Parent Common Stock held in treasury and (iv) no other shares of capital stock or other voting securities of Parent. All outstanding shares of capital stock of Parent have been duly authorized and validly issued and are fully paid and nonassessable. As of the close of business on the Parent Measurement Date, there were outstanding (A) options to purchase 24,726,499 shares of Parent Common Stock and (B) other stock-based awards (other than shares of restricted stock or other equity-based awards included in the number of shares of Parent Common Stock outstanding set forth above) with respect to 10,579,149 shares of Parent Common Stock. Except as set forth in this Section 4.5 and except for changes since the close of business on the Parent Measurement Date resulting from the exercise of employee stock options outstanding on such date, or the payment or redemption of other stock-based awards outstanding on such date and except for the shares to be issued in connection with the Merger, there are outstanding, as of the date of this Agreement, (a) no shares of capital stock or other voting securities of Parent, and (b) except for securities issuable pursuant to employee benefit plans or arrangements, including options issued pursuant to Parent stock option plans and awards payable in Parent Common Stock, (1) no options, warrants or other rights to acquire from Parent any capital stock or voting securities of Parent or securities convertible into or exchangeable for capital stock or voting securities of Parent, (2) no bonds, debentures, notes or other indebtedness of Parent or any of its Subsidiaries, in each case, that are linked to, or calculated based on, the value of Parent or any of its Subsidiaries, or otherwise based upon or derived from any dividends or other distributions declared or paid on any shares of capital stock of, or other equity or voting interests in, Parent or any of its Subsidiaries, or which have or which by their terms may have at any time (whether actual or contingent) the right to vote (or which are convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of Parent or any of its Subsidiaries may vote and (3) no preemptive or similar rights, subscription or other rights, convertible securities, agreements, arrangements or commitments of any character relating to the capital stock of Parent, obligating Parent to issue, transfer or sell any capital stock, voting securities of Parent or securities convertible into or exchangeable for capital stock or voting securities of Parent or obligating Parent to grant, extend or enter into any such option, warrant, subscription or other right, convertible security, agreement, arrangement or commitment (the items in the foregoing subclauses (a) and (b) being referred to collectively as “Parent Securities”). Except as required by the terms of any employee or director options or other stock-based awards, there are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.

Section 4.6 SEC Filings.

(a) Parent has made available to the Company (i) its annual reports on Form 10-K for its fiscal years ended December 31, 2021 and 2022, (ii) its proxy or information statements relating to meetings of, or actions taken without a meeting by, the stockholders of Parent held since December 31, 2021 and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 31, 2021 (the documents referred to in this Section 4.6(a) being referred to collectively as the “Parent SEC Documents”). Parent’s annual report on Form 10-K for its fiscal year ended December 31, 2022 is referred to herein as the “Parent 10-K.” Parent’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2023 is referred to herein as the “Parent 10-Q.”

(b) As of its filing date, each Parent SEC Document complied as to form in all material respects with the applicable requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act and the rules and regulations thereunder.

(c) As of its filing date, each Parent SEC Document filed pursuant to the Exchange Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(d) Each registration statement, as amended or supplemented, if applicable, filed by Parent since January 1, 2021 pursuant to the Securities Act, as of the date such statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(e) Parent has timely filed with or furnished to the SEC all forms, reports, schedules, registration statements, proxy statements and other documents required to be filed with or furnished to the SEC by Parent since January  1, 2021.

Section 4.7 Financial Statements. The audited consolidated financial statements of Parent (including any related notes and schedules) included in the annual reports on Form 10-K referred to in Section 4.6 present fairly, in all material respects, the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and their cash flows for the periods then ended, in each case, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto). For purposes of this Agreement, “Parent Balance Sheet” means the consolidated balance sheet of Parent, as of June 30, 2023, set forth in the Parent 10-Q and “Parent Balance Sheet Date” means June  30, 2023.

Section 4.8 Disclosure Documents.

(a) The Registration Statement on Form S-4 of Parent (the “Form S-4”) to be filed under the Securities Act relating to the issuance of Parent Common Stock in the Merger, and any amendments or supplements thereto, will, when filed, subject to the last sentence of Section 4.8(b), comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act.

(b) Neither the Form S-4 nor any amendment or supplement thereto will at the time it becomes effective under the Securities Act or at the Effective Time contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent in this Section 4.8 with respect to statements made or incorporated by reference therein based on information supplied by the Company for inclusion or incorporation by reference in the Form S-4.

(c) None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Company Proxy Statement or any amendment or supplement thereto will, at the date the Company Proxy Statement or any such amendment or supplement thereto is first mailed to stockholders of the Company or at the time such stockholders vote on the adoption and approval of this Agreement and the transactions contemplated hereby, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

Section 4.9 Controls and Procedures.

(a) Each of the principal executive officer and the principal financial officer of Parent (or each former principal executive officer and former principal financial officer of Parent, as applicable) has made all certifications required under Sections 302 and 906 of the Sarbanes-Oxley Act with respect to Parent SEC Documents. For purposes of the preceding sentence, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in the Sarbanes-Oxley Act.

(b) Parent has (i) designed and maintained disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) to ensure that material information required to be disclosed by Parent in the reports it files or furnishes under the Exchange Act is communicated to its management by others within those entities as appropriate to allow timely decisions regarding required disclosure, (ii) disclosed, based on its most recent evaluation, to its auditors and the audit committee of its Board of Directors (A) any significant deficiencies or material weaknesses in the design or operation of internal controls over financial reporting which could adversely affect its ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in its internal controls over financial reporting and (iii) identified for Parent’s auditors any material weaknesses in internal controls over financial reporting. Parent has provided to the Company true and correct copies of any of the foregoing disclosures to the auditors or audit committee of Parent that have been made in writing from January 1, 2021 through the date of this Agreement, and will promptly provide to the Company true and correct copies of any such disclosure that is made after the date of this Agreement.

(c) Parent has designed and maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) sufficient to provide reasonable assurance concerning the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including reasonable assurance (i) that transactions are executed in accordance with management’s general or specific authorizations and recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability and (ii) regarding prevention or timely detection of any unauthorized acquisition, use or disposition of assets that could have a material effect on Parent’s financial statements. Parent’s management, with the participation of Parent’s principal executive and financial officers, has completed an assessment of the effectiveness of Parent’s internal controls over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the year ended December 31, 2022, and such assessment concluded that such internal controls were effective using the framework specified in the Parent 10-K.

(d) No personal loan or other extension of credit by Parent or any Subsidiary to any of its or their executive officers or directors has been made or modified in violation of Section 13 of the Exchange Act and Section 402 of the Sarbanes-Oxley Act since January 1, 2021.

(e) Since January 1, 2021, neither Parent nor any of its Subsidiaries nor, to Parent’s knowledge, any director, officer, employee, auditor, accountant or representative of Parent or any of its Subsidiaries has received any written complaint, allegation, assertion, or claim that Parent or any of its Subsidiaries has engaged in improper or illegal accounting or auditing practices or maintains improper or inadequate internal accounting controls.

Section 4.10 Absence of Certain Changes.

(a) From the Parent Balance Sheet Date to the date of this Agreement, Parent and its Subsidiaries have conducted their business in the ordinary course of business consistent with past practice in all material respects.

(b) From the Parent Balance Sheet Date, there has not been any event, occurrence, change or development of a state of circumstances or facts which, individually or in the aggregate, has had, or would be reasonably likely to have, a Parent Material Adverse Effect.

Section 4.11 No Undisclosed Material Liabilities. As of the date of this Agreement, there are no liabilities of Parent or any Subsidiary of Parent of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise that, individually or in the aggregate, are material to Parent and its Subsidiaries, taken as a whole, other than:

(a) liabilities disclosed or provided for in the Parent Balance Sheet or the notes thereto;

(b) liabilities incurred since the Parent Balance Sheet Date in the ordinary course of business consistent with past practice and which, individually or in the aggregate, would not be reasonably likely to have a Parent Material Adverse Effect;

(c) liabilities disclosed in the Parent SEC Documents filed prior to the date of this Agreement;

(d) liabilities or obligations that have been discharged or paid in full in the ordinary course of business consistent with past practice; and

(e) liabilities under this Agreement or in connection with the Transactions.

Section 4.12 Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding, pending against, or, to the knowledge of Parent, threatened against or affecting, Parent, any of its Subsidiaries, any of their respective properties or any of their respective officers or directors before any court, arbitrator or any governmental body, agency, authority or official except as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect.

Section 4.13 Compliance with Laws. To Parent’s knowledge, neither Parent nor any of its Subsidiaries is in violation of, or has since January 1, 2021 violated, any applicable provisions of any laws, statutes, ordinances or regulations except for any violations that, individually or in the aggregate, have not had, and would not be reasonably likely to have, a Parent Material Adverse Effect.

Section 4.14 Regulatory Matters.

(a) Except as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, since January 1, 2018, (i) none of the Parent, any of its Subsidiaries, nor any Parent or Subsidiary director, officer, employee, nor, to the knowledge of the Parent, any representative, agent, or other person acting on behalf of the Parent or any of its Subsidiaries, has violated any Anti-Corruption Law, and (ii) none of the Parent, any of its Subsidiaries nor any Parent or Subsidiary director, officer, employee, nor, to the knowledge of the Parent, any representative, agent or any other person acting on behalf of the Parent or any of its Subsidiaries, has offered, paid, given, promised, or authorized the payment of, anything of value (including, but not limited to, money, checks, wire transfers, tangible and intangible gifts, favors, services, employment or entertainment and travel) directly or indirectly to any Government Official (A) for the purpose of (1) influencing any act or decision of a Government Official or any other person in his or her official capacity, (2) inducing a Government Official or any other person to do or omit to do any act in violation of his or her lawful duties,

(3) securing any improper advantage, (4) inducing a Government Official or any other person to influence or affect any act or decision of any governmental body, agency, authority or entity or (5) assisting the Parent, any Subsidiary of the Parent, or any Parent or Subsidiary director, officer employee, agent, representative, or any other person acting on behalf of the Parent or any of its Subsidiaries in obtaining or retaining business, or (B) in a manner which would constitute or have the purpose or effect of public or commercial bribery or corruption, acceptance of, or acquiescence in extortion, kickbacks, or other unlawful or improper means of obtaining or retaining business or any improper advantage.

(b) Except as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, (i) the Parent, each of its Subsidiaries and their respective directors, officers, employees, and, to the knowledge of the Parent, agents, representatives and other persons acting for or on behalf of any of the foregoing persons, are, and at all times since January 1, 2018 have been, in compliance with all applicable Economic Sanctions/Trade Laws and all applicable Money Laundering Laws and (ii) neither the Parent nor any of its Subsidiaries carries on, or has carried on since January 1, 2018, any business, directly or knowingly indirectly, involving Cuba, Iran, Syria, North Korea, the Crimea region, or the so-called Donetsk or Luhansk People’s Republics or any Sanctions Target in violation of applicable Economic Sanctions/Trade Laws.

(c) Except as would not, individually or in the aggregate, be reasonably likely to have a Parent Material Adverse Effect, since January 1, 2018 (i) neither the Parent nor any of its Subsidiaries has conducted or initiated any internal investigation, review or audit, or made a voluntary, directed, or involuntary disclosure to any governmental body, agency, authority or entity or third party with respect to any alleged or suspected act or omission arising under or relating to any potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law, or Money Laundering Law, (ii) neither the Parent nor any of its Subsidiaries, nor any of their respective directors or officers, nor, to the knowledge of the Parent, any agents, employees (other than officers) representatives, or any other person acting at the direction of the Parent or any of its Subsidiaries has received any written notice, request or citation for any actual or potential noncompliance with any applicable Anti-Corruption Law, Economic Sanctions/Trade Law or Money Laundering Law, (iii) the Parent and its Subsidiaries have implemented and have maintained internal controls, policies and procedures designed to detect and prevent violations of Anti-Corruption Laws, Economic Sanctions/Trade Laws and Money Laundering Laws, and (iv) the Parent and each of its Subsidiaries have at all times made and maintained accurate books and records in material compliance with all applicable Anti-Corruption Laws, Economic Sanctions/Trade Laws or Money Laundering Laws.

Section 4.15 Capitalization of Merger Subsidiary. The authorized capital stock of Merger Subsidiary consists solely of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding. All of the issued and outstanding capital stock of Merger Subsidiary is, and at the Effective Time will be, owned by Parent. Merger Subsidiary has not engaged in any activities other than the execution of this Agreement, the performance of its respective obligations hereunder, and matters ancillary thereto, and prior to the Effective Time will have, no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the Merger and the other transactions contemplated by this Agreement.

Section 4.16 Reorganization. Parent has not taken or agreed to take any action, and is not aware, after reasonable diligence, of the existence of any fact or circumstance, that could reasonably be expected to prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.17 Ownership of Company Common Stock. Neither Parent nor any of its Subsidiaries (including Merger Subsidiary) owns or has owned at any time in the three years preceding the date of this Agreement any shares of Company Common Stock beneficially or of record.

Section 4.18 No Additional Representations.

(a) Except for the representations and warranties made in (i) this Article IV, as qualified by the Parent Disclosure Schedules, (ii) any certificate delivered pursuant to this Agreement or (iii) the Support Agreement, neither Parent nor any other Person makes any express or implied representation or warranty with respect to Parent or its Subsidiaries or their respective businesses, operations, assets, liabilities or conditions (financial or otherwise) in connection with this Agreement, the Merger or the other Transactions, and Parent hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations or warranties expressly provided in this Article IV, as qualified by the Parent Disclosure Schedules, or in any certificate delivered pursuant to this Agreement or in the Support Agreement, neither Parent nor any other Person makes or has made any representation or warranty to the Company or any of its affiliates or representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to Parent or any of its Subsidiaries or their respective businesses; or (ii) except for the representations and warranties expressly made in this Article IV, as qualified by the Parent Disclosure Schedules, or in any certificate delivered pursuant to this Agreement or in the Support Agreement, any oral or written information presented to the Company or any of its affiliates or representatives in the course of their due diligence investigation of Parent, the negotiation of this Agreement or in the course of the Merger or the other Transactions.

(b) Notwithstanding anything contained in this Agreement to the contrary, each of Parent and Merger Subsidiary acknowledges and agrees that neither the Company nor any other Person has made or is making, and each of Parent and Merger Subsidiary expressly disclaims reliance upon, any representations, warranties or statements relating to the Company or its Subsidiaries whatsoever, express or implied, beyond those expressly given by the Company in Article III, as qualified by the Company Disclosure Schedules or in any certificate delivered pursuant to this Agreement, including any implied representation or warranty as to the accuracy or completeness of any information regarding the Company or its Subsidiaries furnished or made available to Parent or Merger Subsidiary or any of their respective representatives. Without limiting the generality of the foregoing, each of Parent and Merger Subsidiary acknowledge that, except for the representations and warranties expressly provided in Article III, as qualified by the Company Disclosure Schedules, or in any certificate delivered pursuant to this Agreement, no representations or warranties are made with respect to any projections, forecasts, estimates, budgets or prospect information that may have been made available to Parent or Merger Subsidiary or any of their respective representatives.

ARTICLE V

COVENANTS OF THE COMPANY

The Company agrees that:

Section 5.1 Conduct of the Company. From the date of this Agreement until the Effective Time, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable law or any COVID-19 Measures required by applicable law and any action taken, or omitted to be taken, by the Company or its Subsidiaries pursuant thereto or as set forth in Section 5.1 of the Company Disclosure Schedules, the Company and its Subsidiaries shall use all reasonable best efforts to conduct their business (x) in the ordinary course of business consistent with past practice and shall use their commercially reasonable efforts to preserve intact their business organizations and material relationships with third parties; provided, that this Section 5.1(x) shall not prohibit the Company and its Subsidiaries from taking commercially reasonable (taking into account the reasonableness perspective of each of Parent and the Company) actions outside of the ordinary course or not consistent with past practice in response to external unforeseen events, changes or developments of the type set forth in clauses (A)-(D), or clause (G) of the definition of Company Material Adverse Effect in a manner consistent with those generally undertaken by businesses similarly situated to the Company and (y) in a manner not involving the entry by the Company or its Subsidiaries into businesses that are materially different from the businesses of the Company and its Subsidiaries on the date of this Agreement. For the purposes of this Agreement, “COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” social distancing, shut down, closure, sequester, safety or similar laws, directives, restrictions, guidelines, responses, or recommendations of, or promulgated by, any governmental agency, including the Centers for Disease Control and Prevention and the World Health Organization, or other reasonable actions taken, in each case, in connection with or in response to COVID-19. For the purposes of this Agreement, “COVID-19” means SARS-CoV-2 or COVID-19, and any evolution or variant thereof or any related or associated epidemic, pandemic, or disease outbreak. Without limiting the generality of the foregoing, except with the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable law or any COVID-19 Measures required by applicable law and any action taken, or omitted to be taken, by the Company or its Subsidiaries pursuant thereto or as set forth in Section 5.1 of the Company Disclosure Schedules, from the date of this Agreement until the Effective Time:

(a) the Company will not (i) adopt or propose any change in its certificate of incorporation or by-laws or (ii) permit any of its Significant Subsidiaries to adopt or propose any change in such Significant Subsidiary’s certificate of incorporation, by-laws or similar organizational or governing documents;

(b) the Company will not, and will not permit any Significant Subsidiary of the Company to, adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Significant Subsidiaries;

(c) the Company will not, and will not permit any Subsidiary of the Company to, issue, sell, transfer, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class or series of the Company or its Subsidiaries other than (i) issuances of Company Common Stock or Class A Shares pursuant to the exercise or settlement (as applicable) of Company Options, Company RS Awards, Company PSU Awards or Phantom Units that are outstanding on the date of this Agreement or granted thereafter not in violation of this Section 5.1, (ii) pledges or encumbrances with respect to Subsidiaries of the Company securing indebtedness under the MLP Credit Agreement, or (iii) issuances made by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company;

(d) the Company will not, and, solely in the case of clause (ii), will not permit any Subsidiary of the Company to, (i) split, combine, subdivide or reclassify its outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock other than (A) in the case of the Company, regular quarterly cash dividends or distributions payable by the Company to shareholders, which dividends or distributions shall not exceed $0.4375 per share of Company Common Stock per fiscal quarter and shall otherwise be consistent with past practice, including with respect to timing of declaration and payment (and in any event will not include any special dividend), (B) in the case of the MLP, regular quarterly cash distributions solely from Available Cash (as defined in the MLP Partnership Agreement) and which are otherwise consistent with past practice, including with respect to timing of declaration or payment (and in any event will not include any special dividend), (C) dividends or distributions paid by any Subsidiary of the Company to the Company or any wholly-owned Subsidiary of the Company or (D) dividends or distributions from Opco to the MLP or dividends or distributions paid by any Subsidiary of Opco to Opco or any wholly-owned Subsidiary of Opco (provided that, in the case of this clause (D), such dividends or distributions do not result in any adverse tax cost that is material to the Company and its Subsidiaries (taken as a whole)); provided, however, that the Company shall not declare, set aside or pay any dividend except in accordance with, and the foregoing shall not restrict any dividend declared and paid in accordance with, Section 7.11;

(e) the Company will not, and will not permit any Subsidiary of the Company to, redeem, purchase or otherwise acquire directly or indirectly any of the Company’s or any Subsidiary’s capital stock, except for repurchases, redemptions or acquisitions (i) required by the terms of its capital stock or any securities outstanding on the date of this Agreement or (ii) required by or in connection with the respective terms, as of the date of this Agreement, of any Company Benefit Plan or any dividend reinvestment plan as in effect on the date of this Agreement in the ordinary course of the operations of such plan consistent with past practice and only to the extent consistent with Section 7.4, (iii) with respect to the forfeiture, exercise, vesting, settlement or satisfaction of applicable Tax withholding and/or exercise prices of Company Stock Options, Company RS Awards, Company PSU Awards or Phantom Units outstanding as of the date of this Agreement or granted thereafter not in violation of this Section 5.1 or (iv) involving only wholly-owned Subsidiaries of the Company;

(f) the Company will not amend the material terms (including the terms relating to accelerating the vesting or lapse of repurchase rights or obligations) of any outstanding Company Options, Company RS Awards or Company PSU Awards (which, it is understood, will not limit the administration of the relevant plans governing such awards in accordance with past practices and interpretations of the Company’s Board of Directors and the Company’s Compensation and Management Development Committee);

(g) the Company will not, and will not permit any Subsidiary (excluding the MLP, Opco and their Subsidiaries) of the Company to, make or authorize any capital expenditures except in amounts that are not in excess of, (i) during fiscal year 2023, 110% of the aggregate budgeted amount for each geographic region and category indicated in the capital budget for the fiscal year 2023 set forth in Section 5.1(g) of the Company Disclosure Schedules, (ii) during fiscal year 2024, 110% of the aggregate budgeted amount for each geographic region and category indicated in the draft capital budget for the fiscal year 2024 set forth in Section 5.1(g) of the Company Disclosure Schedules, and (iii) during fiscal year 2025, 110% of the aggregate budgeted amount for each geographic region and category indicated in the draft capital budget for the fiscal year 2025 set forth in Section 5.1(g) of the Company Disclosure Schedules, except in each case, for capital expenditures, not to exceed $50 million in the aggregate, to repair damage resulting from insured casualty events or required on an emergency basis for the safety of individuals, assets or the environment (so long as the Company provides Parent prior notice of any such capital expenditures together with an estimate of the proposed scope of repairs and related costs to the extent that it is reasonably practical under the circumstances); provided, however, that neither the MLP nor any of its Subsidiaries shall make or authorize capital expenditures in a fiscal year in excess of 110% of the amount for such fiscal year set forth on Section 5.1(g) of the Company Disclosure Schedules;

(h) the Company will not, and will not permit any Subsidiary of the Company to, except as required under any Company Benefit Plan, (i) increase the compensation or benefits of any employee with a title of vice president or above, except for increases in the ordinary course of business consistent with past practice, (ii) (A) enter into, (B) adopt, or (C) extend or renew (or waive or amend any performance or vesting criteria or accelerate funding under) any employment, change in control, severance, bonus, profit sharing, retirement, restricted stock, stock option, deferred compensation or other director, consultant, executive or employee benefit plan, policy, agreement or arrangement except as required by the terms of an agreement or arrangement existing on the date of this Agreement, (iii) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, (iv) take any action to accelerate the vesting, payment or funding of any compensation or benefits to any employee with a title of vice president or above, (v) implement any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the Worker Adjustment and Retraining Notification Act and any similar state or local law (collectively, the “WARN Act”) or (vi) , terminate the employment of any employee with a title of vice president or above, other than a termination of employment for “cause”, or hire any employee with a title of vice president or above (other than to replace any employee who has terminated his or her employment voluntarily or whose employment has terminated as permitted herein);

(i) the Company will not, and will not permit any of its Subsidiaries to, acquire (for cash or other assets) or agree to acquire by merging or consolidating with, or by purchasing all or a substantial portion of the assets of, or by purchasing all or a substantial equity or voting interest in, or by any other manner, any business or Person or division thereof or any other assets (including E&P Assets), except that, the Company and its Subsidiaries shall be permitted to make (i) acquisitions pursuant to an agreement of the Company or any of its Subsidiaries in effect on the date of this Agreement that is made available to Parent and listed on Section 5.1(j) of the Company Disclosure Schedules, (ii) acquisitions (including of E&P Assets) for which the consideration is less than $50 million individually or $100 million in the aggregate, including by lease, license or entry into joint ventures or partnership arrangements, (iii) acquisitions of assets solely among the Company and its wholly owned Subsidiaries, or among the wholly owned Subsidiaries of the Company, or (iv) acquisitions of assets solely among Opco and its wholly owned Subsidiaries, or among the wholly owned Subsidiaries of Opco (provided that, in the case of this clause (iv) and the foregoing clause (iii), such acquisitions do not result in any adverse tax cost that is material to the Company and its Subsidiaries (taken as a whole)); provided that any acquisitions included in the capital budgets referenced in Section 5.1(g) shall not be subject to the restrictions set forth in this Section 5.1(i). For purposes of this Agreement, the term “E&P Assets” means land and mineral interests or rights therein used for the exploration, development and production of oil and gas and other hydrocarbons and related assets;

(j) except as expressly permitted by Section 7.1, the Company will not, and will not permit any of its Subsidiaries to, sell, lease, license, encumber (including by the grant of any option thereon) (other than by Permitted Liens) or otherwise dispose of any material assets or material property (which shall include any sale of any capital stock of any Subsidiary of the Company), except (i) pursuant to existing contracts or commitments, (ii) in the ordinary course of business consistent with past practice, (iii) sales of or disposals of obsolete or worthless assets at the end of their scheduled retirement, (iv) transfers among the Company and its wholly owned Subsidiaries, or among the wholly owned Subsidiaries of the Company, (v) transfers among Opco and its wholly owned Subsidiaries, or among the wholly owned Subsidiaries of Opco (provided that, in the case of this clause (v) and the foregoing clause (iv), such transfers do not result in any adverse tax cost that is material to the Company and its Subsidiaries (taken as a whole)), or (vi) any such disposals (including exchanges or swaps of E&P Assets) of assets in an amount not exceeding $75 million individually or $150 million in the aggregate;

(k) the Company will not, and will not permit any of its Subsidiaries to, incur any indebtedness for borrowed money, guarantee or assume any such indebtedness of another Person, issue or sell warrants or other rights to acquire any debt securities of the Company or any of its Subsidiaries, enter into any “keep well” or other agreement to maintain any financial condition of another Person, or enter into any arrangement having the economic effect of any of the foregoing (other than (i) any such indebtedness among any Person and its wholly-owned Subsidiaries, among any Person’s wholly-owned Subsidiaries, and guarantees thereof, (ii) borrowings under that certain Credit Agreement, dated as of July 14, 2022, by and among the Company, Hess Overseas Finance Investments Centre Limited, the other borrowing subsidiaries party thereto from time to time, the lenders and other parties thereto from time to time and JPMorgan Chase Bank, N.A., as administrative agent (as amended or modified from time to time, the “Company Credit Agreement”), the MLP Credit Agreement, or any other existing credit facilities of the Company or its Subsidiaries, in each case, in accordance with the terms thereof as in effect on the date of this Agreement or, in each case, as amended, modified or supplemented in compliance with the terms of this Agreement, (iii) any such indebtedness incurred to replace, renew, extend, refinance or refund any indebtedness of the Company or any of its Subsidiaries, or (iv) any such other indebtedness or other obligations incurred in the ordinary course of business consistent with past practice, that is not in excess of $100 million, in the aggregate; provided, however, that in the case of each of clauses (ii), (iii) and (iv) such indebtedness either (A) is prepayable or redeemable at the Closing or at any time (subject to customary notice requirements) without premium or penalty (other than customary eurocurrency rate breakage) or (B) does not subject the Company or any of its Subsidiaries or, following the Closing, Parent or any of its Subsidiaries, to any additional restrictions, limitations, covenants or obligations in any material respect (other than the obligations to make payment on such indebtedness), in the case of this clause (B), to which the Company or any of its Subsidiaries, or Parent or any of its Subsidiaries, as applicable, is not otherwise subject under the terms of any indebtedness outstanding as of the date of this Agreement);

(l) the Company will not, and will not permit any of its Subsidiaries to, (i) modify, amend, terminate or waive any material rights under any Material Contract or (ii) enter into any agreement that would constitute a Material Contract if entered into as of the date of this Agreement, other than (x) as otherwise expressly contemplated by this Agreement and (y) in the ordinary course of business consistent with past practice (but excluding any Specified Contracts, any Contract of the type set forth in Section 3.21(a)(iii), Section 3.21(a)(v) or Section 3.21(a)(x)(B) or, notwithstanding anything herein to the contrary, any Contract of the type set forth in Section 5.1(l) of the Company Disclosure Schedules with respect to any proposed amendment of such Contract that would extend the duration or term thereof by twelve (12) months);

(m) the Company will not, and will not permit any of its Subsidiaries to, settle or compromise any claim, demand, lawsuit or regulatory proceeding (excluding any Tax Proceeding, which shall be governed by Section 5.1(q)), whether now pending or hereafter made or brought, or waive, release or assign any rights or claims, in any such case (i) in an amount in excess of $50 million or (ii) that imposes (x) any material non-monetary obligation to be performed by, or (y) material restriction imposed against, the Company or any of its Subsidiaries following the Closing Date; provided, however, that, notwithstanding the foregoing, the Company may not settle or propose to settle or compromise any Transaction Litigation except as expressly permitted by Section 7.14;

(n) except for any such change which is not material or which is required by reason of a concurrent change in GAAP or applicable law, the Company will not, and will not permit any Subsidiary of the Company to, change any method of financial accounting or financial accounting practice (other than any change for Tax purposes) used by it;

(o) the Company will not, and will not permit any Subsidiary of the Company to, (i) enter into any joint venture, partnership, participation or other similar arrangement (other than in connection with acquisitions of E&P Assets that are permitted by Section 5.1(i)) or (ii) make any loan, capital contribution or advance to or investment in any other Person (other than the Company or any wholly-owned Subsidiary of the Company and other than pursuant to capital calls required pursuant to the terms of existing equity investments), in each case of (i) and (ii) that would be material to the Company, except for advances for reimbursable employee expenses in the ordinary course of business consistent with past practice or advancements of expenses to directors and officers of the Company or any Subsidiary of the Company pursuant to bona fide advancement provisions that are, in size and terms, consistent with past practice and otherwise not in violation of the other restrictions set forth in clauses (a) through (w) of this Section 5.1 under the Company Charter, Company By-Laws, equivalent governing documents of any Subsidiary of the Company or any indemnification agreement with any such director or officer;

(p) the Company will not, and will not permit any of its Subsidiaries to, take any action which would limit Parent’s or the Company’s freedom to license, cross-license or otherwise dispose of any material Company Intellectual Property;

(q) except as required by law, the Company will not, and will not permit any of its Subsidiaries to, (i) make (other than in the ordinary course of business consistent with past practice), revoke or amend any material election relating to Taxes or change any of its Tax accounting methods currently in effect, (ii) settle any Tax Proceeding or (iii) file any amended Tax Return, in each case, if such action is reasonably likely to result in an increase to a Tax liability of the Company and/or its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole;

(r) except as contemplated by Section 7.1, the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement that limits in any material respect the ability of the Company or any Subsidiary of the Company, or would (or would reasonably be expected to) limit in any material respect the ability of Parent or any Subsidiary of Parent after the Effective Time, to compete in or conduct any line of business or compete with any Person in any geographic area or during any period;

(s) the Company will not, and will not permit any of its Subsidiaries to, enter into (or agree to enter into) any acquisition, joint venture, exclusive arrangement or other similar arrangement, or any agreement to effect, or any letter of intent or similar document contemplating, any acquisition (including by merger, consolidation or acquisition), joint venture, exclusive arrangement or other similar arrangement, that would reasonably be expected to prevent, materially delay, materially interfere with or materially impede the consummation of the Merger and the Transactions, including, any such action that would reasonably be expected to prevent, materially impede or materially delay the ability of the parties to (y) obtain the expiration or termination of the waiting period under the HSR Act or any other applicable antitrust laws, or (z) obtain any authorizations, consents, orders, and approvals of any governmental body, agency or authority, in each case, necessary for the consummation of the Merger and the other Transactions;

(t) the Company will not, and will not permit any of its Subsidiaries to, enter into any new derivatives or hedging instruments intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons, other than as set forth in Section 5.1(t) of the Company Disclosure Schedules;

(u) prior to declining to incur any capital commitment proposed by an operator with respect to any well or other E&P Asset in excess of $25 million pursuant to any AFE, the Company and its Subsidiaries shall comply with Section 5.1(u) of the Company Disclosure Schedules;

(v) notwithstanding anything to the contrary in this Agreement, the Company will not, and will not permit any of its Subsidiaries to, take any of the actions set forth in Section 5.1(v) of the Company Disclosure Schedules; and

(w) the Company will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

Notwithstanding the foregoing, the obligations of the Company and its Subsidiaries under this Section 5.1 to take an action or not to take an action shall not apply to the marketing and sale of Hydrocarbons in the ordinary course of business consistent with past practice.

Section 5.2 Company Stockholder Meeting; Proxy Material.

(a) Except as permitted by Section 5.2(b) below, the Board of Directors of the Company shall recommend adoption of this Agreement by the Company’s stockholders, and unless permitted by Section 5.2(b), neither the Board of Directors of the Company nor any committee thereof shall (i) withdraw, modify or qualify, or propose publicly to withdraw, modify or qualify, in any manner adverse to Parent, the approval of this Agreement, the Merger or the Company Recommendation (as defined in Section 5.2(f) below) (any of the foregoing, a “Change in the Company Recommendation”), or (ii) approve or recommend, or propose publicly to approve or recommend, any Acquisition Proposal. For purposes of this Agreement, a Change in the Company Recommendation shall include (x) any approval or recommendation (or public proposal to approve or recommend) of an Acquisition Proposal by the Board of Directors of the Company or any committee thereof or (y) any failure by the Company to include the Company Recommendation in the Company Proxy Statement.

(b)

(i) The Board of Directors of the Company shall be permitted, in response to a Superior Proposal received after the date of this Agreement and not resulting from a breach of Section 5.2(a), this Section 5.2(b) or Section 7.8, to not make the Company Recommendation, or to withdraw or modify in a manner adverse to Parent the Company Recommendation, or to cause the Company to terminate this Agreement pursuant to Section 9.1(f), in each case, only if and to the extent that all of the following conditions are met: (A) the Company Stockholder Approval has not been obtained; (B) the Board of Directors of the Company determines in good faith, after consulting with outside legal counsel, that making the Company Recommendation or failing to take such action would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties under applicable law; (C) before taking any such action, the Company promptly gives Parent written notice advising Parent of the decision of the Board of Directors of the Company to take such action (a “Superior Proposal Notice”), including the reasons therefor and specifying the material terms and conditions of the applicable Acquisition Proposal and the identity of the Person making such Acquisition Proposal (and the Company will also promptly give Parent such a notice with respect to any subsequent change in such proposal) and the Company has given Parent at least four (4) Business Days (as modified, extended or continued by this Section 5.2(b)(i), the “Superior Proposal Match Period”) after delivery of such notice to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Acquisition Proposal and during such period has made its representatives reasonably available to negotiate with Parent (to the extent Parent wishes to negotiate) with respect to such proposed revisions or other proposal, if any (it being understood and agreed that any amendment or modification (other than immaterial amendments or modifications) of such Acquisition Proposal shall require a new notice period with a new Superior Proposal Match Period of three (3) Business Days); and (D) the Board of Directors of the Company determines in good faith that such Acquisition Proposal constitutes a Superior Proposal (as defined in Section 7.8(b)) at the end of such Superior Proposal Match Period after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, as well as any revisions to the terms of the Merger or this Agreement proposed by Parent in a manner that would form a binding contract if accepted by the Company after being notified pursuant to this Section 5.2(b)(i).

(ii) The Board of Directors of the Company shall be permitted, in response to an Intervening Event occurring after the date of this Agreement, to not make the Company Recommendation or to withdraw or modify in a manner adverse to Parent the Company Recommendation, only if and to the extent that all of the following conditions are met: (A) the Company Stockholder Approval has not been obtained; (B) the Board of Directors of the Company determines in good faith, as a result of the Intervening Event, after consulting with outside legal counsel, that making the Company Recommendation or failing to so withdraw or modify the Company Recommendation would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to stockholders under applicable law; (C) before taking any such action, the Company promptly gives Parent written notice advising Parent of the decision of the Board of Directors of the Company to take such action (an “Intervening Event Notice”), which notice will describe the Intervening Event in reasonable detail, and the Company has given Parent at least four (4) Business Days (as modified, extended or continued by this Section 5.2(b)(ii), the “Intervening Event Match Period”) after delivery of such notice to propose revisions to the terms of this Agreement (or to make another proposal) in response to such Intervening Event and during such period has made its representatives reasonably available to negotiate with Parent (to the extent Parent wishes to negotiate) with respect to such proposed revisions or other proposal, if any (it being understood and agreed that any change in fact (other than an immaterial change) relating to such Intervening Event shall require a new notice period with a new Intervening Event Match Period of three (3) Business Days); and (D) Parent does not make, within the Intervening Event Match Period, a proposal in a manner that would form a binding contract if accepted by the Company that the Board of Directors of the Company determines in good faith after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, would obviate the need to not make or withdraw or modify the Company Recommendation. For purposes of this Agreement, “Intervening Event” means any event, development or change in circumstances that was not known to the Company’s Board of Directors, or the consequences of which were not reasonably foreseeable as of the date of this Agreement, which event, change or development becomes known to the Company’s Board of Directors prior to obtaining the Company Stockholder Approval; provided that in no event shall the following events, changes or developments constitute an Intervening Event: (A) the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof or (B) any change in the price or trading volume of the Company Common Stock, the Parent Common Stock or any other securities of the Company, Parent or any of their respective Subsidiaries (provided that the underlying causes of such changes may constitute, or be taken into account in determining whether there has been, an Intervening Event).

(iii) Except as permitted under Section 7.8, notwithstanding (x) any Change in the Company Recommendation, or (y) the making of any Acquisition Proposal, until the termination of this Agreement (A) in no event shall the Company or any of its Subsidiaries (1) enter into, or approve or recommend, or, except as set forth in Section 5.2(b), propose to approve or recommend, any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other agreement constituting or relating to an Acquisition Proposal, (2) except as required by applicable law or Section 7.5, make, facilitate or provide information in connection with any SEC or other regulatory filings in connection with the transactions contemplated by any Acquisition Proposal or (3) seek any third party consents in connection with any transactions contemplated by any Acquisition Proposal and (B) the Company shall otherwise remain subject to the terms of this Agreement, provided, however, for the avoidance of doubt, without limiting the Company’s right to terminate this Agreement in the circumstances set forth in Section 9.1, a Change in the Company Recommendation shall not limit the Company’s obligation to submit this Agreement to the stockholders of the Company for the purpose of obtaining the Company Stockholder Approval at the Company Stockholder Meeting.

(c) As promptly as practicable following the date of this Agreement, Parent and the Company shall prepare, and Parent shall file with the SEC, the Form S-4, in which the Company Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the Form S-4 declared effective under the Securities Act, and for the Company Proxy Statement to be cleared by the SEC and its staff under the Exchange Act, in each case, as promptly as practicable after such filing. Parent shall promptly comply with all reasonable requests from the Company for information regarding Parent or Merger Subsidiary and required by applicable law for inclusion in the Company Proxy Statement and the Company shall promptly comply with all reasonable requests from Parent for information regarding the Company and its Subsidiaries and required by applicable law for inclusion in the Form S-4. Neither the Company (with respect to the Company Proxy Statement) nor Parent (with respect to the Form S-4) will file such documents with the SEC without first providing the other party and its counsel a reasonable opportunity to review and comment thereon, and the filing party will (i) include the reasonable additions, deletions or changes suggested by the other party or its counsel to the extent relating to such party or their respective affiliates and (ii) consider in good faith all other such reasonable additions, deletions or changes suggested by the other party or its counsel in connection therewith. Each of Parent and the Company shall use all reasonable efforts to have the Company Proxy Statement and the Form S-4 cleared by the SEC and its staff as promptly as practicable after such initial filing. Without limiting any other provision herein, the Form S-4 and the Company Proxy Statement will contain such information and disclosure reasonably requested by either Parent or the Company so that the Form S-4 conforms in form and substance to the requirements of the Securities Act and the Company Proxy Statement conforms in form and substance to the requirements of the Exchange Act. The Company shall use its reasonable best efforts to, in consultation with Parent, (i) set a record date for the Company Stockholder Meeting, which record date shall be prior to (or as promptly as reasonably practicable following) the effectiveness of the Form S-4, (ii) commence a broker search pursuant to and in compliance with Section 14a-13 of the Exchange Act, and (iii) thereafter cause the Company Proxy Statement to be mailed to holders of Company Common Stock as promptly as reasonably practicable after the Form S-4 is declared effective, and, in any event, within three (3) Business Days after the Form S-4 is declared effective.

(d) If at any time prior to the Effective Time there shall occur (i) any event with respect to the Company or any of its Subsidiaries, or with respect to information supplied by the Company for inclusion in the Form S-4 or the Company Proxy Statement, or (ii) any event with respect to Parent, or with respect to information supplied by Parent for inclusion in the Form S-4 or the Company Proxy Statement, in either case, which event is required to be described in an amendment of or a supplement to the Form S-4 or the Company Proxy Statement, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company.

(e) Each of the Company and Parent shall (i) promptly (and in any case, no less than twenty-four (24) hours after a director or senior executive officer of such party becomes aware) notify the other of the receipt of any comments from the SEC or its staff or any other applicable government official and of any requests by the SEC or its staff or any other applicable government official for amendments or supplements to any of the filings with the SEC in connection with the Merger and other transactions contemplated hereby or for additional information and (ii) promptly (and in any case, no less than twenty-four (24) hours after a director or senior executive officer of such party becomes aware) supply the other with copies of all correspondence between the Company or any of its representatives, or Parent or any of its representatives, as the case may be, on the one hand, and the SEC or its staff or any other applicable government official, on the other hand, with respect thereto. The Company and Parent shall use their respective reasonable best efforts to respond to any comments of the SEC or its staff with respect to the Form S-4 and the Company Proxy Statement as promptly as reasonably practicable. The Company and Parent shall cooperate with each other and provide to each other all information necessary in order to prepare the Form S-4 and the Company Proxy Statement as expeditiously as practicable, and each of them shall provide promptly to the other party any information that such party may obtain that could necessitate an amendment or supplement to any such document.

(f) The Company shall, within forty (40) days after the commencement of the mailing of the Company Proxy Statement (or, if the Company’s nationally recognized proxy solicitation firm advises forty (40) days after the commencement of the mailing of the Company Proxy Statement is insufficient time to submit and obtain the Company Stockholder Approval, such later date to which Parent consents (such consent not to be unreasonably withheld, conditioned or delayed)), duly call, give notice of, convene and hold a meeting of its stockholders (the “Company Stockholder Meeting”) for the purpose of obtaining the Company Stockholder Approval, and the Board of Directors of the Company shall recommend to the Company’s stockholders the adoption of this Agreement (the “Company Recommendation”) and shall include such recommendation in the Company Proxy Statement; provided, however, that the Board of Directors of the Company may fail to make such Company Recommendation or make a Change in the Company Recommendation if permitted by, and in accordance with, Section 5.2(b). Without limiting the generality of the foregoing, but subject to Section 5.2(b) and the Company’s rights to terminate this Agreement under the circumstances set forth in Section 9.1, the Company agrees that its obligations pursuant to the first sentence of this Section 5.2(f) or its other obligations under this Section 5.2 shall not be affected by the commencement, public proposal, public disclosure or communication to the Company or its stockholders or representatives of any Acquisition Proposal. The Company shall use its reasonable best efforts to hold the Company Stockholder Meeting as soon as reasonably practicable after the Form S-4 becomes effective and (subject to any Change in the Company Recommendation permitted by, and in accordance with, Section 5.2(b)) to obtain the Company Stockholder Approval. The Company shall not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), adjourn, postpone or otherwise delay the Company Stockholder Meeting; provided that the Company may, notwithstanding the foregoing, without the prior written consent of Parent, adjourn or postpone the Company Stockholder Meeting (A) if, after consultation with Parent, the Company believes in good faith that such adjournment or postponement is reasonably necessary to allow reasonable additional time to (1) solicit additional proxies necessary to obtain the Company Stockholder Approval, or (2) distribute any supplement or amendment to the Company Proxy Statement the distribution of which the Board of Directors of the Company has determined in good faith to be necessary under applicable law after consultation with, and taking into account the advice of, outside legal counsel or (B) for an absence of a quorum, and the Company shall use its reasonable best efforts to obtain such a quorum as promptly as practicable. Notwithstanding the foregoing, (x) the Company may not, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), postpone the Company Stockholder Meeting more than a total of three (3) times pursuant to clause (A)(1) or (B) of the immediately preceding sentence, and no such postponement or adjournment pursuant to clause (A)(1) or (B) of the immediately preceding sentence shall be, without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), for a period exceeding ten (10) Business Days and in no event may the Company postpone the Company Stockholder Meeting without the written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed) if doing so would require the setting of a new record date and (y) if the Company Stockholder Meeting is postponed, the Company shall reconvene the Company Stockholder Meeting at the earliest practicable date on which the Board of Directors reasonably expects to have sufficient affirmative votes to obtain the Company Stockholder Approval. Without the prior written consent of Parent, the matters contemplated by the Company Stockholder Approval shall be the only matters (other than matters of procedure and matters required by applicable law to be voted on by the Company’s stockholders in connection therewith) that the Company shall propose to be voted on by the stockholders of the Company at the Company Stockholder Meeting. The Company shall otherwise coordinate and cooperate with Parent with respect to the timing of the Company Stockholder Meeting and will otherwise comply with all legal requirements applicable to the Company Stockholder Meeting. The Company shall provide updates to Parent with respect to the proxy solicitation for the Company Stockholders Meeting (including interim results) as reasonably requested by Parent.

Section 5.3 Resignation of Company Directors. The Company shall use reasonable best efforts cause each director of the Company to deliver a written resignation to the Company effective at the Effective Time.

Section 5.4 Other Actions. Subject to and in accordance with the provisions of Article VII, the Company and Parent shall cooperate with each other to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein.

Section 5.5 Certain Actions. The Parties have agreed to the matters and agreements set forth in, and shall take any actions contemplated by, Section 5.5 of the Company Disclosure Schedules.

ARTICLE VI

COVENANTS OF PARENT

Parent agrees that:

Section 6.1 Conduct of Parent. From the date of this Agreement until the Effective Time, except with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable law or as set forth in Section 6.1 of the Parent Disclosure Schedules, Parent and its Subsidiaries shall conduct their business in a manner not involving the entry by Parent or its Subsidiaries into lines of businesses that are materially different from the lines of businesses of Parent and its Subsidiaries on the date of this Agreement. Without limiting the generality of the foregoing, except with the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed), as expressly permitted or required by this Agreement, as may be required by applicable law, or as set forth in Section 6.1 of the Parent Disclosure Schedules, from the date of this Agreement until the Effective Time, Parent shall not, nor shall Parent permit any of its Subsidiaries to:

(a) adopt or propose any change in the certificate of incorporation or by-laws of Parent;

(b) adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Parent;

(c) (i) split, combine, subdivide or reclassify Parent’s outstanding shares of capital stock, or (ii) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to Parent’s capital stock other than regular quarterly cash dividends payable by Parent (including any increases thereof consistent with past practice or changes thereto as described in Section 6.1(b) of the Parent Disclosure Schedules), and in any case not including any special dividend; provided, however, that Parent shall not declare, set aside or pay any dividend except in accordance with, and the foregoing shall not restrict any dividend declared and paid in accordance with, Section 7.11;

(d) enter into (or agree to enter into) any acquisition, joint venture, exclusive arrangement or other similar arrangement, or any agreement to effect, or any letter of intent or similar document contemplating, any acquisition (including by merger, consolidation or acquisition), joint venture, exclusive arrangement or other similar arrangement, that would reasonably be expected to prevent, materially delay, materially interfere with or materially impede the consummation of the Merger and the Transactions, including, any such action that would reasonably be expected to prevent, materially impede or materially delay the ability of the parties to (y) obtain the expiration or termination of the waiting period under the HSR Act or any other applicable antitrust laws, or (z) obtain any authorizations, consents, orders, and approvals of any governmental body, agency or authority, in each case, necessary for the consummation of the Merger and the other Transactions; or

(e) agree or commit to do any of the foregoing.

Section 6.2 Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

Section 6.3 Director and Officer Liability.

(a) Without limiting any other rights that any Indemnified Person may have pursuant to any employment agreement or indemnification agreement, from the Effective Time and until the six (6) year anniversary of the Effective Time, Parent shall cause the Surviving Corporation and each of its Subsidiaries, other than the MLP, Opco and their Subsidiaries, to indemnify, defend and hold harmless each Person who is now, or has been at any time prior to the date of this Agreement or who becomes prior to the Effective Time, a director, officer or employee of the Company or of such Subsidiary, as applicable, or who acts as a fiduciary under any Company Benefit Plan or is or was serving at the request of the Company or of such Subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (including the MLP, Opco and their Subsidiaries) (the “Indemnified Persons”) against all losses, claims, damages, costs, fines, penalties, expenses (including attorneys’ and other professionals’ fees and expenses), liabilities or judgments or amounts that are paid in settlement of or incurred in connection with any threatened or actual claim (including a claim of a violation of applicable law), action, audit, demand, suit, proceeding, investigation or other proceeding at law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise and whether or not such claim, action, audit, demand, suit, proceeding, investigation or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action (“Proceeding”) to which such Indemnified Person is a party or is otherwise involved (including as a witness) based, in whole or in part, on or arising, in whole or in part, out of or in connection with the fact that such Person is or was a director, officer or employee of the Company or of such Subsidiary, a fiduciary under any Company Benefit Plan or is or was serving at the request of the Company or of such Subsidiary as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, employee benefit plan, trust or other enterprise (including the MLP, Opco and their Subsidiaries) or by reason of anything done or not done by such Person in or in connection with any such capacity, whether pertaining to any act or omission occurring or existing prior to, at or after the Effective Time and whether asserted or claimed prior to, at or after the Effective Time (“Indemnified Liabilities”), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to, this Agreement or the Transactions, in each case to the fullest extent permitted under applicable law (and Parent shall cause the Surviving Corporation or such Subsidiary to pay expenses incurred in advance of the final disposition of any such Proceeding to each Indemnified Person to the fullest extent permitted under applicable law). Any Indemnified Person wishing to claim indemnification or advancement of expenses under this Section 6.3(a), upon learning of any such Proceeding, shall notify the Surviving Corporation (but the failure so to notify shall not relieve a party from any obligations that it may have under this Section 6.3(a) except to the extent such failure materially prejudices such party’s position with respect to such claims). Parent will have the right, upon written notice to any applicable Indemnified Person, to assume the defense of any Proceeding in respect of which indemnification is or would be sought hereunder employing counsel reasonably satisfactory to such Indemnified Person. Notwithstanding anything to the contrary in this Section 6.3, an Indemnified Person shall only be entitled to the rights provided in this Section 6.3 after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable law that such Indemnified Person is not entitled to be indemnified.

(b) Parent and the Surviving Corporation shall not amend, repeal or otherwise modify any provision in the organizational documents of the Surviving Corporation or its Subsidiaries other than the MLP, Opco and their Subsidiaries (and Parent shall not authorize or consent to any such amendment, repeal or other modification of the organizational documents of the MLP, Opco or any of their Subsidiaries) in any manner that would adversely affect the rights thereunder of any Indemnified Person to indemnification, exculpation or expense advancement, except to the extent required by applicable law. Parent shall cause the Surviving Corporation and its Subsidiaries (other than the MLP, Opco and their Subsidiaries) to fulfill and honor any indemnification, expense advancement or exculpation agreements between the Company or any of such Subsidiaries and any of its or their directors, officers or employees existing immediately prior to the Effective Time.

(c) To the fullest extent permitted under applicable law, Parent shall cause the Surviving Corporation and each of its Subsidiaries (other than the MLP, Opco and their Subsidiaries) to indemnify any Indemnified Person against all reasonable costs and expenses (including reasonable attorneys’ fees and expenses), such amounts to be payable in advance upon request as provided in this Section 6.3, relating to the enforcement of such Indemnified Person’s rights under this Section 6.3; provided, that, any such Indemnified Person shall only be entitled to the rights of advancement provided in this Section 6.3(c) after providing a written undertaking by or on behalf of such Indemnified Person to repay such amounts if it is ultimately determined under applicable law that such Indemnified Person is not entitled to be indemnified.

(d) Parent shall cause the Surviving Corporation to put and keep in place for a period of at least six (6) years from the Effective Time, and Parent shall fully prepay no later than immediately prior to the Closing, “tail” insurance policies with a claims reporting or discovery period of at least six (6) years from the Effective Time placed with insurance companies having the same or better AM Best Financial rating as the Company’s current directors’ and officers’ liability and fiduciary liability insurance companies with terms and conditions providing retentions, limits and other material terms no less favorable than the current directors’ and officers’ liability insurance policies and fiduciary liability insurance policies maintained by the Company with respect to matters, acts or omissions existing or occurring at or prior to the Effective Time; provided, however, that Parent may elect in its sole discretion but shall not be required to, spend more than the amount set forth on Section 6.3 of the Company Disclosure Schedule (the “Cap Amount”) for the six (6) years of coverage under such “tail” policy; provided, further, that if the cost of such insurance exceeds the Cap Amount, and Parent elects not to spend more than the Cap Amount for such purpose, then Parent shall purchase as much coverage as is reasonably available for the Cap Amount.

(e) In the event that Parent or the Surviving Corporation (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provisions shall be made so that the successors and assigns of the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.3. Parent and the Surviving Corporation shall not sell, transfer, distribute or otherwise dispose of any of their assets or the assets of any Subsidiary (whether by merger, consolidation, operation of law or otherwise) in a manner that would reasonably be expected to render Parent or the Surviving Corporation unable to satisfy their obligations under this Section 6.3. The provisions of this Section 6.3 are intended to be for the benefit of, and shall be enforceable by, the parties and any and all Persons entitled to indemnification or insurance coverage or expense advancement pursuant to this Section 6.3, and their heirs and representatives.

Section 6.4 Form S-4. Subject to the terms and conditions of this Agreement, Parent shall prepare and file with the SEC under the Securities Act the Form S-4, and shall use its reasonable best efforts to cause the Form S-4 to be declared effective by the SEC a sufficient time prior to the Company Stockholder Meeting to allow the Company to mail the Company Proxy Statement to the Company stockholders, as required by the rules and regulations of the SEC, prior to the Company Stockholder Meeting. Parent shall take any action required to be taken under foreign or state securities or “blue sky” laws in connection with the issuance of Parent Common Stock in connection with the Merger.

Section 6.5 Stock Exchange Listing. Parent shall take all necessary action to cause the shares of Parent Common Stock to be issued in connection with the Merger to be listed on the NYSE, subject to official notice of issuance.

Section 6.6 Employee Benefits.

(a) From and after the Effective Time, Parent shall cause the Surviving Corporation to honor in accordance with their terms all benefits and obligations, subject to Section 6.6(b) hereof, under the Company Benefit Plans, each as in effect on the date of this Agreement (or as adopted or amended to the extent permitted by Section 5.1), to the extent that entitlements or rights, actual or contingent (whether such entitlements or rights are vested as of the Effective Time or become vested or payable only upon the occurrence of a further event) exist in respect thereof as of the Effective Time. Parent and the Company hereby agree that the consummation of the Merger shall constitute a “Change in Control” for purpose of any employee arrangement and all other Company Benefit Plans, pursuant to the terms of such plans in effect on the date of this Agreement (or as adopted or amended to the extent permitted by Section 5.1). No provision of this Section 6.6(a) shall be construed as a limitation on the right of Parent to amend or terminate any Company Benefit Plans which the Company would otherwise have under the terms of such Company Benefit Plan, and no provision of this Section 6.6(a) shall be construed to create a right in any employee or beneficiary of such employee under a Company Benefit Plan that such employee or beneficiary would not otherwise have under the terms of such plan.

(b) For a period of one (1) year following the Effective Time, Parent shall continue to provide to each individual who is employed by the Company or its Subsidiaries as of the Effective Time who remains employed with Parent or any Subsidiary of Parent (“Affected Employees”), for so long as such Affected Employee remains employed by Parent or any Subsidiary of Parent, compensation and employee benefits (i) pursuant to the Company’s or its applicable Subsidiary’s compensation (including, for the avoidance of doubt, equity incentive compensation; provided that Parent may provide cash-based compensation of equivalent grant date value in lieu of the grant date value of equity incentive compensation) and employee benefit plans, programs, policies and arrangements as provided to such Affected Employees immediately prior to the Effective Time or (ii) pursuant to compensation and employee benefit plans, programs, policies or arrangements maintained by Parent or any Subsidiary of Parent providing coverage and benefits, which, in the aggregate, are no less favorable than those provided to employees of Parent in positions comparable to positions held by Affected Employees of Parent and its Subsidiaries from time to time after the Effective Time. Notwithstanding the generality of the foregoing, for a period of one (1) year following the Effective Time, Parent shall continue to provide to each Affected Employee, for so long as each Affected Employee remains employed by Parent or any Subsidiary of Parent, (i) a base salary or wage rate, as applicable, and short-term cash incentive compensation opportunity, in each case, no less favorable than those provided to the Affected Employee immediately prior to the Effective Time; (ii) target long-term incentive compensation opportunities that are no less favorable in the aggregate than those provided to the Affected Employee immediately before the Effective Time, provided that in lieu of equity awards, Parent may substitute other forms of cash-based compensation having equivalent grant date value and equivalent vesting terms; (iii) all other compensation and employee benefits (including any defined benefit pension and post-retirement welfare benefits) that are no less favorable in the aggregate than were provided to the Affected Employee immediately before the Effective Time, and (iv) severance payments and benefits under the plans identified on Section 6.6(b) of the Company Disclosure Schedules. In furtherance of the short-term cash incentive compensation opportunity commitment in clause (i) of the immediately preceding sentence, if Parent modifies or terminates the Company’s short-term cash incentive compensation plan for the year in which the Effective Time occurs in accordance with the terms as of immediately prior to the Effective Time, the short-term cash incentive compensation awarded to an Affected Employee in respect of the year in which the Closing occurs shall be determined on a basis no less favorable than that applicable to a similarly situated employee of Parent and its Subsidiaries.

(c)  Notwithstanding anything contained herein to the contrary, Parent shall, or shall cause the Surviving Corporation to, (i) honor the terms of those Company Employee Plans that are identified in Section 6.6(c) of the Company Disclosure Schedule (the “Company Retiree Plans”) and provide each Affected Employee with the post-retirement benefits that are provided under such Company Benefit Plans as of the date hereof (without adverse amendment); or (ii) allow each Affected Employee to participate in, and receive benefits from, Parent’s applicable post-retirement health plans as they may be in effect from time to time (the “Parent Retiree Plans”) upon their eligibility to enroll (without regard to whether such plans are frozen as to eligibility or participation) taking into account the service crediting provisions in Section 6.6(d) and service with Parent and its Affiliates after the Effective Time for all purposes, including for purposes of any employer subsidy; provided that, if as of the Effective Time, an Affected Employee satisfies the eligibility requirements under the Company Retiree Plans, such Affected Employee shall automatically satisfy the eligibility requirements under the Parent Retiree Plans as of the Effective Time; provided, further, that, for the avoidance of doubt, following the commencement of participation by an Affected Employee in the Parent Retiree Plans, such Affected Employee shall be subject to the terms and provisions of the Parent Retiree Plans in the same manner as the other similarly situated employees of Parent and its Subsidiaries (including as a result of any amendments or termination thereof).

(d) Parent will, or will cause the Surviving Corporation to, give each Affected Employee full credit for purposes of eligibility, vesting and benefit accrual (including the Parent Retiree Plans but excluding benefit accruals under any defined benefit pension plan that, in each case, is not a Company Benefit Plan) under any employee benefit plans or arrangements maintained by Parent or any Subsidiary of Parent for such Affected Employee’s service with the Company or any Subsidiary (and their respective predecessor entities) to the same extent recognized by the Company immediately prior to the Effective Time, except to the extent (i) that such credit would result in a duplication of benefits or compensation for the same period of service or (ii) such employee benefit plan or arrangement is closed to new participants (other than as specifically provided in Section 6.6(c)).

(e) Parent will, or will cause the Surviving Corporation to, (i) waive all limitations as to preexisting conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to each Affected Employee under any welfare benefit plans that such Affected Employee may be eligible to participate in after the Effective Time, other than limitations or waiting periods that are already in effect with respect to such Affected Employee and that have not been satisfied as of the Effective Time under any welfare plan maintained for the Affected Employee immediately prior to the Effective Time, and (ii) for the first plan year of eligibility, provide each Affected Employee with credit for any co-payments and deductibles paid prior to the commencement of participation in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such Affected Employee is eligible to participate in after the Effective Time. References to “Affected Employee” in this Section 6.6(e) shall also refer to the applicable Affected Employee’s eligible dependents.

(f) If requested by the Parent in writing delivered to the Company not less than twenty (20) Business Days prior to the Closing Date, the Company and each of its Subsidiaries shall adopt resolutions and take all such corporate action as is necessary to terminate each 401(k) plan maintained, sponsored or contributed to by the Company or any of its Subsidiaries (collectively, the “Company 401(k) Plans”), in each case, contingent upon the occurrence of the Closing and effective as of the day immediately prior to the Closing Date, and the Company shall provide Parent with evidence that such Company 401(k) Plans have been properly terminated, with the form of such termination documents subject to the prior review of Parent. To the extent the Company 401(k) Plans are terminated pursuant to Parent’s request, the Affected Employees shall be eligible to participate in a 401(k) plan maintained by Parent or one of its Subsidiaries immediately following the Closing Date, and such Affected Employees shall be entitled to effect a direct rollover of any eligible rollover distributions (as defined in Section 402(c)(4) of the Code), including any outstanding loans and Company Common Stock, to such 401(k) plan maintained by Parent or its Subsidiaries.

(g) Nothing contained in this Section 6.6, express or implied, shall (i) be construed to establish, amend, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, (ii) limit the ability of Parent or the Company or any of their respective Subsidiaries or affiliates to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, except as permitted by the terms of such plan, program, agreement, contract, policy or arrangement, (iii) create any third-party beneficiary rights or obligations in any person (including any employee) or any right to employment or services or continued employment or service or to a particular term or condition of employment or service with Parent or the Company or any of their respective Subsidiaries or affiliates or (iv) limit the right of Parent or the Company (or any of their respective Subsidiaries or affiliates) to terminate the employment or service of any employee or other service provider following the Closing at any time and for any or no reason.

(h)  Following the date of this Agreement, to the extent applicable and practicable, the Company shall use commercially reasonable efforts to provide Parent with a list of employees of the Company or its Subsidiaries who would be affected by any facility closings or employee layoffs or reductions in force that would trigger the notice requirements under the WARN Act and that would occur between the date of this Agreement and the Closing Date.

ARTICLE VII

COVENANTS OF PARENT AND THE COMPANY

The parties hereto agree that:

Section 7.1 Reasonable Best Efforts.

(a) Subject to Section 5.2, Section 7.1(b) and Section 7.1(c), the Company and Parent shall each cooperate with the other and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable under this Agreement and applicable laws to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtain as soon as practicable all approvals, consents, registrations, permits, expirations or terminations of waiting periods, authorizations and other confirmations required to be obtained from any third party or governmental body, agency, authority or official which are necessary, proper or advisable to consummate the Merger and the other transactions contemplated by this Agreement. The Company and Parent shall submit the notifications required under the HSR Act relating to the Merger within ten (10) Business Days of the date of this Agreement and shall prepare and file such other materials as may be required under any applicable laws relating to the Merger in the jurisdictions set forth on Section 7.1(a) of the Company Disclosure Schedules as promptly as practicable following the date of this Agreement. Prior to Closing, and subject to applicable laws relating to the exchange of information, the Company and Parent shall each keep the other apprised of the status of matters relating to the completion of the Merger and work cooperatively in connection with obtaining all required approvals or consents of any governmental agency, body, authority or entity in connection with the Merger. The Company and Parent shall have the right to review in advance, and each will consult the other to provide any necessary information with respect to all filings made with, or written materials submitted to, any third party and/or any governmental agency, body, authority or entity in connection with the Merger and the other transactions contemplated by this Agreement. The Company and Parent shall each promptly inform the other party, and if in writing, furnish the other party with copies of (or, in the case of oral communications, advise the other party orally of) any communication from any governmental agency, body, authority or entity regarding the Merger, and provide the other party with the opportunity to participate in any meeting, teleconference, or videoconference with any governmental agency, body, authority or entity in respect of any filing, investigation or other inquiry in connection with the Transactions; provided that notwithstanding anything to the contrary in this Section 7.1, Parent shall have the principal responsibility, in consultation with the Company, for determining and implementing the strategy for obtaining any necessary clearance, consents, approvals, or waiting period expirations or terminations pursuant to any (x) antitrust, competition or trade regulation law that may be asserted by any governmental agency, body, authority or entity with respect to the Merger (collectively, “Antitrust Laws”) or (y) other applicable laws and shall do so in a manner reasonably designed to obtain any such clearance, consents, approvals or waiting period expirations or terminations, as promptly as reasonably practicable and, in any event prior to the End Date; but provided, further, that the foregoing shall not limit in any respect any party’s obligations under this Agreement. If either party receives a request for additional information or documentary material from any governmental agency, body, authority or entity with respect to the Merger, then such party will use its reasonable best efforts to make, or cause to be made, as promptly as practicable and after consultation with the other party, an appropriate response in compliance with such request. Subject to applicable laws or any request made by any applicable governmental agency, body, authority or entity (including the staff thereof), the Company and Parent shall each furnish to each other copies of all correspondence, filings (other than the notifications required under the HSR Act) and written communications between it and any such governmental agency, body, authority or entity with respect to this Agreement and the Merger, and furnish the other party with such necessary information and reasonable assistance as the other party may reasonably request in connection with its preparation of filings or submissions of information to any such governmental agency, body, authority or entity; provided that materials provided pursuant to this Section 7.1(a) may be redacted (x) to remove references concerning the valuation of the Company, (y) as necessary to comply with contractual obligations, and (z) as necessary to address reasonable privilege or confidentiality concerns.

(b) Without limiting Section 7.1(a), Parent and the Company shall, subject to Section 7.1(c), as applicable: (i) each use its reasonable best efforts to avoid the entry of, or to have vacated or terminated, any decree, order, or judgment that would restrain, prevent or delay the Closing, on or before the End Date (as defined in Section 9.1(b)(i)), including without limitation defending through litigation on the merits (including appeal) any claim asserted in any court by any Person; and (ii) each use its reasonable best efforts to avoid or eliminate each and every impediment under any Antitrust Laws or any other applicable law so as to enable the Closing to occur as soon as reasonably possible (and in any event no later than the End Date), including (x) proposing, negotiating, committing to and effecting, by consent decree, hold separate order, or otherwise, the sale, divestiture or disposition of such businesses, product lines or assets of Parent, the Company and their respective Subsidiaries and (y) otherwise taking or committing to take actions that after the Closing Date would limit Parent or its Subsidiaries’ freedom of action with respect to, or its or their ability to retain, one or more of the businesses, product lines or assets of Parent, the Company and their respective Subsidiaries, in each case as may be required in order to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order, or other order in any lawsuit or proceeding, which would otherwise have the effect of preventing or materially delaying the Closing. Parent and, if requested by Parent, the Company shall agree to divest, sell, dispose of, hold separate, or otherwise take or commit to take any action that limits its freedom of action with respect to, or Parent or Parent’s Subsidiaries’ ability to retain, any of the businesses, product lines or assets of Parent, the Company or any of their respective Subsidiaries; provided that any such action is conditioned upon the consummation of the Merger. The Company agrees and acknowledges that, notwithstanding anything to the contrary in this Section 7.1 or any other provision of this Agreement, in connection with any filing or submission required, action to be taken or commitment to be made by Parent, the Company or any of their respective Subsidiaries to consummate the Merger or other transactions contemplated by this Agreement, neither the Company nor any of the Company’s Subsidiaries shall, without Parent’s prior written consent, sell, divest, or dispose of any assets, exclusively license any material Company Intellectual Property, commit to any sale, divestiture or disposal of businesses, product lines or assets of the Company and the Company’s Subsidiaries or any exclusive license of material Company Intellectual Property or take any other action or commit to take any action that would limit the Company’s, Parent’s or any of their respective Subsidiaries’ freedom of action with respect to, or their ability to retain any of, their businesses, product lines or assets or material Company Intellectual Property; provided that the foregoing shall not relieve any party of its obligations under this Agreement.

(c) Notwithstanding anything else contained herein, neither the provisions of this Section 7.1 nor any other provision of this Agreement shall be construed to require Parent or any of Parent’s Subsidiaries to undertake (or to request or authorize the Company or any of the Company’s Subsidiaries to undertake and the Company shall not, and shall not permit any of its Subsidiaries to take, without Parent’s prior written consent) any efforts or to take any action if such efforts or action would, or would reasonably be expected to, result in a Substantial Detriment. “Substantial Detriment” shall mean any one of the following (1) changes or effects which would, individually or in the aggregate (and after giving effect to any reasonably expected proceeds of any divestiture or sale of assets, if applicable), result in, or be reasonably likely to result in, a material adverse effect on the financial condition, business, assets or continuing results of operations of the Company and its Subsidiaries, taken as a whole, at or after the Effective Time; provided that any requirement to divest or hold separate, or limit the operation of, any division, Subsidiary, interest, business, product line, asset or property relating to the operations conducted by Parent and its Subsidiaries prior to the Effective Time shall be deemed to constitute a Substantial Detriment if such action with respect to a comparable amount of assets or businesses of the Company and its Subsidiaries, taken together with all other actions taken pursuant to this Section 7.1, would be reasonably likely, in the aggregate, to have a material adverse effect on the financial condition, business, assets or continuing results of operations of the Company and its Subsidiaries, taken as a whole or (2) notwithstanding anything to the contrary in this Section 7.1(c) or elsewhere in this Agreement (but subject to the immediately following proviso) a requirement for Parent or any of its Subsidiaries (including at or after the Closing, the Company and any of its Subsidiaries) to provide prior notice to, or to obtain prior approval from any governmental agency, body, authority or entity; provided, that subject to and as specified in Section 7.1(c) of the Company Disclosure Schedules, Parent shall, if required by an applicable governmental agency, body, authority or entity, agree to any requirement to provide prior notice to, or to obtain prior approval from, any governmental agency, body, authority or entity to the extent such requirement is immaterial to Parent.

Section 7.2 Certain Filings. The Company and Parent shall cooperate with one another (a) in determining whether any action by or in respect of, or filing with, any governmental body, agency, authority or official is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (b) in seeking any such actions, consents, approvals or waivers or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement or the Form S-4 and seeking timely to obtain any such actions, consents, approvals or waivers.

Section 7.3 Access to Information. From the date of this Agreement until the Effective Time, to the extent permitted by applicable law, the Company and Parent will, during normal business hours and upon reasonable request, (a) give the other party and its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party and its Subsidiaries, (b) furnish to the other party and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request, and (c) instruct its employees, counsel and financial advisors to reasonably cooperate with the other party in its investigation of the business of the Company or Parent, as the case may be; provided that such investigation shall not unreasonably disrupt the Company’s or Parent’s operations (it being understood and agreed that in no event shall any invasive or subsurface investigation or testing of any environmental media be conducted without the prior consent of the Company, such consent to be within the Company’s reasonable discretion); and provided, further, that no such investigation shall affect any representation or warranty given by either party hereunder; provided, further, that the Company shall perform the actions set forth on Section 7.3 of the Company Disclosure Schedules (subject to the terms of this Section 7.3). Notwithstanding the foregoing, neither the Company, on the one hand, nor Parent, on the other hand, shall be required to provide any information which it reasonably believes it may not provide to the other by reason of any applicable law, which constitutes information protected by attorney/client privilege, or which it is required to keep confidential by reason of contract or agreement with any third Person. Each party shall use reasonable efforts to make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information obtained by Parent or the Company pursuant to this Section 7.3 shall be kept confidential in accordance with, and shall otherwise be subject to the terms of, the Confidentiality Agreement dated as of October 1, 2023 between Parent and the Company (the “Confidentiality Agreement”).

Section 7.4 Tax Treatment.

(a) Neither Parent nor the Company shall, nor shall they permit their respective Subsidiaries to, take any action that would prevent or impede, or could reasonably be expected to prevent or impede, the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code, and each of Parent and the Company shall, and shall cause their respective Subsidiaries to, use its reasonable best efforts to cause the Merger to so qualify. Parent and the Company intend to report, and intend to cause their respective Subsidiaries to report, the Merger for U.S. federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code (the “Reorganization Treatment”); provided that none of Parent, the Company or any Subsidiary of either thereof shall have any liability or obligation to any holder of Company Common Stock should the Merger fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

(b) Each of Parent and the Company will, upon request by the other, use reasonable best efforts and reasonably cooperate with one another in connection with (i) the issuance of the Tax Opinion of Tax Counsel (each as defined in Section 8.3(c)) and (ii) the issuance to Parent or the Company of any other opinion of external counsel relating to the Reorganization Treatment (including if the SEC requires an opinion regarding the Reorganization Treatment to be prepared and submitted in connection with the declaration of effectiveness of the Form S-4, such opinion to be prepared by Tax Counsel. In connection with the foregoing, each of Parent and the Company shall deliver to Tax Counsel, upon request therefore, certificates (dated as of the necessary date and signed by an officer of the Company or Parent, as applicable), in form and substance consistent with the applicable certificates set forth in Section 7.4(b) of the Company Disclosure Schedules (in the case of the Company) and Section 7.4(b) of the Parent Disclosure Schedules (in the case of Parent). Each of Parent and the Company shall use its reasonable best efforts not to, and not permit any affiliate to, take or cause to be taken any action that would cause to be untrue (or fail to take or cause not to be taken any action which inaction would cause to be untrue) any of the representations and covenants made to counsel in the certificates set forth in Section 7.4(b) of the Company Disclosure Schedules (in the case of the Company) and Section 7.4(b) of the Parent Disclosure Schedules (in the case of Parent).

Section 7.5 Public Announcements. Parent and the Company will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, (a) any press release or public statement as may be required by applicable law or any listing agreement with any national securities exchange may be issued prior to such consultation, if the party making the release or statement has used its reasonable best efforts to consult with the other party, and (b) a party may, without such consultation, issue a press release or make a public statement that is consistent with prior press releases issued or public statements made in compliance with this Section 7.5 or any communication plan or strategy previously agreed to by Parent and the Company. For the avoidance of doubt, nothing in this Section 7.5 shall prevent Parent or the Company from issuing any press release or making any public statement in the ordinary course that does not relate specifically to this Agreement or the transactions contemplated hereby. Subject to Section 5.2, the restrictions in this Section 7.5 shall not apply to press releases or other public statements in connection with an Acquisition Proposal or a Change in the Company Recommendation Change.

Section 7.6 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take any other actions and do any other things, in the name and on behalf of the Company or Merger Subsidiary, reasonably necessary to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

Section 7.7 Notices of Certain Events.

(a) Each of the Company and Parent shall promptly notify the other party of:

(i) any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(ii) any notice or other written communication from any governmental agency, body, authority or entity in connection with the transactions contemplated by this Agreement; and

(iii) any actions, suits, claims, investigations or proceedings (A) commenced or (B) to the best of its knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the consummation of the transactions contemplated by this Agreement;

provided, however, that no such notification (and no other notification required to be given under any other Section of this Agreement) shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

Section 7.8 No Solicitation.

(a) The Company and its Subsidiaries will not, and the Company will direct and use its reasonable best efforts to cause its and its Subsidiaries’ respective officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives not to, directly or indirectly, take any action to solicit, initiate, or knowingly encourage or knowingly facilitate the making of any Acquisition Proposal (including, without limitation, by granting any waiver under Section 203 of the DGCL) or any inquiry with respect thereto or engage in discussions or negotiations with any Person with respect thereto (except to notify such Person of the existence of the provisions of this Section 7.8), or disclose any nonpublic information or afford access to properties, books or records to any Person that has made, or to the Company’s knowledge is considering making, any Acquisition Proposal, or approve or recommend, or propose to approve or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, option agreement, acquisition agreement or other similar agreement relating to an Acquisition Proposal, or propose publicly or agree to do any of the foregoing relating to an Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from (i) complying with Rule 14e-2 under the Exchange Act with regard to an Acquisition Proposal or (ii) making any disclosure if, in the case of this clause (ii), in the good faith judgment of the Company’s Board of Directors, after consultation with outside counsel, the failure to make such disclosure would be reasonably likely to be inconsistent with the directors’ exercise of their fiduciary duties to the Company’s stockholders under applicable law; provided that any such disclosure that relates to an Acquisition Proposal shall be deemed to be a Change in the Company Recommendation unless the Company’s Board of Directors reaffirms in such disclosure the Company Recommendation. The Company shall be permitted to make any “stop, look and listen” communication to the Company’s stockholders pursuant to Rule 14d-9(f) under the Exchange Act or complying with disclosure obligations under Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act with regard to an Acquisition Proposal shall not be a Change in the Company Recommendation so long as any action taken or statement made is consistent with this Section 7.8 (including the immediately foregoing sentence) and provided that any such disclosure permitted by this sentence shall not permit the Company Board of Directors to make a Change in the Company Recommendation except pursuant to Section 5.3. Notwithstanding anything to the contrary in this Agreement but subject to the first sentence of Section 7.8(b), prior to (but not after) the date of the Company Stockholder Approval, the Company may, directly or indirectly through its advisors, agents or other intermediaries, (A) furnish information and access, but only in response to a request for information or access, to any Person, and its representatives (including sources of financing), making a bona fide, written Acquisition Proposal to the Board of Directors of the Company after the date of this Agreement which was not obtained as a result of a breach of Section 5.2(a), Section 5.2(b) or this Section 7.8 and (B) participate in discussions and negotiate with such Person or its representatives concerning any such unsolicited Acquisition Proposal, if and only if, in any such case set forth in clause (A) or (B) of this sentence, (1) the Board of Directors of the Company concludes in good faith, (x) after receipt of the advice of a financial advisor of nationally recognized reputation and outside legal counsel, that such Acquisition Proposal constitutes or could reasonably be expected to result in a Superior Proposal and (y) that failure to do so would be reasonably likely to be inconsistent with its fiduciary duties to the Company’s stockholders under applicable law and (2) the Company receives from the Person making such an Acquisition Proposal, prior to engaging in any of the activities described in clause (A) or (B) of this sentence, an executed confidentiality agreement the material terms of which, as they relate to confidentiality, are (without regard to the terms of such Acquisition Proposal) in all material respects (i) no less favorable to the Company and (ii) no less restrictive to the Person making such Acquisition Proposal than those contained in the Confidentiality Agreement. The Company agrees that any material non-public information provided to such Person that has not previously been provided to Parent shall be provided to Parent prior to or substantially concurrently with the time it is provided to such Person. The Board of Directors of the Company shall not take any of the actions referred to in the foregoing clauses (A) and (B) unless the Company shall have first delivered to Parent written notice advising Parent that the Company intends to take such action; provided that only one such notice need be given with respect to any specific Acquisition Proposal or amended or modified Acquisition Proposal.

(b) In the event that on or after the date of this Agreement the Company receives an Acquisition Proposal, or any request for nonpublic information relating to the Company or any Subsidiary of the Company or for access to the properties, books or records of the Company or any Subsidiary of the Company by any Person that has made, or has informed the Company it is considering making, an Acquisition Proposal, the Company will (A) promptly (and in no event later than twenty-four (24) hours after a director or senior executive officer of the Company becomes aware of such an Acquisition Proposal or request) notify (which notice shall be provided orally and in writing and shall identify the Person making such Acquisition Proposal or request and set forth the material terms thereof) Parent thereof, (B) keep Parent reasonably and promptly informed of the status and material terms of (including with respect to changes to the status or material terms of) any such Acquisition

Proposal or request, and (C) as promptly as practicable (but in no event later than twenty-four (24) hours after a director or senior executive officer of the Company becomes aware of receipt) provide to Parent unredacted copies of all material correspondence and material written materials (whether or not electronic) sent or provided to the Company or any of its Subsidiaries that describes any terms or conditions thereof, including any proposed transaction agreements (along with all schedules and exhibits thereto and any financing commitments related thereto), as well as written summaries of any material oral communications relating to the terms and conditions thereof. The Company (x) shall, and shall cause its Subsidiaries to, immediately cease and cause to be terminated and shall use reasonable best efforts to cause its and their officers, directors, employees, investment bankers, consultants, attorneys, accountants, agents and other representatives to, immediately cease and cause to be terminated, all discussions and negotiations, if any, that have taken place prior to the date of this Agreement with any Persons with respect to any Acquisition Proposal or the possibility thereof, (y) shall promptly request each Person, if any, that has executed a confidentiality agreement within the nine (9) months prior to the date of this Agreement in connection with its consideration of any Acquisition Proposal to return or destroy all confidential information heretofore furnished to such Person by or on behalf of it or any of its Subsidiaries and (z) immediately terminate all physical and electronic data room access for such Person and their representatives to diligence or other information regarding the Company or any of its Subsidiaries. The Company shall not modify, amend or terminate, or waive, release or assign, any provisions of any confidentiality or standstill agreement (or any similar agreement) to which the Company or any of its Subsidiaries is a party relating to any such Acquisition Proposal and shall enforce the provisions of any such agreement; provided that the Company shall be permitted on a confidential basis, upon written request by a relevant party thereto and without prior notice to Parent disclosing the party and the circumstances, to release or waive any standstill obligations solely to the extent necessary to permit the party referred therein to submit an Acquisition Proposal to the Board of Directors of the Company on a confidential basis. The Company shall provide written notice to Parent of any waiver or release of any standstill by the Company.

For purposes of this Agreement, “Acquisition Proposal” means any bona fide written offer or proposal for, or any bona fide written indication of interest in, any (i) direct or indirect acquisition or purchase of any business or assets of the Company or any of its Subsidiaries that, individually or in the aggregate, constitutes 20% or more of the net revenues, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, (ii) direct or indirect acquisition or purchase of 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, (iii) tender offer or exchange offer that, if consummated, would result in any Person beneficially owning 20% or more of any class of equity securities of the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenues, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, or (iv) merger, consolidation, business combination, joint venture, partnership, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose business constitutes 20% or more of the net revenue, net income, EBITDA or assets of the Company and its Subsidiaries, taken as a whole, other than the transactions contemplated by this Agreement. For purposes of this Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal for or in respect of at least a majority of the outstanding shares of Company Common Stock or the Company’s and its Subsidiaries’ assets on terms that the Board of Directors of the Company determines in its good faith judgment (after consultation with, and taking into account the advice of, a financial advisor of nationally recognized reputation and outside legal counsel, taking into account all the terms and conditions of such Acquisition Proposal, including likelihood of consummation on the terms proposed and all legal, financial, regulatory and other aspects of such proposal, including any break-up fees, expense reimbursement provisions and conditions to consummation, as well as any revisions to the terms of the Merger or this Agreement proposed by Parent after being notified pursuant to Section 5.2(b)(i)) is more favorable to the Company’s stockholders than the Merger and the Transactions.

(c) The Company agrees that it will take the necessary steps promptly to inform its Subsidiaries and its officers, directors, investment bankers, consultants, attorneys, accountants, agents and other representatives of the obligations undertaken in this Section 7.8.

Section 7.9 Takeover Statutes. If any anti-takeover or similar statute or regulation is or may become applicable to the transactions contemplated hereby, each of the parties and its Board of Directors shall grant such approvals and take all such actions as are legally permissible so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any such restriction, statute or regulation on the transactions contemplated hereby.

Section 7.10 Section 16(b). Each of Parent and the Company shall take all such steps as may be reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of the Company (including derivative securities) or acquisitions of equity securities of Parent (including derivative securities) in connection with this Agreement by each individual who (a) is a director or officer of the Company or (b) at the Effective Time will become a director or officer of Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 7.11 Coordination of Quarterly Dividends. Parent and the Company shall each coordinate their record and payment dates for their regular quarterly dividends to ensure that the holders of Company Common Stock shall not receive two dividends, or fail to receive one dividend, in any quarter with respect to their Company Common Stock and the Parent Common Stock that such holders receive in exchange therefor in the Merger. In addition, and without limiting the requirements of the previous sentence, the Company shall ensure that the date on which any quarterly dividend is declared and the record date with respect to any quarterly dividend shall be no later than five (5) Business Days following the one year anniversary of such dates for the corresponding quarter of the preceding year; provided, however, that in the quarter in which the Closing occurs, if the record date of Parent’s quarterly dividend has been declared and is a date prior to the Effective Time, then such quarterly dividend declaration date and record date of the Company shall occur no later than such date as is necessary to ensure that holders of Company Common Stock receive a quarterly dividend in accordance with the first sentence of this Section 7.11.

Section 7.12 Stock Exchange Delisting; Deregistration. Prior to the Effective Time, the Company shall cooperate with Parent and use its reasonable best efforts to take, or cause to be taken, all actions and do, or cause to be done, all things reasonably necessary, proper or advisable on its part pursuant to applicable law and the rules and regulations of NYSE to cause (a) the delisting of the Company Common Stock from NYSE as promptly as practicable after the Effective Time and (b) the deregistration of the Company Common Stock pursuant to the Exchange Act as promptly as practicable after such delisting.

Section 7.13 Treatment of Company Indebtedness.

(a) The Company shall use reasonable best efforts, and shall cause its applicable Subsidiaries to use commercially reasonable efforts, to deliver to Parent at least three (3) Business Days prior to the Closing Date a copy of a payoff letter (subject to the delivery of funds as arranged by Parent) with respect to the Company Credit Agreement (the “Subject Indebtedness”) in customary form, which payoff letter shall (i) indicate (1) the total amount required to be paid to fully satisfy all principal, interest, prepayment premiums, penalties, breakage costs and any other monetary obligations then due and payable under the Subject Indebtedness as of the anticipated Closing Date (and the daily accrual thereafter) (the “Payoff Amount”) and (2) all letters of credit outstanding under the Company Credit Agreement (with respect to which the Company and the Parent shall reasonably cooperate to cause to be terminated, terminated and replaced with new letters of credit or backstopped with new letters of credit on or after the Closing Date) and (ii) state that upon receipt of the Payoff Amount under such payoff letter, the Subject Indebtedness and all related loan documents shall be terminated.

(b) Parent will be permitted to, or request the Company to, commence and conduct, in accordance with the terms of the Indentures, one or more offers to purchase, including any “Change of Control Offer” (as such term is defined in the respective Indenture) and/or any tender offers, or any exchange offers, and to conduct consent solicitations (each, a “Consent Solicitation”), if any (each, a “Debt Offer” and collectively, the “Debt Offers”), with respect to any or all of the outstanding aggregate principal amount of the Notes, provided that (A) any such Debt Offer is consummated using funds provided by Parent and (B) Parent shall (1) prepare all necessary and appropriate documentation in connection with a Debt Offer (the “Debt Offer Documents”), (2) provide the Company with a reasonable opportunity to review and comment on such documentation, (3) include any proposed changes reasonably requested by the Company to the extent relating to the Company or its Subsidiaries or to compliance with the applicable Indenture or applicable law and shall otherwise consider any such proposed changes in good faith and (4) any such Debt Offer shall be conducted in compliance with the applicable Indenture and applicable law (including SEC rules and regulations). The closing (or, if applicable, effectiveness) of the Debt Offers shall be expressly conditioned on the occurrence of the Closing; provided, that the consummation of a Debt Offer with respect to the Notes shall not be a condition to Closing. In connection with any Consent Solicitation, subject to the receipt of any requisite consents, the Company and its Subsidiaries shall execute a supplemental indenture to each of the Indentures in accordance with each respective Indenture, amending the terms and provisions of such Indenture as described in the Debt Offer Documents as reasonably requested by Parent, which supplemental indentures shall become operative no earlier than the Effective Time, and shall use reasonable best efforts to cause the Trustees to enter into such supplemental indentures prior to or substantially simultaneously with the Closing as determined by Parent. If reasonably requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide (A) all customary legal opinions required by the applicable Indenture and (B) all customary legal opinions required by applicable laws (including SEC rules and regulations) solely as and to the extent that such opinions relate to the Company and its Subsidiaries, in each case, in connection with the transactions contemplated by this Section 7.13(b) and to the extent such legal opinions are required to be delivered prior to the Effective Time.

(c) If requested by Parent, in lieu of or in addition to Parent or the Company commencing a Debt Offer for the Notes, the Company shall use its reasonable best efforts, to the extent permitted by the Indentures, to (A) issue one or more notices of optional redemption for all or a portion of the outstanding aggregate principal amount of the Notes (which may be delivered at Parent’s request in advance of the Closing Date so long as the redemption of such notes is expressly conditioned upon the occurrence of the Closing), pursuant to the redemption provisions of the respective Indenture and (B) take any other actions reasonably requested by Parent to facilitate the satisfaction and discharge of the Notes pursuant to the satisfaction and discharge provisions of the respective Indenture and the other provisions of each such Indenture applicable thereto, provided that (1) any such redemption or satisfaction and discharge shall be consummated using funds provided by Parent and (2) consummation of any such redemption or satisfaction and discharge shall not be a condition to Closing. If reasonably requested by Parent, the Company shall use its reasonable best efforts to cause its legal counsel to provide all customary legal opinions required in connection with the redemptions contemplated by this Section 7.13(c) to the extent such legal opinions are required to be delivered prior to the Effective Time.

(d) Without limiting the foregoing, (i) the Company and Parent shall reasonably cooperate with each other with respect to customary actions for transactions of this type that are reasonably requested by Parent to be taken by the Company or its Subsidiaries under the Company Credit Agreement or any of the Company’s outstanding debt securities in connection with the Merger, including in connection with a Debt Offer, the execution of any supplemental indentures described in the Debt Offer Documents and any notice of redemption; provided that none of the Company, its Subsidiaries or their representatives shall be required to execute or, other than as provided in Section 7.13(b) and Section 7.13(c), deliver, or agree to any change or modification of, any agreement, document, certificate or opinion that (x) is effective prior to the Closing or that would be effective if the Closing does not occur, (y) is not accurate in light of the facts and circumstances at the time delivered, or (z) would conflict with the terms of the Company’s existing indebtedness or applicable law, (ii) the Company and Parent shall reasonably cooperate with each other with respect to actions that are reasonably requested by Parent to be taken by the Company or its Subsidiaries under the Letter of Credit Documents, which actions shall become effective on or after the Closing Date and (iii) Parent shall promptly reimburse the Company upon its written request for all reasonable and documented out-of-pocket costs incurred by the Company or any of its Subsidiaries in connection with the cooperation provided for in this Section 7.13 and reimburse, indemnify and hold harmless the Company and its Subsidiaries and their respective representatives from and against any and all liabilities and losses suffered or incurred by them in connection with the transactions contemplated by this Section 7.13.

(e) For purposes hereof:

(i) “Notes” refers to (i) the 7.875% Notes due 2029 (the “2029 Notes”), governed by the indenture, dated as of October 1, 1999 (as amended, supplemented or modified from time to time, the “1999 Base Indenture”), between Amerada Hess Corporation and The Chase Manhattan Bank, as trustee (the “1999 Base Indenture Trustee”), (ii) the 7.30% Notes due 2031 (the “2031 Notes”) governed by the 1999 Base Indenture, (iii) the 7.125% Notes due 2033 (the “2033 Notes”) governed by the 1999 Base Indenture, (iv) the 6.00% Notes due 2040 (the “2040 Notes”) governed by the indenture, dated as of March 1, 2006 (as amended, supplemented or modified from time to time, the “2006 Base Indenture”), between Amerada Hess Corporation and The Bank of New York Mellon, as successor to JP Morgan Chase Bank, N.A., as trustee (the “2006 Base Indenture Trustee”), (v) the 5.60% Notes due 2041 (the “2041 Notes”) governed by the 2006 Base Indenture, (vi) the 3.50% Notes due 2024 (the “2024 Notes”) governed by the 2006 Base Indenture, (vii) the 4.30% Notes due 2027 (the “2027 Notes”) governed by the 2006 Base Indenture, and (viii) the 5.80% Notes due 2047 (the “2047 Notes”) governed by the 2006 Base Indenture.

(ii) “Indentures” refers to (i) the 1999 Base Indenture and (ii) the 2006 Base Indenture.

(iii) “Trustees” refers to (i) the 1999 Base Indenture Trustee and (ii) the 2006 Base Indenture Trustee.

(iv) “Letter of Credit Documents” refers to (i) the Continuing Agreement for Standby Letters of Credit, dated as of January 11, 2023, between the Company and Sumitomo Mitsui Banking Corporation, (ii) Continuing Agreement for Standby Letters of Credit, dated as of December 6, 2022, between the Company and The Bank of Nova Scotia, Houston Branch, (iii) the Amended and Restated Continuing Agreement for Standby Letters of Credit, dated as of January 27, 2021, between the Company and Banco Bilbao Vizcaya Argentaria, S.A. (as amended by Amendment No. 1, dated as of April 12, 2022), (iv) the Continuing Agreement for Standby Letters of Credit, dated as of October 10, 2019, between the Company and The Toronto-Dominion Bank, New York Branch, (v) Continuing Agreement for Standby Letters of Credit, dated as of December 20, 2017, between the Company and BNP Paribas, (vi) Continuing Agreement for Standby Letters of Credit, dated as of June 24, 2016, between the Company and DNB ASA, (vii) any outstanding letters of credit issued under the foregoing, (viii) any outstanding letters of credit issued by Standard Charter at the request and for the account of the Company, on behalf of the Company or any wholly-owned subsidiary of the Company and (ix) any other outstanding letters of credit issued under the Company Credit Agreement set forth on Section 3.21(a)(iv) of the Company Disclosure Schedules.

Section 7.14 Transaction Litigation. The Company shall promptly notify Parent, and Parent shall promptly notify the Company, of any stockholder demands, litigations, arbitrations or other similar actions (including derivative claims) commencing against their respective directors or officers relating to this Agreement or any of the transactions contemplated by this Agreement (collectively, the “Transaction Litigation”) and shall keep each other informed regarding any Transaction Litigation. The Company and Parent shall cooperate with the other in the defense or settlement of any Transaction Litigation and shall in good faith consult with each other on a regular basis regarding the defense or settlement of such Transaction Litigation and shall give each other’s advice with respect to such Transaction Litigation reasonable consideration. None of the Company, Parent or any of their respective Subsidiaries shall settle or offer to settle any Transaction Litigation without the prior written consent of Parent or the Company, as applicable (such consent not to be unreasonably withheld, conditioned or delayed).

Section 7.15 Parent Vote. Immediately following the execution and delivery of this Agreement, Parent will cause the sole stockholder of Merger Subsidiary to execute and deliver to Merger Subsidiary a written consent adopting the Agreement in accordance with the DGCL.

Section 7.16 No Control of Other Party’s Business. Without in any way limiting any parties’ rights or obligations under this Agreement, the parties acknowledge and agree that the restrictions set forth in this Agreement are not intended to give the Company, directly or indirectly, the right to control or direct Parent’s or any of its Subsidiaries’ operations or give Parent, directly or indirectly, the right to control or direct the Company’s or any of its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its respective operations.

Section 7.17 Applicability of Provisions to the MLP and Opco. Notwithstanding anything in this Agreement to the contrary, the obligations of the Company and its Subsidiaries under this Agreement to take an action or not to take an action shall only apply with respect to the MLP, Opco and their Subsidiaries to the extent (A) permitted by the organizational documents of the MLP, Opco and their Subsidiaries, (B) the Company is authorized and empowered to bind the MLP, Opco and their Subsidiaries or has the direct or indirect contractual or other legal authority to cause the MLP, Opco and their Subsidiaries to take such action or not take such action, as applicable, and (C) such action or inaction would not breach (x) any contractual obligation or fiduciary duty to the MLP, Opco or any of their equity holders or any contractual obligations or fiduciary duties of the MLP or Opco to their equity holders or (y) any contractual obligations in respect of debt for borrowed money of the MLP, Opco or their Subsidiaries.

ARTICLE VIII

CONDITIONS TO THE MERGER

Section 8.1 Conditions to the Obligations of Each Party. The obligations of the Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, waiver) of the following conditions:

(a) this Agreement shall have been adopted by the stockholders of the Company in accordance with the DGCL;

(b) (i) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated; and (ii) any applicable waiting period, clearance or affirmative approval of any governmental body, agency or authority or other condition set forth on Section 8.1(b)(ii) of the Parent Disclosure Schedules has been obtained and any mandatory waiting period related thereto has expired;

(c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall (i) prohibit or enjoin the consummation of the Merger or (ii) reasonably be expected to result in a Substantial Detriment solely to the extent set forth in Section 8.1(c)(ii) of the Parent Disclosure Schedules;

(d) the Form S-4 shall have been declared effective by the SEC under the Securities Act and no stop order suspending the effectiveness of the Form S-4 shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC; and

(e) the shares of Parent Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

Section 8.2 Additional Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction (or, to the extent permitted by law, waiver) of the following further conditions:

(a) (i) The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date and (ii) (A) the representations and warranties of the Company set forth in Section 3.11(b) of this Agreement shall be true and correct in all respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the date of this Agreement and at and as of the Closing Date, (B) the representations and warranties of the Company set forth in the first two sentences of Section 3.5 shall be true and correct at and as of the Closing Date as though made at and as of the Closing Date except for De Minimis Inaccuracies, (C) the representations and warranties of the Company set forth in Section 3.5 (other than the first two sentences thereof) shall be true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Company Material Adverse Effect”) in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, and (D) the representations and warranties of the Company set forth in Article III of this Agreement other than those described in the preceding clauses (A)-(C) shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date except where the failure to be so true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Company Material Adverse Effect”) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect; provided, however, that, with respect to clauses (A), (B), (C), and (D) above, representations and warranties that are made as of a particular date or period shall be true and correct (consistent with the respective thresholds set forth in clause (A), (B), (C), or (D) as applicable) only as of such date or period. For purposes of this Agreement, “De Minimis Inaccuracies” means any inaccuracies that individually or in the aggregate are de minimis relative to the total fully diluted equity capitalization of the Company or Parent, as the case may be.

(b) Parent shall have received a certificate of the Company, executed on its behalf by an authorized officer of the Company, dated the Closing Date, certifying that the conditions set forth in Section 8.2(a)(i) and Section 8.2(a)(ii) have been satisfied.

Section 8.3 Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate the Merger is subject to the satisfaction (or, to the extent permitted by law, waiver) of the following further conditions:

(a) (i) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it as of or prior to the Closing Date and (ii) (A) the representations and warranties of Parent and Merger Subsidiary set forth in Section 4.10(b) of this Agreement shall be true and correct in all respects at and as of the Closing Date as though made at and as of the date of this Agreement and at and as of the Closing Date, (B) the representations and warranties of Parent and Merger Subsidiary set forth in the first two sentences of Section 4.5 shall be true and correct at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date except for De Minimis Inaccuracies, (C) the representations and warranties of Parent and Merger Subsidiary set forth in Section 4.5 (other than the first two sentences thereof) shall be true and correct in all material respects at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, and (D) the representations and warranties of Parent and Merger Subsidiary set forth in Article IV of this Agreement other than those described in the preceding clauses (A)-(C) shall be true and correct (disregarding all qualifications or limitations as to “material”, “materiality” or “Parent Material Adverse Effect”) at and as of the date of this Agreement and at and as of the Closing Date as though made at and as of the Closing Date, except where the failure to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse

Effect; provided, however, that, with respect to clauses (A), (B), (C) and (D) above, representations and warranties that are made as of a particular date or period shall be true and correct (consistent with the respective thresholds set forth in clause (A), (B), (C) or (D) as applicable) only as of such date or period.

(b) The Company shall have received a certificate of Parent, executed on its behalf by an authorized officer of Parent, dated the Closing Date, certifying that the conditions set forth in Section 8.3(a)(i) and Section 8.3(a)(ii) have been satisfied.

(c) The Company shall have received a written opinion of Wachtell, Lipton, Rosen & Katz, or, if Wachtell, Lipton, Rosen & Katz is unable, or declines, to deliver such opinion, of such other tax counsel of nationally recognized standing as Parent and the Company may mutually agree, such agreement not to be unreasonably withheld, conditioned or delayed (it being understood that Paul, Weiss, Rifkind, Wharton & Garrison LLP is mutually agreed to be acceptable other tax counsel) (“Tax Counsel”), dated as of the Closing Date, and in form and substance reasonably satisfactory to the Company, to the effect that, on the basis of facts, representations and assumptions set forth or referred to in such opinion, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code (the “Tax Opinion”). In rendering the Tax Opinion, Tax Counsel shall be entitled to receive and rely upon the certificates that shall be provided to it by each of the Company and Parent pursuant to Section 7.4(b).

Section 8.4 Frustration of Closing Conditions. None of the parties may rely, either as a basis for not consummating the Merger or for terminating this Agreement, on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such party’s breach in any material respect of any provision of this Agreement.

ARTICLE IX

TERMINATION

Section 9.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding the obtaining of the Company Stockholder Approval):

(a) by mutual written consent of the Company and Parent;

(b) by either the Company or Parent:

(i) if the Merger has not been consummated by April 18, 2024 (the “Initial End Date”, and as may be extended pursuant to this Section 9.1(b)(i), the “End Date”); provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 8.1(b) and (y) all other conditions in Article VIII have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by law) waived, the End Date will be October 22, 2024; provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 8.1(b) and (y) all other conditions in Article VIII have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by law) waived, the End Date will be April 22, 2025; provided, however, that if (x) the Effective Time has not occurred by such date by reason of nonsatisfaction of the condition set forth in Section 8.1(b) and (y) all other conditions in Article VIII have theretofore been satisfied (other than those conditions that by their terms are to be satisfied at the

Closing, each of which is capable of being satisfied at the Closing) or (to the extent permitted by law) waived, the End Date will be October 22, 2025; provided, further, that the right to terminate this Agreement under this Section 9.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has principally caused or resulted in the failure of the Effective Time to occur on or before the End Date; or

(ii) if the Company Stockholder Approval shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or any adjournment thereof;

(c) by either the Company or Parent, if there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining Parent or the Company from consummating the Merger is entered and such judgment, injunction, order or decree shall become final and nonappealable (any such law, regulation, judgment, injunction, order or decree, a “Legal Restraint”); provided that the right to terminate this Agreement under this Section 9.1(c) shall not be available to any party whose failure to fulfill any obligation under Section 7.1 hereof has principally caused or resulted in the imposition of such Legal Restraint or the failure of such Legal Restraint to be resisted, resolved or lifted;

(d) by Parent, prior to receipt of the Company Stockholder Approval, if there shall have been a Change in the Company Recommendation, whether or not permitted by the terms hereof (or the Board of Directors of the Company or any committee thereof shall resolve to effect a Change in the Company Recommendation);

(e) by either Parent or the Company, if there shall have been a breach by the other of any of its representations, warranties, covenants or agreements contained in this Agreement, which breach would result in the failure to satisfy one or more of the conditions set forth in Section 8.2(a) (in the case of a breach by the Company) or Section 8.3(a) (in the case of a breach by Parent), and in any such case such breach shall be incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the party alleged to be in breach; or

(f) by the Company, at any time prior to receipt of the Company Stockholder Approval in order to enter into a definitive written agreement providing for a Superior Proposal; provided that (i) the Company has received a Superior Proposal after the date of this Agreement that did not result from a breach of Section 5.2(b)(i) or Section 7.8, (ii) the Company has complied in all material respects with Section 5.2(b)(i) with respect to such Superior Proposal, (iii) concurrently with, and as a condition to, any such termination the Company pays or causes to be paid to Parent (or its designee) the Company Termination Fee pursuant to Section 10.5 and (iv) the Board of Directors of the Company has authorized the Company to enter into, and the Company substantially concurrently enters into, a definitive written agreement providing for such Superior Proposal (it being agreed that the Company may enter into such definitive written agreement concurrently with any such termination).

The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 9.1 shall give written notice of such termination to the other party in accordance with Section  10.1, specifying the provision hereof pursuant to which such termination is effected.

Section  9.2 Effect of Termination. If this Agreement is terminated pursuant to Section 9.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto, except that (a) the agreements contained in Section 7.13(d), this Section 9.2, in Section 10.4 and Section 10.5 hereof and in the Confidentiality Agreement shall survive the termination hereof and (b) no such termination shall relieve any party of any liability or damages resulting from any material and intentional breach by that party of this Agreement.

ARTICLE X

MISCELLANEOUS

Section 10.1 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given,

if to Parent or Merger Subsidiary, to:

Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583
Attention: Mary A. Francis, Corporate Secretary and Chief Governance Officer
Email:

with a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Scott A. Barshay
Kyle T. Seifried
Email:	sbarshay@paulweiss.com
kseifried@paulweiss.com

if to the Company, to:

Hess Corporation
1185 Avenue of the Americas
New York, NY 10036
Attn: Timothy B. Goodell, Executive Vice President, General Counsel

Email:

with a copy to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attn:	Karessa L. Cain
Zachary S. Podolsky
Email:	KLCain@wlrk.com;
ZSPodolsky@wlrk.com

or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Section 10.1 and (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 10.1 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 10.1 or (b) if given by any other means, when delivered at the address specified in this Section 10.1.

Section 10.2 Non-Survival of Representations and Warranties. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or any termination of this Agreement.

Section 10.3 Amendments; No Waivers.

(a) Any provision of this Agreement (including the Exhibits and Schedules hereto) may be amended or waived prior to the Effective Time if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company, Parent and Merger Subsidiary, or in the case of a waiver, by the party against whom the waiver is to be effective; provided that after the adoption of this Agreement by the stockholders of the Company, no such amendment or waiver shall, without the further approval of such stockholders, alter or change (i) the amount or kind of consideration to be received in exchange for any shares of capital stock of the Company or (ii) any term of the certificate of incorporation of Parent.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 10.4 Expenses. Except as otherwise specified in this Agreement, including Section 10.5, or as otherwise agreed to in writing by the parties, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense, except that (i) those expenses incurred in connection with printing, mailing and filing the Form S-4, (ii) all filing fees paid in respect of the filings under the HSR Act in connection with the Merger, and (iii) all reasonable and documented fees, costs and expenses incurred in connection with any cooperation provided or action taken pursuant to Section 7.13 or in connection with any financing to be obtained by Parent relating to the repayment or refinancing of any outstanding indebtedness of the Company pursuant to the terms of Section 7.13 shall in each case be borne by Parent.

Section 10.5 Company Termination Fee.

(a) Company Termination Fee. Any provision in this Agreement to the contrary notwithstanding, in the event that:

(i) Parent shall terminate this Agreement pursuant to Section 9.1(d);

(ii) (A) this Agreement is terminated by the Company or Parent pursuant to Section 9.1(b)(ii), (B) this Agreement is terminated by the Company or Parent pursuant to Section 9.1(b)(i) and the Company Stockholder Approval shall not theretofore have been obtained or (C) this Agreement is terminated by Parent pursuant to Section 9.1(e) and the Company Stockholder Approval shall not theretofore have been obtained, and in each case of clauses (A), (B) and (C), after the date of this Agreement but on or before the date of any such termination an Acquisition Proposal shall have been made and become publicly known whether or not withdrawn, (x) prior to the Company Stockholder Meeting (in the case of a termination contemplated by clause (ii)(A)) or (y) prior to the date of such termination (in the case of a termination contemplated by clause (ii)(B) or (ii)(C)); or

(iii) the Company shall terminate this Agreement pursuant to Section 9.1(f),

then in any case as described in clause (i), (ii) or (iii) the Company shall pay (or cause to be paid) to Parent (by wire transfer of immediately available funds), (x) in the case described in clause (i) or (iii), a fee of $1,715,000,000 (one billion seven hundred fifteen million dollars) (the “Company Termination Fee”) not later than the date of termination of this Agreement, and (y) in the case described in clause (ii), an amount equal to the Company Termination Fee not later than the earlier of the date an Acquisition Proposal is consummated or a definitive agreement is entered into by the Company providing for any Acquisition Proposal, as long as, in either case, such Acquisition Proposal is consummated or such definitive agreement is executed within twelve (12) months after the date of termination of this Agreement; provided, however, that for the purpose of this clause (y), all references in the definition of Acquisition Proposal to 20% shall instead refer to 50%. The Company acknowledges that the agreements contained in this Section 10.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails to pay timely any amount due pursuant to this Section 10.5(a) and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the amount payable to Parent pursuant to this Section 10.5(a), the Company shall pay to Parent its reasonable costs and expenses (including attorneys’ fees and expenses) in connection with such suit, together with interest on the amount so payable at the rate on six (6)-month United States Treasury obligations (as of the date such payment was required to be made pursuant to this Agreement) plus three percent (3%). Subject in all cases to Section 9.2, in circumstances where the Company Termination Fee is paid in accordance with this Section 10.5(a), Parent’s receipt of the Company Termination Fee from or on behalf of the Company shall be Parent’s and Merger Subsidiary’s sole and exclusive remedy (whether based in contract, tort or strict liability, by the enforcement of any assessment, by any legal or equitable proceeding, by virtue of any statute, regulation or applicable laws or otherwise) against the Company and its Subsidiaries and any of their respective former, current or future direct or indirect equity holders, general or limited partners, controlling persons, stockholders, members, managers, directors, officers, employees, agents, affiliates or assignees for all losses and damages suffered as a result of the failure of the Merger or the other Transactions to be consummated, for any breach or failure to perform hereunder or otherwise, and upon payment of such amount, no such Person shall have any further liability or obligation relating to or arising out of this Agreement or the Transactions.

Section 10.6 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of Parent’s controlled affiliates, its rights under this Agreement, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder.

Section 10.7 Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

Section 10.8 Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, for which monetary damages would not be an adequate remedy, and accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the parties are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (in any case, the “Delaware Court”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 10.1 shall be deemed effective service of process on such party when deemed given pursuant to Section 10.1; provided that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law.

Section 10.9 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 10.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a .pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

Section 10.11 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. Except for the provisions of (a) Articles I and II (including, for the avoidance of doubt, the rights of the former holders of Company Common Stock to receive the Merger Consideration), and (b) Section 6.3 (which from and after the Effective Time are intended for the benefit of, and shall be enforceable by, the Persons referred to therein and by their respective heirs and representatives), no provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

Section 10.12 Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

Section 10.13 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 10.14 Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations, limited liability companies and partnerships and vice versa. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article, Section, Exhibit or Schedule, as applicable, of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “the date hereof”, “the date of this Agreement” and words of similar import mean the day and year first set forth above in the preamble to this Agreement. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” References to “days” shall mean “calendar days” unless expressly stated otherwise. When used in this Agreement, “Business Day” means any day other than (i) a Saturday or a Sunday, (ii) a day on which commercial banks in New York City or the Secretary of State of the State of Delaware is authorized or required by law to be closed or (iii) any day on which the SEC’s Electronic Data Gathering and Retrieval system is not open to accept filings. References to “from” or “through” any date mean, unless otherwise specified, from and including or through and including such date, respectively. Any reference in this Agreement to a date or time shall be deemed to be such date or time in the City of New York, New York, U.S.A., unless otherwise specified. Except with respect to any disclosure in the Company Disclosure Schedules or Parent Disclosure Schedules, any contract referred to herein means such contract, instrument or law as from time to time amended, modified or supplemented. References to any statute shall be deemed to refer to such statute and any rules or regulations promulgated thereunder. References to a person are also to its permitted successors and assigns. The words “provided to”, “delivered” or “made available” and words of similar import refer to documents which were delivered in person or electronically to the other party or its representatives prior to the execution of this Agreement or, prior to 5:00 p.m. (New York City time) on the calendar day immediately preceding the date of this Agreement, posted to the data site maintained by the disclosing party or its representatives in connection with the transactions contemplated hereby (provided that, in the case of delivery via such data site, the other party had access to such documents in such data site and such documents were not removed from such data site prior to the execution hereof) and, for the avoidance of doubt, includes any documents filed or furnished by the disclosing party or its Subsidiaries with the SEC and publicly available on the SEC’s Electronic Data Gathering and Retrieval system as an exhibit after December 31, 2020 and prior to the date that was three calendar days prior to the execution of this Agreement. Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CHEVRON CORPORATION

By:	/s/ Michael K. Wirth
Name: Michael K. Wirth
Title: Chief Executive Officer

YANKEE MERGER SUB INC.

By:	/s/ Bruce Niemeyer
Name: Bruce Niemeyer
Title: President

HESS CORPORATION

By:	/s/ John B. Hess
Name: John B. Hess
Title: Chief Executive Officer

Exhibit A

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of October 22, 2023 (the “Agreement Date”), by and among Chevron Corporation, a Delaware corporation (“Parent”), Hess Corporation, a Delaware corporation (the “Company”), and John B. Hess (the “Stockholder”). Each of Parent, the Company and the Stockholder is sometimes referred to as a “Party.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Yankee Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B. As of October 17, 2023 (the “Reference Date”), the Stockholder is the sole or shared record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) described on Schedule A hereto (subject to the footnotes thereto), being all of the shares of Common Stock of which the Stockholder is the sole or shared record and/or beneficial owner as of the Reference Date (the “Owned Shares”, and the Owned Shares together with any additional shares of Common Stock as to which the Stockholder may acquire sole or shared record and/or beneficial ownership after the Reference Date (including by purchase, gift, bequest or other transfer, as a result of a stock split, reverse stock split, stock dividend or distribution or any change in Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction, or upon exercise, vesting or conversion of any securities (including any Company Options, Company RS Awards, Company PSU Awards or any other equity awards)), the “Covered Shares”).

C. In connection with Parent’s and Merger Sub’s entering into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to such Covered Shares of which such Stockholder has sole or shared record and/or beneficial ownership as described on Schedule A.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1.  “Expiration Time” shall mean the earliest to occur of (a) the time that the Merger Agreement is adopted by stockholders of the Company, (b) such date and time as the Merger Agreement is terminated pursuant to Article IX thereof, (c) the Effective Time, or (d) any Change in the Company Recommendation.

1.2.  “Transfer” shall mean any direct or indirect (a) sale, assignment or other disposition of any Covered Shares, (b) deposit of any Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to any Covered Shares or the grant of any proxy or power of attorney (other than in furtherance of this Agreement) with respect to any Covered Shares or (c) Contract to take any of the actions referred to in the foregoing clauses (a) or (b) above.

2.  Agreement to Not Transfer the Covered Shares.

2.1.  No Transfer of Covered Shares. Until the Expiration Time, the Stockholder agrees not to Transfer or cause the Transfer of any Covered Shares other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2.  Permitted Transfers. Notwithstanding anything herein to the contrary, (A) the Stockholder may Transfer any Covered Shares obtained upon the exercise of Company Options that are expiring on a date that is no later than ninety (90) days after the exercise date of such Company Options, (B) the Stockholders may Transfer Covered Shares in connection with the settlement or satisfaction of applicable Tax withholding of Company PSU Awards, (C) the Stockholder may Transfer to third parties, in one or more transactions, Covered Shares with aggregate fair value not to exceed $20,000,000 (twenty million dollars), and (D) the Stockholder may Transfer any or all Covered Shares to (i) any affiliate of the Stockholder, or (ii) any family member (including a trust for such family member’s benefit) of the Stockholder, in each case of clauses (D)(i) or (ii), only if the transferee of such Covered Shares agrees (or has agreed) to be bound by the terms of this Agreement and executes and delivers to the Parties a written consent and joinder (if such transferee is not already a party to this Agreement) memorializing such agreement, including the accuracy of the representations and warranties set forth in Section 6 herein mutatis mutandis with respect to such Transferee, prior to such Transfer. The Transfers permitted by any of the preceding clauses (A), (B), (C) or (D) shall not limit, but shall be in addition to, any Transfers permitted by each such other clause. Shares of Common Stock Transferred pursuant to clauses (A) through (C) of this Section 2.2 shall cease to be Covered Shares after such Transfer.

3. Agreement to Vote the Covered Shares.

3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which the following matter is to be voted on (and at every adjournment or postponement thereof), the Stockholder shall vote (including via proxy) or cause to be voted all of such Stockholder’s Covered Shares (including, if applicable, causing the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares) (i) in favor of adoption of the Merger Agreement, (ii) in favor of the approval of any proposal to adjourn the meeting to a later date if there are not sufficient affirmative votes (in person or by proxy) to obtain the Company Stockholder Approval, and (iii) against any Acquisition Proposal or approval of any other proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to or in competition with, or that would reasonably be expected to prevent, materially delay or materially impede the consummation of, the Merger Agreement, the Merger or any other transactions contemplated thereby by the Initial End Date (the “Covered Proposals”).

3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record of its Covered Shares on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

4. Fiduciary Duties; Legal Obligations. The Stockholder is entering into this Agreement solely in its capacity as the sole or shared record holder and/or beneficial owner of the applicable Covered Shares. Nothing in this Agreement shall in any way limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company or any of its affiliates or from complying with his fiduciary duties or other legal obligations while acting in such capacity as a director or officer of the Company or any of its affiliates.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that:

5.1.  Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, subject to Creditors’ Rights.

5.2. Ownership of the Covered Shares. (a) The Stockholder has, as of the Reference Date, sole and/or shared beneficial and/or record ownership of such Stockholder’s Covered Shares as described on Schedule A hereto, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) arising under applicable securities laws or (iii) as disclosed on Schedule A hereto, and (b) the Stockholder has the voting power described on Schedule A over the Covered Shares which is sufficient for the Stockholder to comply with the terms of this Agreement.

5.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any laws applicable to the Stockholder, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any governmental authority, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

c. The Stockholder (i) has not entered into, and shall not enter into, at any time prior to the Expiration Time, any voting agreement, voting trust or similar arrangement with respect to any of the Covered Shares and (ii) has not granted, and shall not grant, at any time prior to the Expiration Time, a proxy or power of attorney with respect to any of the Covered Shares, in either case, that is in effect as of the date of this Agreement and conflicts with the Stockholder’s obligations pursuant to this Agreement with respect to the Covered Shares.

5.4. Absence of Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending or threatened against or otherwise affecting, the Stockholder or the Covered Shares that would or would be reasonably be expected to impair the ability of the Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby.

5.5. Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, and delivery of this Agreement and the performance of the Stockholder’s obligations hereunder.

6.  Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

6.1. Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to Creditors’ Rights.

6.2.  No Conflict; Consents.

a.  The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any laws applicable to Parent, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject.

b.  No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any governmental authority, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

7.  Miscellaneous.

7.1.  No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

7.2.  Documentation and Information. The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and beneficial and/or record ownership of the Covered Shares (consistent with the information set forth in Schedule A), and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Company Proxy Statement, the Form S-4 and any other disclosure document required by applicable law in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

7.3.  Further Assurances. The Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective the transactions contemplated by this Agreement.

7.4.  Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given:

a.   if to the Stockholder, to the address for notice set forth on Schedule A hereto.

b.   if to Parent, to:

Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583
Attention: Mary A. Francis, Corporate Secretary and Chief Governance Officer
Email: MFrancis@chevron.com
with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Scott A. Barshay
Kyle T. Seifried
Email:	sbarshay@paulweiss.com
kseifried@paulweiss.com

c   if to Company, to:

Hess Corporation
1185 Avenue of the Americas
New York, NY 10036
Attn: Timothy B. Goodell, Executive Vice President, General Counsel
Email: TGoodell@hess.com
with a copy (which shall not constitute notice) to:

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Karessa L. Cain
Zachary S. Podolsky
Email:	KLCain@wlrk.com
ZSPodolsky@wlrk.com

or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Section 7.4 and (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 7.4 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 7.4 or (b) if given by any other means, when delivered at the address specified in this Section 7.4.

7.5. Amendments; No Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.6. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

7.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties other than as provided by Section 2.2.

7.8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

7.9. Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, for which monetary damages would not be an adequate remedy, and accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the parties are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (in any case, the “Delaware Court”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.4 shall be deemed effective service of process on such party when deemed given pursuant to Section 7.4; provided that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law

7.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a .pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

7.12. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Schedule hereto), together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

7.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.14. Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations, limited liability companies and partnerships and vice versa. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule, as applicable, of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “the date hereof”, “the date of this Agreement” and words of similar import mean the day and year first set forth above in the preamble to this Agreement. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

7.15.  Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.

7.16.  Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of Sections 7.4 to 7.16 shall survive any such termination.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

CHEVRON CORPORATION

By:
Name: Frank W. Mount
Title: Vice President of Business Development

[Signature Page to Voting Agreement]

John B.Hess

[Signature Page to Voting Agreement]

HESS CORPORATION

By:
Name: Timothy Goodell
Title: General Counsel & Corporate Secretary

[Signature Page to Voting Agreement]

Exhibit B

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

of

HESS CORPORATION

1. Name. The name of the corporation is Hess Corporation (the “Corporation”).

2. Address; Registered Office and Agent. The name and address of the Corporation’s registered agent is Corporation Service Company, 251 Little Falls Drive, Wilmington county of New Castle, Delaware, 19808.

3. Purpose. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

4. Number of Shares. The total number of shares of stock that the Corporation shall have authority to issue is 1,000, all of which shall be shares of Common Stock with the par value of $0.01 per share.

5. Election of Directors. Unless and except to the extent that the Bylaws of the Corporation (the “Bylaws”) shall so require, the election of directors of the Corporation need not be by written ballot.

6. Limitation of Liability. No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as it now exists. In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the preceding sentence, a director of the Corporation shall not be liable to the fullest extent permitted by any amendment to the DGCL hereafter enacted that further limits the liability of a director. Any amendment, repeal or modification of this Section 6 shall be prospective only and shall not affect any limitation on liability of a director for acts or omissions occurring prior to the date of such amendment, repeal or modification.

7. Adoption, Amendment or Repeal of  Bylaws. In furtherance and not in limitation of the powers conferred by statute, the board of directors of the Corporation (the “Board”) is expressly authorized to adopt, amend or repeal the Bylaws.

8. Meetings of Shareholders. Meetings of shareholders shall be held within or without the State of Delaware, as the Bylaws of the Corporation shall provide. The books of the Corporation shall be kept outside the State of Delaware at such place or places as shall be designated from time to time by the Board or in the Bylaws of the Corporation.

9. Certificate Amendments. The Corporation reserves the right at any time, and from time to time, to amend or repeal any provision contained in this Certificate of Incorporation, and add other provisions authorized by the laws of the State of Delaware at the time in force, in the manner now or hereafter prescribed by applicable law; and all rights, preferences and privileges of whatsoever nature conferred upon shareholders, directors or any other persons whomsoever by and pursuant to this Certificate of Incorporation (as amended) are granted subject to the rights reserved in this Article.

ANNEX B

EXECUTION VERSION

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”) is made and entered into as of October 22, 2023 (the “Agreement Date”), by and among Chevron Corporation, a Delaware corporation (“Parent”), Hess Corporation, a Delaware corporation (the “Company”), and John B. Hess (the “Stockholder”). Each of Parent, the Company and the Stockholder is sometimes referred to as a “Party.”

RECITALS

A. Concurrently with the execution and delivery of this Agreement, Parent, Yankee Merger Sub Inc., a Delaware corporation and direct wholly-owned subsidiary of Parent (“Merger Sub”), and the Company, are entering into an Agreement and Plan of Merger (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”) that, among other things and subject to the terms and conditions set forth therein, provides for the merger of Merger Sub with and into the Company, with the Company being the surviving entity in such merger (the “Merger”).

B. As of October 17, 2023 (the “Reference Date”), the Stockholder is the sole or shared record and/or “beneficial owner” (within the meaning of Rule 13d-3 under the Exchange Act) of the shares of common stock, par value $1.00 per share, of the Company (the “Common Stock”) described on Schedule A hereto (subject to the footnotes thereto), being all of the shares of Common Stock of which the Stockholder is the sole or shared record and/or beneficial owner as of the Reference Date (the “Owned Shares”, and the Owned Shares together with any additional shares of Common Stock as to which the Stockholder may acquire sole or shared record and/or beneficial ownership after the Reference Date (including by purchase, gift, bequest or other transfer, as a result of a stock split, reverse stock split, stock dividend or distribution or any change in Common Stock by reason of any recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction, or upon exercise, vesting or conversion of any securities (including any Company Options, Company RS Awards, Company PSU Awards or any other equity awards)), the “Covered Shares”).

C. In connection with Parent’s and Merger Sub’s entering into the Merger Agreement, the Stockholder has agreed to enter into this Agreement with respect to such Covered Shares of which such Stockholder has sole or shared record and/or beneficial ownership as described on Schedule A.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, do hereby agree as follows:

1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement. When used in this Agreement, the following terms shall have the meanings assigned to them in this Section 1.

1.1. “Expiration Time” shall mean the earliest to occur of (a) the time that the Merger Agreement is adopted by stockholders of the Company, (b) such date and time as the Merger Agreement is terminated pursuant to Article IX thereof, (c) the Effective Time, or (d) any Change in the Company Recommendation.

1.2. “Transfer” shall mean any direct or indirect (a) sale, assignment or other disposition of any Covered Shares, (b) deposit of any Covered Shares into a voting trust, the entry into a voting agreement or arrangement (other than this Agreement) with respect to any Covered Shares or the grant of any proxy or power of attorney (other than in furtherance of this Agreement) with respect to any Covered Shares or (c) Contract to take any of the actions referred to in the foregoing clauses (a) or (b) above.

2. Agreement to Not Transfer the Covered Shares.

2.1. No Transfer of Covered Shares. Until the Expiration Time, the Stockholder agrees not to Transfer or cause the Transfer of any Covered Shares other than with the prior written consent of Parent or in accordance with and subject to Section 2.2. Any Transfer or attempted Transfer of any Covered Shares in violation of this Section 2.1 shall be null and void and of no effect whatsoever.

2.2. Permitted Transfers. Notwithstanding anything herein to the contrary, (A) the Stockholder may Transfer any Covered Shares obtained upon the exercise of Company Options that are expiring on a date that is no later than ninety (90) days after the exercise date of such Company Options, (B) the Stockholders may Transfer Covered Shares in connection with the settlement or satisfaction of applicable Tax withholding of Company PSU Awards, (C) the Stockholder may Transfer to third parties, in one or more transactions, Covered Shares with aggregate fair value not to exceed $20,000,000 (twenty million dollars), and (D) the Stockholder may Transfer any or all Covered Shares to (i) any affiliate of the Stockholder, or (ii) any family member (including a trust for such family member’s benefit) of the Stockholder, in each case of clauses (D)(i) or (ii), only if the transferee of such Covered Shares agrees (or has agreed) to be bound by the terms of this Agreement and executes and delivers to the Parties a written consent and joinder (if such transferee is not already a party to this Agreement) memorializing such agreement, including the accuracy of the representations and warranties set forth in Section 6 herein mutatis mutandis with respect to such Transferee, prior to such Transfer. The Transfers permitted by any of the preceding clauses (A), (B), (C) or (D) shall not limit, but shall be in addition to, any Transfers permitted by each such other clause. Shares of Common Stock Transferred pursuant to clauses (A) through (C) of this Section 2.2 shall cease to be Covered Shares after such Transfer.

3. Agreement to Vote the Covered Shares.

3.1. Voting Agreement. Until the Expiration Time, at every meeting of the Company’s stockholders at which the following matter is to be voted on (and at every adjournment or postponement thereof), the Stockholder shall vote (including via proxy) or cause to be voted all of such Stockholder’s Covered Shares (including, if applicable, causing the holder of record on any applicable record date to vote (including via proxy) all of such Stockholder’s Covered Shares) (i) in favor of adoption of the Merger Agreement, (ii) in favor of the approval of any proposal to adjourn the meeting to a later date if there are not sufficient affirmative votes (in person or by proxy) to obtain the Company Stockholder Approval, and (iii) against any Acquisition Proposal or approval of any other proposal, transaction, agreement or action, without regard to the terms of such proposal, transaction, agreement or action, made in opposition to or in competition with, or that would reasonably be expected to prevent, materially delay or materially impede the consummation of, the Merger Agreement, the Merger or any other transactions contemplated thereby by the Initial End Date (the “Covered Proposals”).

3.2. Quorum. Until the Expiration Time, at every meeting of the Company’s stockholders (and at every adjournment or postponement thereof), the Stockholder shall be represented in person or by proxy at such meeting (or cause the holders of record of its Covered Shares on any applicable record date to be represented in person or by proxy at such meeting) in order for the Covered Shares to be counted as present for purposes of establishing a quorum.

4. Fiduciary Duties; Legal Obligations. The Stockholder is entering into this Agreement solely in its capacity as the sole or shared record holder and/or beneficial owner of the applicable Covered Shares. Nothing in this Agreement shall in any way limit or affect any actions taken by the Stockholder in his capacity as a director or officer of the Company or any of its affiliates or from complying with his fiduciary duties or other legal obligations while acting in such capacity as a director or officer of the Company or any of its affiliates.

5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Parent that:

5.1. Due Authority. The Stockholder has the full power and capacity to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by the

Stockholder and, assuming due authorization, execution and delivery by Parent, constitutes a valid and binding obligation of the Stockholder enforceable against it in accordance with its terms, subject to Creditors’ Rights.

5.2. Ownership of the Covered Shares. (a) The Stockholder has, as of the Reference Date, sole and/or shared beneficial and/or record ownership of such Stockholder’s Covered Shares as described on Schedule A hereto, free and clear of any and all Liens, other than those (i) created by this Agreement, (ii) arising under applicable securities laws or (iii) as disclosed on Schedule A hereto, and (b) the Stockholder has the voting power described on Schedule A over the Covered Shares which is sufficient for the Stockholder to comply with the terms of this Agreement.

5.3. No Conflict; Consents.

a. The execution and delivery of this Agreement by the Stockholder does not, and the performance by the Stockholder of its obligations under this Agreement and the compliance by the Stockholder with any provisions hereof does not and will not: (a) conflict with or violate any laws applicable to the Stockholder, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Covered Shares beneficially owned by the Stockholder pursuant to any Contract or obligation to which the Stockholder is a party or by which the Stockholder is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any governmental authority, is required by or with respect to the Stockholder in connection with the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated hereby.

c. The Stockholder (i) has not entered into, and shall not enter into, at any time prior to the Expiration Time, any voting agreement, voting trust or similar arrangement with respect to any of the Covered Shares and (ii) has not granted, and shall not grant, at any time prior to the Expiration Time, a proxy or power of attorney with respect to any of the Covered Shares, in either case, that is in effect as of the date of this Agreement and conflicts with the Stockholder’s obligations pursuant to this Agreement with respect to the Covered Shares.

5.4. Absence of Litigation. As of the date of this Agreement, there is no action, suit, investigation or proceeding pending or threatened against or otherwise affecting, the Stockholder or the Covered Shares that would or would be reasonably be expected to impair the ability of the Stockholder to perform his obligations hereunder or to consummate the transactions contemplated hereby.

5.5. Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution, and delivery of this Agreement and the performance of the Stockholder’s obligations hereunder.

6. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder that:

6.1. Due Authority. Parent has the full power and capacity to make, enter into and carry out the terms of this Agreement. Parent is duly organized, validly existing and in good standing in accordance with the laws of its jurisdiction of formation. The execution and delivery of this Agreement, the performance of Parent’s obligations hereunder, and the consummation of the transactions contemplated hereby has been validly authorized, and no other consents or authorizations are required to give effect to this Agreement or the transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Parent and constitutes a valid and binding obligation of Parent enforceable against it in accordance with its terms, subject to Creditors’ Rights.

6.2. No Conflict; Consents.

a. The execution and delivery of this Agreement by Parent does not, and the performance by Parent of its obligations under this Agreement and the compliance by Parent with the provisions hereof do not and will not: (a) conflict with or violate any laws applicable to Parent, or (b) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a material default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, pursuant to any Contract or obligation to which Parent is a party or by which Parent is subject.

b. No consent, approval, order or authorization of, or registration, declaration or, except as required by the rules and regulations promulgated under the Exchange Act, filing with, any governmental authority, is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation by Parent of the transactions contemplated hereby.

7. Miscellaneous.

7.1. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares. Parent shall have no authority to direct the Stockholder in the voting or disposition of any of the Covered Shares, except as otherwise provided herein.

7.2. Documentation and Information. The Stockholder consents to and authorizes the publication and disclosure by Parent and the Company of the Stockholder’s identity and beneficial and/or record ownership of the Covered Shares (consistent with the information set forth in Schedule A), and the terms of this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Company Proxy Statement, the Form S-4 and any other disclosure document required by applicable law in connection with the Merger Agreement, the Merger and the transactions contemplated by the Merger Agreement.

7.3. Further Assurances. The Stockholder agrees, from time to time, at the reasonable request of Parent and without further consideration, to execute and deliver such additional documents and take all such further action as may be reasonable required to consummate and make effective the transactions contemplated by this Agreement.

7.4. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including email or similar writing) and shall be given:

a. if to the Stockholder, to the address for notice set forth on Schedule A hereto.

b. if to Parent, to:

Chevron Corporation
6001 Bollinger Canyon Road
San Ramon, California 94583
Attention:Mary A. Francis, Corporate Secretary and Chief Governance Officer

Email:
with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019
Attention: Scott A. Barshay
Kyle T. Seifried
Email:	sbarshay@paulweiss.com
kseifried@paulweiss.com

c. if to Company, to:

Hess Corporation
1185 Avenue of the Americas
New York, NY 10036
Attn: Timothy B. Goodell, Executive Vice President, General Counsel

Email:
with a copy (which shall not constitute notice) to:
Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, NY 10019
Attention:	Karessa L. Cain
Zachary S. Podolsky
Email:	KLCain@wlrk.com
ZSPodolsky@wlrk.com

or such other address or email as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (a) if given by email, when such email is transmitted to the email specified in this Section 7.4 and (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 7.4 or (ii) the receiving party delivers a written confirmation of receipt of such notice by email or any other method described in this Section 7.4 or (b) if given by any other means, when delivered at the address specified in this Section 7.4.

7.5. Amendments; No Waivers. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by all of the Parties. Any provision of this Agreement may be waived if, and only if, such waiver is in writing and signed by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

7.6. Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such cost or expense.

7.7. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties other than as provided by Section 2.2.

7.8. Governing Law. This Agreement shall be construed in accordance with and governed by the law of the State of Delaware, without regard to principles of conflicts of law.

7.9. Enforcement; Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, for which monetary damages would not be an adequate remedy, and accordingly, each party agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which the parties are entitled at law or in equity. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby or thereby may only be brought in the Court of Chancery of the State of Delaware (or, only if such court declines to accept jurisdiction over a particular matter, then in the United States District Court for the District of Delaware or, if jurisdiction is not then available in the United States District Court for the District of Delaware (but only in such event), then in any court sitting of the State of Delaware in New Castle County) and any appellate court from any of such courts (in any case, the “Delaware Court”), and each of the parties hereby irrevocably consents to the exclusive jurisdiction of the Delaware Courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any of the Delaware Courts. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.4 shall be deemed effective service of process on such party when deemed given pursuant to Section 7.4; provided that nothing herein shall affect the right of any party to serve process in any other manner permitted by applicable law

7.10. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

7.11. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Electronic signatures (including those received as a .pdf attachment to electronic mail) shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

7.12. Entire Agreement; No Third Party Beneficiaries. This Agreement (including the Schedule hereto), together with the Merger Agreement, constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof. No provision of this Agreement or any other agreement contemplated hereby is intended to confer on any Person other than the parties hereto any rights or remedies.

7.13. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

7.14. Interpretation. Unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, words denoting any gender shall include all genders, and words denoting natural persons shall include corporations, limited liability companies and partnerships and vice versa. When a reference is made in this Agreement to a Section or Schedule, such reference shall be to a Section or Schedule, as applicable, of this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The words “the date hereof”, “the date of this Agreement” and words of similar import mean the day and year first set forth above in the preamble to this Agreement. Unless the context otherwise requires, the terms “neither,” “nor,” “any,” “either” and “or” are not exclusive. The word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase does not mean simply “if.” Each of the parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement must be construed as if it is drafted by all the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authorship of any of the provisions of this Agreement.

7.15. Non-survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement.

7.16. Termination. This Agreement shall automatically terminate without further action by any of the parties hereto and shall have no further force or effect as of the Expiration Time; provided that the provisions of Sections 7.4 to 7.16 shall survive any such termination.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered on the date and year first above written.

CHEVRON CORPORATION

By:	/s/ Frank W. Mount
Name: Frank W. Mount
Title: Vice President of Business Development

HESS CORPORATION

By:	/s/ Timothy Goodell
Name: Timothy Goodell
Title: General Counsel & Corporate Strategy

/s/ John B. Hess
John B. Hess

Annex C

200 West Street | New York, NY 10282-2198

Tel: 212-902-1000 | Fax: 212-902-3000

PERSONAL AND CONFIDENTIAL

October 22, 2023

Board of Directors

Hess Corporation

1185 Avenue of the Americas

New York, NY 10036

Ladies and Gentlemen:

You have requested our opinion as to the fairness from a financial point of view to the holders (other than Chevron Corporation (“Parent”) and its affiliates) of the outstanding shares of common stock, par value $1.00 per share (the “Company Common Stock”), of Hess Corporation (the “Company”) of the exchange ratio of 1.025 shares of common stock, par value $0.75 per share (the “Parent Common Stock”), of Parent to be paid to such holders for each share of Company Common Stock (the “Merger Consideration”) pursuant to the Agreement and Plan of Merger, dated as of October 22, 2023 (the “Agreement”), by and among Parent, Yankee Merger Sub Inc., a wholly owned subsidiary of Parent, and the Company.

Goldman Sachs & Co. LLC and its affiliates are engaged in advisory, underwriting, lending, and financing, principal investing, sales and trading, research, investment management and other financial and non-financial activities and services for various persons and entities. Goldman Sachs & Co. LLC and its affiliates and employees, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent, any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transactions contemplated by the Agreement (the “Transaction”). We have acted as financial advisor to the Company in connection with, and have participated in certain of the negotiations leading to, the Transaction. We expect to receive fees for our services in connection with the Transaction, the principal portion of which is contingent upon consummation of the Transaction, and the Company has agreed to reimburse certain of our expenses arising, and indemnify us against certain liabilities that may arise, out of our engagement. We have provided certain financial advisory and/or underwriting services to the Company and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as joint bookrunner with respect to a public offering of shares of Hess Midstream LP (“HESM”), an affiliate of the Company, in March 2022; as joint bookrunner with respect to a private offering of HESM’s senior unsecured notes, in April 2022; and as joint bookrunner with respect to a public offering of shares of HESM, in May 2023. We also have provided certain financial advisory and/or underwriting services to Parent and/or its affiliates from time to time for which Goldman Sachs Investment Banking has received, and may receive, compensation, including having acted as Parent’s exclusive financial advisor with respect to its acquisition of Renewable Energy Group, Inc., in June 2022. We may also in the future provide financial advisory and/or underwriting services to the Company, Parent and their respective affiliates for which Goldman Sachs Investment Banking may receive compensation.

In connection with this opinion, we have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company and Parent for the five years ended December 31, 2022; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company

Board of Directors

Hess Corporation

October 22, 2023

Page Two

and Parent; certain other communications from the Company and Parent to their respective stockholders; certain publicly available research analyst reports for the Company and Parent; and certain internal financial analyses and forecasts for the Company (the “Forecasts”) and certain internal forecasts related to the expected utilization by the Company of certain net operating loss carryforwards and tax credits (the “Tax Attributes Forecasts”), in each case, as prepared by the management of the Company and approved for our use by the Company. We have also held discussions with members of the senior management of the Company regarding their assessment of the past and current business operations, financial condition and future prospects of the Company; reviewed the reported price and trading activity for Company Common Stock and Parent Common Stock; compared certain financial and stock market information for the Company and Parent with similar information for certain other companies, the securities of which are publicly traded; reviewed the financial terms of certain recent business combinations in the exploration and production industry; and performed such other studies and analyses, and considered such other factors, as we deemed appropriate.

For purposes of rendering this opinion, we have, with your consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. In that regard, we have assumed with your consent that the Forecasts and the Tax Attributes Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. We have not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company and Parent or any of their respective subsidiaries and we have not been furnished with any such evaluation or appraisal. We have assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or Parent or on the expected benefits of the Transaction in any way meaningful to our analysis. We have assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition the effect of which would be in any way meaningful to our analysis.

Our opinion does not address the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company; nor does it address any legal, regulatory, tax or accounting matters. We were not requested to solicit, and did not solicit, interest from other parties with respect to an acquisition of, or other business combination with, the Company or any other alternative transaction. This opinion addresses only the fairness from a financial point of view to the holders (other than Parent and its affiliates) of Company Common Stock, as of the date hereof, of the Merger Consideration to be paid to such holders pursuant to the Agreement. We do not express any view on, and our opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including, the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, or other constituencies of the Company; nor as to the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, or class of such persons, in connection with the Transaction, whether relative to the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Company Common Stock pursuant to the Agreement or otherwise. We are not expressing any opinion as to the prices at which Parent Common Stock or Company Common Stock will trade at any time or as to the potential effects of volatility in the credit, financial and stock markets on the Company, Parent or the Transaction, or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Our opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of,

Board of Directors

Hess Corporation

October 22, 2023

Page Three

the date hereof and we assume no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Our advisory services and the opinion expressed herein are provided for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Company Common Stock should vote with respect to such Transaction or any other matter. This opinion has been approved by a fairness committee of Goldman Sachs & Co. LLC.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration to be paid to the holders (other than Parent and its affiliates) of Company Common Stock pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

(GOLDMAN SACHS & CO. LLC)

Annex D

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

☑  ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2023

OR

☐  TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

For the transition period from     to

Commission File Number 001-00368

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	94-0890210	6001 Bollinger Canyon Road San Ramon, California 94583-2324
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)	(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (925) 842-1000

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.

Yes ☐    No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.

Yes ☐    No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

Yes ☑    No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files).

Yes ☑    No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☑	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant has filed a report on and attestation to its management’s assessment of the effectiveness of its internal controls over financial reporting under Section 404(b) of the Sarbanes-Oxley Act (15 U.S.C. 7262(b)) by the registered public accounting firm that prepared or issued its audit report. ☑

If securities are registered pursuant to Section 12(b) of the Act, indicate by check mark whether the financial statements of the registrant included in the filing reflect the correction of an error to previously issued financial statements. ☐

Indicate by check mark whether any of those error corrections are restatements that required a recovery analysis of incentive-based compensation received by any of the registrant’s executive officers during the relevant recovery period pursuant to §240.10D-1(b). ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Act).  Yes  ☐  No  ☑

The aggregate market value of the voting and non-voting common equity held by non-affiliates computed by reference to the price at which the common equity was last sold, or the average bid and asked price of such common equity, as of the last business day of the registrant’s most recently completed second fiscal quarter — $293.8 billion (As of June 30, 2023)

Number of Shares of Common Stock outstanding as of February 9, 2024 — 1,857,269,160

DOCUMENTS INCORPORATED BY REFERENCE

(To The Extent Indicated Herein)

Notice of the 2024 Annual Meeting and 2024 Proxy Statement, to be filed pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, in connection with the company’s 2024 Annual Meeting of Stockholders (in Part III)

1

CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING INFORMATION

FOR THE PURPOSE OF “SAFE HARBOR” PROVISIONS OF THE PRIVATE SECURITIES

LITIGATION REFORM ACT OF 1995

This Annual Report on Form 10-K of Chevron Corporation contains forward-looking statements relating to Chevron’s operations and energy transition plans that are based on management’s current expectations, estimates and projections about the petroleum, chemicals and other energy-related industries. Words or phrases such as “anticipates,” “expects,” “intends,” “plans,” “targets,” “advances,” “commits,” “drives,” “aims,” “forecasts,” “projects,” “believes,” “approaches,” “seeks,” “schedules,” “estimates,” “positions,” “pursues,” “progress,” “may,” “can,” “could,” “should,” “will,” “budgets,” “outlook,” “trends,” “guidance,” “focus,” “on track,” “goals,” “objectives,” “strategies,” “opportunities,” “poised,” “potential,” “ambitions,” “aspires” and similar expressions, and variations or negatives of these words, are intended to identify such forward-looking statements, but not all forward-looking statements include such words. These statements are not guarantees of future performance and are subject to numerous risks, uncertainties and other factors, many of which are beyond the company’s control and are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of this report. Unless legally required, Chevron undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Among the important factors that could cause actual results to differ materially from those in the forward-looking statements are: changing crude oil and natural gas prices and demand for the company’s products, and production curtailments due to market conditions; crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries; technological advancements; changes to government policies in the countries in which the company operates; public health crises, such as pandemics and epidemics, and any related government policies and actions; disruptions in the company’s global supply chain, including supply chain constraints and escalation of the cost of goods and services; changing economic, regulatory and political environments in the various countries in which the company operates; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the war between Israel and Hamas and the global response to these hostilities; changing refining, marketing and chemicals margins; actions of competitors or regulators; timing of exploration expenses; timing of crude oil liftings; the competitiveness of alternate-energy sources or product substitutes; development of large carbon capture and offset markets; the results of operations and financial condition of the company’s suppliers, vendors, partners and equity affiliates; the inability or failure of the company’s joint-venture partners to fund their share of operations and development activities; the potential failure to achieve expected net production from existing and future crude oil and natural gas development projects; potential delays in the development, construction or start-up of planned projects; the potential disruption or interruption of the company’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the company’s control; the potential liability for remedial actions or assessments under existing or future environmental regulations and litigation; significant operational, investment or product changes undertaken or required by existing or future environmental statutes and regulations, including international agreements and national or regional legislation and regulatory measures related to greenhouse gas emissions and climate change; the potential liability resulting from pending or future litigation; the ability to successfully integrate the operations of the company and PDC Energy, Inc. and achieve the anticipated benefits from the transaction, including the expected incremental annual free cash flow; the risk that Hess Corporation (Hess) stockholders do not approve the potential transaction, and the risk that regulatory approvals are not obtained or are obtained subject to conditions that are not anticipated by the company and Hess; uncertainties as to whether the potential transaction will be consummated on the anticipated timing or at all, or if consummated, will achieve its anticipated economic benefits, including as a result of regulatory proceedings and risks associated with third party contracts containing material consent, anti-assignment, transfer or other provisions that may be related to the potential transaction that are not waived or otherwise satisfactorily resolved; the company’s ability to integrate Hess’ operations in a successful manner and in the expected time period; the possibility that any of the anticipated benefits and projected synergies of the potential transaction will not be realized or will not be realized within the expected time period; the company’s future acquisitions or dispositions of assets or shares or the delay or failure of such transactions to close based on required closing conditions; the potential for gains and losses from asset dispositions or impairments; government mandated sales, divestitures, recapitalizations, taxes and tax audits, tariffs, sanctions, changes in fiscal terms or restrictions on scope of company operations; foreign currency movements compared with the U.S. dollar; higher inflation and related impacts; material reductions in corporate liquidity and access to debt markets; changes to the company’s capital allocation strategies; the effects of changed accounting rules under generally accepted accounting principles promulgated by rule-setting bodies; the company’s ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and the factors set forth under the heading “Risk Factors” on pages 20 through 26 in this report, and as updated in the future. Other unpredictable or unknown factors not discussed in this report could also have material adverse effects on forward-looking statements.

2

PART I

Item 1. Business

General Development of Business

Summary Description of Chevron

Chevron Corporation,* a Delaware corporation, manages its investments in subsidiaries and affiliates and provides administrative, financial, management and technology support to U.S. and international subsidiaries that engage in integrated energy and chemicals operations. Upstream operations consist primarily of exploring for, developing, producing and transporting crude oil and natural gas; processing, liquefaction, transportation and regasification associated with liquefied natural gas; transporting crude oil by major international oil export pipelines; transporting, storage and marketing of natural gas; carbon capture and storage, and a gas-to-liquids plant. Downstream operations consist primarily of refining crude oil into petroleum products; marketing of crude oil, refined products, and lubricants; manufacturing and marketing of renewable fuels; transporting crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses and fuel and lubricant additives.

A list of the company’s significant subsidiaries is presented in Exhibit 21.1.

Overview of Petroleum Industry

Petroleum industry operations and profitability are influenced by many factors. Prices for crude oil, natural gas, liquefied natural gas, petroleum products and petrochemicals are generally determined by supply and demand. Production levels from the members of Organization of Petroleum Exporting Countries (OPEC), Russia and the United States are the major factors in determining worldwide supply. Demand for crude oil and its products and for natural gas is largely driven by the conditions of local, national and global economies, although weather patterns, the pace of energy transition and taxation relative to other energy sources also play a significant part. Laws and governmental policies, particularly in the areas of taxation, energy and the environment, affect where and how companies invest, conduct their operations, select feedstocks, and formulate their products and, in some cases, limit their profits directly.

Strong competition exists in all sectors of the petroleum and petrochemical industries in supplying the energy, fuel and chemical needs of industry and individual consumers. In the upstream business, Chevron competes with fully integrated, major global petroleum companies, as well as independent and national petroleum companies, for the acquisition of crude oil and natural gas leases and other properties and for the equipment and labor required to develop and operate those properties. In its downstream business, Chevron competes with fully integrated, major petroleum companies, as well as independent refining and marketing, transportation and chemicals entities and national petroleum companies in the refining, manufacturing, sale and marketing of fuels, lubricants, additives and petrochemicals.

Operating Environment

Refer to Business Environment and Outlook of this Form 10-K in Management’s Discussion and Analysis of Financial Condition and Results of Operations for a discussion of the company’s current business environment and outlook.

Chevron’s Strategic Direction

Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world. Our objective is to safely deliver higher returns, lower carbon and superior shareholder value in any business environment. We are building on our capabilities, assets and customer relationships as we aim to lead in lower carbon intensity oil, products and natural gas, as well as advance new products and solutions that reduce the carbon emissions of major industries. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow lower carbon businesses in renewable fuels, carbon capture and offsets, hydrogen and other emerging technologies.

Information about the company is available on the company’s website at www.chevron.com. Information contained on the company’s website is not part of this Annual Report on Form 10-K. The company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to these reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are available free of charge on the company’s website soon after such reports are filed with or furnished to the U.S. Securities and Exchange Commission (SEC). The reports are also available on the SEC’s website at www.sec.gov.

*

Incorporated in Delaware in 1926 as Standard Oil Company of California, the company adopted the name Chevron Corporation in 1984 and ChevronTexaco Corporation in 2001. In 2005, ChevronTexaco Corporation changed its name to Chevron Corporation. As used in this report, the term “Chevron” and such terms as “the company,” “the corporation,” “our,” “we,” “us” and “its” may refer to Chevron Corporation, one or more of its consolidated subsidiaries, or all of them taken as a whole, but unless stated otherwise they do not include “affiliates” of Chevron — i.e., those companies accounted for by the equity method (generally owned 50 percent or less) or non-equity method investments. All of these terms are used for convenience only and are not intended as a precise description of any of the separate companies, each of which manages its own affairs.

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Human Capital Management

Chevron invests in its workforce and culture, with the objective of engaging employees to develop their full potential to deliver energy solutions and enable human progress. The company hires, develops, and strives to retain a diverse workforce of high-performing talent, and fosters a culture that values diversity, inclusion and employee engagement.

The Chevron Way explains the company’s beliefs, vision, purpose and values. It guides how the company’s employees work and establishes a common understanding of culture and aspirations.

Chevron leadership is accountable for the company’s investment in people and the company’s culture. This includes reviews of metrics addressing critical function hiring, leadership development, retention, diversity and inclusion, and employee engagement.

The following table summarizes the number of Chevron employees by gender, where data is available, and by region as of December 31, 2023.

	At December 31, 2023
	Female		Male		Gender data not available*		Total Employees
	Number of Employees	Percentage	Number of Employees	Percentage	Number of Employees	Percentage	Number of Employees	Percentage
Non-Service Station Employees
U.S.	5,713	26%	15,905	74%	20	—%	21,638	47%
Other Americas	1,122	29%	2,740	71%	12	—%	3,874	8%
Africa	611	16%	3,209	84%	3	—%	3,823	8%
Asia	2,550	36%	4,608	64%	16	—%	7,174	16%
Australia	562	26%	1,574	74%	4	—%	2,140	5%
Europe	442	28%	1,102	71%	19	1%	1,563	3%

Total Non-Service Station Employees	11,000	27%	29,138	72%	74	—%	40,212	88%

Service Station Employees	2,392	44%	2,011	37%	985	18%	5,388	12%

Total Employees	13,392	29%	31,149	68%	1,059	2%	45,600	100%
*	Includes employees where gender data was not collected or employee chose not to disclose gender.

Hiring, Development and Retention

The company’s approach to attracting, developing and retaining a global, diverse workforce of high-performing talent is anchored in a long-term employment model that fosters an environment of personal growth and engagement. The company’s philosophy is to offer compelling career opportunities and a competitive total compensation and benefits package linked to individual and enterprise performance. The company recruits new employees in part through partnerships with universities and diversity associations. In addition, the company recruits experienced hires to provide specialized skills.

Chevron’s learning and development programs are designed to help employees achieve their full potential by building technical, operating and leadership capabilities. The company’s leadership regularly reviews metrics on employee training and development programs, which are refined on an ongoing basis to meet the needs of our business. The company invests in developing leadership at every level, including coaching programs for frontline supervisors, managers and individual contributors.

In addition, leadership regularly reviews the talent pipeline, identifies and develops succession candidates, and builds succession plans for key positions. The Board of Directors provides oversight of CEO and executive succession planning.

Management routinely reviews the retention of its professional population, which includes executives, all levels of management, and the majority of its regular employee population. The voluntary attrition for this population in 2023 was 2.9 percent, a decrease from five-year historical rates. The voluntary attrition rate generally excludes employee departures under restructuring programs. Chevron believes its low voluntary attrition rate is in part a result of the company’s commitment to employee development, its long-term employment model, competitive pay and benefits, and its culture.

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Diversity and Inclusion

Chevron believes human ingenuity has the power to solve difficult problems when diverse people, ideas and experiences come together in an inclusive environment.

Chevron also believes inclusive leadership development enhances performance and innovation. To that end, the company offers numerous leadership development programs, such as the Global Women’s Leadership Development Program and Transformational Leadership for Multicultural Women, which are designed to provide forums for discussion of potential headwinds, promote professional growth, and foster a more inclusive work environment.

The company also strives to build an inclusive environment through innovative programs such as the company’s MARC (Men Advocating Real Change) program launched in 2017, in partnership with the non-profit organization Catalyst, which is designed to facilitate discussions on gender equity in the workplace. MARC is active in over 35 Chevron locations on six continents around the world, with over 5,000 participants since inception. The success and impact of MARC led to the creation of Elevate in 2020, a program that seeks to take the inclusion dialogue beyond gender.

The company has 11 employee networks (voluntary groups of employees and allies that come together based on shared identity or interests) and a Chairman’s Inclusion Council, which provides the employee network presidents with a direct line of communication to the Chairman and Chief Executive Officer, the Chief Human Resources Officer, the Chief Diversity and Inclusion Officer, and the executive leadership team to collaborate and discuss how employee networks can reinforce the company’s values of diversity and inclusion. Across many of its selection processes, the company continues to use specially trained company leaders as inclusion counselors, who help challenge group think and unconscious biases and provide outside perspectives when hiring for a position.

The company also aims to support a diverse and inclusive supply chain that is reflective of the communities where we operate. We believe that a diverse supply chain contributes to our success and growth. The company maintains long-standing partnerships with non-profit organizations, including the National Minority Supplier Development Council, Women’s Business Enterprise National Council, National LGBT Chamber of Commerce and Disability:IN, that have helped many diverse businesses grow.

Employee Engagement

Employee engagement is an indicator of employee well-being and commitment to the company’s values, purpose and strategies. The company regularly conducts employee surveys to assess the health of the company’s culture. The company’s survey frequency enables the company to understand employee sentiment throughout the year and gain insights into employee well-being. Our surveys indicate high levels of employee engagement.

Chevron prioritizes the health, safety and well-being of its employees. The company’s safety culture empowers every member of its workforce to exercise stop-work authority without repercussion to address any potential unsafe work conditions. The company has set clear expectations for leaders to deliver operational excellence by prioritizing the safety and health of its workforce, and the protection of communities, the environment and the company’s assets. Additionally, the company offers long-standing employee support programs such as Ombuds, an independent resource designed to equip employees with options to address and resolve workplace issues; a company hotline, where employees can report concerns to the Corporate Compliance department; and an Employee Assistance Program, a confidential consulting service that can help employees resolve a broad range of personal, family and work-related concerns.

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Description of Business and Properties

The upstream and downstream activities of the company and its equity affiliates are widely dispersed geographically, with operations and projects* in North America, South America, Europe, Africa, Asia and Australia. These activities are managed by the Oil, Products and Gas organization. Tabulations of segment sales and other operating revenues, earnings, assets, and income taxes for the three years ending December 31, 2023, and assets as of the end of 2023 and 2022 — for the United States and the company’s international geographic areas — are in Note 14 Operating Segments and Geographic Data to the Consolidated Financial Statements. Similar comparative data for the company’s investments in and income from equity affiliates and property, plant and equipment are in Note 15 Investments and Advances and Note 18 Property, Plant and Equipment. Refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations for a discussion of the company’s Capital Expenditures.

Upstream

Reserves

Refer to Table V for a tabulation of the company’s proved reserves by geographic area, at the beginning of 2021 and at each year-end from 2021 through 2023. Reserves governance, technologies used in establishing proved reserves additions, and major changes to proved reserves by geographic area for the three-year period ended December 31, 2023, are summarized in the discussion for Table V. Discussion is also provided regarding the nature of, status of, and planned future activities associated with the development of proved undeveloped reserves. The company recognizes reserves for projects with various development periods, sometimes exceeding five years. The external factors that impact the duration of a project include scope and complexity, remoteness or adverse operating conditions, infrastructure constraints, and contractual limitations.

At December 31, 2023, 38 percent of the company’s net proved oil-equivalent reserves were located in the United States, 15 percent were located in Australia and 13 percent were located in Kazakhstan.

The net proved reserve balances at the end of each of the three years 2021 through 2023 are shown in the following table:

	At December 31
	2023	2022	2021
Crude Oil, Condensate and Synthetic Oil — Millions of barrels
Consolidated Companies	3,770	3,868	3,821
Affiliated Companies	1,007	1,129	1,254

Total Crude Oil, Condensate and Synthetic Oil	4,777	4,997	5,075

Natural Gas Liquids — Millions of barrels
Consolidated Companies	1,138	1,002	935
Affiliated Companies	91	86	103

Total Natural Gas Liquids	1,229	1,088	1,038

Natural Gas — Billions of cubic feet
Consolidated Companies	28,318	28,765	28,314
Affiliated Companies	2,063	2,099	2,594

Total Natural Gas	30,381	30,864	30,908

Oil-Equivalent — Millions of barrels*
Consolidated Companies	9,628	9,664	9,475
Affiliated Companies	1,441	1,565	1,789

Total Oil-Equivalent	11,069	11,229	11,264

*	Oil-equivalent conversion ratio is 6,000 cubic feet of natural gas = 1 barrel of crude oil.

*

As used in this report, the term “project” may describe new upstream development activity, individual phases in a multiphase development, maintenance activities, certain existing assets, new investments in downstream and chemicals capacity, investments in emerging and sustainable energy activities, and certain other activities. All of these terms are used for convenience only and are not intended as a precise description of the term “project” as it relates to any specific governmental law or regulation.

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Average Sales Prices and Production Costs per Unit of Production

Refer to Table IV for the company’s average sales price per barrel of crude (including crude oil and condensate) and natural gas liquids (NGLs) and per thousand cubic feet of natural gas produced, and the average production cost per oil-equivalent barrel for 2023, 2022 and 2021.

Gross and Net Productive Wells

The following table summarizes gross and net productive wells at year-end 2023 for the company and its affiliates:

	At December 31, 2023
	Productive Oil Wells[1]		Productive Gas Wells[1]
	Gross	Net	Gross	Net
United States	36,547	26,111	2,731	2,092
Other Americas	1,231	741	284	189
Africa	1,645	643	47	18
Asia	1,910	855	1,366	414
Australia	532	299	114	31
Europe	28	5	—	—

Total Consolidated Companies	41,893	28,654	4,542	2,744

Affiliates[2]	1,608	586	—	—

Total Including Affiliates	43,501	29,240	4,542	2,744

Multiple completion wells included above	685	379	147	115

[1]	Gross wells represent the total number of wells in which Chevron has an ownership interest. Net wells represent the sum of Chevron’s ownership interest in gross wells.
[2]	Includes gross 1,354 and net 459 productive oil wells for interests accounted for by the non-equity method.

Production Outlook

The company estimates its average worldwide oil-equivalent production in 2024 to increase four to seven percent over 2023, assuming a Brent crude oil price of $80 per barrel and including expected asset sales. This estimate is subject to many factors and uncertainties, as described beginning on page 38. Refer to the Review of Ongoing Exploration and Production Activities in Key Areas for a discussion of the company’s major crude oil and natural gas development projects.

Acreage

At December 31, 2023, the company owned or had under lease or similar agreements undeveloped and developed crude oil and natural gas properties throughout the world. The geographical distribution of the company’s acreage is shown in the following table:

	Undeveloped[2]		Developed		Developed and Undeveloped
Thousands of acres[1]	Gross	Net	Gross	Net	Gross	Net
United States	4,168	3,665	4,147	2,763	8,315	6,428
Other Americas	15,508	9,049	1,020	228	16,528	9,277
Africa	10,986	5,275	1,273	551	12,259	5,826
Asia	19,723	10,050	1,102	425	20,825	10,475
Australia	2,814	1,913	2,067	814	4,881	2,727
Europe	106	21	12	2	118	23

Total Consolidated Companies	53,305	29,973	9,621	4,783	62,926	34,756

Affiliates[3]	694	288	110	50	804	338

Total Including Affiliates	53,999	30,261	9,731	4,833	63,730	35,094

[1]	Gross acres represent the total number of acres in which Chevron has an ownership interest. Net acres represent the sum of Chevron’s ownership interest in gross acres.
[2]	The gross undeveloped acres that will expire in 2024, 2025 and 2026 if production is not established by certain required dates are 3,333, 394, and 676, respectively.
[3]	Includes gross 405 and net 143 undeveloped and gross 19 and net 5 developed acreage for interests accounted for by the non-equity method.

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Net Production of Crude Oil, Natural Gas Liquids and Natural Gas

The following table summarizes the net production of crude oil, NGLs and natural gas for 2023 and 2022 by the company and its affiliates. Worldwide oil-equivalent production of 3.1 million barrels per day in 2023 was up approximately 4 percent from 2022, mainly due to the acquisition of PDC Energy, Inc. (PDC), and production growth in the Permian Basin. Refer to the Results of Operations section for a detailed discussion of the factors explaining the changes in production for liquids (including crude oil, condensate, NGLs and synthetic oil) and natural gas, and refer to Table V for information on annual production by geographical region.

			Components of Oil-Equivalent
Thousands of barrels per day (MBD)	Oil-Equivalent (MBD)[1]		Crude Oil (MBD)[2]		Natural Gas Liquids (MBD)		Natural Gas (MMCFD)
Millions of cubic feet per day (MMCFD)	2023	2022	2023	2022	2023	2022	2023	2022
United States	1,349	1,181	710	650	287	238	2,112	1,758
Other Americas
Argentina	43	40	37	35	—	—	36	34
Canada[3]	132	139	109	109	5	7	110	135

Total Other Americas	175	179	146	144	5	7	146	169

Africa
Angola	67	70	55	57	4	4	48	49
Equatorial Guinea	49	56	11	12	5	7	198	223
Nigeria	147	152	104	101	5	6	227	266
Republic of Congo	30	31	28	28	—	1	9	11

Total Africa	293	309	198	198	14	18	482	549

Asia
Bangladesh	104	118	3	2	—	—	610	696
China	30	28	9	10	—	—	126	109
Indonesia[4]	3	3	1	1	—	—	11	18
Israel	95	101	1	1	—	—	566	602
Kazakhstan	45	40	26	24	—	—	114	96
Kurdistan Region of Iraq	—	1	—	1	—	—	—	—
Myanmar	15	17	—	—	—	—	87	94
Partitioned Zone	61	60	60	58	—	—	6	7
Thailand[5]	42	67	10	18	—	—	192	298

Total Asia	395	435	110	115	—	—	1,712	1,920

Australia
Australia	488	482	40	42	2	—	2,678	2,643

Total Australia	488	482	40	42	2	—	2,678	2,643

Europe
United Kingdom	14	14	12	13	—	—	11	9

Total Europe	14	14	12	13	—	—	11	9

Total Consolidated Companies	2,714	2,600	1,216	1,162	308	263	7,141	7,048

Affiliates[6]	406	399	281	278	25	16	603	629

Total Including Affiliates[7]	3,120	2,999	1,497	1,440	333	279	7,744	7,677

[1] Oil-equivalent conversion ratio is 6,000 cubic feet of natural gas = 1 barrel of crude oil.
[2] Includes crude oil, condensate and synthetic oil.
[3] Includes synthetic oil:	51	45	51	45	—	—	—	—
[4] Indonesia Deepwater Assets were sold in 2023.
[5] Chevron concessions expired in 2022.
[6] Volumes represent Chevron’s share of production by affiliates, including Tengizchevroil in Kazakhstan and Angola LNG in Angola.

[7] Volumes include natural gas consumed in operations of 596 million and 570 million cubic feet per day in 2023 and 2022, respectively. Total “as sold” natural gas volumes were 7,148 million and 7,107 million cubic feet per day for 2023 and 2022, respectively.

Delivery Commitments

The company sells crude oil, NGLs and natural gas from its producing operations under a variety of contractual obligations. Most contracts generally commit the company to sell quantities based on production from specified properties, but some NGLs and natural gas sales contracts specify delivery of fixed and determinable quantities.

In the United States, the company is contractually committed to deliver approximately 31 million barrels of NGLs and 746 billion cubic feet of natural gas to third parties and affiliates from 2024 through 2026. The company believes it can

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satisfy these contracts through a combination of equity production from the company’s proved developed U.S. reserves and third-party purchases. These commitments are primarily based on contracts with indexed pricing terms.

Outside the United States, the company is contractually committed to deliver a total of 2.9 trillion cubic feet of natural gas to third parties and affiliates from 2024 through 2026 from operations in Australia and Israel. The Australia sales contracts contain variable pricing formulas that generally reference the prevailing market price for crude oil, natural gas or other petroleum products at the time of delivery. The sales contracts for Israel contain formulas that generally reflect an initial base price subject to price indexation, Brent-linked or other, over the life of the contract. The company believes it can satisfy these contracts from quantities available from production of the company’s proved developed reserves in these countries.

Development Activities

Refer to Table I for details associated with the company’s development expenditures and costs of proved property acquisitions for 2023, 2022 and 2021.

The following table summarizes the company’s net interest in productive and dry development wells completed in each of the past three years, and the status of the company’s development wells drilling at December 31, 2023. A “development well” is a well drilled within the known area of a crude oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

	Wells Drilling*		Net Wells Completed
	at 12/31/23		2023		2022		2021
	Gross	Net	Prod.	Dry	Prod.	Dry	Prod.	Dry
United States	382	324	697	2	454	2	319	2
Other Americas	18	15	39	—	35	—	54	—
Africa	3	1	7	—	6	—	4	—
Asia	25	11	58	2	32	1	35	—
Australia	—	—	3	—	1	—	—	—
Europe	1	—	—	—	1	—	1	—

Total Consolidated Companies	429	351	804	4	529	3	413	2

Affiliates	5	2	4	—	6	—	8	—

Total Including Affiliates	434	353	808	4	535	3	421	2

*	Gross wells represent the total number of wells in which Chevron has an ownership interest. Net wells represent the sum of Chevron’s ownership interest in gross wells.

Exploration Activities

Refer to Table I for detail on the company’s exploration expenditures and costs of unproved property acquisitions for 2023, 2022 and 2021.

The following table summarizes the company’s net interests in productive and dry exploratory wells completed in each of the last three years, and the number of exploratory wells drilling at December 31, 2023. “Exploratory wells” are wells drilled to find and produce crude oil or natural gas in unknown areas and include delineation and appraisal wells, which are wells drilled to find a new reservoir in a field previously found to be productive of crude oil or natural gas in another reservoir or to extend a known reservoir.

	Wells Drilling*		Net Wells Completed
	at 12/31/23		2023		2022		2021
	Gross	Net	Prod.	Dry	Prod.	Dry	Prod.	Dry
United States	—	—	—	2	3	2	2	2
Other Americas	—	—	—	—	1	1	—	—
Africa	1	—	—	—	1	—	—	—
Asia	3	2	1	—	2	—	—	—
Australia	—	—	—	—	—	—	—	—
Europe	—	—	—	—	—	—	—	—

Total Consolidated Companies	4	2	1	2	7	3	2	2

Affiliates	—	—	—	—	—	—	—	—

Total Including Affiliates	4	2	1	2	7	3	2	2

*	Gross wells represent the total number of wells in which Chevron has an ownership interest. Net wells represent the sum of Chevron’s ownership interest in gross wells.

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Review of Ongoing Activities in Key Areas

Chevron has exploration and production activities in many of the world’s major hydrocarbon basins. Chevron’s 2023 key upstream activities, some of which are also discussed in the section Management’s Discussion and Analysis of Financial Condition and Results of Operations , are presented below. The comments include references to “total production” and “net production,” which are defined under “Production” in Exhibit 99.1.

The discussion that follows references the status of proved reserves recognition for significant long-lead-time projects not on production as well as for projects recently placed on production. Reserves are not discussed for exploration activities or recent discoveries that have not advanced to a project stage, or for mature areas of production that do not have individual projects requiring significant levels of capital or exploratory investment. Projected start-up timing for nonoperated projects are per operator’s estimate.

United States

Upstream activities in the United States are primarily located in Texas, New Mexico, Colorado, California, and the Gulf of Mexico. Acreage for the United States can be found in the Acreage table. Net daily oil-equivalent production in the United States can be found in the Net Production of Crude Oil, Natural Gas Liquids and Natural Gas table.

As one of the largest producers in the Permian Basin, Chevron continues to develop its advantaged portfolio in west Texas and southeast New Mexico and is expected to achieve one million barrels of net oil-equivalent production per day in 2025. The asset is comprised of stacked formations enabling production from multiple geologic zones from single surface locations, staging the development for optimized capacity utilization of facilities and infrastructure. The company has implemented a factory development strategy utilizing multi-well pads to drill a series of horizontal wells that are subsequently completed using hydraulic fracture stimulation. This manufacturing-style process, combined with advantaged acreage holdings and technological advancements, have enabled productivity improvements across unique geological locations throughout the basin. Acreage transactions enabling longer laterals and the company’s diversified land assets via non-operated joint ventures and royalty positions have also contributed to higher returns in the Permian Basin. In August 2023, Chevron completed the acquisition of PDC, which added 25,000 net acres to our existing position in west Texas. In addition to ongoing emission reduction and water handling initiatives, a 50 percent joint venture solar power project in New Mexico became operational in 2023, with capacity to supply 20MW of renewable energy per day for nearby oil and gas operations. In 2023, Chevron’s net daily production in the Permian Basin averaged 359,000 barrels of crude oil, 205,000 barrels of NGLs and 1.3 billion cubic feet of natural gas.

Chevron also holds approximately 72,000 net acres in the Haynesville Shale in east Texas. The company is evaluating strategic opportunities for these assets.

In Colorado, development is focused on the Denver-Julesburg (DJ) Basin. The company follows a factory development strategy utilizing multi-well pads to drill a series of horizontal wells that are subsequently completed using hydraulic fracture stimulation. It has also implemented facility design and electrification improvements to consolidate assets and remove facilities, which helped to reduce surface footprint and greenhouse gas emissions. In August 2023, Chevron completed the acquisition of PDC, which added 275,000 net acres that are largely adjacent to its existing operations. Following the acquisition, Chevron is now the largest oil and natural gas producer in the state with approximately 605,000 net acres in the DJ Basin. The company plans to optimize the combined acreage position to efficiently develop its resources.

In 2023, Chevron’s net daily production in Colorado averaged 96,000 barrels of crude oil, 69,000 barrels of NGLs and 606 million cubic feet of natural gas. Chevron also has operations in Colorado’s Piceance Basin, as well as an acreage position in Wyoming.

In 2023, Chevron was one of the largest crude oil producers in California with an average net daily oil production of 77,000 barrels. Chevron owns and operates between 87 and 100 percent interests in six fields including Kern River, Cymric, Midway Sunset, San Ardo, Coalinga and Lost Hills.

During 2023, net daily production in the Gulf of Mexico averaged 170,000 barrels of crude oil, 11,000 barrels of NGLs and 97 million cubic feet of natural gas. Chevron is engaged in various operated and nonoperated exploration, development and production activities in the deepwater Gulf of Mexico. Chevron also holds nonoperated interests in several shelf fields.

Chevron has a 50 percent operated interest in the Jack Field, a 51 percent operated interest in the St. Malo Field and a 40.6 percent operated interest in the production host facility used for the joint development of both fields, all located in the

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Walker Ridge area. In 2023, an additional Jack well delivered first oil, and an additional St. Malo well delivered first oil in early 2024. The St. Malo Stage 4 Waterflood project is expected to deliver first water injection and complete installation of multi-phase subsea pump modules in 2024. The Jack and St. Malo fields have an estimated remaining production life of more than 20 years.

Chevron has a 60 percent-owned and operated interest in the Big Foot project, located in the deepwater Walker Ridge area. Development drilling activities are ongoing with the first two injector wells online in 2023. The project has an estimated remaining production life of more than 30 years.

The company has a 58 percent-owned and operated interest in the deepwater Tahiti Field, located in the Green Canyon area. The Tahiti Field has an estimated remaining production life of more than 20 years.

Chevron has owned and operated interests of 62.9 to 75.4 percent in the unit areas containing the Anchor field, located in the Green Canyon area. Stage 1 of the Anchor development consists of a seven-well subsea development and a semi-submersible floating production unit. In 2023, Chevron completed the installation of the floating production unit and commenced final offshore commissioning activities. The company also drilled the second of two pre-drill development wells on the Anchor field. Proved reserves have been recognized for Anchor, with first production expected in mid-2024.

Chevron has a 60 percent-owned and operated interest in the Ballymore Field located in the Mississippi Canyon area, which is being developed as a subsea tieback to the existing Chevron-operated Blind Faith facility. The development includes three production wells, with first oil expected in 2025. Proved reserves have been recognized for this project.

The company has a 15.6 percent nonoperated working interest in the deepwater Mad Dog Field, located in the Green Canyon area. First oil from the Mad Dog 2 Project was achieved in April 2023. The field has an estimated remaining production life of more than 30 years.

Chevron has a 37.5 percent nonoperated working interest in the Perdido Regional Host, which accommodates production from the Great White, Silvertip and Tobago fields in the Alaminos Canyon area. The Perdido asset has an estimated remaining production life of more than 15 years.

The company has a 40 percent nonoperated working interest in the Whale discovery located in the Alaminos Canyon area. First production is expected for Whale in late 2024, and proved reserves have been recognized for this project.

Chevron has a 25 percent nonoperated working interest in the Stampede Field, which is located in the Green Canyon area. The Stampede Field has an estimated remaining production life of more than 20 years.

During 2023, Chevron was formally awarded 73 exploration blocks as a result of U.S. Gulf of Mexico lease sale 259 and has submitted winning bids on an additional 28 exploration blocks as a result of U.S. Gulf of Mexico lease sale 261, subject to government approval.

In March 2023, the Bayou Bend Carbon Capture and Sequestration hub, in which Chevron holds a 50 percent interest and serves as the operator, increased its holdings by 100,000 acres in onshore southeast Texas. This brings total acreage of the affiliate to nearly 140,000 acres supporting permanent carbon dioxide (CO2) sequestration.

In September 2023, Chevron acquired a majority interest in ACES Delta, LLC, a joint venture developing the Advanced Clean Energy Storage (ACES Delta) Project in Delta, Utah. The project, currently under construction, is designed to produce hydrogen made from renewable energy, store that hydrogen in two salt caverns and deliver it as needed to hydrogen-capable gas turbines to generate power. Start-up of the ACES Delta Project is expected in 2025.

Other Americas

“Other Americas” includes Argentina, Brazil, Canada, Colombia, Mexico, Suriname and Venezuela. Acreage for “Other Americas” can be found in the Acreage table. Net daily oil-equivalent production from these countries can be found in the Net Production of Crude Oil, Natural Gas Liquids and Natural Gas table.

Argentina Chevron has a 50 percent nonoperated interest in the Loma Campana and Narambuena concessions in the Vaca Muerta shale. At Loma Compana, 41 horizontal wells were drilled in 2023, with 44 wells in total put on production. This concession expires in 2048, and the Narambuena concession expires in 2027.

Chevron owns and operates a 100 percent interest in the El Trapial Field with conventional waterflood. The conventional field concession expires in 2032. Chevron also owns and operates a 100 percent interest in the east area of the El Trapial

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Field in the Vaca Muerta shale formation for unconventional development. In 2023, Chevron continued development on its unconventional resources with one drilling rig. The unconventional concession expires in 2057.

Brazil Chevron holds between 35 and 50 percent of both operated and nonoperated interests in four Blocks within the Campos and Santos Basin, following the relinquishment of seven Blocks in 2023 to the government. Chevron submitted winning bids for 15 additional exploration blocks in the South Santos and Pelotas basins in the December 2023 bid round, with contracts expected to be signed in 2024.

Canada Upstream interests in Canada are concentrated in Alberta and the offshore Atlantic region of Newfoundland and Labrador. The company also has interests in the Northeast British Columbia and the Beaufort Sea region of the Northwest Territories.

The company has a 20 percent nonoperated working interest in the Athabasca Oil Sands Project (AOSP) and associated Quest carbon capture and storage project in Alberta. Oil sands are mined from both the Muskeg River and the Jackpine mines, and bitumen is extracted from the oil sands and upgraded into synthetic oil. CO2 emissions from the upgrader are reduced by carbon capture and storage facilities.

Chevron has a 70 percent-owned and operated interest in most of its Duvernay shale acreage. By the end of 2023, a total of 261 wells have been tied into production facilities. The company will commence marketing its interest in these assets in 2024.

Chevron has a 26.9 percent nonoperated working interest in the Hibernia Field and a 24.1 percent nonoperated working interest in the unitized Hibernia Southern Extension areas offshore Atlantic Canada. The company has a 29.6 percent nonoperated working interest in the heavy oil Hebron Field, also offshore Atlantic Canada, which has an expected remaining economic life of 25 years.

The company has a 25 percent nonoperated working interest in blocks EL 1168 and EL 1148 located in offshore Atlantic Canada.

Colombia Chevron has a 40 percent-owned and operated interest in the offshore Colombia-3 and Guajira Offshore-3 Blocks. Chevron has initiated the relinquishment of Guajira Offshore-3 Block to the government, which is expected to complete in 2024.

Mexico All blocks in which Chevron has a participating interest are in the process of being relinquished to the government.

Suriname Chevron has a 60 percent-owned and operated working interest in Block 5 and an 80 percent owned and operated interest in the shallow water Block 7. Chevron also holds a 33.3 percent nonoperated working interest in deepwater Block 42.

Venezuela Chevron’s interests in Venezuela are located in western Venezuela, the Orinoco Belt and offshore Venezuela. As of December 31, 2023, no proved reserves are recognized for these interests. In 2023, the company conducted activities in Venezuela consistent with the authorization provided pursuant to general licenses issued by the United States government.

Chevron has a 39.2 percent interest in Petroboscan, which operates the Boscan Field in western Venezuela as well as a 25.2 percent interest in Petroindependiente, which operates the LL-652 Field in Lake Maracaibo. Both licenses were extended in 2023 from 2026 to 2041. Chevron has a 30 percent interest in Petropiar, which operates the heavy oil Huyapari Field under an agreement expiring in 2033 and a 35.8 percent interest in Petroindependencia, which includes the Carabobo 3 heavy oil project located in three blocks in the Orinoco Belt under a contract expiring in 2035.

Chevron also operates and holds a 60 percent interest in the Loran gas field offshore Venezuela. This is part of a cross- border field that includes the Manatee field in Trinidad and Tobago. This license expires in 2039.

Africa

In Africa, the company is engaged in upstream activities in Angola, the Republic of Congo (ROC), Cameroon, Egypt, Equatorial Guinea, Namibia and Nigeria. Acreage for Africa can be found in the Acreage table. Net daily oil-equivalent production from these countries can be found in the Net Production of Crude Oil, Natural Gas Liquids and Natural Gas table.

Angola The company operates and holds a 39.2 percent interest in Block 0, a concession adjacent to the Cabinda coastline. In May 2023, the extension for this Block was fully approved until 2050. The Block 0 Sanha Lean Gas Connection Project

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(SLGC) execution continues and is expected to be completed in 2024. SLGC is a new platform that ties the existing complex to new connecting pipelines for gathering and exporting gas from Blocks 0 and 14 to Angola LNG.

In August 2023, construction started at the South N’Dola project located in Area B of Block 0. Fabrication is ongoing, and first oil is expected in fourth quarter 2025.

Chevron also operates and holds a 31 percent interest in a production sharing contract (PSC) for deepwater Block 14 which expires in 2028.

Chevron has a 36.4 percent shareholding in Angola LNG Limited, which operates an onshore natural gas liquefaction plant in Soyo, Angola. The plant has the capacity to process 1.1 billion cubic feet of natural gas per day. This is the world’s first liquefied natural gas (LNG) plant supplied with associated gas, where the natural gas is a byproduct of crude oil production. Feedstock for the plant originates from multiple fields and operators.

Chevron owns a 31 percent nonoperated working interest in the New Gas Consortium Project (NGC). NGC is an offshore gas concession in which the Quiluma and Maboqueiro (Q&M) fields will be the first to be developed with first production expected in 2026. The Q&M development includes two wellhead platforms and an onshore gas treatment plant with connections to the Angola LNG plant. Proved reserves have not been recognized for this project.

Angola-Democratic Republic of Congo (DRC) Joint Development Area In December 2023, Chevron signed a production sharing agreement (PSA) with the Angola and DRC governments to explore Block 14/23 located in the Zone of Common Interest established between the Republic of Angola and DRC maritime area. Chevron has a 31 percent-owned and operated working interest under the PSA.

Angola-Republic of Congo Joint Development Area Chevron operates and holds a 31.25 percent interest in the Lianzi Unitization Zone (Lianzi), which is located in an area shared equally by Angola and the ROC. This interest expires in 2031. In June 2023, the company initiated the process to sell its interest in the ROC portion of Lianzi, while retaining the Angolan portion.

Republic of Congo In June 2023, the company initiated the process to sell its 31.5 percent nonoperated interest in the offshore Haute Mer permit area. The Haute Mer permits of Nkossa, Nsoko and Moho-Bilondo expire in 2040.

Cameroon Chevron has a 100 percent interest in the YoYo Block in the Douala Basin. Preliminary development plans include a possible joint development between YoYo and the Yolanda field located in Equatorial Guinea Block I.

Egypt In the Mediterranean Sea, Chevron holds a 63 percent-owned and operated interest in North Sidi Barrani (Block 2) and North El Dabaa (Block 4) and a 45 percent interest in the Nargis block, as well as a 27 percent nonoperated working interest in both North Marina (Block 6) and North Cleopatra (Block 7). In 2023, the company successfully completed its first exploration well in the Nargis Offshore area. In the Red Sea, the company holds a 45 percent-owned and operated interest in Block 1.

Equatorial Guinea Chevron has a 38 percent-owned and operated interest in the Aseng and the Yolanda fields in Block I and a 45 percent-owned and operated interest in the Alen Field in Block O.

The company also holds a 32 percent nonoperated interest in the Alba Field, a 28 percent nonoperated interest in the Alba LPG Plant and a 45 percent interest in the Atlantic Methanol Production Company.

Namibia Chevron has an 80 percent-owned and operated interest in PEL90 (Block 2813B) in the Orange Basin, offshore Namibia. Chevron acquired a 3-D seismic survey in 2023 and is assessing the exploration potential of this Block.

Nigeria Chevron operates and holds a 40 percent interest in six concessions, five operated and one nonoperated in the onshore and near-offshore regions of the Niger Delta. The company also holds acreage positions in four operated and six nonoperated deepwater blocks, with working interests ranging from 20 to 100 percent.

Chevron operates and holds a 67.3 percent interest in the Agbami field, located in deepwater Oil Mining Lease (OML) 127 and OML 128. OML 127 expires in 2024 and OML 128 expires in 2042. In 2023, Chevron executed relevant agreements for the conversion of OML 127 to Petroleum Mining Leases and Petroleum Prospecting Licenses under the Petroleum Industry Act 2021. Additionally, Chevron holds a 30 percent nonoperated working interest in the Usan field in OML 138 that expires in 2042.

In deepwater exploration, Chevron operates and holds a 55 percent interest, in both the deepwater Nsiko discoveries in OML 140. Chevron also holds a 27 percent nonoperated interest in OML 139 and OML 154 and the company continues to work with the operator to evaluate development options for the multiple deepwater discoveries in the Usan area, including

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the Owowo field, which straddles OML 139 and OML 154. The development plan for the Owowo field involves a subsea tie-back to the existing Usan floating, production, storage and offloading vessel.

Also, in the deepwater area, the Aparo field in OML 132 and OML 140 and the third-party-owned Bonga South West field in OML 118 share a common geologic structure and would be developed jointly. Chevron holds a 16.6 percent nonoperated working interest in the unitized area. The development plan involves subsea wells tied back to a floating production, storage and offloading vessel. At the end of 2023, no proved reserves were recognized for this project.

In 2023, Chevron acquired a 40 percent-owned and operated interest of Oil Prospecting License (OPL) 215 that covers 618,000 acres. A new 3-D seismic survey is in the process of being acquired over this exploration block to assess its potential.

Chevron is the operator of the Escravos Gas Plant with a total processing capacity of 680 million cubic feet per day of natural gas and liquefied petroleum gas and condensate export capacity of 58,000 barrels per day. The company operates the 33,000-barrel-per-day Escravos Gas to Liquids facility. In addition, the company holds a 36.9 percent interest in the West African Gas Pipeline Company Limited affiliate, which supplies Nigerian natural gas to customers in Benin, Togo and Ghana.

Asia

In Asia, the company is engaged in upstream activities in Bangladesh, China, Cyprus, Indonesia, Israel, Kazakhstan, Kurdistan Region of Iraq, Myanmar, the Partitioned Zone between Saudi Arabia and Kuwait, Russia and Thailand. Acreage for Asia can be found in the Acreage table. Net daily oil-equivalent production for these countries can be found in the Net Production of Crude Oil, Natural Gas Liquids and Natural Gas table.

Bangladesh Chevron Bangladesh operates and holds 100 percent interest in Block 12 (Bibiyana field) and Blocks 13 and 14 (Jalalabad and Moulavi Bazar fields) under two PSCs. The rights to produce from Jalalabad expire in 2034, from Moulavi Bazar in 2038 and from Bibiyana in 2034. In 2023, drilling commenced on an appraisal well in the Bibiyana Field.

China Chevron has nonoperated working interests in several areas in China. The company has a 49 percent nonoperated working interest in the Chuandongbei project, including the Loujiazhai and Gunziping natural gas fields located onshore in the Sichuan Basin. The company also has nonoperated working interests of 32.7 percent in Block 16/19 in the Pearl River Mouth Basin and 24.5 percent in the Qinhuangdao (QHD) 32-6 Block in the Bohai Bay. The PSCs for Block 16/19 and QHD 32-6 expire in 2028 and 2024, respectively.

Cyprus The company holds a 35 percent-owned and operated interest in the Aphrodite gas field in Block 12 under a PSC, with an exploitation license that expires in 2044. In July 2023, an appraisal well was completed, confirming estimates related to size and scope of the gas deposit. An optimized development plan is currently under discussion with the government of Cyprus.

Indonesia In October 2023, Chevron closed the sale of its 62 percent interest in two PSCs in the Kutei Basin (Rapak and Ganal) and its 72 percent interest in the Makassar Strait PSC.

Israel Chevron holds a 39.7 percent-owned and operated interest in the Leviathan field, which operates under a concession that expires in 2044. In July 2023, Chevron announced a final investment decision to install a third gathering pipeline that is expected to increase gas production capacity from approximately 1.2 to nearly 1.4 billion cubic feet per day from the Leviathan reservoir. Proved reserves were recognized for this project, which is scheduled for completion in 2025. Chevron is evaluating expansion options to further monetize gas resources at Leviathan, including opportunities via existing and planned regional infrastructure as well as potential avenues for entry into the global LNG market.

The company also holds a 25 percent-owned and operated interest in the Tamar gas field, which operates under a concession that expires in 2038. Phase 1 of the Tamar Optimization Project includes installation of a new pipeline to increase delivery capacity to the processing platform, allowing for production at the platform to increase from approximately 1 to 1.2 billion cubic feet per day. This project is scheduled for completion in 2025. Chevron reached final investment decision on Phase 2 of the project in February 2024, which is expected to further increase capacity to approximately 1.6 billion cubic feet of gas per day and includes investment in additional midstream infrastructure. In late 2023, Israel’s Ministry of Energy amended Chevron’s export permit to allow increased quantities to our customer in Egypt.

Kazakhstan Chevron has a 50 percent interest in the Tengizchevroil (TCO) affiliate and an 18 percent nonoperated working interest in the Karachaganak field.

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TCO is developing the Tengiz and Korolev crude oil fields in western Kazakhstan under a concession agreement that expires in 2033. Most of TCO’s 2023 crude oil production was exported through the Caspian Pipeline Consortium (CPC) pipeline.

In 2023, TCO achieved mechanical completion at the Future Growth Project (FGP). In first half 2024, the Wellhead Pressure Management Project (WPMP) is expected to begin field conversion of gathering stations to low pressure continuing through two major train turnarounds. FGP is expected to start-up during first half 2025 and ramp up to full production within three months. Proved reserves have been recognized for the FGP/WPMP.

The Karachaganak field is located in northwest Kazakhstan, and operations are conducted under a PSC that expires in 2038. During 2023, a majority of the exported liquids were transported through the CPC pipeline, with the remaining shipped through diversified routes. Development continued on the Karachaganak Expansion Project Stage 1A and Stage 1B, which are expected to complete in second half 2024 and 2026, respectively. Proved reserves have been recognized for both projects.

Kazakhstan/Russia Chevron has a 15 percent interest in the CPC. In January 2023, CPC announced that the debottlenecking project achieved mechanical completion which will enable increased throughput capacity for the start-up of FGP. CPC transported an average of 1.4 million barrels of crude oil per day, composed of 1.2 million barrels per day from Kazakhstan and 0.2 million barrels per day from Russia.

Kurdistan Region of Iraq In 2023, the company relinquished its 50 percent nonoperated working interest in the Sarta PSC and the 40 percent nonoperated working interest in Qara Dagh PSC expired. Chevron expects an exit from the Kurdistan Region of Iraq in 2024 on execution of the final Relinquishment and Termination Agreements with the government.

Myanmar Chevron has a 41.1 percent nonoperated working interest in a PSC for the production of natural gas from the Yadana, Badamyar and Sein fields, within Blocks M5 and M6, in the Andaman Sea. The PSC expires in 2028. The company also has a 41.1 percent nonoperated working interest in a pipeline company that transports natural gas to the Myanmar-Thailand border for delivery to power plants in Thailand.

In 2022, Chevron signed an agreement to sell the company’s interest in all Myanmar assets and plans to exit the country in 2024.

Partitioned Zone Chevron holds a concession to operate the Kingdom of Saudi Arabia’s 50 percent interest in the hydrocarbon resources in the onshore area of the Partitioned Zone between Saudi Arabia and Kuwait. The concession expires in 2046. Current activities focus on base business optimization and safely re-starting drilling activities. Drilling commenced on an exploration well in late 2023.

Thailand Chevron holds operated interests in the Pattani Basin, located in the Gulf of Thailand, with ownership ranging from 35 percent to 71.2 percent. Concessions for producing areas within this basin expire between 2028 and 2035. Chevron has a 35 percent-owned and operated interest in the Pailin field in Block 12/27. Chevron also has a 16 percent nonoperated working interest in the Arthit field located in the Malay Basin. Concessions for the producing areas within this basin expire between 2036 and 2040. In May 2023, Chevron was awarded an exploration and production license for Block G2/65, which covers 3.7 million net acres.

Chevron holds between 30 to 80 percent operated and nonoperated working interests in the Thailand-Cambodia Overlapping Claims Area that are inactive, pending resolution of border issues between Thailand and Cambodia.

Australia

Chevron is the largest producer of LNG in Australia. Acreage can be found in the Acreage table. Net daily oil-equivalent production can be found in the Net Production of Crude Oil, Natural Gas Liquids and Natural Gas table.

Upstream activities in Australia are concentrated offshore Western Australia, where the company is the operator of two major LNG projects, Gorgon and Wheatstone, and has a nonoperated working interest in the North West Shelf (NWS) Venture and exploration acreage in the Carnarvon Basin.

Chevron holds a 47.3 percent-owned and operated interest in Gorgon on Barrow Island, which includes the development of the Gorgon and Jansz-Io fields, a three-train 15.6 million-metric-ton-per-year LNG facility, a carbon capture and underground storage facility and a domestic gas plant. The Gorgon Stage 2 project achieved first gas in May 2023. Progress on the Jansz-Io Compression project continued during 2023 with first gas expected in 2027, and proved reserves have been recognized for this project. Gorgon’s estimated remaining economic life exceeds 40 years.

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Chevron holds an 80.2 percent interest in the offshore licenses and a 64.1 percent-owned and operated interest in the LNG facilities associated with Wheatstone. Wheatstone includes the development of the Wheatstone and Iago fields, a two-train, 8.9 million-metric-ton-per-year LNG facility, and a domestic gas plant. The onshore facilities are located at Ashburton North on the coast of Western Australia. Wheatstone’s estimated remaining economic life exceeds 17 years.

Chevron has a 16.7 percent nonoperated working interest in the North West Shelf (NWS) Venture in Western Australia. The company continues to evaluate exploration and appraisal activity across the Carnarvon Basin, in which it holds more than 1.8 million net acres.

Chevron owns and operates the Clio, Acme and Acme West fields. The company is collaborating with other Carnarvon Basin participants to assess the possibility of developing Clio and Acme through shared utilization of existing infrastructure.

Chevron holds nonoperated working interests ranging from 20 to 50 percent, in three greenhouse gas assessment permits to evaluate the potential of carbon storage. The blocks, including two in the Carnarvon Basin off the northwestern coast of Western Australia and one in the Bonaparte Basin offshore Northern Territory, total nearly 7.8 million acres.

United Kingdom

Acreage can be found in the Acreage table. Net oil equivalent production for the United Kingdom can be found in the Net Production of Crude Oil, Natural Gas Liquids and Natural Gas table.

Chevron holds a 19.4 percent nonoperated working interest in the Clair field, located west of the Shetland Islands. The Clair Ridge project is the second development phase of the Clair field, with a design capacity of 120,000 barrels of crude oil and 100 million cubic feet of natural gas per day. The Clair field has an estimated remaining production life extending beyond 2050.

Sales of Natural Gas Liquids and Natural Gas

The company sells NGLs and natural gas from its producing operations under a variety of contractual arrangements. In addition, the company also makes third-party purchases and sales of NGLs and natural gas in connection with its supply and trading activities.

U.S. and international sales of NGLs averaged 376,000 and 247,000 barrels per day, respectively, in 2023.

During 2023, U.S. and international sales of natural gas averaged 4.7 billion and 6.0 billion cubic feet per day, respectively, which includes the company’s share of equity affiliates’ sales. Outside the United States, substantially all of the natural gas sales from the company’s producing interests are from operations in Angola, Australia, Bangladesh, Canada, Equatorial Guinea, Kazakhstan, Indonesia, Israel, Nigeria and Thailand.

Refer to Selected Operating Data in Management’s Discussion and Analysis of Financial Condition and Results of Operations, for further information on the company’s sales volumes of NGLs and natural gas. Refer also to Delivery Commitments for information related to the company’s delivery commitments for the sale of crude oil and natural gas.

Downstream

Refining Operations

At the end of 2023, the company had a refining network capable of processing 1.8 million barrels per day. Operable capacity at December 31, 2023, and daily refinery inputs for the company and affiliate refineries for 2021 through 2023, are summarized in the table below. Average crude unit distillation capacity utilization was 89.8 percent in 2023 and 88.6 percent in 2022.

At U.S. refineries, crude unit distillation capacity utilization, which includes all crude oil and other inputs, averaged 90.8 percent in 2023, compared with 87.3 percent in 2022. Chevron processes both imported and domestic crude oil in its U.S. refining operations. Imported crude oil accounted for about 60 percent of Chevron’s U.S. refinery inputs in both 2023 and 2022.

In the United States, the company continued work on projects aimed at improving refinery flexibility and reliability. In 2023, the Pasadena Refinery continued progress on a project that is expected to increase light crude oil throughput capacity to 125,000 barrels per day in 2024. This project is expected to allow the company to process more equity crude from the

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Permian Basin, supply more products to customers in the U.S. Gulf Coast and realize synergies with the company’s Pascagoula refinery. In July 2023, the Richmond refinery commenced making API Group III base oils.

Outside the United States, the company has interests in three large refineries in Singapore, South Korea and Thailand. Singapore Refining Company (SRC), a 50 percent-owned joint venture, has a total capacity of 290,000 barrels of crude per day and manufactures a wide range of petroleum products. The 50 percent-owned GS Caltex (GSC) Yeosu Refinery in South Korea remains one of the world’s largest refineries with a total crude capacity of 800,000 barrels per day. The company’s 60.6 percent-owned refinery in Map Ta Phut, Thailand, continues to supply high-quality petroleum products into regional markets.

Petroleum Refineries: Locations, Capacities and Crude Oil Inputs

Capacities and inputs in thousands of barrels per day		December 31, 2023		Refinery Crude Oil Inputs*
Locations		Number	Operable Capacity	2023	2022	2021
Pascagoula	Mississippi	1	369	346	320	333
El Segundo	California	1	290	226	248	233
Richmond	California	1	257	225	167	211
Pasadena	Texas	1	85	83	77	76
Salt Lake City	Utah	1	58	54	53	50

Total Consolidated Companies — United States		5	1,059	934	865	903

Map Ta Phut	Thailand	1	175	153	156	135
Total Consolidated Companies — International		1	175	153	156	135

Affiliates	Various Locations	2	545	473	483	441

Total Including Affiliates — International		3	720	626	639	576

Total Including Affiliates — Worldwide		8	1.779	1,560	1,504	1,479

*	In addition to crude oil inputs, the company processed other feedstocks of 38, 72 and 58 thousand barrels per day in 2023, 2022 and 2021, respectively.

Renewable Fuels

The company develops and produces renewable fuels, including but not limited to renewable diesel, renewable gasoline, biodiesel, sustainable aviation fuel and renewable natural gas (RNG).

In 2023, the El Segundo refinery in California successfully converted the diesel hydrotreater (DHT) to process 100 percent renewable feedstock. The DHT maintains flexibility to process either traditional or renewable feedstocks. El Segundo also produced sustainable aviation fuel and renewable gasoline blendstocks through renewable feed co-processing in the Fluid Catalytic Cracker.

Chevron Renewable Energy Group, Inc. owns and operates 11 biofuel refineries located in the U.S. and Germany, 10 biofuel refineries producing biodiesel and one producing renewable diesel. Work at the Emden refinery in Germany to enhance feedstock flexibility was completed in 2023. Expansion work at the Geismar renewable diesel plant in Louisiana to increase production capacity from 7,000 to 22,000 barrels per day continues on schedule, with full operations expected in 2024.

Chevron holds a 50 percent working interest in Bunge Chevron Ag Renewables LLC, which produces soybean oil from processing facilities in Destrehan, Louisiana, and Cairo, Illinois. Soybean oil can be used as a renewable feedstock to make renewable diesel, biodiesel and sustainable aviation fuel.

The company continues to advance its dairy biomethane activities with its joint venture partners, Brightmark Fund Holdings LLC (Brightmark) and California Bioenergy, LLC (CalBio). In 2023, Chevron’s joint venture with Brightmark achieved commercial operations on seven new anaerobic digestion dairy farm projects across Michigan, Florida and Arizona. Also, in California, construction began on seven new anaerobic digestion dairy farm projects jointly owned with CalBio.

Chevron participates in the RNG value chain through its ownership of Beyond6, LLC and its nationwide network of 56 compressed natural gas stations.

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Marketing Operations

The company markets petroleum products under the principal brands of “Chevron,” “Texaco” and “Caltex” throughout many parts of the world. The following table identifies the company’s and its affiliates’ refined products sales volumes, excluding intercompany sales, for the three years ended December 31, 2023.

Refined Products Sales Volumes

Thousands of barrels per day	2023	2022	2021
United States
Gasoline[1]	642	639	655
Jet Fuel	260	212	173
Diesel/Gas Oil[1]	227	216	179
Fuel Oil	44	56	39
Other Petroleum Products[2]	114	105	93

Total United States	1,287	1,228	1,139

International[3]
Gasoline	353	336	321
Jet Fuel	234	196	140
Diesel/Gas Oil[1]	472	464	471
Fuel Oil	161	168	177
Other Petroleum Products[2]	225	222	206

Total International	1,445	1,386	1,315

Total Worldwide[3]	2,732	2,614	2,454

[1] Includes products sold by Chevron Renewable Energy Group:	44	24	—
[2] Principally naphtha, lubricants, asphalt and coke.
[3] Includes share of affiliates’ sales:	389	389	357

In the United States, the company markets primarily under the principal brands of “Chevron” and “Texaco”. At year-end 2023, the company supplied directly or through retailers and marketers approximately 8,300 Chevron- and Texaco-branded service stations, primarily in the southern and western states. Approximately 365 of these outlets are company-owned or -leased stations.

Outside the United States, Chevron supplied directly or through retailers and marketers approximately 5,600 branded service stations, including affiliates. The company markets in Latin America using the Texaco brand. In the Asia-Pacific region and the Middle East, the company uses the Caltex brand. In South Korea, the company operates through its 50 percent-owned affiliate, GSC. The rebranding project to transition service stations in Australia from Puma to the Caltex brand is expected to complete in 2024.

Chevron markets commercial aviation fuel to 57 airports worldwide. The company also markets an extensive line of lubricant and coolant products under the product names Havoline, Delo, Ursa, Meropa, Rando, Clarity and Taro in the United States and worldwide under these three brands: Chevron, Texaco and Caltex.

Chemicals Operations

Chevron Oronite Company develops, manufactures and markets performance additives for lubricating oils and fuels and conducts research and development for additive component and blended packages. At the end of 2023, the company manufactured, blended or conducted research at 11 locations around the world.

Chevron owns a 50 percent interest in Chevron Phillips Chemical Company LLC (CPChem). CPChem produces olefins, polyolefins and alpha olefins and is a supplier of aromatics and polyethylene pipe, in addition to participating in the specialty chemical and specialty plastics markets. At the end of 2023, CPChem owned or had joint-venture interests in 30 manufacturing facilities and two research and development centers around the world.

CPChem has two major integrated polymer projects under construction, the Golden Triangle Polymers Project in Orange, Texas, for which CPChem holds a 51 percent-owned and operated interest and the Ras Laffan Petrochemical Project in Ras Laffan, Qatar, for which CPChem holds a 30 percent nonoperated working interest. Start-up for both projects is targeted for 2026.

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CPChem continued development of the Low Viscosity Poly Alpha Olefin Expansion Project at the CPChem Beringen, Belgium site, with a targeted startup in 2024. In 2023, CPChem completed several other projects at existing facilities in the U.S. Gulf Coast region, including: an Ethylene Plant Project in Cedar Bayou, Texas, a C3 Splitter Project in Cedar Bayou, Texas, and a 1-Hexene plant in Old Ocean, Texas.

Chevron is also involved in the petrochemical business through the operations of GSC, the company’s 50 percent-owned affiliate in South Korea. GSC manufactures aromatics, including benzene, toluene and xylene. These base chemicals are used to produce a range of products, including adhesives, plastics and textile fibers. GSC also produces olefins such as ethylene, polyethylene and polypropylene, which are used to make automotive and home appliance parts, food packaging, laboratory equipment, building materials, adhesives, paint and textiles.

Transportation

Pipelines Chevron owns and operates a network of crude oil, natural gas and product pipelines and other infrastructure assets in the United States. In addition, Chevron operates pipelines for its 50 percent-owned CPChem affiliate. The company also has direct and indirect interests in other U.S. and international pipelines.

Refer to Nigeria and Kazakhstan/Russia in the Upstream section for information on the West African Gas Pipeline and the Caspian Pipeline Consortium.

Shipping The company’s marine fleet includes both U.S. and foreign flagged vessels. The operated fleet consists of conventional crude tankers, product carriers and LNG vessels. These vessels transport crude oil, LNG, refined products and feedstock in support of the company’s global upstream and downstream businesses. In 2023, contracts were executed for construction of two additional LNG vessels, and an agreement was signed to retrofit four existing LNG vessels with technology to reduce their carbon intensity.

Chevron is a strategic partner of the Global Centre for Maritime Decarbonisation. This Singapore-based nonprofit supports cross-industry collaboration to help the International Maritime Organization meet its greenhouse gas emissions reduction goals for 2030 and 2050.

Other Businesses

Chevron Technical Center The company aims to scale affordable, innovative technology solutions to support a sustainable, resilient energy system. Chevron Technical Center conducts research, develops and qualifies technology, and provides technical services and competency development in support of business outcomes. Areas of expertise include earth sciences, reservoir and production engineering, facilities engineering, reserve governance and reporting, capital projects, drilling and completions, technology ventures, and downstream technology and services.

The company is focused on technologies that are ready to adopt and scale today, as well as breakthrough technologies in support of its traditional and new energy businesses, including shale and tight recovery, deepwater development, lowering the carbon intensity of heavy oil, advancing facilities of the future, renewable fuels, carbon capture utilization and storage, hydrogen and geothermal energy.

Chevron leverages its in-house expertise to undertake internal research and development to advance energy solutions. The company holds more than 4,400 patents for new technologies, with over 3,200 additional patents pending, making Chevron one of the leading patent holders in the industry.

Collaboration is increasingly important to close innovation gaps and integrate emerging technologies into existing energy value chains. Chevron works with startups, universities, national laboratories, joint ventures, and service companies to explore, evaluate, and scale solutions. Chevron is also enabling efficient and responsible artificial intelligence solutions through work with other companies and institutions.

The Chevron Technology Ventures (CTV) unit identifies and invests in externally developed technologies and new business solutions with the potential to enhance the way Chevron produces and delivers affordable, reliable and lower carbon energy. CTV has more than two decades of being the primary on-ramp for external innovation into Chevron, including venture investing, with eight funds that have supported more than 140 startups and worked with more than 350 co-investors.

In addition to the company’s own managed funds, Chevron also makes investments indirectly through the following funds: the Oil and Gas Climate Initiative (OGCI) Climate Investments’ Catalyst Fund I, which targets decarbonization within the oil and gas, industrial, built environments and commercial transportation sectors; Emerald funds, one of which targets

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energy, water, food, mobility, industrial IT and advanced materials and another that focuses on sustainable packaging; Carbon Direct Capital, a growth equity investor in carbon management technologies; and the HX Venture Fund that targets Houston, Texas high-growth start-up companies.

Some of the investments the company makes in the areas described above are in new or unproven technologies and business processes; therefore, the ultimate technical or commercial successes of these investments are not certain. Refer to Note 27 Other Financial Information for quantification of the company’s research and development expenses.

Information Technology The company’s information technology organization integrates computing, data management and analytics, cybersecurity and other key infrastructure technologies to provide a digital foundation to enable Chevron’s global operations and business processes. Building on decades of analytics and data science expertise, the company accelerated its application of artificial intelligence in 2023 to drive innovation, increase employee productivity and deliver business outcomes.

Chevron New Energies The new energies organization is advancing the company’s strategy by bringing together dedicated resources focused on developing new lower carbon businesses that have the potential to scale. Its focus includes commercialization opportunities in hydrogen, carbon capture and storage, carbon offsets and emerging technologies such as geothermal. These businesses are expected to support the company’s efforts to lower the carbon intensity of its operations and become high-growth opportunities with the potential to generate competitive returns.

Environmental Protection The company designs, operates and maintains its facilities to avoid potential spills or leaks and to minimize the impact of those that may occur. Chevron requires its facilities and operations to have operating standards and processes and emergency response plans that address significant risks identified through site-specific risk and impact assessments. Chevron also requires that sufficient resources be available to execute these plans. In the unlikely event that a major spill or leak occurs, Chevron also maintains a Worldwide Emergency Response Team comprised of employees who are trained in various aspects of emergency response, including post-incident remediation.

To complement the company’s capabilities, Chevron maintains active membership in international oil spill response cooperatives, including the Marine Spill Response Corporation, which operates in U.S. territorial waters, and Oil Spill Response, Ltd., which operates globally. The company is a founding member of the Marine Well Containment Company, whose primary mission is to expediently deploy containment equipment and systems to capture and contain crude oil in the unlikely event of a future loss of control of a deepwater well in the Gulf of Mexico. In addition, the company is a member of the Subsea Well Response Project, which has the objective to further develop the industry’s capability to contain and shut in subsea well control incidents in different regions of the world.

The company aims to lower the carbon intensity of its oil and gas operations and comply with the greenhouse gas-related laws and regulations to which it is subject. Refer to Item 1A. Risk Factors for further discussion of greenhouse gas regulation and climate change and the associated risks to Chevron’s business. Refer to Management’s Discussion and Analysis of Financial Conditions and Results of Operations Business Environment and Outlook on pages 34 through 36 for further discussion of climate change related trends and uncertainties.

Refer to Management’s Discussion and Analysis of Financial Conditions and Results of Operations on pages 52 through 54 for additional information on environmental matters and their impact on Chevron, and on the company’s 2023 environmental expenditures. Refer to page 52 through 54 and Note 24 Other Contingencies and Commitments for a discussion of environmental remediation provisions and year-end reserves.

Item 1A. Risk Factors

As a global energy company, Chevron is subject to a variety of risks that could materially impact the company’s results of operations and financial condition.

BUSINESS AND OPERATIONAL RISK FACTORS

Chevron is exposed to the effects of changing commodity prices Chevron is primarily in a commodities business that has a history of price volatility. The most significant factor that affects the company’s results of operations is the price of crude oil, which can be influenced by general economic conditions and level of economic growth, including low or negative growth; industry production and inventory levels; technology advancements, including those in pursuit of a lower carbon economy; production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries or other producers; weather-related damage and disruptions due to other natural or human causes beyond our control; competing fuel prices; geopolitical risks; the pace of energy transition; customer and consumer preferences and the use of

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substitutes; and governmental regulations, policies and other actions regarding the development of oil and gas reserves, as well as greenhouse gas emissions and climate change. Chevron evaluates the risk of changing commodity prices as a core part of its business planning process. An investment in the company carries significant exposure to fluctuations in global crude oil prices.

Extended periods of low prices for crude oil can have a material adverse impact on the company’s results of operations, financial condition and liquidity. Among other things, the company’s upstream earnings, cash flows, and capital expenditure programs could be negatively affected, as could its production and proved reserves. Upstream assets may also become impaired. Downstream earnings could be negatively affected because they depend upon the supply and demand for refined products and the associated margins on refined product sales. A significant or sustained decline in liquidity could adversely affect the company’s credit ratings, potentially increase financing costs and reduce access to capital markets. The company may be unable to realize anticipated cost savings, expenditure reductions and asset sales that are intended to compensate for such downturns, and such downturns may also slow the pace and scale at which we are able to invest in our business, including our Chevron New Energies organization. In some cases, transferred liabilities, including for abandonment and decommissioning of divested oil and gas assets, have returned and may continue to return to the company when an acquirer of those assets subsequently declares bankruptcy. In addition, extended periods of low commodity prices can have a material adverse impact on the results of operations, financial condition and liquidity of the company’s suppliers, vendors, partners and equity affiliates upon which the company’s own results of operations and financial condition depend.

The scope of Chevron’s business will decline if the company does not successfully develop resources The company is in an extractive business; therefore, if it is not successful in replacing the crude oil and natural gas it produces with good prospects for future organic opportunities or through acquisitions, exploration or technology, the company’s business will decline. Creating and maintaining an inventory of economic projects depends on many factors, including obtaining and renewing rights to explore, develop and produce hydrocarbons; drilling success; reservoir optimization; technology advancements; ability to bring long-lead-time, capital-intensive projects to completion on budget and on schedule; partner alignment, including strategic support; and efficient and profitable operation of mature properties.

The company’s operations could be disrupted by natural or human causes beyond its control Chevron operates in both urban areas and remote and sometimes inhospitable regions. The company’s operations are therefore subject to disruption from natural or human causes beyond its control, including risks from hurricanes, severe storms, floods, heat waves, other forms of severe weather, wildfires, ambient temperature increases, sea level rise, war or other military conflicts such as the war between Israel and Hamas and the military conflict between Russia and Ukraine, accidents, civil unrest, political events, fires, earthquakes, system failures, cyber threats, terrorist acts and epidemic or pandemic diseases, some of which may be impacted by climate change and any of which could result in suspension of operations or harm to people or the natural environment.

Chevron’s risk management systems are designed to assess potential physical and other risks to its operations and assets and to plan for their resiliency. While capital investment reviews and decisions incorporate potential ranges of physical risks such as storm severity and frequency, sea level rise, air and water temperature, precipitation, fresh water access, wind speed, and earthquake severity, among other factors, it is difficult to predict with certainty the timing, frequency or severity of such events, any of which could have a material adverse effect on the company’s results of operations or financial condition.

Cyberattacks targeting Chevron’s operational technology networks or other digital infrastructure could have a material adverse impact on the company’s business and results of operations There are numerous and evolving risks to Chevron’s cybersecurity and privacy from cyber threat actors, including criminal hackers, state-sponsored intrusions, industrial espionage and employee malfeasance. These cyber threat actors, whether internal or external to Chevron, are becoming more sophisticated and coordinated in their attempts to access the company’s information technology (IT) systems and data, including the IT systems of cloud providers and other third parties with whom the company conducts business through, without limitation, malicious software; data privacy breaches by employees, insiders or others with authorized access; cyber or phishing-attacks; ransomware; attempts to gain unauthorized access to our data and systems; and other electronic security breaches. The cyber risk landscape changes over time due to a variety of internal and external factors, including during political tensions, war or other military conflicts, or civil unrest. Although Chevron devotes significant resources to prevent unwanted intrusions and to protect its systems and data, whether such data is housed internally or by external third parties, the company has experienced and will continue to experience cyber incidents of varying degrees in the conduct of its business. Cyber threat actors could compromise the company’s operational technology networks or other

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critical systems and infrastructure, resulting in disruptions to its business operations, injury to people, harm to the environment or its assets, disruptions in access to its financial reporting systems, or loss, misuse or corruption of its critical data and proprietary information, including without limitation its intellectual property and business information and that of its employees, customers, partners and other third parties. Any of the foregoing can be exacerbated by a delay or failure to detect a cyber incident or the full extent of such incident. Further, the company is increasingly experiencing cyber incidents related to its third-party vendors. Some third-party vendors house the company’s critical data and proprietary information on their IT systems, including the cloud; others have access to Chevron’s IT systems or provide software through which threat actors could gain access or introduce malware to Chevron’s IT systems. Regardless of the precise method or form, cyber events could result in significant financial losses, legal or regulatory violations, reputational harm, and legal liability and could ultimately have a material adverse effect on the company’s business and results of operations.

The company’s operations have inherent risks and hazards that require significant and continuous oversight Chevron’s results depend on its ability to identify and mitigate the risks and hazards inherent to operating in the energy industry. The company seeks to minimize these operational risks by carefully designing and building its facilities and conducting its operations in a safe and reliable manner. However, failure to manage these risks effectively could impair our ability to operate and result in unexpected incidents, including releases, explosions or mechanical failures resulting in personal injury, loss of life, environmental damage, loss of revenues, legal liability and/or disruption to operations. Chevron has implemented and maintains a system of corporate policies, standards, processes and systems, behaviors and compliance mechanisms to manage safety, health, environmental, reliability and efficiency risks; to verify compliance with applicable laws and policies; and to respond to and learn from unexpected incidents. In certain situations where Chevron is not the operator, the company may have limited influence and control over third parties, which may limit its ability to manage and control such risks.

The company does not insure against all potential losses, which could result in significant financial exposure The company does not have commercial insurance or third-party indemnities to fully cover all operational risks or potential liability in the event of a significant incident or series of incidents causing catastrophic loss. As a result, the company is, to a substantial extent, self-insured for such events. The company relies on existing liquidity, financial resources and borrowing capacity to meet short-term obligations that would arise from such an event or series of events. The occurrence of a significant incident, series of events, or unforeseen liability for which the company is self-insured, not fully insured or for which insurance recovery is significantly delayed could have a material adverse effect on the company’s results of operations or financial condition.

Chevron may not complete the acquisition of Hess Corporation within the time frame the company anticipates or at all, which could have adverse effects on Chevron The completion of the acquisition of Hess Corporation (Hess) is subject to a number of conditions, including regulatory approvals and approval by Hess stockholders of the adoption of the merger agreement. Additionally, Hess and Chevron have been engaged in discussions with Exxon Mobil Corporation and China National Offshore Oil Corporation regarding a right of first refusal provision in the joint operating agreement for the Stabroek Block offshore Guyana. If these discussions do not result in an acceptable resolution and arbitration (if pursued) does not result in a confirmation that such right of first refusal provision is inapplicable to the merger, then there would be a failure of a closing condition under the Merger Agreement, in which case the merger would not close. For additional information, please see the section entitled “The Merger — Stabroek JOA” in Chevron’s preliminary registration statement on Form S-4 to be filed on February 26, 2024.

Further, on December 7, 2023, Chevron and Hess each received a request for additional information and documentary materials (Second Request) from the Federal Trade Commission (FTC) in connection with the FTC’s review of the merger. Issuance of the Second Request extends the waiting period imposed by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, until 30 days after Chevron and Hess have substantially complied with the Second Request, unless that period is extended voluntarily by Chevron and Hess or terminated sooner by the FTC.

The failure to satisfy all of the required conditions could delay the completion of the acquisition for a significant period of time or prevent it from occurring at all. In addition, the terms and conditions of the required regulatory authorizations and consents for the acquisition that are granted, if any, may impose requirements, limitations or costs or place restrictions on the conduct of the company’s business after the transaction or materially delay the completion of the acquisition. A delay in completing the acquisition could cause the company to realize some or all of the benefits later than we otherwise expect to realize them if the acquisition is successfully completed within the anticipated timeframe, which could result in additional transaction costs or in other negative effects associated with uncertainty about completion of the acquisition.

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Acquisitions may cause Chevron’s financial results to differ from the company’s expectations or the expectations of the investment community, the company may not achieve the anticipated benefits of the acquisition, and the acquisition may disrupt the company’s current plans or operations The success of prior acquisitions, such as PDC Energy, Inc. (PDC), and the pending acquisition of Hess will depend, in part, on Chevron’s ability to successfully integrate each of the businesses of PDC and Hess and realize the anticipated benefits, including synergies. Difficulties in integrating PDC and Hess may result in the failure to realize anticipated synergies in the expected timeframes, in operational challenges, and in the diversion of management’s attention from ongoing business concerns, as well as in unforeseen expenses associated with the acquisitions, which may have an adverse impact on the company’s financial results.

LEGAL, REGULATORY AND ESG-RELATED RISK FACTORS

Chevron’s business subjects the company to liability risks from litigation or government action The company produces, transports, refines and markets potentially hazardous materials, and it purchases, handles and disposes of other potentially hazardous materials in the course of its business. Chevron’s operations also produce byproducts, which may be considered pollutants. Often these operations are conducted through joint ventures over which the company may have limited influence and control. Any of these activities could result in liability or significant delays in operations arising from private litigation or government action. For example, liability or delays could result from an accidental, unlawful discharge or from new conclusions about the effects of the company’s operations on human health or the environment. In addition, to the extent that societal pressures or political or other factors are involved, it is possible that such liability could be imposed without regard to the company’s causation of or contribution to the asserted damage, or to other mitigating factors.

For information concerning some of the litigation in which the company is involved, see Note 16 Litigation.

Political instability and significant changes in the legal and regulatory environment could harm Chevron’s business The company’s operations, particularly exploration and production, can be affected by changing political, regulatory and economic environments in the various countries in which it operates. As has occurred in the past, actions could be taken by governments to increase public ownership of the company’s partially or wholly owned businesses, to force contract renegotiations, or to impose additional taxes or royalties. In certain locations, governments have proposed or imposed restrictions on the company’s operations, trade, currency exchange controls, burdensome taxes, and public disclosure requirements that might harm the company’s competitiveness or relations with other governments or third parties. In other countries, political conditions have existed that may threaten the safety of employees and the company’s continued presence in those countries, and internal unrest, acts of violence or strained relations between a government and the company or other governments may adversely affect the company’s operations. Those developments have, at times, significantly affected the company’s operations and results and are carefully considered by management when evaluating the level of current and future activity in such countries. Further, Chevron is required to comply with sanctions and other trade laws and regulations of the United States and other jurisdictions where we operate, such as sanctions imposed in Venezuela and Russia, which, depending upon their scope, could adversely impact the company’s operations and financial results in these countries. In addition, litigation or changes in national, state or local environmental regulations or laws, including those designed to stop or impede the development or production of oil and gas, such as those related to the use of hydraulic fracturing or bans on drilling, or any law or regulation that impacts the demand for our products, could adversely affect the company’s current or anticipated future operations and profitability.

Legislative or regulatory changes in tax laws may expose Chevron to additional tax liabilities Changes in tax laws and regulations around the world are regularly enacted due to political or economic factors beyond the company’s control. Chevron’s taxes in the jurisdictions where the company conducts business activities have been and may be adversely affected by changes in tax laws or regulations, including but not limited to, substantive changes in, reductions in, or the repeal or expiration of tax incentives, such as U.S. federal tax incentives for biodiesel blending, which expire in 2024. Furthermore, Chevron’s tax returns are subject to audit by taxing authorities around the world. There is no assurance that taxing authorities or courts will agree with the positions that Chevron has reflected on the company’s tax returns, in which case interest and penalties could be imposed that may have a material adverse effect on the company’s results of operations or financial condition.

During periods of high profitability for certain companies or industries, there are often calls for increased taxes on profits, often called “windfall profit” taxes. Governments in various jurisdictions, including California and Australia, have announced, proposed, or implemented windfall profit taxes for companies operating in the energy and oil and gas sectors. Such taxes may be imposed on us or may be increased in the future in these or other jurisdictions. The imposition of, or

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increase in, such windfall profit taxes could adversely affect the company’s current or anticipated future operations and profitability.

For information concerning the company’s tax liabilities, see Note 17 Taxes and Note 24 Other Contingencies and Commitments.

Legislation, regulation, and other government actions and shifting customer and consumer preferences and other private efforts related to greenhouse gas (GHG) emissions and climate change could continue to increase Chevron’s operational costs and reduce demand for Chevron’s hydrocarbon and other products, resulting in a material adverse effect on the company’s results of operations and financial condition Chevron has experienced and may be further challenged by increases in the impacts of international and domestic legislation, regulation, or other government actions relating to GHG emissions (e.g., carbon dioxide and methane) and climate change. International agreements and national, regional, and state legislation and regulatory measures that aim to directly or indirectly limit or reduce GHG emissions are in various stages of implementation.

Legislation, regulation, and other government actions related to GHG emissions and climate change could reduce demand for Chevron’s hydrocarbon and other products and/or continue to increase Chevron’s operational costs and reduce its return on investment. The Paris Agreement went into effect in November 2016, and a number of countries in which we operate have adopted and may adopt additional policies intended to meet their Paris Agreement goals. Globally, multiple jurisdictions are considering adopting or are in the process of implementing laws or regulations to directly regulate GHG emissions through a carbon tax, a cap-and-trade program, performance standards or other mechanisms, or to attempt to indirectly advance reduction of GHG emissions through restrictive permitting, procurement standards, trade barriers, minimum renewable usage requirements, financing standards, standards or requirements for environmental benefit claims, increased GHG reporting and climate-related disclosure requirements, or tax advantages or other incentives to promote the use of alternative energy, fuel sources or lower-carbon technologies. For example, the company is currently subject to implemented programs in certain jurisdictions, such as the Renewable Fuel Standard program in the U.S., California’s Cap-and-Trade Program and Low Carbon Fuel Standard, and newly approved mandates such as the California Air Resources Board Advanced Clean Cars II regulations, as well as other indirect regulation of GHG emissions, which may, among other things, ban or restrict technologies or products that use the company’s products. GHG emissions that may be directly regulated through such efforts include, among others, those associated with the company’s exploration and production of hydrocarbons; the upgrading of production from oil sands into synthetic oil; power generation; the conversion of crude oil, natural gas and biofeedstocks into refined hydrocarbon products; the processing, liquefaction, and regasification of natural gas; the transportation of crude oil, natural gas, and other products; and customers’ and consumers’ use of the company’s hydrocarbon products. In addition, the U.S. Inflation Reduction Act (IRA) implements various incentives for lower carbon activities, including carbon capture and storage and the production of hydrogen and sustainable aviation fuel. Although the IRA offers incentives that could support certain lower carbon lines of business, those same incentives could negatively impact supply and/or demand for our oil and gas products in the future or any existing or future lower carbon business lines. Many of these actions, as well as customers’ and consumers’ preferences and use of the company’s products or substitute products, and actions taken by the company’s competitors in response to legislation and regulations, are beyond the company’s control.

Similar to any significant changes in the regulatory environment, climate change-related legislation, regulation, or other government actions may curtail profitability in oil and gas and lower carbon businesses, as well as render the extraction of the company’s hydrocarbon resources economically infeasible. In particular, GHG emissions-related legislation, regulations, and other government actions, and shifting customer and consumer preferences and other private efforts aimed at reducing GHG emissions may result in increased and substantial capital, compliance, operating, and maintenance costs and could, among other things, reduce demand for hydrocarbons and the company’s hydrocarbon-based products; increase demand for lower carbon products and alternative energy sources; make the company’s products more expensive; adversely affect the economic feasibility of the company’s resources; impact or limit our business plans; and adversely affect the company’s sales volumes, revenues, margins and reputation. For example, some jurisdictions are in various stages of design, adoption, and implementation of policies and programs that cap emissions and/or require short-, medium-, and long-term GHG reductions by operators at the asset or facility level, which may not be technologically feasible, or which could require significant capital expenditure, increase costs of or limit production, result in impairment of assets and limit Chevron’s ability to cost-effectively reduce GHG emissions across its global portfolio.

The ultimate effect of international agreements; national, regional, and state legislation and regulation; and government and private actions related to GHG emissions and climate change on the company’s financial performance, and the timing of

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these effects, will depend on a number of factors. Such factors include, among others, the sectors covered, the GHG emissions reductions required, standardized carbon accounting, the extent to which Chevron would be able to receive, generate, or purchase credits, the price and availability of credits and the extent to which the company is able to recover, or continue to recover, the costs incurred through the pricing of the company’s products in the competitive marketplace. Further, the ultimate impact of GHG emissions and climate change-related agreements, legislation, regulation, and government actions on the company’s financial performance is highly uncertain because the company is unable to predict with certainty, for a multitude of individual jurisdictions, the outcome of political decision-making processes, including the actual laws and regulations enacted, the variables and trade-offs that inevitably occur in connection with such processes, and market conditions, including the responses of consumers to such changes.

Increasing attention to environmental, social, and governance (ESG) matters impacts our company Increasing attention to ESG matters, including those related to climate change and sustainability, increasing societal, investor and legislative pressure on companies to address ESG matters, and potential customer and consumer use of substitutes to Chevron’s products have resulted and may continue to result in changes to the portfolio and company activities, increased costs, reduced demand for our products, reduced profits, increased investigations and litigation or threats thereof, negative impacts on our stock price and access to capital markets, impaired participation in public discourse and debate by the company relating to mandatory and voluntary standards and regulations, and damage to our reputation. For example, increasing attention to ESG matters, including climate change, may result in demand shifts for our hydrocarbon products and additional litigation and governmental investigations, or threats thereof, against the company. For instance, we have received investigative requests and demands from the U.S. Congress for information relating to climate change, methane leak detection and repair, and other topics, and further requests and/or demands are possible. At this time, Chevron cannot predict the ultimate impact any Congressional or other investigations may have on the company. Information related to climate-change related litigation matters is included in Note 16 Litigation under the heading “Climate Change.”

Some stakeholders, including but not limited to sovereign wealth, pension, and endowment funds, have been divesting and promoting divestment of or screening out of fossil fuel equities and urging lenders to limit funding to companies engaged in the extraction of fossil fuel reserves. Further, voluntary carbon-related and target-setting frameworks have developed, and continue to develop, that limit the ability of certain sectors, including the oil and gas sector, from participating, and may result in exclusion of the company’s equity from being included as an investment option in portfolios. In addition, some stakeholders, including some of our investors, have divergent and evolving views on our ESG-related strategies and priorities, vis-à-vis our lines of business, calling for focus on increased production of oil and gas products rather than new business lines and climate-related targets. These circumstances, among others, may result in pressure from activists on production; unfavorable reputational impacts, including inaccurate perceptions or a misrepresentation of our actual ESG policies, practices and performance; diversion of management’s attention and resources; and proxy fights, among other material adverse impacts on our businesses.

In addition, organizations that provide information to investors on corporate governance and related matters have developed ratings processes for evaluating companies on their approach to ESG matters, including climate change and climate-related risks (including entities commonly referred to as “raters and rankers”). Such ratings are used by some investors to inform their investment and voting decisions. Unfavorable ESG ratings and investment community divestment initiatives, among other actions, may lead to negative investor sentiment toward Chevron and to the diversion of investment to other industries, which could have a negative impact on our stock price and our access to and costs of capital. Additionally, evolving expectations on various ESG matters, including biodiversity, waste and water, have increased, and may continue to increase, costs, require changes in how we operate and lead to negative stakeholder sentiment.

Our aspirations, targets and disclosures related to ESG matters subject us to numerous risks that may negatively impact our reputation and stock price or result in other material adverse impacts to the company Chevron has announced an aspiration to achieve net zero Scope 1 and 2 emissions in upstream by 2050. The company also has set nearer-term GHG emission-related targets for zero routine flaring, upstream carbon intensity, and portfolio carbon intensity. These and other aspirations, targets or objectives reflect our current plans and aspirations, and Chevron may change them for various reasons, including evolving market conditions; changes in our portfolio; and financial, operational, regulatory, reputational, legal and other factors.

Our ability to achieve any aspiration, target or objective, including with respect to climate-related initiatives, our lower carbon strategy outlined in the Management’s Discussion and Analysis of Financial Condition and Results of Operations, pages 34 through 36, and any lower carbon new energy businesses, is subject to numerous risks, many of which are outside of our control. Examples of such risks include: (1) sufficient and substantial advances in technology, including the

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continuing progress of commercially viable technologies and low-or non-carbon-based energy sources; (2) the granting of necessary permits by governing authorities; (3) the availability and acceptability of cost-effective, verifiable carbon credits; (4) the availability of suppliers that can meet our sustainability and other standards; (5) evolving regulatory requirements, including changes to IPCC’s Global Warming Potentials, affecting ESG standards or disclosures; (6) evolving standards for tracking and reporting on emissions and emission reductions and removals; (7) customers’ and consumers’ preferences and use of the company’s products or substitute products; and (8) actions taken by the company’s competitors in response to legislation and regulations.

The standards and regulations for tracking, reporting, marketing and advertising related to ESG matters are relatively new, have not been harmonized and continue to evolve. Our selection of disclosure frameworks that seek to align with various voluntary reporting standards may change from time to time and may result in a lack of comparative data from period to period.

Our processes and controls may not always align with evolving voluntary standards for identifying, measuring, and reporting ESG metrics, our interpretation of reporting standards may differ from those of others, and such standards may change over time, including through non-public processes, any of which could result in significant revisions to our goals or reported progress in achieving such goals. In addition, Chevron participates, along with other companies, institutes, universities, trade associations and other organizations, in various initiatives, campaigns, and other projects that express various ambitions, aspirations and goals related to climate change, emissions and energy transition. Chevron’s individual ambitions, future performance or policies may differ from the ambitions of such organizations or the individual ambitions of other participants in these various initiatives, campaigns, and other projects, and Chevron may unilaterally change its individual ambitions, aspirations and goals. Achievement of or efforts to achieve aspirations, targets, goals and objectives such as the foregoing and future internal climate-related initiatives has, and may continue to, increase costs, and, in addition, may require purchase of carbon credits, or limit or impact the company’s business plans, operations and financial results, potentially resulting in the reduction to the economic end-of-life of certain assets, impairing the associated net book value, among other material adverse impacts. Our failure or perceived failure to pursue or fulfill such aspirations, targets, goals and objectives or to satisfy various reporting standards within the timelines we announce, or at all, could have a negative impact on the company’s reputation, investor sentiment, ratings outcomes for evaluating the company’s approach to ESG matters, stock price, and cost of capital and expose us to government enforcement actions and private litigation, among other material adverse impacts.

GENERAL RISK FACTORS

Changes in management’s estimates and assumptions may have a material impact on the company’s consolidated financial statements and financial or operational performance in any given period In preparing the company’s periodic reports under the Securities Exchange Act of 1934, including its financial statements, Chevron’s management is required under applicable rules and regulations to make estimates and assumptions as of a specified date. These estimates and assumptions are based on management’s best estimates and experience as of that date and are subject to substantial risk and uncertainty. Materially different results may occur as circumstances change and additional information becomes known. Areas requiring significant estimates and assumptions by management include impairments to property, plant and equipment and investments in affiliates; estimates of crude oil and natural gas recoverable reserves; accruals for estimated liabilities, including litigation reserves; and measurement of benefit obligations for pension and other postretirement benefit plans. Changes in estimates or assumptions or the information underlying the assumptions, such as changes in the company’s business plans, general market conditions, the pace of energy transition, or changes in the company’s outlook on commodity prices, could affect reported amounts of assets, liabilities or expenses.

Item 1B. Unresolved Staff Comments

None.

Item 1C. Cybersecurity

Chevron’s business and proprietary information, information technology (IT) and operational technology (OT) networks are essential to its success. The company’s cybersecurity program is designed to protect its information assets and operations from external and internal cyber threats by identifying and appropriately managing and mitigating risks while ensuring business resiliency. This program is integrated within the company’s Enterprise Risk Management (ERM) process, which is the company’s systematic approach to identifying, managing and assessing major risks and safeguards,

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including cybersecurity risks. Chevron uses a risk-based information security process aligned with the National Institute of Standards and Technology (NIST) Cybersecurity Framework to identify, prioritize and mitigate cyber risks.

The company’s worldwide team of cybersecurity professionals undertakes a range of preemptive activities to protect its people, assets and reputation globally. The company also leverages internal and external resources to monitor cybersecurity threats to its systems and networks and to understand the broader threat environment. The company seeks to remove exploitable weaknesses in its systems or devices before they become a threat. Chevron security experts use automated threat intelligence feeds to increase vulnerability awareness, taking action to mitigate the highest risks. The company’s cybersecurity guardrails, which are high-level design requirements expected to be built into any new digital solutions being deployed, are also updated on an ongoing basis to align with changes in industry standards and the evolving threat environment.

Chevron’s cyber risk management process includes testing and risk assessments of technologies, third-party suppliers, and its IT and OT networks. These assessments ensure that our focus is on the highest priorities to maintain the security of our company’s assets. To further protect the company’s systems and data, Chevron’s cybersecurity organization has threat intelligence capabilities to monitor security breaches impacting third-party suppliers. As third-party risks increase, the company’s approach to third-party supplier risk management and qualification continues to evolve, including the ongoing expansion of its current supplier risk management program beyond IT vendors to other high-risk, third-party vendors.

Chevron’s Chief Information Security Officer (CISO) leads a global cybersecurity team that operationalizes and manages the company’s cybersecurity program and strategy. Chevron’s CISO has more than 20 years of cybersecurity experience and is responsible for providing a single and consolidated view of the company’s enterprise cybersecurity risk. Before joining Chevron, he held a leadership role in cyber threat analysis with the U.S. Department of State’s Bureau of Diplomatic Security. Chevron’s CISO reports to the Chief Information Officer (CIO) who is responsible for Chevron’s broader IT program, including resiliency and ability to remediate and recover from a cybersecurity incident to minimize impacts to the business and operations. He has more than 30 years of experience in IT and the oil and gas industry.

Chevron operates four Cyber Intelligence Centers around the world, some co-located with critical assets, with cyber professionals who monitor and respond to cyber threats 24 hours a day, 365 days a year, to limit the scope and impact of cyber incidents in its networks. Chevron’s CISO regularly receives cybersecurity operations reports detailing prevention, detection, mitigation and remediation efforts associated with cyber incidents, both on Chevron’s networks and third-party supplier networks. The CISO has authority to mobilize a cross-functional cyber incident response team, including outside cybersecurity experts, to drive mitigation and remediation actions. Status updates on incidents are provided to senior management and to the Board, as appropriate.

The company’s dedicated cyber risk organization meets regularly with business units to raise cyber risk awareness and keep diverse cybersecurity skill sets connected across the enterprise. Chevron has invested in broad cybersecurity awareness and required training to educate those with access to Chevron’s networks on company policy and best practices. The company conducts regular phishing tests to train and assess its workforce’s ability to identify malicious emails.

Chevron’s Corporate Audit Department has a dedicated team responsible for IT and information security (including cybersecurity) audits. Chevron also leverages external resources to reinforce its cybersecurity capabilities. On a regular basis, external consultants provide a maturity assessment of the company’s cybersecurity program.

The company’s approach to managing risks, including cybersecurity risks, is embedded within the enterprise Operational Excellence (OE) Management System (OEMS). The OEMS provides a systematic process that enables the company to manage risk and implement safeguards and foster a culture of learning across different focus areas for Chevron’s business, including cybersecurity. The company’s Business Continuity Planning OE Process, a component of the OEMS, is designed to prepare Chevron to continue operations during an unplanned event or disruption, which aligns with its OE objective to prevent high-consequence security and cybersecurity incidents. Chevron works to identify critical business processes and dependent IT applications and document the processes for continuing operations without IT systems. Cross-functional teams also conduct regular multidisciplinary exercises, including an expansive cybersecurity exercise in 2023, to test and improve response plans.

The Board provides oversight of Chevron’s cybersecurity program, receives reports from management on cybersecurity risks in connection with Chevron’s operations and projects, and also reviews cybersecurity risks as part of the company’s broader annual ERM process. In support of the Board’s oversight of the company’s policies and processes with respect to risk management and the company’s major financial risk exposures, including cybersecurity, the Audit Committee meets with Chevron’s CISO and CIO at least twice a year to review cybersecurity risks and implications, including the results of

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independent third-party assessments. The CISO and CIO present cybersecurity matters to the Board of Directors at least annually. The CISO and CIO also provide new Board members with a cybersecurity briefing as part of the onboarding process. In 2023, the Audit Committee hosted an external expert to discuss cybersecurity and digital risk management topics.

To date, the company has not experienced a cybersecurity threat or incident that has materially affected or is reasonably likely to materially affect the company, including its business strategy, results of operations or financial condition; however, the company has experienced and will continue to experience cyber incidents of varying degrees. Despite the cybersecurity measures that the company is taking to mitigate such risks, there can be no guarantee that such measures will be sufficient to protect the company’s systems, information, intellectual property and other assets from significant harm and that future cybersecurity incidents will not have a material adverse effect on the company or its results of operations or financial condition or cause reputational or other harm to the company. Refer to Item 1A. Risk Factors on pages 21 through 22 for further discussion of cyberattacks and the associated risks to Chevron’s business.

Item 2. Properties

The location and character of the company’s crude oil and natural gas properties and its refining, marketing, transportation, and chemicals facilities are described beginning on page 3 under Item 1. Business. Information required by Subpart 1200 of Regulation S-K (“Disclosure by Registrants Engaged in Oil and Gas Producing Activities”) is also contained in Item 1 and in Tables I through VII on pages 102 through 114 and Note 18 Properties, Plant and Equipment .

Item 3. Legal Proceedings

The following is a description of legal proceedings that involve governmental authorities as a party and the company reasonably believes would result in $1.0 million or more of monetary sanctions, exclusive of interest and costs, under federal, state and local laws that have been enacted or adopted regulating the discharge of materials into the environment or primarily for the purpose of protecting the environment.

As previously disclosed, Chevron received correspondence from California’s Bay Area Air Quality Management District (BAAQMD) seeking to resolve certain Notices of Violation (NOVs) related to alleged violations that occurred at Chevron’s refinery in Richmond, California, between 2019 and 2022. The parties negotiated a resolution of the NOVs, including additional NOVs from the first half of 2023, in a settlement effective February 12, 2024. Resolution of these alleged violations will result in the payment of a civil penalty of $20 million.

As previously disclosed, the California Department of Fish and Wildlife, Office of Spill Prevention and Response (CDFW, OSPR) issued a Complaint - NOV to Chevron for alleged violations related to oil spills and impacted habitat and species occurring between January 2018 and May 2022 at different Chevron fields within Kern County, California. Chevron is negotiating a potential resolution of the NOVs with CDFW, OSPR. Resolution of the alleged violations will result in the payment of a civil penalty of $1.0 million or more.

As previously disclosed, the California Department of Conservation, California Geologic Energy Management Division (CalGEM) (previously known as the Division of Oil, Gas and Geothermal Resources) promulgated revised rules pursuant to the Underground Injection Control program that took effect April 1, 2019. Subsequent to that date, CalGEM issued NOVs and two orders to Chevron related to seeps that occurred in the Cymric Oil Field in Kern County, California. An October 2, 2019 CalGEM order seeks a civil penalty of approximately $2.7 million. Chevron has filed an appeal of this order. Chevron is currently in discussions with CalGEM regarding a settlement to resolve the order and all past and present seeps in the Cymric Field, which will increase the amount of penalty paid.

On March 17, 2022, the Texas Commission on Environmental Quality and Harris County, Texas filed a civil lawsuit alleging violations of the Texas Clean Air Act in connection with a fire at Chevron’s Pasadena, Texas refinery. The Pasadena refinery is currently negotiating a potential resolution that may result in the payment of a civil penalty of $1.0 million or more.

Please see information related to other legal proceedings in Note 16 Litigation.

Item 4. Mine Safety Disclosures

Not applicable.

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PART II

Item 5. Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

The company’s common stock is listed on the New York Stock Exchange (trading symbol: CVX). As of February 9, 2024, stockholders of record numbered approximately 100,000. There are no restrictions on the company’s ability to pay dividends. The information on Chevron’s dividends are contained in the Quarterly Results tabulation.

Chevron Corporation Issuer Purchases of Equity Securities for Quarter Ended December 31, 2023

Period	Total Number of Shares Purchased*	Average Price Paid per Share	Total Number of Shares Purchased as Part of Publicly Announced Program	Approximate Dollar Values of Shares that May Yet be Purchased Under the Program (Billions of dollars)*
October 1 – October 31, 2023	9,396,099	$162.01	9,396,099	$65.7
November 1 – November 30, 2023	6,818,060	$144.50	6,818,060	$64.7
December 1 – December 31, 2023	6,180,512	$147.74	6,180,512	$63.8

Total October 1 – December 31, 2023	22,394,671	$152.74	22,394,671

*	Refer to Liquidity and Capital Resources for additional detail regarding the company’s authorized stock repurchase program.

Item 6. [Reserved]

Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations

The index to Management’s Discussion and Analysis of Financial Condition and Results of Operations is presented in the Financial Table of Contents.

Item 7A. Quantitative and Qualitative Disclosures About Market Risk

The company’s discussion of interest rate, foreign currency and commodity price market risk is contained in Management’s Discussion and Analysis of Financial Condition and Results of Operations — Financial and Derivative Instruments and in Note 10 Financial and Derivative Instruments.

Item 8. Financial Statements and Supplementary Data

The index to Financial Statements and Supplementary Data is presented in the Financial Table of Contents.

Item 9. Changes in and Disagreements With Accountants on Accounting and Financial Disclosure

None.

Item 9A. Controls and Procedures

(a) Evaluation of Disclosure Controls and Procedures The company’s management has evaluated, with the participation of the Chief Executive Officer and the Chief Financial Officer, the effectiveness of the company’s disclosure controls and procedures (as defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934 (Exchange Act)) as of the end of the period covered by this report. Based on this evaluation, management concluded that the company’s disclosure controls and procedures were effective as of December 31, 2023.

(b) Management’s Report on Internal Control Over Financial Reporting The company’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in the Exchange Act Rules 13a-15(f) and 15d-15(f). The company’s management, including the Chief Executive Officer and Chief Financial Officer, conducted an evaluation of the effectiveness of the company’s internal control over financial reporting based on the Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on the results of this evaluation, the company’s management concluded that internal control over financial reporting was effective as of December 31, 2023.

The company excluded PDC Energy, Inc. (PDC) from our assessment of internal control over financial reporting as of December 31, 2023 because it was acquired by the company in a business combination during 2023. Total assets and total

29

revenues of PDC, a wholly-owned subsidiary, represent five percent and one percent, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2023.

The effectiveness of the company’s internal control over financial reporting as of December 31, 2023, has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in its report included herein.

(c) Changes in Internal Control Over Financial Reporting During the quarter ended December 31, 2023, there were no changes in the company’s internal control over financial reporting that have materially affected, or are reasonably likely to materially affect, the company’s internal control over financial reporting.

Item 9B. Other Information

Rule 10b5-1 Plan Elections

Michael K. Wirth, Chairman of the Board and Chief Executive Officer, entered into a pre-arranged stock trading plan on November 22, 2023. Mr. Wirth’s plan provides for the potential exercise of vested stock options and the associated sale of up to 404,500 shares of Chevron common stock between February 27, 2024 and January 28, 2025.

R. Hewitt Pate, Vice President and General Counsel, entered into a pre-arranged stock trading plan on November 27, 2023. Mr. Pate’s plan provides for the potential exercise of vested stock options and the associated sale of up to 250,742 shares of Chevron common stock between February 27, 2024 and February 7, 2025.

Alana K. Knowles, Vice President and Controller, entered into a pre-arranged stock trading plan on November 27, 2023. Ms. Knowles’ plan provides for the potential exercise of vested stock options and the associated sale of up to 17,534 shares of Chevron common stock between February 27, 2024 and November 30, 2024.

These trading plans were entered into during an open insider trading window and are each intended to satisfy the affirmative defense of Rule 10b5-1(c) under the Securities Exchange Act of 1934, as amended, and Chevron’s policies regarding transactions in Chevron securities.

Item 9C. Disclosure Regarding Foreign Jurisdictions that Prevent Inspections

Not applicable.

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PART III

Item 10. Directors, Executive Officers and Corporate Governance

Information about our Executive Officers at February 26, 2024

Members of the Corporation’s Executive Committee are the Executive Officers of the Corporation:

Name	Age	Current and Prior Positions (up to five years)	Primary Areas of Responsibility

Michael K. Wirth	63	Chairman of the Board and Chief Executive Officer (since Feb 2018)	Chairman of the Board and Chief Executive Officer

Pierre R. Breber*	59	Vice President and Chief Financial Officer (since Apr 2019) Executive Vice President, Downstream (Jan 2016 - Mar 2019)	Finance; Investor Relations

Mark A. Nelson	60

Vice Chairman (since Feb 2023)

Executive Vice President, Strategy, Policy & Development (Oct 2022 - Sept 2023)

Executive Vice President, Downstream (Mar 2019 - Sep 2022)

Vice President, Midstream, Strategy and Policy (Feb 2018 - Feb 2019)

			Strategy & Sustainability; Corporate Affairs; Corporate Business Development; Procurement/Supply Chain Management; Information Technology

A. Nigel Hearne	56

Executive Vice President, Oil, Products & Gas (since Oct 2022)

President, Chevron Eurasia Pacific Exploration & Production (July 2020 - Oct 2022)

President, Chevron Asia Pacific Exploration & Production (Jan 2019 - June 2020)

Upstream - Worldwide Exploration and Production;

Downstream - Worldwide Manufacturing, Marketing, Lubricants, and Chemicals;

Midstream - Worldwide; Asset Performance and Process Safety; Health, Safety and Environment

Eimear P. Bonner*	49	Vice President (since Aug 2021) President and Chief Technology Officer, Chevron Technical Center (Feb 2021 - Dec 2023) General Director, Tengizchevroil (Dec 2018 - Jan 2021)	Finance; Investor Relations

Jeff B. Gustavson	51	Vice President, Lower Carbon Energies (since Aug 2021) Vice President, Midcontinent (Feb 2018 - July 2021)	Lower Carbon Solutions

Balaji Krishnamurthy	47

Vice President (since Oct 2022); Vice President, Chevron Technical Center (since Jan 2024)

Vice President, Strategy & Sustainability (Oct 2022 - Sept 2023)

President, Chevron Canada Limited (June 2021 - Sept 2022)

General Manager, Corporate Transformation and Integration Management (Dec 2019 - May 2021)

Deputy Managing Director, Eurasia Business Unit (June 2018 - Dec 2019)

			Subsurface; Global Reserves; Wells; Facilities Designs and Solutions; Capital Projects; Downstream Technology

Rhonda J. Morris	58	Vice President and Chief Human Resources Officer (since Feb 2019)	Human Resources; Diversity and Inclusion

R. Hewitt Pate	61	Vice President and General Counsel (since Aug 2009)	Law, Governance and Compliance
*	Effective March 1, 2024, Ms. Bonner will assume the position of Vice President and Chief Financial Officer.

The information about directors required by Item 401(a), (d), (e) and (f) of Regulation S-K and contained under the heading “Election of Directors” in the Notice of the 2024 Annual Meeting of Stockholders and 2024 Proxy Statement, to be filed pursuant to Rule 14a-6(b) under the Exchange Act in connection with the company’s 2024 Annual Meeting (the 2024 Proxy Statement), is incorporated by reference into this Annual Report on Form 10-K.

The information required by Item 405 of Regulation S-K and contained under the heading “Delinquent Section 16(a) Reports” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

The information required by Item 406 of Regulation S-K and contained under the heading “Business Conduct and Ethics Code” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

The information required by Item 407(d)(4) and (5) of Regulation S-K and contained under the heading “Corporate Governance — Board Committees” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

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The information required by Item 408(b) of Regulation S-K and contained under the heading “Insider Trading and Prohibited Transactions Involving Chevron Securities” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

Item 11. Executive Compensation

The information required by Item 402 of Regulation S-K and contained under the headings “Executive Compensation,” “Director Compensation” and “CEO Pay Ratio” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

The information required by Item 407(e)(5) of Regulation S-K and contained under the heading “Corporate Governance — Management Compensation Committee Report” in the 2024 Proxy Statement is incorporated herein by reference into this Annual Report on Form 10-K. Pursuant to the rules and regulations of the SEC under the Exchange Act, the information under such caption incorporated by reference from the 2024 Proxy Statement shall not be deemed to be “soliciting material,” or to be “filed” with the Commission, or subject to Regulation 14A or 14C or the liabilities of Section 18 of the Exchange Act, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933.

Item 12. Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The information required by Item 403 of Regulation S-K and contained under the heading “Stock Ownership Information — Security Ownership of Certain Beneficial Owners and Management” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

The information required by Item 201(d) of Regulation S-K and contained under the heading “Equity Compensation Plan Information” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

Item 13. Certain Relationships and Related Transactions, and Director Independence

The information required by Item 404 of Regulation S-K and contained under the heading “Related Person Transactions” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

The information required by Item 407(a) of Regulation S-K and contained under the heading “Corporate Governance — Director Independence” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

Item 14. Principal Accountant Fees and Services

The information required by Item 9(e) of Schedule 14A and contained under the heading “Board Proposal to Ratify PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm for 2024” in the 2024 Proxy Statement is incorporated by reference into this Annual Report on Form 10-K.

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Financial Table of Contents

33

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Key Financial Results

Millions of dollars, except per-share amounts	2023	2022	2021
Net Income (Loss) Attributable to Chevron Corporation	$21,369	$35,465	$15,625
Per Share Amounts:
Net Income (Loss) Attributable to Chevron Corporation
– Basic	$11.41	$18.36	$8.15
– Diluted	$11.36	$18.28	$8.14
Dividends	$6.04	$5.68	$5.31
Sales and Other Operating Revenues	$196,913	$235,717	$155,606
Return on:
Capital Employed	11.9%	20.3%	9.4%
Stockholders’ Equity	13.3%	23.8%	11.5%

Earnings by Major Operating Area

Millions of dollars	2023	2022	2021
Upstream
United States	$4,148	$12,621	$7,319
International	13,290	17,663	8,499
Total Upstream	17,438	30,284	15,818
Downstream
United States	3,904	5,394	2,389
International	2,233	2,761	525
Total Downstream	6,137	8,155	2,914
All Other	(2,206)	(2,974)	(3,107)
Net Income (Loss) Attributable to Chevron Corporation[1,2]	$21,369	$35,465	$15,625
[1] Includes foreign currency effects:	$(224)	$669	$306
[2]	Income net of tax, also referred to as “earnings” in the discussions that follow.

Refer to the Results of Operations section for a discussion of financial results by major operating area for the three years ended December 31, 2023. Throughout the document, certain totals and percentages may not sum to their component parts due to rounding.

Business Environment and Outlook

Chevron Corporation is a global energy company with direct and indirect subsidiaries and affiliates that conduct substantial business activities in the following countries: Angola, Argentina, Australia, Bangladesh, Brazil, Canada, China, Egypt, Equatorial Guinea, Israel, Kazakhstan, Mexico, Nigeria, the Partitioned Zone between Saudi Arabia and Kuwait, the Philippines, Republic of Congo, Singapore, South Korea, Thailand, the United Kingdom, the United States and Venezuela.

The company’s objective is to safely deliver higher returns, lower carbon and superior shareholder value in any business environment. Earnings of the company depend mostly on the profitability of its upstream business segment. The most significant factor affecting the results of operations for the upstream segment is the price of crude oil, which is determined in global markets outside of the company’s control. In the company’s downstream business, crude oil is the largest cost component of refined products. Periods of sustained lower commodity prices could result in the impairment or write-off of specific assets in future periods and cause the company to adjust operating expenses, including employee reductions, and capital expenditures, along with other measures intended to improve financial performance.

Governments, companies, communities and other stakeholders are increasingly supporting efforts to address climate change. International initiatives and national, regional and state legislation and regulations that aim to directly or indirectly reduce GHG emissions are in various stages of design, adoption and implementation. These policies and programs, some of which support the global net zero emissions ambitions of the Paris Agreement, can change the amount of energy consumed, the rate of energy-demand growth, the energy mix and the relative economics of one fuel versus another. Implementation of jurisdiction-specific policies and programs can be dependent on, and can affect the pace of, technological advancements, the granting of necessary permits by governing authorities, the availability of cost-effective, verifiable carbon credits, the availability of suppliers that can meet sustainability and other standards, evolving regulatory or other requirements affecting ESG standards or other disclosures and evolving standards for tracking, reporting, marketing and advertising relating to emissions and emission reductions and removals.

Some of these policies and programs include renewable and low carbon fuel standards, such as the Renewable Fuel Standard program in the U.S. and California’s Low Carbon Fuel Standard; programs that price GHG emissions, including

34

Management’s Discussion and Analysis of Financial Condition and Results of Operations

California’s Cap-and-Trade Program; performance standards, including methane-specific regulations such as the U.S. EPA’s Standards of Performance for New, Reconstructed, and Modified Sources and Emissions Guidelines for Existing Sources; and measures that provide various incentives for lower carbon activities, including carbon capture and storage and the production of hydrogen and sustainable aviation fuel, such as the U.S. Inflation Reduction Act. Requirements for these and other similar policies and programs are complex, ever changing, program specific and encompass: (1) the blending of renewable fuels into transportation fuels; (2) the purchasing, selling, utilizing and retiring of allowances and carbon credits; and (3) other emissions reduction measures including efficiency improvements and capturing GHG emissions. These compliance policies and programs have had and may continue to have negative impacts on the company now and in the future including, but not limited to, the displacement of hydrocarbon and other products and/or the impairment of assets. These policies have also enabled opportunities for Chevron in its lower carbon businesses. For example, the acquisition of Renewable Energy Group, Inc. (REG) in 2022 grew the company’s renewable fuels production capacity and increased the company’s carbon credit generation activities. Although we expect the company’s costs to comply with these policies and programs to continue to increase, these costs currently do not have a material impact on the company’s financial condition or results of operations.

Significant uncertainty remains as to the pace and extent to which the transition to a lower carbon future will progress, which is dependent, in part, on further advancements and changes in policy, technology, and customer and consumer preferences. The level of expenditure required to comply with new or potential climate change-related laws and regulations and the amount of additional investments needed in new or existing technology or facilities, such as carbon capture and storage, is difficult to predict with certainty and is expected to vary depending on the actual laws and regulations enacted, available technology options, customer and consumer preferences, the company’s activities and market conditions. As discussed below, in 2021, the company announced planned capital spend of approximately $10 billion through 2028 in lower carbon investments. Although the future is uncertain, many published outlooks conclude that fossil fuels will remain a significant part of an energy system that increasingly incorporates lower carbon sources of supply for many years to come.

Chevron supports the Paris Agreement’s global approach to governments addressing climate change and continues to take actions to help lower the carbon intensity of its operations while continuing to meet the demand for energy. Chevron believes that broad, market-based mechanisms are the most efficient approach to addressing GHG emission reductions. Chevron integrates climate change-related issues and the regulatory and other responses to these issues into its strategy and planning, capital investment reviews and risk management tools and processes, where it believes they are applicable. They are also factored into the company’s long-range supply, demand and energy price forecasts. These forecasts reflect estimates of long-range effects from climate change-related policy actions, such as electric vehicle and renewable fuel penetration, energy efficiency standards and demand response to oil and natural gas prices.

The company will continue to develop oil and gas resources to meet customers’ and consumers’ demand for energy. At the same time, Chevron believes that the future of energy is lower carbon. The company will continue to maintain flexibility in its portfolio to be responsive to changes in policy, technology and customer and consumer preferences. Chevron aims to grow its oil and gas business, lower the carbon intensity of its operations and grow lower carbon businesses in renewable fuels, carbon capture and offsets, hydrogen and other emerging technologies. To grow its lower carbon businesses, Chevron plans to target sectors of the economy where emissions are harder to abate or that cannot be easily electrified, while leveraging the company’s capabilities, assets, partnerships and customer relationships. The company’s oil and gas business may increase or decrease depending upon regulatory or market forces, among other factors.

In 2021, Chevron announced the following aspirations and targets that are aligned with its lower carbon strategy:

2050 Net Zero Upstream Aspiration Chevron aspires to achieve net zero for upstream production Scope 1 and 2 GHG emissions on an equity basis by 2050. The company believes accomplishing this aspiration depends on, among other things, partnerships with multiple stakeholders including customers, continuing progress on commercially viable technology, government policy, successful negotiations for carbon capture and storage and nature-based projects, availability and acceptability of cost-effective, verifiable offsets in the global market, and granting of necessary permits by governing authorities.

2028 Upstream Production GHG Intensity Targets These metrics include Scope 1, direct emissions, and Scope 2, indirect emissions associated with imported electricity and steam, and are net of emissions from exported electricity and steam. The 2028 GHG emissions intensity targets on an equity ownership basis include:

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

•	Oil production GHG intensity of 24 kilograms (kg) carbon dioxide equivalent per barrel of oil-equivalent (CO2e/boe),

•	Gas production GHG intensity of 24 kg CO2e/boe,

•	Methane intensity of 2 kg CO2e/boe, and

•	Flaring GHG intensity of 3 kg CO2e/boe.

The company also targets no routine flaring by 2030. Chevron uses emissions intensity targets, which enable the company to assess, quantify and transparently communicate its own carbon performance in a standardized way.

2028 Portfolio Carbon Intensity Target The company also introduced a portfolio carbon intensity (PCI) metric, which is a measure of the carbon intensity across the full value chain of Chevron’s entire business. This metric encompasses the company’s upstream and downstream business and includes Scope 1 (direct emissions), Scope 2 (indirect emissions from imported electricity and steam), and certain Scope 3 (primarily emissions from use of sold products) emissions. The company’s PCI target is 71 grams (g) carbon dioxide equivalent (CO2e) per megajoule (MJ) by 2028.

Planned Lower-Carbon Capital Spend through 2028 In 2021, the company established planned capital spend of approximately $10 billion through 2028 to advance its lower carbon strategy, which includes approximately $2 billion to lower the carbon intensity of its oil and gas operations, and approximately $8 billion for lower carbon investments in renewable fuels, hydrogen and carbon capture and offsets. We anticipate additional capital spending as the company progresses toward its 2050 upstream production Scope 1 and 2 net zero aspiration and further grows its lower carbon business lines.

Since 2021, the company has spent $6.5 billion in lower carbon investments, including $2.9 billion associated with the acquisition of REG in 2022.

Chevron’s goals, targets and aspirations reflect Chevron’s current plans, and Chevron may change them for various reasons, including market conditions; changes in its portfolio; and financial, operational, regulatory, reputational, legal and other factors. Refer to “Risk Factors” in Part I, Item 1A, on pages 20 through 26 for further discussion of GHG regulation and climate change and the associated risks to Chevron’s business, including the risks impacting Chevron’s lower carbon strategy and its aspirations, targets and plans.

Income Taxes The effective tax rate for the company can change substantially during periods of significant earnings volatility. This is due to the mix effects that are impacted by both the absolute level of earnings or losses and whether they arise in higher or lower tax rate jurisdictions. As a result, a decline or increase in the effective income tax rate in one period may not be indicative of expected results in future periods. Additional information related to the company’s effective income tax rate is included in Note 17 Taxes to the Consolidated Financial Statements.

The Inflation Reduction Act (IRA), enacted in the United States on August 16, 2022, imposes several new taxes that were effective in 2023, including a 15 percent minimum tax on book income and a one percent excise tax on stock repurchases. The IRA also implements various incentives for lower carbon activities, including carbon capture and storage and the production of hydrogen and sustainable aviation fuel, and extends the federal biodiesel mixture excise tax credit through December 31, 2024. The IRA has not had a material impact on our results of operations.

In December 2021, the Organization for Economic Co-operation and Development (OECD) issued model rules for a new 15 percent global minimum tax (Pillar Two), and various jurisdictions in which the company operates enacted or are in the process of enacting Pillar Two legislation. Certain aspects of the tax under the Pillar Two framework will be effective beginning in 2024 in some jurisdictions and in 2025 (or later) in others. Although we do not currently expect that Pillar Two will have a material impact on our results of operations, we are continuing to evaluate the impact of legislative adoption by individual countries.

Supply Chain and Inflation Impacts The company is actively managing its contracting, procurement and supply chain activities to effectively manage costs and facilitate supply chain resiliency and continuity in support of the company’s operational goals. Third party costs for capital and operating expenses can be subject to external factors beyond the company’s control including, but not limited to: severe weather or civil unrest, delays in construction, global and local supply chain distribution issues, inflation, tariffs or other taxes imposed on goods or services, and market-based prices charged by the industry’s material and service providers. Chevron utilizes contracts with various pricing mechanisms, which may result in a lag before the company’s costs reflect changes in market trends.

36

Management’s Discussion and Analysis of Financial Condition and Results of Operations

While macroeconomic inflation is easing, trends in the costs of goods and services vary by spend category. The labor market remains tight, and suppliers are passing along wage rate increases for labor intensive operations. Chevron has applied inflation mitigation strategies in an effort to temper these cost increases, including fixed price and index-based contracts. Lead times for key capital equipment remain long. Chevron has addressed lead times by partnering with suppliers on demand planning, volume commitments, standardization and scope optimization. Raw material prices have declined, leading to a lower cost for drilling pipe, chemicals and construction materials. Onshore drilling activity in the United States declined; however, availability of specialized offshore drilling rigs, supply vessels and equipment to perform onshore hydraulic fracturing remains under pressure.

Refer to the Cautionary Statement Relevant to Forward-Looking Information on page 2 and to Item 1A. Risk Factors for a discussion of some of the inherent risks that could materially impact the company’s results of operations or financial condition.

Acquisition and Disposition of Assets The company continually evaluates opportunities to dispose of assets that are not expected to provide sufficient long-term value and to acquire assets or operations complementary to its asset base to help augment the company’s financial performance and value growth. Asset dispositions and restructurings may result in significant gains or losses in future periods. In addition, some assets are sold along with their related liabilities, such as abandonment and decommissioning obligations. In certain instances, such transferred obligations have, and may in the future, revert to the company and result in losses that could be significant. In fourth quarter 2023, the company recognized an after-tax loss of $1.9 billion related to abandonment and decommissioning obligations from previously sold oil and gas production assets in the U.S. Gulf of Mexico, as companies that purchased these assets have filed for protection under Chapter 11 of the U.S. Bankruptcy Code, and the company believes it is now probable and estimable that a portion of these obligations will revert to the company. The cash outlays for these abandonment and decommissioning obligations are expected to take place over the next decade.

Other Impacts The company closely monitors developments in the financial and credit markets, the level of worldwide economic activity, and the implications for the company of movements in prices for crude oil and natural gas. Management takes these developments into account in the conduct of daily operations and for business planning.

Earnings trends for the company’s major business areas are described as follows:

Upstream Earnings for the upstream segment are closely aligned with industry prices for crude oil and natural gas. Crude oil and natural gas prices are subject to external factors over which the company has no control, including product demand connected with global economic conditions, industry production and inventory levels, technology advancements, production quotas or other actions imposed by OPEC+ countries, actions of regulators, weather-related damage and disruptions, competing fuel prices, natural and human causes beyond the company’s control, and regional supply interruptions or fears thereof that may be caused by military conflicts, civil unrest or political uncertainty. Any of these factors could also inhibit the company’s production capacity in an affected region. The company closely monitors developments in the countries in which it operates and holds investments and seeks to manage risks in operating its facilities and businesses.

The longer-term trend in earnings for the upstream segment is also a function of other factors, including the company’s ability to efficiently find, acquire and produce crude oil and natural gas, changes in fiscal terms of contracts, the pace of energy transition, and changes in tax, environmental and other applicable laws and regulations.

The company has begun to experience regulatory challenges and delays in obtaining permits to conduct operations in certain jurisdictions. These challenges have, and may continue to, impact the company’s plans for future investments. For example, during fourth quarter 2023, the company impaired a portion of its U.S. upstream assets, primarily in California, due to continuing regulatory challenges in the state that have resulted in lower anticipated future investment levels in its business plans. The company expects to continue operating the impacted assets for many years to come.

Chevron has interests in Venezuelan assets operated by independent affiliates. Chevron has been conducting limited activities in Venezuela consistent with the authorization provided pursuant to general licenses issued by the United States government. In fourth quarter 2022, Chevron received General License 41 from the United States government, enabling the company to resume activity in Venezuela subject to certain limitations, and the company continues such activities under this General License. The financial results for Chevron’s business in Venezuela are being recorded as non-equity investments since 2020, where income is only recognized when cash is received and production and reserves are not included in the company’s results. Crude oil liftings in Venezuela started in first quarter 2023, which have positively impacted the company’s 2023 results, but future results remain uncertain.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Governments (including Russia) have imposed and may impose additional sanctions and other trade laws, restrictions and regulations that could lead to disruption in our ability to produce, transport and/or export crude in the region around Russia. An adverse effect on the Caspian Pipeline Consortium (CPC) operations could have a negative impact on the Tengiz field in Kazakhstan and the company’s results of operations and financial position. The financial impacts of such risks, including presently imposed sanctions, are not currently material for the company; however, it remains uncertain how long these conditions may last or how severe they may become.

Chevron holds a 39.7 percent interest in the Leviathan field and a 25 percent interest in the Tamar gas field in Israel. In early October 2023, due to a war between Israel and Hamas, the Government of Israel directed the company to shut down production at the Tamar gas field. Approximately one month later, the company resumed production, and the Tamar gas field is currently operational. The Leviathan gas field was not impacted by the war and is currently operational. The financial impacts of the Tamar shutdown and other operational impacts were not material for the company. However, given the ongoing conflict, the future impacts on the company’s results of operations and financial condition remain uncertain.

Commodity Prices The following chart shows the trend in benchmark prices for Brent crude oil, West Texas Intermediate (WTI) crude oil and U.S. Henry Hub natural gas. The Brent price averaged $83 per barrel for the full-year 2023, compared to $101 in 2022. As of mid-February 2024, the Brent price was $85 per barrel. The WTI price averaged $78 per barrel for the full-year 2023, compared to $95 in 2022. As of mid-February 2024, the WTI price was $77 per barrel. The majority of the company’s equity crude production is priced based on the Brent benchmark.

Crude prices were volatile in 2023 due to tapering of post-pandemic demand resurgence, OPEC+ supply cuts, Federal Reserve interest rate action, and the proliferation of geopolitical conflict. The company’s average realization for U.S. crude oil and NGLs in 2023 was $59 per barrel, down 23 percent from 2022. The company’s average realization for international crude oil and NGLs in 2023 was $72 per barrel, down 21 percent from 2022.

In contrast to price movements in the global market for crude oil, prices for natural gas are also impacted by regional supply and demand and infrastructure conditions in local markets. In the United States, prices at Henry Hub averaged $2.56 per thousand cubic feet (MCF) during 2023, compared with $6.36 per MCF during 2022. High storage levels and strong production resulted in these lower prices. As of mid-February 2024, the Henry Hub spot price was $1.73 per MCF. (See page 45 for the company’s average natural gas realizations for the U.S.)

Outside the United States, prices for natural gas also depend on a wide range of supply, demand and regulatory circumstances. The company’s long-term contract prices for liquefied natural gas (LNG) are typically linked to crude oil prices. Most of the equity LNG offtake from the operated Australian LNG projects is committed under binding long-term contracts, with some sold in the Asian spot LNG market. International natural gas realizations averaged $7.69 per MCF during 2023, compared with $9.75 per MCF during 2022, mainly due to lower LNG prices.

Production The company’s worldwide net oil-equivalent production in 2023 was 3.1 million barrels per day, 4 percent higher than in 2022 primarily due to the acquisition of PDC Energy, Inc. (PDC) and growth in the Permian Basin. About 26 percent of the company’s net oil-equivalent production in 2023 occurred in OPEC+ member countries of Angola, Equatorial Guinea, Kazakhstan, Nigeria, the Partitioned Zone between Saudi Arabia and Kuwait and Republic of Congo.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The company estimates its net oil-equivalent production in 2024 to increase four to seven percent over 2023, assuming a Brent crude oil price of $80 per barrel and including expected asset sales. This estimate is subject to many factors and uncertainties, including quotas or other actions that may be imposed by OPEC+; price effects on entitlement volumes; changes in fiscal terms or restrictions on the scope of company operations; delays in construction; reservoir performance; greater-than-expected declines in production from mature fields; start-up or ramp-up of projects; acquisition and divestment of assets; fluctuations in demand for crude oil and natural gas in various markets; weather conditions that may shut in production; civil unrest; changing geopolitics; delays in completion of maintenance turnarounds; storage constraints or economic conditions that could lead to shut-in production; or other disruptions to operations. The outlook for future production levels is also affected by the size and number of economic investment opportunities and the time lag between initial exploration and the beginning of production. The company has increased its investment emphasis on short-cycle projects.

Proved Reserves Net proved reserves for consolidated companies and affiliated companies totaled 11.1 billion barrels of oil-equivalent at year-end 2023, a slight decrease from year-end 2022. The reserve replacement ratio in 2023 was 86 percent. The 5 and 10 year reserve replacement ratios were 82 percent and 99 percent, respectively. Refer to Table V for a tabulation of the company’s proved net oil and gas reserves by geographic area, at the beginning of 2021 and each year-end from 2021 through 2023, and an accompanying discussion of major changes to proved reserves by geographic area for the three-year period ending December 31, 2023.

Refer to the “Results of Operations” section on pages 41 and 42 for additional discussion of the company’s upstream business.

Downstream Earnings for the downstream segment are closely tied to margins on the refining, manufacturing and marketing of products that include gasoline, diesel, jet fuel, lubricants, fuel oil, fuel and lubricant additives, petrochemicals and renewable fuels. Industry margins are sometimes volatile and can be affected by the global and regional supply-and-demand balance for refined products and petrochemicals, and by changes in the price of crude oil, other refinery and petrochemical feedstocks, and natural gas. Industry margins can also be influenced by inventory levels, geopolitical events, costs of materials and services, refinery or chemical plant capacity utilization, maintenance programs, and disruptions at refineries or chemical plants resulting from unplanned outages due to severe weather, fires or other operational events.

Other factors affecting profitability for downstream operations include the reliability and efficiency of the company’s refining, marketing and petrochemical assets, the effectiveness of its crude oil and product supply functions, and the volatility of tanker-charter rates for the company’s shipping operations, which are driven by the industry’s demand for crude oil and product tankers. Other factors beyond the company’s control include the general level of inflation and energy

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

costs to operate the company’s refining, marketing and petrochemical assets, and changes in tax, environmental, and other applicable laws and regulations.

The company’s most significant marketing areas are the West Coast and Gulf Coast of the United States and Asia Pacific. Chevron operates or has significant ownership interests in refineries in each of these areas. Additionally, the company has a growing presence in renewable fuels in the United States after acquiring REG in 2022.

Refer to the “Results of Operations” section on page 42 for additional discussion of the company’s downstream operations.

All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities and technology companies.

Noteworthy Developments

Key noteworthy developments and other events during 2023 and early 2024 included the following:

Angola Received approvals to extend Block 0 concession through 2050.

Australia Achieved first natural gas production from the Gorgon Stage 2 development, supporting long-term energy supply in the Asia-Pacific region.

Israel Reached final investment decision to construct a third gathering pipeline that is expected to increase natural gas production capacity from approximately 1.2 to nearly 1.4 billion cubic feet per day from the Leviathan reservoir.

Japan Announced agreements to conduct pilot tests on advanced closed loop geothermal technology.

Kazakhstan Achieved mechanical completion on the Future Growth Project at the company’s 50 percent-owned affiliate, Tengizchevroil.

United States Announced an agreement to install new technologies on the company’s LNG vessels that are intended to reduce the carbon intensity of its LNG fleet operations.

United States Expanded the Bayou Bend carbon capture and sequestration hub on the U.S. Gulf Coast through an acquisition of nearly 100,000 acres, and became the operator of the hub.

United States Announced commercial collaboration to purchase next generation renewable feedstocks that are intended to benefit farmers and increase supplies to meet a growing demand for lower carbon renewable fuels.

United States Acquired 73 exploration blocks in Gulf of Mexico lease sale 259 and submitted winning bids on an additional 28 exploration blocks in Gulf of Mexico lease sale 261, subject to final government approval.

United States Achieved first oil at the Mad Dog 2 project in the Gulf of Mexico.

United States Started operations of a solar power project with a joint venture partner in New Mexico to provide lower carbon energy for the Permian Basin.

United States Converted the diesel hydrotreater at the El Segundo, California refinery to process either 100 percent renewable or traditional feedstocks.

United States Completed the acquisition of PDC, adding 275,000 net acres in the Denver-Julesburg (DJ) Basin and 25,000 net acres in the Permian Basin.

United States Completed the acquisition of a majority stake in ACES Delta, LLC, which is developing a green hydrogen production and storage hub in Utah.

United States Announced a definitive agreement to acquire Hess Corporation (Hess), which is expected to strengthen Chevron’s long-term performance by adding world-class assets and people.

Venezuela Received approval to extend licenses with PetroBoscan, S.A. and PetroIndependiente, S.A. through 2041.

Common Stock Dividends The 2023 annual dividend was $6.04 per share, making 2023 the 36th consecutive year that the company increased its annual per share dividend payout. In January 2024, the company’s Board of Directors increased its quarterly dividend by $0.12 per share, approximately eight percent, to $1.63 per share payable in March 2024.

Common Stock Repurchase Program The company repurchased $14.9 billion of its common stock in 2023 under its stock repurchase program. For more information on the common stock repurchase program, see Liquidity and Capital Resources.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations

The following section presents the results of operations and variances on an after-tax basis for the company’s business segments – Upstream and Downstream – as well as for “All Other.” Earnings are also presented for the U.S. and international geographic areas of the Upstream and Downstream business segments. Refer to Note 14 Operating Segments and Geographic Data for a discussion of the company’s “reportable segments.” This section should also be read in conjunction with the discussion in Business Environment and Outlook. Refer to the Selected Operating Data for a three-year comparison of production volumes, refined product sales volumes and refinery inputs. A discussion of variances between 2022 and 2021 can be found in the “Results of Operations” section on pages 39 through 40 of the company’s 2022 Annual Report on Form 10-K filed with the SEC on February 23, 2023.

U.S. Upstream

	Unit *	2023	2022	2021
Earnings	$MM	$4,148	$12,621	$7,319
Net Oil-Equivalent Production	MBOED	1,349	1,181	1,139
Liquids Production	MBD	997	888	858
Natural Gas Production	MMCFD	2,112	1,758	1,689
Liquids Realization	$/BBL	$59.19	$76.71	$56.06
Natural Gas Realization	$/MCF	$1.67	$5.55	$3.11

* MBD — thousands of barrels per day; MMCFD — millions of cubic feet per day; BBL — Barrel; MCF — thousands of cubic feet; MBOED — thousands of barrels of oil-equivalent per day.

U.S. upstream earnings decreased by $8.5 billion primarily due to lower realizations of $6.2 billion, $1.9 billion in charges related to abandonment and decommissioning obligations for previously sold oil and gas producing assets in the U.S. Gulf of Mexico, and higher impairment charges of $1.8 billion, mainly from assets in California. Partially offsetting these items are higher sales volumes of $1.9 billion. Higher 2023 operating expenses of $460 million were more than offset by the absence of a 2022 early contract termination at Sabine Pass of $600 million.

Net oil-equivalent production was up 168,000 barrels per day, or 14 percent, primarily due to the acquisition of PDC and growth in the Permian Basin.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

International Upstream

	Unit (2)	2023	2022	2021
Earnings (1)	$MM	$13,290	$17,663	$8,499
Net Oil-Equivalent Production	MBOED	1,771	1,818	1,960
Liquids Production	MBD	833	831	956
Natural Gas Production	MMCFD	5,632	5,919	6,020
Liquids Realization	$/BBL	$71.70	$90.71	$64.53
Natural Gas Realization	$/MCF	$7.69	$9.75	$5.93
(1) Includes foreign currency effects:		$376	$816	$302
(2) MBD — thousands of barrels per day; MMCFD — millions of cubic feet per day; BBL — Barrel; MCF — thousands of cubic feet; MBOED — thousands of barrels of oil-equivalent per day.

International upstream earnings decreased by $4.4 billion primarily due to lower realizations of $7.2 billion and lower sales volumes of $280 million, partially offset by lower depreciation expense of $1.4 billion mainly due to absence of write-off and impairment charges in 2022, lower operating expenses of $820 million and a favorable one-time tax benefit in Nigeria of $560 million. Foreign currency effects had an unfavorable impact on earnings of $440 million between periods.

Net oil-equivalent production was down 47,000 barrels per day, or 3 percent. The decrease was primarily due to normal field declines, shutdowns and lower production following expiration of the Erawan concession in Thailand.

U.S. Downstream

	Unit *	2023	2022	2021
Earnings	$MM	$3,904	$5,394	$2,389
Refinery Crude Oil Inputs	MBD	934	866	903
Refined Product Sales	MBD	1,287	1,228	1,139

* MBD — thousands of barrels per day.

U.S. downstream earnings decreased by $1.5 billion primarily due to lower margins on refined product sales of $660 million, higher operating expenses of $490 million and lower earnings from the 50 percent-owned CPChem of $220 million.

Refinery crude oil input was up 68,000 barrels per day, or 8 percent, primarily due to a smaller impact from planned turnaround activity at the Richmond, California refinery and higher crude oil processed in place of other feedstocks at the Pascagoula, Mississippi refinery. These increases were partially offset by planned turnaround impacts at the El Segundo, California refinery in first quarter 2023.

Refined product sales were up 59,000 barrels per day, or 5 percent, primarily due to higher jet fuel demand and higher renewable fuel sales following the REG acquisition.

International Downstream

	Unit (2)	2023	2022	2021
Earnings (1)	$MM	$2,233	$2,761	$525
Refinery Crude Oil Inputs	MBD	626	639	576
Refined Product Sales	MBD	1,445	1,386	1,315
(1) Includes foreign currency effects:		$(12)	$235	$185
(2) MBD — thousands of barrels per day.

International downstream earnings decreased by $528 million primarily due to higher operating expenses of $360 million and an unfavorable swing in foreign currency effects of $247 million between periods.

Refinery crude oil input was down 13,000 barrels per day, or 2 percent, compared to the year-ago period.

Refined product sales were up 59,000 barrels per day, or 4 percent, primarily due to higher demand for jet fuel and gasoline.

42

Management’s Discussion and Analysis of Financial Condition and Results of Operations

All Other

	Unit	2023	2022	2021
Net charges*	$MM	$(2,206)	$(2,974)	$(3,107)
*Includes foreign currency effects:		$(588)	$(382)	$(181)

All Other consists of worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities, and technology companies.

Net charges decreased by $768 million primarily due to lower employee benefit costs and higher interest income, partially offset by an unfavorable swing of $206 million in foreign currency effects.

Consolidated Statement of Income

Comparative amounts for certain income statement categories are shown below. A discussion of variances between 2022 and 2021 can be found in the “Consolidated Statement of Income” section on pages 41 and 42 of the company’s 2022 Annual Report on Form 10-K.

Millions of dollars	2023	2022	2021
Sales and other operating revenues	$196,913	$235,717	$155,606

Sales and other operating revenues decreased in 2023 mainly due to lower commodity prices, partially offset by higher refined product sales volumes.

Millions of dollars	2023	2022	2021
Income (loss) from equity affiliates	$5,131	$8,585	$5,657

Income from equity affiliates decreased in 2023 mainly due to lower upstream-related earnings from Tengizchevroil in Kazakhstan and Angola LNG and lower downstream-related earnings from GS Caltex in Korea and CPChem. Refer to Note  15 Investments and Advances for a discussion of Chevron’s investments in affiliated companies.

Millions of dollars	2023	2022	2021
Other income (loss)	$(1,095)	$1,950	$1,202

Other income decreased in 2023 mainly due to charges related to abandonment and decommissioning obligations from previously sold oil and gas production assets in the U.S. Gulf of Mexico, an unfavorable swing in foreign currency effects and lower gains on asset sales, partially offset by income from Venezuela non-equity investments and higher interest income.

Millions of dollars	2023	2022	2021
Purchased crude oil and products	$119,196	$145,416	$92,249

Crude oil and product purchases decreased in 2023 primarily due to lower commodity prices.

Millions of dollars	2023	2022	2021
Operating, selling, general and administrative expenses	$29,028	$29,026	$24,740

Operating, selling, general and administrative expenses were relatively unchanged compared to last year. Higher transportation and materials and supplies expenses were offset by lower employee benefit costs and the absence of early contract termination fees at Sabine Pass in 2022.

Millions of dollars	2023	2022	2021
Exploration expense	$914	$974	$549

Exploration expenses in 2023 decreased primarily due to lower charges for well write-offs.

Millions of dollars	2023	2022	2021
Depreciation, depletion and amortization	$17,326	$16,319	$17,925

Depreciation, depletion and amortization expenses increased in 2023 primarily due to higher impairment charges and higher production, partially offset by lower rates.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Millions of dollars	2023	2022	2021
Taxes other than on income	$4,220	$4,032	$3,963

Taxes other than on income increased in 2023 primarily due to higher excise taxes.

Millions of dollars	2023	2022	2021
Interest and debt expense	$469	$516	$712

Interest and debt expenses decreased in 2023 mainly due to higher capitalized interest and lower debt balances.

Millions of dollars	2023	2022	2021
Other components of net periodic benefit costs	$212	$295	$688

Other components of net periodic benefit costs decreased in 2023 primarily due to lower pension settlement costs as fewer lump-sum pension distributions were made in the current year, partially offset by the impact of higher interest rates.

Millions of dollars	2023	2022	2021
Income tax expense (benefit)	$8,173	$14,066	$5,950

The decrease in income tax expense in 2023 of $5.9 billion is due to the decrease in total income before tax for the company of $20.1 billion. The decrease in income before taxes for the company is primarily the result of lower upstream realizations and downstream margins.

U.S. income before tax decreased from $21.0 billion in 2022 to $8.6 billion in 2023. This $12.4 billion decrease in income was primarily driven by lower upstream realizations and downstream margins, charges related to abandonment and decommissioning obligations, and higher impairment charges, partially offset by higher sales volumes. The decrease in income had a direct impact on the company’s U.S. income tax resulting in a decrease to tax expense of $2.7 billion between year-over-year periods, from $4.5 billion in 2022 to $1.8 billion in 2023.

International income before tax decreased from $28.7 billion in 2022 to $21.0 billion in 2023. This $7.7 billion decrease in income was primarily driven by lower upstream realizations, partly offset by the absence of a 2022 write-off and impairment charges. The decrease in income primarily drove the $3.2 billion decrease in international income tax expense between year-over-year periods, from $9.6 billion in 2022 to $6.4 billion in 2023.

Refer also to the discussion of the effective income tax rate in Note 17 Taxes.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Selected Operating Data1,2

	Unit	2023	2022	2021
U.S. Upstream
Net Crude Oil and Natural Gas Liquids (NGLs) Production	MBD	997	888	858
Net Natural Gas Production[3]	MMCFD	2,112	1,758	1,689
Net Oil-Equivalent Production	MBOED	1,349	1,181	1,139
Sales of Natural Gas[4]	MMCFD	4,637	4,354	3,986
Sales of NGLs	MBD	354	276	201
Revenues from Net Production
Crude	$/BBL	$75.04	$92.41	$65.29
NGLs	$/BBL	$20.04	$33.80	$28.46
Liquids (weighted average of Crude and NGLs)	$/BBL	$59.19	$76.71	$56.06
Natural Gas	$/MCF	$1.67	$5.55	$3.11
International Upstream
Net Crude Oil and NGLs Production[5]	MBD	833	831	956
Net Natural Gas Production[3]	MMCFD	5,632	5,919	6,020
Net Oil-Equivalent Production[5]	MBOED	1,771	1,818	1,960
Sales of Natural Gas	MMCFD	6,025	5,786	5,178
Sales of NGLs	MBD	94	107	84
Revenues from Liftings
Crude	$/BBL	$74.29	$93.73	$65.77
NGLs	$/BBL	$24.01	$37.56	$40.35
Liquids (weighted average of Crude and NGLs)	$/BBL	$71.70	$90.71	$64.53
Natural Gas	$/MCF	$7.69	$9.75	$5.93
Worldwide Upstream
Net Oil-Equivalent Production[5]
United States	MBOED	1,349	1,181	1,139
International	MBOED	1,771	1,818	1,960

Total	MBOED	3,120	2,999	3,099
U.S. Downstream
Gasoline Sales[6]	MBD	642	639	655
Other Refined Product Sales	MBD	645	589	484

Total Refined Product Sales	MBD	1,287	1,228	1,139
Sales of Natural Gas[4]	MMCFD	32	24	21
Sales of NGLs	MBD	22	27	29
Refinery Crude Oil Input	MBD	934	866	903
International Downstream
Gasoline Sales[6]	MBD	353	336	321
Other Refined Product Sales	MBD	1,092	1,050	994

Total Refined Product Sales[7]	MBD	1,445	1,386	1,315
Sales of Natural Gas[4]	MMCFD	1	3	—
Sales of NGLs	MBD	153	127	96
Refinery Crude Oil Input	MBD	626	639	576

[1] Includes company share of equity affiliates.

[2] MBD – thousands of barrels per day; MMCFD – millions of cubic feet per day; MBOED – thousands of barrels of oil-equivalents per day; Bbl – barrel; MCF – thousands of cubic feet. Oil-equivalent gas (OEG) conversion ratio is 6,000 cubic feet of natural gas = 1 barrel of crude oil; MBOED - thousands of barrels of oil-equivalent per day.

[3] Includes natural gas consumed in operations:
United States	MMCFD	64	53	44
International	MMCFD	532	517	548
[4] Downstream sales of Natural Gas separately identified from Upstream.
[5] Includes net production of synthetic oil:
Canada	MBD	51	45	55
[6] Includes branded and unbranded gasoline.
[7] Includes sales of affiliates:	MBD	389	389	357

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Liquidity and Capital Resources

Sources and Uses of Cash The strength of the company’s balance sheet enables it to fund any timing differences throughout the year between cash inflows and outflows.

Cash, Cash Equivalents and Marketable Securities Total balances were $8.2 billion and $17.9 billion at December 31, 2023 and 2022, respectively. The company holds its cash with a diverse group of major financial institutions and has processes and safeguards in place designed to manage its cash balances and mitigate the risk of loss. Cash provided by operating activities in 2023 was $35.6 billion, compared to $49.6 billion in 2022, primarily due to lower upstream realizations and refining margins. Cash provided by operating activities was net of contributions to employee pension plans of approximately $1.1 billion in 2023 and $1.3 billion in 2022. Capital expenditures totaled $15.8 billion in 2023 compared to $12.0 billion in 2022. Proceeds and deposits related to asset sales and return of investments totaled $669 million in 2023 compared to $2.6 billion in 2022. Cash flow from financing activities includes proceeds from shares issued for stock options of $261 million in 2023, compared with a higher than typical $5.8 billion in 2022 when a large number of stock options were exercised.

Restricted cash of $1.1 billion and $1.4 billion at December 31, 2023 and 2022, respectively, was held in cash and short-term marketable securities and recorded as “Deferred charges and other assets” and “Prepaid expenses and other current assets” on the Consolidated Balance Sheet. These amounts are generally associated with upstream decommissioning activities, tax payments and funds held in escrow for tax-deferred exchanges.

Dividends Dividends paid to common stockholders were $11.3 billion in 2023 and $11.0 billion in 2022.

Debt and Finance Lease Liabilities Total debt and finance lease liabilities were $20.8 billion at December 31, 2023, down from $23.3 billion at year-end 2022.

The $2.5 billion decrease in total debt and finance lease liabilities during 2023 was primarily due to the repayment of long-term notes that matured during the year. The company’s debt and finance lease liabilities due within one year, consisting primarily of the current portion of long-term debt and redeemable long-term obligations, totaled $5.1 billion at December 31, 2023, compared with $6.0 billion at year-end 2022. Of these amounts, $4.5 billion and $4.1 billion were reclassified to long-term debt at the end of 2023 and 2022, respectively. At year-end 2023, settlement of these obligations was not expected to require the use of working capital in 2024, as the company had the intent and the ability, as evidenced by committed credit facilities, to refinance them on a long-term basis.

During third quarter 2023, the company assumed $1.5 billion of debt in conjunction with the PDC acquisition, including balances outstanding under the revolving credit facility, PDC’s 6.125% notes due 2024 (2024 notes) and PDC’s 5.75% notes due 2026 (2026 notes). The outstanding balances under the revolving credit facility and the 2024 notes were repaid during third quarter 2023. The company also irrevocably deposited sufficient U.S. Treasury securities with U.S. Bank Trust Company, N.A., as trustee, to fund the redemption of the 2026 notes, resulting in the indenture being satisfied and discharged.

The company has access to a commercial paper program as a financing source for working capital or other short-term needs. The company had no commercial paper outstanding as of December 31, 2023.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The major debt rating agencies routinely evaluate the company’s debt, and the company’s cost of borrowing can increase or decrease depending on these debt ratings. The company has outstanding public bonds issued by Chevron Corporation, Chevron U.S.A. Inc. (CUSA), Noble Energy, Inc. (Noble), and Texaco Capital Inc. Most of these securities are the obligations of, or guaranteed by, Chevron Corporation and are rated AA- by Standard and Poor’s Corporation and Aa2 by Moody’s Investors Service. The company’s U.S. commercial paper is rated A-1+ by Standard and Poor’s and P-1 by Moody’s. All of these ratings denote high-quality, investment-grade securities.

The company’s future debt level is dependent primarily on results of operations, cash that may be generated from asset dispositions, the capital program, lending commitments to affiliates and shareholder distributions. Based on its high-quality debt ratings, the company believes that it has substantial borrowing capacity to meet unanticipated cash requirements. During extended periods of low prices for crude oil and natural gas and narrow margins for refined products and commodity chemicals, the company has the ability to modify its capital spending plans and discontinue or curtail the stock repurchase program. This provides the flexibility to continue paying the common stock dividend and remain committed to retaining the company’s high-quality debt ratings.

Committed Credit Facilities Information related to committed credit facilities is included in Note 19 Short-Term Debt.

Summarized Financial Information for Guarantee of Securities of Subsidiaries CUSA issued bonds that are fully and unconditionally guaranteed on an unsecured basis by Chevron Corporation (together, the “Obligor Group”). The tables below contain summary financial information for Chevron Corporation, as Guarantor, excluding its consolidated subsidiaries, and CUSA, as the issuer, excluding its consolidated subsidiaries. The summary financial information of the Obligor Group is presented on a combined basis, and transactions between the combined entities have been eliminated. Financial information for non-guarantor entities has been excluded.

	Year Ended December 31, 2023	Year Ended December 31, 2022
	(Millions of dollars) (unaudited)
Sales and other operating revenues	$100,405	$126,911

Sales and other operating revenues - related party	44,553	50,082

Total costs and other deductions	102,773	121,757

Total costs and other deductions - related party	35,781	43,042

Net income (loss)	$12,190	$15,043

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

	At December 31, 2023	At December 31, 2022
	(Millions of dollars) (unaudited)
Current assets	$19,006	$28,781

Current assets - related party	18,375	12,326

Other assets	54,558	50,505

Current liabilities	20,512	22,663

Current liabilities - related party	132,474	118,277

Other liabilities	28,849	27,353
Total net equity (deficit)	$(89,896)	$(76,681)

Common Stock Repurchase Program In first quarter 2023, the company purchased a total of 22.4 million shares for $3.7 billion under the February 2019 stock repurchase program. On January 25, 2023, the Board of Directors authorized the repurchase of the company’s shares of common stock in an aggregate amount of $75 billion (the “2023 Program”). The 2023 Program took effect on April 1, 2023, and does not have a fixed expiration date. As of December 31, 2023, the company had purchased a total of 70.4 million shares for $11.2 billion, resulting in $63.8 billion remaining under the 2023 Program. In aggregate, the company purchased 92.8 million shares for $14.9 billion in 2023. In connection with the pending transaction with Hess, share repurchases have been restricted pursuant to SEC regulations since the acquisition announcement and will be restricted until the date of the Hess stockholder vote. Chevron expects share repurchases in the first quarter of 2024 to be around $3 billion plus or minus 20 percent, depending primarily on the timing of the Hess definitive proxy statement mailing.

Repurchases of shares of the company’s common stock may be made from time to time in the open market, by block purchases, in privately negotiated transactions or in such other manner as determined by the company. The timing of the repurchases and the actual amount repurchased will depend on a variety of factors, including the market price of the company’s shares, general market and economic conditions, and other factors. The stock repurchase program does not obligate the company to acquire any particular amount of common stock and may be suspended or discontinued at any time.

Capital Expenditures Capital expenditures (Capex) primarily includes additions to fixed asset or investment accounts for the company’s consolidated subsidiaries and is disclosed in the Consolidated Statement of Cash Flows. Capex by business segment for 2023, 2022 and 2021 is as follows:

	Year ended December 31
Capex	2023			2022			2021
Millions of dollars	U.S.	Int’l.	Total	U.S.	Int’l.	Total	U.S.	Int’l.	Total
Upstream	$9,842	$3,836	$13,678	$6,847	$2,718	$9,565	$4,554	$2,221	$6,775
Downstream	1,536	237	1,773	1,699	375	2,074	806	234	1,040
All Other	351	27	378	310	25	335	221	20	241
Capex	$11,729	$4,100	$15,829	$8,856	$3,118	$11,974	$5,581	$2,475	$8,056

Capex for 2023 was $15.8 billion, 32 percent higher than 2022 due to higher investments in the United States, including about $450 million invested in PDC assets post-acquisition and approximately $650 million of inorganic spend, mainly due to the acquisition of a majority stake in ACES Delta, LLC. Capex excludes the acquisition cost of PDC.

The company estimates that 2024 Capex will be approximately $16 billion. In the upstream business, Capex is estimated to be $14 billion, two-thirds of which is expected to be in the U.S., and includes around $5 billion for Permian Basin development and roughly $1.5 billion for other shale & tight assets in the U.S. About 25 percent of U.S upstream Capex is planned for projects in the Gulf of Mexico. Worldwide downstream spending in 2024 is estimated to be $1.5 billion with 80 percent allocated in the U.S. In addition, investments in technology businesses and other corporate operations in 2024 are projected to be about $0.5 billion. Lower carbon Capex included in the upstream and downstream segments totals around $2 billion, including investments to lower the carbon intensity of Chevron’s traditional operations and grow new energy business lines.

Affiliate Capital Expenditures Equity affiliate capital expenditures (Affiliate Capex) primarily includes additions to fixed asset and investment accounts in the equity affiliate companies’ financial statements and does not require cash outlays by the company.

Affiliate Capex by business segment for 2023, 2022 and 2021 is as follows:

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

	Year ended December 31
Affiliate Capex	2023			2022			2021
Millions of dollars	U.S.	Int’l.	Total	U.S.	Int’l.	Total	U.S.	Int’l.	Total
Upstream	$—	$2,310	$2,310	$—	$2,406	$2,406	$2	$2,404	$2,406
Downstream	983	241	1,224	768	192	960	365	396	761
All Other	—	—	—	—	—	—	—	—	—
Affiliate Capex	$983	$2,551	$3,534	$768	$2,598	$3,366	$367	$2,800	$3,167

Affiliate Capex for 2023 was $3.5 billion, 5 percent higher than 2022 due to higher spend at CPChem’s two major integrated polymer projects.

Affiliate Capex is expected to be $3 billion in 2024. Nearly half of Affiliate Capex is for Tengizchevroil’s FGP/WPMP Project in Kazakhstan and about a third is for CPChem.

The company monitors market conditions and can adjust future capital outlays should conditions change.

Noncontrolling Interests The company had noncontrolling interests of $972 million at December 31, 2023 and $960 million at December 31, 2022. Distributions to noncontrolling interests net of contributions totaled $40 million and $114 million in 2023 and 2022, respectively. Included within noncontrolling interests at December 31, 2023 is $166 million of redeemable noncontrolling interest.

Pension Obligations Information related to pension plan contributions is included in Note 23 Employee Benefit Plans, under the heading “Cash Contributions and Benefit Payments.”

Contractual Obligations Information related to the company’s significant contractual obligations is included in Note 19 Short-Term Debt, in Note 20 Long-Term Debt and in Note 5 Lease Commitments. The aggregate amount of interest due on these obligations, excluding leases, is: 2024 – $554; 2025 – $494; 2026 – $413; 2027 – $358; 2028 – $319; after 2028 – $3,212.

Long-Term Unconditional Purchase Obligations and Commitments, Including Throughput and Take-or-Pay Agreements Information related to these off-balance sheet matters is included in Note 24 Other Contingencies and Commitments, under the heading “Long-Term Unconditional Purchase Obligations and Commitments, Including Throughput and Take-or-Pay Agreements.”

Direct Guarantees Information related to guarantees is included in Note 24 Other Contingencies and Commitments under the heading “Guarantees.”

Indemnifications Information related to indemnifications is included in Note 24 Other Contingencies and Commitments under the heading “Indemnifications.”

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Financial Ratios and Metrics

The following represent several metrics the company believes are useful measures to monitor the financial health of the company and its performance over time:

Current Ratio Current assets divided by current liabilities, which indicates the company’s ability to repay its short-term liabilities with short-term assets. The current ratio in all periods is adversely affected by the fact that Chevron’s inventories are valued on a last-in, first-out basis. At year-end 2023, the book value of inventory was lower than replacement costs, based on average acquisition costs during the year, by approximately $6.5 billion.

	At December 31
Millions of dollars	2023	2022	2021

Current assets	$41,128	$50,343	$33,738

Current liabilities	32,258	34,208	26,791

Current Ratio	1.3	1.5	1.3

Interest Coverage Ratio Income before income tax expense, plus interest and debt expense and amortization of capitalized interest, less net income attributable to noncontrolling interests, divided by before-tax interest costs. This ratio indicates the company’s ability to pay interest on outstanding debt.

	Year ended December 31
Millions of dollars	2023	2022	2021

Income (Loss) Before Income Tax Expense	$29,584	$49,674	$21,639

Plus: Interest and debt expense	469	516	712

Plus: Before-tax amortization of capitalized interest	223	199	215

Less: Net income attributable to noncontrolling interests	42	143	64

Subtotal for calculation	30,234	50,246	22,502

Total financing interest and debt costs	$617	$630	$775

Interest Coverage Ratio	49.0	79.8	29.0

Free Cash Flow The cash provided by operating activities less capital expenditures, which represents the cash available to creditors and investors after investing in the business.

	Year ended December 31
Millions of dollars	2023	2022	2021

Net cash provided by operating activities	$35,609	$49,602	$29,187

Less: Capital expenditures	15,829	11,974	8,056

Free Cash Flow	$19,780	$37,628	$21,131

Debt Ratio Total debt as a percentage of total debt plus Chevron Corporation Stockholders’ Equity, which indicates the company’s leverage.

	At December 31
Millions of dollars	2023	2022	2021

Short-term debt	$529	$1,964	$256

Long-term debt	20,307	21,375	31,113

Total debt	20,836	23,339	31,369

Total Chevron Corporation Stockholders’ Equity	160,957	159,282	139,067

Total debt plus total Chevron Corporation Stockholders’ Equity	$181,793	$182,621	$170,436

Debt Ratio	11.5%	12.8%	18.4%

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Net Debt Ratio Total debt less cash and cash equivalents and marketable securities as a percentage of total debt less cash and cash equivalents and marketable securities, plus Chevron Corporation Stockholders’ Equity, which indicates the company’s leverage, net of its cash balances.

	At December 31
Millions of dollars	2023	2022	2021

Short-term debt	$529	$1,964	$256

Long-term debt	20,307	21,375	31,113

Total Debt	20,836	23,339	31,369

Less: Cash and cash equivalents	8,178	17,678	5,640

Less: Marketable securities	45	223	35

Total adjusted debt	12,613	5,438	25,694

Total Chevron Corporation Stockholders’ Equity	160,957	159,282	139,067

Total adjusted debt plus total Chevron Corporation Stockholders’ Equity	$173,570	$164,720	$164,761

Net Debt Ratio	7.3%	3.3%	15.6%

Capital Employed The sum of Chevron Corporation Stockholders’ Equity, total debt and noncontrolling interests, which represents the net investment in the business.

	At December 31
Millions of dollars	2023	2022	2021

Chevron Corporation Stockholders’ Equity	$160,957	$159,282	$139,067

Plus: Short-term debt	529	1,964	256

Plus: Long-term debt	20,307	21,375	31,113

Plus: Noncontrolling interest	972	960	873

Capital Employed at December 31	$182,765	$183,581	$171,309

Return on Average Capital Employed (ROCE) Net income attributable to Chevron (adjusted for after-tax interest expense and noncontrolling interest) divided by average capital employed. Average capital employed is computed by averaging the sum of capital employed at the beginning and end of the year. ROCE is a ratio intended to measure annual earnings as a percentage of historical investments in the business.

	Year ended December 31
Millions of dollars	2023	2022	2021

Net income attributable to Chevron	$21,369	$35,465	$15,625

Plus: After-tax interest and debt expense	432	476	662

Plus: Noncontrolling interest	42	143	64

Net income after adjustments	21,843	36,084	16,351

Average capital employed	$183,173	$177,445	$174,175

Return on Average Capital Employed	11.9%	20.3%	9.4%

Return on Stockholders’ Equity (ROSE) Net income attributable to Chevron divided by average Chevron Corporation Stockholders’ Equity. Average stockholders’ equity is computed by averaging the sum of stockholders’ equity at the beginning and end of the year. ROSE is a ratio intended to measure earnings as a percentage of shareholder investments.

	Year ended December 31
Millions of dollars	2023	2022	2021

Net income attributable to Chevron	$21,369	$35,465	$15,625

Chevron Corporation Stockholders’ Equity at December 31	160,957	159,282	139,067

Average Chevron Corporation Stockholders’ Equity	160,120	149,175	135,378

Return on Average Stockholders’ Equity	13.3%	23.8%	11.5%

Financial and Derivative Instrument Market Risk

The market risk associated with the company’s portfolio of financial and derivative instruments is discussed below. The estimates of financial exposure to market risk do not represent the company’s projection of future market changes. The actual impact of future market changes could differ materially due to factors discussed elsewhere in this report, including those set forth under the heading Item 1A. Risk Factors.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

Derivative Commodity Instruments Chevron is exposed to market risks related to the price volatility of crude oil, refined products, NGLs, natural gas, liquefied natural gas and refinery feedstocks. The company uses derivative commodity instruments to manage these exposures on a portion of its activity, including firm commitments and anticipated transactions for the purchase, sale and storage of crude oil, refined products, NGLs, natural gas, liquefied natural gas and feedstock for company refineries. The company also uses derivative commodity instruments for limited trading purposes. The results of these activities were not material to the company’s financial position, results of operations or cash flows in 2023.

The company’s market exposure positions are monitored on a daily basis by an internal Risk Control group in accordance with the company’s risk management policies. The company’s risk management practices and its compliance with policies are reviewed by the Audit Committee of the company’s Board of Directors.

Derivatives beyond those designated as normal purchase and normal sale contracts are recorded at fair value on the Consolidated Balance Sheet with resulting gains and losses reflected in income. Fair values are derived principally from published market quotes and other independent third-party quotes. The change in fair value of Chevron’s derivative commodity instruments in 2023 was not material to the company’s results of operations.

The company uses the Monte Carlo simulation method as its Value-at-Risk (VaR) model to estimate the maximum potential loss in fair value, at the 95 percent confidence level with a one-day holding period, from the effect of adverse changes in market conditions on derivative commodity instruments held or issued. Based on these inputs, the VaR for the company’s primary risk exposures in the area of derivative commodity instruments at December 31, 2023 and 2022 was not material to the company’s cash flows or results of operations.

Foreign Currency The company may enter into foreign currency derivative contracts to manage some of its foreign currency exposures. These exposures include revenue and anticipated purchase transactions, including foreign currency capital expenditures and lease commitments. The foreign currency derivative contracts, if any, are recorded at fair value on the balance sheet with resulting gains and losses reflected in income. There were no open foreign currency derivative contracts at December 31, 2023.

Interest Rates The company may enter into interest rate swaps from time to time as part of its overall strategy to manage the interest rate risk on its debt. Interest rate swaps, if any, are recorded at fair value on the balance sheet with resulting gains and losses reflected in income. At year-end 2023, the company had no interest rate swaps.

Transactions With Related Parties

Chevron enters into a number of business arrangements with related parties, principally its equity affiliates. These arrangements include long-term supply or offtake agreements and long-term purchase agreements. Refer to “Other Information” in Note 15 Investments and Advances for further discussion. Management believes these agreements have been negotiated on terms consistent with those that would have been negotiated with an unrelated party.

Litigation and Other Contingencies

Ecuador Information related to Ecuador matters is included in Note 16 Litigation under the heading “Ecuador.”

Climate Change Information related to climate change-related matters is included in Note 16 Litigation under the heading “Climate Change.”

Louisiana Information related to Louisiana coastal matters is included in Note 16 Litigation under the heading “Louisiana.”

Environmental  The following table displays the annual changes to the company’s before-tax environmental remediation reserves, including those for U.S. federal Superfund sites and analogous sites under state laws.

Millions of dollars	2023	2022	2021
Balance at January 1	$868	$960	$1,139
Net additions	327	182	114
Expenditures	(259)	(274)	(293)
Balance at December 31	$936	$868	$960

The company records asset retirement obligations when there is a legal obligation associated with the retirement of long-lived assets and the liability can be reasonably estimated. These asset retirement obligations include costs related to

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

environmental issues. The liability balance of approximately $13.8 billion for asset retirement obligations at year-end 2023 is related primarily to upstream properties.

For the company’s other ongoing operating assets, such as refineries and chemicals facilities, no provisions are made for exit or cleanup costs that may be required when such assets reach the end of their useful lives unless a decision to sell or otherwise decommission the facility has been made, as the indeterminate settlement dates for the asset retirements prevent estimation of the fair value of the asset retirement obligation.

Refer to the discussion below for additional information on environmental matters and their impact on Chevron, and on the company’s 2023 environmental expenditures. Refer to Note 24 Other Contingencies and Commitments for additional discussion of environmental remediation provisions and year-end reserves, and for abandonment and decommissioning obligations for previously sold assets. Refer also to Note 25 Asset Retirement Obligations for additional discussion of the company’s asset retirement obligations.

Suspended Wells Information related to suspended wells is included in Note 21 Accounting for Suspended Exploratory Wells.

Income Taxes Information related to income tax contingencies is included in Note 17 Taxes and in Note 24 Other Contingencies and Commitments under the heading “Income Taxes.”

Other Contingencies Information related to other contingencies is included in Note 24 Other Contingencies and Commitments under the heading “Other Contingencies.”

Environmental Matters

The company is subject to various international and U.S. federal, state and local environmental, health and safety laws, regulations and market-based programs. These laws, regulations and programs continue to evolve and are expected to increase in both number and complexity over time and govern not only the manner in which the company conducts its operations, but also the products it sells. Consideration of environmental issues and the responses to those issues through international agreements and national, regional or state legislation or regulations are integrated into the company’s strategy and planning, capital investment reviews and risk management tools and processes, where applicable. They are also factored into the company’s long-range supply, demand and energy price forecasts. These forecasts reflect long-range effects from renewable fuel penetration, energy efficiency standards, climate-related policy actions, and demand response to oil and natural gas prices. In addition, legislation and regulations intended to address hydraulic fracturing also continue to evolve in many jurisdictions where we operate. Refer to Item 1A. Risk Factors for a discussion of some of the inherent risks of increasingly restrictive environmental and other regulation that could materially impact the company’s results of operations or financial condition. Refer to Business Environment and Outlook on pages 34 through 36 for a discussion of legislative and regulatory efforts to address climate change.

Most of the costs of complying with existing laws and regulations pertaining to company operations and products are embedded in the normal costs of doing business. However, it is not possible to predict with certainty the amount of additional investments in new or existing technology or facilities or the amounts of increased operating costs to be incurred in the future to prevent, control, reduce or eliminate releases of hazardous materials or other pollutants into the environment; remediate and restore areas damaged by prior releases of hazardous materials; or comply with new environmental laws or regulations. Although these costs may be significant to the results of operations in any single period, the company does not presently expect them to have a material adverse effect on the company’s liquidity or financial position.

Accidental leaks and spills requiring cleanup may occur in the ordinary course of business. The company may incur expenses for corrective actions at various owned and previously owned facilities and at third-party-owned waste disposal sites used by the company. An obligation may arise when operations are closed or sold or at non-Chevron sites where company products have been handled or disposed of. Most of the expenditures to fulfill these obligations relate to facilities and sites where past operations followed practices and procedures that were considered acceptable at the time but now require investigative or remedial work or both to meet current standards.

Using definitions and guidelines established by the American Petroleum Institute, Chevron estimated its worldwide environmental spending in 2023 at approximately $2.5 billion for its consolidated companies. Included in these expenditures were approximately $0.5 billion of environmental capital expenditures and $2.0 billion of costs associated

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

with the prevention, control, abatement or elimination of hazardous substances and pollutants from operating, closed or divested sites, and the decommissioning and restoration of sites.

For 2024, total worldwide environmental capital expenditures are estimated at $0.5 billion. These capital costs are in addition to the ongoing costs of complying with environmental regulations and the costs to remediate previously contaminated sites.

Critical Accounting Estimates and Assumptions

Management makes many estimates and assumptions in the application of accounting principles generally accepted in the United States of America (GAAP) that may have a material impact on the company’s consolidated financial statements and related disclosures and on the comparability of such information over different reporting periods. Such estimates and assumptions affect reported amounts of assets, liabilities, revenues and expenses, as well as disclosures of contingent assets and liabilities. Estimates and assumptions are based on management’s experience and other information available prior to the issuance of the financial statements. Materially different results can occur as circumstances change and additional information becomes known.

The discussion in this section of “critical” accounting estimates and assumptions is according to the disclosure guidelines of the SEC, wherein:

1.

the nature of the estimates and assumptions is material due to the levels of subjectivity and judgment necessary to account for highly uncertain matters, or the susceptibility of such matters to change; and

2.	the impact of the estimates and assumptions on the company’s financial condition or operating performance is material.

The development and selection of accounting estimates and assumptions, including those deemed “critical,” and the associated disclosures in this discussion have been discussed with the Audit Committee of the Board of Directors. The areas of accounting and the associated “critical” estimates and assumptions made by the company are as follows:

Oil and Gas Reserves Crude oil, NGLs and natural gas reserves are estimates of future production that impact certain asset and expense accounts included in the Consolidated Financial Statements. Proved reserves are the estimated quantities of oil and gas that geoscience and engineering data demonstrate with reasonable certainty to be economically producible in the future under existing economic conditions, operating methods and government regulations. Proved reserves include both developed and undeveloped volumes. Proved developed reserves represent volumes expected to be recovered through existing wells with existing equipment and operating methods. Proved undeveloped reserves are volumes expected to be recovered from new wells on undrilled proved acreage, or from existing wells where a relatively major expenditure is required for recompletion. Variables impacting Chevron’s estimated volumes of crude oil and natural gas reserves include field performance, available technology, commodity prices, and development, production and carbon costs.

The estimates of crude oil, NGLs and natural gas reserves are important to the timing of expense recognition for costs incurred and to the valuation of certain oil and gas producing assets. Impacts of oil and gas reserves on Chevron’s Consolidated Financial Statements, using the successful efforts method of accounting, include the following:

1.

Depreciation, Depletion and Amortization (DD&A) - Capitalized exploratory drilling and development costs are depreciated on a unit-of-production (UOP) basis using proved developed reserves. Acquisition costs of proved properties are amortized on a UOP basis using total proved reserves. During 2023, Chevron’s UOP DD&A for oil and gas properties was $10.8 billion, and proved developed reserves at the beginning of 2023 were 6.5 billion barrels for consolidated companies. If the estimates of proved reserves used in the UOP calculations for consolidated operations had been lower by five percent across all oil and gas properties, UOP DD&A in 2023 would have increased by approximately $600 million.

2.

Impairment - Oil and gas reserves are used in assessing oil and gas producing properties for impairment. A significant reduction in the estimated reserves of a property would trigger an impairment review. Proved reserves (and, in some cases, a portion of unproved resources) are used to estimate future production volumes in the cash flow model. For a further discussion of estimates and assumptions used in impairment assessments, see Impairment of Properties, Plant and Equipment and Investments in Affiliates below.

Refer to Table V, “Proved Reserve Quantity Information,” for the changes in proved reserve estimates for each of the three years ended December 31, 2021, 2022 and 2023, and to Table VII, “Changes in the Standardized Measure of Discounted Future Net Cash Flows From Proved Reserves” for estimates of proved reserve values for each of the three years ended December 31, 2021, 2022 and 2023.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

This Oil and Gas Reserves commentary should be read in conjunction with the Properties, Plant and Equipment section of Note 1 Summary of Significant Accounting Policies, which includes a description of the “successful efforts” method of accounting for oil and gas exploration and production activities.

Impairment of Properties, Plant and Equipment and Investments in Affiliates The company assesses its properties, plant and equipment (PP&E) for possible impairment whenever events or changes in circumstances indicate that the carrying value of the assets may not be recoverable. If the carrying value of an asset exceeds the future undiscounted cash flows expected from the asset, an impairment charge is recorded for the excess of the carrying value of the asset over its estimated fair value.

Determination as to whether and how much an asset is impaired involves management estimates on highly uncertain matters, such as future commodity prices, operating expenses, carbon costs, production profiles, the pace of the energy transition, and the outlook for global or regional market supply-and-demand conditions for crude oil, NGLs, natural gas, commodity chemicals and refined products. However, the impairment reviews and calculations are based on assumptions that are generally consistent with the company’s business plans and long-term investment decisions. Refer also to the discussion of impairments of properties, plant and equipment in Note 18 Properties, Plant and Equipment and to the section on Properties, Plant and Equipment in Note 1 Summary of Significant Accounting Policies.

The company performs impairment assessments when triggering events arise to determine whether any write-down in the carrying value of an asset or asset group is required. For example, when significant downward revisions to crude oil, NGLs and natural gas reserves are made for any single field or concession, an impairment review is performed to determine if the carrying value of the asset remains recoverable. Similarly, a significant downward revision in the company’s crude oil, NGLs or natural gas price outlook would trigger impairment reviews for impacted upstream assets. In addition, impairments could occur due to changes in national, state or local environmental regulations or laws, including those designed to stop or impede the development or production of oil and gas. Also, if the expectation of sale of a particular asset or asset group in any period has been deemed more likely than not, an impairment review is performed, and if the estimated net proceeds exceed the carrying value of the asset or asset group, no impairment charge is required. Such calculations are reviewed each period until the asset or asset group is disposed. Assets that are not impaired on a held-and-used basis could possibly become impaired if a decision is made to sell such assets. That is, the assets would be impaired if they are classified as held-for-sale and the estimated proceeds from the sale, less costs to sell, are less than the assets’ associated carrying values.

Investments in common stock of affiliates that are accounted for under the equity method, as well as investments in other securities of these equity investees, are reviewed for impairment when the fair value of the investment falls below the company’s carrying value. When this occurs, a determination must be made as to whether this loss is other-than-temporary, in which case the investment is impaired. Because of the number of differing assumptions potentially affecting whether an investment is impaired in any period or the amount of the impairment, a sensitivity analysis is not practicable.

A sensitivity analysis of the impact on earnings for these periods if other assumptions had been used in impairment reviews and impairment calculations is not practicable, given the broad range of the company’s PP&E and the number of assumptions involved in the estimates. That is, favorable changes to some assumptions might have avoided the need to impair any assets in these periods, whereas unfavorable changes might have caused an additional unknown number of other assets to become impaired, or resulted in larger impacts on impaired assets.

Asset Retirement Obligations In the determination of fair value for an asset retirement obligation (ARO), the company uses various assumptions and judgments, including such factors as the existence of a legal obligation, estimated amounts and timing of settlements, discount and inflation rates, and the expected impact of advances in technology and process improvements. A sensitivity analysis of the ARO impact on earnings for 2023 is not practicable, given the broad range of the company’s long-lived assets and the number of assumptions involved in the estimates. That is, favorable changes to some assumptions would have reduced estimated future obligations, thereby lowering accretion expense and amortization costs, whereas unfavorable changes would have the opposite effect. Refer to Note 25 Asset Retirement Obligations for additional discussions on asset retirement obligations.

Pension and Other Postretirement Benefit Plans Note 23 Employee Benefit Plans includes information on the funded status of the company’s pension and other postretirement benefit (OPEB) plans reflected on the Consolidated Balance Sheet; the components of pension and OPEB expense reflected on the Consolidated Statement of Income; and the related underlying assumptions.

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Management’s Discussion and Analysis of Financial Condition and Results of Operations

The determination of pension plan expense and obligations is based on a number of actuarial assumptions. Two critical assumptions are the expected long-term rate of return on plan assets and the discount rate applied to pension plan obligations. Critical assumptions in determining expense and obligations for OPEB plans, which provide for certain health care and life insurance benefits for qualifying retired employees and which are not funded, are the discount rate and the assumed health care cost-trend rates. Information related to the company’s processes to develop these assumptions is included in Note 23 Employee Benefit Plans under the relevant headings. Actual rates may vary significantly from estimates because of unanticipated changes beyond the company’s control.

For 2023, the company used an expected long-term rate of return of 7.0 percent and a discount rate for service costs of 5.2 percent and a discount rate for interest cost of 5.0 percent for the primary U.S. pension plan. The actual return for 2023 was 10.9 percent. For the 10 years ended December 31, 2023, actual asset returns averaged 5.3 percent for this plan. Additionally, with the exception of three years within this 10-year period, actual asset returns for this plan equaled or exceeded 7.0 percent during each year.

Total pension expense for 2023 was $557 million. An increase in the expected long-term return on plan assets or the discount rate would reduce pension plan expense, and vice versa. As an indication of the sensitivity of pension expense to the long-term rate of return assumption, a one percent increase in this assumption for the company’s primary U.S. pension plan, which accounted for about 55 percent of companywide pension expense, would have reduced total pension plan expense for 2023 by approximately $78 million. A one percent increase in the discount rates for this same plan would have reduced pension expense for 2023 by approximately $105 million.

The aggregate funded status recognized at December 31, 2023, was a net liability of approximately $1.5 billion. An increase in the discount rate would decrease the pension obligation, thus changing the funded status of a plan. At December 31, 2023, the company used a discount rate of 5.0 percent to measure the obligations for the primary U.S. pension plan. As an indication of the sensitivity of pension liabilities to the discount rate assumption, a 0.25 percent increase in the discount rate applied to the company’s primary U.S. pension plan, which accounted for about 65 percent of the companywide pension obligation, would have reduced the plan obligation by approximately $279 million, and would have changed the plan’s funded status from a deficit of $80 million to a surplus of $199 million.

For the company’s OPEB plans, expense for 2023 was $86 million, and the total liability, all unfunded at the end of 2023, was $2.0 billion. For the primary U.S. OPEB plan, the company used a discount rate for service cost of 5.3 percent and a discount rate for interest cost of 5.1 percent to measure expense in 2023, and a 5.0 percent discount rate to measure the benefit obligations at December 31, 2023. Discount rate changes, similar to those used in the pension sensitivity analysis, resulted in an immaterial impact on 2023 OPEB expense and OPEB liabilities at the end of 2023.

Differences between the various assumptions used to determine expense and the funded status of each plan and actual experience are included in actuarial gain/loss. Refer to page 93 in Note 23 Employee Benefit Plans for more information on the $3.7 billion of before-tax actuarial losses recorded by the company as of December 31, 2023. In addition, information related to company contributions is included on page 96 in Note 23 Employee Benefit Plans under the heading “Cash Contributions and Benefit Payments.”

Business Combinations — Purchase-Price Allocation Accounting for business combinations requires the allocation of the company’s purchase price to the various assets and liabilities of the acquired business at their respective fair values. The company uses all available information to make these fair value determinations. Determining the fair value of assets acquired generally involves assumptions regarding the amounts and timing of future revenues and expenditures, as well as discount rates. For additional discussion of purchase price allocations, refer to Note 29 Acquisition of PDC Energy, Inc.

Contingent Losses Management also makes judgments and estimates in recording liabilities for claims, litigation, tax matters, transferred liabilities from previously sold assets, and environmental remediation. Actual costs can frequently vary from estimates for a variety of reasons. For example, the costs for settlement of claims and litigation can vary from estimates based on differing interpretations of laws, opinions on culpability and assessments on the amount of damages. Similarly, liabilities for environmental remediation are subject to change because of changes in laws, regulations and their interpretation, the determination of additional information on the extent and nature of site contamination, and improvements in technology.

Under the accounting rules, a liability is generally recorded for these types of contingencies if management determines the loss to be both probable and estimable. The company generally reports these losses as “Operating expenses,” “Selling, general and administrative expenses” or “Other income (loss)” on the Consolidated Statement of Income. An exception to this handling is for income tax matters, for which benefits are recognized only if management determines the tax position is

56

Management’s Discussion and Analysis of Financial Condition and Results of Operations

more likely than not (i.e., likelihood greater than 50  percent) to be allowed by the tax jurisdiction. For additional discussion of income tax uncertainties, refer to Note 24 Other Contingencies and Commitments under the heading “Income Taxes.” Refer also to the business segment discussions elsewhere in this section for the effect on earnings from losses associated with certain litigation, environmental remediation and tax matters for the three years ended December 31, 2023.

An estimate as to the sensitivity to earnings for these periods if other assumptions had been used in recording these liabilities is not practicable because of the number of contingencies that must be assessed, the number of underlying assumptions and the wide range of reasonably possible outcomes, both in terms of the probability of loss and the estimates of such loss. For further information, refer to “Changes in management’s estimates and assumptions may have a material impact on the company’s consolidated financial statements and financial or operational performance in any given period” in Item 1A. Risk Factors, on page 26.

New Accounting Standards

Refer to Note 4 New Accounting Standards for information regarding new accounting standards.

57

Quarterly Results

Unaudited

	2023				2022
Millions of dollars, except per-share amounts	4th Q	3rd Q	2nd Q	1st Q	4th Q	3rd Q	2nd Q	1st Q
Revenues and Other Income

Sales and other operating revenues	$48,933	$51,922	$47,216	$48,842	$54,523	$63,508	$65,372	$52,314

Income from equity affiliates	990	1,313	1,240	1,588	1,623	2,410	2,467	2,085

Other income (loss)	(2,743)	845	440	363	327	726	923	(26)
Total Revenues and Other Income	47,180	54,080	48,896	50,793	56,473	66,644	68,762	54,373
Costs and Other Deductions

Purchased crude oil and products	28,477	32,328	28,984	29,407	32,570	38,751	40,684	33,411

Operating expenses	6,510	6,299	6,057	6,021	6,401	6,357	6,318	5,638

Selling, general and administrative expenses	969	1,163	1,128	881	1,454	1,028	863	967

Exploration expenses	254	301	169	190	453	116	196	209

Depreciation, depletion and amortization	6,254	4,025	3,521	3,526	4,764	4,201	3,700	3,654

Taxes other than on income	1,062	1,021	1,041	1,096	864	1,046	882	1,240

Interest and debt expense	120	114	120	115	123	128	129	136

Other components of net periodic benefit costs	44	91	39	38	36	208	(13)	64

Total Costs and Other Deductions	43,690	45,342	41,059	41,274	46,665	51,835	52,759	45,319
Income (Loss) Before Income Tax Expense	3,490	8,738	7,837	9,519	9,808	14,809	16,003	9,054
Income Tax Expense (Benefit)	1,247	2,183	1,829	2,914	3,430	3,571	4,288	2,777
Net Income (Loss)	$2,243	$6,555	$6,008	$6,605	$6,378	$11,238	$11,715	$6,277
Less: Net income (loss) attributable to noncontrolling interests	(16)	29	(2)	31	25	7	93	18
Net Income (Loss) Attributable to Chevron Corporation	$2,259	$6,526	$6,010	$6,574	$6,353	$11,231	$11,622	$6,259
Per Share of Common Stock
Net Income (Loss) Attributable to Chevron Corporation

– Basic	$1.23	$3.48	$3.22	$3.48	$3.34	$5.81	$5.98	$3.23

– Diluted	$1.22	$3.48	$3.20	$3.46	$3.33	$5.78	$5.95	$3.22
Dividends per share	$1.51	$1.51	$1.51	$1.51	$1.42	$1.42	$1.42	$1.42

58

Management’s Responsibility for Financial Statements

To the Stockholders of Chevron Corporation

Management of Chevron Corporation is responsible for preparing the accompanying consolidated financial statements and the related information appearing in this report. The statements were prepared in accordance with accounting principles generally accepted in the United States of America and fairly represent the transactions and financial position of the company. The financial statements include amounts that are based on management’s best estimates and judgments.

As stated in its report included herein, the independent registered public accounting firm of PricewaterhouseCoopers LLP has audited the company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States).

The Board of Directors of Chevron has an Audit Committee composed of directors who are not officers or employees of the company. The Audit Committee meets regularly with members of management, the internal auditors and the independent registered public accounting firm to review accounting, internal control, auditing and financial reporting matters. Both the internal auditors and the independent registered public accounting firm have free and direct access to the Audit Committee without the presence of management.

The company’s management has evaluated, with the participation of the Chief Executive Officer and Chief Financial Officer, the effectiveness of the company’s disclosure controls and procedures (as defined in the Exchange Act Rules 13a-15(e) and 15d-15(e)) as of December 31, 2023. Based on that evaluation, management concluded that the company’s disclosure controls are effective in ensuring that information required to be recorded, processed, summarized and reported are done within the time periods specified in the U.S. Securities and Exchange Commission’s rules and forms.

Management’s Report on Internal Control Over Financial Reporting

The company’s management is responsible for establishing and maintaining adequate internal control over financial reporting, as defined in the Exchange Act Rules 13a-15(f) and 15d-15(f). The company’s management, including the Chief Executive Officer and Chief Financial Officer, conducted an evaluation of the effectiveness of the company’s internal control over financial reporting based on the Internal Control – Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on the results of this evaluation, the company’s management concluded that internal control over financial reporting was effective as of December 31, 2023.

The company excluded PDC Energy, Inc. (PDC) from our assessment of internal control over financial reporting as of December 31, 2023 because it was acquired by the company in a business combination during 2023. Total assets and total revenue of PDC, a wholly-owned subsidiary, represent five percent and one percent, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2023.

The effectiveness of the company’s internal control over financial reporting as of December 31, 2023, has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in its report included herein.

/s/ MICHAEL K. WIRTH	/s/ PIERRE R. BREBER	/s/ ALANA K. KNOWLES

Michael K. Wirth	Pierre R. Breber	Alana K. Knowles
Chairman of the Board	Vice President	Vice President
and Chief Executive Officer	and Chief Financial Officer	and Controller

February 26, 2024

59

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of Chevron Corporation

Opinions on the Financial Statements and Internal Control over Financial Reporting

We have audited the accompanying consolidated balance sheet of Chevron Corporation and its subsidiaries (the “Company”) as of December 31, 2023 and 2022, and the related consolidated statements of income, of comprehensive income, of equity and of cash flows for each of the three years in the period ended December 31, 2023, including the related notes and financial statement schedule listed in the index appearing under Item 15(a)(2) (collectively referred to as the “consolidated financial statements”). We also have audited the Company’s internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control - Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2023 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2023, based on criteria established in Internal Control - Integrated Framework (2013) issued by the COSO.

Basis for Opinions

The Company’s management is responsible for these consolidated financial statements, for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express opinions on the Company’s consolidated financial statements and on the Company’s internal control over financial reporting based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud, and whether effective internal control over financial reporting was maintained in all material respects.

Our audits of the consolidated financial statements included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. Our audit of internal control over financial reporting included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, and testing and evaluating the design and operating effectiveness of internal control based on the assessed risk. Our audits also included performing such other procedures as we considered necessary in the circumstances. We believe that our audits provide a reasonable basis for our opinions.

As described in Management’s Report on Internal Control over Financial Reporting, management has excluded PDC Energy, Inc. (PDC) from its assessment of internal control over financial reporting as of December 31, 2023 because it was acquired by the Company in a business combination during 2023. We have also excluded PDC from our audit of internal control over financial reporting. PDC is a wholly-owned subsidiary whose total assets and total revenues excluded from management’s assessment and our audit of internal control over financial reporting represent five percent and one percent, respectively, of the related consolidated financial statement amounts as of and for the year ended December 31, 2023.

Definition and Limitations of Internal Control over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the

60

transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Critical Audit Matters

The critical audit matter communicated below is a matter arising from the current period audit of the consolidated financial statements that was communicated or required to be communicated to the audit committee and that (i) relates to accounts or disclosures that are material to the consolidated financial statements and (ii) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

The Impact of Proved Developed Crude Oil and Natural Gas Reserves on Upstream Property, Plant, and Equipment, Net

As described in Notes 1 and 18 to the consolidated financial statements, the Company’s upstream property, plant and equipment, net balance was $135.0 billion as of December 31, 2023, and depreciation, depletion and amortization expense was $15.8 billion for the year ended December 31, 2023. The Company follows the successful efforts method of accounting for crude oil and natural gas exploration and production activities. Depreciation and depletion of all capitalized costs of proved crude oil and natural gas producing properties, except mineral interests, are expensed using the unit-of-production method, generally by individual field, as the proved developed reserves are produced. Depletion expenses for capitalized costs of proved mineral interests are recognized using the unit-of-production method by individual field as the related proved reserves are produced. As disclosed by management, variables impacting the Company’s estimated volumes of proved crude oil and natural gas reserves include field performance, available technology, commodity prices, and development, production and carbon costs. Reserves are estimated by Company asset teams composed of earth scientists and engineers. As part of the internal control process related to reserves estimation, the Company maintains a Reserves Advisory Committee (RAC) (the Company’s earth scientists, engineers and RAC are collectively referred to as “management’s specialists”).

The principal considerations for our determination that performing procedures relating to the impact of proved developed crude oil and natural gas reserves on upstream property, plant, and equipment, net is a critical audit matter are (i) the significant judgment by management, including the use of management’s specialists, when developing the estimates of proved developed crude oil and natural gas reserves, which in turn led to (ii) a high degree of auditor judgment, subjectivity, and effort in performing procedures and evaluating audit evidence obtained related to the data, methods and assumptions used by management and its specialists in developing the estimates of proved developed crude oil and natural gas reserves.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the consolidated financial statements. These procedures included testing the effectiveness of controls relating to management’s estimates of proved developed crude oil and natural gas reserves. The work of management’s specialists was used in performing the procedures to evaluate the reasonableness of the proved developed crude oil and natural gas reserves. As a basis for using this work, the specialists’ qualifications were understood and the Company’s relationship with the specialists was assessed. The procedures performed also included evaluation of the methods and assumptions used by the specialists, tests of data used by the specialists and an evaluation of the specialists’ findings related to estimated future production volumes by comparing the estimate to relevant historical and current period information, as applicable.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 26, 2024

We have served as the Company’s auditor since 1935.

61

Consolidated Statement of Income

Millions of dollars, except per-share amounts

	Year ended December 31
	2023	2022	2021
Revenues and Other Income
Sales and other operating revenues	$196,913	$235,717	$155,606
Income (loss) from equity affiliates	5,131	8,585	5,657
Other income (loss)	(1,095)	1,950	1,202
Total Revenues and Other Income	200,949	246,252	162,465
Costs and Other Deductions
Purchased crude oil and products	119,196	145,416	92,249
Operating expenses	24,887	24,714	20,726
Selling, general and administrative expenses	4,141	4,312	4,014
Exploration expenses	914	974	549
Depreciation, depletion and amortization	17,326	16,319	17,925
Taxes other than on income	4,220	4,032	3,963
Interest and debt expense	469	516	712
Other components of net periodic benefit costs	212	295	688
Total Costs and Other Deductions	171,365	196,578	140,826
Income (Loss) Before Income Tax Expense	29,584	49,674	21,639
Income Tax Expense (Benefit)	8,173	14,066	5,950
Net Income (Loss)	21,411	35,608	15,689
Less: Net income (loss) attributable to noncontrolling interests	42	143	64
Net Income (Loss) Attributable to Chevron Corporation	$21,369	$35,465	$15,625
Per Share of Common Stock
Net Income (Loss) Attributable to Chevron Corporation
- Basic	$11.41	$18.36	$8.15
- Diluted	$11.36	$18.28	$8.14

See accompanying Notes to the Consolidated Financial Statements.

62

Consolidated Statement of Comprehensive Income

Millions of dollars

	Year ended December 31
	2023	2022	2021
Net Income (Loss)	$21,411	$35,608	$15,689
Currency translation adjustment
Unrealized net change arising during period	11	(41)	(55)
Unrealized holding gain (loss) on securities
Net gain (loss) arising during period	1	(1)	(1)
Derivatives
Net derivatives gain (loss) on hedge transactions	(11)	65	(6)
Reclassification to net income	33	(80)	6
Income tax benefit (cost) on derivatives transactions	(5)	3	—
Total	17	(12)	—
Defined benefit plans
Actuarial gain (loss)
Amortization to net income of net actuarial loss and settlements	244	599	1,069
Actuarial gain (loss) arising during period	(550)	1,050	1,244
Prior service credits (cost)
Amortization to net income of net prior service costs and curtailments	(13)	(19)	(14)
Prior service (costs) credits arising during period	(29)	(96)	—
Defined benefit plans sponsored by equity affiliates - benefit (cost)	6	100	127
Income tax benefit (cost) on defined benefit plans	151	(489)	(647)
Total	(191)	1,145	1,779
Other Comprehensive Gain (Loss), Net of Tax	(162)	1,091	1,723
Comprehensive Income (Loss)	21,249	36,699	17,412
Comprehensive loss (income) attributable to noncontrolling interests	(42)	(143)	(64)
Comprehensive Income (Loss) Attributable to Chevron Corporation	$21,207	$36,556	$17,348

See accompanying Notes to the Consolidated Financial Statements.

63

Consolidated Balance Sheet

Millions of dollars, except per-share amounts

	At December 31
	2023	2022
Assets
Cash and cash equivalents	$8,178	$17,678
Marketable securities	45	223
Accounts and notes receivable (less allowance: 2023 - $301; 2022 - $457)	19,921	20,456
Inventories:
Crude oil and products	6,059	5,866
Chemicals	406	515
Materials, supplies and other	2,147	1,866
Total inventories	8,612	8,247
Prepaid expenses and other current assets	4,372	3,739
Total Current Assets	41,128	50,343
Long-term receivables, net (less allowances: 2023 - $340; 2022 - $552)	942	1,069
Investments and advances	46,812	45,238
Properties, plant and equipment, at cost	346,081	327,785
Less: Accumulated depreciation, depletion and amortization	192,462	184,194
Properties, plant and equipment, net	153,619	143,591
Deferred charges and other assets	13,734	12,310
Goodwill	4,722	4,722
Assets held for sale	675	436
Total Assets	$261,632	$257,709
Liabilities and Equity
Short-term debt	$529	$1,964
Accounts payable	20,423	18,955
Accrued liabilities	7,655	7,486
Federal and other taxes on income	1,863	4,381
Other taxes payable	1,788	1,422
Total Current Liabilities	32,258	34,208
Long-term debt[1]	20,307	21,375
Deferred credits and other noncurrent obligations	24,226	20,396
Noncurrent deferred income taxes	18,830	17,131
Noncurrent employee benefit plans	4,082	4,357
Total Liabilities[2]	$99,703	$97,467
Preferred stock (authorized 100,000,000 shares; $1.00 par value; none issued)	—	—
Common stock (authorized 6,000,000,000 shares; $0.75 par value; 2,442,676,580 shares issued at December 31, 2023 and 2022)	1,832	1,832
Capital in excess of par value	21,365	18,660
Retained earnings	200,025	190,024
Accumulated other comprehensive losses	(2,960)	(2,798)
Deferred compensation and benefit plan trust	(240)	(240)
Treasury stock, at cost (2023 - 577,028,776 shares; 2022 - 527,460,237 shares)	(59,065)	(48,196)
Total Chevron Corporation Stockholders’ Equity	160,957	159,282
Noncontrolling interests (includes redeemable noncontrolling interest of $166 and $142 at December 31, 2023 and 2022)	972	960
Total Equity	161,929	160,242
Total Liabilities and Equity	$261,632	$257,709

1 Includes finance lease liabilities of $574 and $403 at December 31, 2023 and 2022, respectively.

2 Refer to Note 24 Other Contingencies and Commitments.

See accompanying Notes to the Consolidated Financial Statements.

64

Consolidated Statement of Cash Flows

Millions of dollars

	Year ended December 31
	2023	2022	2021
Operating Activities
Net Income (Loss)	$21,411	$35,608	$15,689
Adjustments
Depreciation, depletion and amortization	17,326	16,319	17,925
Dry hole expense	436	486	118
Distributions more (less) than income from equity affiliates	(885)	(4,730)	(1,998)
Net before-tax gains on asset retirements and sales	(138)	(550)	(1,021)
Net foreign currency effects	578	(412)	(7)
Deferred income tax provision	298	2,124	700
Net decrease (increase) in operating working capital	(3,185)	2,125	(1,361)
Decrease (increase) in long-term receivables	150	153	21
Net decrease (increase) in other deferred charges	(300)	(212)	(320)
Cash contributions to employee pension plans	(1,120)	(1,322)	(1,751)
Other	1,038	13	1,192
Net Cash Provided by Operating Activities	35,609	49,602	29,187
Investing Activities
Acquisition of businesses, net of cash received	55	(2,862)	—
Capital expenditures	(15,829)	(11,974)	(8,056)
Proceeds and deposits related to asset sales and returns of investment	669	2,635	1,791
Net sales (purchases) of marketable securities	175	117	(1)
Net repayment (borrowing) of loans by equity affiliates	(302)	(24)	401
Net Cash Used for Investing Activities	(15,232)	(12,108)	(5,865)
Financing Activities
Net borrowings (repayments) of short-term obligations	135	263	(5,572)
Proceeds from issuances of long-term debt	150	—	—
Repayments of long-term debt and other financing obligations	(4,340)	(8,742)	(7,364)
Cash dividends - common stock	(11,336)	(10,968)	(10,179)
Net contributions from (distributions to) noncontrolling interests	(40)	(114)	(36)
Net sales (purchases) of treasury shares	(14,678)	(5,417)	38
Net Cash Provided by (Used for) Financing Activities	(30,109)	(24,978)	(23,113)
Effect of Exchange Rate Changes on Cash, Cash Equivalents and Restricted Cash	(114)	(190)	(151)
Net Change in Cash, Cash Equivalents and Restricted Cash	(9,846)	12,326	58
Cash, Cash Equivalents and Restricted Cash at January 1	19,121	6,795	6,737
Cash, Cash Equivalents and Restricted Cash at December 31	$9,275	$19,121	$6,795

See accompanying Notes to the Consolidated Financial Statements.

65

Consolidated Statement of Equity

Amounts in millions of dollars

	Common Stock[1]	Retained Earnings	Acc. Other Comprehensive Income (Loss)	Treasury Stock (at cost)	Chevron Corp. Stockholders’ Equity	Noncontrolling Interests	Total Equity
Balance at December 31, 2020	$18,421	$160,377	$(5,612)	$(41,498)	$131,688	$1,038	$132,726
Treasury stock transactions	315	—	—	—	315	—	315
NBLX acquisition	138	(148)	—	377	367	(321)	46
Net income (loss)	—	15,625	—	—	15,625	64	15,689
Cash dividends ($5.31 per share)	—	(10,179)	—	—	(10,179)	(53)	(10,232)
Stock dividends	—	(3)	—	—	(3)	—	(3)
Other comprehensive income	—	—	1,723	—	1,723	—	1,723
Purchases of treasury shares	—	—	—	(1,383)	(1,383)	—	(1,383)
Issuances of treasury shares	—	—	—	1,040	1,040	—	1,040
Other changes, net	—	(126)	—	—	(126)	145	19
Balance at December 31, 2021	$18,874	$165,546	$(3,889)	$(41,464)	$139,067	$873	$139,940
Treasury stock transactions	63	—	—	—	63	—	63
Net income (loss)	—	35,465	—	—	35,465	143	35,608
Cash dividends ($5.68 per share)	—	(10,968)	—	—	(10,968)	(118)	(11,086)
Stock dividends	—	(3)	—	—	(3)	—	(3)
Other comprehensive income	—	—	1,091	—	1,091	—	1,091
Purchases of treasury shares	—	—	—	(11,255)	(11,255)	—	(11,255)
Issuances of treasury shares	1,315	—	—	4,523	5,838	—	5,838
Other changes, net	—	(16)	—	—	(16)	62	46
Balance at December 31, 2022	$20,252	$190,024	$(2,798)	$(48,196)	$159,282	$960	$160,242
Treasury stock transactions	174	—	—	—	174	—	174
PDC Energy, Inc. acquisition	2,550	—	—	3,970	6,520	—	6,520
Net income (loss)	—	21,369	—	—	21,369	42	21,411
Cash dividends ($6.04 per share)	—	(11,336)	—	—	(11,336)	(54)	(11,390)
Stock dividends	—	(9)	—	—	(9)	—	(9)
Other comprehensive income	—	—	(162)	—	(162)	—	(162)
Purchases of treasury shares[2]	—	—	—	(15,085)	(15,085)	—	(15,085)
Issuances of treasury shares	17	—	—	246	263	—	263
Other changes, net	(36)	(23)	—	—	(59)	24	(35)
Balance at December 31, 2023	$22,957	$200,025	$(2,960)	$(59,065)	$160,957	$972	$161,929

		Common Stock Share Activity
		Issued[3]		Treasury		Outstanding
Balance at December 31, 2020		2,442,676,580		(517,490,263)		1,925,186,317
Purchases		—		(13,015,737)		(13,015,737)
Issuances		—		17,635,477		17,635,477
Balance at December 31, 2021		2,442,676,580		(512,870,523)		1,929,806,057
Purchases		—		(69,912,961)		(69,912,961)
Issuances		—		55,323,247		55,323,247
Balance at December 31, 2022		2,442,676,580		(527,460,237)		1,915,216,343
Purchases		—		(92,849,905)		(92,849,905)
Issuances		—		43,281,366		43,281,366
Balance at December 31, 2023		2,442,676,580		(577,028,776)		1,865,647,804

[1]

Beginning and ending balances for all periods include capital in excess of par, common stock issued at par for $1,832, and $(240) associated with Chevron’s Benefit Plan Trust. Changes reflect capital in excess of par.

[2]	Includes excise tax on share repurchases.

[3]	Beginning and ending total issued share balances include 14,168,000 shares associated with Chevron’s Benefit Plan Trust.

See accompanying Notes to the Consolidated Financial Statements.

66

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Note 1

Summary of Significant Accounting Policies

General The company’s Consolidated Financial Statements are prepared in accordance with accounting principles generally accepted in the United States of America. These require the use of estimates and assumptions that affect the assets, liabilities, revenues and expenses reported in the financial statements, as well as amounts included in the notes thereto, including discussion and disclosure of contingent liabilities. Although the company uses its best estimates and judgments, actual results could differ from these estimates as circumstances change and additional information becomes known. Prior years’ data have been reclassified in certain cases to conform to the 2023 presentation basis.

Subsidiary and Affiliated Companies The Consolidated Financial Statements include the accounts of controlled subsidiary companies more than 50 percent-owned and any variable interest entities in which the company is the primary beneficiary. Undivided interests in oil and gas joint ventures and certain other assets are consolidated on a proportionate basis. Investments in and advances to affiliates in which the company has a substantial ownership interest of approximately 20 percent to 50 percent, or for which the company exercises significant influence but not control over policy decisions, are accounted for by the equity method.

Investments in affiliates are assessed for possible impairment when events indicate that the fair value of the investment may be below the company’s carrying value. When such a condition is deemed to be other than temporary, the carrying value of the investment is written down to its fair value, and the amount of the write-down is included in net income. In making the determination as to whether a decline is other than temporary, the company considers such factors as the duration and extent of the decline, the investee’s financial performance, and the company’s ability and intention to retain its investment for a period that will be sufficient to allow for any anticipated recovery in the investment’s market value. The new cost basis of investments in these equity investees is not changed for subsequent recoveries in fair value.

Differences between the company’s carrying value of an equity investment and its underlying equity in the net assets of the affiliate are assigned to the extent practicable to specific assets and liabilities based on the company’s analysis of the various factors giving rise to the difference. When appropriate, the company’s share of the affiliate’s reported earnings is adjusted quarterly to reflect the difference between these allocated values and the affiliate’s historical book values.

Noncontrolling Interests Ownership interests in the company’s subsidiaries held by parties other than the parent are presented separately from the parent’s equity on the Consolidated Balance Sheet. The amount of consolidated net income attributable to the parent and the noncontrolling interests are both presented on the face of the Consolidated Statement of Income and Consolidated Statement of Equity. Included within noncontrolling interest is redeemable noncontrolling interest.

Fair Value Measurements The three levels of the fair value hierarchy of inputs the company uses to measure the fair value of an asset or a liability are as follows. Level 1 inputs are quoted prices in active markets for identical assets or liabilities. Level 2 inputs are inputs other than quoted prices included within Level 1 that are directly or indirectly observable for the asset or liability. Level 3 inputs are inputs that are not observable in the market.

Derivatives The majority of the company’s activity in derivative commodity instruments is intended to manage the financial risk posed by physical transactions. For some of this derivative activity, the company may elect to apply fair value or cash flow hedge accounting with changes in fair value recorded as components of accumulated other comprehensive income (loss). For other similar derivative instruments, generally because of the short-term nature of the contracts or their limited use, the company does not apply hedge accounting, and changes in the fair value of those contracts are reflected in current income. For the company’s commodity trading activity, gains and losses from derivative instruments are reported in current income. The company may enter into interest rate swaps from time to time as part of its overall strategy to manage the interest rate risk on its debt. Interest rate swaps related to a portion of the company’s fixed-rate debt, if any, may be accounted for as fair value hedges. Interest rate swaps related to floating-rate debt, if any, are recorded at fair value on the balance sheet with resulting gains and losses reflected in income. Where Chevron is a party to master netting arrangements, fair value receivable and payable amounts recognized for derivative instruments executed with the same counterparty are generally offset on the balance sheet.

Inventories Crude oil, products and chemicals inventories are generally stated at cost, using a last-in, first-out method. In the aggregate, these costs are below market. “Materials, supplies and other” inventories are primarily stated at cost or net realizable value.

67

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Properties, Plant and Equipment The successful efforts method is used for crude oil and natural gas exploration and production activities. All costs for development wells, related plant and equipment, proved mineral interests in crude oil and natural gas properties, and related asset retirement obligation (ARO) assets are capitalized. Costs of exploratory wells are capitalized pending determination of whether the wells found proved reserves. Costs of wells that are assigned proved reserves remain capitalized. Costs also are capitalized for exploratory wells that have found crude oil and natural gas reserves even if the reserves cannot be classified as proved when the drilling is completed, provided the exploratory well has found a sufficient quantity of reserves to justify its completion as a producing well and the company is making sufficient progress assessing the reserves and the economic and operating viability of the project. All other exploratory wells and costs are expensed. Refer to Note 21 Accounting for Suspended Exploratory Wells for additional discussion of accounting for suspended exploratory well costs.

Long-lived assets to be held and used, including proved crude oil and natural gas properties, are assessed for possible impairment by comparing their carrying values with their associated undiscounted, future net cash flows. Events that can trigger assessments for possible impairments include write-downs of proved reserves based on field performance, significant decreases in the market value of an asset (including changes to the commodity price forecast or carbon costs), significant change in the extent or manner of use of or a physical change in an asset, and a more likely than not expectation that a long-lived asset or asset group will be sold or otherwise disposed of significantly sooner than the end of its previously estimated useful life. Impaired assets are written down to their estimated fair values, generally their discounted, future net cash flows. For proved crude oil and natural gas properties, the company performs impairment reviews on a country, concession, PSC, development area or field basis, as appropriate. In downstream, impairment reviews are performed on the basis of a refinery, a plant, a marketing/lubricants area or distribution area, as appropriate. Impairment amounts are recorded as incremental “Depreciation, depletion and amortization” expense.

Long-lived assets that are held for sale are evaluated for possible impairment by comparing the carrying value of the asset with its fair value less the cost to sell. If the net book value exceeds the fair value less cost to sell, the asset is considered impaired and adjusted to the lower value. Refer to Note 9 Fair Value Measurements relating to fair value measurements. The fair value of a liability for an ARO is recorded as an asset and a liability when there is a legal obligation associated with the retirement of a long-lived asset and the amount can be reasonably estimated. Refer also to Note 25 Asset Retirement Obligations relating to AROs.

Depreciation and depletion of all capitalized costs of proved crude oil and natural gas producing properties, except mineral interests, are expensed using the unit-of-production method, generally by individual field, as the proved developed reserves are produced. Depletion expenses for capitalized costs of proved mineral interests are recognized using the unit-of-production method by individual field as the related proved reserves are produced. Impairments of capitalized costs of unproved mineral interests are expensed.

The capitalized costs of all other plant and equipment are depreciated or amortized over their estimated useful lives. In general, the declining-balance method is used to depreciate plant and equipment in the United States; the straight-line method is generally used to depreciate international plant and equipment and to amortize finance lease right-of-use assets.

Gains or losses are not recognized for normal retirements of properties, plant and equipment subject to composite group amortization or depreciation. Gains or losses from abnormal retirements are recorded as expenses, and from sales as “Other income.”

Expenditures for maintenance (including those for planned major maintenance projects), repairs and minor renewals to maintain facilities in operating condition are generally expensed as incurred. Major replacements and renewals are capitalized.

Leases Leases are classified as operating or finance leases. Both operating and finance leases recognize lease liabilities and associated right-of-use assets. The company has elected the short-term lease exception and therefore only recognizes right-of-use assets and lease liabilities for leases with a term greater than one year. The company has elected the practical expedient to not separate non-lease components from lease components for most asset classes except for certain asset classes that have significant non-lease (i.e., service) components.

Where leases are used in joint ventures, the company recognizes 100 percent of the right-of-use assets and lease liabilities when the company is the sole signatory for the lease (in most cases, where the company is the operator of a joint venture). Lease costs reflect only the costs associated with the operator’s working interest share. The lease term includes the committed lease term identified in the contract, taking into account renewal and termination options that management is

68

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

reasonably certain to exercise. The company uses its incremental borrowing rate as a proxy for the discount rate based on the term of the lease unless the implicit rate is available.

Goodwill Goodwill resulting from a business combination is not subject to amortization. The company tests such goodwill at the reporting unit level for impairment annually at December 31, or more frequently if an event occurs or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying amount.

Environmental Expenditures Environmental expenditures that relate to ongoing operations or to conditions caused by past operations are expensed. Expenditures that create future benefits or contribute to future revenue generation are capitalized.

Liabilities related to future remediation costs are recorded when environmental assessments or cleanups or both are probable and the costs can be reasonably estimated. For crude oil, natural gas and mineral-producing properties, a liability for an ARO is made in accordance with accounting standards for asset retirement and environmental obligations. Refer to Note 25 Asset Retirement Obligations for a discussion of the company’s AROs. For abandonment and decommissioning obligations related to previously sold assets, refer to Note 24 Other Contingencies and Commitments.

For U.S. federal Superfund sites and analogous sites under state laws, the company records a liability for its designated share of the probable and estimable costs, and probable amounts for other potentially responsible parties when mandated by the regulatory agencies because the other parties are not able to pay their respective shares. The gross amount of environmental liabilities is based on the company’s best estimate of future costs using currently available technology and applying current regulations and the company’s own internal environmental policies. Future amounts are not discounted. Recoveries or reimbursements are recorded as assets when receipt is reasonably assured.

Currency Translation The U.S. dollar is the functional currency for substantially all of the company’s consolidated operations and those of its equity affiliates. For those operations, all gains and losses from currency remeasurement are included in current period income. The cumulative translation effects for those few entities, both consolidated and affiliated, using functional currencies other than the U.S. dollar are included in “Currency translation adjustment” on the Consolidated Statement of Equity.

Revenue Recognition The company accounts for each delivery order of crude oil, NGLs, natural gas, petroleum and chemical products as a separate performance obligation. Revenue is recognized when the performance obligation is satisfied, which typically occurs at the point in time when control of the product transfers to the customer. Payment is generally due within 30 days of delivery. The company accounts for delivery transportation as a fulfillment cost, not a separate performance obligation, and recognizes these costs as an operating expense in the period when revenue for the related commodity is recognized.

Revenue is measured as the amount the company expects to receive in exchange for transferring commodities to the customer. The company’s commodity sales are typically based on prevailing market-based prices and may include discounts and allowances. Until market prices become known under terms of the company’s contracts, the transaction price included in revenue is based on the company’s estimate of the most likely outcome.

Discounts and allowances are estimated using a combination of historical and recent data trends. When deliveries contain multiple products, an observable standalone selling price is generally used to measure revenue for each product. The company includes estimates in the transaction price only to the extent that a significant reversal of revenue is not probable in subsequent periods.

Stock Options and Other Share-Based Compensation The company issues stock options and other share-based compensation to certain employees. For equity awards, such as stock options and certain restricted stock units, total compensation cost is based on the grant date fair value, and for liability awards, such as stock appreciation rights, total compensation cost is based on the settlement value. The company recognizes stock-based compensation expense for all awards over the service period required to earn the award, which is the shorter of the vesting period or the time period in which an employee becomes eligible to retain the award at retirement. The company’s Long-Term Incentive Plan (LTIP) awards include stock options and stock appreciation rights, which have graded vesting provisions by which one-third of each award vests on each of the first, second and third anniversaries of the date of grant. In addition, performance shares granted under the company’s LTIP will vest at the end of the three-year performance period. For awards granted under the company’s LTIP beginning in 2017, stock options and stock appreciation rights have graded vesting by which one-third of each award vests annually on each January 31 on or after the first anniversary of the grant date. Special restricted stock unit awards have cliff vesting by which the total award will vest on January 31 on or after the third anniversary of the grant date. Standard restricted stock unit awards have cliff vesting by which the total award will vest on January 31 on or after

69

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

the fifth anniversary of the grant date, subject to adjustment upon termination pursuant to the satisfaction of certain criteria. Commencing for grants issued in January 2023 and after, standard restricted stock units vest ratably on an annual basis over a three-year period. The company amortizes these awards on a straight-line basis.

Note 2

Changes in Accumulated Other Comprehensive Losses

The change in Accumulated Other Comprehensive Losses (AOCL) presented on the Consolidated Balance Sheet and the impact of significant amounts reclassified from AOCL on information presented in the Consolidated Statement of Income for the year ended December 31, 2023, are reflected in the table below.

	Currency Translation Adjustments	Unrealized Holding Gains (Losses) on Securities	Derivatives	Defined Benefit Plans	Total

Balance at December 31, 2020	$(107)	$(10)	$—	$(5,495)	$(5,612)

Components of Other Comprehensive Income (Loss)[1]:
Before Reclassifications	(55)	(1)	(6)	949	887
Reclassifications[2,3]	—	—	6	830	836
Net Other Comprehensive Income (Loss)	(55)	(1)	—	1,779	1,723

Balance at December 31, 2021	$(162)	$(11)	$—	$(3,716)	$(3,889)

Components of Other Comprehensive Income (Loss)[1]:
Before Reclassifications	(41)	(1)	68	703	729
Reclassifications[2,3]	—	—	(80)	442	362
Net Other Comprehensive Income (Loss)	(41)	(1)	(12)	1,145	1,091
Balance at December 31, 2022	$(203)	$(12)	$(12)	$(2,571)	$(2,798)

Components of Other Comprehensive Income (Loss)[1]:
Before Reclassifications	11	1	(16)	(397)	(401)
Reclassifications[2,3]	—	—	33	206	239
Net Other Comprehensive Income (Loss)	11	1	17	(191)	(162)

Balance at December 31, 2023	$(192)	$(11)	$5	$(2,762)	$(2,960)

[1]	All amounts are net of tax.
[2]

Refer to Note 23 Employee Benefit Plans, for reclassified components, including amortization of actuarial gains or losses, amortization of prior service costs and settlement losses, totaling $231 that are included in employee benefit costs for the year ended December 31, 2023. Related income taxes for the same period, totaling $25, are reflected in Income Tax Expense on the Consolidated Statement of Income. All other reclassified amounts were insignificant.

[3]	Refer to Note 10 Financial and Derivative Instruments for cash flow hedging.

70

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Note 3

Information Relating to the Consolidated Statement of Cash Flows

	Year ended December 31
	2023	2022	2021
Distributions more (less) than income from equity affiliates includes the following:
Distributions from equity affiliates	$4,246	$3,855	$3,659
(Income) loss from equity affiliates	(5,131)	(8,585)	(5,657)
Distributions more (less) than income from equity affiliates	$(885)	$(4,730)	$(1,998)
Net decrease (increase) in operating working capital was composed of the following:
Decrease (increase) in accounts and notes receivable	$1,187	$(2,317)	$(7,548)
Decrease (increase) in inventories	(320)	(930)	(530)
Decrease (increase) in prepaid expenses and other current assets	(1,202)	(226)	19
Increase (decrease) in accounts payable and accrued liabilities	(49)	2,750	5,475
Increase (decrease) in income and other taxes payable	(2,801)	2,848	1,223
Net decrease (increase) in operating working capital	$(3,185)	$2,125	$(1,361)
Net cash provided by operating activities includes the following cash payments:
Interest on debt (net of capitalized interest)	$465	$525	$699
Income taxes	10,416	9,148	4,355
Proceeds and deposits related to asset sales and returns of investment consisted of the following gross amounts:
Proceeds and deposits related to asset sales	$446	$1,435	$1,352
Returns of investment from equity affiliates	223	1,200	439
Proceeds and deposits related to asset sales and returns of investment	$669	$2,635	$1,791
Net sales (purchases) of marketable securities consisted of the following gross amounts:
Marketable securities purchased	$(289)	$(7)	$(4)
Marketable securities sold	464	124	3
Net sales (purchases) of marketable securities	$175	$117	$(1)
Net repayment (borrowing) of loans by equity affiliates:
Borrowing of loans by equity affiliates	$(368)	$(108)	$—
Repayment of loans by equity affiliates	66	84	401
Net repayment (borrowing) of loans by equity affiliates	$(302)	$(24)	$401
Net borrowings (repayments) of short-term obligations consisted of the following gross and net amounts:
Repayments of short-term obligations	$—	$—	$(6,906)
Proceeds from issuances of short-term debt obligations	—	—	4,448
Net borrowings (repayments) of short-term obligations with three months or less maturity	135	263	(3,114)
Net borrowings (repayments) of short-term obligations	$135	$263	$(5,572)
Net sales (purchases) of treasury shares consists of the following gross and net amounts:
Shares issued for share-based compensation plans	$261	$5,838	$1,421
Shares purchased under share repurchase and deferred compensation plans	(14,939)	(11,255)	(1,383)
Net sales (purchases) of treasury shares	$(14,678)	$(5,417)	$38
Net contributions from (distributions to) noncontrolling interests consisted of the following gross and net amounts:
Distributions to noncontrolling interests	$(54)	$(118)	$(53)
Contributions from noncontrolling interests	14	4	17
Net contributions from (distributions to) noncontrolling interests	$(40)	$(114)	$(36)

The “Other” line in the Operating Activities section includes changes in postretirement benefits obligations and other long-term liabilities.

The Consolidated Statement of Cash Flows excludes changes to the Consolidated Balance Sheet that did not affect cash. “Depreciation, depletion and amortization” and “Deferred income tax provision” collectively include approximately $1,765 in non-cash reductions to “Properties, plant and equipment” and “Investments and advances” in 2023 relating to impairments, mainly of upstream assets in California. “Other income (loss)” and “Deferred income tax provision” collectively include a $1,950 charge related to non-cash increases to “Deferred credits and other noncurrent obligations” related to abandonment and decommissioning obligations from previously sold oil and gas production assets in the U.S. Gulf of Mexico. The cash outlays for these abandonment and decommissioning obligations are expected to take place over the next decade.

71

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Refer also to Note 25 Asset Retirement Obligations for a discussion of revisions to the company’s AROs that also did not involve cash receipts or payments for the three years ending December 31, 2023.

The components of “Capital expenditures” are presented in the following table:

	Year ended December 31
	2023	2022	2021
Additions to properties, plant and equipment *	$14,788	$10,349	$7,515
Additions to investments	690	1,147	460
Current-year dry hole expenditures	326	309	83
Payments for other assets and liabilities, net	25	169	(2)
Capital expenditures	$15,829	$11,974	$8,056
*	Excludes non-cash movements of $1,559 in 2023, $334 in 2022 and $316 in 2021.

The table below quantifies the beginning and ending balances of restricted cash and restricted cash equivalents in the Consolidated Balance Sheet:

	Year ended December 31
	2023	2022	2021
Cash and cash equivalents	$8,178	$17,678	$5,640
Restricted cash included in “Prepaid expenses and other current assets”	275	630	333
Restricted cash included in “Deferred charges and other assets”	822	813	822
Total cash, cash equivalents and restricted cash	$9,275	$19,121	$6,795

Note 4

New Accounting Standards

Segment Reporting (Topic 280) Improvements to Reportable Segment Disclosures In November 2023, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update (ASU) 2023-07, which becomes effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. The standard requires companies to disclose significant segment expenses. The company does not expect the standard to have a material effect on its consolidated financial statements and has begun evaluating disclosure presentation alternatives.

Income Taxes (Topic 740) Improvements to Income Tax Disclosures In December 2023, the FASB issued ASU 2023-09, which becomes effective for fiscal years beginning after December 15, 2024. The standard requires companies to disclose specific categories in the income tax rate reconciliation table and the amount of income taxes paid per major jurisdiction. The company does not expect the standard to have a material effect on its consolidated financial statements and has begun evaluating disclosure presentation alternatives.

Note 5

Lease Commitments

The company enters into leasing arrangements as a lessee; any lessor arrangements are not significant. Operating lease arrangements mainly involve land, bareboat charters, terminals, drill ships, drilling rigs, time chartered vessels, office buildings and warehouses, and exploration and production equipment. Finance leases primarily include facilities, vessels and office buildings.

Details of the right-of-use assets and lease liabilities for operating and finance leases, including the balance sheet presentation, are as follows:

72

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

	At December 31, 2023		At December 31, 2022
	Operating Leases	Finance Leases	Operating Leases	Finance Leases
Deferred charges and other assets	$5,422	$—	$4,262	$—
Properties, plant and equipment, net	—	583	—	392
Right-of-use assets*	$5,422	$583	$4,262	$392
Accrued Liabilities	$1,538	$—	$1,111	$—
Short-term Debt	—	60	—	45
Current lease liabilities	1,538	60	1,111	45
Deferred credits and other noncurrent obligations	3,696	—	2,920	—
Long-term Debt	—	574	—	403
Noncurrent lease liabilities	3,696	574	2,920	403
Total lease liabilities	$5,234	$634	$4,031	$448
Weighted-average remaining lease term (in years)	6.7	12.6	7.0	11.9
Weighted-average discount rate	3.3%	4.5%	1.9%	4.1%
*

Includes non-cash additions of $2,556 and $233 in 2023, and $1,807 and $3 in 2022 for right-of-use assets obtained in exchange for new and modified lease liabilities for operating and finance leases, respectively.

Total lease costs consist of both amounts recognized in the Consolidated Statement of Income during the period and amounts capitalized as part of the cost of another asset. Total lease costs incurred for operating and finance leases were as follows:

	Year-ended December 31
	2023	2022	2021
Operating lease costs*	$2,984	$ 2,359	$2,199
Finance lease costs	52	57	66
Total lease costs	$3,036	$ 2,416	$2,265
*	Includes variable and short-term lease costs.

Cash paid for amounts included in the measurement of lease liabilities was as follows:

	Year-ended December 31
	2023	2022	2021
Operating cash flows from operating leases	$2,271	$ 1,892	$1,670
Investing cash flows from operating leases	713	467	398
Operating cash flows from finance leases	15	18	21
Financing cash flows from finance leases	42	44	193

At December 31, 2023, the estimated future undiscounted cash flows for operating and finance leases were as follows:

	At December 31, 2023
	Operating Leases	Finance Leases
Year 2024	$1,673	$84
2025	1,153	79
2026	734	76
2027	544	68
2028	396	66
Thereafter	1,364	443
Total	$5,864	$816
Less: Amounts representing interest	630	182
Total lease liabilities	$5,234	$634

Additionally, the company has $232 in future undiscounted cash flows for operating leases not yet commenced. These leases are primarily for drill ships, drilling rigs and storage tanks. For those leasing arrangements where the underlying asset is not yet constructed, the lessor is primarily involved in the design and construction of the asset.

73

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Note 6

Summarized Financial Data – Chevron U.S.A. Inc.

Chevron U.S.A. Inc. (CUSA) is a major subsidiary of Chevron Corporation. CUSA and its subsidiaries manage and operate most of Chevron’s U.S. businesses. Assets include those related to the exploration and production of crude oil, natural gas liquids and natural gas and those associated with the refining, marketing, supply and distribution of products derived from petroleum, excluding most of the regulated pipeline operations of Chevron. CUSA also holds the company’s investment in the Chevron Phillips Chemical Company LLC joint venture, which is accounted for using the equity method. The summarized financial information for CUSA and its consolidated subsidiaries is as follows:

	Year ended December 31
	2023	2022	2021
Sales and other operating revenues	$152,347	$ 183,032	$120,380
Total costs and other deductions	144,482	166,955	114,641
Net income (loss) attributable to CUSA	4,598	13,315	6,904

	At December 31
	2023	2022
Current assets	$19,489	$18,704
Other assets	54,460	50,153
Current liabilities	20,624	22,452
Other liabilities	22,227	19,274
Total CUSA net equity	$31,098	$27,131
Memo: Total debt	$9,740	$10,800

Note 7

Summarized Financial Data – Tengizchevroil LLP

Chevron has a 50 percent equity ownership interest in Tengizchevroil LLP (TCO). Refer to Note 15 Investments and Advances for a discussion of TCO operations. Summarized financial information for 100 percent of TCO is presented in the table below:

	Year ended December 31
	2023	2022	2021
Sales and other operating revenues	$19,578	$ 23,795	$15,927
Costs and other deductions	10,193	11,596	8,186
Net income attributable to TCO	6,569	8,566	5,418

	At December 31
	2023	2022
Current assets	$3,919	$6,522
Other assets	57,454	54,506
Current liabilities	2,372	3,567
Other liabilities	12,782	12,312
Total TCO net equity	$46,219	$45,149

Note 8

Summarized Financial Data – Chevron Phillips Chemical Company LLC

Chevron has a 50 percent equity ownership interest in Chevron Phillips Chemical Company LLC (CPChem). Refer to Note 15 Investments and Advances for a discussion of CPChem operations. Summarized financial information for 100 percent of CPChem is presented in the table below:

	Year ended December 31
	2023	2022	2021
Sales and other operating revenues	$11,560	$ 14,180	$14,104
Costs and other deductions	10,561	12,870	10,862
Net income attributable to CPChem	1,173	1,662	3,684

74

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

	At December 31
	2023	2022
Current assets	$ 3,284	$3,472
Other assets	16,425	15,184
Current liabilities	1,757	2,146
Other liabilities	3,269	2,941
Total CPChem net equity	$ 14,683	$13,569

Note 9

Fair Value Measurements

The tables below show the fair value hierarchy for assets and liabilities measured at fair value on a recurring and nonrecurring basis at December 31, 2023 and 2022.

Marketable Securities The company calculates fair value for its marketable securities based on quoted market prices for identical assets. The fair values reflect the cash that would have been received if the instruments were sold at December 31, 2023.

Derivatives The company records most of its derivative instruments – other than any commodity derivative contracts that are accounted for as normal purchase and normal sale – on the Consolidated Balance Sheet at fair value, with the offsetting amount to the Consolidated Statement of Income. The company designates certain derivative instruments as cash flow hedges that, if applicable, are reflected in the table below. Derivatives classified as Level 1 include futures, swaps and options contracts valued using quoted prices from active markets such as the New York Mercantile Exchange. Derivatives classified as Level 2 include swaps, options and forward contracts, the fair values of which are obtained from third-party broker quotes, industry pricing services and exchanges. The company obtains multiple sources of pricing information for the Level 2 instruments. Since this pricing information is generated from observable market data, it has historically been very consistent. The company does not materially adjust this information.

Properties, Plant and Equipment In 2023, the company impaired a portion of its U.S. upstream assets, primarily in California, due to continuing regulatory challenges in the state that have resulted in lower anticipated future investment levels in its business plans. The company did not have any individually material impairments of long-lived assets measured at fair value on a nonrecurring basis to report in 2022.

Investments and Advances The company did not have any material impairments of investments and advances measured at fair value on a nonrecurring basis to report in 2023 or 2022.

Assets and Liabilities Measured at Fair Value on a Recurring Basis

	At December 31, 2023				At December 31, 2022
	Total	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3
Marketable securities	$45	$45	$—	$—	$223	$223	$—	$—
Derivatives - not designated	152	24	128	—	184	111	73	—
Derivatives - designated	7	7	—	—	—	—	—	—
Total assets at fair value	$204	$76	$128	$—	$407	$334	$73	$—
Derivatives - not designated	262	160	102	—	43	33	10	—
Derivatives - designated	—	—	—	—	15	15	—	—
Total liabilities at fair value	$262	$160	$102	$—	$58	$48	$10	$—

Assets and Liabilities Measured at Fair Value on a Nonrecurring Basis

	At December 31					At December 31
	Total	Level 1	Level 2	Level 3	Before-Tax Loss Year 2023	Total	Level 1	Level 2	Level 3	Before-Tax Loss Year 2022
Properties, plant and equipment, net (held and used)	$484	$—	$—	$484	$2,175	$54	$—	$—	$54	$518

Properties, plant and equipment, net (held for sale)	—	—	—	—	5	—	—	—	—	432

Investments and advances	207	5	165	37	352	33	2	—	31	9
Total nonrecurring assets at fair value	$691	$5	$165	$521	$2,532	$87	$2	$—	$85	$959

At year-end 2023, the company had assets measured at fair value Level 3 using unobservable inputs of $521. The carrying value of these assets were written down to fair value based on estimates derived from discounted cash flow models. Cash

75

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

flows were determined using estimates of future production, an outlook of future price based on published prices and a discount rate believed to be consistent with those used by principal market participants.

Assets and Liabilities Not Required to Be Measured at Fair Value The company holds cash equivalents in U.S. and non-U.S. portfolios. The instruments classified as cash equivalents are primarily bank time deposits with maturities of 90 days or less and money market funds. “Cash and cash equivalents” had carrying/fair values of $8,178 and $17,678 at December 31, 2023, and December 31, 2022, respectively. The fair values of cash and cash equivalents are classified as Level 1 and reflect the cash that would have been received if the instruments were settled at December 31, 2023.

“Cash and cash equivalents” do not include investments with a carrying/fair value of $1,097 and $1,443 at December 31, 2023, and December 31, 2022, respectively. At December 31, 2023, these investments are classified as Level 1 and include restricted funds related to certain upstream decommissioning activities, a financing program and tax payments.

Long-term debt, excluding finance lease liabilities, of $14,612 and $16,258 at December 31, 2023, and December 31, 2022, respectively, had estimated fair values of $13,709 and $14,959, respectively. Long-term debt primarily includes corporate issued bonds. The fair value of corporate bonds is $13,321 and classified as Level 1. The fair value of other long-term debt classified as Level 2 is $388.

The carrying values of other short-term financial assets and liabilities on the Consolidated Balance Sheet approximate their fair values. Fair value remeasurements of other financial instruments at December 31, 2023 and 2022, were not material.

Note 10

Financial and Derivative Instruments

Derivative Commodity Instruments The company’s derivative commodity instruments principally include crude oil, natural gas, liquefied natural gas and refined product futures, swaps, options, and forward contracts. The company applies cash flow hedge accounting to certain commodity transactions, where appropriate, to manage the market price risk associated with forecasted sales of crude oil. The company’s derivatives are not material to the company’s financial position, results of operations or liquidity. The company believes it has no material market or credit risks to its operations, financial position or liquidity as a result of its commodity derivative activities.

The company uses derivative commodity instruments traded on the New York Mercantile Exchange and on electronic platforms of the Inter-Continental Exchange and Chicago Mercantile Exchange. In addition, the company enters into swap contracts and option contracts principally with major financial institutions and other oil and gas companies in the “over-the-counter” markets, which are governed by International Swaps and Derivatives Association agreements and other master netting arrangements. Depending on the nature of the derivative transactions, bilateral collateral arrangements may also be required.

Derivative instruments measured at fair value at December 31, 2023, 2022 and 2021, and their classification on the Consolidated Balance Sheet and Consolidated Statement of Income are as follows:

Consolidated Balance Sheet: Fair Value of Derivatives

			At December 31
Type of Contract	Balance Sheet Classification	2023	2022
Commodity	Accounts and notes receivable	$151	$175
Commodity	Long-term receivables, net	8	9
Total assets at fair value		$159	$184
Commodity	Accounts payable	$216	$46
Commodity	Deferred credits and other noncurrent obligations	46	12
Total liabilities at fair value		$262	$58

Consolidated Statement of Income: The Effect of Derivatives

Type of Derivative	Statement of	Gain/(Loss) Year ended December 31
Contract	Income Classification	2023	2022	2021
Commodity	Sales and other operating revenues	$(304)	$(651)	$(685)
Commodity	Purchased crude oil and products	(154)	(226)	(64)
Commodity	Other income (loss)	(47)	10	(46)
		$(505)	$(867)	$(795)

76

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

The amount reclassified from AOCL to “Sales and other operating revenues” from designated hedges was a decrease of $33 in 2023, compared with an increase of $80 in the prior year. At December 31, 2023, before-tax deferred gains in AOCL related to outstanding crude oil price hedging contracts were $7, all of which is expected to be reclassified into earnings during the next 12 months as the hedged crude oil sales are recognized in earnings.

The table below represents gross and net derivative assets and liabilities subject to netting agreements on the Consolidated Balance Sheet at December 31, 2023 and 2022.

Consolidated Balance Sheet: The Effect of Netting Derivative Assets and Liabilities

At December 31, 2023	Gross Amounts Recognized	Gross Amounts Offset	Net Amounts Presented	Gross Amounts Not Offset	Net Amounts
Derivative Assets - not designated	$2,394	$2,242	$152	$4	$148
Derivative Assets - designated	$8	$1	$7	$—	$7
Derivative Liabilities - not designated	$2,504	$2,242	$262	$15	$247
Derivative Liabilities - designated	$1	$1	$—	$—	$—
At December 31, 2022
Derivative Assets - not designated	$2,591	$2,407	$184	$5	$179
Derivative Assets - designated	$8	$8	$—	$—	$—
Derivative Liabilities - not designated	$2,450	$2,407	$43	$—	$43
Derivative Liabilities - designated	$23	$8	$15	$—	$15

Derivative assets and liabilities are classified on the Consolidated Balance Sheet as “Accounts and notes receivable,” “Long-term receivables,” “Accounts payable,” and “Deferred credits and other noncurrent obligations.” Amounts not offset on the Consolidated Balance Sheet represent positions that do not meet all the conditions for “a right of offset.”

Concentrations of Credit Risk The company’s financial instruments that are exposed to concentrations of credit risk consist primarily of its cash equivalents, marketable securities, derivative financial instruments and trade receivables. The company’s short-term investments are placed with a wide array of financial institutions with high credit ratings. Company investment policies limit the company’s exposure both to credit risk and to concentrations of credit risk. Similar policies on diversification and creditworthiness are applied to the company’s counterparties in derivative instruments. For a discussion of credit risk on trade receivables, see Note 28 Financial Instruments - Credit Losses.

Note 11

Assets Held for Sale

At December 31, 2023, the company classified $675 of net properties, plant and equipment as “Assets held for sale” on the Consolidated Balance Sheet. These assets are associated with upstream operations that are anticipated to be sold in the next 12 months. The revenues and earnings contributions of these assets in 2023 were not material.

Note 12

Equity

Retained earnings at December 31, 2023 and 2022, included $34,359 and $33,570, respectively, for the company’s share of undistributed earnings of equity affiliates.

At December 31, 2023, about 101 million shares of Chevron’s common stock remained available for issuance from the 104 million shares that were reserved for issuance under the 2022 Chevron Long-Term Incentive Plan. In addition, 578,044 shares remain available for issuance from the 1,600,000 shares of the company’s common stock that were reserved for awards under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan.

Note 13

Earnings Per Share

Basic earnings per share (EPS) is based upon “Net Income (Loss) Attributable to Chevron Corporation” (“earnings”) and includes the effects of deferrals of salary and other compensation awards that are invested in Chevron stock units by certain officers and employees of the company. Diluted EPS includes the effects of these items as well as the dilutive effects of outstanding stock options awarded under the company’s stock option programs (refer to Note 22 Stock Options and Other Share-Based Compensation ). The table below sets forth the computation of basic and diluted EPS:

77

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

	Year ended December 31
	2023	2022	2021
Basic EPS Calculation
Earnings available to common stockholders - Basic*	$21,369	$35,465	$15,625
Weighted-average number of common shares outstanding	1,873	1,931	1,916
Add: Deferred awards held as stock units	—	—	—
Total weighted-average number of common shares outstanding	1,873	1,931	1,916
Earnings per share of common stock - Basic	$11.41	$18.36	$8.15
Diluted EPS Calculation
Earnings available to common stockholders - Diluted*	$21,369	$35,465	$15,625
Weighted-average number of common shares outstanding	1,873	1,931	1,916
Add: Deferred awards held as stock units	—	—	—
Add: Dilutive effect of employee stock-based awards	7	9	4
Total weighted-average number of common shares outstanding	1,880	1,940	1,920
Earnings per share of common stock - Diluted	$11.36	$18.28	$8.14
*	There was no effect of dividend equivalents paid on stock units or dilutive impact of employee stock-based awards on earnings.

Note 14

Operating Segments and Geographic Data

Although each subsidiary of Chevron is responsible for its own affairs, Chevron Corporation manages its investments in these subsidiaries and their affiliates. The investments are grouped into two business segments, Upstream and Downstream, representing the company’s “reportable segments” and “operating segments.” Upstream operations consist primarily of exploring for, developing, producing and transporting crude oil and natural gas; liquefaction, transportation and regasification associated with liquefied natural gas (LNG); transporting crude oil by major international oil export pipelines; processing, transporting, storage and marketing of natural gas; carbon capture and storage; and a gas-to-liquids plant. Downstream operations consist primarily of refining of crude oil into petroleum products; marketing of crude oil, refined products, and lubricants; manufacturing and marketing of renewable fuels; transporting of crude oil and refined products by pipeline, marine vessel, motor equipment and rail car; and manufacturing and marketing of commodity petrochemicals, plastics for industrial uses, and fuel and lubricant additives. All Other activities of the company include worldwide cash management and debt financing activities, corporate administrative functions, insurance operations, real estate activities, and technology activities.

The company’s segments are managed by “segment managers” who report to the “chief operating decision maker” (CODM). The segments represent components of the company that engage in activities (a) from which revenues are earned and expenses are incurred; (b) whose operating results are regularly reviewed by the CODM, which makes decisions about resources to be allocated to the segments and assesses their performance; and (c) for which discrete financial information is available.

The company’s primary country of operation is the United States of America, its country of domicile. Other components of the company’s operations are reported as “International” (outside the United States).

Segment Earnings The company evaluates the performance of its operating segments on an after-tax basis, without considering the effects of debt financing interest expense or investment interest income, both of which are managed by the company on a worldwide basis. Corporate administrative costs are not allocated to the operating segments. However, operating segments are billed for the direct use of corporate services. Non-billable costs remain at the corporate level in “All Other.” Earnings by major operating area are presented in the following table:

78

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

	Year ended December 31
	2023	2022	2021
Upstream
United States	$4,148	$12,621	$7,319
International	13,290	17,663	8,499
Total Upstream	17,438	30,284	15,818
Downstream
United States	3,904	5,394	2,389
International	2,233	2,761	525
Total Downstream	6,137	8,155	2,914
Total Segment Earnings	23,575	38,439	18,732
All Other
Interest expense	(432)	(476)	(662)
Interest income	491	261	36
Other	(2,265)	(2,759)	(2,481)
Net Income (Loss) Attributable to Chevron Corporation	$21,369	$35,465	$15,625

Segment Assets Segment assets do not include intercompany investments or receivables. Assets at year-end 2023 and 2022 are as follows:

	At December 31
	2023	2022
Upstream
United States	$58,750	$44,246
International	131,685	134,489
Goodwill	4,370	4,370
Total Upstream	194,805	183,105
Downstream
United States	33,066	31,676
International	21,070	21,193
Goodwill	352	352
Total Downstream	54,488	53,221
Total Segment Assets	249,293	236,326
All Other
United States	10,292	17,861
International	2,047	3,522
Total All Other	12,339	21,383
Total Assets – United States	102,108	93,783
Total Assets – International	154,802	159,204
Goodwill	4,722	4,722
Total Assets	$261,632	$257,709

Segment Sales and Other Operating Revenues Operating segment sales and other operating revenues, including internal transfers, for the years 2023, 2022 and 2021, are presented in the table on the next page. Products are transferred between operating segments at internal product values that approximate market prices.

Revenues for the upstream segment are derived primarily from the production and sale of crude oil and natural gas, as well as the sale of third-party production of natural gas. Revenues for the downstream segment are derived from the refining and marketing of petroleum products such as gasoline, jet fuel, gas oils, lubricants, residual fuel oils and other products derived from crude oil. This segment also generates revenues from the manufacture and sale of fuel and lubricant additives and the transportation and trading of refined products and crude oil. “All Other” activities include revenues from insurance operations, real estate activities and technology companies.

79

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

	Year ended December 31*
	2023	2022	2021
Upstream
United States	$40,115	$50,822	$29,219
International	43,805	56,156	40,921
Subtotal	83,920	106,978	70,140
Intersegment Elimination — United States	(26,307)	(29,870)	(15,154)
Intersegment Elimination — International	(11,871)	(13,815)	(10,994)
Total Upstream	45,742	63,293	43,992
Downstream
United States	83,567	91,824	57,209
International	78,058	87,741	58,098
Subtotal	161,625	179,565	115,307
Intersegment Elimination — United States	(8,793)	(5,529)	(2,296)
Intersegment Elimination — International	(1,794)	(1,728)	(1,521)
Total Downstream	151,038	172,308	111,490
All Other
United States	595	515	506
International	2	3	2
Subtotal	597	518	508
Intersegment Elimination — United States	(462)	(400)	(382)
Intersegment Elimination — International	(2)	(2)	(2)
Total All Other	133	116	124
Sales and Other Operating Revenues
United States	124,277	143,161	86,934
International	121,865	143,900	99,021
Subtotal	246,142	287,061	185,955
Intersegment Elimination — United States	(35,562)	(35,799)	(17,832)
Intersegment Elimination — International	(13,667)	(15,545)	(12,517)
Total Sales and Other Operating Revenues	$196,913	$235,717	$155,606
*	Other than the United States, no other country accounted for 10 percent or more of the company’s Sales and Other Operating Revenues.

Segment Income Taxes Segment income tax expense for the years 2023, 2022 and 2021 is as follows:

	Year ended December 31
	2023	2022	2021
Upstream
United States	$1,141	$3,678	$1,934
International	5,733	9,055	4,192
Total Upstream	6,874	12,733	6,126
Downstream
United States	1,109	1,515	547
International	519	280	203
Total Downstream	1,628	1,795	750
All Other	(329)	(462)	(926)
Total Income Tax Expense (Benefit)	$8,173	$14,066	$5,950

Other Segment Information Additional information for the segmentation of major equity affiliates is contained in Note 15 Investments and Advances. Information related to properties, plant and equipment by segment is contained in Note 18 Properties, Plant and Equipment.

80

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Note 15

Investments and Advances

Equity in earnings, together with investments in and advances to companies accounted for using the equity method and other investments accounted for at or below cost, is shown in the following table. For certain equity affiliates, Chevron pays its share of some income taxes directly. For such affiliates, the equity in earnings does not include these taxes, which are reported on the Consolidated Statement of Income as “Income tax expense.”

	Investments and Advances At December 31		Equity in Earnings Year ended December 31
	2023	2022	2023	2022	2021
Upstream
Tengizchevroil	$26,954	$26,534	$3,375	$4,386	$2,831
Caspian Pipeline Consortium	797	761	158	128	155
Angola LNG Limited	1,762	1,963	513	1,857	336
Other	2,106	1,938	(161)	255	187
Total Upstream	31,619	31,196	3,885	6,626	3,509
Downstream
Chevron Phillips Chemical Company LLC	7,765	6,843	608	867	1,842
GS Caltex Corporation	4,309	4,288	437	874	85
Other	2,426	2,288	210	224	220
Total Downstream	14,500	13,419	1,255	1,965	2,147
All Other
Other	(6)	(5)	(9)	(6)	1
Total equity method	$46,113	$44,610	$5,131	$8,585	$5,657
Other non-equity method investments	699	628
Total investments and advances	$46,812	$45,238
Total United States	$10,985	$9,855	$340	$975	$1,889
Total International	$35,827	$35,383	$4,791	$7,610	$3,768

Descriptions of major equity affiliates and non-equity investments, including significant differences between the company’s carrying value of its investments and its underlying equity in the net assets of the affiliates, are as follows:

Tengizchevroil Chevron has a 50 percent equity ownership interest in Tengizchevroil (TCO), which operates the Tengiz and Korolev crude oil fields in Kazakhstan. At December 31, 2023, the company’s carrying value of its investment in TCO was about $80 higher than the amount of underlying equity in TCO’s net assets. This difference results from Chevron acquiring a portion of its interest in TCO at a value greater than the underlying book value for that portion of TCO’s net assets. Included in the investment is a loan to TCO to fund the development of the FGP/WPMP with a principal balance of $4,500.

Caspian Pipeline Consortium Chevron has a 15 percent interest in the Caspian Pipeline Consortium, which provides the critical export route for crude oil from both TCO and Karachaganak.

Angola LNG Limited Chevron has a 36.4 percent interest in Angola LNG Limited, which processes and liquefies natural gas produced in Angola for delivery to international markets.

Chevron Phillips Chemical Company LLC Chevron owns 50 percent of Chevron Phillips Chemical Company LLC. Included in the investment balance is a loan with a principal balance of $387 to fund a portion of the Golden Triangle Polymers Project in Orange, Texas, in which Chevron Phillips Chemical Company LLC owns 51 percent.

GS Caltex Corporation Chevron owns 50 percent of GS Caltex Corporation, a joint venture with GS Energy in South Korea. The joint venture imports, produces and markets petroleum products, petrochemicals and lubricants.

Other Information “Sales and other operating revenues” on the Consolidated Statement of Income includes $13,623, $16,286 and $10,796 with affiliated companies for 2023, 2022 and 2021, respectively. “Purchased crude oil and products” includes $7,404, $10,171 and $5,778 with affiliated companies for 2023, 2022 and 2021, respectively.

“Accounts and notes receivable” on the Consolidated Balance Sheet includes $1,480 and $907 due from affiliated companies at December 31, 2023 and 2022, respectively. “Accounts payable” includes $591 and $709 due to affiliated companies at December 31, 2023 and 2022, respectively.

81

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

The following table provides summarized financial information on a 100 percent basis for all equity affiliates as well as Chevron’s total share, which includes Chevron’s net loans to affiliates of $4,494, $4,278 and $4,704 at December 31, 2023, 2022 and 2021, respectively.

	Affiliates			Chevron Share
Year ended December 31	2023	2022	2021	2023	2022	2021
Total revenues	$49,306	$100,184	$71,241	$23,217	$48,323	$34,359
Income before income tax expense*	15,304	23,811	15,175	7,209	10,876	6,984
Net income attributable to affiliates	11,618	19,077	12,598	5,485	8,595	5,670
At December 31
Current assets	$22,772	$26,632	$21,871	$10,110	$11,671	$9,267
Noncurrent assets	105,965	101,557	100,235	48,753	46,428	44,360
Current liabilities	14,085	16,319	17,275	6,698	7,708	7,492
Noncurrent liabilities	23,797	22,943	24,219	6,342	5,980	5,982
Total affiliates’ net equity	$90,855	$88,927	$80,612	$45,823	$44,411	$40,153
*

Chevron’s net income attributable to affiliates is recorded in the company’s before-tax consolidated earnings in accordance with U.S. Generally Accepted Accounting Principles. The total income tax expense recorded by the company’s equity affiliates in 2023 was $3,686, with Chevron’s share being $1,724.

Note 16

Litigation

Ecuador

In 2003, Chevron was sued in Ecuador for environmental harm allegedly caused by an oil consortium formerly operated by a Texaco subsidiary. The Ecuadorian trial court entered judgment against Chevron, and Ecuador’s highest Constitutional Court affirmed the judgment for approximately $9.5 billion. In 2017, Chevron obtained a final court ruling in the United States determining that the Ecuadorian judgment had been procured through fraud, bribery, and corruption, and prohibiting the Ecuadorian plaintiffs and their cohorts from seeking to enforce the Ecuadorian judgment in the United States or profiting from their illegal acts. The Ecuadorian plaintiffs sought to have the Ecuadorian judgment recognized and enforced in Canada, Brazil, and Argentina, but all of those actions were dismissed in Chevron’s favor.

In 2009, Chevron filed an arbitration claim against Ecuador before an arbitral tribunal administered by the Permanent Court of Arbitration in The Hague, under the United States-Ecuador Bilateral Investment Treaty. In 2018, the tribunal ruled in Chevron’s favor, finding that the Ecuadorian judgment was procured through fraud, bribery, and corruption and was based on environmental claims that Ecuador had already settled and released. The tribunal ruled that the Ecuadorian judgment “violates international public policy” and “should not be recognized or enforced by the courts of other States,” and ordered Ecuador to remove the judgment’s status of enforceability and to compensate Chevron for its injuries in an amount to be established separately by the tribunal. Ecuador’s requests to have a Dutch court set aside the tribunal’s award were denied, and the Dutch Supreme Court affirmed such denial in a final ruling in favor of Chevron in November 2023.

Management continues to believe that the Ecuadorian judgment is illegitimate and unenforceable and will vigorously defend against any further attempts to have it recognized or enforced.

82

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Climate Change

Governmental and other entities in various jurisdictions across the United States have brought legal proceedings against fossil fuel producing companies, including Chevron entities, purporting to seek legal and equitable relief to address alleged impacts of climate change. Chevron entities are or were among the codefendants in 29 separate lawsuits filed by various U.S. cities and counties, four U.S. states, the District of Columbia, two Native American tribes, and a trade group in both federal and state courts.1 One of the city lawsuits was dismissed on the merits and two suits, including one of the county lawsuits and the case brought by the trade association, were voluntarily dismissed by the plaintiffs. The lawsuits have asserted various causes of action, including public nuisance, private nuisance, failure to warn, fraud, conspiracy to commit fraud, design defect, product defect, trespass, negligence, impairment of public trust, equitable relief for pollution, impairment and destruction of natural resources, unjust enrichment, violations of consumer protection statutes, violations of unfair competition statutes, violations of a federal antitrust statute, and violations of federal and state RICO statutes, based upon, among other things, the company’s production of oil and gas products and alleged misrepresentations or omissions relating to climate change risks associated with those products. Further such proceedings are likely to be brought by other parties. While defendants have sought to remove cases filed in state court to federal court, most of those cases have been remanded to state court and the U.S. Supreme Court has denied petitions for writ of certiorari on jurisdictional questions to date. The unprecedented legal theories set forth in these proceedings include claims for damages (both compensatory and punitive), injunctive and other forms of equitable relief, including without limitation abatement, contribution to abatement funds, disgorgement of profits and equitable relief for pollution, impairment and destruction of natural resources, civil penalties and liability for fees and costs of suits. Due to the unprecedented nature of the suits, the company is unable to estimate any range of possible liability, but given the uncertainty of litigation there can be no assurance that the cases will not have a material adverse effect on the company’s results of operations and financial condition. Management believes that these proceedings are legally and factually meritless and detract from constructive efforts to address the important policy issues presented by climate change and will vigorously defend against such proceedings.

1 The cases are: Bayamon v. Exxon Mobil Corp., et al., No. 22-cv-1550 (D.P.R.); City of Annapolis v. BP P.L.C., et al., No. C-02-CV-21-000250 (Md. Cir. Ct.); County of Anne Arundel v. BP P.L.C., et al., No. C-02-CV-21-000565 (Md. Cir. Ct.); Mayor and City Council of Baltimore v. BP P.L.C., et al., No. 24-C-18-004219 (Md. Cir. Ct.); People ex rel. Bonta v. Exxon Mobil Corp., et al., No. CGC-23-609134 (Cal. Super. Ct.); City of Charleston v. Brabham Oil Co., et al., No. 20-CP-10-3975 (S.C. Ct. of Common Pleas); District of Columbia v. Exxon Mobil Corp., et al., No. 2020-CA-002892-B (D.C. Super. Ct.); Delaware ex rel. Jennings v. BP America Inc., et al., No. N20C-09-097 (Del.Super. Ct.); City of Hoboken v. Exxon Mobil Corp., et al., No. HUD-L-003179-20 (N.J. Super. Ct.); City and County of Honolulu, et al. v. Sunoco LP, et al., No. 1CCV-20-0000380 (Haw. Cir. Ct.); City of Imperial Beach v. Chevron Corp., et al., No. C17-01227 (Cal. Super. Ct.); King County v. BP P.L.C., et al., No. 18-2-11859-0 (Wash. Super. Ct.) (voluntarily dismissed); Makah Indian Tribe v. Exxon Mobil Corp., et al., No. 23-25216-1-SEA (Wash. Super. Ct.); County of Marin v. Chevron Corp., et al., No. 17-cv-02586 (Cal. Super. Ct.); County of Maui v. Sunoco LP, et al., No. 2CCV-20-0000283 (Haw. Cir. Ct.); County of Multnomah v. Exxon Mobil Corp., et al., No. 23-cv-25164 (Or. Cir. Ct.); Municipality of San Juan, Puerto Rico v. Exxon Mobil Corp., et al., No. 23-cv-01608 (D.P.R.); City of Oakland v. BP p.l.c., et al., No. RG17875889 (Cal. Super. Ct.); Platkin, et al. v. Exxon Mobil Corp., et al., No. MER-L-001797-22 (N.J. Super. Ct.); City of New York v. Chevron Corp., et al., No. 18-cv-00182 (S.D.N.Y.) (dismissed on the merits); Pacific Coast Federation of Fishermen’s Associations v. Chevron Corp., et al., No. CGC-18-571285 (Cal. Super. Ct.) (voluntarily dismissed); State of Rhode Island v. Chevron Corp., et al., No. PC-2018-4716 (R.I. Super. Ct.); City of Richmond v. Chevron Corp., et al., No. C18-00055 (Cal. Super. Ct.); City of San Francisco v. BP P.L.C., et al., No. CGC-17-561370 (Cal. Super. Ct.); County of San Mateo v. Chevron Corp., et al., No. 17-CIV-03222 (Cal. Super. Ct.); City of Santa Cruz v. Chevron Corp., et al., No. 17-cv-03243 (Cal. Super. Ct.); County of Santa Cruz v. Chevron Corp., et al., No. 17-cv-03242 (Cal. Super. Ct.); Shoalwater Bay Indian Tribe v. Exxon Mobil Corp., et al., No. 23-2-25215-2-SEA (Wash. Super. Ct.); City of Chicago v. BP p.l.c., et al., No. 2024-CH-01024 (Ill. Cir. Ct.).

83

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Louisiana

Seven coastal parishes and the State of Louisiana have filed lawsuits in Louisiana against numerous oil and gas companies seeking damages for coastal erosion in or near oil fields located within Louisiana’s coastal zone under Louisiana’s State and Local Coastal Resources Management Act (SLCRMA). Chevron entities are defendants in 39 of these cases.2 The lawsuits allege that the defendants’ historical operations were conducted without necessary permits or failed to comply with permits obtained and seek damages and other relief, including the costs of restoring coastal wetlands allegedly impacted by oil field operations. Further such proceedings may be filed by other parties. The Supreme Court denied a petition for writ of certiorari on jurisdictional questions impacting certain of these cases, and those cases have been or will be remanded to Louisiana state court. Federal jurisdictional questions are still being decided for the remaining cases in the United States Court of Appeals for the Fifth Circuit. A case has been set for trial in the United States District Court for the Eastern District of Louisiana and is scheduled to begin in October 2024. Due to the unprecedented nature of the suits, the company is unable to estimate any range of possible liability, but given the uncertainty of litigation there can be no assurance that the cases will not have a material adverse effect on the company’s results of operations and financial condition. Management believes that the claims lack legal and factual merit and will continue to vigorously defend against such proceedings.

2 The cases are: Jefferson Parish v. Atlantic Richfield Company, et al., No. 732-768 (24th Jud. Dist. Ct., Jefferson Par.); Jefferson Parish v. Chevron U.S.A. Holdings, Inc., et al., No. 732-769 (24th Jud. Dist. Ct., Jefferson Par.); Jefferson Parish v. Destin Operating Company, Inc., et al., No. 732-770 (24th Jud. Dist. Ct., Jefferson Par.); Jefferson Parish v. Canlan Oil Company, et al., No. 732-771 (24th Jud. Dist. Ct., Jefferson Par.); Jefferson Parish v. Anadarko E&P Onshore LLC, et al., No. 732-772 (24th Jud. Dist. Ct., Jefferson Par.); Jefferson Parish v. ExxonMobil Corporation, et al., No. 732-774 (24th Jud. Dist. Ct., Jefferson Par.); Jefferson Parish v. Equitable Petroleum Corporation, et al., No. 732-775 (24th Jud. Dist. Ct., Jefferson Par.); Plaquemines Parish v. ConocoPhillips Co., et al., No. 60-982 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. HHE Energy Co., et al., No. 60-983 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Exchange Oil & Gas Corp., et al., No. 60-984 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. LLOG Exploration & Production Co., et al., No. 60-985 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Equitable Petroleum Corporation, et al., No. 60-986 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. June Energy, et al., No. 60-987 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Linder Oil Company, et al., No. 60-988 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Riverwood Production Company, et al., No. 60-989 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Helis Oil & Gas Company, et al., No. 60-990 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Northcoast Oil Company, et al., No. 60-992 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Goodrich Petroleum Company, L.L.C., et al., No. 60-994 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Devon Energy Production Company, L.P., et al., No. 60-995 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Rozel Operating Co., et al., No. 60-996 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Palm Energy Offshore, L.L.C., et al., No. 60-997 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Great Southern Oil & Gas Company, Inc., et al., No. 60-998 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Hilcorp Energy Company, et al., No. 60-999 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Apache Oil Corporation, et al., No. 61-000 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. Campbell Energy Corporation, et al., No. 61-001 (25th Jud. Dist. Ct., Plaquemines Par.); Plaquemines Parish v. TotalPetrochemicals & Refining USA, Inc., et al., No. 61-002 (25th Jud. Dist. Ct., Plaquemines Par.); Cameron Parish v. Alpine Exploration Companies, Inc., et al., No. 10-19580 (38th Jud. Dist. Ct., Cameron Par.); Cameron Parish v. Anadarko E&P Onshore, LLC, et al., No. 10-19578 (38th Jud. Dist. Ct., Cameron Par.); Cameron Parish v. Apache Corporation (of Delaware), et al., No. 10-19579 (38th Jud. Dist. Ct., Cameron Par.); Cameron Parish v. Auster Oil & Gas, Inc., et al., No. 10-19582 (38th Jud. Dist. Ct., Cameron Par.); Cameron Parish v. Ballard Exploration Company, Inc., et al., No. 10-19574 (38th Jud. Dist. Ct., Cameron Par.); Cameron Parish v. Bay Coquille, Inc., et al., No. 10-19581 (38th Jud. Dist. Ct., Cameron Par.); Cameron Parish v. BEPCO, LP, et al., No. 10-19572 (38th Jud. Dist. Ct., Cameron Par.); Cameron Parish v. BP America Production Company, et al., No. 10-19576 (38th Jud. Dist. Ct., Cameron Par.); Cameron Parish v. Brammer Engineering, Inc., et al., No. 10-19573 (38th Jud. Dist. Ct., Cameron Par.); Cameron Parish v. Burlington Resources, et al., No. 10-19575 (38th Jud. Dist. Ct., Cameron Par.); Stutes v. Gulfport Energy Corporation, et al., No. 102,146 (15th Jud. Dist. Ct., Vermilion Par.); St. Bernard Parish v. Atlantic Richfield, et al., No. 16-1228 (34th Jud. Dist. Ct. St., Bernard Par.); City of New Orleans v. Apache Louisiana Mins, LLC, et al., No. 19-cv-08290, (E.D. La.).

84

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Note 17

Taxes

Income Taxes	Year ended December 31
	2023	2022	2021
Income tax expense (benefit)
U.S. federal
Current	$895	$1,723	$174
Deferred	666	2,240	1,004
State and local
Current	211	482	222
Deferred	1	39	202
Total United States	1,773	4,484	1,602
International
Current	6,745	9,738	4,854
Deferred	(345)	(156)	(506)
Total International	6,400	9,582	4,348
Total income tax expense (benefit)	$8,173	$14,066	$5,950

The reconciliation between the U.S. statutory federal income tax rate and the company’s effective income tax rate is detailed in the following table:

	Year ended December 31
	2023	2022	2021
Income (loss) before income taxes
United States	$8,565	$21,005	$9,674
International	21,019	28,669	11,965
Total income (loss) before income taxes	29,584	49,674	21,639
Theoretical tax (at U.S. statutory rate of 21%)	6,213	10,432	4,544
Equity affiliate accounting effect	(1,072)	(1,678)	(890)
Effect of income taxes from international operations	3,001	5,041	2,692
State and local taxes on income, net of U.S. federal income tax benefit	252	508	216
Prior year tax adjustments, claims and settlements [1]	(32)	(90)	362
Tax credits	(20)	(6)	(173)
Other U.S. [1,2]	(169)	(141)	(801)
Total income tax expense (benefit)	$8,173	$14,066	$5,950

Effective income tax rate [3]	27.6%	28.3%	27.5%
[1]	Includes one-time tax costs (benefits) associated with changes in uncertain tax positions.
[2]	Includes one-time tax costs (benefits) associated with changes in valuation allowances (2023 - $(84); 2022 - $(36); 2021 - $(624)).
[3]

The company’s effective tax rate is reflective of equity income reported on an after-tax basis as part of the “Total Income (Loss) Before Income Tax Expense,” in accordance with U.S. Generally Accepted Accounting Principles. Chevron’s share of its equity affiliates’ total income tax expense in 2023 was $1,724.

The 2023 decrease in income tax expense of $5,893 is a result of the year-over-year decrease in total income before income tax expense, which is primarily due to lower upstream realizations and downstream margins. The company’s effective tax rate changed from 28.3 percent in 2022 to 27.6 percent in 2023. The change in effective tax rate is mainly due to mix effects resulting from the absolute level of earnings or losses and whether they arose in higher or lower tax rate jurisdictions.

85

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

The company records its deferred taxes on a tax-jurisdiction basis. The reported deferred tax balances are composed of the following:

	At December 31
	2023	2022
Deferred tax liabilities
Properties, plant and equipment	$20,303	$18,295
Investments and other	4,263	4,492
Total deferred tax liabilities	24,566	22,787
Deferred tax assets
Foreign tax credits	(13,560)	(12,599)
Asset retirement obligations/environmental reserves	(4,543)	(4,518)
Employee benefits	(1,785)	(2,087)
Deferred credits	(268)	(446)
Tax loss carryforwards	(3,492)	(3,887)
Other accrued liabilities	(1,416)	(746)
Inventory	(126)	(219)
Operating leases	(1,479)	(1,134)
Miscellaneous	(3,652)	(4,057)
Total deferred tax assets	(30,321)	(29,693)
Deferred tax assets valuation allowance	20,416	19,532
Total deferred taxes, net	$14,661	$12,626

Deferred tax liabilities increased by $1,779 from year-end 2022, driven by an increase to properties, plant and equipment. Deferred tax assets increased by $628 from year-end 2022. This increase was primarily related to increases in foreign tax credits and other accrued liabilities, partially offset by decreases in tax loss carryforwards and employee benefits.

The overall valuation allowance relates to deferred tax assets for U.S. foreign tax credit carryforwards, tax loss carryforwards and temporary differences. The valuation allowance reduces the deferred tax assets to amounts that are, in management’s assessment, more likely than not to be realized. At the end of 2023, the company had gross tax loss carryforwards of approximately $9,600 and tax credit carryforwards of approximately $260, primarily related to various international tax jurisdictions. Whereas some of these tax loss carryforwards do not have an expiration date, others expire at various times from 2024 through 2042. U.S. foreign tax credit carryforwards of $13,560 will expire between 2024 and 2033.

At December 31, 2023 and 2022, deferred taxes were classified on the Consolidated Balance Sheet as follows:

	At December 31
	2023	2022
Deferred charges and other assets	$(4,169)	$(4,505)
Noncurrent deferred income taxes	18,830	17,131
Total deferred income taxes, net	$14,661	$12,626

Income taxes, including U.S. state and foreign withholding taxes, are not accrued for unremitted earnings of international operations that have been or are intended to be reinvested indefinitely, or where no taxable temporary differences exist that are attributable to unremitted earnings from an investment in a foreign entity. The indefinite reinvestment assertion continues to apply for the purpose of determining deferred tax liabilities for U.S. state and foreign withholding tax purposes. It is not practicable to estimate the amount of state and foreign withholding taxes that might be payable on the possible remittance of earnings that are intended to be reinvested indefinitely. The company does not anticipate incurring significant additional taxes on remittances of earnings that are not indefinitely reinvested.

Uncertain Income Tax Positions The company recognizes a tax benefit in the financial statements for an uncertain tax position only if management’s assessment is that the position is more likely than not (i.e., a likelihood greater than 50 percent) to be allowed by the tax jurisdiction based solely on the technical merits of the position. The term “tax position” in the accounting standards for income taxes refers to a position in a previously filed tax return or a position expected to be taken in a future tax return that is reflected in measuring current or deferred income tax assets and liabilities for interim or annual periods.

The following table indicates the changes to the company’s unrecognized tax benefits for the years ended December 31, 2023, 2022 and 2021. The term “unrecognized tax benefits” in the accounting standards for income taxes refers to the

86

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

differences between a tax position taken or expected to be taken in a tax return and the benefit measured and recognized in the financial statements. Interest and penalties are not included.

	2023	2022	2021
Balance at January 1	$5,323	$5,288	$5,018
Foreign currency effects	(27)	(2)	(1)
Additions based on tax positions taken in current year	248	30	194
Additions for tax positions taken in prior years	265	234	218
Reductions based on tax positions taken in current year	(104)	—	—
Reductions for tax positions taken in prior years	(251)	(117)	(36)
Settlements with taxing authorities in current year	(2)	(110)	(18)
Reductions as a result of a lapse of the applicable statute of limitations	—	—	(87)
Balance at December 31	$5,452	$5,323	$5,288

Approximately 79 percent of the $5,452 of unrecognized tax benefits at December 31, 2023, would have an impact on the effective tax rate if subsequently recognized. Certain of these unrecognized tax benefits relate to tax carryforwards that may require a full valuation allowance at the time of any such recognition.

The company and its subsidiaries are subject to income taxation and audits throughout the world. With certain exceptions, income tax examinations are completed through 2016 for the United States and 2007 for other major jurisdictions.

The company engages in ongoing discussions with tax authorities regarding the resolution of tax matters in the various jurisdictions. Both the outcome of these tax matters and the timing of resolution and/or closure of the tax audits are highly uncertain. Given the number of years that still remain subject to examination and the number of matters being examined in the various tax jurisdictions, the company is unable to estimate the range of possible adjustments to the balance of unrecognized tax benefits.

On the Consolidated Statement of Income, the company reports interest and penalties related to liabilities for uncertain tax positions as “Income Tax Expense (Benefit).” As of December 31, 2023, accrued expense of $229 for anticipated interest and penalties was included on the Consolidated Balance Sheet, compared with accrued benefit of $112 as of year-end 2022. Income tax expense (benefit) associated with interest and penalties was $124, $152 and $19 in 2023, 2022 and 2021, respectively.

Taxes Other Than on Income	Year ended December 31
	2023	2022	2021
United States
Import duties and other levies	$(9)	$10	$7
Property and other miscellaneous taxes	818	609	552
Payroll taxes	286	248	302
Taxes on production	801	989	628
Total United States	1,896	1,856	1,489
International
Import duties and other levies	72	63	49
Property and other miscellaneous taxes	2,004	1,789	2,174
Payroll taxes	121	122	113
Taxes on production	127	202	138
Total International	2,324	2,176	2,474
Total taxes other than on income	$4,220	$4,032	$3,963

87

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Note 18

Properties, Plant and Equipment1

	At December 31						Year ended December 31
	Gross Investment at Cost			Net Investment			Additions at Cost[2]			Depreciation Expense[3]
	2023	2022	2021	2023	2022	2021	2023	2022	2021	2023	2022	2021
Upstream
United States	$117,955	$96,590	$93,393	$50,390	$37,031	$36,027	$20,408	$6,461	$4,520	$7,666	$5,012	$5,675
International	183,996	188,556	202,757	84,561	88,549	94,770	4,130	2,599	2,349	8,109	9,830	10,824
Total Upstream	301,951	285,146	296,150	134,951	125,580	130,797	24,538	9,060	6,869	15,775	14,842	16,499
Downstream
United States	31,192	29,802	26,888	13,521	12,827	10,766	1,623	2,742	543	931	913	833
International	8,401	8,281	8,134	3,122	3,226	3,300	237	246	234	301	311	296
Total Downstream	39,593	38,083	35,022	16,643	16,053	14,066	1,860	2,988	777	1,232	1,224	1,129
All Other
United States	4,390	4,402	4,729	1,991	1,931	2,078	311	230	143	313	247	290
International	147	154	144	34	27	20	15	12	7	6	6	7
Total All Other	4,537	4,556	4,873	2,025	1,958	2,098	326	242	150	319	253	297
Total United States	153,537	130,794	125,010	65,902	51,789	48,871	22,342	9,433	5,206	8,910	6,172	6,798
Total International	192,544	196,991	211,035	87,717	91,802	98,090	4,382	2,857	2,590	8,416	10,147	11,127
Total	$346,081	$327,785	$336,045	$153,619	$143,591	$146,961	$26,724	$12,290	$7,796	$17,326	$16,319	$17,925
[1]

Other than the United States and Australia, no other country accounted for 10 percent or more of the company’s net properties, plant and equipment (PP&E) in 2023. Australia had PP&E of $41,409, $44,012 and $46,687 in 2023, 2022 and 2021, respectively. Gross Investment at Cost and Additions at Cost for 2023 each include $10,487 associated with the PDC acquisition.

[2]	Net of dry hole expense related to prior years’ expenditures of $110, $177 and $35 in 2023, 2022 and 2021, respectively.
[3]

Depreciation expense includes accretion expense of $593, $560 and $616 in 2023, 2022 and 2021, respectively, and impairments and write-offs of $2,180, $950 and $414 in 2023, 2022 and 2021, respectively.

Note 19

Short-Term Debt

	At December 31
	2023	2022
Commercial paper	$—	$—
Notes payable to banks and others with originating terms of one year or less	469	328
Current maturities of long-term debt*	1,667	2,699
Current maturities of long-term finance leases	60	45
Redeemable long-term obligations	2,876	2,942
Subtotal	5,072	6,014
Reclassified to long-term debt	(4,543)	(4,050)
Total short-term debt	$529	$1,964
*	Inclusive of unamortized premiums of $17 at December 31, 2023 and $5 at December 31, 2022.

Redeemable long-term obligations consist primarily of tax-exempt variable-rate put bonds that are included as current liabilities because they become redeemable at the option of the bondholders during the year following the balance sheet date.

The company may periodically enter into interest rate swaps on a portion of its short-term debt. At December 31, 2023, the company had no interest rate swaps on short-term debt.

At December 31, 2023, the company had $8,050 in 364-day committed credit facilities with various major banks that enable the refinancing of short-term obligations on a long-term basis. The credit facilities allow the company to convert any amounts outstanding into a term loan for a period of up to one year. This supports commercial paper borrowing and can also be used for general corporate purposes. The company’s practice has been to continually replace expiring commitments with new commitments on substantially the same terms, maintaining levels management believes appropriate. Any borrowings under the facility would be unsecured indebtedness at interest rates based on the Secured Overnight Financing Rate (SOFR), or an average of base lending rates published by specified banks and on terms reflecting the company’s strong credit rating. No borrowings were outstanding under this facility at December 31, 2023.

The company classified $4,543 and $4,050 of short-term debt as long-term at December 31, 2023 and 2022, respectively. Settlement of these obligations is not expected to require the use of working capital within one year, and the company has both the intent and the ability, as evidenced by committed credit facilities, to refinance them on a long-term basis.

88

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Note 20

Long-Term Debt

Total long-term debt including finance lease liabilities at December 31, 2023, was $20,307. The company’s long-term debt outstanding at year-end 2023 and 2022 was as follows:

			At December 31
			2023	2022
	Weighted Average Interest Rate (%)[1]	Range of Interest Rates (%)[2]	Principal	Principal
Notes due 2024	3.291	2.895 - 3.900	$1,650	$1,650
Notes due 2025	1.724	0.687 - 3.326	4,000	4,000
Notes due 2026		2.954	2,250	2,250
Notes due 2027	2.379	1.018 - 8.000	2,000	2,000
Notes due 2028		3.850	600	600
Notes due 2029		3.250	500	500
Notes due 2030		2.236	1,500	1,500
Debentures due 2031		8.625	102	102
Debentures due 2032	8.416	8.000 - 8.625	183	183
Notes due 2040		2.978	293	293
Notes due 2041		6.000	397	397
Notes due 2043		5.250	330	330
Notes due 2044		5.050	222	222
Notes due 2047		4.950	187	187
Notes due 2049		4.200	237	237
Notes due 2050	2.763	2.343 - 3.078	1,750	1,750
Debentures due 2097		7.250	60	60
Bank loans due 2023		-	—	91
Medium-term notes, maturing from 2023 to 2038	6.599	5.331 - 7.840	20	23
Notes due 2023			—	2,600
Total including debt due within one year			16,281	18,975
Debt due within one year			(1,650)	(2,694)
Fair market value adjustment for debt acquired in the Noble acquisition			578	664
Reclassified from short-term debt			4,543	4,050
Unamortized discounts and debt issuance costs			(19)	(23)
Finance lease liabilities[3]			574	403
Total long-term debt			$20,307	$21,375
[1]	Weighted-average interest rate at December 31, 2023.
[2]	Range of interest rates at December 31, 2023.
[3]	For details on finance lease liabilities, see Note 5 Lease Commitments .

Long-term debt excluding finance lease liabilities with a principal balance of $16,281 matures as follows: 2024 – $1,650; 2025 – $4,000; 2026 – $2,250; 2027 – $2,000; 2028 – $600; and after 2028 – $5,781.

During the third quarter of 2023, the company assumed $1.5 billion of debt in conjunction with the PDC acquisition, including balances outstanding under the revolving credit facility, PDC’s 6.125% notes due 2024 (2024 notes) and PDC’s 5.75% notes due 2026 (2026 notes). The outstanding balances under the revolving credit facility and the 2024 notes were repaid during third quarter 2023. The company also irrevocably deposited sufficient U.S. Treasury securities with U.S. Bank Trust Company, N.A., as trustee, to fund the redemption of the 2026 notes, resulting in the indenture being satisfied and discharged.

See Note 9 Fair Value Measurements for information concerning the fair value of the company’s long-term debt.

Note 21

Accounting for Suspended Exploratory Wells

The company continues to capitalize exploratory well costs after the completion of drilling when the well has found a sufficient quantity of reserves to justify completion as a producing well, and the business unit is making sufficient progress assessing the reserves and the economic and operating viability of the project. If either condition is not met or if the company obtains information that raises substantial doubt about the economic or operational viability of the project, the exploratory well would be assumed to be impaired, and its costs, net of any salvage value, would be charged to expense.

89

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

The following table indicates the changes to the company’s suspended exploratory well costs for the three years ended December 31, 2023:

	2023	2022	2021
Beginning balance at January 1	$1,627	$2,109	$2,512
Additions to capitalized exploratory well costs pending the determination of proved reserves	88	72	56
Reclassifications to wells, facilities and equipment based on the determination of proved reserves	—	(481)	(425)
Capitalized exploratory well costs charged to expense	(67)	(73)	(34)
Ending balance at December 31	$1,648	$1,627	$2,109

The following table provides an aging of capitalized well costs and the number of projects for which exploratory well costs have been capitalized for a period greater than one year since the completion of drilling:

		At December 31
	2023	2022	2021
Exploratory well costs capitalized for a period of one year or less	$78	$73	$65
Exploratory well costs capitalized for a period greater than one year	1,570	1,554	2,044
Balance at December 31	$1,648	$1,627	$2,109
Number of projects with exploratory well costs that have been capitalized for a period greater than one year*	13	12	15
*	Certain projects have multiple wells or fields or both.

Of the $1,570 of exploratory well costs capitalized for more than one year at December 31, 2023, $844 is related to seven projects that had drilling activities underway or firmly planned for the near future. The $726 balance is related to six projects in areas requiring a major capital expenditure before production could begin and for which additional drilling efforts were not underway or firmly planned for the near future. Additional drilling was not deemed necessary because the presence of hydrocarbons had already been established, and other activities were in process to enable a future decision on project development.

The projects for the $726 referenced above had the following activities associated with assessing the reserves and the projects’ economic viability: (a) $311 (four projects) – undergoing front-end engineering and design with final investment decision expected within four years; (b) $415 (two projects) – development alternatives under review. While progress was being made on all 13 projects, the decision on the recognition of proved reserves under SEC rules in some cases may not occur for several years because of the complexity, scale and negotiations associated with the projects. Approximately three-quarters of these decisions are expected to occur in the next five years.

The $1,570 of suspended well costs capitalized for a period greater than one year as of December 31, 2023, represents 71 exploratory wells in 13 projects. The tables below contain the aging of these costs on a well and project basis:

Aging based on drilling completion date of individual wells:	Amount	Number of wells
2000-2009	$263	14
2010-2014	1,121	49
2015-2022	186	8
Total	$1,570	71

Aging based on drilling completion date of last suspended well in project:	Amount	Number of projects
2008-2012	$292	2
2013-2016	1,082	6
2017-2023	196	5
Total	$1,570	13

Note 22

Stock Options and Other Share-Based Compensation

Compensation expense for stock options for 2023, 2022 and 2021 was $85 ($65 after tax), $60 ($46 after tax) and $60 ($47 after tax), respectively. In addition, compensation expense for stock appreciation rights, restricted stock, performance shares and restricted stock units resulted in a net benefit of $(100) ($(76) after tax) for 2023, primarily as a result of reductions in the fair value of outstanding liability-classified performance shares that are remeasured each reporting period. Compensation expense for stock appreciation rights, restricted stock, performance shares and restricted stock units was $1,013 ($770 after tax) and $701 ($554 after tax) for 2022 and 2021, respectively. No significant stock-based compensation cost was capitalized at December 31, 2023, or December 31, 2022.

90

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Cash received in payment for option exercises under all share-based payment arrangements for 2023, 2022 and 2021 was $263, $5,835 and $1,274, respectively. Actual tax benefits realized for the tax deductions from option exercises were $20, $216 and $(15) for 2023, 2022 and 2021, respectively.

Cash paid to settle performance shares, restricted stock units and stock appreciation rights was $566, $556 and $163 for 2023, 2022 and 2021, respectively.

On May 25, 2022, stockholders approved the Chevron 2022 Long-Term Incentive Plan (2022 LTIP). Awards under the 2022 LTIP may take the form of, but are not limited to, stock options, restricted stock, restricted stock units, stock appreciation rights, performance shares and non-stock grants. From May 2022 through May 2032, no more than 104 million shares may be issued under the 2022 LTIP. For awards issued on or after May 25, 2022, no more than 48 million of those shares may be issued in the form of full value awards such as share-settled restricted stock, share-settled restricted stock units and other share-settled awards that do not require full payment in cash or property for shares underlying such awards by the award recipient. For the major types of awards issued before January 1, 2017, the contractual terms vary between three years for the performance shares and restricted stock units, and 10 years for the stock options and stock appreciation rights. For awards issued after January 1, 2017, contractual terms vary between three years for the performance shares and special restricted stock units, five years for standard restricted stock units and 10 years for the stock options and stock appreciation rights. Commencing for grants issued in January 2023 and after, standard restricted stock units vest ratably on an annual basis over a three-year period. Forfeitures of performance shares, restricted stock units, and stock appreciation rights are recognized as they occur. Forfeitures of stock options are estimated using historical forfeiture data dating back to 1990.

Fair Value and Assumptions The fair market values of stock options and stock appreciation rights granted in 2023, 2022 and 2021 were measured on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

		Year ended December 31
	2023	2022	2021
Expected term in years[1]	6.4	6.9	6.8
Volatility[2]	32.5%	31.3%	31.1%
Risk-free interest rate based on zero coupon U.S. treasury note	3.43%	1.79%	0.71%
Dividend yield	3.5%	5.0%	6.0%
Weighted-average fair value per option granted	$45.82	$23.56	$12.22
[1]	Expected term is based on historical exercise and post-vesting cancellation data.
[2]	Volatility rate is based on historical stock prices over an appropriate period, generally equal to the expected term.

A summary of option activity during 2023 is presented below:

	Shares (Thousands)	Weighted-Average Exercise Price	Averaged Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding at January 1, 2023	25,265	$ 114.61
Granted	2,122	$ 179.08
Exercised	(2,538)	$ 104.30
Forfeited	(474)	$ 246.61
Outstanding at December 31, 2023	24,375	$ 118.72	5.14	$ 934
Exercisable at December 31, 2023	18,438	$ 113.38	4.11	$ 791

The total intrinsic value (i.e., the difference between the exercise price and the market price) of options exercised during 2023, 2022 and 2021 was $167, $2,369 and $152, respectively. During this period, the company continued its practice of issuing treasury shares upon exercise of these awards.

As of December 31, 2023, there was $181 of total unrecognized before-tax compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted-average period of 1.9 years.

At January 1, 2023, the number of LTIP performance shares outstanding was equivalent to 4,753,266 shares. During 2023, 1,291,262 performance shares were granted, 1,521,636 shares vested with cash proceeds distributed to recipients and 103,582 shares were forfeited. At December 31, 2023, there were 4,419,310 performance shares outstanding that are payable in cash. The fair value of the liability recorded for these instruments was $360 and was measured largely using the Monte Carlo simulation method.

91

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

At January 1, 2023, the number of restricted stock units outstanding was equivalent to 4,287,826 shares. During 2023, 1,739,120 restricted stock units were granted, 866,494 units vested with cash proceeds distributed to recipients and 100,210 units were forfeited. At December 31, 2023, there were 5,060,242 restricted stock units outstanding, of which 3,905,243 are payable in cash and 1,154,999 are payable in shares. The fair value of the liability recorded for the vested portion of these instruments payable in cash was $457, valued at the stock price as of December 31, 2023. In addition, outstanding stock appreciation rights that were granted under the LTIP totaled 652,493 equivalent shares as of December 31, 2023. The fair value of the liability recorded for the vested portion of these instruments was $32.

Note 23

Employee Benefit Plans

The company has defined benefit pension plans for many employees. The company typically prefunds defined benefit plans as required by local regulations or in certain situations where prefunding provides economic advantages. In the United States, all qualified plans are subject to the Employee Retirement Income Security Act (ERISA) minimum funding standard. The company does not typically fund U.S. nonqualified pension plans that are not subject to funding requirements under laws and regulations because contributions to these pension plans may be less economic and investment returns may be less attractive than the company’s other investment alternatives.

The company also sponsors other postretirement benefit (OPEB) plans that provide medical and dental benefits, as well as life insurance for some active and qualifying retired employees. The plans are unfunded, and the company and retirees share the costs. For the company’s main U.S. medical plan, the increase to the pre-Medicare company contribution for retiree medical coverage is limited to no more than 4 percent each year. Certain life insurance benefits are paid by the company.

The company recognizes the overfunded or underfunded status of each of its defined benefit pension and OPEB plans as an asset or liability on the Consolidated Balance Sheet.

The funded status of the company’s pension and OPEB plans for 2023 and 2022 follows:

	Pension Benefits
	2023		2022		Other Benefits
	U.S.	Int’l.	U.S.	Int’l.	2023	2022
Change in Benefit Obligation
Benefit obligation at January 1	$9,713	$3,354	$12,966	$5,351	$1,938	$2,489
Service cost	342	58	432	83	33	43
Interest cost	448	193	318	137	97	60
Plan participants’ contributions	—	3	—	3	63	62
Plan amendments	—	28	40	38	—	18
Actuarial (gain) loss	603	17	(2,753)	(1,559)	103	(509)
Foreign currency exchange rate changes	—	180	—	(423)	5	(5)
Benefits paid	(714)	(218)	(1,290)	(276)	(222)	(220)
Divestitures/Acquisitions	—	(14)	—	—	—	—
Curtailment	—	2	—	—	—	—
Special termination costs	—	2	—	—	—	—
Benefit obligation at December 31	10,392	3,605	9,713	3,354	2,017	1,938
Change in Plan Assets
Fair value of plan assets at January 1	7,942	3,286	9,919	4,950	—	—
Actual return on plan assets	889	46	(1,851)	(1,096)	—	—
Foreign currency exchange rate changes	—	181	—	(453)	—	—
Employer contributions	1,020	100	1,164	158	159	158
Plan participants’ contributions	—	3	—	3	63	62
Benefits paid	(714)	(218)	(1,290)	(276)	(222)	(220)
Fair value of plan assets at December 31	9,137	3,398	7,942	3,286	—	—
Funded status at December 31	$(1,255)	$(207)	$(1,771)	$(68)	$(2,017)	$(1,938)

92

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Amounts recognized on the Consolidated Balance Sheet for the company’s pension and OPEB plans at December 31, 2023 and 2022, include:

	Pension Benefits
	2023		2022		Other Benefits
	U.S.	Int’l.	U.S.	Int’l.	2023	2022
Deferred charges and other assets	$31	$703	$26	$759	$—	$—
Accrued liabilities	(145)	(73)	(210)	(62)	(154)	(152)
Noncurrent employee benefit plans	(1,141)	(837)	(1,587)	(765)	(1,863)	(1,786)
Net amount recognized at December 31	$(1,255)	$(207)	$(1,771)	$(68)	$(2,017)	$(1,938)

For the year ended December 31, 2023, the increase in benefit obligations was primarily due to actuarial losses caused by lower discount rates used to value the obligations. For the year ended December 31, 2022, the decrease in benefit obligations was primarily due to actuarial gains caused by higher discount rates used to value the obligations and benefit payments paid to retirees in 2022.

Amounts recognized on a before-tax basis in “Accumulated other comprehensive loss” for the company’s pension and OPEB plans were $3,792 and $3,446 at the end of 2023 and 2022, respectively. These amounts consisted of:

	Pension Benefits
	2023		2022		Other Benefits
	U.S.	Int’l.	U.S.	Int’l.	2023	2022
Net actuarial loss	$3,161	$823	$3,147	$659	$(266)	$(392)
Prior service (credit) costs	37	126	40	107	(89)	(115)
Total recognized at December 31	$3,198	$949	$3,187	$766	$(355)	$(507)

The accumulated benefit obligations for all U.S. and international pension plans were $9,284 and $3,378, respectively, at December 31, 2023, and $8,595 and $3,084, respectively, at December 31, 2022.

Information for U.S. and international pension plans with an accumulated benefit obligation in excess of plan assets at December 31, 2023 and 2022, was:

	Pension Benefits
	2023		2022
	U.S.	Int’l.	U.S.	Int’l.
Projected benefit obligations	$1,203	$913	$1,322	$828
Accumulated benefit obligations	1,108	773	1,135	671
Fair value of plan assets	—	4	—	3

The components of net periodic benefit cost and amounts recognized in the Consolidated Statement of Comprehensive Income for 2023, 2022 and 2021 are shown in the table below:

93

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

	Pension Benefits
	2023		2022		2021		Other Benefits
	U.S.	Int’l.	U.S.	Int’l.	U.S.	Int’l.	2023	2022	2021
Net Periodic Benefit Cost
Service cost	$342	$58	$432	$83	$450	$123	$33	$43	$43
Interest cost	448	193	318	137	235	137	97	60	53
Expected return on plan assets	(557)	(204)	(624)	(176)	(596)	(171)	—	—	—
Amortization of prior service costs (credits)	4	8	2	6	2	8	(25)	(27)	(27)
Recognized actuarial losses	199	8	218	15	309	46	(19)	13	16
Settlement losses	56	—	363	(6)	672	7	—	—	—
Curtailment losses (gains)	—	2	—	(5)	—	(1)	—	—	—
Special termination benefits	—	2	—	—	—	—	—	—	—
Acquisition/Divestiture losses (gains)	—	(2)	—	—	—	—	—	—	—
Total net periodic benefit cost	492	65	709	54	1,072	149	86	89	85
Changes Recognized in Comprehensive Income
Net actuarial (gain) loss during period	270	172	(279)	(257)	(725)	(408)	108	(514)	(111)
Amortization of actuarial loss	(255)	(8)	(581)	(5)	(981)	(73)	19	(13)	(15)
Prior service (credits) costs during period	—	28	40	38	—	—	1	18	—
Amortization of prior service (costs) credits	(4)	(8)	(2)	(6)	(2)	(11)	25	27	27
Total changes recognized in other comprehensive income	11	184	(822)	(230)	(1,708)	(492)	153	(482)	(99)
Recognized in Net Periodic Benefit Cost and Other Comprehensive Income	$503	$249	$(113)	$(176)	$(636)	$(343)	$239	$(393)	$(14)

Assumptions The following weighted-average assumptions were used to determine benefit obligations and net periodic benefit costs for years ended December 31:

Pension Benefits
	2023		2022		2021			Other Benefits
	U.S.	Int’l.	U.S.	Int’l.	U.S.	Int’l.	2023	2022	2021
Assumptions used to determine benefit obligations:
Discount rate	5.0%	5.5%	5.2%	5.8%	2.8%	2.8%	5.1%	5.3%	2.9%
Rate of compensation increase	4.5%	3.9%	4.5%	4.2%	4.5%	4.1%	N/A	N/A	N/A
Assumptions used to determine net periodic benefit cost:
Discount rate for service cost	5.2%	5.8%	3.6%	2.8%	3.0%	2.4%	5.4%	3.1%	3.0%
Discount rate for interest cost	5.0%	5.8%	2.8%	2.8%	1.9%	2.4%	5.2%	2.4%	2.1%
Expected return on plan assets	7.0%	6.1%	6.6%	3.9%	6.5%	3.5%	N/A	N/A	N/A
Rate of compensation increase	4.5%	4.2%	4.5%	4.1%	4.5%	4.0%	N/A	N/A	N/A

Expected Return on Plan Assets The company’s estimated long-term rates of return on pension assets are driven primarily by actual historical asset-class returns, an assessment of expected future performance, advice from external actuarial firms and the incorporation of specific asset-class risk factors. Asset allocations are periodically updated using pension plan asset/liability studies, and the company’s estimated long-term rates of return are consistent with these studies. For 2023, the company used an expected long-term rate of return of 7.0 percent for U.S. pension plan assets, which account for 71 percent of the company’s pension plan assets at the beginning of the year.

The market-related value of assets of the main U.S. pension plan used in the determination of pension expense was based on the market values in the three months preceding the year-end measurement date. Management considers the three-month time period long enough to minimize the effects of distortions from day-to-day market volatility and still be contemporaneous to the end of the year. For other plans, market value of assets as of year-end is used in calculating the pension expense.

Discount Rate The discount rate assumptions used to determine the U.S. and international pension and OPEB plan obligations and expense reflect the rate at which benefits could be effectively settled, and are equal to the equivalent single rate resulting from yield curve analysis. This analysis considered the projected benefit payments specific to the company’s plans and the yields on high-quality bonds. The projected cash flows were discounted to the valuation date using the yield curve for the main U.S. pension and OPEB plans. The effective discount rates derived from this analysis were 5.0 percent, 5.2 percent, and 2.8 percent for 2023, 2022, and 2021, respectively, for both the main U.S. pension and OPEB plans.

94

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Other Benefit Assumptions For the measurement of accumulated postretirement benefit obligation at December 31, 2023, for the main U.S. OPEB plan, the assumed health care cost-trend rates start with 8.4 percent in 2024 and gradually decline to 4.5 percent for 2033 and beyond. For this measurement at December 31, 2022, the assumed health care cost-trend rates started with 6.6 percent in 2023 and gradually declined to 4.5 percent for 2032 and beyond.

Plan Assets and Investment Strategy

The fair value measurements of the company’s pension plans for 2023 and 2022 are as follows:

	U.S.					Int’l.
	Total	Level 1	Level 2	Level 3	NAV	Total	Level 1	Level 2	Level 3	NAV
At December 31, 2022
Equities
U.S.[1]	$1,358	$1,358	$—	$—	$—	$164	$164	$—	$—	$—
International	946	946	—	—	—	120	120	—	—	—
Collective Trusts/Mutual Funds[2]	1,695	4	—	—	1,691	87	6	—	—	81
Fixed Income
Government	110	—	110	—	—	185	127	58	—	—
Corporate	680	—	680	—	—	343	15	328	—	—
Bank Loans	45	—	45	—	—	—	—	—	—	—
Mortgage/Asset Backed	1	—	1	—	—	4	—	4	—	—
Collective Trusts/Mutual Funds[2]	1,616	—	—	—	1,616	1,750	—	—	—	1,750
Mixed Funds[3]	—	—	—	—	—	87	14	73	—	—
Real Estate[4]	1,184	—	—	—	1,184	198	—	—	38	160
Alternative Investments	—	—	—	—	—	—	—	—	—	—
Cash and Cash Equivalents	200	25	—	—	175	80	69	2	—	9
Other[5]	107	37	15	54	1	268	—	18	85	165
Total at December 31, 2022	$7,942	$2,370	$851	$54	$4,667	$3,286	$515	$483	$123	$2,165
At December 31, 2023
Equities
U.S.[1]	$1,691	$1,689	$1	$1	$—	$188	$188	$—	$—	$—
International	1,128	1,128	—	—	—	124	124	—	—	—
Collective Trusts/Mutual Funds[2]	1,269	4	—	—	1,265	95	6	—	—	89
Fixed Income
Government	82	—	82	—	—	172	101	71	—	—
Corporate	964	—	964	—	—	431	4	427	—	—
Bank Loans	5	—	5	—	—	—	—	—	—	—
Mortgage/Asset Backed	1	—	1	—	—	5	—	5	—	—
Collective Trusts/Mutual Funds[2]	2,293	—	—	—	2,293	1,819	—	—	—	1,819
Mixed Funds[3]	—	—	—	—	—	85	8	77	—	—
Real Estate[4]	1,087	—	—	—	1,087	147	—	24	—	123
Alternative Investments	—	—	—	—	—	9	—	9	—	—
Cash and Cash Equivalents	548	12	—	—	536	81	74	1	—	6
Other[5]	69	(2)	14	56	1	242	—	11	81	150
Total at December 31, 2023	$9,137	$2,831	$1,067	$57	$5,182	$3,398	$505	$625	$81	$2,187
[1]	There were no investments in the company’s common stock at December 31, 2023 or December 31, 2022.
[2]	Collective Trusts/Mutual Funds for U.S. plans are entirely index funds; for International plans, they are mostly unit trust and index funds.
[3]	Mixed funds are composed of funds that invest in both equity and fixed-income instruments in order to diversify and lower risk.
[4]	The year-end valuations of the U.S. real estate assets are based on third-party appraisals that occur at least once a year for each property in the portfolio.
[5]

The “Other” asset class includes net payables for securities purchased but not yet settled (Level 1); dividends and interest- and tax-related receivables (Level 2); insurance contracts (Level 3); and investments in private-equity limited partnerships (NAV).

95

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

The effects of fair value measurements using significant unobservable inputs on changes in Level 3 plan assets are outlined below:

	Equity
	U.S.	International	Real Estate	Other	Total
Total at December 31, 2021	$—	$1	$42	$161	$204
Actual Return on Plan Assets:
Assets held at the reporting date	—	(1)	—	(18)	(19)
Assets sold during the period	—	—	(4)	—	(4)
Purchases, Sales and Settlements	—	—	—	(4)	(4)
Transfers in and/or out of Level 3	—	—	—	—	—
Total at December 31, 2022	$—	$—	$38	$139	$177
Actual Return on Plan Assets:
Assets held at the reporting date	1	—	5	—	6
Assets sold during the period	—	—	—	(2)	(2)
Purchases, Sales and Settlements	—	—	—	—	—
Transfers in and/or out of Level 3	—	—	(43)	—	(43)
Total at December 31, 2023	$1	$—	$—	$137	$138

The primary investment objectives of the pension plans are to achieve the highest rate of total return within prudent levels of risk and liquidity, to diversify and mitigate potential downside risk associated with the investments, and to provide adequate liquidity for benefit payments and portfolio management.

The company’s U.S. and U.K. pension plans comprise 95 percent of the total pension assets. Both the U.S. and U.K. plans have an Investment Committee that regularly meets during the year to review the asset holdings and their returns. To assess the plans’ investment performance, long-term asset allocation policy benchmarks have been established.

For the primary U.S. pension plan, the company’s Investment Committee has established the following approved asset allocation ranges: Equities 35–65 percent, Fixed Income 25–45 percent, Real Estate 5–25 percent, Alternative Investments 0–5 percent and Cash 0–15 percent. For the U.K. pension plan, the U.K. Board of Trustees has established the following asset allocation guidelines: Equities 5–15 percent, Fixed Income 63–93 percent, Real Estate 5–15 percent, and Cash 0–7 percent. The other significant international pension plans also have established maximum and minimum asset allocation ranges that vary by plan. Actual asset allocation within approved ranges is based on a variety of factors, including market conditions and liquidity constraints. To mitigate concentration and other risks, assets are invested across multiple asset classes with active investment managers and passive index funds.

The company does not prefund its OPEB obligations.

Cash Contributions and Benefit Payments In 2023, the company contributed $1,020 and $100 to its U.S. and international pension plans, respectively. In 2024, the company expects contributions to be approximately $750 to its U.S. plans and $100 to its international pension plans. Actual contribution amounts are dependent upon investment returns, changes in pension obligations, regulatory environments, tax law changes and other economic factors. Additional funding may ultimately be required if investment returns are insufficient to offset increases in plan obligations.

The company anticipates paying OPEB benefits of approximately $150 in 2024; $159 was paid in 2023.

The following benefit payments, which include estimated future service, are expected to be paid by the company in the next 10 years:

	Pension Benefits		Other
	U.S.	Int’l.	Benefits
2024	$886	$216	$154
2025	912	210	151
2026	904	222	149
2027	901	228	147
2028	877	240	146
2029-2033	4,248	1,266	716

Employee Savings Investment Plan Eligible employees of Chevron and certain of its subsidiaries participate in the Chevron Employee Savings Investment Plan (ESIP). Compensation expense for the ESIP totaled $320, $283 and $252 in 2023, 2022 and 2021, respectively.

96

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Benefit Plan Trusts Prior to its acquisition by Chevron, Texaco established a benefit plan trust for funding obligations under some of its benefit plans. At year-end 2023, the trust contained 14.2 million shares of Chevron treasury stock. The trust will sell the shares or use the dividends from the shares to pay benefits only to the extent that the company does not pay such benefits. The company intends to continue to pay its obligations under the benefit plans. The trustee will vote the shares held in the trust as instructed by the trust’s beneficiaries. The shares held in the trust are not considered outstanding for earnings-per-share purposes until distributed or sold by the trust in payment of benefit obligations.

Employee Incentive Plans The Chevron Incentive Plan is an annual cash bonus plan for eligible employees that links awards to corporate and individual performance in the prior year. Charges to expense for cash bonuses were $809, $1,169 and $1,165 in 2023, 2022 and 2021, respectively. Chevron also has the LTIP for officers and other regular salaried employees of the company and its subsidiaries who hold positions of significant responsibility. Awards under the LTIP consist of stock options and other share-based compensation that are described in Note 22 Stock Options and Other Share-Based Compensation .

Note 24

Other Contingencies and Commitments

Income Taxes The company calculates its income tax expense and liabilities quarterly. These liabilities generally are subject to audit and are not finalized with the individual taxing authorities until several years after the end of the annual period for which income taxes have been calculated. Refer to Note 17 Taxes for a discussion of the periods for which tax returns have been audited for the company’s major tax jurisdictions and a discussion for all tax jurisdictions of the differences between the amount of tax benefits recognized in the financial statements and the amount taken or expected to be taken in a tax return.

Settlement of open tax years, as well as other tax issues in countries where the company conducts its businesses, are not expected to have a material effect on the consolidated financial position or liquidity of the company and, in the opinion of management, adequate provisions have been made for all years under examination or subject to future examination.

Guarantees The company has one guarantee to an equity affiliate totaling $135. This guarantee is associated with certain payments under a terminal use agreement entered into by an equity affiliate. Over the approximate 4-year remaining term of this guarantee, the maximum guarantee amount will be reduced as certain fees are paid by the affiliate. There are numerous cross-indemnity agreements with the affiliate and the other partners to permit recovery of amounts paid under the guarantee. Chevron has recorded no liability for this guarantee.

Indemnifications The company often includes standard indemnification provisions in its arrangements with its partners, suppliers and vendors in the ordinary course of business, the terms of which range in duration and sometimes are not limited. The company may be obligated to indemnify such parties for losses or claims suffered or incurred in connection with its service or other claims made against such parties.

Long-Term Unconditional Purchase Obligations and Commitments, Including Throughput and Take-or-Pay Agreements The company and its subsidiaries have certain contingent liabilities with respect to long-term unconditional purchase obligations and commitments, including throughput and take-or-pay agreements, some of which may relate to suppliers’ financing arrangements. The agreements typically provide goods and services, such as pipeline and storage capacity, utilities, and petroleum products, to be used or sold in the ordinary course of the company’s business. The aggregate amounts of required payments under throughput and take-or-pay agreements are: 2024 – $909; 2025 – $1,086; 2026 – $1,141; 2027 – $1,193; 2028 – $1,183; after 2028 – $7,553. The aggregate amount of required payments for other unconditional purchase obligations are: 2024 – $589; 2025 – $451; 2026 – $484; 2027 – $604; 2028 – $273; after 2028 – $1,078. A portion of these commitments may ultimately be shared with project partners. Total payments under the agreements were $1,420 in 2023, $1,866 in 2022 and $861 in 2021.

Environmental The company is subject to loss contingencies pursuant to laws, regulations, private claims and legal proceedings related to environmental matters that are subject to legal settlements or that in the future may require the company to take action to correct or ameliorate the effects on the environment of prior release of chemicals or petroleum substances by the company or other parties. Such contingencies may exist for various operating, closed and divested sites, including, but not limited to, U.S. federal Superfund sites and analogous sites under state laws, refineries, chemical plants, marketing facilities, crude oil fields, and mining sites.

97

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Although the company has provided for known environmental obligations that are probable and reasonably estimable, it is likely that the company will continue to incur additional liabilities. The amount of additional future costs are not fully determinable due to such factors as the unknown magnitude of possible contamination, the unknown timing and extent of the corrective actions that may be required, the determination of the company’s liability in proportion to other responsible parties, and the extent to which such costs are recoverable from third parties. These future costs may be material to results of operations in the period in which they are recognized, but the company does not expect these costs will have a material effect on its consolidated financial position or liquidity.

Chevron’s environmental reserve as of December 31, 2023, was $936. Included in this balance was $232 related to remediation activities at sites for which the company had been identified as a potentially responsible party under the provisions of the U.S. federal Superfund law which provide for joint and several liability for all responsible parties. Any future actions by regulatory agencies to require Chevron to assume other potentially responsible parties’ costs at designated hazardous waste sites are not expected to have a material effect on the company’s results of operations, consolidated financial position or liquidity.

Of the remaining year-end 2023 environmental reserves balance of $704, $389 is related to the company’s U.S. downstream operations, $55 to its international downstream operations, and $260 to its upstream operations. Liabilities at all sites were primarily associated with the company’s plans and activities to remediate soil or groundwater contamination or both.

The company manages environmental liabilities under specific sets of regulatory requirements, which in the United States include the Resource Conservation and Recovery Act and various state and local regulations. No single remediation site at year-end 2023 had a recorded liability that was material to the company’s results of operations, consolidated financial position or liquidity.

Refer to Note 25 Asset Retirement Obligations for a discussion of the company’s asset retirement obligations.

Other Contingencies Chevron receives claims from and submits claims to customers; trading partners; joint venture partners; U.S. federal, state and local regulatory bodies; governments; contractors; insurers; suppliers; and individuals. The amounts of these claims, individually and in the aggregate, may be significant and take lengthy periods to resolve, and may result in gains or losses in future periods.

The company and its affiliates also continue to review and analyze their operations and may close, retire, sell, exchange, acquire or restructure assets to achieve operational or strategic benefits and to improve competitiveness and profitability. These activities, individually or together, may result in significant gains or losses in future periods.

In addition, some assets are sold along with their related liabilities and in certain instances, such transferred obligations have reverted and may in the future revert to the company and result in losses that could be significant. In fourth quarter 2023, the company recognized an after-tax loss of $1,950 related to abandonment and decommissioning obligations from previously sold oil and gas production assets in the U.S. Gulf of Mexico, as companies that purchased these assets have filed for protection under Chapter 11 of the U.S. Bankruptcy Code, and we believe it is now probable and estimable that a portion of these obligations will revert to the company.

Note 25

Asset Retirement Obligations

The company records the fair value of a liability for an asset retirement obligation (ARO) both as an asset and a liability when there is a legal obligation associated with the retirement of a tangible long-lived asset and the liability can be reasonably estimated. The legal obligation to perform the asset retirement activity is unconditional, even though uncertainty may exist about the timing and/or method of settlement that may be beyond the company’s control. This uncertainty about the timing and/or method of settlement is factored into the measurement of the liability when sufficient information exists to reasonably estimate fair value. Recognition of the ARO includes: (1) the present value of a liability and offsetting asset, (2) the subsequent accretion of that liability and depreciation of the asset, and (3) the periodic review of the ARO liability estimates and discount rates.

AROs are primarily recorded for the company’s crude oil and natural gas producing assets. No significant AROs associated with any legal obligations to retire downstream long-lived assets have been recognized, as indeterminate settlement dates for the asset retirements prevent estimation of the fair value of the associated ARO. The company performs periodic

98

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

reviews of its downstream long-lived assets for any changes in facts and circumstances that might require recognition of a retirement obligation.

The following table indicates the changes to the company’s before-tax asset retirement obligations in 2023, 2022 and 2021:

	2023	2022	2021
Balance at January 1	$12,701	$12,808	$13,616
Liabilities assumed in the PDC acquisition	220	—	—
Liabilities incurred	183	9	31
Liabilities settled	(1,565)	(1,281)	(1,887)
Accretion expense	593	560	616
Revisions in estimated cash flows	1,701	605	432
Balance at December 31	$13,833	$12,701	$12,808

In the table above, the amount associated with “Revisions in estimated cash flows” primarily reflects increased cost estimates and scope changes to decommission wells, equipment and facilities. The long-term portion of the $13,833 balance at the end of 2023 was $12,122.

Note 26

Revenue

Revenue from contracts with customers is presented in “Sales and other operating revenues” along with some activity that is accounted for outside the scope of Accounting Standard Codification (ASC) 606, which is not material to this line, on the Consolidated Statement of Income. Purchases and sales of inventory with the same counterparty that are entered into in contemplation of one another (including buy/sell arrangements) are combined and recorded on a net basis and reported in “Purchased crude oil and products” on the Consolidated Statement of Income. Refer to Note 14 Operating Segments and Geographic Data for additional information on the company’s segmentation of revenue.

Receivables related to revenue from contracts with customers are included in “Accounts and notes receivable” on the Consolidated Balance Sheet, net of the allowance for doubtful accounts. The net balance of these receivables was $13,641 and $14,219 at December 31, 2023 and 2022, respectively. Other items included in “Accounts and notes receivable” represent amounts due from partners for their share of joint venture operating and project costs and amounts due from others, primarily related to derivatives, leases, buy/sell arrangements and product exchanges, which are accounted for outside the scope of ASC 606.

Contract assets and related costs are reflected in “Prepaid expenses and other current assets” and contract liabilities are reflected in “Accrued liabilities” and “Deferred credits and other noncurrent obligations” on the Consolidated Balance Sheet. Amounts for these items are not material to the company’s financial position.

Note 27

Other Financial Information

Earnings in 2023 included after-tax gains of approximately $143 relating to the sale of certain properties. Of this amount, approximately $33 and $110 related to downstream and upstream, respectively. Earnings in 2022 included after-tax gains of approximately $390 relating to the sale of certain properties, of which approximately $90 and $300 related to downstream and upstream assets, respectively. Earnings in 2021 included after-tax gains of approximately $785 relating to the sale of certain properties, of which approximately $30 and $755 related to downstream and upstream assets, respectively.

Earnings in 2023 included after-tax charges of approximately $1,950 for abandonment and decommissioning obligations from previously sold oil and gas production assets in the U.S. Gulf of Mexico and $1,765 for upstream impairments, mainly in California, and several tax items with a net benefit of $655. Earnings in 2022 included after-tax charges of approximately $1,075 for impairments and other asset write-offs related to upstream, $600 for an early contract termination in upstream, and $271 for pension settlement costs. Earnings in 2021 included after-tax charges of approximately $519 for pension settlement costs, $260 for early retirement of debt, $120 relating to upstream remediation and $110 relating to downstream legal reserves.

99

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Other financial information is as follows:

	Year ended December 31
	2023	2022	2021
Total financing interest and debt costs	$617	$630	$775
Less: Capitalized interest	148	114	63
Interest and debt expense	$469	$516	$712
Research and development expenses	$320	$268	$268
Excess of replacement cost over the carrying value of inventories (LIFO method)	$6,455	$9,061	$5,588
LIFO profits (losses) on inventory drawdowns included in earnings	$14	$122	$35
Foreign currency effects*	$(224)	$669	$306
*	Includes $(11), $253 and $180 in 2023, 2022 and 2021, respectively, for the company’s share of equity affiliates’ foreign currency effects.

The company has $4,722 in goodwill on the Consolidated Balance Sheet, of which $4,370 is in the upstream segment primarily related to the 2005 acquisition of Unocal and $352 is in the downstream segment. The company tested this goodwill for impairment during 2023, and no impairment was required.

Note 28

Financial Instruments - Credit Losses

Chevron’s expected credit loss allowance balance was $641 and $1,009 at December 31, 2023 and December 31, 2022, respectively, with a majority of the allowance relating to non-trade receivable balances.

The majority of the company’s receivable balance is concentrated in trade receivables, with a balance of $17,640 at December 31, 2023, which reflects the company’s diversified sources of revenues and is dispersed across the company’s broad worldwide customer base. As a result, the company believes the concentration of credit risk is limited. The company routinely assesses the financial strength of its customers. When the financial strength of a customer is not considered sufficient, alternative risk mitigation measures may be deployed, including requiring prepayments, letters of credit or other acceptable forms of collateral. Once credit is extended and a receivable balance exists, the company applies a quantitative calculation to current trade receivable balances that reflects credit risk predictive analysis, including probability of default and loss given default, which takes into consideration current and forward-looking market data as well as the company’s historical loss data. This statistical approach becomes the basis of the company’s expected credit loss allowance for current trade receivables with payment terms that are typically short-term in nature, with most due in less than 90 days.

Chevron’s non-trade receivable balance was $3,864 at December 31, 2023, which includes receivables from certain governments in their capacity as joint venture partners. Joint venture partner balances that are paid as per contract terms or not yet due are subject to the statistical analysis described above while past due balances are subject to additional qualitative management quarterly review. This management review includes review of reasonable and supportable repayment forecasts. Non-trade receivables also include employee and tax receivables that are deemed immaterial and low risk. Loans to equity affiliates and non-equity investees are also considered non-trade and associated allowances of $219 and $560 at December 31, 2023 and December 31, 2022, respectively, are included within “Investments and advances” on the Consolidated Balance Sheet.

100

Notes to the Consolidated Financial Statements

Millions of dollars, except per-share amounts

Note 29

Acquisition of PDC Energy, Inc.

On August 7, 2023, the company acquired PDC Energy, Inc. (PDC), an independent exploration and production company with operations in the Denver-Julesburg Basin in Colorado and the Delaware Basin in west Texas.

The aggregate purchase price of PDC was $6,520, with approximately 41 million shares of Chevron common stock issued as consideration in the transaction. The shares represented approximately two percent of the shares of Chevron common stock outstanding immediately after the transaction closed on August 7, 2023.

The acquisition was accounted for as a business combination under ASC 805, which requires assets acquired and liabilities assumed to be measured at their acquisition date fair value. Provisional fair value measurements were made for acquired assets and liabilities, and adjustments to those measurements may be made in subsequent periods, up to one year from the date of acquisition, as information necessary to complete the analysis is obtained. Oil and gas properties were valued using a discounted cash flow approach that incorporated internally generated price assumptions and production profiles together with appropriate operating cost and development cost assumptions. Debt assumed in the acquisition was valued based on observable market prices for PDC’s debt. As a result of measuring the assets acquired and the liabilities assumed at fair value, there was no goodwill or bargain purchase recognized.

The following table summarizes the provisional fair values assigned to assets acquired and liabilities assumed:

At August 7, 2023
Current assets	$630
Properties, plant and equipment	10,487
Other assets	118
Total assets acquired	11,235
Current liabilities	1,376
Long-term debt	1,473
Deferred income tax	1,397
Other liabilities	469
Total liabilities assumed	4,715
Purchase Price	$6,520

Pro forma financial information is not disclosed as the acquisition was deemed not to have a material impact on the company’s results of operations.

Note 30

Agreement to Acquire Hess Corporation

On October 23, 2023, Chevron Corporation announced it had entered into a definitive agreement with Hess Corporation (Hess) to acquire all of its outstanding shares in an all-stock transaction, valued at approximately $53,000, pursuant to which Hess stockholders will receive 1.0250 shares of Chevron common stock for each Hess share. The transaction was unanimously approved by the Boards of Directors of both companies and is anticipated to close around the middle of 2024. The acquisition is subject to Hess stockholder approval. It is also subject to regulatory approvals and other closing conditions. See Item 1A. Risk Factors for a discussion of risks related to the Hess acquisition.

101

Supplemental Information on Oil and Gas Producing Activities - Unaudited

In accordance with FASB and SEC disclosure requirements for oil and gas producing activities, this section provides supplemental information on oil and gas exploration and producing activities of the company in seven separate tables. Tables I through IV provide historical cost information pertaining to costs incurred in exploration, property acquisitions and development, capitalized costs and results of operations. Tables V through VII present information on the company’s estimated net proved reserve quantities, standardized measure of estimated discounted future net cash flows related to

Table I - Costs Incurred in Exploration, Property Acquisitions and Development1

	Consolidated Companies							Affiliated Companies
Millions of dollars	U.S.	Other Americas	Africa	Asia	Australia	Europe	Total	TCO	Other
Year Ended December 31, 2023
Exploration
Wells	$280	$92	$36	$111	$11	$—	$530	$—	$—
Geological and geophysical	84	49	83	—	—	—	216	—	—
Other	50	104	57	15	32	4	262	—	—
Total exploration	414	245	176	126	43	4	1,008	—	—
Property acquisitions[2]
Proved - Other	10,123	—	—	—	—	—	10,123	—	—
Unproved - Other	504	1	—	3	—	—	508	—	—
Total property acquisitions	10,627	1	—	3	—	—	10,631	—	—
Development[3]	9,645	986	784	619	822	64	12,920	2,278	86
Total Costs Incurred[4]	$20,686	$1,232	$960	$748	$865	$68	$24,559	$2,278	$86
Year Ended December 31, 2022
Exploration
Wells	$239	$84	$78	$34	$4	$—	$439	$—	$—
Geological and geophysical	98	28	110	—	1	—	237	—	—
Other	53	72	75	30	27	2	259	—	—
Total exploration	390	184	263	64	32	2	935	—	—
Property acquisitions[2]
Proved - Other	18	—	63	13	—	—	94	—	—
Unproved - Other	104	78	73	—	—	—	255	—	—
Total property acquisitions	122	78	136	13	—	—	349	—	—
Development[3]	6,221	863	21	649	719	35	8,508	2,429	34
Total Costs Incurred[4]	$6,733	$1,125	$420	$726	$751	$37	$9,792	$2,429	$34
Year Ended December 31, 2021
Exploration
Wells	$184	$31	$5	$36	$—	$—	$256	$—	$—
Geological and geophysical	67	58	40	—	22	—	187	—	—
Other	80	80	39	14	25	1	239	—	—
Total exploration	331	169	84	50	47	1	682	—	—
Property acquisitions[2]
Proved - Other	98	—	15	53	—	—	166	—	—
Unproved - Other	13	16	—	—	—	—	29	—	—
Total property acquisitions	111	16	15	53	—	—	195	—	—
Development[3]	4,360	640	383	545	526	44	6,498	2,442	27
Total Costs Incurred[4]	$4,802	$825	$482	$648	$573	$45	$7,375	$2,442	$27

1

Includes costs incurred whether capitalized or expensed. Excludes general support equipment expenditures. Includes capitalized amounts related to asset retirement obligations. See Note 25 Asset Retirement Obligations.

2	Includes wells, equipment and facilities associated with proved reserves. Does not include properties acquired in nonmonetary transactions.

3	Includes $208, $186 and $298 of costs incurred on major capital projects prior to assignment of proved reserves for consolidated companies in 2023, 2022, and 2021, respectively.

4	Reconciliation of consolidated companies total cost incurred to Upstream Capex - $ billions:

	2023	2022	2021
Total cost incurred by Consolidated Companies	$24.6	$9.8	$7.4
PDC Energy, Inc. (PDC) acquisition	(10.5)	—	—
Expensed exploration costs	(0.5)	(0.5)	(0.4)	(Geological and geophysical and other exploration costs)
Non-oil and gas activities	1.4	0.6	0.2	(Primarily LNG and transportation activities)
ARO reduction/(build)	(1.3)	(0.3)	(0.4)

Upstream Capex	$13.7	$9.6	$6.8	Reference page 48 Upstream Capex

102

Supplemental Information on Oil and Gas Producing Activities - Unaudited

proved reserves, and changes in estimated discounted future net cash flows. The amounts for consolidated companies are organized by geographic areas including the United States, Other Americas, Africa, Asia, Australia/Oceania and Europe. Amounts for affiliated companies include Chevron’s equity interests in Tengizchevroil (TCO) in the Republic of Kazakhstan and in other affiliates, principally in Angola. Refer to Note 15 Investments and Advances for a discussion of the company’s major equity affiliates.

Table II - Capitalized Costs Related to Oil and Gas Producing Activities

	Consolidated Companies							Affiliated Companies
Millions of dollars	U.S.	Other Americas	Africa	Asia	Australia	Europe	Total	TCO	Other
At December 31, 2023
Unproved properties	$2,541	$1,666	$265	$536	$1,882	$—	$6,890	$108	$—
Proved properties and related producing assets	100,680	23,867	47,635	30,387	23,842	2,228	228,639	23,139	1,609
Support equipment	2,121	191	1,555	688	19,118	—	23,673	673	—
Deferred exploratory wells	—	73	205	178	1,119	74	1,649	—	—
Other uncompleted projects	10,872	734	1,271	1,121	1,469	52	15,519	15,438	130
Gross Capitalized Costs	116,214	26,531	50,931	32,910	47,430	2,354	276,370	39,358	1,739
Unproved properties valuation	168	1,214	183	533	5	—	2,103	77	—
Proved producing properties – Depreciation and depletion	65,055	14,009	39,921	18,941	12,082	834	150,842	10,279	866
Support equipment depreciation	1,295	155	1,202	529	5,478	—	8,659	478	—
Accumulated provisions	66,518	15,378	41,306	20,003	17,565	834	161,604	10,834	866
Net Capitalized Costs	$49,696	$11,153	$9,625	$12,907	$29,865	$1,520	$114,766	$28,524	$873
At December 31, 2022
Unproved properties	$2,541	$2,176	$265	$970	$1,987	$—	$7,939	$108	$—
Proved properties and related producing assets	83,525	22,867	46,950	31,179	22,926	2,186	209,633	15,793	1,552
Support equipment	2,146	194	1,543	696	19,107	—	23,686	646	—
Deferred exploratory wells	43	56	116	40	1,119	74	1,448	—	—
Other uncompleted projects	8,213	610	1,095	914	1,869	30	12,731	20,590	54
Gross Capitalized Costs	96,468	25,903	49,969	33,799	47,008	2,290	255,437	37,137	1,606
Unproved properties valuation	178	1,589	146	969	110	—	2,992	74	—
Proved producing properties – Depreciation and depletion	58,253	12,974	38,543	19,051	10,689	720	140,230	9,441	654
Support equipment depreciation	1,302	155	1,166	500	4,644	—	7,767	424	—
Accumulated provisions	59,733	14,718	39,855	20,520	15,443	720	150,989	9,939	654
Net Capitalized Costs	$36,735	$11,185	$10,114	$13,279	$31,565	$1,570	$104,448	$27,198	$952
At December 31, 2021
Unproved properties	$3,302	$2,382	$191	$982	$1,987	$—	$8,844	$108	$—
Proved properties and related producing assets	80,821	22,031	47,030	46,379	22,235	2,156	220,652	14,635	1,558
Support equipment	2,134	198	1,096	906	18,918	—	23,252	582	—
Deferred exploratory wells	328	121	196	246	1,144	74	2,109	—	—
Other uncompleted projects	6,581	431	1,096	903	1,586	24	10,621	19,382	31
Gross Capitalized Costs	93,166	25,163	49,609	49,416	45,870	2,254	265,478	34,707	1,589
Unproved properties valuation	289	1,536	131	855	110	—	2,921	70	—
Proved producing properties – Depreciation and depletion	55,064	11,745	37,657	33,300	8,920	602	147,288	8,461	514
Support equipment depreciation	1,681	155	778	623	3,724	—	6,961	362	—
Accumulated provisions	57,034	13,436	38,566	34,778	12,754	602	157,170	8,893	514
Net Capitalized Costs	$36,132	$11,727	$11,043	$14,638	$33,116	$1,652	$108,308	$25,814	$1,075

103

Supplemental Information on Oil and Gas Producing Activities - Unaudited

Table III - Results of Operations for Oil and Gas Producing Activities1

The company’s results of operations from oil and gas producing activities for the years 2023, 2022 and 2021 are shown in the following table. Net income (loss) from exploration and production activities as reported on page 79 reflects income taxes computed on an effective rate basis.

Income taxes in Table III are based on statutory tax rates, reflecting allowable deductions and tax credits. Interest income and expense are excluded from the results reported in Table III and from the upstream net income amounts on page 79.

	Consolidated Companies							Affiliated Companies
Millions of dollars	U.S.	Other Americas	Africa	Asia	Australia	Europe	Total	TCO	Other
Year Ended December 31, 2023
Revenues from net production
Sales	$6,658	$724	$515	$3,309	$6,780	$368	$18,354	$6,831	$891
Transfers	15,948	3,243	5,979	2,151	4,753	—	32,074	—	—
Total	22,606	3,967	6,494	5,460	11,533	368	50,428	6,831	891
Production expenses excluding taxes	(5,459)	(1,000)	(1,619)	(1,103)	(556)	(64)	(9,801)	(602)	(44)
Taxes other than on income	(1,222)	(69)	(142)	(27)	(256)	(4)	(1,720)	(675)	—
Proved producing properties:
Depreciation and depletion	(7,133)	(1,042)	(1,414)	(1,114)	(2,561)	(115)	(13,379)	(895)	(173)
Accretion expense[2]	(176)	(25)	(126)	(120)	(92)	(8)	(547)	(7)	(3)
Exploration expenses	(439)	(274)	(151)	(33)	(32)	(5)	(934)	—	—
Unproved properties valuation	(71)	(68)	(44)	—	—	—	(183)	—	—
Other income (loss)[3]	(2,673)	(69)	45	89	(52)	4	(2,656)	32	(185)
Results before income taxes	5,433	1,420	3,043	3,152	7,984	176	21,208	4,684	486
Income tax (expense) benefit	(1,195)	(389)	(832)	(1,576)	(2,776)	(196)	(6,964)	(1,408)	24
Results of Producing Operations	$4,238	$1,031	$2,211	$1,576	$5,208	$(20)	$14,244	$3,276	$510
Year Ended December 31, 2022
Revenues from net production
Sales	$9,656	$1,172	$2,192	$3,963	$7,302	$564	$24,849	$8,304	$2,080
Transfers	18,494	3,801	6,829	2,477	7,535	—	39,136	—	—
Total	28,150	4,973	9,021	6,440	14,837	564	63,985	8,304	2,080
Production expenses excluding taxes	(4,752)	(1,071)	(1,515)	(1,316)	(614)	(60)	(9,328)	(485)	(47)
Taxes other than on income	(1,286)	(85)	(170)	(52)	(352)	(4)	(1,949)	(933)	—
Proved producing properties:
Depreciation and depletion	(4,612)	(1,223)	(1,943)	(1,765)	(2,520)	(117)	(12,180)	(964)	(164)
Accretion expense[2]	(167)	(22)	(147)	(87)	(77)	(11)	(511)	(6)	(3)
Exploration expenses	(402)	(169)	(243)	(92)	(52)	(2)	(960)	—	—
Unproved properties valuation	(38)	(250)	(15)	(124)	—	—	(427)	—	—
Other income (loss)[3]	92	21	300	180	51	105	749	195	(27)
Results before income taxes	16,985	2,174	5,288	3,184	11,273	475	39,379	6,111	1,839
Income tax (expense) benefit	(3,736)	(670)	(3,114)	(1,742)	(3,185)	(193)	(12,640)	(1,835)	12
Results of Producing Operations	$13,249	$1,504	$2,174	$1,442	$8,088	$282	$26,739	$4,276	$1,851
[1]

The value of owned production consumed in operations as fuel has been eliminated from revenues and production expenses, and the related volumes have been deducted from net production in calculating the unit average sales price and production cost. This has no effect on the results of producing operations.

[2]	Represents accretion of ARO liability. Refer to Note 25 Asset Retirement Obligations.
[3]

Includes foreign currency gains and losses, gains and losses on property dispositions and other miscellaneous income and expenses. 2023 also includes a loss related to abandonment and decommissioning obligations from previously sold oil and gas production assets in the U.S. Gulf of Mexico.

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Table III - Results of Operations for Oil and Gas Producing Activities1, continued

	Consolidated Companies							Affiliated Companies
Millions of dollars	U.S.	Other Americas	Africa	Asia	Australia	Europe	Total	TCO	Other
Year Ended December 31, 2021
Revenues from net production
Sales	$6,708	$888	$1,283	$5,127	$3,725	$371	$18,102	$5,564	$868
Transfers	12,653	3,029	5,232	3,019	3,858	—	27,791	—	—
Total	19,361	3,917	6,515	8,146	7,583	371	45,893	5,564	868
Production expenses excluding taxes	(4,325)	(974)	(1,414)	(2,156)	(548)	(67)	(9,484)	(487)	(20)
Taxes other than on income	(928)	(73)	(88)	(15)	(260)	(4)	(1,368)	(359)	—
Proved producing properties:
Depreciation and depletion	(5,184)	(1,470)	(1,797)	(3,324)	(2,409)	(105)	(14,289)	(947)	(215)
Accretion expense[2]	(197)	(22)	(144)	(113)	(75)	(13)	(564)	(7)	(3)
Exploration expenses	(221)	(132)	(83)	(20)	(47)	(35)	(538)	—	—
Unproved properties valuation	(43)	(95)	(5)	—	—	—	(143)	—	—
Other income (loss)[3]	990	(33)	(72)	(124)	26	2	789	98	(332)
Results before income taxes	9,453	1,118	2,912	2,394	4,270	149	20,296	3,862	298
Income tax (expense) benefit	(2,108)	(318)	(1,239)	(1,326)	(1,314)	(38)	(6,343)	(1,161)	29
Results of Producing Operations	$7,345	$800	$1,673	$1,068	$2,956	$111	$13,953	$2,701	$327
[1]

The value of owned production consumed in operations as fuel has been eliminated from revenues and production expenses, and the related volumes have been deducted from net production in calculating the unit average sales price and production cost. This has no effect on the results of producing operations.

[2]	Represents accretion of ARO liability. Refer to Note 25 Asset Retirement Obligations.
[3]	Includes foreign currency gains and losses, gains and losses on property dispositions and other miscellaneous income and expenses.

Table IV - Results of Operations for Oil and Gas Producing Activities - Unit Prices and Costs1

	Consolidated Companies							Affiliated Companies
	U.S.	Other Americas	Africa	Asia	Australia	Europe	Total	TCO	Other
Year Ended December 31, 2023
Average sales prices
Crude, per barrel	$74.36	$72.85	$72.86	$70.05	$78.93	$83.00	$73.76	$66.44	$—
Natural gas liquids, per barrel	20.01	29.00	27.80	—	51.00	—	20.79	9.43	45.33
Natural gas, per thousand cubic feet	1.65	2.63	3.95	4.10	11.43	12.00	6.01	1.31	10.34
Average production costs, per barrel[2]	11.19	16.13	16.35	7.82	3.41	12.80	10.23	4.47	2.94
Year Ended December 31, 2022
Average sales prices
Crude, per barrel	$91.88	$90.04	$100.82	$85.64	$98.00	$102.00	$92.92	$85.71	$—
Natural gas liquids, per barrel	33.76	34.33	35.43	—	—	—	34.31	20.83	65.33
Natural gas, per thousand cubic feet	5.53	5.15	9.00	4.02	15.34	27.00	8.85	0.95	29.44
Average production costs, per barrel[2]	11.10	17.00	14.43	8.49	3.79	12.00	10.16	3.85	3.36
Year Ended December 31, 2021
Average sales prices
Crude, per barrel	$65.16	$62.84	$72.38	$63.71	$71.40	$69.20	$66.14	$58.31	$—
Natural gas liquids, per barrel	28.54	26.33	39.40	—	30.00	—	29.10	27.13	66.00
Natural gas, per thousand cubic feet	3.02	3.39	2.66	4.10	8.22	12.50	5.08	0.47	9.71
Average production costs, per barrel[2]	10.45	13.91	12.40	10.52	3.65	13.40	9.90	4.09	1.25
[1]

The value of owned production consumed in operations as fuel has been eliminated from revenues and production expenses, and the related volumes have been deducted from net production in calculating the unit average sales price and production cost. This has no effect on the results of producing operations.

[2]	Natural gas converted to oil-equivalent gas (OEG) barrels at a rate of 6 MCF = 1 OEG barrel.

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Table V Proved Reserve Quantity Information*

Summary of Net Oil and Gas Reserves

	2023				2022				2021
Liquids in Millions of Barrels Natural Gas in Billions of Cubic Feet	Crude Oil Condensate	Synthetic Oil	NGL	Natural Gas	Crude Oil Condensate	Synthetic Oil	NGL	Natural Gas	Crude Oil Condensate	Synthetic Oil	NGL	Natural Gas
Proved Developed
Consolidated Companies
U.S.	1,221	—	611	4,543	1,198	—	450	3,288	1,177	—	421	3,136
Other Americas	195	598	7	298	174	574	7	305	181	471	7	259
Africa	367	—	70	1,632	392	—	72	1,734	428	—	77	1,884
Asia	240	—	—	6,974	235	—	—	6,578	270	—	—	7,007
Australia	85	—	2	6,951	99	—	3	7,898	102	—	3	8,057
Europe	25	—	—	9	26	—	—	9	24	—	—	8
Total Consolidated	2,133	598	690	20,407	2,124	574	532	19,812	2,182	471	508	20,351

Affiliated Companies
TCO	478	—	67	1,062	515	—	52	895	555	—	52	1,059
Other	3	—	13	323	3	—	13	349	3	—	13	310
Total Consolidated and Affiliated Companies	2,614	598	770	21,792	2,642	574	597	21,056	2,740	471	573	21,720
Proved Undeveloped
Consolidated Companies
U.S.	721	—	413	3,139	875	—	435	3,543	887	—	391	2,749
Other Americas	129	—	8	276	121	—	10	240	107	—	8	196
Africa	78	—	27	625	62	—	25	756	52	—	28	912
Asia	61	—	—	1,419	58	—	—	1,959	52	—	—	466
Australia	22	—	—	2,444	22	—	—	2,444	32	—	—	3,627
Europe	28	—	—	8	32	—	—	11	38	—	—	13
Total Consolidated	1,039	—	448	7,911	1,170	—	470	8,953	1,168	—	427	7,963
Affiliated Companies
TCO	526	—	11	233	611	—	21	368	695	—	32	642
Other	—	—	—	445	—	—	—	487	1	—	6	583
Total Consolidated and Affiliated Companies	1,565	—	459	8,589	1,781	—	491	9,808	1,864	—	465	9,188
Total Proved Reserves	4,179	598	1,229	30,381	4,423	574	1,088	30,864	4,604	471	1,038	30,908
*

Reserve quantities include natural gas projected to be consumed in operations of 2,655, 2,737 and 2,505 billions of cubic feet and equivalent synthetic oil projected to be consumed in operations of 27, 28 and 17 millions of barrels as of December 31, 2023, 2022 and 2021, respectively.

Reserves Governance The company has adopted a comprehensive reserves and resources classification system modeled after a system developed and approved by a number of organizations, including the Society of Petroleum Engineers, the World Petroleum Congress and the American Association of Petroleum Geologists. The company classifies discovered recoverable hydrocarbons into six categories based on their status at the time of reporting – three deemed commercial and three potentially recoverable. Within the commercial classification are proved reserves and two categories of unproved reserves: probable and possible. The potentially recoverable categories are also referred to as contingent resources. For reserves estimates to be classified as proved, they must meet all SEC and company standards.

Proved oil and gas reserves are the estimated quantities that geoscience and engineering data demonstrate with reasonable certainty to be economically producible in the future from known reservoirs under existing economic conditions, operating methods and government regulations. Net proved reserves exclude royalties and interests owned by others and reflect contractual arrangements and royalty obligations in effect at the time of the estimate.

Proved reserves are classified as either developed or undeveloped. Proved developed reserves are the quantities expected to be recovered through existing wells with existing equipment and operating methods, or in which the cost of the required equipment is relatively minor compared to the cost of a new well. Proved undeveloped reserves are the quantities expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion.

Due to the inherent uncertainties and the limited nature of reservoir data, estimates of reserves are subject to change as additional information becomes available.

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Proved reserves are estimated by company asset teams composed of earth scientists and engineers. As part of the internal control process related to reserves estimation, the company maintains a Reserves Advisory Committee (RAC) that is chaired by the Manager of Global Reserves, an organization that is separate from the business units that estimate reserves. The Manager of Global Reserves has more than 30 years of experience working in the oil and gas industry and holds both undergraduate and graduate degrees in geoscience. His experience includes various technical and management roles in providing reserve and resource estimates in support of major capital and exploration projects, and more than 10 years of overseeing oil and gas reserves processes. He has been named a Distinguished Lecturer by the American Association of Petroleum Geologists and is an active member of the American Association of Petroleum Geologists, the SEPM Society of Sedimentary Geologists and the Society of Petroleum Engineers.

All RAC members are degreed professionals, each with more than 10 years of experience in various aspects of reserves estimation relating to reservoir engineering, petroleum engineering, earth science or finance. The members are knowledgeable in SEC guidelines for proved reserves classification and receive annual training on the preparation of reserves estimates.

The RAC has the following primary responsibilities: establish the policies and processes used within the business units to estimate reserves; provide independent reviews and oversight of the business units’ recommended reserves estimates and changes; confirm that proved reserves are recognized in accordance with SEC guidelines; determine that reserve quantities are calculated using consistent and appropriate standards, procedures and technology; and maintain the Chevron Corporation Reserves Manual, which provides standardized procedures used corporatewide for classifying and reporting hydrocarbon reserves.

During the year, the RAC is represented in meetings with each of the company’s business units to review and discuss reserve changes recommended by the various asset teams. Major changes are also reviewed with the company’s senior leadership team including the Chief Executive Officer and the Chief Financial Officer. The company’s annual reserves activity is also reviewed with the Board Audit Committee and the Board of Directors. If major changes to reserves were to occur between the annual reviews, those matters would also be discussed with the Board.

RAC sub-teams also conduct in-depth reviews during the year of many of the fields that have large proved reserves quantities. These reviews include an examination of the proved reserve records and documentation of their compliance with the Chevron Corporation Reserves Manual.

Technologies Used in Establishing Proved Reserves Additions In 2023, additions to Chevron’s proved reserves were based on a wide range of geologic and engineering technologies. Information generated from wells, such as well logs, wire line sampling, production and pressure testing, fluid analysis, and core analysis, was integrated with seismic data, regional geologic studies, and information from analogous reservoirs to provide “reasonably certain” proved reserves estimates. Both proprietary and commercially available analytic tools, including reservoir simulation, geologic modeling and seismic processing, have been used in the interpretation of the subsurface data. These technologies have been utilized extensively by the company in the past, and the company believes that they provide a high degree of confidence in establishing reliable and consistent reserves estimates.

Proved Undeveloped Reserves

Noteworthy changes in proved undeveloped reserves are shown in the table below and discussed below.

Proved Undeveloped Reserves (Millions of BOE)	2023
Quantity at January 1	3,907
Revisions	(481)
Improved recovery	—
Extension and discoveries	314
Purchases	312
Sales	—
Transfers to proved developed	(596)
Quantity at December 31	3,456

In 2023, revisions include a net decrease of 407 million BOE in the United States. Revisions in Midland and Delaware basins yielded a decrease of 275 million BOE mainly due to a decrease of 186 million BOE from portfolio optimization and a reduction of 74 million BOE from reservoir performance. Reduced development activities contributed to a net decrease of 114 million BOE in east Texas and California. In Kazakhstan, primarily at TCO, performance-driven reservoir model changes led to a net decrease of 107 million BOE to proved undeveloped reserves with a largely offsetting increase

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to proved developed reserves in existing wells. These reductions were partially offset by an increase of 49 million BOE in Israel mainly due to the final investment decision on a new gas pipeline project.

In 2023, extensions and discoveries of 258 million BOE in the United States were primarily due to planned development of new locations in shale and tight assets in the Midland and Delaware basins of 173 million BOE and the DJ basin of 49 million BOE, and deepwater assets in the Gulf of Mexico of 36 million BOE. In Other Americas, 57 million BOE of extensions and discoveries were mainly from shale and tight assets in Argentina.

In 2023, purchases of 301 million BOE in the United States are primarily from the acquisition of PDC.

The difference in 2023 extensions and discoveries of 127 million BOE, between the net quantities of proved reserves of 441 million BOE as reflected on pages 110 to 112 and net quantities of proved undeveloped reserves of 314 million BOE, is primarily due to proved extensions and discoveries that were not recognized as proved undeveloped reserves in the prior year and were recognized directly as proved developed reserves in 2023.

Transfers to proved developed reserves in 2023 include 395 million BOE in the United States, primarily from 268 million BOE in the Midland and Delaware basins, 83 million BOE in the DJ basin, and 44 million BOE in the Gulf of Mexico. Other significant transfers to proved developed are 114 million BOE in Israel and a combined 87 million BOE in Bangladesh, Argentina, Canada, Kazakhstan, and other international locations. These transfers are the consequence of development expenditures on completing wells and facilities.

During 2023, investments totaling approximately $9.1 billion in oil and gas producing activities and about $0.1 billion in non-oil and gas producing activities were expended to advance the development of proved undeveloped reserves. The United States accounted for about $5.0 billion primarily related to various development activities in the Midland and Delaware basins and the Gulf of Mexico. In Asia, expenditures during the year totaled approximately $2.5 billion, primarily related to development projects for TCO in Kazakhstan. An additional $0.3 billion were spent on development activities in Australia. In Africa, about $0.7 billion was expended on various offshore development and natural gas projects in Nigeria, Angola and Republic of Congo. Development activities in other international locations were primarily responsible for about $0.6 billion of expenditures.

Reserves that remain proved undeveloped for five or more years are a result of several factors that affect optimal project development and execution. These factors may include the complex nature of the development project in adverse and remote locations, physical limitations of infrastructure or plant capacities that dictate project timing, compression projects that are pending reservoir pressure declines, and contractual limitations that dictate production levels.

At year-end 2023, the company held approximately 1 billion BOE of proved undeveloped reserves that have remained undeveloped for five years or more. The majority of these reserves are in locations where the company has a proven track record of developing major projects. In Australia, approximately 235 million BOE remain undeveloped for five years or more related to the Gorgon and Wheatstone Projects. Further field development to convert the remaining proved undeveloped reserves is scheduled to occur in line with operating constraints, reservoir depletion and infrastructure optimization. In Africa, approximately 137 million BOE have remained undeveloped for five years or more, primarily due to facility constraints at various fields and infrastructure associated with the Escravos gas projects in Nigeria. Affiliates account for about 650 million BOE of proved undeveloped reserves with about 575 million BOE that have remained undeveloped for five years or more. Approximately 511 million BOE are related to TCO in Kazakhstan and about 64 million BOE are related to Angola LNG. At TCO and Angola LNG, further field development to convert the remaining proved undeveloped reserves is scheduled to occur in line with reservoir depletion and facility constraints.

Annually, the company assesses whether any changes have occurred in facts or circumstances, such as changes to development plans, regulations, or government policies, that would warrant a revision to reserve estimates. In 2023, lower commodity prices negatively impacted the economic limits of oil and gas properties, resulting in a proved reserve decrease of approximately 135 million BOE, and positively impacted proved reserves due to entitlement effects, resulting in a proved reserves increase of approximately 89 million BOE. The year-end reserves quantities have been updated for these circumstances and significant changes have been discussed in the appropriate reserves sections. Over the past three years, the ratio of proved undeveloped reserves to total proved reserves has ranged between 31 percent and 35 percent.

Proved Reserve Quantities For the three years ended December 31, 2023, the pattern of net reserve changes shown in the following tables is not necessarily indicative of future trends. Apart from acquisitions, the company’s ability to add proved reserves can be affected by events and circumstances that are outside the company’s control, such as delays in government

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permitting, partner approvals of development plans, changes in oil and gas prices, OPEC constraints, geopolitical uncertainties, civil unrest, events of war or military conflicts.

At December 31, 2023, proved reserves for the company were 11 billion BOE. The company’s estimated net proved reserves of liquids, including crude oil, condensate and synthetic oil for the years 2021, 2022 and 2023, are shown in the table on page 110. The company’s estimated net proved reserves of natural gas liquids (NGLs) are shown on page 111, and the company’s estimated net proved reserves of natural gas are shown on page 112.

Noteworthy changes in crude oil, condensate and synthetic oil proved reserves for 2021 through 2023 are discussed below and shown in the table on the following page:

Revisions In 2021, the 206 million barrels increase in United States was primarily in the Gulf of Mexico and the Midland and Delaware basins. The higher commodity price environment led to the increase of 126 million barrels in the Gulf of Mexico primarily from Anchor and a 68 million barrels increase in the Midland and Delaware basins due to higher planned development activity. In TCO, entitlement effects and technical changes in field operating assumptions, reservoir model, and project schedule were primarily responsible for the 208 million barrels decrease in Kazakhstan. Entitlement effects primarily contributed to a decrease of 106 million barrels of synthetic oil at the Athabasca Oil Sands project in Canada. In the Other Americas, performance revisions and price effects, mainly in Canada and Argentina, were primarily responsible for the 41 million barrels increase.

In 2022, entitlement effects primarily contributed to a decrease of 49 million barrels of synthetic oil at the Athabasca Oil Sands project in Canada. In TCO, entitlement effects and changes in operating assumptions were primarily responsible for the 35 million barrels decrease in Kazakhstan.

In 2023, the 257 million barrels decrease in United States was primarily in the Midland and Delaware basins and California. Reservoir performance led to the decrease of 101 million barrels, and portfolio optimization led to a decrease of 59 million barrels in the Midland and Delaware basins. A reduction in planned development activities led to a decrease of 58 million barrels in California. In Other Americas, entitlement effects primarily contributed to an increase of 42 million barrels of synthetic oil at the Athabasca Oil Sands project in Canada. In Asia, reservoir performance, mainly in the Partitioned Zone of Saudi Arabia/Kuwait, was responsible for the 48 million barrels increase. Reservoir performance in Nigeria was mainly responsible for the 37 million barrels increase in Africa.

Extensions and Discoveries In 2021, extensions and discoveries in the Midland and Delaware basins, and at the Whale Project in the Gulf of Mexico, were primarily responsible for the 349 million barrels increase in the United States.

In 2022, extensions and discoveries in the Midland, Delaware and DJ basins, and approval of the Ballymore Project in the Gulf of Mexico, were primarily responsible for the 264 million barrels increase in the United States. In Other Americas, the 32 million barrels of extensions and discoveries were from Argentina and Canada.

In 2023, extensions and discoveries of 124 million barrels in the Midland and Delaware basins were primarily responsible for the 170 million barrels increase in the United States. In Other Americas, the 55 million barrels of extensions and discoveries increase was mainly from shale and tight assets in Argentina.

Purchases In 2022, the company exercised its option to acquire additional land acreage in the Athabasca Oil Sands project in Canada contributing 168 million barrels in synthetic oil. The extension of deepwater licenses in Nigeria and the Republic of Congo contributed 36 million barrels in Africa.

In 2023, the acquisition of PDC in the DJ and Delaware basins was primarily responsible for the 207 million barrels increase in the United States.

Sales In 2021, sales of 32 million barrels in the United States were in the Midland and Delaware basins.

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Net Proved Reserves of Crude Oil, Condensate and Synthetic Oil

	Consolidated Companies								Affiliated Companies			Total Consolidated and Affiliated Companies
Millions of barrels	U.S.	Other Americas[1]	Africa	Asia	Australia	Europe	Synthetic Oil [2,5]	Total	TCO	Synthetic Oil	Other[3]
Reserves at January 1, 2021	1,750	260	554	403	141	61	597	3,766	1,550	—	3	5,319
Changes attributable to:
Revisions	206	41	10	(8)	8	6	(106)	157	(208)	—	2	(49)
Improved recovery	—	9	—	—	—	—	—	9	—	—	—	9
Extensions and discoveries	349	16	—	—	—	—	—	365	—	—	—	365
Purchases	26	—	—	2	—	—	—	28	—	—	—	28
Sales	(32)	—	—	(1)	—	—	—	(33)	—	—	—	(33)
Production	(235)	(38)	(84)	(74)	(15)	(5)	(20)	(471)	(92)	—	(1)	(564)

Reserves at December 31, 2021 [4,5]	2,064	288	480	322	134	62	471	3,821	1,250	—	4	5,075
Changes attributable to:
Revisions	(26)	(9)	4	8	2	1	(49)	(69)	(35)	—	—	(104)
Improved recovery	2	15	4	5	—	—	—	26	—	—	—	26
Extensions and discoveries	264	32	6	—	—	—	—	302	10	—	—	312
Purchases	22	5	36	—	—	—	168	231	—	—	—	231
Sales	(16)	—	(3)	—	—	—	—	(19)	—	—	—	(19)
Production	(237)	(36)	(73)	(42)	(15)	(5)	(16)	(424)	(99)	—	(1)	(524)

Reserves at December 31, 2022 [4,5]	2,073	295	454	293	121	58	574	3,868	1,126	—	3	4,997
Changes attributable to:
Revisions	(257)	9	37	48	1	(1)	42	(121)	(20)	—	1	(140)
Improved recovery	9	—	2	—	—	—	—	11	—	—	—	11
Extensions and discoveries	170	55	—	—	—	—	—	225	—	—	—	225
Purchases	207	—	24	—	—	—	—	231	—	—	—	231
Sales	(1)	—	—	—	—	—	—	(1)	—	—	—	(1)
Production	(259)	(35)	(72)	(40)	(15)	(4)	(18)	(443)	(102)	—	(1)	(546)

Reserves at December 31, 2023 [4,5]	1,942	324	445	301	107	53	598	3,770	1,004	—	3	4,777
[1]	Ending reserve balances in North America were 188, 185 and 183 and in South America were 136, 110 and 105 in 2023, 2022 and 2021, respectively.
[2]	Reserves associated with Canada.
[3]	Reserves associated with Africa.
[4]

Included are year-end reserve quantities related to production-sharing contracts (PSC) (refer to page E-8 for the definition of a PSC). PSC-related reserve quantities are 6 percent, 6 percent and 7 percent for consolidated companies for 2023, 2022 and 2021, respectively.

[5]	Reserve quantities include synthetic oil projected to be consumed in operations of 27, 28 and 17 millions of barrels as of December 31, 2023, 2022 and 2021, respectively.

Noteworthy changes in NGLs proved reserves for 2021 through 2023 are discussed below and shown in the table on the following page:

Revisions In 2021, higher commodity prices resulting in the increase of planned development activity in the Midland and Delaware basins were primarily responsible for the 107 million barrels increase in the United States.

In 2023, the 110 million barrels decrease in the United States was primarily in the Midland and Delaware basins with a decrease of 49 million barrels due to portfolio optimization and a decrease of 29 million barrels due to reservoir performance.

Extensions and Discoveries In 2021, extensions and discoveries in the Midland and Delaware basins were primarily responsible for the 190 million barrels increase in the United States.

In 2022, extensions and discoveries in the Midland and Delaware basins were primarily responsible for the 163 million barrels increase in the United States.

In 2023, extensions and discoveries in the Midland and Delaware basins were primarily responsible for the 92 million barrels increase in the United States.

Purchases In 2023, the acquisition of PDC in the DJ and Delaware basins was primarily responsible for the 262 million barrels increase in the United States.

Sales In 2022, sales of 35 million barrels in the United States were primarily from the divestment of the Eagle Ford shale assets and some properties in the Midland and Delaware basins.

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Net Proved Reserves of Natural Gas Liquids

	Consolidated Companies							Affiliated Companies		Total Consolidated and Affiliated Companies
Millions of barrels	U.S.	Other Americas[1]	Africa	Asia	Australia	Europe	Total	TCO	Other[2]
Reserves at January 1, 2021	593	8	104	—	4	—	709	102	17	828
Changes attributable to:
Revisions	107	5	8	—	—	—	120	(10)	4	114
Improved recovery	—	—	—	—	—	—	—	—	—	—
Extensions and discoveries	190	4	—	—	—	—	194	—	—	194
Purchases	8	—	—	—	—	—	8	—	—	8
Sales	(8)	—	—	—	—	—	(8)	—	—	(8)
Production	(78)	(2)	(6)	—	(1)	—	(87)	(8)	(3)	(98)
Reserves at December 31, 2021[3]	812	15	106	—	3	—	936	84	18	1,038
Changes attributable to:
Revisions	18	—	(3)	—	—	—	15	(5)	(3)	7
Improved recovery	—	—	—	—	—	—	—	—	—	—
Extensions and discoveries	163	2	1	—	—	—	166	—	—	166
Purchases	14	2	—	—	—	—	16	—	—	16
Sales	(35)	—	—	—	—	—	(35)	—	—	(35)
Production	(87)	(2)	(7)	—	—	—	(96)	(6)	(2)	(104)
Reserves at December 31, 2022[3]	885	17	97	—	3	—	1,002	73	13	1,088
Changes attributable to:
Revisions	(110)	—	(6)	—	—	—	(116)	12	2	(102)
Improved recovery	—	—	—	—	—	—	—	—	—	—
Extensions and discoveries	92	—	—	—	—	—	92	—	—	92
Purchases	262	—	11	—	—	—	273	—	—	273
Sales	—	—	—	—	—	—	—	—	—	—
Production	(105)	(2)	(5)	—	(1)	—	(113)	(7)	(2)	(122)
Reserves at December 31, 2023[3]	1,024	15	97	—	2	—	1,138	78	13	1,229
[1]	Reserves associated with North America.
[2]	Reserves associated with Africa.
[3]	Year-end reserve quantities related to PSC are not material for 2023, 2022 and 2021, respectively.

Noteworthy changes in natural gas proved reserves for 2021 through 2023 are discussed below and shown in the table on the following page:

Revisions In 2021, the approval of the Jansz Io Compression project was mainly responsible for the 1.2 trillion cubic feet (TCF) increase in Australia. Higher commodity prices, resulting in the increase of planned development activity in the Midland and Delaware basins, were mainly responsible for the 829 billion cubic feet (BCF) increase in the United States. In TCO, entitlement effects and technical changes in field operating assumptions, reservoir model, and project schedule were primarily responsible for the 179 BCF decrease.

In 2022, the performance of the Leviathan and Tamar fields in Israel and the Bibiyana and Jalalabad fields in Bangladesh were mainly responsible for the 1.8 TCF increase in Asia. In Australia, the 377 BCF decrease was mainly due to updated reservoir characterization of the Wheatstone field. In TCO, entitlement effects and changes in operating assumptions were primarily responsible for the 285 BCF decrease.

In 2023, portfolio optimization decrease of 276 BCF and a reservoir performance decrease of 186 BCF in the Midland and Delaware basins along with a reduction in planned development activities leading to a decrease of 485 BCF in the Haynesville shale formation of east Texas, were mainly responsible for the 1.2 TCF decrease in the United States. In Asia, final investment decision on a new gas pipeline project in Israel and reservoir performance in Bangladesh were mainly responsible for the 481 BCF increase.

Extensions and Discoveries In 2021, extensions and discoveries of 1.4 TCF in the United States were primarily in the Midland and Delaware basins.

In 2022, extensions and discoveries of 1.6 TCF in the United States were primarily in the Midland and Delaware basins.

111

Supplemental Information on Oil and Gas Producing Activities - Unaudited

In 2023, extensions and discoveries of 660 BCF in the United States were primarily in the Midland and Delaware basins.

Purchases In 2023, the acquisition of PDC in the DJ basin was primarily responsible for the 2.2 TCF in the United States.

Sales In 2022, sales of 243 BCF in the United States were primarily in the Eagle Ford shale and Midland and Delaware basins.

Net Proved Reserves of Natural Gas

	Consolidated Companies							Affiliated Companies		Total Consolidated and Affiliated Companies
Billions of cubic feet (BCF)	U.S.	Other Americas[1]	Africa	Asia	Australia	Europe	Total	TCO	Other[2]
Reserves at January 1, 2021	4,250	329	2,837	8,183	11,385	22	27,006	2,018	898	29,922
Changes attributable to:
Revisions	829	129	147	119	1,181	1	2,406	(179)	82	2,309
Improved recovery	—	—	—	—	—	—	—	—	—	—
Extensions and discoveries	1,408	63	—	—	19	—	1,490	—	—	1,490
Purchases	44	—	—	—	—	—	44	—	—	44
Sales	(29)	—	—	—	(13)	—	(42)	—	—	(42)
Production[3]	(617)	(66)	(188)	(829)	(888)	(2)	(2,590)	(138)	(87)	(2,815)
Reserves at December 31, 2021 [4,5]	5,885	455	2,796	7,473	11,684	21	28,314	1,701	893	30,908
Changes attributable to:
Revisions	171	62	(118)	1,765	(377)	2	1,505	(285)	3	1,223
Improved recovery	1	—	—	—	—	—	1	—	—	1
Extensions and discoveries	1,573	64	—	—	—	—	1,637	—	17	1,654
Purchases	85	25	30	—	—	—	140	—	—	140
Sales	(243)	—	(11)	—	—	—	(254)	—	—	(254)
Production[3]	(641)	(61)	(207)	(701)	(965)	(3)	(2,578)	(153)	(77)	(2,808)
Reserves at December 31, 2022 [4,5]	6,831	545	2,490	8,537	10,342	20	28,765	1,263	836	30,864
Changes attributable to:
Revisions	(1,198)	(1)	(154)	481	31	1	(840)	166	18	(656)
Improved recovery	2	—	—	—	—	—	2	—	—	2
Extensions and discoveries	660	83	—	—	—	—	743	—	—	743
Purchases	2,161	—	97	—	—	—	2,258	—	—	2,258
Sales	(3)	—	—	—	—	—	(3)	—	—	(3)
Production[3]	(771)	(53)	(176)	(625)	(978)	(4)	(2,607)	(134)	(86)	(2,827)
Reserves at December 31, 2023 [4,5]	7,682	574	2,257	8,393	9,395	17	28,318	1,295	768	30,381
[1]	Ending reserve balances in North America and South America were 363, 407 and 347 and 211, 138 and 108 in 2023, 2022 and 2021, respectively.
[2]	Reserves associated with Africa.
[3]	Total “as sold” volumes are 2,609, 2,600 and 2,599 for 2023, 2022 and 2021, respectively.
[4]	Includes reserve quantities related to PSC. PSC-related reserve quantities are 7 percent, 8 percent and 8 percent for consolidated companies for 2023, 2022 and 2021, respectively.
[5]	Reserve quantities include natural gas projected to be consumed in operations of 2,655, 2,737 and 2,505 billions of cubic feet as of December 31, 2023, 2022 and 2021, respectively.

112

Supplemental Information on Oil and Gas Producing Activities - Unaudited

Table VI - Standardized Measure of Discounted Future Net Cash Flows Related to Proved Oil and Gas Reserves

The standardized measure of discounted future net cash flows is calculated in accordance with SEC and FASB requirements. This includes using the average of first-day-of-the-month oil and gas prices for the 12-month period prior to the end of the reporting period, estimated future development and production costs assuming the continuation of existing economic conditions, estimated costs for asset retirement obligations (includes costs to retire existing wells and facilities in addition to those future wells and facilities necessary to produce proved undeveloped reserves), and estimated future income taxes based on appropriate statutory tax rates. Discounted future net cash flows are calculated using 10 percent mid-period discount factors. Estimates of proved reserve quantities are imprecise and change over time as new information becomes available. Probable and possible reserves, which may become proved in the future, are excluded from the calculations. The valuation requires assumptions as to the timing and amount of future development and production costs. The calculations are made as of December 31 each year and do not represent management’s estimate of the company’s future cash flows or value of its oil and gas reserves. In the following table, the caption “Standardized Measure Net Cash Flows” refers to the standardized measure of discounted future net cash flows.

	Consolidated Companies							Affiliated Companies		Total Consolidated and Affiliated Companies
Millions of dollars	U.S.	Other Americas	Africa	Asia	Australia	Europe	Total	TCO	Other
At December 31, 2023
Future cash inflows from production	$181,152	$65,265	$42,786	$62,094	$99,003	$4,395	$454,695	$74,758	$7,324	$536,777
Future production costs	(48,784)	(22,549)	(16,502)	(13,000)	(11,534)	(1,194)	(113,563)	(21,467)	(484)	(135,514)
Future development costs	(16,938)	(3,538)	(4,474)	(2,845)	(5,804)	(438)	(34,037)	(3,617)	(67)	(37,721)
Future income taxes	(21,089)	(10,337)	(12,446)	(27,415)	(24,499)	(1,160)	(96,946)	(14,902)	(2,371)	(114,219)
Undiscounted future net cash flows	94,341	28,841	9,364	18,834	57,166	1,603	210,149	34,772	4,402	249,323
10 percent midyear annual discount for timing of estimated cash flows	(39,553)	(16,623)	(3,262)	(9,343)	(22,011)	(600)	(91,392)	(11,283)	(1,640)	(104,315)
Standardized Measure Net Cash Flows	$54,788	$12,218	$6,102	$9,491	$35,155	$1,003	$118,757	$23,489	$2,762	$145,008
At December 31, 2022
Future cash inflows from production	$257,478	$76,940	$55,865	$67,188	$147,839	$5,920	$611,230	$106,114	$22,630	$739,974
Future production costs	(51,022)	(22,744)	(16,373)	(12,261)	(13,313)	(1,069)	(116,782)	(28,046)	(574)	(145,402)
Future development costs	(20,907)	(3,233)	(2,657)	(2,879)	(5,030)	(502)	(35,208)	(4,127)	(8)	(39,343)
Future income taxes	(40,096)	(13,207)	(26,160)	(30,674)	(38,861)	(2,827)	(151,825)	(22,182)	(7,707)	(181,714)
Undiscounted future net cash flows	145,453	37,756	10,675	21,374	90,635	1,522	307,415	51,759	14,341	373,515
10 percent midyear annual discount for timing of estimated cash flows	(62,918)	(22,165)	(3,001)	(10,769)	(37,519)	(571)	(136,943)	(18,810)	(5,824)	(161,577)
Standardized Measure Net Cash Flows	$82,535	$15,591	$7,674	$10,605	$53,116	$951	$170,472	$32,949	$8,517	$211,938
At December 31, 2021
Future cash inflows from production	$174,976	$48,328	$41,698	$52,881	$87,676	$4,366	$409,925	$80,297	$8,446	$498,668
Future production costs	(40,009)	(16,204)	(15,204)	(13,871)	(13,726)	(1,400)	(100,414)	(23,354)	(285)	(124,053)
Future development costs	(16,709)	(2,707)	(2,245)	(2,774)	(5,283)	(661)	(30,379)	(5,066)	(18)	(35,463)
Future income taxes	(24,182)	(7,723)	(17,228)	(21,064)	(20,600)	(922)	(91,719)	(15,563)	(2,850)	(110,132)
Undiscounted future net cash flows	94,076	21,694	7,021	15,172	48,067	1,383	187,413	36,314	5,293	229,020
10 percent midyear annual discount for timing of estimated cash flows	(41,357)	(11,370)	(1,899)	(7,277)	(21,141)	(485)	(83,529)	(14,372)	(2,244)	(100,145)
Standardized Measure Net Cash Flows	$52,719	$10,324	$5,122	$7,895	$26,926	$898	$103,884	$21,942	$3,049	$128,875

113

Supplemental Information on Oil and Gas Producing Activities - Unaudited

Table VII - Changes in the Standardized Measure of Discounted Future Net Cash Flows From Proved Reserves

The changes in present values between years, which can be significant, reflect changes in estimated proved reserve quantities and prices and assumptions used in forecasting production volumes and costs. Changes in the timing of production are included with “Revisions of previous quantity estimates.”

Millions of dollars	Consolidated Companies	Affiliated Companies	Total Consolidated and Affiliated Companies
Present Value at January 1, 2021	$48,443	$10,094	$58,537
Sales and transfers of oil and gas produced net of production costs	(34,668)	(5,760)	(40,428)
Development costs incurred	5,770	2,445	8,215
Purchases of reserves	772	—	772
Sales of reserves	(889)	—	(889)
Extensions, discoveries and improved recovery less related costs	12,091	—	12,091
Revisions of previous quantity estimates	2,269	(6,675)	(4,406)
Net changes in prices, development and production costs	89,031	30,076	119,107
Accretion of discount	6,657	1,503	8,160
Net change in income tax	(25,592)	(6,692)	(32,284)
Net Change for 2021	55,441	14,897	70,338
Present Value at December 31, 2021	$103,884	$24,991	$128,875
Sales and transfers of oil and gas produced net of production costs	(53,356)	(9,127)	(62,483)
Development costs incurred	7,962	2,430	10,392
Purchases of reserves	2,248	—	2,248
Sales of reserves	(1,807)	—	(1,807)
Extensions, discoveries and improved recovery less related costs	16,054	823	16,877
Revisions of previous quantity estimates	5,281	(1,481)	3,800
Net changes in prices, development and production costs	110,467	28,052	138,519
Accretion of discount	14,075	3,429	17,504
Net change in income tax	(34,336)	(7,651)	(41,987)
Net Change for 2022	66,588	16,475	83,063
Present Value at December 31, 2022	$170,472	$41,466	$211,938
Sales and transfers of oil and gas produced net of production costs	(38,638)	(6,350)	(44,988)
Development costs incurred	11,381	2,281	13,662
Purchases of reserves	9,628	—	9,628
Sales of reserves	(51)	—	(51)
Extensions, discoveries and improved recovery less related costs	7,262	—	7,262
Revisions of previous quantity estimates	(14,389)	(493)	(14,882)
Net changes in prices, development and production costs	(80,284)	(23,517)	(103,801)
Accretion of discount	23,306	5,722	29,028
Net change in income tax	30,070	7,142	37,212
Net Change for 2023	(51,715)	(15,215)	(66,930)
Present Value at December 31, 2023	$118,757	$26,251	$145,008

114

PART IV

Item 15. Exhibit and Financial Statement Schedules

(a) The following documents are filed as part of this report:

(1) Financial Statements:

(2) Financial Statement Schedules:

Included below is Schedule II - Valuation and Qualifying Accounts for each of the three years in the period ended December 31, 2023.

(3) Exhibits:

The Exhibit Index on the following pages lists the exhibits that are filed as part of this report.

Schedule II — Valuation and Qualifying Accounts

		Year ended December 31
Millions of Dollars	2023	2022	2021
Employee Termination Benefits
Balance at January 1	$11	$43	$470
Additions (reductions) charged to expense	(2)	1	(30)
Payments	(3)	(33)	(397)
Balance at December 31	$6	$11	$43
Expected Credit Losses
Beginning allowance balance for expected credit losses	$1,008	$745	$671
Current period provision	(367)	263	74
Write-offs charged against the allowance, if any	—	—	—
Balance at December 31	$641	$1,008	$745
Deferred Income Tax Valuation Allowance*
Balance at January 1	$19,532	$17,651	$17,762
Additions to deferred income tax expense	2,348	3,533	3,691
Reduction of deferred income tax expense	(1,464)	(1,652)	(3,802)
Balance at December 31	$20,416	$19,532	$17,651
*	See also Note 17 Taxes.

Item 16. Form 10-K Summary

Not applicable.

115

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of October 22, 2023 among Chevron Corporation, Yankee Merger Sub Inc., and Hess Corporation, filed as Exhibit 2.1 to Chevron Corporation’s Current Report on Form 8-K filed October 23, 2023, and incorporated herein by reference.

3.1

Restated Certificate of Incorporation of Chevron Corporation, dated May 30, 2008, filed as Exhibit 3.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008, and incorporated herein by reference.

3.2

By-Laws of Chevron Corporation, as amended and restated December 7, 2022, filed as Exhibit 3.2 to Chevron Corporation’s Current Report on Form  8-K filed December 8, 2022, and incorporated herein by reference.

4.1	Indenture, dated as of June 15, 1995, filed as Exhibit 4.1 to Chevron Corporation’s Amendment Number 1 to Registration Statement on Form S-3 filed June 14, 1995, and incorporated herein by reference.

4.2

Indenture dated as of May  11, 2020, between Chevron Corporation and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K filed May  12, 2020, and incorporated herein by reference.

4.3

Indenture dated as of August  12, 2020, among Chevron U.S.A. Inc., Chevron Corporation, as guarantor, and Deutsche Bank Trust Company Americas, as trustee, filed as Exhibit 4.1 to Chevron Corporation’s Current Report on Form 8-K filed August 13, 2020, and incorporated herein by reference.

4.4

Confidential Stockholder Voting Policy of Chevron Corporation, filed as Exhibit 4.2 to Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference.

4.5

Description of Securities Registered under Section 12 of the Exchange Act, filed as Exhibit 4.4 to Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, and incorporated herein by reference.

10.1+

Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, filed as Exhibit 10.1 to Chevron Corporation’s Annual Report on Form  10-K for the year ended December 31, 2008, and incorporated herein by reference.

10.2+

Amendment Number One to the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, filed as Exhibit 10.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, and incorporated herein by reference.

10.3+

Form of Retainer Stock Option Agreement under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, filed as Exhibit 10.17 to Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2009, and incorporated herein by reference.

10.4+

Form of Stock Units Agreement under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, filed as Exhibit 10.19 to Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2008, and incorporated herein by reference.

10.5+

Chevron Incentive Plan, amended and restated effective October 2, 2023, filed as Exhibit 10.3 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and incorporated herein by reference.

10.6+	Summary of Chevron Incentive Plan Award Criteria, filed as Exhibit 10.6 to Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022, and incorporated herein by reference.

10.7+

Long-Term Incentive Plan of Chevron Corporation, amended and restated effective October 2, 2023, filed as Exhibit 10.5 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and incorporated herein by reference.

10.8+

Form of Performance Share Award Agreement under the Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.1 to Chevron Corporation’s Current Report on Form 8-K filed February 1, 2021, and incorporated herein by reference.

10.9+

Form of Performance Share Award Agreement under the Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.1 to Chevron Corporation’s Current Report on Form 8-K filed February 3, 2020, and incorporated herein by reference.

10.10+

Form of Standard Restricted Stock Unit Award Agreement under the Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.3 to Chevron Corporation’s Current Report on Form 8-K filed February 3, 2020, and incorporated herein by reference.

116

Exhibit No.	Description

10.11+

Form of Special Restricted Stock Unit Award Agreement under the Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.3 to Chevron Corporation’s Current Report on Form 8-K filed February 4, 2019, and incorporated herein by reference.

10.12+

Form of Non-Qualified Stock Option Award Agreement under the Long-Term Incentive Plan of Chevron  Corporation, filed as Exhibit 10.2 to Chevron Corporation’s Current Report on Form 8-K filed February 3, 2020, and incorporated herein by reference.

10.13+

Form of Stock Appreciation Rights Award Agreement under the Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.13 to Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2019, and incorporated herein by reference.

10.14+

Chevron Corporation Deferred Compensation Plan for Management Employees, filed as Exhibit 10.5 to Chevron Corporation’s Current Report on Form 8-K filed December 13, 2005, and incorporated herein by reference.

10.15+

Chevron Corporation Deferred Compensation Plan for Management Employees II, amended and restated effective October 2, 2023, filed as Exhibit 10.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and incorporated herein by reference.

10.16+

Chevron Corporation Retirement Restoration Plan, amended and restated effective October 2, 2023, filed as Exhibit 10.2 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and incorporated herein by reference.

10.17+

Chevron Corporation ESIP Restoration Plan, Amended and Restated as of January 1, 2018, filed as Exhibit 10.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, and incorporated herein by reference.

10.18+

Agreement between Chevron Corporation and R. Hewitt Pate, dated February 21, 2012, filed as Exhibit 10.16 to Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2011, and incorporated herein by reference.

10.19+*	Agreement between Chevron Corporation and R. Hewitt Pate, dated December 13, 2018.

10.20+

Amended and Restated Aircraft Time-Sharing Agreement, dated as of April 1, 2020, between Chevron U.S.A. Inc. and Michael K. Wirth, filed as Exhibit 10.1 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, and incorporated herein by reference.

10.21+

2022 Long-Term Incentive Plan of Chevron Corporation, amended and restated effective October 2, 2023, filed as Exhibit 10.4 to Chevron Corporation’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, and incorporated herein by reference.

10.22+

Form of Performance Share Award Agreement under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.1 to Chevron Corporation’s Current Report on Form 8-K filed January 27, 2023, and incorporated herein by reference.

10.23+

Form of Standard Restricted Stock Unit Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.2 to Chevron Corporation’s Current Report on Form 8-K filed January 27, 2023, and incorporated herein by reference.

10.24+

Form of Standard Restricted Stock Unit Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.3 to Chevron Corporation’s Current Report on Form 8-K filed January 27, 2023, and incorporated herein by reference.

10.25+

Form of Special Restricted Stock Unit Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.4 to Chevron Corporation’s Current Report on Form 8-K filed January 27, 2023, and incorporated herein by reference.

10.26+

Form of Special Restricted Stock Unit Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.5 to Chevron Corporation’s Current Report on Form 8-K filed January 27, 2023, and incorporated herein by reference.

10.27+

Form of Non-Qualified Stock Options Award Agreement under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.6 to Chevron Corporation’s Current Report on Form 8-K filed January 27, 2023, and incorporated herein by reference.

10.28+

Form of Stock Appreciation Right Award Agreement under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.7 to Chevron Corporation’s Current Report on Form 8-K filed January 27, 2023, and incorporated herein by reference.

10.29+

Form of Performance Share Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.1 to Chevron Corporation’s Current Report on Form 8-K filed February 2, 2024, and incorporated herein by reference.

117

Exhibit No.	Description

10.30+

Form of Performance Share Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.2 to Chevron Corporation’s Current Report on Form 8-K filed February 2, 2024, and incorporated herein by reference.

10.31+

Form of Standard Restricted Stock Unit Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.3 to Chevron Corporation’s Current Report on Form 8-K filed February 2, 2024, and incorporated herein by reference.

10.32+

Form of Standard Restricted Stock Unit Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.4 to Chevron Corporation’s Current Report on Form 8-K filed February 2, 2024, and incorporated herein by reference.

10.33+

Form of Special Restricted Stock Unit Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.5 to Chevron Corporation’s Current Report on Form 8-K filed February 2, 2024, and incorporated herein by reference.

10.34+

Form of Special Restricted Stock Unit Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.6 to Chevron Corporation’s Current Report on Form 8-K filed February 2, 2024, and incorporated herein by reference.

10.35+

Form of Non-Qualified Stock Options Award Agreement under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.7 to Chevron Corporation’s Current Report on Form 8-K filed February 2, 2024, and incorporated herein by reference.

10.36+

Form of Non-Qualified Stock Options Award Agreement (cashless) under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.8 to Chevron Corporation’s Current Report on Form 8-K filed February 2, 2024, and incorporated herein by reference.

10.37+

Form of Stock Appreciation Right Award Agreement under the 2022 Long-Term Incentive Plan of Chevron Corporation, filed as Exhibit 10.9 to Chevron Corporation’s Current Report on Form 8-K filed February 2, 2024, and incorporated herein by reference.

10.38+

General Release and Separation Agreement, dated February 15, 2023, by and between Chevron Corporation and James W. Johnson, filed as Exhibit 10.30 to Chevron Corporation’s Annual Report on Form 10-K for the year ended December 31, 2022 and incorporated herein by reference.

19*	Insider Trading Policies and Procedures.

21.1*	Subsidiaries of Chevron Corporation (page E-1).

22.1*	Subsidiary Issuer of Guaranteed Securities.

23.1*	Consent of PricewaterhouseCoopers LLP (page E-2).

24.1*	Power of Attorney for certain directors of Chevron Corporation, authorizing the signing of the Annual Report on Form 10-K on their behalf.

31.1*	Rule 13a-14(a)/15d-14(a) Certification by the company’s Chief Executive Officer (page E-3).

31.2*	Rule 13a-14(a)/15d-14(a) Certification by the company’s Chief Financial Officer (page E-4).

32.1**	Rule 13a-14(b)/15d-14(b) Certification by the company’s Chief Executive Officer (page E-5).

32.2**	Rule 13a-14(b)/15d-14(b) Certification by the company’s Chief Financial Officer (page E-6).

97.1+*	Chevron Corporation Dodd-Frank Clawback Policy.

99.1*	Definitions of Selected Energy and Financial Terms (pages E-7 through E-10).

101*	Interactive data files (formatted as Inline XBRL).

104*	Cover Page Interactive Data File (contained in Exhibit 101).

+	Indicates a management contract or compensatory plan or arrangement.
*	Filed herewith.
**	Furnished herewith.

Pursuant to Item 601(b)(4) of Regulation S-K, certain instruments with respect to the company’s long-term debt are not filed with this Annual Report on Form 10-K. A copy of any such instrument will be furnished to the Securities and Exchange Commission upon request.

118

Signatures

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of February, 2024.

Chevron Corporation

By:	/s/ MICHAEL K. WIRTH
Michael K. Wirth, Chairman of the Board and Chief Executive Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities indicated on the 26th day of February, 2024.

Principal Executive Officer (and Director)	Directors

/s/ MICHAEL K. WIRTH

Michael K. Wirth, Chairman of the

Board and Chief Executive Officer

Principal Financial Officer

/s/ PIERRE R. BREBER

Pierre R. Breber, Vice President

and Chief Financial Officer

Principal Accounting Officer

/s/ ALANA K. KNOWLES

Alana K. Knowles, Vice President

and Controller

*By: /s/ MARY A. FRANCIS

Mary A. Francis,

Attorney-in-Fact

WANDA M. AUSTIN*

Wanda M. Austin

JOHN B. FRANK*

John B. Frank

ALICE P. GAST*

Alice P. Gast

ENRIQUE HERNANDEZ, JR.*

Enrique Hernandez, Jr.

MARILLYN A. HEWSON*

Marillyn A. Hewson

JON M. HUNTSMAN JR.*

Jon M. Huntsman Jr.

CHARLES W. MOORMAN*

Charles W. Moorman

DAMBISA F. MOYO*

Dambisa F. Moyo

DEBRA REED-KLAGES*

Debra Reed-Klages

D. JAMES UMPLEBY III*

D. James Umpleby III

CYNTHIA J. WARNER*

Cynthia J. Warner

119

ANNEX E

election of directors

(item 1 on the proxy card)

The Board has set a current Board size of 12 Directors. Directors are elected annually and serve for a one-year term or until their successors are elected. If any nominee is unable to serve as a Director – a circumstance we do not anticipate – the Board by resolution may reduce the number of Directors or choose a substitute nominee. Your Board has determined that each non-employee Director is independent in accordance with the New York Stock Exchange (“NYSE”) Corporate Governance Standards and has no material relationship with Chevron other than as a Director.

director election requirements

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election.

Under Chevron’s By-Laws, in an uncontested election, any Director nominated for reelection who receives more AGAINST votes than FOR votes must submit an offer of resignation to the Board. The Board Nominating and Governance Committee (“Governance Committee”) must then consider all relevant facts and circumstances, including the Director’s qualifications, past and expected future contributions, the overall composition of the Board, and whether Chevron would meet regulatory or similar requirements without the Director, and make a recommendation to the Board on the action to take with respect to the offer of resignation.

director qualifications and

nomination processes

The Governance Committee is responsible for recommending to the Board the qualifications for Board membership and for identifying, assessing, and recommending qualified Director candidates for the Board’s consideration. The Board membership qualifications and nomination procedures are set forth in Chevron’s Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance.

All Directors should have the following attributes:

•	The highest professional and personal ethics and values, consistent with The Chevron Way and our Business Conduct and Ethics Code, both of which are available on Chevron’s website at www.chevron.com;

•	A commitment to building stockholder value;

•	Business acumen and broad experience and expertise at the policy-making level in one or more of the skills, qualifications, and experience delineated on the next page;

•	The ability to provide insights and practical wisdom based on the individual’s experience or expertise;

•	Sufficient time to effectively carry out duties as a Director; and

•	Independence (i.e., at least a majority of the Board must consist of independent Directors, as defined by the NYSE Corporate Governance Standards).

Chevron Corporation 2024 Proxy Statement

1

election of directors

When conducting its review of the appropriate skills and qualifications desired of Directors, the Governance Committee particularly considers the skills, experiences, and expertise that are critical to the Board’s ability to provide effective oversight of the Company and are directly relevant to Chevron’s business, strategy, and operations. These are as follows:

Skills, experiences, and expertise	How it relates to Chevron’s business, strategy, and operations	What the Board is looking for

CEO/Senior executive/ Leader of significant operations	Chevron employs approximately 46,000[1] people throughout the world. Chevron’s operations involve complex processes, human capital management, strategic planning, and risk management.	Current or former leadership experience as a CEO, senior executive, or leader of significant business operations at a large organization of similar size, scope, and complexity as Chevron’s business.

Science/Technology/ Engineering/Research/Academia	Technology and engineering are at the core of Chevron’s business and are key to finding, developing, producing, processing, and refining oil and natural gas, as well as assessing new energy sources and evolving technology risks and opportunities. The highly technical nature of Chevron’s business requires being on the front lines of research and critical technical advancements to maintain a competitive advantage.	Current or former CEO, senior executive, or leader of significant business operations of a science, technology, or engineering company or company with a significant business segment involving technology, including cybersecurity issues. Current or former professor at a leading university in the sciences, technology, or engineering fields.

Government/Regulatory/Legal/ Public policy	Chevron’s operations require compliance with a variety of regulatory requirements in numerous countries and involve relationships with various governmental entities and nongovernmental organizations throughout the world.	Former service as an elected official, presidential appointee, or gubernatorial appointee, or senior-level employee in the federal or state government. Senior lawyer at a law firm or in-house or senior executive at a company with extensive interaction with government officials. Service on a commission or initiative with significant regulatory or public policy matters.

Finance/Financial disclosure/ Financial accounting	Chevron’s business is multifaceted and requires complex financial management, capital allocation, and financial reporting processes.	Current or former CEO, CFO, or controller of a public company of similar size, scope, and complexity as Chevron. Current or former partner of a “Big 4” accounting firm and work experience includes public company of similar size, scope, and complexity as Chevron. Significant work experience in the financial industry. Responsible for the financial affairs of a nonprofit with significant size, scope, or complexity.

Global business/ International affairs	Chevron conducts business around the globe. Our business success is derived from an understanding of diverse business environments, economic conditions, and cultures, as well as a broad perspective on global business opportunities.	Current or former CEO or executive responsible for a significant business segment of a company with significant global operations. Elected official in the U.S. Senate or House of Representatives with service on committees involving foreign relations or service as a U.S. ambassador to another country. Presidential appointee or senior-level employee of agency with activities involving foreign relations. Significant experience in dealing with matters involving international affairs.

1	Data as of December 31, 2023.

Chevron Corporation 2024 Proxy Statement

2

election of directors

Skills, experiences, and expertise	How it relates to Chevron’s business, strategy, and operations	What the Board is looking for

Environmental	We place the highest priority on the health and safety of our workforce and the protection of our assets, the communities where we operate, and the environment. We are committed to continuously improving our environmental performance and reducing the potential impacts of our operations, including our focus on lowering the carbon intensity of our operations.	Current or former CEO or head of a significant business segment of a company of comparable size, scope, and complexity as Chevron with exposure to environmental risks. Former administrator of the federal or a state environmental agency. Employed at a senior level by a federal or state environmental agency or served on a federal or state commission or committee with responsibility for environmental issues. Current or former senior-level employee at a nongovernmental organization that focuses on environmental issues. Significant experience in dealing with environmental issues.

Leading business transformation	Chevron’s strategy is to leverage our strengths to safely deliver lower carbon energy to a growing world.	Current or former CEO, senior executive, or leader of significant business operations at a large organization that experienced a significant business transformation.

The Governance Committee also considers such other factors as the Governance Committee deems appropriate, given the current and anticipated needs of the Board and the Company, to maintain a balance of knowledge, experience, background, and capability. This includes service as a public company director and diversity of age, gender, and race/ethnicity.

In addition, Directors should limit their other board memberships to a number that permits them, given their individual circumstances, to perform all of their Director duties:

•	A Director should not serve on the board of more than five publicly traded companies;

•

A Director who serves as a board Chair or Lead Director of a publicly traded company should not serve on the boards of more than four publicly traded companies (including the board of the company for which the Director is board Chair or Lead Director); and

•	A Director who serves as CEO of a publicly traded company should not serve on the boards of more than three publicly traded companies (including the company for which the Director is CEO).

All Directors are currently in compliance with the foregoing.

The Governance Committee annually reviews the foregoing attributes, skills, and qualifications required of Directors in the context of the current operating requirements of the Company and the long-term interests of stockholders. When recommending nominees for the Board, the Governance Committee discusses each nominee in the context of the foregoing attributes, skills, qualifications, and time commitments, including the foregoing limits on public company directorships, so that the nominees and Board as a whole meet the requirements and needs of the Company.

For 2024, the Governance Committee reviewed the attributes, skills, and qualifications, as well as the principal occupation, the public and private company and non-profit board service, and other time commitments, of each Director nominee listed in the “Nominees for Director” section and determined that each Director nominee meets the requirements and needs of the Company.

Under our Corporate Governance Guidelines, a Director is required to submit an offer of resignation upon a change in the Director’s principal occupation. In March, the Governance Committee reviewed an offer of resignation submitted by Mr. Huntsman in connection with his appointment to the role of vice chairman and president, Strategic Growth, at Mastercard Incorporated (effective April 15, 2024). The Governance Committee closely reviewed the time commitments of Mr. Huntsman and, after reviewing his contributions to the Chevron Board, the Governance Committee determined that his continued service was in the best interests of stockholders. The Governance Committee considered a range of factors in making this determination, including his active participation and attendance at Board meetings in recent years and the unique perspectives he brings to the Board on matters related to international affairs and public policy drawn from his experience in government service. Additionally, the Governance Committee considered the benefit to Chevron’s stockholders of Mr. Huntsman’s concurrent service on the board of The Ford Motor Company, as well as the new perspectives he will gain from his role at Mastercard Incorporated. Finally, the Governance Committee considered Mr. Huntsman’s decision to resign from the board of Mobileye Global Inc. (effective April 15, 2024) as he takes on his new role at Mastercard Incorporated.

Chevron Corporation 2024 Proxy Statement

3

election of directors

board composition

The Board seeks to achieve diversity of age, gender, and race/ethnicity and recognizes the importance of Board refreshment to enable fresh ideas and perspectives. The following tables and charts pertain to the Board nominees and illustrate the Board’s continued commitment to diversity of backgrounds for its Board composition and leadership.

58%	50%	25%	7.4 years
are diverse	are women	are people of color	average tenure(1)

The following matrix displays the most significant skills and qualifications that each Director nominee possesses. The Governance Committee reviews the composition of the Board as a whole periodically to ensure that the Board maintains a balance of knowledge and experience and to assess the skills and characteristics that the Board may find valuable in the future in light of current and anticipated strategic plans and operating requirements and the long-term interest of stockholders.

(1)

Tenure as of May 29, 2024. Mr. Huntsman previously served on Chevron’s Board from January 2014 to September 2017 but resigned to serve as U.S. Ambassador to Russia. For purposes of calculating tenure going forward, we include only his current term.

(2)	As of April 10, 2024.

Chevron Corporation 2024 Proxy Statement

4

election of directors

director tenure ranges

refreshed board composition and leadership

67%	50%	50%	75%
of Directors elected in the past five years are diverse	of Committees chaired by women	of Committees chaired by racially/ethnically diverse Directors	of Committees chaired by diverse Directors

Date of change	Director	Position	Gender or racial/ ethnic diversity	Primary reason for nomination/departure

Board composition changes

May 2023	Ronald D. Sugar	Director		Mandatory Director Retirement Policy
June 2022	Cynthia J. Warner	Director	•	Depth of experience across both the traditional and renewable energy sectors
January 2021	Marillyn A. Hewson	Director	•	Valuable global business experience as well as decades of perspective on international commerce and geopolitics

September 2020	Jon M. Huntsman Jr.	Director		Strong international and public policy experience, knowledge of Chevron’s business, and leadership experience

January 2020	Inge G. Thulin	Director		Time and logistics conflict

Board and Committee leadership changes
May 2022	Wanda M. Austin	Lead Director	•	Thoughtful leadership and contributions in a variety of roles, including as chair of the Governance Committee and as former chair of the Public Policy and Sustainability Committee

May 2022	Ronald D. Sugar	Lead Director		Board Succession Planning

May 2021	Debra Reed-Klages	Audit Committee Chair	•	Committee Chair Rotation
May 2021	Wanda M. Austin	Nominating and Governance Committee Chair	•	Committee Chair Rotation

May 2021	Charles W. Moorman	Management Compensation Committee Chair		Committee Chair Rotation
May 2021	Enrique Hernandez, Jr.	Public Policy and Sustainability Committee Chair	•	Committee Chair Rotation

May 2021	Charles W. Moorman	Audit Committee Chair		Committee Chair Rotation

May 2021	Ronald D. Sugar	Nominating and Governance Committee Chair		Committee Chair Rotation
May 2021	Enrique Hernandez, Jr.	Management Compensation Committee Chair	•	Committee Chair Rotation
May 2021	Wanda M. Austin	Public Policy and Sustainability Committee Chair	•	Committee Chair Rotation

Chevron Corporation 2024 Proxy Statement

5

election of directors

The Governance Committee considers Director candidates suggested for nomination to the Board from stockholders, Directors, and other sources. Directors periodically suggest possible candidates, and the Governance Committee has retained director search firms to assist with identifying potential candidates.

•

Stockholders may recommend potential nominees by writing to Mary A. Francis, Corporate Secretary and Chief Governance Officer, Chevron Corporation, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006, stating the candidate’s name and qualifications for Board membership.

•

When considering potential nominees recommended by stockholders, the Governance Committee follows the same Board membership qualifications evaluation and nomination procedures discussed in this section.

In addition, a qualifying stockholder (or stockholders) may nominate director candidates by satisfying the requirements specified in our By-Laws, which are described in the “Voting and Additional Information–Submission of Stockholder Proposals for 2025 Annual Meeting” section of this Proxy Statement.

Chevron Corporation 2024 Proxy Statement

6

election of directors

nominees for director

The Governance Committee recommended, and the Board set, a current Board size of 12 Directors. Each Director nominee is a current Director.

director summary

					Committee assignment(1)
Director	Director since	Principal occupation	Gender or racial/ ethnic diversity	Ind(2)	AC(3)	BN&GC(4)	MCC(5)	PP&SC(6)	Other current public company directorships

Wanda M. Austin	2016	Retired President and CEO, The Aerospace Corporation	•	L		C	M		• Amgen Inc. • Apple Inc.

John B. Frank	2017	Vice Chairman, Oaktree Capital Group, LLC		•	M				• Daily Journal Corporation • Oaktree Capital Group, LLC ° Oaktree Specialty Lending Corporation

Alice P. Gast	2012	Professor Emeritus of Chemical Engineering and Retired President, Imperial College London	•	•		M		M	• None

Enrique Hernandez, Jr.	2008	Executive Chairman, Inter-Con Security Systems, Inc.	•	•			M	C	• McDonald’s Corporation(7) • The Macerich Company

Marillyn A. Hewson	2021	Retired Chairman, CEO, and President, Lockheed Martin Corporation	•	•	M				• Johnson & Johnson

Jon M. Huntsman Jr.	2020	Vice Chairman and President, Strategic Growth, Mastercard Incorporated (effective April 15, 2024)		•			M	M	• Ford Motor Company • Mobileye(8)

Charles W. Moorman	2012	Former Senior Advisor and CEO, Amtrak and Retired Chairman and CEO, Norfolk Southern Corporation		•		M	C		• Oracle Corporation

Dambisa F. Moyo	2016	Co-Principal, Versaca Investments	•	•	M				• None

Debra Reed-Klages	2018	Retired Chairman, CEO, and President, Sempra	•	•	C				• Caterpillar Inc. • Lockheed Martin Corporation

D. James Umpleby III	2018	Chairman and CEO, Caterpillar Inc.		•		M		M	• Caterpillar Inc.
Cynthia J. Warner	2022	Former President and CEO, Renewable Energy Group, Inc.	•	•				M	• Sempra • Bloom Energy

Michael K. Wirth	2017	Chairman and CEO, Chevron Corporation							• None

(1)	As of April 10, 2024.

(2)	Independent in accordance with the NYSE Corporate Governance Standards. No material relationship exists with Chevron other than as a Director.

(3)	Audit Committee.

(4)	Board Nominating and Governance Committee.

(5)	Management Compensation Committee.
(6)	Public Policy and Sustainability Committee.

(7)	Retiring effective May 22, 2024.

(8)	Resigning effective April 15, 2024.

L	Lead Director (independent)
C	Committee Chair
M	Committee Member

Your Board recommends that you vote FOR each of these Director nominees.

Chevron Corporation 2024 Proxy Statement

7

election of directors

Wanda M. Austin | 69		Lead Director Since May 2022
Retired President and CEO The Aerospace Corporation	Director Since December 2016	Independent Yes
Board Committees
Board Nominating and Governance (Chair); Management Compensation

Current Public Company Directorships • Amgen Inc.; Apple Inc. Prior Public Company Directorships (within past five years)	Other Directorships and Memberships • Horatio Alger Association; National Academy of Engineering; University of Southern California (Life Trustee)
• Virgin Galactic Holdings, Inc.

Professional Experience

MakingSpace Inc., a leadership and STEM consulting firm

•	Co-founder and CEO (since 2017)

University of Southern California, a top-ranked private research university

•	Adjunct Research Professor, Viterbi School’s Department of Industrial and Systems Engineering (since 2007); Interim President (2018–2019)

The Aerospace Corporation (“Aerospace”), a leading architect for the United States national space programs

•	President and CEO (2008–2016); Senior Vice President of National Systems Group (2004–2007)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Eight years as CEO of Aerospace. Thirty-seven-year career with Aerospace included numerous senior management and executive positions. CEO of MakingSpace, Inc. since December 2017. Executive advisor for World 50.

•	Finance: More than a decade of financial responsibility and experience at Aerospace. Audit Committee member at Amgen Inc.

•

Global Business/International Affairs: Internationally recognized for her work in satellite and payload system acquisition, systems engineering, and system simulation. Former CEO of a company that provides space systems expertise to international organizations. Director of companies with international operations.

•

Government/Regulatory/Public Policy: Served on the President’s Council of Advisors on Science and Technology and the President’s Review of U.S. Human Space Flight Plans Committee. Appointed to the Defense Policy Board, the Defense Science Board, and the NASA Advisory Council.

•

Leading Business Transformation: Numerous awards for leadership and impact as President and CEO of Aerospace, led the technical evaluation and certification of the launch enterprise transition to a commercial business model for national security space missions. As Interim President of the University of Southern California, implemented transformational governance measures to raise the bar at a time of great challenge that involved systemic lapses in the university’s athletics program and in student admissions.

•	Research/Academia: Trustee and Adjunct Research Professor at the University of Southern California’s Viterbi School of Engineering. Former Interim President of the University of Southern California.

•

Science/Technology/Engineering: Ph.D. in industrial and systems engineering from the University of Southern California, M.S. in both systems engineering and mathematics from the University of Pittsburgh. Thirty-seven-year career in national security space programs, providing deep experience in high-stakes precision engineering projects. Director at Amgen Inc., a biotechnology company, director at Apple, Inc., a technology company, and former director of Virgin Galactic Holdings, Inc., the world’s first commercial space line and vertically integrated aerospace company. Honorary fellow of the American Institute of Aeronautics and Astronautics. A member of the National Academy of Engineering.

Director Insights

Q	What has been your most memorable interaction with Chevron employees over the past year, and why?	A	“Our visit to the Rockies Business Unit in Colorado was extremely memorable as we witnessed clear operational synergies across the organization upon welcoming PDC Energy to Chevron, in addition to the positive impact Chevron has on the community. The pride of our employees in Chevron’s work to provide affordable, reliable, and ever-cleaner energy to enable human progress was evident in every interaction.”

Chevron Corporation 2024 Proxy Statement

8

election of directors

John B. Frank | 67		Director
Vice Chairman Oaktree Capital Group, LLC	Director Since November 2017	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • Daily Journal Corporation; Oaktree Capital Group, LLC; Oaktree Specialty Lending Corporation

Prior Public Company Directorships (within past five years)

•  Oaktree Acquisition Corporation; Oaktree Strategic Income Corporation; Oaktree Acquisition Corporation II

Other Directorships and Memberships

•  The James Irvine Foundation; Wesleyan University; XPRIZE Foundation

Professional Experience

Oaktree Capital Group, LLC (“Oaktree Capital”), a global investment management company

•	Vice Chairman (since 2014); Director (since 2007) and Member of the Executive Committee
•	Managing Principal (2005–2014); General Counsel (2001–2005)

Munger, Tolles & Olson LLP, a leading law firm

•	Partner focused on mergers and acquisitions and general corporate counseling

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Over 20 years of service as a senior executive of Oaktree Capital, a global investment management company, including service as Principal Executive Officer, Vice Chairman, Director, Managing Principal, and General Counsel.

•

Finance: More than 23 years of financial responsibility and experience as a senior executive at Oaktree Capital and as the partner responsible for financial affairs at the law firm of Munger, Tolles & Olson LLP. Deep experience in evaluating companies from investor perspective.

•

Global Business/International Affairs: Senior executive of Oaktree Capital, which conducts business worldwide from 18 offices around the globe. Travels around the world to meet with Oaktree Capital’s institutional clients and speak at international investment forums. Director of companies with international operations.

•

Government/Regulatory/Public Policy: Two decades of experience working with government officials regarding regulatory and public policy issues, including testimony before the U.S. Senate Finance Committee and as a senior executive of Oaktree Capital. Served as a Legislative Assistant to the Honorable Robert F. Drinan, member of Congress, and as a law clerk to the Honorable Frank M. Coffin of the U.S. Court of Appeals for the First Circuit.

•

Leading Business Transformation: Led the transition of Oaktree from a closely held private partnership to a broadly held public company with more than triple the assets under management while negotiating and overseeing the integration of multiple acquisitions and navigating a materially more rigorous regulatory and business environment. Regular exposure, as a senior executive of Oaktree, to the many financial and operational restructurings of companies included within Oaktree’s distressed debt investment portfolios.

•

Legal: Served as General Counsel of Oaktree Capital. Former Partner of Munger, Tolles & Olson LLP. Extensive experience with mergers and acquisitions and strategic, financial, and corporate governance issues. Law degree from the University of Michigan.

Director Insights

Q	How do the skills/experiences of Chevron’s Directors contribute to the Company’s success?	A	“Each Director brings deep expertise and a broad array of experiences to our discussions with management, allowing us to both effectively oversee the business and offer informed, varied perspectives to help our executives refine their ideas and decision-making processes.”

Chevron Corporation 2024 Proxy Statement

9

election of directors

Alice P. Gast | 65		Director
Retired President and Professor Emeritus of Chemical Engineering Imperial College London	Director Since December 2012	Independent Yes
Board Committees
Board Nominating and Governance; Public Policy and Sustainability

Current Public Company Directorships • None Prior Public Company Directorships (within past five years) • None	Other Directorships and Memberships • National Academy of Engineering; Royal Academy of Engineering; Académie des Technologies (France)

Professional Experience

Imperial College London, an internationally top-ranked public research university

•	Professor Emeritus of Chemical Engineering (since 2022)
•	President (2014–2022)

Lehigh University, a top–ranked private research university

•	President (2006–2014)

Massachusetts Institute of Technology, a top–ranked private research university

•	Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering (2001–2006)

Stanford University and the Stanford Synchrotron Radiation Laboratory, a top–ranked private research university

•	Professor of Chemical Engineering (1985–2001)

Skills and Experience Supporting Nomination

•

Environmental Affairs: At Imperial College London, oversaw environmental institutes and centers and led the university crisis management group. At Lehigh University, presided over environmental centers, advisory groups, and crisis management. Expertise in chemical and biological terrorism issues gained through service on several governmental committees.

•	Finance: Sixteen years of service as president of leading educational institutions, with ultimate responsibility for finance, fundraising, and endowment management.

•

Global Business/International Affairs: Has lived in the United Kingdom since 2014, gaining enhanced perspective on global energy needs. Serves on the Singapore Ministry of Education’s Academic Research Council, Koç University Board of Overseers, and the Technical University Munich Institute for Advanced Study International Advisory Committee. Served as a U.S. science envoy for the U.S. Department of State to advise on ways to foster and deepen relationships with the Caucasus and Central Asia and on the Global Federation of Competitiveness Councils. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia.

•

Government/Regulatory/Public Policy: Served on the Homeland Security Science and Technology Advisory Committee. Chaired the scientific review committee empaneled by the National Research Council at the request of the FBI to conduct an independent review of the investigatory methods used by the FBI in the criminal case involving the mailing of anthrax spores. Served on the Board of UKRI, the U.K. Research and Innovation funding and policy body.

•

Research/Academia: More than three decades of service in academia and research at leading educational institutions. Deep experience with engineering programs and the capabilities and interests of the incoming talent pipeline.

•

Science/Technology/Engineering: B.S. in chemical engineering from the University of Southern California and an M.A. and Ph.D. in chemical engineering from Princeton University. Former Vice President for Research, Associate Provost, and Robert T. Haslam Chair in Chemical Engineering at Massachusetts Institute of Technology and Professor of Chemical Engineering at Stanford University and the Stanford Synchrotron Radiation Laboratory. Fellow of the National Academy of Engineering, the Royal Academy of Engineering, and the Académie des Technologies (France).

Director Insights

Q	What areas of Chevron’s strategy do you feel investors should be focused on in the coming years?	A	“Chevron’s bold and impactful new energies strategy bears watching. We are navigating the energy transition and bringing our many strengths, including entrepreneurship, to market in new lower carbon technologies.”

Chevron Corporation 2024 Proxy Statement

10

election of directors

Enrique Hernandez, Jr. | 68		Director
Executive Chairman Inter-Con Security Systems, Inc.	Director Since December 2008	Independent Yes
Board Committees
Public Policy and Sustainability (Chair); Management Compensation

Current Public Company Directorships • McDonald’s Corporation (until May 22, 2024); The Macerich Company Prior Public Company Directorships (within past five years) • None

Other Directorships and Memberships

•  Catalyst; Harvard College Visiting Committee; Harvard University Resources Committee; John Randolph Haynes and Dora Haynes Foundation; Ronald McDonald House Charities

Professional Experience

Inter-Con Security Systems, Inc. (“Inter-Con”), a global provider of security and facility support services

•	Executive Chairman (since 2021)
•	Chairman and CEO (1986–2021); President (1986–2018); Executive Vice President and Assistant General Counsel (1984–1986)

Brobeck, Phleger & Harrison, a leading law firm

•	Litigation Associate (1980–1984)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: More than three decades as Chairman and CEO of Inter-Con. Co-founder of Interspan Communications, a television broadcasting company. Director of The Macerich Company and Chairman of the Board of McDonald’s Corporation.

•

Finance: More than three decades of financial responsibility and experience at Inter-Con. Chaired the Audit Committee at McDonald’s Corporation. Former Chair of the Finance Committee and the Risk Committee at Wells Fargo & Company. Former Audit Committee Member at Great Western Financial Corporation, Nordstrom, Inc., Washington Mutual, Inc., and Wells Fargo & Company.

•

Global Business/International Affairs: Former CEO of a company that conducts business worldwide. Deep experience in providing security for people and assets in high-risk environments globally. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Trustee of the John Randolph Haynes Foundation, which has funded hundreds of important urban studies in education, transportation, local government elections, public safety, and other public issues. Former appointee, Commissioner, and President of the Los Angeles Police Commission. Served on the U.S. National Infrastructure Advisory Committee.

•

Leading Business Transformation: Extensive leadership experience transitioning in both media and security industries, having been a founder of Inter-Span Communications, a pioneer in Spanish language broadcast television in the United States, and at Inter-Con, where he evolved traditional physical security practices by creating and utilizing proprietary technology platforms and techniques, transforming the company into a multinational industry leader.

•	Legal: Served as Executive Vice President and Assistant General Counsel of Inter-Con. Former litigation associate of the law firm of Brobeck, Phleger & Harrison. Law degree from Harvard Law School.

Director Insights

Q	Are there any notable ways in which the Board has evolved over your tenure as a Director?	A	“As our strategy has evolved, the Board has broadened its skill sets to include Directors with experiences and perspectives consistent with Chevron’s key objectives. For example, with the appointment of Cynthia Warner, we deepened our experience across both traditional and renewable energy sectors.”

Chevron Corporation 2024 Proxy Statement

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election of directors

Marillyn A. Hewson | 70		Director
Retired Chairman, President, and CEO Lockheed Martin Corporation	Director Since January 2021	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • Johnson & Johnson Prior Public Company Directorships (within past five years) • DuPont, DowDuPont Inc.; Lockheed Martin Corporation

Other Directorships and Memberships

•  Council of Chief Executives; University of Alabama President’s Cabinet and Culverhouse School of Business Board of Visitors; Director for Nexii Building Solutions; Trilateral Commission; Council on Foreign Relations; American Institute of Aeronautics and Astronautics; American Academy of Arts and Sciences; Chair of CEO Academy Advisory Board; Fellow in Royal Aeronautical Society

Professional Experience

Lockheed Martin Corporation (“Lockheed Martin”), a leading aerospace and advanced technology company

•	Chairman (2014–2021); Executive Chairman (2020–2021); President and CEO (2013–2020)
•	Previously held leadership positions including President, COO, Executive Vice President of Electronic Systems business segment, and President of Systems Integration

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Currently serving as Independent Lead Director (effective April 25, 2024), Chair of the Compensation and Benefits Committee, and Member of the Audit Committee at Johnson & Johnson. Served over seven years as CEO of a Fortune 100 company. Thirty-nine-year career with Lockheed Martin included numerous senior management and executive positions, including Chairman of the Board for seven years.

•

Environmental Affairs: As Chairman, CEO, and President of Lockheed Martin, oversaw initiatives for energy and environmental stewardship, including Go Green, carbon and energy reduction, and water use reduction, and partnered with the U.S. Department of Energy’s Better Plants Program and the U.S. Environmental Protection Agency’s ENERGY STAR Program and Green Power Partnerships.

•	Finance: Former Chairman, President, and CEO of a Fortune 100 company. More than three decades of financial responsibility and experience at Lockheed Martin.

•

Global Business/International Affairs: Former Chairman, President, and CEO of a Fortune 100 company with extensive international operations. Served on the Board of Trustees for the King Abdullah University of Science and Technology in Saudi Arabia and Khalifa University in the United Arab Emirates. Served on the Atlantic Council International Advisory Board from 2014 to 2021. Served on the U.S.-India CEO Forum in 2020, and as co-vice chair of the U.S.-U.A.E. Business Council until 2020. Current and former director of companies with international operations. Recognized with the Atlantic Council Distinguished Business Leadership Award in 2015.

•

Government/Regulatory/Public Policy: At Lockheed Martin, a government contractor, oversaw development and production of military and rotary-wing aircraft, weapon systems, satellites and space systems, and other systems and services for all five branches of the U.S. armed forces, NASA, and intelligence agencies, as well as for governments and military services for international allies and partner countries. Served on the American Workforce Policy Advisory Board. Appointed by the President of the United States to the President’s Export Council. Appointed by the Vice President of the United States to the National Space Council User Advisory Group.

•

Leading Business Transformation: As Chairman and CEO of Lockheed Martin, led large, complex global organization that is in continuing transformation and adaptation, with customers facing technology and geopolitical disruption every day. Led large-scale portfolio rebalancing to shift away from commodity IT support and enter rotary wing business with acquisition of Sikorsky. Led digital transformation in product and internal operations. Honored with Edison Achievement Award for leadership in technology innovation in 2013 and Eisenhower Award for Innovation by Business Council for International Understanding in 2015.

•

Science/Technology/Engineering: Served in a variety of senior management and executive positions at Lockheed Martin, a leading aerospace and advanced technology company, which positions required expertise in engineering and technology. Former director of DuPont and DowDuPont, a global chemical company, and of Carpenter Technology, a specialty steel company, and Former Chair of Sandia National Laboratories, one of three National Nuclear Security Administration research and development laboratories in the United States. Former Chair of the Aerospace Industries Association. Fellow of the Royal Aeronautical Society and of the American Institute of Aeronautics and Astronautics. Member of the American Academy of Arts and Sciences.

Director Insights

Q	What areas of Chevron’s strategy do you feel investors should be focused on in the coming years?	A	“Investors should stay focused on the concrete actions that Chevron is taking to ensure it can deliver on its strategy long into the future. Our successful execution today allows us to help build the energy system of tomorrow.”

Chevron Corporation 2024 Proxy Statement

12

election of directors

Jon M. Huntsman Jr. | 64		Director
Vice Chairman and President, Strategic Growth Mastercard Incorporated (effective April 15, 2024)	Director Since September 2020	Independent Yes
Board Committees
Management Compensation; Public Policy and Sustainability

Current Public Company Directorships • Ford Motor Company; Mobileye (until April 15, 2024) Prior Public Company Directorships (within past five years) • None

Other Directorships and Memberships

•  Center for a New American Security; U.S. Department of State’s Foreign Affairs Policy Board; National Committee on U.S.-China Relations; Nuclear Threat Initiative Board; U.S. Defense Policy Board

Professional Experience

Mastercard Incorporated, the second-largest payment-technology corporation worldwide

•	Vice Chairman and President, Strategic Growth (effective April 15, 2024)

Ford Motor Company, a multinational automobile manufacturer

•	Vice Chair of Policy (2021–2022); Director (since 2020)

State of Utah

•	Governor (2005–2009)

U.S. Federal Government

•	U.S. Ambassador to Russia (2017–2019); U.S. Ambassador to China (2009–2011); U.S. Trade Ambassador (2001–2003); U.S. Ambassador to Singapore (1992–1993)

Atlantic Council, a nonprofit that promotes leadership and engagement in international affairs

•	Chairman (2014–2017)

Huntsman Cancer Foundation, a nonprofit that supports initiatives at the University of Utah

•	Chairman (2012–2017)

Skills and Experience Supporting Nomination

•	Business Leadership/Operations: Served eight years as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation.

•

Environmental Affairs: As Governor of Utah, oversaw environmental policy, including signing the Western Climate Initiative, by which Utah joined with other U.S. state governments to pursue targets for reduced greenhouse gas emissions. Significant experience overseeing environmental practices and related matters as Vice Chairman of Huntsman Corporation and Chairman and CEO of Huntsman Holdings Corporation. Sustainability and Innovation Committee member at Ford Motor Company.

•	Finance: Former executive officer of Huntsman Corporation and Huntsman Holdings Corporation.

•

Global Business/International Affairs: Served in the administrations of five U.S. presidents. Member of the Defense Policy Board at the U.S. Department of Defense. Former U.S. Ambassador to Russia. Former Chairman of the Atlantic Council. Former Trustee of the National Committee on U.S.-China Relations and of the Carnegie Endowment for International Peace. Former U.S. Ambassador to China. Former U.S. Ambassador to Singapore, Deputy U.S. Trade Representative, and Deputy Assistant Secretary of Commerce for Asia. Founding director of the Pacific Council on International Policy. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Member of the Defense Policy Board at the U.S. Department of Defense. Former two-term Governor of Utah. Former Deputy U.S. Trade Representative and Deputy Assistant Secretary of Commerce for Asia. Former Co-Chair of No-Labels, a nonprofit organization that works across political party lines to reduce gridlock and create policy solutions. Advisor to Ford Motor Company’s President and CEO, and former Vice Chair on policy choices.

Director Insights

Q	What have you found most beneficial about hearing from Chevron’s stockholders?	A	“I have enjoyed engaging with our investors and observing firsthand their strong belief in our commitment to affordable, accessible energy - the lifeline of any successful civilization. I have also benefitted from their critical input on the importance of Chevron’s energy transition and the hope it provides for our long-term sustainability.”

Chevron Corporation 2024 Proxy Statement

13

election of directors

Charles W. Moorman | 72		Director
Former Senior Advisor and CEO Amtrak Retired Chairman and CEO Norfolk Southern Corporation	Director Since May 2012	Independent Yes
Board Committees
Management Compensation (Chair); Board Nominating and Governance

Current Public Company Directorships • Oracle Corporation Prior Public Company Directorships (within past five years) • Duke Energy Corporation	Other Directorships and Memberships • Focused Ultrasound Foundation; Georgia Tech Foundation Inc.; National Academy of Engineering; Rand Logistics, Inc.

Professional Experience

Amtrak, a passenger rail provider

•	Senior Advisor (2018–2023)
•	Co-CEO (2017); President and CEO (2016–2017)

Norfolk Southern Corporation (“Norfolk Southern”), a freight and transportation company

•	Chairman (2006–2015); CEO (2004–2015); President (2004–2013); Senior Vice President of Corporate Planning and Services (2003–2004); Senior Vice President of Corporate Services (2003)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Served more than a decade as CEO of Norfolk Southern. Forty-year career with Norfolk Southern included numerous senior management and executive positions, with emphasis on operations. Former senior advisor and CEO of Amtrak.

•

Environmental Affairs: At Norfolk Southern, gained experience with environmental issues related to transportation of coal, automotive, and industrial products. Former Virginia chapter chair and director of The Nature Conservancy, a global conservation organization. Served as a trustee of the Chesapeake Bay Foundation, whose mission is to protect the environmental integrity of the bay.

•	Finance: Former Chairman and CEO of a Fortune 500 company. More than three decades of financial responsibility and experience at Norfolk Southern.

•	Government/Regulatory/Public Policy: More than four decades of experience in the highly regulated freight and transportation industry.

•

Leading Business Transformation: As Chairman and CEO of Norfolk Southern, led strategic transformation to adapt to critical developments in intermodal transportation, namely, the advent of new providers of package delivery services, and a shift to East Coast as hub for seaborn deliveries (as a result of widening the Panama Canal). As Chief Executive of Amtrak, charged with transforming leadership and service model to support long-term sustainability and success of the company.

•

Science/Technology/Engineering: B.S. in civil engineering from the Georgia Institute of Technology. Forty-year career with Norfolk Southern included numerous senior management and executive positions requiring expertise in engineering and technology. Norfolk Southern builds and maintains tracks and bridges, operates trains and equipment, and designs and manages complex information technology systems. Member of the National Academy of Engineering.

Director Insights

Q	Are there any notable ways in which the Board has evolved over your tenure as a Director?	A	“During my time as a Director, the Board (and the management team) has continued to evolve in terms of diversity, not only as it is traditionally defined, but in individuals with different backgrounds and experiences. During that same period, the challenges and risks that the Company faces have continued to evolve and grow, and the changes in Board composition have helped us better understand those challenges and help management in developing plans to meet them.”

Chevron Corporation 2024 Proxy Statement

14

election of directors

Dambisa F. Moyo | 55		Director
Co-Principal Versaca Investments	Director Since October 2016	Independent Yes
Board Committees
Audit (audit committee financial expert)

Current Public Company Directorships • None Prior Public Company Directorships (within past five years) • Barclays plc; 3M Company	Other Directorships and Memberships • Condé Nast; Linklaters’ International Advisory Group; member of the House of Lords (United Kingdom) sitting as Baroness Moyo of Knightsbridge

Professional Experience

Versaca Investments, a family office focused on growth investing globally

•	Co-Founder and Co-Principal (since 2021)

Mildstorm LLC, a financial and economics firm

•	CEO (2015–2021)

Goldman Sachs, a multinational investment bank and financial services company

•	Economist (2001–2008)

World Bank, an international financial institution

•	Consultant (1993–1995)

Skills and Experience Supporting Nomination

•	Environmental Affairs: As director at Barrick Gold Corporation, served on the committee that considered and provided oversight on environmental matters.

•

Finance: Ten years of experience at Goldman Sachs and the World Bank. Ph.D. in economics from the University of Oxford and MBA in finance from American University. Former Audit Committee member at 3M Company. Former Audit Committee and Risk Committee member at Barrick Gold Corporation.

•

Global Business/International Affairs: Born and raised in Zambia, which enhances perspective on global resource challenges. Traveled to more than 80 countries, with a particular focus on the interplay of international business and the global economy, while highlighting key opportunities for investment. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: Member of the House of Lords (United Kingdom) sitting as Baroness Moyo of Knightsbridge since 2022. Ten years of experience in the highly regulated banking and financial services industry. Master’s in Public Administration from John F. Kennedy School of Government, Harvard University.

•	Research/Academia: Author of four New York Times bestsellers. Dr. Moyo’s writing regularly appears in economics and finance related publications.

Director Insights

Q	Which external Board speaker over the past two years did you find particularly interesting, and why?	A	“Hearing from then Global Head of Commodities Research at Goldman Sachs was particularly insightful. The conversation directly linked macroeconomic themes and our oversight of Chevron to the current market environment, and they also shared helpful longer-term perspectives.”

Chevron Corporation 2024 Proxy Statement

15

election of directors

Debra Reed-Klages | 67		Director
Retired Chairman, CEO and President Sempra	Director Since December 2018	Independent Yes
Board Committees
Audit (Chair and audit committee financial expert)

Current Public Company Directorships • Caterpillar Inc.; Lockheed Martin Corporation Prior Public Company Directorships (within past five years) • None	Other Directorships and Memberships • The Trusteeship, International Women’s Forum; Rady Children’s Hospital and Health Center; Rady Children’s Hospital – San Diego, CA

Professional Experience

Sempra, an energy services holding company

•	Chairman (2012–2018); CEO (2011–2018) and President (2017–2018); Executive Vice President (2010–2011)

San Diego Gas and Electric and Southern California Gas Co., Sempra’s regulated California utilities

•	President and CEO (2006–2010)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Served seven years as CEO of Sempra. Over three decades of experience in senior management and executive positions at Sempra, including responsibility for utility and infrastructure operations.

•

Environmental Affairs: As Chairman and CEO of Sempra, oversaw all aspects of Sempra’s environmental and sustainability policies and strategies, which include initiatives to address challenges like limiting water use, improving the quality and efficiency of operations, infrastructure development and access to energy, human health, and environmental safety.

•

Finance: Former Chairman and CEO of a Fortune 500 company. More than a decade of financial responsibility and experience at Sempra or its subsidiaries. Former CFO of San Diego Gas & Electric and SoCalGas. Previously served as an Audit Committee member at Lockheed Martin.

•

Global Business/International Affairs: Former Chairman and CEO of a Fortune 500 company that conducts business in Mexico and South America. Current and former director of companies with international operations.

•

Government/Regulatory/Public Policy: At Sempra, worked with and adhered to the rules established by the California Public Utilities Commission, the principal regulator of Sempra’s California utilities. Served four years on the National Petroleum Council, a federally chartered advisory committee to the U.S. Secretary of Energy.

•

Leading Business Transformation: As Chairman and CEO of Sempra, led transformation of San Diego Gas & Electric from all fossil fuel generation to becoming one of the utilities with the highest percentage of renewables in its portfolio. Also led creation of the second largest energy company in Mexico to facilitate Mexico’s transition to renewable energy, including development of infrastructure in Mexico to support that transition.

•

Science/Technology/Engineering: B.S. in civil engineering from the University of Southern California and former member of the Board of Councilors at the University of Southern California’s Viterbi School of Engineering. Served in a variety of senior management and executive positions at Sempra, requiring expertise in engineering and technology. Director at Caterpillar, a manufacturer of construction and mining equipment, and Lockheed Martin, a global security and aerospace company.

Director Insights

Q	How does the Board think about the role of acquisitions in supporting long-term strategy for Chevron?	A	“Chevron is a learning organization at heart, which makes us an exceptional acquirer since we take best practices and integrate them across our current and future businesses. Chevron’s acquisitions are strategic and focused on leveraging meaningful synergies.”

Chevron Corporation 2024 Proxy Statement

16

election of directors

D. James Umpleby III | 66		Director
Chairman and CEO Caterpillar Inc.	Director Since March 2018	Independent Yes
Board Committees
Board Nominating and Governance; Public Policy and Sustainability

Current Public Company Directorships • Caterpillar Inc. Prior Public Company Directorships (within past five years) • None

Other Directorships and Memberships

•  Business Roundtable; The Business Council; National Petroleum Council; Peterson Institute for International Economics; Rose-Hulman Institute of Technology; U.S.-China Business Council; U.S.-India Strategic Partnership Forum

Professional Experience

Caterpillar Inc. (“Caterpillar”), a leading manufacturer of construction and mining equipment, diesel, and natural gas engines, industrial gas turbines, and diesel-electric locomotives

•	Chairman (since 2018); CEO (since 2017)
•	Group President of the Energy & Transportation business segment (2013–2016)
•	Vice President (2010–2013)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Chairman and CEO of a Fortune 100 company. More than three decades of experience in senior management and executive positions at Caterpillar, including responsibility for engineering, manufacturing, marketing, sales, and services.

•

Environmental Affairs: As Chairman and CEO of Caterpillar, oversees all aspects of Caterpillar’s environmental and sustainability policies and strategies, which include initiatives to address challenges like preventing waste, improving the quality and efficiency of operations, developing infrastructure, and ensuring access to energy, human health, and environmental safety. Served as a member of the Latin America Conservation Council, in partnership with The Nature Conservancy, a global conservation organization. Former Director of the World Resources Institute, an international research nonprofit organization working to secure a sustainable future.

•	Finance: Chairman and CEO of a Fortune 100 company. More than a decade of financial responsibility and experience at Caterpillar.

•

Global Business/International Affairs: Chairman and CEO of a Fortune 100 company with extensive international operations. Served in assignments at Caterpillar in Singapore and Kuala Lumpur from 1984 to 1990. Director of the Peterson Institute for International Economics, the U.S.-China Business Council, and the U.S.-India Business Strategic Partnership Forum and a former member of the U.S.-India CEO Forum.

•

Leading Business Transformation: As Chairman and CEO of Caterpillar, developed a new strategy for long-term profitable growth. Leads a global team that is implementing the strategy focused on operational excellence, expanded offerings, sustainability, and services. Accelerated expansion of commercial offerings to provide additional customer value, growing total sales and revenue over 70% since becoming CEO in 2017. In alignment with the strategy, drove enterprisewide improvement of operational performance with deployment of the Caterpillar Operating & Execution Model across the company to prioritize resource allocation for long-term profitable growth. In 2023, Caterpillar achieved record full-year adjusted profit per share, which has increased more than six fold during his tenure as CEO.

•

Science/Technology/Engineering: B.S. in mechanical engineering from the Rose-Hulman Institute of Technology. Has served in a variety of senior management and executive positions at Caterpillar, requiring expertise in engineering and technology.

Director Insights

Q	What areas of Chevron’s strategy do you feel investors should be focused on in the coming years?	A	“Investors should note Chevron’s ability to produce cash across the macroeconomic cycle, which has allowed Chevron to reward our stockholders with predictable dividend growth and a robust share buyback program.”

Chevron Corporation 2024 Proxy Statement

17

election of directors

Cynthia J. Warner | 65		Director
Former President and CEO Renewable Energy Group, Inc.	Director Since June 2022	Independent Yes
Board Committees
Public Policy and Sustainability

Current Public Company Directorships • Sempra; Bloom Energy Prior Public Company Directorships (within past five years) • Renewable Energy Group, Inc.; IDEX Corporation

Other Directorships and Memberships

•  Trustee of the Committee for Economic Development; member of the National Petroleum Council; Board of Advisors of Vanderbilt University School of Engineering; member of the Executive Committee of the Board of Advisors of Columbia University Center on Global Energy Policy; Board of Trustee of the University of the Incarnate Word

Professional Experience

GVP Climate, a venture capital firm that focuses on early-stage clean technology

•	Senior Operating Partner (since 2023)

Renewable Energy Group, Inc. (“Renewable Energy Group”), a global producer and supplier of bio-based diesel

•	President, CEO, and Director (2019–2022)

Andeavor (formerly Tesoro Corporation), an integrated marketing, logistics, and refining company

•	Executive Vice President, Operations (2016–2018); Executive Vice President, Strategy and Business Development (2014–2016)

Sapphire Energy, a biofuels company

•	Chairman and CEO (2012–2014); Chairman and President (2009–2011)

BP (British Petroleum), a multinational oil and gas company

•	Group Vice President of Global Refining (2007–2009); Group Vice President of Health, Safety, Security, Environmental and Technology (2005–2007)

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Over 40 years of business leadership experience in the traditional and renewable energy sectors, holding key roles in technology development, operations, business development, strategy, environment, health, and safety. Named a Fortune 2020 Businessperson of the Year.

•

Environmental Affairs: More than 35 years of experience in the traditional and renewable energy sectors with an extensive background in refining and its health, safety, security, and environmental operations and efforts. Led the groundbreaking cooperative effort with the U.S. Environmental Protection Agency to shape a framework for clean air improvements, to which the entire U.S. refining industry eventually signed on. Senior Operating Partner at GVP Climate, a venture capital firm seeking to invest in early-stage firms with technologies that will help to foster a transition to a lower carbon system.

•	Finance: More than a decade of financial responsibility and experience at Sapphire Energy, Andeavor/Marathon, and Renewable Energy Group.

•

Global Business/International Affairs: Former CEO of an international company that produces and supplies renewable fuels like biodiesel and renewable diesel, renewable chemicals, and other products. Current and former director of companies with international operations. Worked and resided internationally for over 10 years, including having responsibility for operations of refineries and pipeline systems in five continents.

•

Leading Business Transformation: Developed and executed a strategy to grow Renewable Energy Group’s value delivery by over three times in three years; spearheaded significant growth at Andeavor, including acquisition of Western Refining and purchase and conversion of the Dickinson refinery to a renewable diesel plant; oversaw implementation of a multifaceted operations management system for BP’s entire refining system; led award-winning effort to improve union/management relationships at the Amoco Texas City refinery.

•

Science/Technology/Engineering: B.S. in chemical engineering from Vanderbilt University. Served as process development engineer and internal process technology consultant at Amoco Oil Company for over a decade. As CEO of Sapphire Energy, oversaw development of technology to produce oil from algae, successfully building and placing into operation one of the largest algae farms in the world. Currently serving on the Board of Advisors of Vanderbilt University School of Engineering and appointed to its Academy of Distinguished Alumni in 2019.

Director Insights

Q	Are there any notable ways in which the Board has evolved over your tenure as a Director?	A	“The Chevron Board is collectively inquisitive and learning-oriented. This fosters a culture of continual growth and deeper understanding of — and appreciation for — the challenges and opportunities the Company is facing.”

Chevron Corporation 2024 Proxy Statement

18

election of directors

Michael K. (Mike) Wirth | 63		Chairman Since February 2018
Chairman and CEO Chevron Corporation	Director Since February 2017	Independent No
Board Committees
None

Current Public Company Directorships • None Prior Public Company Directorships (within past five years) • None

Other Directorships and Memberships

•  Member of the Board of Directors of American Petroleum Institute and Catalyst; member of the National Petroleum Council, the Business Roundtable, the World Economic Forum International Business Council, the American Heart Association CEO Roundtable, The Business Council, and the American Society of Corporate Executives

Professional Experience

Chevron

•	Chairman and CEO (since 2018)
•

Vice Chairman of the Board (2017–2018); Executive Vice President of Midstream & Development (2016–2018); Executive Vice President of Downstream & Chemicals (2006–2015); President of Global Supply and Trading (2003–2006)

•	Joined Chevron as a design engineer in 1982

Skills and Experience Supporting Nomination

•

Business Leadership/Operations: Chairman and CEO of Chevron. Twelve years as Executive Vice President of Chevron. More than three decades of experience in senior management and executive positions at Chevron.

•

Environmental Affairs: As Chairman and CEO of Chevron, oversees all aspects of Chevron’s environmental policies and strategies. Oversaw environmental policies and strategies of Chevron’s Downstream & Chemicals and shipping and pipeline operations.

•	Finance: CEO of a Fortune 100 company. More than a decade of financial responsibility and experience at Chevron.

•

Global Business/International Affairs: Chairman and CEO of a Fortune 100 company with extensive international operations. Served as President of Marketing for Chevron’s Asia/Middle East/Africa marketing business based in Singapore and served as director of Caltex Australia Ltd. and GS Caltex in South Korea.

•

Government/Regulatory/Public Policy: More than three decades of experience in a highly regulated industry. As Chairman and CEO of Chevron, oversees all aspects of Chevron’s government, regulatory, and public policy affairs.

•

Leading Business Transformation: From 2010 to 2012, led the major turnaround of Chevron’s global Downstream & Chemicals business, including significant portfolio rationalization, new supply chain processes, manufacturing improvements, and comprehensive organizational restructuring. Cost savings, margin growth, and execution improvement drove a significant shift in relative competitive performance on safety, reliability, and profitability. In 2019 and 2020, led transformation of Chevron Corporation, including the largest corporate restructuring in more than two decades. Approach was comprehensive and addressed strategy, portfolio business model, culture, and efficiency. Completed a major acquisition at the same time.

•

Science/Technology/Engineering: B.S. in chemical engineering from the University of Colorado. More than three decades of experience at Chevron. Joined as a design engineer and advanced through a number of engineering, construction, marketing, and operations roles.

Director Insights

Q	Which Chevron facility visit over the past two years has enhanced your perspective of Chevron, and how?	A	“Our visit to our operations in Colorado was a great opportunity for the Board to witness the benefits of the acquisition of Noble Energy in addition to the then-pending acquisition of PDC Energy. It also provided opportunities to learn more about innovation in development of lower carbon-intensity production.”

Chevron Corporation 2024 Proxy Statement

19

election of directors

director orientation and education

Chevron’s Board maintains a new Director orientation program that is preferably completed during a new Director’s first year of Board service. The orientation program has three main components: (1) written materials detailing information about Chevron, such as Chevron’s governing documents, recent U.S. Securities and Exchange Commission (“SEC”) filings, and press releases; (2) a series of meetings with Chevron’s senior executives; and (3) Chevron facility/site visits to experience Chevron’s operations in person (visits include a Downstream facility, typically a refinery, and an upstream operation). Beyond orientation, Directors regularly visit Chevron work locations to meet with employees and learn about particular operations. Directors are provided with a list of continuing director education opportunities, and all Directors are encouraged to periodically attend director continuing education programs offered by various organizations. In addition, Directors benefit from access to various governance and directorship organizations and publications to which Chevron subscribes. Directors also receive a weekly digest of news articles related to Chevron and ongoing education through Board briefings and presentations on various topics at Board and Committee meetings, which regularly include outside speakers.

vote required

Each Director nominee who receives a majority of the votes cast (i.e., the number of shares voted FOR a Director nominee must exceed the number of shares voted AGAINST that Director nominee, excluding abstentions) will be elected a Director in an uncontested election. Any shares not voted (whether by abstention or otherwise) will have no impact on the elections.

If the number of Director nominees exceeds the number of Directors to be elected — a circumstance we do not anticipate — the Directors shall be elected by a plurality of the shares present in person or by proxy at the Annual Meeting, or any adjournment or postponement thereof, and entitled to vote on the election of Directors.

your board’s recommendation

Your Board recommends that you vote FOR each of the 12 Director nominees named in this Proxy Statement.

Chevron Corporation 2024 Proxy Statement

20

director compensation

objectives

Compensation for our non-employee Directors is designed to be competitive with compensation for directors of other large, global energy companies and other large, capital-intensive, international companies; to link rewards to business results and stockholder returns; and to align stockholder and Director interests through Director ownership of Chevron common stock.

overview

Under the Chevron Corporation Non-Employee Directors’ Equity Compensation and Deferral Plan, as amended, and Plan Rules, as amended (together, the “NED Plan”), Chevron’s Annual Compensation Cycle for its non-employee Directors is the period commencing on the day of the Annual Meeting at which the non-employee Director is elected through the day immediately preceding the next Annual Meeting.

Our non-employee Director compensation program consists primarily of a cash component and an equity component. Non-employee Directors do not receive fees for attending Board or Committee meetings, nor do they receive fees for meeting with stockholders. We do not provide non-equity incentive awards, nor do we provide a retirement plan for non-employee Directors.

Our Chief Executive Officer is not paid additional compensation for service as a Director.

cash retainer

The non-employee Directors of the Board approved an increase in non-employee Director compensation, effective as of the 2023 Annual Meeting, as described in last year’s Proxy Statement. As a result, non-employee Directors received total annual compensation of $390,000 per non-employee Director, with approximately 40%, or $155,000, paid in cash and approximately 60%, or $235,000, paid in restricted stock units (“RSUs”). In line with historical practice, an additional cash retainer, in the amounts described herein, was paid to the independent Lead Director and each Committee Chair.

Each cash retainer is paid in monthly installments beginning with the date the non-employee Director is elected to the Board. Under the NED Plan, non-employee Directors can elect to defer receipt of any portion of their cash compensation. Deferral elections must be made by December 31 in the year preceding the year in which the cash to be deferred is earned. Deferrals are credited, at the non-employee Director’s election, into accounts tracked with reference to the same investment fund options available to participants in the Chevron Deferred Compensation Plan II, including a Chevron Stock Fund. None of the earnings under the NED Plan are above market or preferential. Distribution of deferred amounts is in cash except for amounts valued with reference to the Chevron Stock Fund, which are distributed in shares of Chevron common stock.

equity compensation

RSUs are granted on the date of the Annual Meeting at which the non-employee Director is elected. If a non-employee Director is elected to the Board between annual meetings, a prorated grant is made. RSUs are paid out in shares of Chevron common stock unless the non-employee Director has elected to defer the payout until retirement. RSUs are subject to forfeiture (except when the non-employee Director dies, reaches mandatory retirement age of 74, becomes disabled, changes primary occupation, or enters government service) until the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant, at which time they vest.

expenses and charitable matching gift program

Non-employee Directors are reimbursed for out-of-pocket expenses incurred in connection with the business and affairs of Chevron. Non-employee Directors are eligible to participate in Chevron Humankind, our charitable matching gift and community involvement program, which is available to any employee, retiree, and Director. For active employees and non-employee Directors, we match contributions to eligible entities and grants for volunteer time, up to a maximum of $10,000 per year.

Chevron Corporation 2024 Proxy Statement

21

director compensation

governance

The Governance Committee evaluates and recommends to the Board the compensation for non-employee Directors, and the Board approves the compensation. Our executive officers have no role in determining the amount or form of non-employee Director compensation. The Committee may retain the services of an independent compensation consultant to assist the Committee with its work. The Committee did not do so in 2023.

director stock ownership guidelines

Under the Corporate Governance Guidelines, each non-employee Director is expected, within five years of when the Director first becomes subject to the guidelines, to own shares of Chevron common stock that have a value equal to seven times their annual cash retainer, or 15,000 shares, for serving as a Director. Shares may be owned directly by the individual, owned jointly with, or separately by, the Director’s spouse, or held in trust for the benefit of the Director, the Director’s spouse, or the Director’s children. All non-employee Directors with more than five years of service have met our stock ownership guidelines, and all non-employee Directors with less than five years of service have met or are on target to meet our stock ownership guidelines within the expected time.

Chevron Corporation 2024 Proxy Statement

22

director compensation

2023 non-employee director compensation

The 2023 non-employee Directors’ annual compensation, and the additional annual cash retainer for the independent Lead Director and each Board Committee Chair, are described below.

Position	Cash retainer	RSUs

Non-Employee Director	$155,000	$235,000

Independent Lead Director	$50,000	—

Audit Committee Chair	$30,000	—

Board Nominating and Governance Committee Chair	$20,000	—

Management Compensation Committee Chair	$25,000	—

Public Policy and Sustainability Committee Chair	$20,000	—

compensation during the fiscal year ended december 31, 2023

The following table sets forth the compensation of our non-employee Directors for the fiscal year ended December 31, 2023.

Name	Fees earned or paid in cash ($)	Stock awards ($)(1)	All other compensation ($)(2)	Total ($)

Wanda M. Austin	$222,500(3)(4)	$235,000	$10,000	$467,500

John B. Frank	$152,500(5)	$235,000	$10,000	$397,500

Alice P. Gast	$152,500(5)	$235,000	$28,581	$416,081

Enrique Hernandez, Jr.	$172,500(3)	$235,000	$10,000	$417,500

Marillyn A. Hewson	$152,500(5)	$235,000	$10,000	$397,500

Jon M. Huntsman Jr.	$152,500	$235,000	—	$387,500

Charles W. Moorman	$177,500(3)(5)	$235,000	$10,000	$422,500

Dambisa F. Moyo	$152,500	$235,000	—	$387,500

Debra Reed-Klages	$182,500(3)	$235,000	—	$417,500

Ronald D. Sugar	$ 75,000(5)(6)	—	$15,751	$ 90,751

D. James Umpleby III	$152,500(5)	$235,000	$10,000	$397,500

Cynthia J. Warner	$152,500(5)	$235,000	$10,000	$397,500

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director compensation

(1)

Amounts reflect the aggregate grant date fair value for RSUs granted in 2023 under the NED Plan. We calculate the grant date fair value of these awards in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation–Stock Compensation (“ASC Topic 718”), for financial reporting purposes. The grant date fair value of these RSUs was $153.12 per unit, the closing price of Chevron common stock on May 30, 2023. RSUs accrue dividend equivalents, the value of which is factored into the grant date fair value, and vest on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. RSUs are payable in Chevron common stock.

At December 31, 2023, the following non-employee Directors had the following number of shares subject to outstanding stock awards, deferrals, or stock options:

Name	Stock units(a)	RSUs(a)	Stock units from Director’s deferral of cash retainer(b)	Stock options(c)	Total

Wanda M. Austin	—	1,565	—	—	1,565

John B. Frank	—	14,251	—	14,413	28,664

Alice P. Gast	—	24,584	—	—	24,584

Enrique Hernandez, Jr.	—	27,431	1,544	—	28,975

Marillyn A. Hewson	—	6,527	3,233	—	9,760

Jon M. Huntsman Jr.	—	1,565	—	—	1,565

Charles W. Moorman	—	30,256	16,107	28,809	75,172

Dambisa F. Moyo	—	5,329	—	—	5,329

Debra Reed-Klages	—	11,608	1,240	—	12,848

Ronald D. Sugar	9,708	48,368	19,984	—	78,060

D. James Umpleby III	—	1,565	—	—	1,565

Cynthia J. Warner	—	2,913	133	—	3,046

(a)

Represents awards of stock units and dividend equivalents from 2005 through 2006 and awards of RSUs and dividend equivalents beginning in 2007, rounded to whole units. Awards of stock units and deferred RSUs are settled in shares of Chevron common stock in either one or 10 annual installments following the Director’s retirement, resignation, or death. RSUs not deferred are settled in shares upon vesting on the earlier of 12 months or the day preceding the first Annual Meeting following the date of the grant. The terms of awards of RSUs are described above.

(b)

Represents deferred compensation and dividend equivalents, rounded to whole units. Distribution will be made in either one or 10 annual installments. Any deferred amounts unpaid at the time of a Director’s death are distributed to the Director’s beneficiary.

(c)

Represents nonstatutory/nonqualified stock options awarded under the NED Plan prior to December 31, 2021. Effective December 31, 2021, non-employee Directors may no longer elect to receive stock options in lieu of their cash retainer. Any outstanding stock options previously granted remain outstanding under the terms of the original grant until the options are exercised or expire.

The stock options are exercisable for that number of shares of Chevron common stock determined by dividing the amount of the cash retainer subject to the election by the Black-Scholes value of a stock option on the date of grant. The stock options have an exercise price based on the closing price of Chevron common stock on the date of grant. Non-employee Directors who retire in accordance with Chevron’s Director Retirement Policy have until 10 years from the date of grant to exercise any outstanding options. Stock options do not accrue dividends or dividend equivalents.

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director compensation

(2)	All Other Compensation for 2023 includes the following items:

Name	Perquisites(a)	Charitable(b)

Wanda M. Austin	—	$10,000

John B. Frank	—	$10,000

Alice P. Gast	$18,581	$10,000

Enrique Hernandez, Jr.	—	$10,000

Marillyn A. Hewson	—	$10,000

Jon M. Huntsman Jr.	—	—

Charles W. Moorman	—	$10,000

Dambisa F. Moyo	—	—

Debra Reed-Klages	—	—

Ronald D. Sugar	$15,751	—

D. James Umpleby III	—	$10,000

Cynthia J. Warner	—	$10,000

(a)

Reflects perquisites and personal benefits received by a Director in 2023 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. For Drs. Gast and Sugar, amount includes expenses for the actual aggregate incremental cost incurred in connection with spousal attendance at a company event, including transportation and meals. The amount for Dr. Sugar also includes the value of gifts presented upon his retirement. A holiday gift was given to each Director.

(b)

Amounts reflect payments made to charitable organizations under Chevron Humankind, our charitable matching gift and community involvement program, to match donations made by the non-employee Directors in 2023.

(3)	Amount includes the additional retainer paid for serving as a Board Committee Chair during 2023.

(4)	Amount includes the additional cash retainer paid for serving as Lead Director during 2023.

(5)	Director has elected to defer all or a portion of the cash retainer under the NED Plan in 2023.

(6)	Dr. Sugar retired from the Board on May 31, 2023.

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corporate governance

overview

Chevron is governed by a Board of Directors and Board Committees that meet throughout the year. Directors discharge their responsibilities at Board and Committee meetings and through other communications with management. Your Board is committed to strong corporate governance structures and practices that help Chevron compete more effectively, sustain its success, and build long- term stockholder value.

role of the board of directors

The Board oversees and provides guidance for Chevron’s business and affairs and oversees management’s development and implementation of Chevron’s strategy and business planning process. The Board monitors corporate performance, the integrity of Chevron’s financial controls, and the effectiveness of its legal compliance and enterprise risk management programs. This is generally a year-round process, culminating in Board reviews of Chevron’s strategic plan, its business plan, the next year’s capital expenditures budget, and key financial and operational indicators. The Board also oversees management and the succession of key executives.

corporate governance guidelines

Your Board has adopted Corporate Governance Guidelines to provide a transparent framework for the effective governance of Chevron. The Corporate Governance Guidelines are reviewed regularly and updated as appropriate. The full text of the Corporate Governance Guidelines can be found on our website at www.chevron.com/investors/corporate-governance. The guidelines address, among other topics:

•	Role of the Board

•	Board succession planning and membership criteria

•	Director independence

•	Board size

•	Director terms of office

•	Election of Directors

•	Other Board memberships

•	Director retirement policy

•	Number and composition of Board Committees

•	Board leadership and Lead Director

•	Executive sessions
•	Business Conduct and Ethics Code

•	Confidentiality

•	Succession planning

•	Board compensation

•	Board access to management and other employees

•	Director orientation and education

•	Evaluation of Board performance

•	Chief Executive Officer performance review

•	Director and officer stock ownership guidelines

•	Access to outside advisors

•	Board agenda and meetings

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corporate governance

board leadership structure

Under Chevron’s By-Laws, the positions of Chairman of the Board and Chief Executive Officer are separate positions that may be occupied by the same person at the discretion of the Board. Chevron’s independent Directors select the Chairman of the Board annually. Thus, the Board has great flexibility to choose its optimal leadership structure depending upon Chevron’s particular needs and circumstances and to organize its functions and conduct its business in the most effective manner.

Annually, the Governance Committee conducts an assessment of Chevron’s corporate governance structures and processes, which includes a review of Chevron’s Board leadership structure and whether combining or separating the roles of Chairman and CEO is in the best interests of Chevron’s stockholders. At present, Chevron’s Board believes that it is in the stockholders’ best interests for the CEO, Michael K. Wirth, to also serve as Chairman of the Board. The Board believes that having Mr. Wirth serve as Chairman fosters an important unity of leadership between the Board and management that is subject to effective oversight by the independent Lead Director and the other independent Directors. The Board believes that it benefits from the significant knowledge, insight, and perspective of Chevron and the energy industry that Mr. Wirth has gained throughout his 41 years with Chevron. Our business is highly complex, and our projects often have long lead times, with many of our major capital projects taking more than 10 years from the exploration phase to first production. The Board believes that Mr. Wirth’s in-depth knowledge of the Company, coupled with his extensive industry expertise, makes him particularly qualified to lead Board discussions. Having Mr. Wirth serve as Chairman also promotes better alignment of Chevron’s long-term strategic development with its operational execution. Also, as a global energy company that negotiates concessions and leases with host-country governments around the world, it is advantageous to the Company for the CEO to represent the Chevron Board in such dialogues as its Chairman.

Significantly, the Board does not believe that combining the roles creates ambiguity about reporting relationships. The independent Directors believe it is clear that Mr. Wirth reports to and is accountable to the independent Directors, given the role of the independent Lead Director discussed below and the fact that the independent Directors, pursuant to their powers under the By-Laws, have affirmatively selected Mr. Wirth for the positions of Chairman and CEO, annually set his compensation, and regularly evaluate his performance. Moreover, the Board does not believe that having the CEO also serve as Chairman inhibits the flow of information and interactions among the Board, management, and other Company personnel. To the contrary, the Board has unfettered access to management and other Company employees, and the Board believes that having Mr. Wirth in the roles of both Chairman and CEO facilitates the flow of information and communications between the Board and management, which enhances the Board’s ability to obtain information and to monitor management.

independent lead director

Your Board recognizes the importance of independent Board oversight of the CEO and management and has developed policies and procedures designed to ensure independent oversight. In addition to conducting an annual review of the CEO’s performance, the independent Directors meet in executive session at each regular Board meeting, during which they discuss management’s performance and routinely formulate guidance and feedback, which the independent Lead Director provides to the CEO and other members of management.

Further, when the Board selects the CEO to also serve as Chairman, the independent Directors annually select an independent Lead Director, currently Dr. Austin. The Board routinely reviews the Lead Director’s responsibilities to ensure that these responsibilities enhance its independent oversight of the CEO and management and the flow of information and interactions among the Board, management, and other Company personnel. Annually the Lead Director leads the independent Directors’ review of candidates for all senior management positions. This succession planning process includes planning for both ordinary course succession, in the event of planned promotions and retirements, and planning for situations in which the CEO or another member of senior management unexpectedly becomes unable to perform the duties of their positions.

The Lead Director and the Chairman collaborate closely on Board meeting schedules, agendas, and information provided to the Board. These schedules, agendas, and the information provided to the Board frequently reflect input and suggestions from other members of the Board and management. You can read more about these particular processes in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines.

Any stockholder can communicate with the Lead Director or any of the other Directors in the manner described in the “Communicating

With the Board” section of this Proxy Statement.

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corporate governance

As described in the “Board Leadership and Lead Director” section of Chevron’s Corporate Governance Guidelines, the Lead Director’s responsibilities are to:

•	Chair all meetings of the Board in the Chairman’s absence;

•	Chair the executive sessions;

•	Lead non-employee Directors in an annual discussion of the performance evaluation of the CEO as well as communicate that evaluation to the CEO;

•	Oversee the process for CEO succession planning;

•	Lead the Board’s review of the Governance Committee’s assessment and recommendations from the Board self-evaluation process;

•	Lead the individual Director evaluation process;

•	Serve as liaison between the Chairman and the independent Directors;

•	Consult with the Chairman on and approve agendas and schedules for Board meetings and other matters pertinent to the Corporation and the Board;

•	Be available to advise the Committee Chairs in fulfilling their designated roles and responsibilities;

•	Participate in the interview process for prospective directors with the Governance Committee;

•	Call meetings of the independent Directors and special meetings of the Board; and

•	Be available as appropriate for consultation and direct communication with major stockholders.

Also, as discussed in more detail in the “Year-Round Stockholder Engagement” section of this Proxy Statement, the Board encourages a robust investor engagement program. During these engagements, Board leadership is a frequent topic of discussion. In general, investors, including those who are philosophically opposed to combining the positions of Chairman and CEO, have overwhelmingly communicated to Chevron that they have minimal, if any, concerns about your Board or individual Directors or about Chevron’s policies and leadership structure. More specifically, these investors have voiced confidence in the strong counterbalancing structure of the robust independent Lead Director role. Dr. Austin has participated in engagements with our largest stockholders on multiple occasions over the past five years.

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director independence

Your Board has determined that each Director who served in 2023 (Drs. Austin, Gast, and Sugar, Mses. Hewson, Moyo, Reed-Klages, and Warner, and Messrs. Frank, Hernandez, Huntsman, Moorman, and Umpleby), except for Mr. Wirth, is independent in accordance with the NYSE Corporate Governance Standards and that no material relationship exists with Chevron other than as a Director.

For a Director to be considered independent, the Board must determine that the Director does not have any material relationship with Chevron, other than as a Director. In making its determinations, the Board adheres to the specific tests for independence included in the NYSE Corporate Governance Standards. In addition, the Board has determined that the following relationships of Chevron Directors occurring within the last fiscal year are categorically immaterial to a determination of independence if the relevant transaction was conducted in the ordinary course of business:

•	A director of another entity if business transactions between Chevron and that entity do not exceed $5 million or 5% of the receiving entity’s consolidated gross revenues, whichever is greater;

•

An employee of another entity if business transactions in the most recent fiscal year between Chevron and that entity do not exceed $250,000 or 0.5% of the receiving entity’s consolidated gross revenues for that year, whichever is greater;

•

A director of another entity if Chevron’s discretionary charitable contributions to that entity do not exceed $1 million or 2% of that entity’s gross revenues, whichever is greater, and if the charitable contributions are consistent with Chevron’s philanthropic practices; and

•

A relationship arising solely from a Director’s ownership of an equity or limited partnership interest in a party that engages in a transaction with Chevron as long as the Director’s ownership interest does not exceed 2% of the total equity or partnership interest in that other party.

These categorical standards are contained in our Corporate Governance Guidelines, which are available on our website at www.chevron.com/investors/corporate-governance and are available in print upon request.

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board committees

Chevron’s Board of Directors has four standing Committees: Audit; Board Nominating and Governance; Management Compensation; and Public Policy and Sustainability. The Audit, Board Nominating and Governance, and Management Compensation Committees are each constituted and operated according to the independence and other requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the NYSE Corporate Governance Standards. Each independent Director, including each member of the Management Compensation Committee, is a “non-employee” director under the SEC rules related to Section 16 reporting. In addition, each member of the Audit Committee is financially literate and an “audit committee financial expert,” as such terms are defined under the NYSE Corporate Governance Standards and the Exchange Act and related rules.

Each Committee is chaired by an independent Director who determines the agenda, the frequency, and the length of the meetings and who has unlimited access to management, information, and outside advisors, as necessary. Each non-employee Director generally serves on one or two Committees. Committee members serve staggered terms, enabling Directors to rotate periodically to different Committees. Four- to six-year terms for Committee Chairs facilitate rotation of Committee Chairs while preserving experienced leadership.

Each Committee operates under a written charter that sets forth the purposes and responsibilities of the Committee as well as qualifications for Committee membership. Each Committee assesses the adequacy of its charter periodically and recommends changes to the Governance Committee. All Committees report regularly to the full Board of Directors with respect to their activities. Committee charters can be viewed on Chevron’s website at www.chevron.com/investors/corporate-governance.

board and committee meetings and attendance

In 2023, your Board held six regular Board meetings and four special Board meetings, with each regular meeting including an executive session of independent Directors led by our independent Lead Director. In addition, 24 Committee meetings were held in 2023, which included nine Audit Committee, six Governance Committee, four Management Compensation Committee, and four Public Policy and Sustainability Committee meetings, and one joint meeting of the Governance and the Public Policy and Sustainability Committees. All Directors attended at least 95% of their Board and Committee meetings in 2023. Chevron’s policy regarding Director attendance at the Annual Meeting, as described in the “Board Agenda and Meetings” section of Chevron’s Corporate Governance Guidelines (available at www.chevron.com/investors/corporate-governance), is that all Directors are expected to attend the Annual Meeting, absent extenuating circumstances. All Directors attended the 2023 Annual Meeting.

board and committee evaluations

Each year, your Board and its Committees perform a rigorous and comprehensive self-evaluation of the Board, Board Committees, and individual Directors to assess effectiveness and identify specific areas for improvement. As required by Chevron’s Corporate Governance Guidelines, the Governance Committee oversees this process, which includes the following:

•

Each Director completes a performance evaluation providing detailed and anonymous input and identifying specific areas for improvement regarding the performance and effectiveness of the Board, the Board Committees, and individual Directors.

•

For a more rigorous evaluation of individual Director performance, each Director completes a separate performance evaluation of each independent Director and submits the evaluations to outside counsel retained by the Company at the Governance Committee’s request. Outside counsel compiles the results of the evaluations into an individualized report on each independent Director, which are sent to the Lead Director for consideration and action as appropriate (the Chair of the Audit Committee receives the report on the Lead Director).

•

The Lead Director meets individually with each independent Director to review the report prepared by outside counsel and provides feedback (the Chair of the Audit Committee meets with the Lead Director to review the report on the Lead Director). The Lead Director also uses these meetings to obtain further insight into matters relating to the Board and Board Committee evaluations.

•

The Governance Committee reviews the results and feedback from the Board and Board Committee evaluation process and makes recommendations to the Board for improvements, as appropriate. The independent Lead Director leads a discussion of the evaluation results during an executive session of the Board and communicates relevant feedback to the CEO. Your Board has successfully used this process to evaluate Board, Committee, and individual Director effectiveness, and to identify opportunities to strengthen the Board.

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corporate governance

audit committee summary

Purpose: The Audit Committee assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes.

Debra Reed-Klages (Chair)	John B. Frank	Marillyn A. Hewson	Dambisa F. Moyo

Independence: Each member is independent
under the NYSE Corporate Governance
Standards and SEC rules

Financial expert: Each member is “financially
literate” and an “audit committee financial
expert,” as such terms are defined under the
NYSE Corporate Governance Standards and
the Exchange Act and related rules

committee charter:

www.chevron.com/investors/corporate-governance/audit-committee committee meetings held in 2023: 9

committee functions:

•	Selects the independent registered public accounting firm for endorsement by the Board and ratification by the stockholders

•	Reviews reports of the independent registered public accounting firm and internal auditors

•	Reviews and approves the scope and cost of all services (including non-audit services) provided by the independent registered public accounting firm

•	Monitors the effectiveness of the audit process and financial reporting

•	Monitors the maintenance of an effective internal audit function
•	Reviews the adequacy of accounting, internal control, auditing, and financial reporting matters

•	Monitors implementation and effectiveness of Chevron’s compliance policies and procedures

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly financial risks, including, but not limited to, financial risk exposures related to cybersecurity, and sustainability and climate change risks, and Chevron’s Operational Excellence audit and assurance process

•	Evaluates the effectiveness of the Audit Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of accounting and financial reporting processes, including the audits and integrity of Chevron’s financial statements; financial risk exposures (including tax) as part of Chevron’s broad enterprise management program; Chevron’s Operational Excellence (“OE”) audit and assurance process; the qualifications, performance, and independence of the independent auditor; the effectiveness of internal controls over financial reporting; and the implementation and effectiveness of Chevron’s compliance programs and Internal Audit function

•	Meets with and reviews reports from Chevron’s independent registered public accounting firm and internal auditors

•	Discusses Chevron’s policies with respect to financial risk assessment and financial risk management, including, but not limited to, cybersecurity and sustainability and climate change risks

•	Meets with Chevron’s Chief Compliance Officer and certain members of Chevron’s Compliance Policy Committee to receive information regarding compliance policies and procedures and internal controls

•	Meets with Chevron’s Chief Information Officer and Chief Information Security Officer at least twice a year to review cybersecurity implications and risk management on financial exposures

•	Meets with Chevron’s General Manager who oversees OE audit and assurance at least once a year to review findings of OE audits and corrective actions being taken to address priority findings

•	Meets with Chevron’s General Counsel to review significant litigation matters

•	Meets with Chevron’s General Tax Counsel to review significant tax matters

•	Reports its discussions to the full Board for consideration and action when appropriate

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board nominating and governance committee summary

Purpose: The Board Nominating and Governance Committee is responsible for recommending to the Board qualified Director candidates for consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s governance practices and policies.

Wanda M. Austin (Chair)	Alice P. Gast	Charles W. Moorman	D. James Umpleby III	Independence: Each member is independent under the NYSE Corporate Governance Standards committee charter:

www.chevron.com/investors/corporate-governance/board-nominating-governance committee meetings held in 2023: 7

committee functions:

•	Evaluates the effectiveness of the Board and its Committees and recommends changes to improve Board, Board Committee, and individual Director effectiveness

•	Assesses the size and composition of the Board to evaluate the skills and experience that are currently represented, as well as the skills and characteristics that the Board may find valuable in the future, including, but not limited to, diversity, business leadership, finance, policy, and environmental and climate change experience

•	Engages in succession planning for the Board and key leadership roles on the Board and its Committees

•	Recommends prospective Director nominees

•	Oversees the orientation process for new Directors and ongoing education for Directors
•	Reviews and approves non-employee Director compensation

•	Evaluates and recommends changes as appropriate in Chevron’s Corporate Governance Guidelines, Restated Certificate of Incorporation, By-Laws, and other Board- adopted governance provisions

•	Assesses stock ownership guidelines for Directors and the Directors’ ownership relative to the guidelines

•	Reviews stockholder proposals and recommends (in conjunction with the Public Policy and Sustainability Committee) Board responses to proposals

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s corporate governance practices and processes

•	Evaluates the effectiveness of the Governance Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s governance practices and processes

•	Conducts an annual evaluation of Chevron’s governance practices with the help of the Corporate Governance Department

•	Discusses risk management in the context of general governance matters, including topics such as Board succession planning to ensure desired skills and attributes are represented, including, but not limited to, diversity, business leadership, finance, policy, and environmental and climate change experience; Board and individual Director assessment; delegations of authority and internal approval processes; stockholder proposals and activism; and Director and officer liability insurance

•	In conjunction with the Public Policy and Sustainability Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•	Reports its discussions to the full Board for consideration and action when appropriate

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management compensation committee summary

Purpose: The Management Compensation Committee assists the Board in overseeing the Company’s executive compensation strategy and governance, compensation philosophy, policies, design, and administration to allow for executive attraction, retention, diversity, and alignment with stockholder interests.

Charles W. Moorman (Chair)	Wanda M. Austin	Enrique Hernandez, Jr.	Jon M. Huntsman Jr.	Independence: Each member is independent under the NYSE Corporate Governance Standards committee charter:

www.chevron.com/investors/corporate-governance/ management-compensation committee meetings held in 2023: 4

committee functions:

•	Conducts an annual review of the CEO’s performance

•	Reviews and recommends to the independent Directors salary and the short-term and long-term incentive compensation for the CEO

•	Evaluates performance for executive officers, other than the CEO, and other senior leaders under their purview

•	Reviews and approves salaries and short-term and long-term incentive compensation for executive officers other than the CEO

•	Reviews the annual Compensation Discussion and Analysis (“CD&A”) and recommends to the independent Directors to include in the Proxy Statement

•	Oversees the design and administration of Chevron’s executive compensation programs, policies, and benefit plans
•	Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•	Reviews and approves an executive compensation philosophy that aligns with Chevron’s strategy and stockholder interests, including those related to sustainability and climate change risks and opportunities

•	Reviews and approves peer group(s) used to benchmark executive compensation levels, program design and practices, and relative performance

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with Chevron’s compensation programs

•	Evaluates the effectiveness of the Management Compensation Committee committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with Chevron’s compensation programs and practices

•	Reviews the design and goals of Chevron’s compensation programs and practices in the context of possible risks to Chevron’s financial and reputational well-being, and alignment with stockholders’ interests, including those related to sustainability and climate change risks and opportunities
•	Reviews Chevron’s strategies and supporting processes for executive retention and diversity

•	Reports its discussions to the full Board for consideration and action when appropriate

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public policy and sustainability committee summary

Purpose: The Public Policy and Sustainability Committee assists the Board in overseeing environmental, social, human rights, political, and public policy matters relevant to Chevron’s activities and performance and in effectively responding to stockholder concerns related to these key topics.

Enrique Hernandez, Jr. (Chair)	Alice P. Gast	Jon M. Huntsman Jr.	D. James Umpleby III	Cynthia J. Warner	Independence: Each member is independent under the NYSE Corporate Governance Standards committee charter:

www.chevron.com/investors/corporate-governance/public-policy committee meetings held in 2023: 5

committee functions:

•	Identifies, monitors, and evaluates domestic and international environmental, social, human rights, political, and public policy matters, including those related to sustainability and climate change, that are relevant to Chevron’s activities and performance

•	Assists the Board in devoting appropriate attention and effective response to stockholder concerns regarding such issues

•	Recommends to the Board policies, programs, and practices concerning support of charitable, political, and educational organizations

•	Reviews annually the policies, procedures, expenditures, and public disclosure practices related to Chevron’s political activities, including political contributions and direct and indirect lobbying

•	Reviews stockholder proposals and recommends (in conjunction with the Governance Committee) Board responses to proposals

•	Assists the Board in fulfilling its oversight of enterprise risk management, particularly risks in connection with the environmental, social, human rights, political, and public policy aspects of Chevron’s activities, and in doing so directs that the Company consider a broad range of perspectives

•	Evaluates the effectiveness of the Public Policy and Sustainability Committee

committee oversight of risk:

•	Assists the Board in fulfilling its oversight of risks that may arise in connection with the social, political, environmental, human rights, and public policy aspects of Chevron’s business and the communities in which it operates

•	Provides oversight and guidance on and receives reports regarding environmental matters, including those related to sustainability and climate change, in connection with Chevron’s projects and operations

•	Discusses risk management in the context of, among other things, legislative and regulatory initiatives (including political activities such as political contributions and lobbying), safety and environmental stewardship, community relations, government and nongovernmental organization relations, and Chevron’s global reputation

•	In conjunction with the Governance Committee, oversees Chevron’s stockholder engagement program and makes recommendations regarding stockholder engagement

•	Reports its discussions to the full Board for consideration and action when appropriate

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board nominating and governance

committee report

The Board Nominating and Governance Committee (“Committee”) is responsible for recommending to the Board the qualifications for Board membership, identifying, assessing, and recommending qualified Director candidates for the Board’s consideration, assisting the Board in organizing itself to discharge its duties and responsibilities, and providing oversight of Chevron’s corporate governance practices and policies, including an effective process for stockholders to communicate with the Board. The Committee is composed entirely of independent Directors as defined by the New York Stock Exchange Corporate Governance Standards and operates under a written charter. The Committee’s charter is available on Chevron’s website at www.chevron.com/investors/ corporate-governance/board-nominating-governance and is available in print upon request.

The Committee’s role in and process for identifying and evaluating prospective Director nominees, including nominees recommended by stockholders, is described in the “Election of Directors” section of this Proxy Statement. In addition, the Committee makes recommendations to the Board concerning Director independence, Board Committee assignments, Committee Chairs, Audit Committee “financial experts,” and the financial literacy of Audit Committee members. The Committee also reviews the process and the results of the annual performance evaluations of the Board, Board Committees, and individual Directors.

The Committee regularly reviews trends and recommends best practices, initiates improvements, and plays a leadership role in maintaining Chevron’s strong corporate governance structures and practices. Among the practices the Committee believes demonstrate the Company’s commitment to strong corporate governance are the following:

•	Annual election of all Directors;

•	Supermajority of independent Directors;

•	Majority vote standard for the election of Directors in uncontested elections, coupled with a Director resignation policy;

•	Annual election of the Chairman of the Board by independent Directors;

•	Annual election of an independent Lead Director by independent Directors when the Chief Executive Officer is elected as Chairman;
•	Annual performance assessment of the Board, Board Committees, and individual Directors;

•	Director retirement policy;

•	Director and executive officer succession planning;

•	Confidential stockholder voting policy;

•	Robust business conduct and ethics code for all Directors and employees;

•	Director orientation program for new Directors and ongoing education for Directors;

•	Minimum stock ownership guidelines for Directors and executive officers;

•	Review and approval or ratification of “related person transactions” as defined by SEC rules;

•	Policy to obtain stockholder approval of any stockholder rights plan;

•	Proxy access;

•	One vote for each common stock;

•	Right of stockholders to call for a special meeting; and

•	No supermajority voting provisions in the Restated Certificate of Incorporation or By-Laws.

Stockholders can find additional information concerning Chevron’s corporate governance structures and practices in Chevron’s Corporate Governance Guidelines, By-Laws, and Restated Certificate of Incorporation, copies of which are available on Chevron’s website at www.chevron.com/investors/corporate- governance and are available in print upon request.

Respectfully submitted on March 26, 2024, by members of the Board Nominating and Governance Committee of your Board:

Wanda M. Austin, Chair

Alice P. Gast

Charles W. Moorman

D. James Umpleby III

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corporate governance

management compensation

committee report

The Management Compensation Committee (the “Committee”) of Chevron has reviewed and discussed with management the Compensation Discussion and Analysis beginning on page 49 of this Proxy Statement. Based on such review and discussion, the Committee recommended to the Board of Directors of the Corporation that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2023.

Respectfully submitted on March 26, 2024, by members of the Management Compensation Committee of your Board:

Charles W. Moorman, Chair

Wanda M. Austin

Enrique Hernandez, Jr.

Jon M. Huntsman Jr.

audit committee report

Roles and responsibilities. The Audit Committee (the “Committee”) assists your Board in fulfilling its responsibility to provide independent, objective oversight of Chevron’s financial reporting and internal control processes. The Committee’s charter can be viewed on Chevron’s website at www.chevron.com under the tabs “Investors” and “Corporate Governance.”

Management is responsible for preparing Chevron’s financial statements in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”) and for developing, maintaining, and evaluating disclosure controls and procedures and internal control over financial reporting.

The Company’s independent registered public accounting firm – PricewaterhouseCoopers LLP (“PwC”) – is responsible for expressing an opinion on the conformity of Chevron’s financial statements with U.S. GAAP and on the effectiveness of Chevron’s internal control over financial reporting.

Required disclosures and discussions. In discharging its oversight role, the Committee reviewed and discussed with management and PwC the audited financial statements for the year ended December 31, 2023, as contained in the 2023 Annual Report on Form 10-K, and management’s and PwC’s evaluation of Chevron’s internal control over financial reporting. The Committee routinely met privately with PwC and discussed issues deemed significant by PwC and/or the Committee. The Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission.

In addition, the Committee discussed with PwC its independence from Chevron and Chevron’s management; received the written disclosures and the letters required by the PCAOB regarding PwC’s independence; and considered whether the provision of non-audit services was compatible with maintaining PwC’s independence.

Committee recommendation. In reliance on the reviews and discussions outlined above, the Committee recommended to your Board that the audited financial statements be included in Chevron’s Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the U.S. Securities and Exchange Commission.

Respectfully submitted on February 20, 2024, by the members of the Audit Committee of your Board:

Debra Reed-Klages, Chair

John B. Frank

Marillyn A. Hewson

Dambisa F. Moyo

communicating with the board

The Governance Committee reviews interested-party communications, including stockholder inquiries directed to non-employee Directors. The Corporate Secretary and Chief Governance Officer compiles the communications, summarizes lengthy or repetitive communications and the responses sent, and takes further action, as appropriate. All communications are available to the Directors.

Interested parties wishing to communicate their concerns or questions about Chevron to the independent Lead Director or any other non-employee Director may do so by mail addressed to the Lead Director, non-employee Director or the non-employee Directors as a group, c/o Office of the Corporate Secretary and Chief Governance Officer, Chevron Corporation, 5001 Executive Parkway, Suite 200, San Ramon, CA 94583-5006 or by email to corpgov@chevron.com.

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executive compensation

compensation discussion and analysis

executive summary

The Compensation Discussion and Analysis describes our executive compensation programs for our Named Executive Officers (NEOs) for 2023.

2023 Named Executive Officers

Chevron’s NEOs(1)

Michael K. Wirth Chairman and Chief Executive Officer

Pierre R. Breber Vice President and Chief Financial Officer

Mark A. Nelson Vice Chairman

A. Nigel Hearne Executive Vice President, Oil, Products and Gas

R. Hewitt Pate Vice President and General Counsel

company overview and outlook

Chevron is one of the world’s leading integrated energy companies. We believe affordable, reliable and ever-cleaner energy is essential to enabling human progress. Chevron produces crude oil and natural gas; manufactures transportation fuels, lubricants, petrochemicals and additives; and develops technologies that enhance our business and the industry. We aim to grow our oil and gas business, lower the carbon intensity of our operations and grow lower carbon businesses in renewable fuels, carbon capture and offsets, hydrogen and other emerging technologies. Our business is capital-intensive and has long investment horizons – most of our resource and manufacturing investments span decades. Most of our product sales are commodities, whose prices can be volatile, leading to fluctuating earnings and cash flow through price cycles.

We believe the Company is well positioned to achieve our objective of safely delivering higher returns, lower carbon, and superior stockholder value in any business environment by:

•	Improving return on capital employed (“ROCE”) through more capital efficient investments and continued cost and margin improvement efforts;

•	Growing a lower carbon-intensity business together with profitable, lower carbon new energy businesses; and

•	Generating surplus cash flow in upside oil-price environments and securing the dividend and a strong balance sheet in downside environments.

(1)

Mr. Nelson served as Executive Vice President of Strategy, Policy and Development from October 2022 until February 2023, when he was appointed to the new corporate officer role of Vice Chairman. He continues to lead Chevron Strategy & Sustainability, Corporate Affairs, and Corporate Business Development. Effective January 1, 2024, Mr. Nelson’s scope of responsibilities expanded to include Information Technology and Procurement/Supply Chain Management, which collectively form the new Strategic Business Solutions organization. Mr. Hearne is a new NEO for 2023.

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pay philosophy and role of the management compensation committee

The overall objective of our executive compensation program is to attract and retain management who will deliver long-term stockholder value in any business environment. Our compensation programs are designed with several important values and objectives in mind:

•	Pay competitively across all salary grades and all geographies. Our target compensation is determined by benchmarking comparable positions at other companies of equivalent size, scale, complexity, capital intensity, and geographic footprint. We reference both oil industry peers and non–oil industry peers in this analysis. Refer to pages 57 and 58 for additional details;

•	Balance short-term and long-term decision making in support of a long-cycle business with a long-term employment model;
•	Pay for absolute and relative competitive performance, in alignment with stockholder returns; and

•	Apply compensation program rules in a manner that is internally consistent.

The Management Compensation Committee (“MCC”) oversees executive compensation programs and policies. The MCC solicits input from the CEO concerning the performance and compensation of other NEOs. The CEO does not participate in any discussion about his own pay. Proposed changes to the compensation of the CEO are recommended by the MCC and approved by the independent Directors of the Board. A complete description of the MCC’s authority and responsibility is provided in its charter, which is available on our website at www.chevron.com/investors/corporate-governance/ management-compensation and in print upon request.

pay element

The material components of our executive compensation program are summarized in the following chart.

Pay element	Metrics and purpose

Base salary	Fixed level of competitive base pay to attract and retain executive talent

Annual incentive plan (Chevron Incentive Plan, or CIP)	Recognize annual performance achievements in the following categories (award is capped at 200% of target):	• Financial results (35%) • Capital & cost management (30%) • Operating & safety performance (25%) • Lower carbon (10%)

Long-term incentive plan (“LTIP”)	Reward creation of long-term stockholder value using a balanced approach, with annual grants composed of three equity vehicles, each objectively measured and designed to focus recipients on different aspects of stockholder value creation:

•  Performance shares (50%): incentivize relative performance; composed of two elements, both based on three-year performance cycle and performance modifiers ranging from 0 to 200%

• 70% based on relative Total Shareholder Return (“TSR”) against the LTIP Performance Share Peer Group and the S&P 500 Total Return Index (“S&P 500 Index”) with a negative TSR adjustment for executive officers

• 30% based on relative ROCE Improvement (“ROCE-I”) against the LTIP Performance Share Peer Group

•  Restricted stock units (25%): incentivize absolute performance and retention; three-year ratable vesting with two-year post-vesting holding period for executive officers

•  Stock options (25%): incentivize absolute performance and long-term value creation; three-year ratable vesting; 10-year term

Benefits	Competitive retirement and savings plan benefits to encourage retention and support long-term employment; MCC and Board provide oversight of retirement/savings plan design and administration

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response to say-on-pay advisory vote and stockholder engagement

Chevron follows a robust process to systematically engage with its key stockholders to understand their perspectives and proactively address issues of importance.

In 2023, the Company continued its dialogue with stockholders. We had substantive engagements regarding environmental, social, and governance issues with stockholders representing more than 40% of Chevron’s outstanding common stock.

These discussions covered a range of topics, including executive compensation. Dr. Wanda Austin (independent Lead Director, Chair of the Board Nominating and Governance Committee, and member of the Management Compensation Committee) participated in some of these meetings. Through these engagements, we received positive feedback for the following program design changes:

Continued progress in the transparency, clarity and simplicity of annual bonus program	Performance share payout that considers stockholder returns	Facilitate greater stock ownership

The CIP scorecard disclosure was enhanced to include thresholds and maximums for the most controllable measures (i.e., those not subject to commodity price assumptions) and provide greater transparency into the MCC’s decision making.

The individual performance disclosure was enhanced to provide greater clarity to the link between performance and bonus outcome.

The 2023 CIP scorecard was simplified to focus on clear, high-impact, and quantifiable metrics that support progress toward our objective of safely delivering higher returns and lower carbon.

Effective with the 2023 LTIP grant for executive officers, a negative TSR adjustment is included in the payout formula that reduces the payout modifier by 20% in the event of an above-target payout associated with a negative TSR for the performance period.

Effective with the 2023 LTIP grant, RSU awards settle in stock generally for all U.S. equity recipients, including executive officers. RSU awards for executive officers include a two-year post-vesting holding period.

Effective with the 2024 LTIP grant, performance share awards will settle in stock, generally for all U.S equity recipients, including executive officers.

Chevron’s 2023 Say-on-Pay vote received 94.8% support, demonstrating stockholders’ support of our executive compensation practices and pay for performance alignment.

Our stockholders’ views on executive compensation are important to us, and the MCC and Board regularly consider the Say-on-Pay vote outcome and stockholder insights in assessing our executive compensation program. We remain committed to continuing the dialogue with stockholders on compensation issues as part of our ongoing engagement.

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executive compensation

2023 performance

In 2023, with commodity prices lower than the prior year, Chevron delivered solid financial results, returned record cash to stockholders, and grew worldwide and U.S. production to a Company record.

net income	ROCE(1)	record cash returned to stockholders	record annual worldwide and U.S. oil and gas production

$21.4	11.9%	$26.3	3.1	million barrels of oil-equivalent per day worldwide
billion		billion

down 40% from 2022	down 41% from 2022	up 18% from 2022	10% growth in Permian Basin from 2022

The Company and its affiliates’ other significant business highlights in 2023 include the following:

•	Achieved first natural gas production from the Gorgon Stage 2 development in Australia.

•	Achieved first oil at the Mad Dog 2 project in the Gulf of Mexico.

•	Reached final investment decision to construct a third gathering pipeline that is expected to increase natural gas production capacity at the Leviathan field, offshore Israel.

•	Received approvals to extend Block 0 concession in Angola through 2050.

•	Received approval to extend licenses in Venezuela with PetroBoscan, S.A. and PetroIndependiente, S.A. through 2041.

•	Achieved mechanical completion on the Future Growth Project (“FGP”) at the Company’s 50 percent-owned affiliate, Tengizchevroil LLP.
•	Converted the diesel hydrotreater at the El Segundo, California refinery to process either 100 percent renewable or traditional feedstocks.

•	Expanded the Bayou Bend carbon capture and sequestration hub on the U.S. Gulf Coast through an acquisition of nearly 100,000 acres.

•	Completed the acquisition of a majority stake in ACES Delta, LLC (“ACES Delta”), which is developing a green hydrogen production and storage hub in Utah.

•	Completed the acquisition of PDC Energy, Inc. (“PDC”), enhancing the Company’s strong presence in the Denver-Julesburg and Permian Basins in the United States.

•	Announced a definitive agreement to acquire Hess Corporation (“Hess”), which is expected to strengthen Chevron’s long-term performance by adding world-class assets and people.

we delivered on our financial priorities

1. maintain and grow dividend	2. fund capital program	3. strong balance sheet	4. return surplus cash

• $11.3 billion in dividends • 6% quarterly dividend increase, to $1.51 per share	• $15.8 billion capex,(2)(3) 32% YoY increase • $3.5 billion affiliate capex,(2) 5% YoY increase	• $35.6 billion cash flow from operations and $19.8 billion free cash flow(1) • 11.5% debt ratio, 7.3% net debt ratio(1)	• $14.9 billion shares repurchased • 32% higher than previous Company record

(1)

Definition and calculations for ROCE and debt ratio are included on pages 50 and 51, respectively, of our Annual Report on Form 10-K for the year ended December 31, 2023. Free cash flow and net debt ratio are non-GAAP financial measures. See Appendix A for a reconciliation to U.S. GAAP.

(2)	Capital expenditures (capex) and equity affiliate capital expenditures (affiliate capex) are detailed on pages 48-49 of our Annual Report on Form 10-K for the year ended December 31, 2023.
(3)

The Company’s capex includes the acquisition of a majority stake in ACES Delta. Capex excludes the acquisition cost of PDC but includes the ongoing organic capex associated with the acquired assets after the closing date.

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executive compensation

total stockholder return

In January 2023, we raised our quarterly dividend per share by 6%, extending our annual dividend payment per share increase to 36 consecutive years. Over the past 15 years, the Company’s dividend growth rate of 6.0% per year (CAGR1) was close to 19 times the LTIP peer group2 average and generally on par with the S&P 500 Total Return Index. Our dividend yield3 was more than two and a half times higher than the S&P 500 Total Return Index at year-end.

Although the one-year TSR performance was challenged, Chevron delivered competitive TSR performance among the LTIP peer group2 over the five- and 10-year periods through the end of 2023.

The large-cap integrated energy companies underperformed the S&P 500 Total Return Index in TSR over the one-, five- and 10-year periods.

(1)	CAGR = compound annual growth rate
(2)	LTIP peer group: BP, ExxonMobil, Shell, and TotalEnergies; dividends include both cash and scrip share distributions for European peers.
(3)	Dividend yield at year-end reflects Chevron’s fourth quarter 2023 dividend per share annualized, divided by Chevron’s closing stock price on December 29, 2023.
(4)	Figures rounded.

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executive compensation

2023 compensation programs and outcomes

The MCC believes a large majority of each NEO’s target compensation should be at risk based on Company performance, and the majority of this at-risk compensation should be tied to Chevron’s stock price. The amount NEOs eventually earn from their at-risk compensation will align strongly with what stockholders earn over that same period from their investment in Chevron.

annual incentive plan (Chevron Incentive Plan)(1)

2023 corporate performance rating			CEO CIP award(2) $2,610,000
Metric	Weight	Score

Financial results	35%	0.85–0.95	Corporate performance rating: 0.95 x Individual bonus component: $2,747,250 Individual bonus component:
Capital & cost management	30%	0.85–0.95
Operating & safety performance	25%	0.95–1.05
Lower carbon	10%	1.05–1.15	Base salary $1,850,000	x	Bonus target % 165%	=	Bonus target $3,052,500	-	Individual performance adjustment $305,250 (-10%)
Corporate performance rating range (weighted)	0.90–1.00
Final corporate performance rating (weighted)	0.95
			Overall award capped at 200% of target

long-term incentive plan (LTIP)(1)

The CEO LTIP award of $17,000,000 comprises the following equity vehicles:

Component	Proportion	How 2023 awards work	Vesting

Performance shares		70% based on relative TSR as measured against the LTIP Performance Share Peer Group and the S&P 500 Index, with a negative TSR adjustment for executive officers that reduces the payout modifier by 20% in the event of an above-target payout associated with a negative TSR for the performance period	Three-year cliff vesting
30% based on relative ROCE-I as measured against the LTIP Performance Share Peer Group

Restricted stock units (RSUs)		Rewards corporate performance and supports executive retention through a two-year post-vesting holding period for executive officers	Three-year ratable vesting

Stock options		10-year term; rewarding absolute stock price performance and long-term value creation	Three-year ratable vesting

2021 performance share payout
Performance period: January 2021–December 31, 2023	Performance measure: 70% relative TSR against the LTIP Performance Share Peer Group and the S&P 500 Index 30% relative ROCE-I against the LTIP Performance Share Peer Group	Outcome: 79% payout multiplier

(1)	See pages 60–70 for more details regarding the program design and performance.
(2)	Figures rounded.

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executive compensation

CEO realizable pay

The MCC establishes Mr. Wirth’s target compensation based on several factors, including an external comparison of compensation opportunities for CEOs at companies of comparable size, scope, and complexity and a consistent application of Chevron’s internal compensation policies and structure.

The MCC believes that the CEO’s realizable compensation should align with stockholder value creation and relative TSR performance.

The following charts compare Mr. Wirth’s target and realizable compensation as of December 31, 2023, for compensation opportunities awarded to him in 2021, 2022, and 2023. The realizable value of Mr. Wirth’s 2022 and 2023 compensation package as of December 31, 2023, is significantly lower than the target value, due primarily to Chevron’s stock price performance. The ultimate realized values will match or exceed targets only when Chevron’s common stock price increases and relative TSR and ROCE-I improve.

Target value and realizable pay
($ millions)
$19.8
$44.1
$20.5
$16.3
$21.9
$9.2
Target value(1)
12/31/2023(2)
Target value(1)
12/31/2023(2)
Target value(1)
12/31/2023(2)
2021
2022
2023
Salary
Bonus
Performance shares
RSUs
Stock options

(1)

Target value reflects: (i) base salary rate each year, (ii) target CIP award, and (iii) intended grant date value of LTIP awards (50% performance shares, 25% restricted stock units, and 25% stock options).

(2)

Realizable value at year-end 2023 reflects: the actual paid base salary during the calendar year, the actual CIP award earned for that performance year, and the actual prevailing LTIP value at 12/31/2023.

•

For performance shares: reflects the final performance multiplier of 79% for 2021 grant, and interim performance multipliers of 28% and 15%, respectively, for 2022 and 2023 grants, multiplied by Chevron’s 20-day trailing average price of Chevron common stock at the end of the 2023 performance period ($147.46), including dividend accruals.

•	For RSUs: reflects Chevron’s stock price at 12/29/2023 ($149.16), including dividend accruals.

•

For stock options: reflects in-the-money value for 2021, 2022, and 2023 grants, with exercise prices of $88.20 (2021), $132.69 (2022), and $179.08 (2023) relative to Chevron’s common stock price at 12/29/2023 of $149.16.

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executive compensation

best practice in compensation governance

To ensure independent oversight, stockholder alignment, and long-term sustainability, our executive compensation program has the following governance elements in place.

what we do

Our leading practices include:

Robust stockholder engagement plan to ensure alignment with stockholder interests

Stock ownership guidelines for the Chief Executive Officer, six times base salary; for the Vice Chairman, Executive Vice Presidents and Chief Financial Officer (“CFO”), four times base salary; for all other Executive Officers, two times base salary

Two-year post-vesting holding period for executive officers required by RSU award agreement

MCC has discretion to reduce performance share payouts

Deferred accounts inaccessible until a minimum of one year following termination

Misconduct-based, discretionary forfeiture, and repayment provisions included in the CIP, long-term incentive plans, Deferred Compensation Plan, Retirement Restoration Plan, and Employee Savings Investment Plan–Restoration Plan

Company’s Dodd-Frank Clawback Policy intended to supplement discretionary forfeiture and repayment provisions in compensation plans by mandating recovery of certain incentive-based compensation from Section 16 reporting officers in the event of a required accounting restatement

Significant CEO pay at risk (92%)

Thorough assessment of Company and individual performance

MCC composed entirely of independent Directors

Independent compensation consultant hired by and reports directly to the MCC

Annual assessment of incentive compensation risks

what we don’t do

X	No excessive perquisites; all have a specific business rationale

X	No individual supplemental executive retirement plans

X	No stock option repricing, reloads, or exchanges without stockholder approval

X	No loans or purchases of Chevron equity securities on margin

X	No transferability of stock options (except in the case of death)

X	No stock options granted below fair market value

X	No hedging or pledging of Chevron equity securities

X	No change-in-control agreements for NEOs

X	No tax gross-ups for NEOs

X	No “golden parachutes” or “golden coffins” for NEOs

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executive compensation

compensation discussion and analysis
in detail

compensation planning and governance

The graphic below illustrates the timing and key governance elements of the executive compensation planning cycle:

use of peer groups

We compete for the best talent with our direct industry peers and with the broader market. Accordingly, the MCC regularly reviews market data, pay practices, and compensation ranges among both oil industry peers and non–oil industry peers to ensure that we continue to offer a reasonable and competitive executive pay program. Our core peer group is reviewed regularly by the MCC, with input from the MCC’s independent compensation consultant, and updated as appropriate. Throughout the Compensation Discussion and Analysis, we refer to three distinct peer groups, as described below. We source peer company data from compensation consultant surveys and public disclosures.

Peer Group	Description

Oil Industry Peer Group (nine companies)	Companies with substantial U.S. or global operations that closely approximate the size, scope, and complexity of our business or segments of our business. This is the primary peer group used to understand how each NEO’s total compensation compares with the total compensation for reasonably similar industry-specific positions.

Non–oil Industry Peer Group (14 companies)

Companies of significant financial and operational size that have, among other features, global operations, significant assets and capital requirements, long-term project investment cycles, extensive technology portfolios, an emphasis on engineering and technical skills, and extensive distribution channels. This is the secondary peer group used to periodically compare our overall compensation practices against a broader mix of non–oil companies that are similar to Chevron in size, complexity, and scope of operations.

Cisco Systems was added to the non–oil industry peer group for 2023.

LTIP Performance Share Peer Group (four companies)	Companies used to compare our TSR and ROCE-I for the purpose of determining performance share payout: BP, ExxonMobil, Shell, and TotalEnergies. The S&P 500 Index is included for TSR comparison only.

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executive compensation

The energy companies most similar to Chevron in size, complexity, geographic reach, business lines, and location of operations are BP, ExxonMobil, Shell, and TotalEnergies. These companies are key competitors for stockholder investments within the larger global energy sector. We also compete for stockholder investment and employee talent with smaller U.S. companies, including the larger independent exploration and production companies and the larger independent refining and marketing companies. The Non–Oil Industry Peer Group includes capital-intensive, global, large-scale, and highly complex companies. The median market cap (as of 12/31/2023) of the Non–Oil Industry Peer Group was $158 billion (vs. $281 billion for Chevron), and the median revenues for 2023(1) were $64 billion (vs. $197 billion for Chevron).

2023 LTIP and oil industry peer group market capitalization
($ billions)
ExxonMobil
Chevron
Shell
TotalEnergies(2)
ConocoPhillips
BP
Phillips 66
Marathon Petroleum
Occidental
Valero
Hess
- 50 100 150 200 250 300 350 400

2023 non-oil industry peer group market capitalization
($ billions)
Johnson & Johnson
Chevron
Merck
PepsiCo
Intel
Cisco
Pfizer
Verizon
Boeing
Caterpillar
IBM
Honeywell
AT&T
Lockheed Martin
3M
- 50 100 150 200 250 300 350 400
Chevron
LTIP peers
Non-LTIP peers

(1)	Cisco revenue based on fiscal year ended July 29, 2023. All other companies’ revenue based on fiscal year ended December 31, 2023.
(2)	TotalEnergies is part of the LTIP Performance Share Peer Group, but not part of the Oil Industry Peer Group due to its limited U.S. operations.

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2023 NEO target compensation

The table below summarizes the 2023 target compensation opportunities the MCC and the Board approved for the NEOs.

Name	Base salary	Target CIP	LTIP target value	Target total compensation

Michael K. Wirth	$1,850,000	$3,052,500 (165%)	$17,000,000	$21,902,500

Pierre R. Breber	$1,150,000	$1,265,000 (110%)	$4,223,700	$6,638,700

Mark A. Nelson	$1,200,000	$1,440,000 (120%)	$5,512,500	$8,152,500

A. Nigel Hearne	$1,050,000	$1,260,000 (120%)	$5,512,500	$7,822,500

R. Hewitt Pate	$1,100,000	$1,210,000 (110%)	$4,223,700	$6,533,700

These amounts may differ from those shown in the “Summary Compensation Table” of this Proxy Statement, based on actual salary earned during the fiscal year, the actual CIP award resulting from 2023 performance, and differences between the MCC’s target LTIP valuation approach and the grant date fair value calculations as presented in the “Summary Compensation Table.”

base salary

Base salaries are determined through market surveys of positions of comparable level, scope, complexity, and responsibility. There is no predetermined target or range within the Oil Industry Peer Group or the Non–Oil Industry Peer Group as an objective for Mr. Wirth’s base salary. Instead, the MCC takes into account the data provided by the MCC’s independent consultant, the relative size, scope, and complexity of our business, Mr. Wirth’s performance and tenure, and the aggregate amount of Mr. Wirth’s compensation package. For the other NEOs, each executive officer is assigned a base salary grade based on competitive data and relative internal parity of the role. The MCC annually reviews the base salary grade ranges and may approve changes in the ranges based on business conditions and comparative peer group data provided by the MCC’s independent consultant. Within each salary grade range, the MCC makes base salary determinations for each NEO taking into account qualitative considerations, such as individual performance, experience, skills, retention objectives, and leadership impact. The independent Directors of the Board approve the compensation of the CEO and ratify the compensation of the other NEOs.

adjustments in 2023 base salaries

In January 2023, the independent Directors of the Board, upon the recommendation of the MCC, increased Mr. Wirth’s base salary to $1,850,000, taking into account his 2022 performance and the desired compensation level relative to CEOs of both oil and non–oil industry peer companies. In addition, Mr. Nelson received a salary increase effective February 1, 2023, aligned with his appointment to Vice Chairman. The MCC adjusted the other NEOs’ base salaries in 2023, taking into account their 2022 performance, experience, and competitive benchmarks, effective March 1, 2023. See the “Summary Compensation Table” on page 75, which reflects actual salary earned during the fiscal year and for more information on base salary changes over time.

Name	Position	2022 base salary	2023 base salary	Adjustment for 2023

Michael K. Wirth	Chairman and Chief Executive Officer	$1,700,000	$1,850,000	8.8%

Pierre R. Breber	Vice President and Chief Financial Officer	$1,075,000	$1,150,000	7.0%

Mark A. Nelson	Vice Chairman	$1,100,000	$1,200,000	9.1%

A. Nigel Hearne	Executive Vice President, Oil, Products and Gas	$1,000,000	$1,050,000	5.0%

R. Hewitt Pate	Vice President and General Counsel	$1,025,000	$1,100,000	7.3%

adjustments in 2024 base salaries

In January 2024, the independent Directors of the Board, upon the recommendation of the MCC, increased Mr. Wirth’s base salary to $1,900,000, taking into account his 2023 performance and the desired compensation level relative to CEOs of both oil and non–oil industry peer companies. The MCC adjusted the other NEOs’ base salaries in 2024 (ranging from 0% to 6.3%) reflective of their 2023 performance, experience, and competitive benchmarks. All salary increases are effective March 1, 2024.

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annual incentive plan (Chevron Incentive Plan)

The Chevron Incentive Plan is designed to recognize annual performance achievements based on the MCC’s assessment of Company performance across four performance categories that are Company priorities and are in large part reflected in the Company’s Business Plan:

•	Financial results (weighted 35%)

•	Capital & cost management (weighted 30%)

•	Operating & safety performance (weighted 25%)

•	Lower carbon (weighted 10%)

Each category contains multiple short-term performance measures, reflecting both absolute and relative competitive performance and improving performance trends over time.

The award is delivered as an annual cash payment based on an individual bonus component reflecting executive leadership and performance, multiplied by the Corporate Performance Rating. The CIP award determination process is consistent across approximately 38,000 CIP-eligible Chevron employees, with the award target varying by pay grade. See page 59 for the target CIP value for each NEO.

CIP award for CEO and all other NEOs =

Corporate performance rating(1) X Individual bonus component (“IBC”)(2)

reflects individual bonus target and performance adjustment

Overall award capped at 200% of target

Chevron goes through a rigorous goal setting and performance review process to determine the CIP Corporate Performance Rating. Annually, Business Plan objectives are determined after thorough reviews and approvals by the Enterprise Leadership Team (“ELT”), a subcommittee of the Executive Committee, and the Board. The ELT is responsible for setting objectives that challenge the Company to optimize strategies and portfolio composition and to improve operational performance to create stockholder value. Robust annual performance measures, weightings, and goals are established with the Business Plan, subject to review and approval by the MCC. Mid-year and end-of-year reviews by the Board and the MCC systematically assess progress against these measures. The MCC has discretion in determining CIP awards, which includes discretion to set the award to zero if conditions warrant.

(1)

At the beginning of each performance year, the MCC reviews and approves the annual performance measures, weightings, and goals established with the Business Plan. After the end of the performance year, the MCC reviews and assesses Company performance metrics and sets the Corporate Performance Rating based on a range of measures in four categories. The MCC also evaluates achievement of the performance measures by taking into account elements that may be market-driven or otherwise beyond the control of management. See pages 52–53 for a discussion of 2023 performance.

The minimum Corporate Performance Rating is zero (i.e., no award), and the maximum is two (i.e., 200%).

(2)

Before the beginning of each performance year, the MCC establishes a target as a percentage of the NEOs’ base salary, which is set with reference to target opportunities found across Chevron’s Oil Industry Peer Group. The MCC then establishes a bonus range, which is 75% to 125% of the target for the performance cycle. All CIP participants in the same salary grade have the same target and bonus range, which provides for internal equity and consistency.

At the end of the performance year, the MCC determines the IBC for each NEO by selecting a point within the bonus range based on an assessment of individual performance, taking into account personal effort and initiative, business unit performance, and the individual’s leadership impact on the enterprise. Under extraordinary circumstances, the IBC may be adjusted upward or downward, including to zero, for any employee at the sole discretion of the MCC.

The CEO recommends to the MCC an IBC for each NEO other than himself.

The MCC recommends the IBC for the CEO to the independent Directors of the Board and approves the IBCs for the other NEOs. The independent Directors of the Board approve the IBC for the CEO and ratify the IBCs for the other NEOs.

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2023 CIP corporate performance rating

In January 2024, the MCC evaluated Chevron’s 2023 performance across the four performance categories: financial results, capital & cost management, operating & safety performance, and lower carbon. A raw score range was assigned based on the Company’s actual performance with respect to the category composed of particular performance measures against the Company’s Plan. This raw score can span from zero (reflecting very poor performance) to two (reflecting outstanding performance) for each category. Category weights are then applied to the raw score ranges to determine an overall range. When determining the Corporate Performance Rating, the MCC may apply discretion when assessing the Company’s performance.

The 2023 CIP scorecard was simplified to focus on clear, high-impact, and quantifiable metrics that support progress toward our objective of safely delivering higher returns and lower carbon. We continued to include thresholds and maximums for specific performance measures from our Plan to provide more transparency into the MCC’s decision making. A raw score of zero is assigned if the threshold result is not achieved. A raw score of 2.0 is assigned if the maximum result is achieved. In general, thresholds and maximums are established only for the most controllable measures where Company performance history and robust industry benchmarks support a meaningful framework and commodity price assumptions do not introduce a volatile and less predictable component.

Commodity price fluctuations are a significant and uncontrollable factor in our industry. Plans, particularly financial measures, for any year are dependent on commodity price assumptions, and financial results vary significantly based on differences between assumed and actual commodity prices. We will continue disclosing our Plan and Plan assumptions for financial measures, but the MCC and the Board believe that, instead of following a formulaic approach, taking a holistic view and applying disciplined judgment when assessing financial performance is more meaningful.

For the 2023 performance year, the MCC assigned an overall CIP Corporate Performance Rating of 0.95, reflecting mixed results across all categories. Specific inputs to the MCC’s evaluation are summarized on the next page, followed by a detailed description of the basis for the compensation results. Plan assumptions were established in the second half of 2022 when Brent oil prices averaged around $95 per barrel.

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Category	Performance measures	Threshold	2023 Plan(1)	Maximum	Results(2)		Raw score	Weighted score

Financial results	Adjusted ROCE(3) (%)		19.1		13.7%	●	0.85-0.95	0.30-0.33
	Free cash flow excluding working capital(4) ($B)		34.4		$23.0B	●
	Relative adjusted earnings per share(5)		Median		Ranked 4th among LTIP peer group	●

Capital & cost management	Operating expenses, excluding fuel and transportation(6) ($B)	23.6	21.6	19.6	$21.0B	●	0.85-0.95	0.26-0.29
	Organic capital expenditures(7) ($B)	16.0	14.0	12.0	$15.2B	●
	Major milestone					●
	FGP/WPMP(8) achieve mechanical completion of FGP scope		3Q23		3Q23

Operating & safety performance	Personal safety(9) Fatalities Serious injuries(10)	24	0 12	6	2 21	●	0.95-1.05	0.24-0.26
	Process safety	97	74	52	95	●
	Net production, excluding asset sales(11) (MBOED)	2,920	2,995	3,100	3,098	●
	Refinery operational availability (%)	95.5	96.6	97.5	96.3%	●

Lower carbon	Greenhouse gas management	Complete MACC(12) projects to achieve a potential designed abatement of approximately 0.5 MM tonnes of CO2e reductions per year			Completed 42 projects to achieve potential designed abatement of 0.365 MM tonnes of CO2e per year	●	1.05-1.15	0.11-0.12
	New energies Equity renewable fuels production (MBPD)	24.0	27.5	31.0	30.0
	Hydrogen	Progress a commercial scale hydrogen project to Pre-Feed			Completed through the acquisition of majority interest in ACES Delta	●
	Carbon capture, utilization & storage	SE Texas CCS stratigraphic well ready for execution and achieve FID on a capture technology trial			SE Texas stratigraphic well ready for execution FID reached on technology pilot in September 2023

					Corporate Performance Rating Range			0.90–1.00

					Final Corporate Performance Rating			0.95

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(1)

“Plan” refers to Board-approved Business Plan and externally disclosed guidance for organic capital expenditures and affiliate capital expenditures based on assumptions established in the second half of 2022.

(2)	Results refer to overall evaluation: green – met or exceeded, yellow – some gaps, red – did not meet.

(3)

Adjusted ROCE CIP performance measure excludes special items and foreign currency exchange rate (FX) changes, each as detailed in Note 27, “Other Financial Information,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. Reconciliation below against reported ROCE for 2023 as detailed on page 51 in our Annual Report on Form 10-K for the year ended December 31, 2023.

($ billions, figures rounded) Net income attributable to Chevron	$21.4
(+) After-tax interest and debt expense	0.4
(+) Noncontrolling interest	0.0
Net income after adjustments	21.8
(-) Special items	(3.1)
(-) FX impacts	(0.2)
Net income after adjustments excluding special items and FX	25.2
Average capital employed	$183.2
Adjusted ROCE	13.7%

(4)

Free cash flow excluding working capital CIP performance measure excludes net changes in operating working capital. Reconciliation below against reported free cash flow for 2023 as detailed on page 50 in our Annual Report on Form 10-K for the year ended December 31, 2023.

($ billions, figures rounded) Cash flow from operations	$35.6
(-) Capex	15.8
Free cash flow	19.8
(-) Net decrease (increase) in operating working capital	(3.2)
Free cash flow excluding working capital	$23.0

(5)

Change in adjusted EPS (three-year rolling average) ranking relative to the LTIP peer group (peer group consists of BP, ExxonMobil, Shell and TotalEnergies). Earnings per share excludes significant, externally disclosed non-operating line items. Not adjusted for foreign exchange. The change in adjusted EPS is based on a rolling three-year average ending in third quarter (comparison period was 4Q19-3Q22 vs. 4Q20-3Q23).

(6)

Operating expenses, selling, general and administrative expenses, and other components of net periodic benefit costs as reported in the 2023 Consolidated Statement of Income (excludes fuel and transportation expenses and special items). Figures rounded.

(7)	Organic capital expenditures excludes acquisition costs, but includes investments in assets post-acquisition.

(8)	WPMP = Wellhead Pressure Management Project

(9)	With respect to personal safety and process safety measures, Plan refers to the number of incidents we aim to stay below for the year.

(10)	A serious injury is typically an injury that results in significant disfigurement or in permanent or long-term impairment of an internal organ, body function, or body part.

(11)	Net production is price-adjusted to align with Plan and excludes current year asset sale impacts.

(12)	MACC = marginal abatement cost curve

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financial results – 35%

•	Adjusted return on capital employed – ROCE, excluding special items and FX, for 2023 of 13.7% was lower than Plan, in line with below-Plan earnings mainly due to lower-than-Plan commodity prices impacting Upstream realizations.

•	Free cash flow excluding working capital – Chevron delivered $23.0 billion of free cash flow excluding working capital in 2023, lower than Plan. Lower earnings were primarily due to below-Plan prices and above-Plan capex. Includes PDC impact of $0.4 billion.

•	Relative adjusted earnings per share – The Company’s three-year adjusted earnings per share performance improvement of 50% ranked fourth relative to the LTIP peer group.

•	Based on the preceding, the raw score range assigned to this category for the 2023 performance year was 0.85–0.95 out of a maximum of 2.0.

operating & safety

performance – 25%

•	Personal safety – Despite a year-on-year reduction in fatalities, opportunity for improvement remains in preventing fatal incidents and serious injuries.

•	Process safety – The number of Tier 1 + Tier 2 Loss of Containment incidents exceeded Plan (unfavorable). Tier 2 events accounted for 82% of incidents, mostly with low severity, and acquired assets had a higher than anticipated number of incidents.

•	Net production – 3.098 million barrels of oil-equivalent per day (MMBOED) in 2023, excluding divestments, above Plan on contribution from PDC of 0.112 MMBOED.

•	Refinery operational availability - Slightly below Plan mainly due to unplanned downtime.

•	Based on the preceding, the raw score range assigned to this category for the 2023 performance year was 0.95–1.05 out of a maximum of 2.0.

capital & cost management – 30%

•	Operating expenses, excluding fuel and transportation – $21.0 billion, below Plan on lower costs in Upstream and lower employee expenses. Includes PDC impact of $0.2 billion.

•	Capital expenditures – 2023 organic capex totaled $15.2 billion, above Plan due to higher investments in Permian assets and capex for PDC post-August closing.

•	Major milestone – Tengizchevroil FGP mechanical completion was achieved in 3Q23. Announced FGP/WPMP cost increase and schedule delay.

•	Based on the preceding, the raw score range assigned to this category for the 2023 performance year was 0.85–0.95 out of a maximum of 2.0.

lower carbon – 10%

•	Greenhouse gas management – Identified, funded, and executed GHG reduction projects via our marginal abatement cost curve (MACC) process. The number of MACC projects completed in 2023 was lower than Plan with forecasted potential designed abatement of approximately 0.365 MM tonnes of CO2e reductions per year.

•	Equity renewable fuels production – 30,000 barrels per day in 2023, above Plan with the successful flexible conversion of the El Segundo diesel hydrotreater to produce renewable diesel.

•	Hydrogen – In September, Chevron acquired a majority stake in ACES Delta, which is a joint venture with Mitsubishi Power Americas, Inc. The first project is designed to produce and store greater than 20,000 tonnes per annum of green hydrogen with contracted offtake. The project is under construction with first production expected in 2025.

•	Carbon capture, utilization and storage:

•	Southeast Texas stratigraphic well is ready for execution. All well execution plans, well designs, contracts, materials, and permits are in place.

•	FID achieved for Caterpillar exhaust gas recirculation technology pilot in September 2023.

•	Based on the preceding, the raw score range assigned to this category for the 2023 performance year was 1.05–1.15 out of a maximum of 2.0.

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2023 NEO CIP awards

In January 2023, the Independent Directors of the Board ratified the MCC’s decision to set the 2023 CIP award target for Mr. Nelson to 120%, an increase from 110% in 2022, in connection with his new corporate officer role. There was no change to the other NEOs’ CIP targets for 2023.

In determining the Individual Bonus Component for the 2023 CIP awards to the CEO and the other NEOs, the MCC and the independent Directors of the Board considered a wide range of factors, including individual and business unit achievements in alignment with the four CIP categories, strategic impact in positioning Chevron for the future, the executive’s collaboration with other members of the leadership team, and how executives role model The Chevron Way as stewards of the business. The MCC recognized and considered the accomplishments and performance gaps for each NEO when determining the IBC. Details regarding the 2023 compensation decisions and performance evaluation of each NEO are presented below.

Michael K. Wirth	2023 CIP award(1) $2,610,000
Chairman and Chief Executive Officer

Performance highlights:

•   Delivered Chevron’s key financial priorities – consistently grew dividend, maintained capital discipline in traditional and new energies, reduced debt by over $4 billion, and repurchased $14.9 billion shares.

•   Strengthened Chevron’s advantaged portfolio to deliver higher returns in lower carbon intensity basins by closing the acquisition of PDC and announcing the planned acquisition of Hess Corporation.

•   Led Chevron’s effort to reduce GHG intensity in the oil and gas business, deliver renewable fuels production, and advance opportunities in hydrogen, carbon capture, and offsets.

•   Improved safety performance relative to prior years, with further opportunities in prevention of fatalities and serious injuries.

•   MCC applied negative discretion as a consequence of cost and schedule slippage on major capital project in Kazakhstan, capex overrun in Permian Basin, and safety performance.

Corporate performance rating: 0.95 x Individual bonus component: $2,747,250 Individual bonus component:
	Base salary $1,850,000	x	Bonus target % 165%	=	Bonus target $3,052,500	-	Individual performance adjustment $305,250
(-10%)

Pierre R. Breber	2023 CIP award $1,201,750
Vice President and Chief Financial Officer

Performance highlights:

•   Delivered financial priorities with solid financial results in a lower commodity price environment and record cash returned to stockholders.

•   Played a critical role in developing and executing two acquisition agreements (closed PDC and announced Hess).

•   Continued to be highly effective in managing capital and cost efficiency, retaining strong internal controls, maintaining a strong balance sheet, and strengthening relationships and engaging with investors.

•   Mentored incoming CFO and led functional talent development to ensure a strong experienced finance team in place to support CFO transition.

Corporate performance rating: 0.95 x Individual bonus component: $1,265,000 Individual bonus component:
	Base salary $1,150,000	x	Bonus target % 110%	=	Bonus target $1,265,000	+	Individual performance adjustment $0
(0%)

(1)	Figures rounded.

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Mark A. Nelson	2023 CIP award $1,436,400
Vice Chairman

Performance highlights:

•   Led the Strategy, Policy & Development(1) organization and markedly improved alignment, prioritization, output, and impact to the enterprise.

•   Demonstrated strong personal leadership in strategic enterprise issues and continued to strengthen collaboration and constructive dialogue with internal and external stakeholders.

•   Chaired a number of corporate committees to drive alignment and pace of execution across the enterprise.

•   Partnered with CEO and Chief Human Resource Officer to mentor executive talent and execute our people strategy.

•   MCC applied positive discretion to recognize strong support to CEO on a number of specific strategy, business improvement, and personnel matters.

Corporate performance rating: 0.95 x Individual bonus component: $1,512,000 Individual bonus component:
	Base salary $1,200,000	x	Bonus target % 120%	=	Bonus target $1,440,000	+	Individual performance adjustment $72,000
(+5%)

A. Nigel Hearne	2023 CIP award $1,017,450
Executive Vice President, Oil, Products and Gas

Performance highlights:

•   Established and aligned the new integrated Oil, Products and Gas business, which improved operational efficiencies and collaboration across the value chain.

•   Delivered record production of oil and gas in 2023, including meeting full-year production guidance in the Permian and a record number of liquefied natural gas cargos out of Australia.

•   Led enterprise operational excellence effort that improved 2023 safety performance, with more opportunities in the prevention of fatalities and serious injuries.

•   MCC applied negative discretion as a consequence of cost and schedule slippage on major capital project in Kazakhstan, capex overrun in Permian Basin, and safety performance.

Corporate performance rating: 0.95 x Individual bonus component: $1,071,000 Individual bonus component:
	Base salary $1,050,000	x	Bonus target % 120%	=	Bonus target $1,260,000	-	Individual performance adjustment $189,000
(-15%)

R. Hewitt Pate	2023 CIP award $1,149,500
Vice President and General Counsel

Performance highlights:

•   Demonstrated strong functional leadership in managing strategic litigation with high-profile and complex dockets.

•   Implemented organization improvements, including adjusting legal organization to align and support new business organizations.

•   Continued high-quality support and increased participation in his engagement with many external organizations as a well-respected industry leader and subject matter expert.

Corporate performance rating: 0.95 x Individual bonus component: $1,210,000 Individual bonus component:
	Base salary $1,100,000	x	Bonus target % 110%	=	Bonus target $1,210,000	+	Individual performance adjustment $0
(0%)

(1)

Effective January 1, 2024, the Strategy, Policy & Development organization was renamed Strategic Business Solutions, and its scope was expanded to include Information Technology and Procurement/Supply Chain Management.

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long-term incentive plan

The key objective of our Long-Term Incentive Plan is to encourage performance that drives stockholder value over the long term. The target value of an NEO’s LTIP award at the time of grant is determined by the MCC, with input from its independent compensation consultant and referencing external benchmark comparisons. The objective is to ensure that Chevron is competitive against its industry peer companies on the overall target compensation (cash plus equity), after allowing for appropriate differentiation based on size, scale, scope, and job responsibilities.

Each year in January, the MCC recommends the LTIP target value for the CEO and determines the LTIP target values for the other NEOs based on industry competitive data. These awards provide incentive compensation opportunities tied to Chevron’s future long-term performance.

In recommending the LTIP target value for the CEO, the MCC relies on input from its independent compensation consultant and benchmark research, focusing on the form and amount of similar compensation opportunities in the Oil Industry Peer Group. The MCC also considers the CEO’s demonstrated performance and the Company’s size, scope, and complexity relative to the comparison companies. For the other NEOs, the MCC sets an annual LTIP target value for each salary grade as a multiple of salary, referencing median incentive opportunities for executives in similar positions at companies in the Oil Industry Peer Group.

The LTIP awards comprise three equity vehicles listed in the following table. In addition, in line with the Company’s grant practice for all LTIP-eligible employees, the MCC may grant additional RSUs to differentiate and recognize exceptional individual performance. These RSUs will accrue dividend equivalents and vest at the end of the three years. The MCC may also make a downward adjustment to LTIP awards based on an NEO’s performance assessment.

The LTIP award represents a pay opportunity. The ultimate realized value of equity-based awards is determined by absolute and relative stock price performance over the long term.

2023 LTIP changes

Effective with the 2023 LTIP grant, the MCC approved the following changes to the design of our equity awards:

•

Include a negative TSR adjustment in the payout formula that reduces the payout modifier by 20% in the event of an above-target payout result associated with negative TSR for the performance period, for executive officers.

•	Settle RSU awards in stock, not in cash as in prior years, generally for all U.S. equity recipients, including executive officers.

•

Adjust RSU vesting from five-year cliff vesting to three-year annual ratable vesting, which is coupled with a two-year post-vesting holding period on the payout of these RSU grants for executive officers to require longer equity holding.

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The MCC believes these changes positively align with stockholder interests in that they reduce executive LTIP payouts when TSR is negative, facilitate greater stock ownership, and maintain an equity holding requirement for executives while better matching the market practice for RSU vesting for the rest of the eligible workforce.

Component	2023 Proportion	How it works

Performance shares		Payout weighted 70% based on relative TSR as measured against the LTIP Performance Share Peer Group (BP, ExxonMobil, Shell, and TotalEnergies) and the S&P 500 Index and 30% based on relative ROCE Improvement as measured against the LTIP Performance Share Peer Group.
		Relative ranking	1	2	3	4	5	6
		TSR (70% weight, ranking includes S&P 500 Index)	200%	160%	120%	80%	40%	0%
		ROCE-I (30% weight, ranking excludes S&P 500 Index)	200%	150%	100%	50%	0%	n/a
		When TSR is within one percentage point, or ROCE-I is within half a percentage point of the nearest competitor(s), it is considered a tie and modifiers of the tied peers will be averaged.

Performance shares accrue dividend equivalents that are reinvested as additional shares, to be paid at the end of the performance period and subject to the same three-year cliff vesting schedule and performance multiplier.

Include a negative TSR adjustment in the payout formula that reduces the payout modifier by 20% in the event of above-target payout result associated with negative TSR for the performance period, for executive officers.

		Actual number of shares granted is determined by dividing the proportionate target value of the NEOs’ LTIP award by Chevron’s closing common stock price on the grant date.

		Payment is made in cash. Refer to footnote 2 on pages 84 and 85 for calculation details.

RSUs		Three-year ratable vesting with a two-year post-vesting holding period requirement for executive officers; RSUs accrue dividend equivalents that are reinvested as additional RSUs, to be paid at the time of vesting.
		Actual number of RSUs granted is determined by dividing the proportionate target value of the NEOs’ LTIP award by Chevron’s closing common stock price on the grant date.
		RSUs are settled in stock generally for U.S. payroll employees.

Stock options		Strike price is equal to Chevron’s closing common stock price on the grant date.
		Options vest and become exercisable at a rate of one-third per year for the first three years and expire 10 years after the grant date.
		Gains realized depend on the Chevron common stock price at the time of exercise compared with the strike price.

Actual number of stock options granted is determined by dividing the proportionate target value of the NEOs’ LTIP award by the Black-Scholes option value on the grant date, consistent with the grant date fair value calculation as presented in the “Summary Compensation Table.”

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LTIP metrics

The MCC continues to believe TSR should be the primary pay-for-performance measure to align our CEO’s and other NEOs’ performance with stockholder interests. TSR is objectively determined and allows for meaningful comparisons of our performance relative to other companies within the same industry and to our stockholders’ other investment alternatives within the S&P 500 Total Return Index. Like TSR, ROCE is a standard performance measure by which stockholders measure a company’s performance, and it allows for meaningful comparisons relative to peers within our industry. The MCC believes that the addition of relative ROCE Improvement as a performance measure in our performance shares further strengthens the Company’s alignment with stockholder interests and reinforces our focus on delivering higher returns.

The majority of the LTIP award derives value directly from TSR (relative and absolute, including negative TSR adjustment).

For the CEO and the other NEOs to earn their originally targeted compensation, Chevron must show competitive TSR performance.

2021–2023 performance share payout

The three-year performance period for performance shares granted in January 2021 ended on December 31, 2023. For this three-year period, Chevron tied for third, fourth, and fifth for TSR when compared with the LTIP Performance Share Peer Group and the S&P 500 Index and tied for third and fourth in ROCE-I when compared to the LTIP Performance Share Peer Group, resulting in a payout multiplier of 79%.

For details on the performance payout calculation, refer to the tables in the “Option Exercises and Stock Vested in Fiscal Year 2023” section beginning on page 84.

2021 performance shares(1)

(2021–2023 LTIP Performance Period)

2023 LTIP grants

In January 2023, the independent Directors, upon the recommendation of the MCC, approved the LTIP award for the CEO and ratified the following LTIP awards for the other NEOs.

Name	2023 LTIP target value(3)	Performance shares	RSUs	Stock options

Michael K. Wirth	$17,000,000	47,460	23,730	92,800

Pierre R. Breber	$4,223,700	11,790	5,900	23,000

Mark A. Nelson	$5,512,500	15,390	7,700	30,100

A. Nigel Hearne	$5,512,500	15,390	7,700	30,100

R. Hewitt Pate	$4,223,700	11,790	5,900	23,000

(1)

Per program rules, annualized returns based on average closing stock price for the 20 trading days prior to the beginning of the performance period (January 1, 2021) and the last 20 trading days of the performance period (ending December 29, 2023). Figures rounded.

(2)	Starting ROCE period reflects 4Q19–3Q20 and closing ROCE period reflects 4Q22–3Q23.

(3)

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on January 25, 2023, the grant date Black-Scholes value for stock options, and a performance share factor of 100% reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values presented in the “Summary Compensation Table” or the “Grants of Plan-Based Awards in Fiscal Year 2023” table in this Proxy Statement, on pages 75 and 80, respectively.

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2024 LTIP changes and grants

Effective with the 2024 LTIP grant, the MCC approved the settlement of performance share awards in stock, not in cash as in prior years, generally for all U.S. equity recipients, including executive officers. The MCC believes this change positively aligns with stockholder interests by facilitating greater stock ownership.

In January 2024, the independent Directors, upon the recommendation of the MCC, approved the following LTIP award target value for the CEO and ratified the following LTIP award target values for the other NEOs, with an award grant date of February 6, 2024. No change was made to the share calculation methodology for 2024. Mr. Breber did not receive a 2024 LTIP grant due to his retirement from the Company in March 2024.

Name	2024 LTIP target value(1)	Performance shares	RSUs	Stock options

Michael K. Wirth	$17,500,000	57,430	28,720	115,100

Pierre R. Breber	No grant	—	—	—

Mark A. Nelson	$5,593,500	18,360	9,180	36,800

A. Nigel Hearne	$5,593,500	18,360	9,180	36,800

R. Hewitt Pate	$4,286,100	14,070	7,030	28,200

retirement programs and other benefits

NEOs, like all other employees, have retirement programs and other benefits as part of their overall compensation package at Chevron. We believe these programs and benefits support our long-term investment cycle and encourage retention and long-term employment.

retirement programs

All of our employees, including our NEOs, have access to retirement programs that are designed to enable them to accumulate retirement income. The defined benefit and defined contribution restoration plans allow highly compensated employees to receive benefits similar to those they would have earned without the IRS limitations on qualified retirement plans under the Employee Retirement Income and Security Act. The deferred compensation plan allows eligible employees to defer salary, CIP awards, and LTIP performance share payouts.

(1)

The number of awarded performance shares, RSUs, and stock options was determined based on the Company’s common stock price on February 6, 2024, the grant date Black-Scholes value for stock options, and a performance share factor of 100% reflecting expected performance at target. As these inputs may vary from those used for financial reporting, the target value shown above may not match the values to be presented in the 2025 Proxy Statement’s “Summary Compensation Table” or “Grants of Plan-Based Awards in Fiscal Year 2024” table.

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Plan name	Plan type	How it works	What’s disclosed

Chevron Retirement Plan (“CRP”)	Qualified Defined Benefit (IRS §401(a))	Participants are eligible for a pension benefit when they leave the Company as long as they meet age, service, and other provisions under the CRP.	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in pension value in 2023 and the present value of each NEO’s accumulated benefit under the CRP.

Chevron Retirement Restoration Plan (“RRP”)	Nonqualified Defined Benefit	Provides participants with retirement income that cannot be paid from the CRP due to IRS limits on compensation and benefits.(1)	In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in value in 2023 and the present value of each NEO’s accumulated benefit under the RRP.

Employee Savings Investment Plan (“ESIP”)	Qualified Defined Benefit (IRS §401(a))	Participants who contribute a percentage of their annual compensation (i.e., base salary and CIP award) are eligible for a Company matching contribution, up to annual IRS limits.(2)	In the footnotes to the “Summary Compensation Table” in this Proxy Statement, we describe Chevron’s contributions to each NEO’s ESIP account.

Employee Savings Investment Plan– Restoration Plan (“ESIP-RP”)	Nonqualified Defined Contribution	Provides participants with an additional Company matching contribution that cannot be paid into the ESIP due to IRS limits on compensation and benefits.(3)	In the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we describe how the ESIP-RP works. In the “Summary Compensation Table” and the “Nonqualified Deferred Compensation Table,” we present Chevron’s contributions to each NEO’s ESIP-RP account.

Deferred Compensation Plan (“DCP”)	Nonqualified Defined Contribution

Participants can defer up to:

•  90% of CIP awards and LTIP performance share payouts; and

•  40% of base salary above the IRS limit (IRS §401(a)(17)) for payment after retirement or separation from service.

Effective for awards granted in 2024 or later, performance shares are not eligible for deferral.

In the “Nonqualified Deferred Compensation Table” in this Proxy Statement, we report the aggregate NEO deferrals and earnings in 2023.

Chevron UK Pension Plan(4)	Registered UK Pension Scheme	Participants are eligible for a pension benefit when they leave the Company as long as they meet service and other provisions under the plan.

In the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement, we report the change in value in 2023 and the present value of Mr. Hearne’s accumulated benefit under the UK Pension Plan.

benefit programs

The same health and welfare benefit programs, including post-retirement health care, that are broadly available to employees on our U.S. payroll also apply to NEOs, with no other special programs except executive physicals (as described below under “Perquisites”). In addition, NEOs are eligible for Human Resources policies and programs applicable to all U.S. payroll exempt employees, such as our expatriate benefits. Mr. Hearne served on expatriate assignments in prior years, during which he received expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in their home country. These benefits are reported as perquisites in footnote 6 to the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement starting on page 78 and 87, respectively.

(1)	IRS annual compensation limit was $330,000 in 2023.

(2)	Participants who contribute at least 2% of their annual compensation to the ESIP receive a Company matching contribution of 8% or 4% if they contribute 1%.

(3)	Participants who contribute at least 2% of their base salary to the DCP receive an ESIP-RP Company matching contribution of 8% of their base salary that exceeds the IRS annual compensation limit.

(4)

Plan only applicable to Mr. Hearne. Mr. Hearne became a U.S. employee eligible for the Company’s U.S. benefits programs in 2010. He has deferred pension and retirement entitlements in connection with his earlier employment as a U.K. payroll employee. Additional information is included in the “Summary Compensation Table” and the “Pension Benefits Table” in this Proxy Statement.

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perquisites

We provide certain perquisites to eligible members of senior management, including the NEOs, as discussed below and with respect to certain “Benefit Programs” described above.

Ensuring the safety and security of our Chairman and CEO, Mr. Wirth, and the other NEOs is of critical importance to Chevron. Accordingly, perquisites include business-related security measures; in particular, these security measures include residential and personal security and the aggregate incremental costs to Chevron for personal use of Chevron automobiles and corporate aircraft to ensure secure travel and protection. For security reasons, the Board has mandated that Mr. Wirth fly the corporate aircraft for all business and personal travel whenever it is feasible, and Mr. Wirth is also provided with access to Chevron’s cars, drivers, and security personnel for both business and personal use.

Further, consistent with peer practice and as part of our standard employee benefit package, we provide financial counseling services pursuant to Chevron’s Financial Counseling Program to approximately 315 eligible members of senior management, including the NEOs, to assist them in obtaining professional advice on personal financial matters. We also provide executive physicals to approximately 50 eligible members of senior management, including the NEOs, to promote overall health and wellness.

The MCC periodically reviews our practices and disclosures with respect to perquisites. In footnote 6 to the “Summary Compensation Table” in this Proxy Statement on pages 78 and 79, we report the value of each NEO’s perquisites for 2023, as well as additional details regarding these perquisites.

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compensation governance: oversight and administration of the executive compensation program independent compensation advice

The MCC oversees the executive compensation program. The MCC retains Meridian Compensation Partners, LLC (“Meridian”) as an independent compensation consultant to assist with the MCC’s duties. The MCC first engaged Meridian in 2014, following a comprehensive request-for-proposal process and subsequent screening and selection. The MCC has the exclusive right to select, retain, and terminate Meridian, as well as to approve any fees, terms, and other conditions of its service. Meridian and its lead consultant report directly to the MCC, but when directed to do so by the MCC, they work cooperatively with Chevron’s management to develop analyses and proposals for the MCC. Meridian provides the following services to the MCC:

•	Education on executive compensation trends within and across industries;

•	Recommendations regarding compensation philosophy and compensation levels;

•	Selection of compensation comparator groups; and

•	Identification and resolution of technical issues associated with executive compensation plans, including tax, accounting, and securities regulations.

Meridian does not provide any services to the Company. The MCC assessed Meridian’s independence considering the NYSE listing standards and SEC rules and concluded that no conflict of interest or independence concerns exist.

compensation risk management

The MCC annually undertakes a risk assessment of Chevron’s compensation programs to determine whether these programs are appropriately designed and to ensure that they do not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company. Following its most recent comprehensive review of the design, administration, and controls of these programs, the MCC was satisfied that Chevron’s programs are well structured with strong governance and oversight mechanisms in place to minimize and mitigate potential risks.

stock ownership guidelines

We require our NEOs to hold prescribed levels of Chevron common stock, further linking their interests with those of our stockholders. Executives have five years to attain their stock ownership guideline. Further, NEOs who have not attained their stock ownership guideline are required to hold shares acquired under the LTIP program until such ownership requirements are met.

Position	2023 stock ownership guidelines

CEO	Six times base salary

Vice Chairman, Executive Vice Presidents, and CFO	Four times base salary

All Other Executive Officers	Two times base salary

Based upon our 250-day trailing average stock price ending December 29, 2023 ($160.15), Mr. Wirth had a stock ownership base salary multiple of 21.0. All other NEOs met their respective ownership requirement and had an average stock ownership base salary multiple of 12.1. The MCC believes these ownership levels provide appropriate focus on our long-term business model.

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employment, severance, and change-in-control agreements

In general, we do not maintain employment, severance, or change-in-control agreements with our NEOs. Upon retirement or separation from service for other reasons, NEOs are entitled to certain accrued benefits and payments generally available to other employees. We describe the benefits and payments in the “Pension Benefits Table,” the “Nonqualified Deferred Compensation Table,” and the “Potential Payments Upon Termination or Change-in-Control” table on pages 87–95, in this Proxy Statement.

In 2018, Mr. Pate and Chevron entered into an agreement relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, and the value of the Company’s contribution to the retiree health benefit upon termination if Mr. Pate’s employment is terminated for any reason on or after June 30, 2022. The effect of this agreement is described in “Potential Payments Upon Termination or Change-in-Control” on pages 94 and 95 in this Proxy Statement.

compensation recovery policies

The Chevron Incentive Plan, long-term incentive plans, Deferred Compensation Plan, and Retirement Restoration Plan include discretionary forfeiture provisions for certain amounts of cash and equity awarded to eligible participants, including NEOs, at any time if the participant engages in certain acts of misconduct, including, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; and failure to abide by post-termination agreements respecting confidentiality, noncompetition, or nonsolicitation.

In October 2023, the Board of Directors approved the Chevron Corporation Dodd-Frank Clawback Policy, which is intended to comply with, and to be interpreted in a manner consistent with, Section 10D of the Exchange Act, SEC Rule 10D-1, and the NYSE listing standards. Under the policy, in the event Chevron is required to prepare an accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will recover erroneously awarded incentive-based compensation (as defined in the policy) previously paid to the Company’s covered executives (as defined in the policy) in accordance with the terms of the policy. Furthermore, under the policy, Chevron is prohibited from indemnifying any covered executive against the loss of erroneously awarded incentive-based compensation or any claims relating to Chevron’s enforcement of its rights under the policy. This policy is intended to supplement, not replace, existing compensation plan provisions.

hedging and pledging

Under our insider trading policies and procedures, our NEOs are prohibited from hedging and pledging Chevron securities, as described in more detail on page 104.

tax gross-ups

We do not pay tax gross-ups to our NEOs. We do provide standard expatriate packages, which include tax equalization payments, to all employees of the Company who serve on overseas assignments, including executive officers.

tax deductibility of NEO compensation

Section 162(m) of the Internal Revenue Code (“Code”) limits companies’ deduction for compensation paid to the CEO, CFO, and the other three most highly paid executives for the taxable year (excluding the CEO and CFO) to $1 million. All compensation paid to persons who in 2017, or any year following, were the CEO, CFO (in 2018 or later), or one of the other three most highly paid executives for the taxable year (excluding our CEO and CFO) will be subject to the cap of $1 million, and all compensation in excess of $1 million generally will not be deductible. The MCC awards compensation that is not deductible as it believes that it needs to consider all relevant factors that attract, motivate, and retain high-performing talent.

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summary compensation table

The following table sets forth the compensation of our NEOs for the fiscal year ended December 31, 2023, and for the fiscal years ended December 31, 2022, and December 31, 2021, if they were NEOs in those years. The primary components of each NEO’s compensation are also described in our “Compensation Discussion and Analysis” in this Proxy Statement.

Name and principal position	Year	Salary ($)(1)		Stock awards ($)(2)	Option awards ($)(3)	Non-equity incentive plan compensation ($)(4)	Change in pension value and nonqualified deferred compensation earnings ($)(5)	All other compensation ($)(6)		Total ($)

M.K. Wirth Chairman and Chief Executive Officer	2023	$1,818,750		$13,669,951	$4,252,096	$2,610,000	$3,702,609	$436,450		$26,489,856
	2022	$1,689,583		$12,909,537	$4,000,488	$4,500,000	—	$474,317		$23,573,925
	2021	$1,650,000		$12,233,699	$3,874,962	$4,500,000	—	$351,624		$22,610,285

P.R. Breber Vice President and Chief Financial Officer	2023	$1,134,375		$3,396,781	$1,053,860	$1,201,750	$980,658	$144,130		$7,911,554
	2022	$1,063,542		$3,275,929	$1,015,436	$1,820,000	—	$130,600		$7,305,507
	2021	$1,020,000		$3,158,688	$1,000,818	$1,800,000	$1,007,726	$118,302		$8,105,534

M.A. Nelson Vice Chairman	2023	$1,187,500		$4,433,692	$1,379,182	$1,436,400	$3,653,842	$127,248		$12,217,864
	2022	$1,039,583		$3,275,929	$1,015,436	$2,100,000	—	$129,730		$7,560,678
	2021	$950,000		$3,158,688	$1,000,818	$1,800,000	$963,473	$115,401		$7,988,380

A.N. Hearne Executive Vice President, Oil, Products and Gas	2023	$1,039,583		$4,433,692	$1,379,182	$1,017,450	$841,155	$1,941,405		$10,652,467

R.H. Pate Vice President and General Counsel	2023	$1,084,375		$3,396,781	$1,053,860	$1,149,500	$446,251	$149,226		$7,279,993
	2022	$1,018,542	(7)	$3,275,929	$1,015,436	$1,680,000	$522,067	$622,218	(8)	$8,134,192

(1)

Reflects actual salary earned during the fiscal year covered. The following table reflects the annual salary rate and effective date for the years in which each person was an NEO and the amounts deferred under the DCP.

Name	Salary effective date	Salary	Total salary deferred under the DCP

	March 2023	$1,850,000	$29,775

M.K. Wirth	March 2022	$1,700,000	$27,692

	March 2021	$1,650,000	$27,200

	March 2023	$1,150,000	$16,087

P.R. Breber	March 2022	$1,075,000	$15,171

	March 2021	$1,020,000	$14,600

	February 2023	$1,200,000	$17,150

M.A. Nelson	October 2022	$1,100,000	$14,692
	March 2022	$1,050,000

	March 2021	$950,000	$13,200

A.N. Hearne	March 2023	$1,050,000	$51,979

R.H. Pate	March 2023	$1,100,000	$15,301
	March 2022	$1,025,000	$20,157
	January 2022	$1,000,000

We explain the amount of salary and non-equity incentive plan compensation in proportion to total compensation in our “Compensation Discussion and Analysis–2023 Compensation Programs and Outcomes” in this Proxy Statement.

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(2)

Amounts for the 2023 fiscal year reflect the aggregate grant date fair value of performance shares and RSUs granted under the LTIP on January 25, 2023. We calculate the grant date fair value of these awards in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. These RSUs and performance shares accrue dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded.

For performance shares granted on January 25, 2023, the per-share grant date fair value was $198.49, with valuation weighted 70% based on relative TSR and 30% based on relative ROCE-I. For the relative TSR valuation, we used a Monte Carlo approach to calculate the grant date fair value of $206.81. To derive estimated grant date fair value per share, this valuation technique simulates TSR for the Company and the LTIP Performance Share Peer Group and the S&P 500 Index using market data for a period equal to the term of the performance period; correlates the simulated returns within the peer group to estimate a probable payout value; and discounts the probable payout value using a risk-free rate for Treasury bonds having a term equal to the performance period. For the relative ROCE-I valuation, we used the grant date fair value of $179.08, the closing price of Chevron common stock on the grant date. Performance shares are settled in cash, and the cash payout, if any, is based on market conditions at the end of the performance period (January 2023 through December 2025). Payout is calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2023” table in this Proxy Statement. If the maximum level of performance were to be achieved for the performance shares granted in 2023, the grant date value would be $358.16 per share (200% of the grant date stock price), or $16,998,274 for Mr. Wirth; $5,512,082 for Messrs. Nelson and Hearne; and $4,222,706 for Messrs. Breber and Pate.

The per-unit grant date fair value of the RSUs was $179.08, the closing price of Chevron common stock on the grant date. These RSUs earn dividend equivalents and are settled in stock upon vesting one-third each January 31 following the first anniversary of the grant date.

The material terms of performance shares and RSUs granted in 2023 are described in the “Grants of Plan-Based Awards in Fiscal Year 2023” and “Outstanding Equity Awards at 2023 Fiscal Year-End” tables in this Proxy Statement.

(3)

Amounts for each fiscal year reflect the aggregate grant date fair value of nonstatutory/nonqualified stock options granted under the LTIP on January 25, 2023. The per-option grant date fair value was $45.82. We calculate the grant date fair value of these stock options in accordance with ASC Topic 718, as described in Note 22, “Stock Options and Other Share-Based Compensation,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. Stock options do not accrue dividends or dividend equivalents. For purposes of this table only, estimates of forfeitures related to service-based vesting conditions for awards have been disregarded. The material terms of stock options granted in 2023 are described in the “Grants of Plan-Based Awards in Fiscal Year 2023” and “Outstanding Equity Awards at 2023 Fiscal Year-End” tables in this Proxy Statement.

(4)

2023 amounts reflect CIP awards for the 2023 performance year that were paid in March 2024. Messrs. Nelson, Hearne, and Pate elected to defer 25% of their CIP awards to the DCP, or $359,100 for Mr. Nelson, $254,363 for Mr. Hearne, and $287,375 for Mr. Pate. See “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Annual Incentive Plan (Chevron Incentive Plan)” in this Proxy Statement for a detailed description of CIP awards.

(5)

2023 amounts represent the aggregate change in the actuarial present value of the NEOs’ U.S. pension value for the CRP and the RRP and for Mr. Hearne the U.K. pension value from January 1, 2023, through December 31, 2023, expressed as a lump sum. The DCP and ESIP-RP do not pay above-market or preferential earnings and are not represented in this table. For purposes of this disclosure, we have used the same amounts required to be disclosed in the “Pension Benefits Table” in this Proxy Statement.

2023 changes in the actuarial present value of an NEO’s U.S. pension value are attributable to seven factors:

Highest average earnings (“HAE”) – For Messrs. Wirth, Breber, and Nelson, HAE is the highest consecutive 36-month average base salary and CIP awards. The change in present value also reflects an offset for Social Security benefits, whose increase may cause a reduction in net benefits. For Messrs. Hearne and Pate, HAE is the highest consecutive five-year average base salary and CIP awards.

Interest rate impact – Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The 2023 discount rates used to discount pension values from age 60 to an NEO’s current age, 5.0% for the CRP and 4.8% for the RRP, are lower than the 2022 discount rates of 5.2% for both plans.

Lump-sum basis – The lump-sum interest rates for determining the actuarial present values of the pension benefit are based on the Pension Protection Act of 2006 lump-sum interest rates, and such rates were lower in 2023 than those used in 2022 by an average of 0.33 percentage points. The lump-sum mortality table is based on the rates required by the Pension Protection Act of 2006. These rates are updated annually by the Internal Revenue Service.

An additional year of age – The CRP and RRP provide an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60. Once an NEO reaches age 60, the pension value can be negatively impacted when the assumed duration of future payments is shorter based on age and actuarial assumptions. Furthermore, the discount rate no longer applies.

An additional year of benefit service earned in 2023 – All of the NEOs worked for a full year in 2023; as a result, their pension benefits increased because they earned an additional year of benefit service.

Demographic assumptions – Current mortality tables are unchanged compared with 2022.

Change in lump-sum methodology – RRP actuarial assumptions were updated to better reflect aggregate participant elections.

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The following table provides a breakdown of the percent of change in the NEO’s pension:

		Factors
Name	Total percent change in pension value, Jan.–Dec. 2023(a)	HAE	Interest rate impact	Lump-sum basis	One additional year of age	One additional year of service	Demographic assumption changes	Change in lump-sum methodology

M.K. Wirth	11.6%	11.9%	0.5%	0.8%	(2.0%)	3.0%	0.0%	(2.6%)

P.R. Breber	6.5%	(0.1%)	(0.9%)	1.1%	5.5%	3.2%	0.0%	(2.3%)

M.A. Nelson	25.0%	24.6%	0.7%	0.8%	(1.8%)	3.4%	0.0%	(2.7%)

A.N. Hearne	38.7%	23.7%	0.0%	2.3%	5.2%	10.3%	0.0%	(2.8%)

R.H. Pate	14.0%	5.7%	0.0%	0.8%	0.0%	9.9%	0.0%	(2.4%)

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2023 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2022 (reported in the “Pension Benefits Table” in last year’s Proxy Statement)) / actuarial present value of accumulated benefit at December 31, 2022 (reported in the “Pension Benefits Table” in last year’s Proxy Statement).

Additional information concerning the present value of benefits accumulated by our NEOs under these defined benefit retirement plans is included in the “Pension Benefits Table” in this Proxy Statement.

2023 changes in the actuarial present value of an NEO’s U.K. pension value are attributable to five factors:

An additional year of age – The UK Pension Plan provides an unreduced benefit at age 60 for eligible participants. Generally, being a year older results in an increase in pension value due to a shorter discount period from the current age to the assumed retirement age of 60.

Emerging inflation – The actual emerging (known and published) rates of inflation differ from those assumed at the prior year’s assessment, this changes elements of the projected pension at retirement.

Interest rate impact – Generally, a higher interest rate produces a lower pension value, and a lower interest rate produces a higher pension value. The 2023 discount rate used to discount pension values from age 60 to an NEO’s current age, 4.7%, is lower than the 2022 discount rate of 5.0%.

Inflation – The inflation that is assumed after the measurement date impacts the projected pension at retirement and the assumed increases to benefits during retirement.

Demographic assumptions – Changes in demographic assumptions (primarily life expectancy) affect the timing and duration of payment for pension benefits.

The following table provides a breakdown of the percent of change in Mr. Hearne’s U.K. pension:

		Factors
Name	Total percent change in pension value, Jan.–Dec. 2023(a)	One additional year of age	Emerging inflation	Interest rate impact	Inflation	Demographic assumption changes

A.N. Hearne	12.6%	5.0%	4.9%	5.3%	(1.1%)	(1.5%)

(a)

Calculated as follows: (actuarial present value of accumulated benefit at December 31, 2023 (reported in the “Pension Benefits Table” in this Proxy Statement) – actuarial present value of accumulated benefit at December 31, 2022) / actuarial present value of accumulated benefit at December 31, 2022.

Additional information concerning the present value of benefits accumulated by Mr. Hearne under this defined benefit retirement plan is included in the “Pension Benefits Table” in this Proxy Statement.

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(6)

All Other Compensation for 2023 includes the following items, but excludes other arrangements that are generally available to our salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operation in favor of our NEOs, such as our medical, dental, disability, group life insurance, and vacation programs.

	M.K. Wirth	P.R. Breber	M.A. Nelson	A.N. Hearne	R.H. Pate

ESIP Company Contributions(a)	$26,400	$26,400	$26,400	$26,400	$26,400

ESIP-RP Company Contributions(a)	$119,100	$64,350	$68,600	$56,767	$61,204

Perquisites(b)

Financial Counseling(c)	$15,000	$25,687	$26,769	$6,618	$15,000

Motor Vehicles(d)	$11,281	—	—	—	^

Corporate Aircraft(e)	$220,921	—	—	—	$19,064

Security(f)	$33,970	$26,977	—	$17,840	$20,365

Executive Physical(g)	—	—	—	$5,176	—

Expatriate & Tax Equalization Benefits (h)	—	—	—	$1,826,137	—

Other(i)	$9,778	$716	$5,479	$2,467	$7,133

Total, All Other Compensation	$436,450	$144,130	$127,248	$1,941,405	$149,226

(a)

The ESIP is a tax-qualified defined contribution plan open to employees on the U.S. payroll. The Company provides a matching contribution of 8% of annual compensation when an employee contributes 2% of annual compensation or 4% if they contribute 1%. Employees may also choose to contribute an amount above 2%, but none of the amount above 2% is matched. The Company match up to IRS limits ($330,000 of income in 2023) is made to the qualified ESIP account. For amounts above the IRS limit, the executive can elect to have 2% of base pay directed into the DCP, and the Company will match those funds with a contribution to the nonqualified ESIP-RP. Company contributions to the ESIP-RP are described further in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(b)

Reflects perquisites and personal benefits received by an NEO in 2023 to the extent that the total value of such perquisites and personal benefits was equal to or exceeded $10,000. Items deemed perquisites are valued on the basis of their aggregate incremental cost to the Company. We do not provide tax gross-ups to our NEOs for any perquisites; however, we do in certain cases pay expatriate and tax equalization benefits in connection with overseas assignments, as discussed further in footnote h. In the table, dollar amounts below $100 are indicated by a “^.”

(c)

Reflects amounts related to income tax preparation services, plus other services provided under Chevron’s Financial Counseling Program, including life event, tax, investment, and estate planning services.

(d)

The Company maintains cars and drivers that the NEOs may use for business transportation and, in certain circumstances, for personal travel. NEOs may reimburse the Company’s incremental costs for any personal travel. For security reasons, Mr. Wirth is provided with access to the Company’s cars, drivers, and security personnel for both business and personal use. The aggregate incremental cost for such personal use reflects the sum of (i) a percentage of the total variable operating costs (including fuel and incremental maintenance costs, if any) for each vehicle used for personal use, based on personal use miles divided by the total miles traveled per vehicle, and (ii) all amounts paid for driver overtime for personal use.

(e)

Generally, executives are not allowed to use Company planes for personal use. For security reasons, due to the nature of Chevron’s business as a global integrated energy company, the Board mandates that Mr. Wirth fly on the corporate aircraft for all business and personal travel whenever it is feasible. Chevron U.S.A. Inc. (“CUSA”) and Mr. Wirth have entered into an Aircraft Time-Sharing Agreement (“ATSA”). Pursuant to the terms of the ATSA, Mr. Wirth reimbursed CUSA for a portion of his personal use of the corporate aircraft in 2023 within amounts permitted under FAA regulations. On a very limited basis, the CEO may authorize the personal use of a Company plane by other persons if, for example, it is in relation to and part of a trip that is otherwise business-related, such as a personal leg while on Company business, authorizing a spouse and/or other family members to accompany an executive on business travel (for which there was no incremental cost to the Company in 2023), or if it is in connection with a personal emergency. Aggregate incremental cost was determined by multiplying the operating hours attributable to personal use by the 2023 average hourly direct operating costs, plus actual crew and security costs (for overnight lodging, meals, transportation, and other incremental costs), plus actual flight-specific incremental costs and fees, where applicable.

(f)

For Mr. Wirth, reflects expenses related to security costs at his personal residences, which includes perimeter and physical security enhancements, network security and monitoring, and security consulting fees. Also included are incremental costs of security detail incurred in relation to personal air travel (for meals, transportation, and lodging). For Mr. Breber, residential security costs related to network security and monitoring fees ($26,977). For Messrs. Hearne and Pate, includes residential security costs related to network security and monitoring, and security consulting fees.

(g)	Includes executive physical and/or related diagnostic procedures.

(h)

Messrs. Breber, Nelson, and Hearne served on expatriate assignments in prior years, during which they received customary expatriate and tax equalization benefits intended to place expatriate employees in a similar net tax position as a similarly compensated employee in their home country. Amount shown for Mr. Hearne reflects amended tax equalization and similar tax payments in 2023 ($1,805,876) and expatriate assignment benefits ($20,261). For Messrs. Breber and Nelson, equalization benefits are not reflected above, as estimated taxes plus prior years’ amendments resulted in a net negative value.

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(i)

Reflects the value of retirement gifts presented to Mr. Breber. Includes the aggregate incremental cost of tickets for performing arts events and commercial flights, meals, activities, ground transportation, domestic Board trips, and other amenities for corporate events attended by an NEO and their spouse. From time to time, the NEOs and/or their spouses attend sporting or performing arts events for which Chevron is a corporate sponsor and for which the Company incurs no incremental cost.

(7)	For Mr. Pate, reflects reconciling entry for paid time off taken in 2022, in the amount of $10,677.

(8)

For Mr. Pate, reflects payment of invoice received in 2023 of $1,115 for relocation benefits associated with moving his position from Chevron’s headquarters in the San Francisco Bay Area to our Houston, Texas, office, incurred in 2022.

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grants of plan-based awards in fiscal year 2023

The following table sets forth information concerning the grants of non-equity and equity incentive plan awards to our NEOs in 2023. Non-equity incentive plan awards are made under our CIP, and equity incentive plan awards (i.e., performance shares, RSUs, and stock options) are made under our LTIP. These awards are also described in the “Compensation Discussion and Analysis” section of this Proxy Statement.

			Estimated future payouts under non-equity incentive plan awards(1)			Estimated future payouts under equity incentive plan awards(2)			All other stock awards: number of shares of stock or units (#)(3)	All other option awards: number of securities underlying options (#)(4)	Exercise or base price of option awards ($/sh)(5)	Grant date fair value of stock and option awards(6)
Name	Award type	Grant date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)

M.K. Wirth	CIP		—	$3,052,500	$6,105,000	—	—	—	—	—	—	—
	Perf Shares	1/25/2023	—	—	—	10,441	47,460	94,920	—	—	—	$9,420,383
	Options	1/25/2023	—	—	—	—	—	—	—	92,800	$179.08	$4,252,096
	RSUs	1/25/2023	—	—	—	—	—	—	23,730	—	—	$4,249,568

P.R. Breber	CIP		—	$1,265,000	$2,530,000	—	—	—	—	—	—	—
	Perf Shares	1/25/2023	—	—	—	2,594	11,790	23,580	—	—	—	$2,340,209
	Options	1/25/2023	—	—	—	—	—	—	—	23,000	$179.08	$1,053,860
	RSUs	1/25/2023	—	—	—	—	—	—	5,900	—	—	$1,056,572

M.A. Nelson	CIP		—	$1,440,000	$2,880,000	—	—	—	—	—	—	—
	Perf Shares	1/25/2023	—	—	—	3,386	15,390	30,780	—	—	—	$3,054,776
	Options	1/25/2023	—	—	—	—	—	—	—	30,100	$179.08	$1,379,182
	RSUs	1/25/2023	—	—	—	—	—	—	7,700	—	—	$1,378,916

A.N. Hearne	CIP		—	$1,260,000	$2,520,000	—	—	—	—	—	—	—
	Perf Shares	1/25/2023	—	—	—	3,386	15,390	30,780	—	—	—	$3,054,776
	Options	1/25/2023	—	—	—	—	—	—	—	30,100	$179.08	$1,379,182
	RSUs	1/25/2023	—	—	—	—	—	—	7,700	—	—	$1,378,916

R.H. Pate	CIP		—	$1,210,000	$2,420,000	—	—	—	—	—	—	—
	Perf Shares	1/25/2023	—	—	—	2,594	11,790	23,580	—	—	—	$2,340,209
	Options	1/25/2023	—	—	—	—	—	—	—	23,000	$179.08	$1,053,860
	RSUs	1/25/2023	—	—	—	—	—	—	5,900	—	—	$1,056,572

(1)

The CIP is an annual incentive plan that pays a cash award for performance and is paid in March following the performance year. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail–Annual Incentive Plan (Chevron Incentive Plan)” in this Proxy Statement for a detailed description of CIP awards, including the criteria for determining the amounts payable.

“Target” is a dollar value based on a percentage of an NEO’s base salary set by the MCC. Actual 2023 performance-year CIP award results, which are approved in January 2024 and paid in March 2024, are reported in the “Summary Compensation Table” in this Proxy Statement, in the “Non-Equity Incentive Plan Compensation” column. Under the 2023 CIP, there is no threshold award. The maximum award is 200% of target for all CIP-eligible employees.

(2)

Reflects performance shares granted under the LTIP. See our “Compensation Discussion and Analysis–Compensation Discussion and Analysis in Detail– Long-Term Incentive Plan” in this Proxy Statement for a detailed description of performance share awards, including the criteria for determining the cash amounts payable. “Target” is the number of performance shares awarded in 2023. If there is a payout, “Threshold” represents the lowest possible payout (22% of the grant) and “Max” reflects the highest possible payout (200% of the grant). The performance shares awarded in 2023 accrue dividend equivalents and are settled in cash, and the cash payout, if any, will occur at the end of the three-year performance period (January 2023 through December 2025). Payout is calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2023” table in this Proxy Statement.

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(3)

Reflects RSUs granted under the LTIP. See our “Compensation Discussion and Analysis-Compensation Discussion and Analysis in Detail-Long-Term Incentive Plan” for a detailed description of RSU awards. These RSUs accrue dividend equivalents in the form of additional RSUs. One-third vests each January 31, starting with the January 31 that is at least one year following the grant date, and will settle in shares of Chevron common stock. Shares issued upon vesting are subject to a two-year post-vesting holding period for executive officers, which is removed upon termination of employment.

(4)

Reflects nonstatutory/nonqualified stock options granted under the LTIP. See our “Compensation Discussion and Analysis-Compensation Discussion and Analysis in Detail-Long-Term Incentive Plan” for a description of stock option awards. Stock options have a 10-year term. One-third vests each January 31, starting with the January 31 that is at least one year following the grant date. The value of stock options realized upon exercise is determined by multiplying the number of stock options by the difference between the fair market value at the time of exercise and the exercise price of the stock options. Stock option awards do not accrue dividends or dividend equivalents.

(5)	The exercise price is the closing price of Chevron common stock on the grant date.

(6)	We calculate the grant date fair value of each award in accordance with ASC Topic 718 and as described in footnotes 2 and 3 to the “Summary Compensation Table” in this Proxy Statement.

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outstanding equity awards at 2023 fiscal
year-end

The following table sets forth information concerning the outstanding equity incentive awards at December 31, 2023, for each of our NEOs.

	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, unit, or other rights that have not vested ($)(6)

M.K. Wirth	1/25/2023	—	92,800	$179.08	1/25/2033	24,663	$3,678,679	10,852	$1,618,619
	1/26/2022	56,600	113,200	$132.69	1/26/2032	30,956	$4,617,328	64,786	$9,663,467
	1/27/2021	211,400	105,700	$ 88.20	1/27/2031	47,365	$7,064,918
	1/29/2020	298,100		$110.37	1/29/2030	40,127	$5,985,414
	1/30/2019	236,900		$113.01	1/30/2029	39,431	$5,881,509
	1/31/2018	182,100		$125.35	1/31/2028
	1/25/2017	80,800		$117.24	1/25/2027
	1/27/2016	239,900		$ 83.29	1/27/2026
	1/28/2015	164,600		$103.71	1/28/2025

P.R. Breber	1/25/2023	—	23,000	$179.08	1/25/2033	6,132	$914,632	2,696	$ 402,097
	1/26/2022	14,366	28,734	$132.69	1/26/2032	7,854	$1,171,561	16,441	$2,452,331
	1/27/2021	54,600	27,300	$ 88.20	1/27/2031	12,227	$1,823,723
	1/29/2020	77,000		$110.37	1/29/2030	10,366	$1,546,258
	1/30/2019	62,600		$113.01	1/30/2029	10,423	$1,554,695
	1/31/2018	52,900		$125.35	1/31/2028
	1/25/2017	62,200		$117.24	1/25/2027
	1/27/2016	234,900		$ 83.29	1/27/2026
	1/28/2015	11,300		$103.71	1/28/2025

M.A. Nelson	1/25/2023	—	30,100	$179.08	1/25/2033	8,003	$1,193,672	3,519	$ 524,874
	1/26/2022	14,366	28,734	$132.69	1/26/2032	7,854	$1,171,561	16,441	$2,452,331
	1/27/2021	54,600	27,300	$ 88.20	1/27/2031	12,227	$1,823,723
	1/29/2020	77,000		$110.37	1/29/2030	10,473	$1,562,169
	1/30/2019	62,600		$113.01	1/30/2029	10,530	$1,570,613
	1/31/2018	27,700		$125.35	1/31/2028
	1/25/2017	18,100		$117.24	1/25/2027

A.N. Hearne	1/25/2023	—	30,100	$179.08	1/25/2033	8,003	$1,193,672	3,519	$ 524,874
	1/26/2022	10,833	21,667	$132.69	1/26/2032	5,924	$883,648	12,390	$1,848,064
	1/27/2021	20,567	20,567	$ 88.20	1/27/2031	9,219	$1,375,071
	1/29/2020	19,334		$110.37	1/29/2030	7,835	$1,168,605
	1/30/2019					5,454	$813,460

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	Option awards					Stock awards
Name(1)	Grant date of awards	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable(2)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)(3)	Market value of shares or units of stock that have not vested ($)(4)	Equity incentive plan awards: number of unearned shares, units, or other rights that have not vested (#)(5)	Equity incentive plan awards: market or payout value of unearned shares, unit, or other rights that have not vested ($)(6)

R.H. Pate	1/25/2023	—	23,000	$179.08	1/25/2033	6,132	$914,632	2,696	$ 402,097
	1/26/2022	14,366	28,734	$132.69	1/26/2032	7,904	$1,179,034	16,441	$2,452,331
	1/27/2021	20,567	20,567	$ 88.20	1/27/2031	9,241	$1,378,428
	1/29/2020	58,000		$110.37	1/29/2030	7,814	$1,165,564
	1/30/2019	47,200		$113.01	1/30/2029	7,860	$1,172,384
	1/31/2018	40,200		$125.35	1/31/2028
	1/25/2017	35,475		$117.24	1/25/2027

(1)

Termination for reasons other than for misconduct may result in full or partial vesting of awards granted under the LTIP. Full or partial vesting depends upon the sum of an NEO’s age plus their years of service. This policy reflects our belief that the LTIP should be designed to encourage retention and support long-term employment. For a description of the effect of this policy on the outstanding LTIP awards of our NEOs, refer to the “Potential Payments Upon Termination or Change-in-Control” section of this Proxy Statement.

(2)

Stock options have a 10-year term. 2016 and earlier grants vest at the rate of one-third per year, with vesting occurring on the first, second, and third annual anniversary of the grant date. For 2017 and later grants, one-third vests each January 31, starting with the January 31 that is at least one year following the grant date. Stock option awards do not accrue dividends or dividend equivalents.

(3)

Represents unvested RSUs and dividend equivalents, rounded to whole units. 2022 and earlier awards are paid out in cash at the end of the five-year vesting period. 2023 and later awards are settled in stock upon vesting one-third each January 31 following the first anniversary of the grant date.

(4)

Market value is based upon number of RSUs that have not been vested or released, including, when applicable, dividend equivalents, multiplied by $149.16, the closing price of Chevron common stock on December 29, 2023.

(5)

Represents performance shares and dividend equivalents, rounded to whole shares, that vest and are paid out in cash at the end of the applicable three-year performance period. The estimated shares for the 2022 award are based upon a 22% performance multiplier, and the estimated shares for the 2023 award are based upon a 100% performance multiplier.

(6)

Represents the estimated cash payout value of performance shares based upon the number of performance shares, including dividend equivalents, multiplied by $149.16, the closing price of Chevron common stock on December 29, 2023. The estimated payout value for the 2022 award is based on a 22% performance multiplier, and the estimated payout value for the 2023 award is based on a 100% performance multiplier. The estimated payout value may not necessarily reflect the final payout. The final payout will be calculated in the manner described in footnote 2 to the “Option Exercises and Stock Vested in Fiscal Year 2023” table in this Proxy Statement.

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option exercises and stock vested in
fiscal year 2023

The following table sets forth information concerning the cash value realized by each of our NEOs upon exercise of stock options; vesting of performance share and restricted stock unit awards in 2023; and withholding of portions of unvested restricted stock unit awards to pay taxes.

	Options		Stock awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)(1)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(2)

M.K. Wirth	—	—	111,159	$17,228,256

P.R. Breber	25,000	$1,507,250	29,714	$4,624,699

M.A. Nelson	—	—	25,366	$3,868,185

A.N. Hearne	—	—	31,230	$5,011,892

R.H. Pate	—	—	22,488	$3,501,044

(1)

Value realized upon exercise was determined by multiplying the number of stock options exercised by the difference between the fair market value of Chevron common stock on the exercise date and the exercise price of the stock options.

Name	Shares acquired on exercise	Grant date	Exercise price	Exercise date	Market price at exercise	Value realized on exercise

P.R. Breber	25,000	1/28/2015	$164.00	8/11/2023	$4,100,000	$1,507,250

(2)

Represents the cash value of vested performance shares granted in 2021 for the performance period January 2021 through December 2023, paid in February 2024. Also includes the cash value of vested restricted stock units granted in 2018, paid in February 2023; and the cash value of RSUs withheld to pay taxes on unvested RSUs no longer subject to substantial risk of forfeiture. Each of these is described further page 86.

performance shares

We calculate the cash value of performance share payouts as follows:

First, we calculate our TSR and the TSR of our LTIP Performance Share Peer Group and S&P 500 Index for the three-year performance period. We calculate TSR for the three-year performance period as follows:

TSR =	(20-day average ending share price (–) 20-day average beginning share price (+) reinvested dividend value)
20-day average beginning share price

“Ending” refers to the last 20 trading days of the performance period. “Beginning” refers to the last 20 trading days prior to the start of the performance period. In each instance, we use closing prices to calculate the 20-day average.

The results are expressed as an annualized average compound rate of return.

Second, we calculate our ROCE-I and the ROCE-I of our LTIP Performance Share Peer Group for the three-year performance period. ROCE-I is the percentage point difference between the trailing 12-month ROCE as of the quarter preceding the end of the three-year performance period and the trailing 12-month ROCE as of the quarter preceding the start of the three-year performance period. We calculate ROCE as follows:

ROCE =	(net income excluding special items (+) after tax interest expense (+) noncontrolling interests income)
average capital employed

Net Income (excluding special items) is the net income adjusted for significant, externally disclosed non-operating items. Capital Employed is the sum of stockholders’ equity, total debt, and noncontrolling interests equity. Average Capital Employed is computed by averaging the sum of Capital Employed at the beginning of and end of the 12-month net income period. The final ROCE calculation may include reasonable estimates and will be determined and certified by the MCC in its sole discretion.

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Third, we rank our TSR and ROCE-I against the TSR and ROCE-I of our LTIP Performance Share Peer Group and S&P 500 Index if applicable to determine the performance multiplier applicable to the awards. Our rank then determines what the performance multiplier will be, as follows:

Our rank	1st	2nd	3rd	4th	5th	6th

TSR modifier (70% weight, ranking includes S&P 500 Index)	200%	160%	120%	80%	40%	0%

ROCE-I modifier (30% weight, ranking excludes S&P 500 Index)	200%	150%	100%	50%	0%	n/a

For example, if we rank first in TSR compared with our LTIP Performance Share Peer Group and S&P 500 Index and second in ROCE-I, then the performance multiplier would be 185%. Under the rules of the LTIP, in the event our measured annualized TSR is less than one percentage point of the nearest competitor(s), the results will be considered a tie, and the TSR modifier will be the average of the tied ranks. In the event our measured ROCE-I is less than one-half of a percentage point of the nearest competitor(s), the results will be considered a tie, and the ROCE-I modifier will be the average of the tied ranks. For example, if Chevron ranks fifth in TSR and ties with the TSR of the peer that ranks sixth, it will result in a TSR modifier of 20% (the average of 40% and 0%). In addition, if Chevron ranks fourth in ROCE-I and ties with the ROCE-I of the peer that ranks fifth, it will result in a ROCE-I modifier of 25% (the average of 50% and 0%). The weighted results of the modifiers are rounded to the nearest whole number. The overall performance multiplier would then result in 22%.

70% x TSR modifier	+	30% x ROCE-I modifier	=	Performance multiplier

In the event of negative TSR for the performance period, any above-target TSR modifier will be reduced by 20% for executive officers.

Fourth, we determine the cash value and payout of the performance share award, as follows:

(Number of performance shares granted + dividend equivalents)	x	Performance multiplier	x	20-day trailing average price of Chevron common stock at the end of the performance period	=	Cash value/payout

For awards of performance shares made in 2021, the three-year performance period ended December 2023. Chevron tied for third, fourth, and fifth place for TSR and tied for second and third place for ROCE-I. This resulted in a performance multiplier of 79% for the period. Accordingly, the cash value of the 2021 grant was calculated as follows:

Name	Shares granted plus dividend equivalents	x	Performance multiplier	=	Shares acquired on vesting	x	20-day trailing average price	=	Cash value/payout

M.K. Wirth	99,156		79%		78,333		$147.46		$11,551,004

P.R. Breber	25,604		79%		20,227		$147.46		$2,982,728

M.A. Nelson	25,604		79%		20,227		$147.46		$2,982,728

A.N. Hearne	19,285		79%		15,235		$147.46		$2,246,576

R.H. Pate	19,285		79%		15,235		$147.46		$2,246,576

The cash value/payout includes the value of fractional shares.

Messrs. Nelson and Hearne elected to defer 25% of their 2021 performance share grant, $745,682 for Mr. Nelson and $561,644 for Mr. Hearne. Provisions of the DCP and distribution elections are described in the footnotes to the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

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restricted stock units

Vested RSUs are valued by multiplying the number of units vested by the closing price of Chevron common stock on the vesting date, or, if the NYSE is not open on the vesting date, by the closing price on the last date prior to the vesting date that the NYSE is open. The following RSUs vested and were paid in cash in 2023.

Name	Number of shares acquired on vesting (#)		Grant date	Vest date	Price used to value shares(a)	Value realized on vesting

M.K. Wirth	31,383		1/31/2018	1/31/2023	$174.02	$5,461,295

P.R. Breber	9,121		1/31/2018	1/31/2023	$174.02	$1,587,176

M.A. Nelson	4,773		1/31/2018	1/31/2023	$174.02	$830,662

A.N. Hearne	2,669		1/31/2018	1/31/2023	$174.02	$464,458
	12,580	(b)	1/29/2020	1/31/2023	$174.02	$2,189,136

R.H. Pate	6,937		1/31/2018	1/31/2023	$174.02	$1,207,172

(a)	Closing price of Chevron common stock on the NYSE on the vest date.

(b)	Represents supplemental RSUs awarded in 2020.

RSUs are subject to certain tax liabilities prior to vesting when a substantial risk of forfeiture no longer exists. Generally, this event occurs when grant recipients reach age or age and service milestones. In December 2023, Chevron withheld the following RSUs from grants to pay taxes. The cash value of shares withheld includes the value of fractional shares withheld. Messrs. Wirth, Breber, Nelson, and Pate have more than 90 points, as described in our “Potential Payments upon Termination or Change-in-Control” in this Proxy Statement and the full FICA tax obligation for the 2019, 2020, and 2021 grants were paid in prior years, when grants were no longer subject to substantial risk of forfeiture. Mr. Hearne reached 90 points in 2023, and the cash value of shares withheld is based on the remaining portion of RSUs no longer subject to substantial risk of forfeiture.

Name	Shares withheld	Grant date	Valuation date	Price used to value shares(a)	Cash value of shares withheld

M.K. Wirth	1,443	1/26/2022	12/18/2023	$149.68	$215,957

P.R. Breber	366	1/26/2022	12/18/2023	$149.68	$54,795

M.A. Nelson	366	1/26/2022	12/18/2023	$149.68	$54,795

A.N. Hearne	54	1/30/2019	12/18/2023	$149.68	$8,141
	151	1/29/2020	12/18/2023	$149.68	$22,635
	265	1/27/2021	12/18/2023	$149.68	$39,617
	276	1/26/2022	12/18/2023	$149.68	$41,329

R.H. Pate	316	1/26/2022	12/18/2023	$149.68	$47,296

(a)	Closing price of Chevron common stock on the NYSE on the valuation date.

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pension benefits table

The following table sets forth information concerning the present value of benefits accumulated by our NEOs, under our defined benefit retirement plans, or pension plans.

Name	Plan name	Number of years credited service(1)	Present value of accumulated benefit(2)		Payments during last fiscal year

M.K. Wirth	Chevron Retirement Plan	38	$2,189,948		—
	Chevron Retirement Restoration Plan		$33,486,125		—

P.R. Breber	Chevron Retirement Plan	34	$2,007,271		—
	Chevron Retirement Restoration Plan		$14,072,827		—

M.A. Nelson	Chevron Retirement Plan	38	$2,261,118		—
	Chevron Retirement Restoration Plan		$16,018,005		—

A.N. Hearne	Chevron Retirement Plan	14	$388,453		—
	Chevron Retirement Restoration Plan		$1,727,157		—
	Chevron UK Pension Plan	20	$2,243,483	(3)	—

R.H. Pate	Chevron Retirement Plan	14	$490,151		—
	Chevron Retirement Restoration Plan		$3,151,816		—

(1)

Credited service is computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2023 financial statements and is generally the period that an employee is a participant in the plan for which the employee is an eligible employee and receives pay from a participating company. For the CRP and RRP, credited service does not include service prior to July 1, 1986, if employees were under age 25. Our NEOs have such pre–July 1, 1986, age 25 service. Their actual years of service are as follows: Mr. Wirth, 41 years, and Mr. Nelson, 39 years.

(2)

Reflects the actuarial present value of the accumulated benefit as of December 31, 2023, computed as of the same pension plan measurement date used for financial statement reporting purposes with respect to Chevron’s audited 2023 financial statements. For the CRP and RRP, a present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction due to age (age 60, or current age if older, for the NEOs), using service and compensation as of December 31, 2023. This present value is then discounted with interest to the date used for financial reporting purposes. Except for the assumption that the retirement age is the earliest retirement without a benefit reduction due to age, the assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 23, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. These assumptions include the discount rate of 5.0% for CRP and 4.8% for RRP as of December 31, 2023. This rate reflects the rate at which benefits could be effectively settled and is equal to the equivalent single rate resulting from yield curve analysis as described in Note 23. The present values reflect the forms of payment based on the interest rate and mortality table assumptions used for financial reporting purposes on December 31, 2023, which are prescribed by the Pension Protection Act of 2006. See footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

(3)

For the UK Pension Plan, the present value of the benefit is determined at the earliest age when participants may retire without any benefit reduction being applied to some or all of their pension due to age (this is age 60 or 65, respectively, for Mr. Hearne), using service and compensation as of the date at which benefits ceased accruing. This present value is then discounted with interest to the date used for financial reporting purposes. The assumptions used to compute the present value of accumulated benefits are the assumptions described in Note 23, “Employee Benefit Plans,” to the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the year ended December 31, 2023. These assumptions include the discount rate of 4.7% as of December 31, 2023. This rate is equal to the single equivalent rate resulting from consideration of yield curves derived from market yields on high-quality fixed income instruments as of December 31, 2023, and the distribution of the UK Pension Plan’s projected future benefit payments. Benefits in the UK Pension Plan are automatically increased, both once in payment and over the period from the date accrual ceased to the date pensions commenced. Indexation is generally linked to U.K. price inflation, which is assumed at the average rate of 2.7% per annum from December 31, 2023, but subject to limitations. See footnote 5 to the “Summary Compensation Table” in this Proxy Statement for a description of the factors related to the change in the present value of the pension benefit.

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Our NEOs are eligible for a pension after retirement and participate in both the Chevron Retirement Plan (a defined-benefit pension plan that is intended to be tax-qualified under Code section 401(a)) and the Chevron Retirement Restoration Plan (an unfunded, nonqualified defined-benefit pension plan). The RRP is designed to provide benefits comparable with those provided by the CRP, but that cannot be paid from the CRP because of Code limitations on benefits and earnings. In addition to the U.S-based plans, Mr. Hearne is eligible for benefits under the UK Pension Plan (a defined-benefit pension plan that is intended to be a registered pension scheme under the Finance Act 2024 of the Parliament of the United Kingdom).

For employees hired prior to January 1, 2008, including Messrs. Wirth, Breber, and Nelson, the age 65 retirement benefits are calculated as a single life annuity equal to 1.6% of the participant’s highest average earnings multiplied by years of credited service, minus an offset for Social Security benefits. For this purpose, HAE is the average of the highest base salary and CIP awards over 36 consecutive months. On December 31, 2023, the applicable annualized averages were: Mr. Wirth, $4,722,222; Mr. Breber, $2,329,367; and Mr. Nelson, $2,362,500.

The CRP benefit reflects the earnings limitation imposed by the Code for qualified plans. On December 31, 2023, the applicable annualized earnings, after reflecting the average of the last three-year Code compensation limitations, was $308,333. The RRP benefit reflects the difference between the total retirement benefit and the benefit provided under the CRP. The age 65 retirement benefits for employees hired prior to January 1, 2008, are actuarially reduced below age 50, reduced by early retirement discount factors of 5% per year from age 50 to age 60, and unreduced at age 60.

For employees who became eligible for U.S. benefits on or after January 1, 2008, including Messrs. Hearne and Pate, the age 65 retirement benefits are calculated as a lump sum equal to the participant’s annualized HAE multiplied by 11% for the years of credited service before age 60 and 14% for the years of credited service after age 60. For this purpose, HAE is the average of the highest base salary and CIP awards over 60 consecutive months. On December 31, 2023, the applicable averages were: Mr. Hearne, $1,651,567, and Mr. Pate, $2,263,147.

The CRP benefit reflects the earnings limitation imposed by the Code for qualified plans. On December 31, 2023, the applicable annualized earnings, after reflecting the average of the last five-year Code compensation limitations, were $298,000 for Mr. Hearne and Mr. Pate. For employees hired after December 31, 2007, the amount of the benefit is reduced by 4.5% annual compound interest if payment commences prior to age 60.

For the CRP and RRP, participants are eligible for an early retirement benefit if they are vested on the date employment ends. Generally, a participant is vested after completing five years of service. All NEOs are eligible for an early retirement benefit, calculated as described above.

Despite the calculations above, all retirees may elect to have their CRP benefits paid in the form of a lump-sum, single life annuity joint and survivor annuity, life and term-certain annuity, and uniform income annuity.

The equivalent of optional forms of annuity payment are calculated by multiplying the early retirement benefit by actuarial factors, based on age, in effect on the benefit calculation date. The Code’s applicable interest rate and applicable mortality table are used for converting from one form of benefit to an actuarially equivalent optional form of benefit. Employees can elect to have their CRP benefit commence prior to normal retirement age, which is age 65, but no earlier than when employment ends. CRP participants do not make distribution elections until separation from service.

The RRP may be paid as early as the first quarter that is at least one year following separation from service. Retirees may elect to receive the RRP lump-sum equivalent in a single payment or in up to 10 annual installments.

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Our NEOs made the following RRP distribution elections:

Name	Number of annual installments elected	Time of first payment

M.K. Wirth	1	First quarter that is at least one year following separation from service

P.R. Breber	5	First January that is at least one year following separation from service

M.A. Nelson	10	First quarter that is at least one year following separation from service

A.N. Hearne	1	First quarter that is at least one year following separation from service

R.H. Pate	1	First quarter that is at least one year following separation from service

For U.K. heritage Texaco employees hired prior to January 1, 2003, including Mr. Hearne, the UK Pension Plan benefit is calculated as an age 60 joint life annuity equal to 1.85% of the participant’s final pensionable pay multiplied by eligible years of credited service up to December 31, 2002, minus a state pension offset (calculated as 1/46th of the annual equivalent of the single person’s basic state pension in force upon termination of pensionable service) and as an age 65 joint life annuity equal to 1.9% of the participant’s final pensionable pay multiplied by eligible years of credited service from January 1, 2003, minus a state pension offset (calculated as 1/44th of the annual equivalent of the single person’s basic state pension in force upon termination of pensionable service).

A participant can elect to receive a portion of their benefit as a tax-free lump sum and a smaller monthly pension. The age 65 retirement benefit is actuarially reduced if commenced prior to age 65, and the age 60 retirement benefit is actuarially increased if commenced after age 60. Following the participant’s death, a pension is payable to an eligible dependent. The amount is equal to 50% of the pension to which the participant would have been entitled without any restriction for the U.K. tax approvable limit and is payable for the rest of the dependent’s life.

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nonqualified deferred compensation table

In this section, we set forth information concerning the value of each NEO’s compensation that is deferred pursuant to our DCP and our ESIP-RP.

DCP

The DCP is an unfunded and nonqualified defined contribution plan that permits NEOs to defer up to 90% of CIP awards, up to 90% of LTIP performance share awards, and up to 40% of salary. The DCP is intended to qualify as an unfunded pension plan maintained by an employer for a select group of management or highly compensated employees within the meaning of the Employee Retirement Income and Security Act.

DCP deferrals accrue earnings, including dividend equivalents and common stock price appreciation or depreciation, based upon an NEO’s selection of investments from 12 different funds that are designated by the MCC and that are also available in the ESIP, Chevron’s tax-qualified defined contribution plan open to employees on the U.S. payroll. DCP funds and their annual rates of return as of December 31, 2023, were:

Chevron Common Stock Fund	-13.62%

Capital Group EuroPacific Growth Trust Class U3	15.79%

Dodge & Cox Income Separate Account	8.04%

Principal Diversified Real Asset	3.31%

Vanguard Balanced Index Fund Institutional Shares	17.58%

BlackRock MSCI ACWI Ex-U.S. Index Account C	15.49%

Government Short-Term Investment Account C	5.15%

Equity Index Account C	26.30%

Extended Equity Market Fund M	25.34%

U.S. Debt Index Account C	5.69%

Putnam Stable Value Fund(1)	—

EARNEST Partners Smid Cap Core Fund—Class 1	14.80%

NEOs may transfer into and out of funds daily. NEOs and other insiders may only transact in the Chevron Common Stock Fund during a 20-business-day period that begins on the first business day that is at least 24 hours after the public release of quarterly and annual earnings (an Insider Trading Window). Deferrals for NEOs and other insiders who elect their deferrals be tracked with reference to Chevron common stock are, upon deferral, tracked with reference to the Vanguard Treasury Money Market Fund. At the close of the Insider Trading Window, the balance of the Vanguard Treasury Money Market Fund is transferred to the Chevron Common Stock Fund. The 2023 annual rate of return for the Vanguard Treasury Money Market Fund was 5.05%.

Payments of DCP deferrals are made after the end of employment in up to 10 annual installments. Amounts tracked in Chevron common stock are paid in common stock, and all other amounts are paid in cash. Participants may elect payment to commence as early as the first quarter that is at least 12 months following separation from service. The DCP was amended for post-2004 deferrals in accordance with Section 409A of the Code. As a result, NEOs may make different elections for pre-2005 and post-2004 deferrals. If a plan participant engages in misconduct (as defined in the DCP), DCP balances related to awards made under the LTIP or the CIP on or after June 29, 2005, may be forfeited.

(1)	Annual rate of return not available as fund has not been in existence for at least a year.

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ESIP-RP

The ESIP-RP is a nonqualified defined contribution restoration plan that provides for the Company contribution that would have been paid into the ESIP but for the fact that the NEO’s base salary exceeded the annual compensation limit under Code 401(a)(17) ($330,000 in 2023). A minimum 2% deferral of base pay over the Code’s annual compensation limit is required in order to receive a Company contribution in the ESIP-RP. Contributions are tracked in phantom Chevron common stock units. Participants receive phantom dividends on these units, based on the dividend rate that is earned on Chevron common stock. Plan balances may be forfeited if a participant engages in misconduct (as defined in the ESIP-RP). Accounts are paid out in cash, commencing as early as the first quarter that is at least 12 months following separation from service, in up to 10 annual installments.

Name(1)	Executive contributions in the last fiscal year(2)	Company contributions in the last fiscal year(3)	Aggregate earnings in the last fiscal year(4)	Aggregate withdrawals / distributions(5)	Aggregate balance at last fiscal year-end(6)

M.K. Wirth	$29,775	$119,100	$2,513,191	—	$24,710,000

P.R. Breber	$16,087	$64,350	($1,592,179)	—	$10,184,472

M.A. Nelson	$1,994,547	$68,600	$1,279,787	—	$10,988,571

A.N. Hearne	$1,785,145	$56,767	$645,036	—	$6,404,496

R.H. Pate	$15,301	$61,204	$1,068,998	—	$7,287,479

(1)

Below are the payment elections made by each of the NEOs with respect to their DCP and ESIP-RP plan balances. If deferral years are not noted, elections apply to post-2004 balances and, if applicable, pre-2005 balances.

Name	Plan name	Number of annual installments elected	Time of first payment

M.K. Wirth	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

P.R. Breber	DCP	5	First January that is at least one year following separation from service
	ESIP-RP	5	First January that is at least one year following separation from service

M.A. Nelson	DCP	10	First quarter that is at least one year following separation from service
	ESIP-RP post-2004	10	First quarter that is at least one year following separation from service
	ESIP-RP pre-2005	1	First quarter that is at least one year following separation from service

A.N. Hearne	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

R.H. Pate	DCP	1	First quarter that is at least one year following separation from service
	ESIP-RP	1	First quarter that is at least one year following separation from service

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(2)

Reflects 2023 DCP deferrals of salary, any 2022 performance-year CIP, and LTIP performance shares for the 2020–2022 performance period. Salary deferrals are also included in the “Salary” column that is reported in the “Summary Compensation Table” in this Proxy Statement and are quantified as “Total Salary Deferred Under the DCP” in footnote 1 to that table. For Mr. Nelson and Mr. Hearne, the CIP deferred in 2023 was reported in footnote 4 to the “Summary Compensation Table.” For Mr. Nelson, the value of deferred LTIP performance shares was reported in footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2022” table in our 2023 Proxy Statement.

Name	2023 salary deferrals	2023 CIP deferrals	2023 LTIP deferrals

M.K. Wirth	$29,775	—	—

P.R. Breber	$16,087	—	—

M.A. Nelson	$17,150	$525,000	$1,452,397

A.N. Hearne	$51,979	$420,000	$1,313,166

R.H. Pate	$15,301	—	—

(3)	Represents ESIP-RP contributions by the Company for 2023. These amounts are also reflected in the “All Other Compensation” column in the “Summary Compensation Table” in this Proxy Statement.

(4)

Represents the difference between DCP and ESIP-RP balances at December 31, 2023, and December 31, 2022, less CIP, LTIP, and salary deferrals in the DCP and Company contributions in the ESIP-RP. For this purpose, “earnings” includes dividend equivalents, common stock price appreciation (or depreciation), and other similar items. 2023 earnings in the DCP and ESIP-RP were as follows:

Name	DCP earnings	ESIP-RP earnings

M.K. Wirth	$2,918,539	($405,348)

P.R. Breber	($1,428,215)	($163,964)

M.A. Nelson	$1,431,172	($151,385)

A.N. Hearne	$713,233	($68,197)

R.H. Pate	$1,255,562	($186,564)

(5)	In-service withdrawals are not permitted from the DCP or the ESIP-RP.

(6)	Represents DCP and ESIP-RP balances as of December 31, 2023, as follows:

Name	DCP balance	ESIP-RP balance

M.K. Wirth	$22,054,896	$2,655,104

P.R. Breber	$9,097,264	$1,087,208

M.A. Nelson	$9,978,467	$1,010,104

A.N. Hearne	$5,929,053	$475,443

R.H. Pate	$6,059,613	$1,227,866

The amounts reported in the aggregate balance at last fiscal year-end were reported as compensation to the NEOs in the “Summary Compensation Table” in prior Proxy Statements as follows:

Name	Salary deferral amounts previously reported	ESIP-RP amounts previously reported	CIP amounts previously reported	LTIP amounts previously reported

M.K. Wirth	$257,040	$1,028,162	$3,457,080	$6,147,430

P.R. Breber	$72,010	$288,039	—	—

M.A. Nelson	$52,246	$208,983	$1,210,125	$2,399,229

A.N. Hearne	—	—	—	—

R.H. Pate	$351,497	$310,442	$506,100	—

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Deferrals of the 2023 CIP awards and the LTIP performance shares for the 2021–2023 performance period are not reflected in the DCP balance at December 31, 2023, as they were not deferred until the underlying awards were settled in 2024. They were reported in footnotes to the “Summary Compensation Table” and the “Option Exercises and Stock Vested in Fiscal Year 2023” table in this Proxy Statement, as follows:

Name	CIP amounts previously reported and credited to the DCP in 2024	LTIP amounts previously reported and credited to the DCP in 2024

M.K. Wirth	—	—

P.R. Breber	—	—

M.A. Nelson	$359,100	$745,682

A.N. Hearne	$254,363	$561,644

R.H. Pate	$287,375	—

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potential payments upon termination or change-in-control

With the exception of Mr. Pate, our NEOs do not have employment contracts or other agreements or arrangements that provide for enhanced severance, special guaranteed payments, or other benefits upon retirement, termination, or change-in-control. In 2018, Mr. Pate and Chevron entered into agreements relating solely to the vesting of Mr. Pate’s outstanding equity awards, if any, and the value of the Company’s contribution to the retiree health benefit upon termination; such agreements are described in the table below and in our “Compensation Discussion and Analysis–Compensation Governance: Oversight and Administration of the Executive Compensation Program–Employment, Severance, and Change-in-Control Agreements” in this Proxy Statement. In addition, in the event of a change-in-control, our NEOs are not eligible for accelerated vesting of outstanding equity awards under the LTIP. However, upon termination for reasons other than misconduct (as defined in the LTIP), our NEOs are entitled to accrued and vested interests (and in some cases deemed vesting of unvested interests) in their outstanding equity awards, retirement plan benefits, and certain limited perquisites. Under the LTIP, full or partial vesting of unvested equity grants is a function of the sum of an NEO’s age plus their time in service and the reason for termination. Our policy reflects our belief that our equity and benefit programs should be designed to encourage retention and support long-term employment. Many of our business decisions have long-term horizons, and to ensure that our executives have a vested interest in our future profitability, such programs enable executives with long service to continue to share in our success. The increasing benefits of longer service on equity grants is illustrated by the following table.

	Termination for misconduct(1)	Termination for any reason less than one year after grant date(1)	Termination for any reason other than misconduct and grants held for at least one year after grant date,(2) and on termination date either:
			Are less than age 60 and have less than 75 points (sum of age and service)	Are at least age 60 or have at least 75 points	Are at least age 65 or have at least 90 points

Performance shares	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(3)	100% vested(3)

RSUs	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of grant	Prorated vesting(3)	100% vested(3)

Stock options	Forfeit 100% of grant	Forfeit 100% of grant	Forfeit 100% of unvested grant 180 days from termination to exercise(4)	Prorated vesting 5 years from termination to exercise(4)	100% vested(3) Remaining term to exercise

(1)

For grants of awards during or after 2005 that have been exercised, or in the case of performance shares or RSUs, vested and paid, the Board of Directors has the ability to claw back any gains if an NEO engages in certain acts of misconduct, as described in our “Compensation Discussion and Analysis–Compensation Governance: Oversight and Administration of the Executive Compensation Program–Compensation Recovery Policies” in this Proxy Statement. Under the LTIP, “misconduct” is defined to include, among other things: embezzlement; fraud or theft; disclosure of confidential information or other acts that harm our business, reputation, or employees; misconduct resulting in Chevron having to prepare an accounting restatement; or failure to abide by post-termination agreements respecting confidentiality, noncompetition, or non-solicitation.

(2)	For 2017 and later grants, one must remain employed through the January 31 that is one year after the grant date.

(3)	Award based on and paid at the end of the performance or vesting period.

(4)	Or the remaining term, if less.

In the table that follows, we have assumed that each NEO terminated their employment for reasons other than for misconduct on December 31, 2023. Amounts reported do not include the value of vested and unexercised stock options reported in the “Outstanding Equity Awards at 2023 Fiscal Year-End” table, performance shares or RSUs that vested in 2023 as reported in the “Option Exercises and Stock Vested in Fiscal Year 2023” table, or accrued retirement and other benefits reported in the “Pension Benefits Table” and “Nonqualified Deferred Compensation Table” in this Proxy Statement.

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We also do not include benefits that would be available generally to all or substantially all salaried employees on the U.S. payroll and do not discriminate in scope, terms, or operations in favor of our NEOs, such as accrued vacation, group life insurance, post-retirement health care, and the ESIP.

Benefits and payments upon termination for any reason other than for misconduct(1)

Name	Base salary	CIP	Severance	Long-term incentives unvested and deemed vested due to termination(2)			Benefits(3)
				Performance shares	RSUs	Stock options

M.K. Wirth	—	—	—	$9,663,467	$23,549,169	$8,307,876	$45,000

P.R. Breber	—	—	—	$2,452,331	$6,096,237	$2,137,457	—

M.A. Nelson	—	—	—	$2,452,331	$6,128,066	$2,137,457	—

A.N. Hearne	—	—	—	$1,848,064	$4,240,784	$1,610,619	$4,900,214

R.H. Pate	—	—	—	$2,452,331	$4,895,410	$1,727,013	—

(1)

Includes normal or early retirement and voluntary or involuntary (other than for misconduct) termination, including termination following a change-in-control. We do not maintain separate change-in-control programs for our NEOs.

(2)

Reflects values of deemed vested stock options, performance shares, and standard RSUs under the LTIP, based on the number of points (sum of age and number of years of service) at the time of termination. All awards granted in 2023 are forfeited upon a termination in 2023.

Termination with more than 90 points

Our NEOs have more than 90 points. Termination with at least 90 points results in deemed vesting of unvested portions of grants that have met the minimum holding requirement, or the remaining one-third of the 2021 stock option grant, the remaining two-thirds of the 2022 stock option grant, 100% of the 2022 performance share grant, and 100% of the outstanding standard RSUs granted in 2019, 2020, 2021, and 2022. Vested stock options may be exercised through the remaining term of the option.

In 2018, Chevron entered into an agreement with Mr. Pate, which provides that Mr. Pate is deemed to have 90 points if he is terminated on or after June 30, 2022, for any reason other than misconduct.

Valuation of performance shares, RSUs, and stock options

Performance share values for the 2022 grants are calculated based on $149.16, the December 29, 2023 closing price of Chevron common stock, and a performance multiplier (the combination of weighted TSR modifier and ROCE-I modifier) of 100%. Refer to footnote 2 of the “Option Exercises and Stock Vested in Fiscal Year 2023” table in this Proxy Statement for a description of how we calculate the payout value of performance shares, as well as a summary of the amounts paid in February 2024 for the 2021 performance share grants. The TSR modifier for the 2022 grant depends on Chevron’s TSR for the three-year performance period relative to the LTIP Performance Share Peer Group and the S&P 500 Index and ranges from 0 to 200% in increments of 40%. The ROCE-I modifier for the 2022 grant depends on Chevron’s ROCE-I for the three-year performance period relative to the LTIP Performance Share Peer Group and ranges from 0 to 200% in increments of 50%.

Restricted stock unit values are calculated based on $149.16, the December 29, 2023, closing price of Chevron common stock.

Stock option values are calculated based on the difference between $149.16, the December 29, 2023, closing price of Chevron common stock, and the option exercise price as reported in the “Outstanding Equity Awards at 2023 Fiscal Year-End” table in this Proxy Statement, multiplied by the deemed vested stock options.

(3)

Mr. Wirth will be provided with post-retirement office and administrative support services during his lifetime. The estimated aggregate incremental cost of these benefits is approximately $45,000 per year, which represents the estimated compensation and benefit cost for administrative support personnel, allocated based on 25% of the time dedicated to providing such services and no incremental cost for utilizing vacant office space at Chevron’s headquarters.

Our NEOs are eligible to receive early retirement benefits from the CRP and the RRP upon separation from service. Their distribution elections and the present value of accumulated benefits are disclosed in the “Pension Benefits Table” in this Proxy Statement.

Our NEOs are also eligible to receive payment from the ESIP-RP and from the DCP upon separation from service. Their distribution elections and the aggregate plan balances as of December 31, 2023, are disclosed in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

Mr. Hearne transferred from the U.K. to U.S. payroll in 2010. Upon termination, Mr. Hearne is eligible for a one-time payment to reflect the difference in the value of his actual UK Pension Plan benefit and the value of his UK Pension Plan benefit had it included his compensation following his transfer to the U.S. payroll. UK Pension Plan rules in effect at the earlier of termination of the plan or the participant’s ultimate termination of employment will be applied for the calculation. This is a standard policy applied consistently to employees who transfer payrolls.

In 2018, Chevron entered into an agreement with Mr. Pate, which provides for benefits and payments in an amount equal to the actuarial value of the difference between the portion of retiree health Company contribution, based on points at termination, and the full applicable Company contribution at that time.

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equity compensation plan information

The following table provides certain information as of December 31, 2023, with respect to Chevron’s equity compensation plans.

Plan category(1)	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (a)		Weighted-average exercise price of outstanding options, warrants, and rights (b)		Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders(2)	24,990,261	(3)	$112.28	(4)	101,709,802	(5)

Equity compensation plans not approved by security holders(6)	179,643	(7)	—(8)		—(9)

Total	25,169,904		$112.28	(4)	101,709,802

(1)

The table does not include information for employee benefit plans of Chevron and subsidiaries intended to meet the tax qualification requirements of section 401(a) of the Code and certain foreign employee benefit plans that are similar to section 401(a) plans or information for equity compensation plans assumed by Chevron in mergers and securities outstanding thereunder at December 31, 2023. The number of shares to be issued upon exercise of outstanding stock options, warrants, and rights under plans assumed in mergers and outstanding at December 31, 2023, was 906,248, and the weighted-average exercise price (excluding RSUs and other rights for which there is no exercise price) was $329.64. The weighted average remaining term of the stock options is 1.34 years. No further grants or awards can be made under these assumed plans.

(2)

Consists of three plans: the prior LTIP, the 2022 LTIP and the NED Plan. Stock options and RSUs were awarded under the prior LTIP, and shares were issued under the subplans of the prior LTIP for certain non-U.S. locations. Stock options and RSUs may be awarded under the 2022 LTIP, and shares may be issued under the subplans of the 2022 LTIP for certain non-U.S. locations. Restricted stock, RSUs, and retainer stock options may be awarded under the NED Plan.

(3)

Consists of 23,689,735 shares subject to stock options (granted under the prior LTIP, the 2022 LTIP, or the NED Plan), 1,015,482 shares subject to RSUs granted under the prior LTIP and 2022 LTIP, and 285,044 shares subject to RSUs and stock units awarded prior to 2007 under the NED Plan. Does not include grants that are payable in cash only, such as performance shares, stock appreciation rights, and cash-settled RSUs granted under the prior LTIP.

(4)	The price reflects the weighted average exercise price of stock options under the prior LTIP, the 2022 LTIP, and the NED Plan. The weighted average remaining term of the stock options is 5.25 years.

(5)

The 2022 LTIP was approved by the stockholders on May 25, 2022. The maximum number of shares that can be issued under the 2022 LTIP is 104,000,000. The 2022 LTIP has 101,131,758 shares that remain available for issuance pursuant to awards. An aggregate of 277,349 shares issued under the employee stock purchase plans for non-U.S. locations was counted against the 2022 LTIP limit. Awards granted under the LTIP that are settled in cash or that are deferred under the DCP will not deplete the maximum number of shares that can be issued under the 2022 LTIP. The maximum number of shares that can be issued under the NED Plan is 1,600,000, pursuant to Amendment Number One to the NED Plan that was approved by stockholders on May 25, 2016. The NED Plan has 578,044 shares that remain available for issuance pursuant to awards.

(6)	Consists of the DCP, which is described in the “Nonqualified Deferred Compensation Table” in this Proxy Statement.

(7)	Reflects the number of Chevron Common Stock Fund units allocated to participant accounts in the DCP as of December 31, 2023.

(8)	There is no exercise price for outstanding rights under the DCP.

(9)

Current provisions of the DCP do not provide for a limitation on the number of shares available under the plan. The total actual distributions under the DCP in the last three years were 10,936 shares in 2023, 16,343 shares in 2022, and 28,874 shares in 2021.

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CEO pay ratio

The ratio of the annual total compensation for the CEO to the annual total compensation of our median employee was 151:1 for 2023, calculated by dividing our CEO 2023 annual total compensation of $26,489,856 by the 2023 annual total compensation of our median employee of $175,673.1

The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to choose from a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable with our pay ratio reported above.

Our CEO to median employee pay ratio is a reasonable estimate calculated in a manner that is consistent with SEC rules based on a combination of compensation data from global payroll and human resources records and using the methodology, assumptions, and estimates described below.

We identified the median employee using our employee population as of October 1, 2023, which included approximately 45,511 individuals located in 51 countries, of which 25,811 employees were on U.S. payroll and 19,700 were on non-U.S. payrolls. Utilizing the “de minimis exemption” as permitted by SEC rules, we excluded approximately 4.6% of the total employee population in the non-U.S. jurisdictions with small employee populations. As a result, we excluded 2,090 individuals in 30 non-U.S. countries. The excluded countries and their employee populations were as follows: Bahrain (6), Bangladesh (493), Belgium (129), Cambodia (43), Cameroon (9), China (324), Cyprus (11), Egypt (57), El Salvador (89), Equatorial Guinea (72), Finland (2), Germany (103), Greece (10), Guatemala (49), Honduras (29), Hong Kong (73), India (9), Mexico (57), Myanmar (3), the Netherlands (111), Norway (2), Pakistan (98), Panama (38), Republic of Congo (41), Republic of Korea (11), Russian Federation (28), Sri Lanka (73), Taiwan (1), United Arab Emirates (65), and Vietnam (54). As a result of these exclusions, the employee population used to identify the median employee was composed of 43,421 individuals. We included employees from the following non-U.S. countries: Angola, Argentina, Australia, Bermuda, Brazil, Canada, Colombia, France, Indonesia, Israel, Japan, Kazakhstan, Kuwait, Malaysia, Nigeria, the Philippines, Singapore, Thailand, the United Kingdom, and Venezuela.

We identified the median employee using 2023 total cash compensation as our consistently applied compensation measure, calculated for employees as the sum of (i) 2023 annual base salary determined as of October 1, 2023, and (ii) the actual annual cash bonus paid in the first quarter of 2023; provided, however, that for hourly employees who work for Chevron Australia Downstream Stores Pty Ltd., Chevron Singapore Pte. Ltd., or Chevron Stations Inc., their total cash compensation was instead based on actual wages and bonus paid during 2023. The compensation in non-U.S. currencies was converted to U.S. dollars using an average foreign exchange rate for the month of October 2023.

Our pay philosophy is to pay our workforce competitively and equitably; we offer competitive pay packages across all geographies based on industry-specific compensation in the local market, job responsibilities, and individual performance. In general, our compensation programs are applied consistently across the workforce, and compensation targets are set using a consistent methodology regardless of job function, with a higher percentage of pay-at-risk provided to executives. We believe both CEO and our employee compensation packages are appropriately structured to attract and retain the talent needed to deliver on our business plan and to drive long-term stockholder value.

1	The annual total compensation of the median employee is calculated in the same manner as CEO annual total compensation in the “Summary Compensation Table” in this Proxy Statement.

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stock ownership information

security ownership of certain beneficial

owners and management

The following table shows the ownership interest in Chevron common stock as of March 15, 2024 (unless otherwise noted), for (i) holders of more than 5% of our outstanding common stock; (ii) each non-employee Director; (iii) each NEO; and (iv) all current non-employee Directors and executive officers as a group. As of that date, there were 1,850,512,476 shares of Chevron common stock outstanding.

Name (“+” denotes a non-employee director)	Shares beneficially owned(1)		Stock units(2)	Total	Percent of class

The Vanguard Group(3)	161,516,631		—	161,516,631	8.56%

BlackRock, Inc.(4)	131,461,833		—	131,461,833	7.00%

Berkshire Hathaway Inc./Warren E. Buffett(5)	126,093,326		—	126,093,326	6.70%

State Street Corporation(6)	124,594,421		—	124,594,421	6.60%

Wanda M. Austin+	13,611		1,581	15,192	*

Pierre R. Breber	698,470		65,595	764,065	*

John B. Frank+	17,063		14,404	31,467	*

Alice P. Gast+	0		24,847	24,847	*

A. Nigel Hearne	163,877		17,260	181,137	*

Enrique Hernandez, Jr.+	10,196		29,286	39,482	*

Marillyn A. Hewson+	3,200		10,127	13,327	*

Jon M. Huntsman Jr.+	5,732		1,581	7,313	*

Charles W. Moorman+	41,403		47,165	88,568	*

Dambisa F. Moyo+	8,867		5,386	14,253	*

Mark A. Nelson	396,906		14,671	411,577	*

R. Hewitt Pate	338,854	(7)	11,238	350,092	*

Debra Reed-Klages+	4,275		12,987	17,262	*

D. James Umpleby III+	10,622		1,581	12,203	*

Cynthia J. Warner+	0		3,106	3,106	*

Michael K. Wirth	1,936,473		53,468	1,989,941	*

All current non-employee Directors and executive officers as a group (19 persons)	3,401,866	(8)	272,221	3,674,087	*

*	Less than 1%.

(1)

Amounts shown include shares that may be acquired upon exercise of stock options that are currently exercisable or will become exercisable within 60 days of March 15, 2024, as follows: 619,199 shares for Mr. Breber, 14,413 shares for Mr. Frank, 92,167 shares for Mr. Hearne, 28,809 shares for Mr. Moorman, 306,066 shares for Mr. Nelson, 258,408 for Mr. Pate, 1,663,633 shares for Mr. Wirth, and 2,648,747 shares for all current non-employee Directors and executive officers as a group. For executive officers, the amounts shown include shares held in trust under the ESIP.

(2)

Stock units do not carry voting rights and may not be sold. They do, however, represent the equivalent of economic ownership of Chevron common stock, since the value of each unit is measured by the price of Chevron common stock. For non-employee Directors, these are RSUs awarded under the NED Plan, as well as stock units representing deferral of the annual cash retainer that may ultimately be paid in shares of Chevron common stock. For executive officers, these include RSUs awarded under the 2022 LTIP and stock units deferred under the DCP that may ultimately be paid in shares of Chevron common stock. This amount does not include 140,865 unvested performance shares awarded under the 2022 LTIP.

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stock ownership information

(3)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 13, 2024, by The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355, Vanguard reports that as of December 29, 2023, it had sole dispositive power for 154,130,938 shares, shared voting power for 2,079,881 shares, shared dispositive power for 7,385,693 shares, and no sole voting power.

(4)

Based on information set forth in a Schedule 13G/A filed with the SEC on January 26, 2024, by BlackRock, Inc., 50 Hudson Yards, New York, NY 10001, BlackRock reports that as of December 31, 2023, it and its subsidiaries listed on Exhibit A of the Schedule 13G/A had sole voting power for 121,280,458 shares, sole dispositive power for 131,461,833 shares, and no shared voting and dispositive powers.

(5)

Based on information set forth in a Schedule 13G/A filed with the SEC on February 14, 2024, by Berkshire Hathaway Inc., 3555 Farnam Street, Omaha, NE 68131, a diversified holding company that Warren E. Buffett may be deemed to control. Berkshire Hathaway reports that as of December 31, 2023, Mr. Buffett and Berkshire Hathaway shared voting and dispositive powers for 126,093,326 shares, which included shares beneficially owned by certain subsidiaries of Berkshire Hathaway. National Indemnity Company shared voting and dispositive power over 101,640,925 of these shares. Mr. Buffett, Berkshire Hathaway, and National Indemnity reported no sole voting or dispositive powers.

(6)

Based on information set forth in a Schedule 13G/A filed with the SEC on January 25, 2024, by State Street Corporation, State Street Financial Center, One Congress Street, Suite 1, Boston, MA 02114, State Street reports that as of December 31, 2023, it and its subsidiaries listed on Exhibit 1 of the Schedule 13G/A had no sole voting and dispositive powers, shared voting power for 92,725,456 shares, and shared dispositive power for 124,532,696 shares.

(7)	Includes 4,532 shares held by The Lindsey H. Pate 2019 Irrevocable Trust for which Mr. Pate disclaims beneficial ownership.

(8)	Includes 34,705 vested and exercisable stock options for which Jeff B. Gustavson disclaims beneficial ownership.

delinquent section 16(a) reports

Section 16(a) of the Exchange Act Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Directors and certain officers (“Section 16 persons”) to file with the U.S. Securities and Exchange Commission reports of initial ownership and changes in ownership of Chevron equity securities. Based solely on a review of reports filed with the SEC and written representations provided to Chevron by Section 16 persons, we believe that, during 2023, all of our Section 16 persons timely filed all reports they were required to file under Section 16(a) other than Mr. Nelson, for whom one late report was filed to correct an initial Form 4 that was timely filed but, due to an administrative error, inadvertently understated the equity amounts of two awards awarded to him in connection with his election by the Board to a new corporate officer position.

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business conduct and ethics code

We have adopted a code of business conduct and ethics for Directors, officers (including the Company’s Chief Executive Officer, Chief Financial Officer, and Controller), and employees, known as the Business Conduct and Ethics Code, which is available on our website at www.chevron.com/investors/corporate-governance and is available in print upon request. We will post any amendments to or waivers of our Code for an executive officer or director on our website. Directors, officers, and employees certify biennially that they will comply with the Code.

insider trading and prohibited

transactions involving

Chevron securities

Chevron maintains insider trading policies and procedures governing the purchase, sale, and/or other dispositions of Chevron’s securities by directors, executive officers, and employees, as well as Chevron itself, that it believes are reasonably designed to promote compliance with insider trading laws, rules, and regulations, as well as the NYSE Corporate Governance Standards.

Persons subject to the policies and procedures are prohibited from trading while aware of material, non-public information. These policies and procedures provide for restricted periods and preclearance procedures for members of the Chevron Board of Directors, executive officers, and other specified employees.

Further, members of the Chevron Board of Directors, executive officers, and other specified employees are prohibited at any time from:

•

Engaging in hedging transactions or speculative transactions involving Chevron securities, including, but not limited to, short sales and trading in options, puts, calls, straddles, swaps, or other derivative securities;

•	Purchasing Chevron securities on margin;

•	Engaging in monetization transactions, such as forward sale contracts involving Chevron securities; or

•	Pledging Chevron securities as collateral for a loan or any other purpose.

Other employees are generally permitted to engage in transactions involving Chevron securities that are designed to hedge or offset market risk.

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related person transactions

review and approval of related person transactions

It is our policy that all employees and Directors must avoid any activity that is in conflict with, or has the appearance of conflicting with, Chevron’s business interests. This policy is included in our Business Conduct and Ethics Code. Directors and executive officers must inform the Chairman and the Corporate Secretary and Chief Governance Officer when confronted with any situation that may be perceived as a conflict of interest. In addition, at least annually, each Director and executive officer completes a detailed questionnaire specifying any business relationship that may give rise to a conflict of interest.

Your Board has charged the Governance Committee with reviewing related person transactions as defined by SEC rules. Under SEC rules, a related person is a director, executive officer, nominee for director since the beginning of the previous fiscal year, or a greater than 5% beneficial owner of the company at the time of the applicable transaction, and their immediate family members. The Governance Committee has adopted written guidelines to assist it with this review. Under these guidelines, all executive officers, Directors, and Director nominees must promptly advise the Corporate Secretary and Chief Governance Officer of any proposed or actual business and financial affiliations involving themselves or their immediate family members that, to the best of their knowledge after reasonable inquiry, could reasonably be expected to give rise to a reportable related person transaction. The Corporate Secretary and Chief Governance Officer will prepare a report summarizing any potentially reportable transactions, and the Governance Committee will review the report and determine whether to approve the identified transaction. The Governance Committee has identified the following categories of transactions that are deemed to be preapproved by the Governance Committee, even if the aggregate amount involved exceeds the $120,000 reporting threshold identified in the SEC rules:

•

Compensation paid to an executive officer if that executive officer’s compensation is otherwise reported in our Proxy Statement and if the executive officer is not an immediate family member of another Chevron executive officer or Director;

•	Compensation paid to a Director for service as a Director if that compensation is otherwise reportable in our Proxy Statement;

•	Transactions in which the related person’s interest arises solely as a stockholder and all stockholders receive the same benefit on a pro-rata basis;

•

Transactions in which rates are determined by competitive bids (unless the bid is awarded to a related person who was not the lowest bidder or unless the bidding process did not involve the use of formal procedures normally associated with Chevron’s competitive bidding procedures);

•	Transactions involving services as a common or contract carrier or public utility in which rates or charges are fixed by law;

•	Transactions involving certain banking-related services under terms comparable with similarly situated transactions;

•

Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is a director of another entity and the transaction does not exceed $5 million or 5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

Transactions conducted in the ordinary course of business in which our Director’s interest arises solely because he or she is an employee of another entity and the transaction does not exceed $250,000 or 0.5% (whichever is greater) of the receiving entity’s consolidated gross revenues for that year;

•

Charitable contributions by Chevron to an entity in which our Director’s interest arises solely because he or she is a director, trustee, or similar advisor to the entity and the contributions do not exceed, in the aggregate, $1 million or 2% (whichever is greater) of that entity’s gross revenues for that year; and

•

Transactions conducted in the ordinary course of business where our Director’s interest arises solely because he or she owns an equity or limited partnership interest in the entity and the transaction does not exceed 2% of the total equity or partnership interests of the entity.

The Governance Committee reviews all relevant information, including the amount of all business transactions involving Chevron and the entity with which the Director or executive officer is associated, and determines whether to approve or ratify the transaction. A Director will abstain from decisions regarding transactions involving that Director or their family members.

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related person transactions

related person transactions

During 2023, each of The Vanguard Group (“Vanguard”), BlackRock, Inc. (“BlackRock”), and State Street Corporation (“State Street”) was a greater than 5% beneficial owner of Chevron common stock. Affiliates of Vanguard provided asset management services to various trusts associated with defined benefit and defined contribution plans sponsored by Chevron and received approximately $3,800,000 in fees from the trusts for such services in 2023 and are expected to receive approximately $200,000 in 2024 for similar services. Affiliates of BlackRock provided asset management services to various trusts associated with defined benefit and defined contribution plans sponsored by Chevron and received approximately $2,025,000 in fees from the trusts for such services in 2023 and are expected to receive approximately $2,800,000 in 2024 for similar services. Affiliates of State Street provided asset management services to various trusts associated with defined benefit and defined contribution plans sponsored by Chevron and received approximately $77,000 in fees from the trusts for such services in 2023 and are expected to receive approximately $88,000 in 2024 for similar services. Affiliates of State Street provided professional advisory services to certain benefit plans and trusts sponsored by Chevron and received approximately $101,000 in fees for such services in 2023 and are expected to receive approximately $207,000 in 2024 for similar services. In each of these cases, the agreements were entered into on an arm’s-length basis in the ordinary course of business.

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board proposal to ratify

PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2024

(Item 2 on the proxy card)

auditor review and engagement

The Audit Committee is responsible for the appointment, compensation, retention, and oversight of the independent registered public accounting firm that audits Chevron’s financial statements and internal control over financial reporting. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) as Chevron’s independent registered public accounting firm for 2024, and your Board has endorsed this appointment.

The Audit Committee annually reviews PwC’s performance and independence in deciding whether to retain PwC or engage a different independent registered public accounting firm. In the course of these reviews, the Audit Committee considers, among other things:

•   The quality and efficiency of PwC’s historical and recent audit plans and performance on the Chevron audit;

•   PwC’s capability and expertise in handling the breadth and complexity of Chevron’s worldwide operations;

•   PwC’s expertise in and knowledge of the global oil and gas industry and its network of partners and managers in Chevron’s key areas of global operation;

•   The desired balance of PwC’s experience and fresh perspective occasioned by mandatory audit partner rotation every five years and PwC’s periodic rotation of other audit management;

•   External data on audit quality and performance, including recent Public Company Accounting Oversight Board (“PCAOB”) reports on PwC and its peer firms;

•   The appropriateness of PwC’s fees for audit and non-audit services;

•   The quality and candor of PwC’s communications with the Audit Committee and management;

•   PwC’s independence and objectivity in its performance of audit services; and

•   PwC’s tenure as our independent registered public accounting firm, including the benefits of having a long-tenured auditor, in conjunction with controls and processes that help safeguard PwC’s independence.

The Audit Committee believes that PwC’s tenure as Chevron’s independent registered public accounting firm confers distinct benefits, including:

•

Enhanced audit quality. Through many years of experience with Chevron, PwC has gained significant institutional knowledge of and a deep expertise regarding Chevron’s global business and operations, accounting policies and practices, and internal control over financial reporting.

•

Effective audit plans and efficient fee structures. PwC’s extensive knowledge of Chevron’s business and control framework enables it to design effective audit plans that cover key risk areas while capturing cost efficiencies in audit scope and internal control testing.

•

Maintaining continuity avoids disruption. Bringing on a new auditor, without reasonable cause, would require extensive education and a significant period of time for the new auditor to reach a comparable level of knowledge and familiarity with Chevron’s business and control framework. Many of the efficiencies gained over the course of Chevron’s relationship with PwC could be lost.

The Audit Committee believes that any concerns with PwC’s tenure are mitigated by strong independence controls, specifically:

•

Thorough Committee oversight. The Audit Committee’s oversight includes frequent private meetings with PwC, a comprehensive annual evaluation by the Audit Committee in determining whether to engage PwC, and a Committee-directed process for selecting the lead engagement partner.

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board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2024

•

Robust preapproval policies and procedures, limits on non-audit services and hiring policies. The Audit Committee must preapprove all audit and non-audit services, including the type of services to be provided and the estimated fees related to those services. Categories of permissible non-audit services are limited to those not affecting PwC’s independence or otherwise not barred by regulation. Further, the Audit Committee has adopted a policy regarding Chevron’s employment of former PwC employees to ensure that auditor independence is not impaired.

•

Strong internal PwC independence, policies, and procedures. PwC conducts periodic internal quality reviews of its audit work and rotates lead engagement partners after a maximum of five years and auxiliary engagement partners after a maximum of seven years. PwC also conducts mandatory annual training for all professional staff globally on independence requirements and procedures. In addition, hiring restrictions are in place for former PwC employees at Chevron. PwC has an accountability framework in place to address deviations from policies and professional standards, including quality, independence, and training, with disciplinary measures including financial penalties where appropriate.

•	Strong regulatory framework. PwC is an independent registered public accounting firm and is subject to PCAOB inspections, “Big 4” peer reviews, and PCAOB and SEC oversight.

Based on this evaluation, the Audit Committee believes that PwC is independent and that it is in the best interests of Chevron and its stockholders to retain PwC as Chevron’s independent registered public accounting firm for 2024.

PwC’s fees and services

PwC audited Chevron’s consolidated financial statements and effectiveness of internal control over financial reporting during the years ended December 31, 2023 and 2022. During these periods, PwC provided both audit and non-audit services. Aggregate fees for professional services rendered to Chevron by PwC for the years ended December 31, 2023 and 2022, were as follows (millions of dollars):

services provided	2023	2022

Audit	$31.4	$29.0

Audit Related	$ 0.9	$ 0.5

Tax	$ 0.4	$ 0.7

All Other	$ 1.9	$ 2.0

Total	$34.6	$32.2

The Audit fees for the years ended December 31, 2023 and 2022, were for the audits of Chevron’s consolidated financial statements, statutory and subsidiary audits, issuance of consents, assistance with and review of documents filed with the SEC, and the audit of the effectiveness of internal control over financial reporting.

The Audit Related fees for the years ended December 31, 2023 and 2022, were mainly for assurance and related services for employee benefit plan audits, attest services required by debt holders, partners, or other third party stakeholders, accounting consultations and attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax fees for the years ended December 31, 2023 and 2022, were primarily for services related to tax compliance, including the preparation of tax returns and claims for refund, and for tax advice, including assistance with tax audits and appeals.

All Other fees for the years ended December 31, 2023 and 2022, mainly included services rendered for application and general controls review, software licenses, subscriptions, and permitted consulting services.

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board proposal to ratify PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2024 audit committee preapproval policies and procedures

All 2023 audit and non-audit services provided by PwC were preapproved by the Audit Committee. The non-audit services that were preapproved by the Audit Committee were also reviewed to ensure compatibility with maintaining PwC’s independence and compliance with SEC and other rules and regulations.

The Audit Committee has implemented preapproval policies and procedures related to the provision of audit and non-audit services. Under these procedures, the Audit Committee preapproves both the type of services to be provided by PwC and the estimated fees related to these services.

Throughout the year, the Audit Committee reviews any revisions to the estimates of audit and non-audit fees initially approved.

PwC’s attendance at the annual meeting

Representatives of PwC will be present at the Annual Meeting. They will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.

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Annex F

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2024

Chevron Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-00368	94-0890210
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification No.)

6001 Bollinger Canyon Road, San Ramon, CA	94583
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 842-1000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $.75 per share	CVX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

2024 Executive Compensation Review and 2024 Base Salaries

On January 31, 2024, the independent Directors of the Board of Directors (the “Board”) of Chevron Corporation (“Chevron”) conducted an annual review of the compensation of Chevron’s executive officers, including Michael K. Wirth, Chairman and Chief Executive Officer (“CEO”); Pierre R. Breber, Vice President and Chief Financial Officer; and the other named executive officers of Chevron identified in Chevron’s 2023 proxy statement who are currently employed by Chevron, Mark A. Nelson, Vice Chairman; and R. Hewitt Pate, Vice President and General Counsel (collectively, the “Named Executive Officers”). Following such review, the independent Directors of the Board approved an annual base salary of $1,900,000 for Mr. Wirth, an increase of $50,000, and ratified the decision of the Management Compensation Committee of the Board (the “Committee”) to increase the annual base salaries of the principal financial officer and the other Named Executive Officers, as follows: (i) no change to Mr. Breber’s annual base salary of $1,150,000 in anticipation of his expected retirement; (ii) an increase of $75,000 for Mr. Nelson, resulting in an annual base salary of $1,275,000; and (iii) an increase of $50,000 for Mr. Pate, resulting in an annual base salary of $1,150,000. All base salary increases will be effective March 1, 2024.

Chevron Incentive Plan

On January 31, 2024, the independent Directors of the Board approved no change to the 2024 target percentage under the Chevron Incentive Plan (“CIP”) for Mr. Wirth (165 percent) and ratified the decision of the Committee to make no changes to the target bonus percentages for 2024 under the CIP for Messrs. Breber (110 percent), Nelson (120 percent), and Pate (110 percent).

2024 Equity Awards to Named Executive Officers

On January 31, 2024, the independent Directors of the Board also approved the equity grant target value of $17,500,000 to Mr. Wirth and ratified the following equity grant target values by the Committee under the 2022 Long-Term Incentive Plan of Chevron Corporation (“2022 LTIP”), with an award grant date of February 6, 2024 (the “Grant Date”): (i) Mr. Nelson, $5,593,500; and (ii) Mr. Pate, $4,286,100. Mr. Breber will not receive an equity grant due to his upcoming retirement from Chevron. Each 2024 award under the 2022 LTIP comprises three equity vehicles: performance shares (50%), restricted stock units (25%), and stock options (25%). The actual number of performance shares and standard restricted stock units to be granted to each of Messrs. Wirth, Nelson, and Pate will be determined by dividing the target value of each equity vehicle by the closing price of Chevron’s common stock on the Grant Date. The actual number of stock options granted to each of Messrs. Wirth, Nelson, and Pate will be determined based on the Black-Scholes value of a stock option on the Grant Date.

The stock options have a ten-year term, and vest one-third ratably on each of February 10, 2025, February 10, 2026, and February 10, 2027, except as described further herein. The exercise price for the stock options will be equal to the closing price of Chevron’s common stock on the Grant Date.

The standard restricted stock units awarded vest one-third ratably on each of February 10, 2025, February 10, 2026, and February 10, 2027 and will settle in shares of Chevron common stock, with value based on the closing price of Chevron common stock on the vesting date (or, if not a trading day, on the last preceding trading day), and will accrue dividend equivalents in the form of additional restricted stock units, except as described further herein. The restricted stock unit award payout is subject to a two-year post-vesting holding period for executive officers, including the Named Executive Officers.

The performance shares may result in a payout at the end of the three-year performance period (January 1, 2024 through December 31, 2026) (the “Performance Period”) depending upon Chevron’s relative performance, weighted 70 percent based on relative Total Shareholder Return (“TSR”) as measured against the large-cap integrated energy companies BP p.l.c., ExxonMobil Corporation, Shell p.l.c., and TotalEnergies SE (collectively, the “LTIP Performance Share Peer Group”), and the S&P 500 Total Return Index (“S&P 500 Index”); and 30 percent based on relative Return on Capital Employed (“ROCE”) Improvement as measured against the LTIP Performance Share Peer Group, as follows:

Relative ranking	1	2	3	4	5	6
TSR Modifier (1) (70% weight, ranking includes S&P 500 Total Return Index)	200%	160%	120%	80%	40%	0%

ROCE Improvement Modifier (2) (30% weight, ranking excludes S&P 500 Total Return Index)	200%	150%	100%	50%	0%	n/a

1.

Chevron’s TSR for the Performance Period as compared to the TSR of the LTIP Performance Share Peer Group and the S&P 500 Index. The TSR Modifier is based on Chevron’s TSR ranking for the three-year Performance Period compared to the TSR of each competitor in the LTIP Performance Share Peer Group and the S&P 500 Index (from best TSR to lowest TSR) as set forth in the table. In the event Chevron’s measured TSR is less than 1 percentage point (rounded to one decimal point) of the nearest member(s) of the LTIP Performance Share Peer Group and the S&P 500 Index, the results will be considered a tie, and the TSR Modifier will be determined by averaging the TSR Modifiers in the tied positions. In the event of negative TSR for the Performance Period, any above-target TSR Modifier will be reduced by 20 percent for executive officers, including the Named Executive Officers.

2.

Chevron’s ROCE Improvement (“ROCE-I”), measured by percentage point change, as compared with the ROCE-I for the LTIP Performance Share Peer Group. The ROCE-I Modifier is based on Chevron’s ROCE-I ranking for the three-year period commencing with the quarter preceding the beginning of the Performance Period and ending one quarter prior to the end of the Performance Period, compared to the ROCE-I of each company in the LTIP Performance Share Peer Group (from best ROCE-I to lowest ROCE-I) as set forth in the table. In the event Chevron’s measured ROCE-I is less than one half of a percentage point (rounded to one decimal point) of the nearest member(s) of the LTIP Performance Share Peer Group, the results will be considered a tie, and the ROCE-I Modifier will be determined by dividing the sum of the ROCE-I Modifiers in the tied positions by the number of members of the LTIP Performance Share Peer Group in the tie.

The performance shares will accrue dividend equivalents in the form of additional performance shares and will vest on December 31, 2026, subject to the payout modifiers, except as described further herein. The payout, if any, will be based on the number of performance shares vested, including dividend equivalents; multiplied by a performance share multiplier, which is the sum of the weighted TSR Modifier and the weighted ROCE-I Modifier, each of which is determined as described above and rounded to the nearest whole percentage; then multiplied by the closing price of Chevron’s common stock as of the certification date of the performance share multiplier by the Committee. The Committee may, in its discretion, adjust the payout of performance shares downward if it determines that business or economic considerations warrant such an adjustment. Effective for performance share awards granted in 2024, payout will be in shares of Chevron common stock.

Under the 2022 LTIP award terms, if these individuals’ employment terminates for any reason prior to February 10, 2025, the above-described stock option, restricted stock unit, and performance share awards will be forfeited. Since Messrs. Wirth, Nelson, and Pate each have reached 90 points under the 2022 LTIP rules (for Messrs. Wirth and Nelson, the sum of years of age and years of service; and for Mr. Pate, pursuant to the terms of an agreement relating solely to the vesting of his outstanding equity awards), on February 10, 2025, 100 percent of the unvested portion of the above-described stock options will vest upon the termination of their employment on or after that date for any reason other than for misconduct (as defined under the 2022 LTIP rules), and such options will be exercisable through the remainder of the original 10-year term. In addition, 100 percent of the unvested portion of the above-described standard restricted stock unit awards will continue to vest upon the termination of their employment on or after February 10, 2025, for any reason other than for misconduct (as defined under the 2022 LTIP rules) but will not be vested and paid out until the respective original vest date of February 10, 2026 or February 10, 2027, as applicable. Upon termination of employment, the post-vesting holding period for the restricted stock unit payout will be removed. Further, 100 percent of the unvested portion of the above-described performance share awards will continue to vest upon the termination of their employment on or after February 10, 2025, for any reason other than for misconduct (as defined in the 2022 LTIP rules) but will not be fully vested and will not be paid out prior to December 31, 2026.

Effective January 30, 2024, the Committee approved new forms of award agreements to be used for the award of performance shares, stock options, stock appreciation rights, and restricted stock units under the 2022 LTIP on a going-forward basis to executive officers and other eligible employees of Chevron, including the awards to the Named Executive Officers described above. Copies of such forms of award agreements are filed as exhibits hereto and are hereby incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description
10.1	Form of Performance Share Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.2	Form of Performance Share Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.3	Form of Standard Restricted Stock Unit Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.4	Form of Standard Restricted Stock Unit Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.5	Form of Special Restricted Stock Unit Award Agreement (share settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.6	Form of Special Restricted Stock Unit Award Agreement (cash settled) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.7	Form of Non-Qualified Stock Options Award Agreement under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.8	Form of Non-Qualified Stock Options Award Agreement (cashless) under the 2022 Long-Term Incentive Plan of Chevron Corporation.
10.9	Form of Stock Appreciation Right Award Agreement under the 2022 Long-Term Incentive Plan of Chevron Corporation.
104	Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 2, 2024

CHEVRON CORPORATION

By:	/s/ Rose Z. Pierson
Rose Z. Pierson
Assistant Secretary

 HESS CORPORATION

 1185 AVENUE OF THE AMERICAS

 NEW YORK, NY 10036

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 27, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2024 for shares held in the Hess Corporation Savings Plan. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/HES2024SPECIAL

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 22, 2024 for shares held directly and by 11:59 p.m. Eastern Time on May 27, 2024 for shares held in the Hess Corporation Savings Plan. Have your proxy card in hand when you call and then follow the instructions.

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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V26178-Z87647       KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

 HESS CORPORATION

The Board of Directors recommends a vote FOR proposals 1 through 3.		For	Against	Abstain

1.

To adopt the Agreement and Plan of Merger, dated as of October 22, 2023 (as may be amended from time to time, the “merger agreement”), by and among Chevron Corporation, Yankee Merger Sub Inc. and Hess Corporation (“Hess”).

		☐	☐	☐

2.	To approve, on an advisory (non-binding) basis, the compensation that may be paid or become payable to Hess’ named executive officers that is based on or otherwise related to the merger.	☐	☐	☐

3.	To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and at any and all adjournments or postponements thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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V26179-Z87647

HESS CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) John B. Hess, Gregory P. Hill and Timothy B. Goodell, or any of them, as proxies, each with the power of substitution, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HESS CORPORATION that the stockholder(s) is/are entitled to vote at the Virtual Special Meeting of Stockholders to be held at 1:00 p.m., Central Time on May 28, 2024, at www.virtualshareholdermeeting.com/HES2024SPECIAL, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS AS RECOMMENDED BY THE BOARD OF DIRECTORS. BY EXECUTING THIS PROXY, THE UNDERSIGNED STOCKHOLDER(S) AUTHORIZE(S) THE PROXIES TO VOTE IN THEIR DISCRETION ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

Additional instructions for Hess Corporation Savings Plan Participants: Participants and Beneficiaries who do not vote the stock in the Company Stock Fund attributable to their accounts shall be deemed to have directed Fidelity Management Trust Company as Trustee to vote such stock on each proposal in the same proportion as the other participants in the plan vote.

Continued and to be signed on reverse side